As filed with the United States Securities and Exchange Commission on April 10, 2023

Registration No.333-266274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO

FORM S-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

DATA KNIGHTS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-2076743
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit G6, Frome Business Park, Manor Road

Frome

United Kingdom, BA11 4FN

011-44 203 833 4000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Barry Anderson

Chief Executive Officer

Unit G6, Frome Business Park, Manor Road

Frome

United Kingdom, BA11 4FN

011-44 203 833 4000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Andrew M. Tucker, Esq. Larry W. Shackelford, Esq. Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW Suite 900 Washington, DC 20001 (202) 689-2987	Debbie A. Klis, Esq. Debra Vernon, Esq. Rimon PC 1990 K Street, NW Suite 420 Washington, DC 20006 (202) 935-3390

Approximate date of commencement of proposed sale to the public: As soon as practicable after (i) this registration statement is declared effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. Data Knights Acquisition Corp. may not issue the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus does not constitute an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED APRIL 10, 2023

PROXY STATEMENT OF

DATA KNIGHTS ACQUISITION CORP.

PROSPECTUS FOR UP TO

           SHARES OF COMMON STOCK

To the Stockholders of Data Knights Acquisition Corp.:

We are very pleased to provide this proxy statement/prospectus relating to the proposed merger (the “Merger”) of Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of Data Knights Acquisition Corp, a Delaware corporation (“Data Knights” or the “Company”), with and into OneMedNet Corporation, a Delaware corporation (“OneMedNet”), with OneMedNet continuing as the surviving corporation and wholly-owned subsidiary of Data Knights, as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”).

If the Merger Agreement is adopted, all of the issued and outstanding capital stock of OneMedNet immediately prior to the effective time of the Merger (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the Merger Consideration (as defined below) and Data Knights will change its name to OneMedNet Corporation at the Closing (as defined in the Merger Agreement) (collectively, the “Business Combination”). As consideration for the Merger, the holders of OneMedNet securities collectively shall be entitled to receive from Data Knights, in the aggregate, a number of Data Knights securities with an aggregate value equal to (the “Merger Consideration”) (a) Two Hundred Million U.S. Dollars ($200,000,000) minus (b) the amount, if any, by which the Target Net Working Capital Amount (as defined in the Merger Agreement) exceeds the Net Working Capital Amount (as defined in the Merger Agreement) (but not less than zero), minus (c) the amount of Closing Net Indebtedness (as defined in the Merger Agreement) minus (d) the amount of any Merger transaction expenses (the total portion of the Merger Consideration amount payable to all OneMedNet stockholders in accordance with the Merger Agreement is also referred to herein as the “Stockholder Merger Consideration”). For more information, see the section entitled “The Business Combination Proposal — The Merger Agreement.”

Data Knights will hold a virtual special meeting of its stockholders in order to obtain the stockholder approvals necessary to complete the Business Combination. In connection with the Business Combination and the other matters described in the accompanying proxy statement, you are cordially invited to attend the special meeting of stockholders of Data Knights in lieu of the 2023 annual meeting (the “Special Meeting”) to be held at [·] a.m./p.m., Eastern Time on [·], 2023. The formal meeting notice and proxy statement for the Special Meeting are attached hereto. The Special Meeting will be conducted via live webcast. You will be able to attend the Special Meeting online, vote and submit your questions during the Special Meeting by visiting https://www.cstproxy.com/dataknights/2023. The virtual meeting format allows you to attend the Special Meeting from any location in the world. At the Special Meeting, Data Knights will ask its stockholders to adopt the Merger Agreement, thereby approving the Business Combination and approve the other proposals described in the accompanying proxy statement/prospectus.

Data Knights’ Board has adopted and approved the Merger Agreement and recommends a vote “FOR” each of the Proposals to be presented at the Special Meeting. In arriving at its recommendations, Data Knights’ Board carefully considered a number of factors described in the accompanying proxy statement.

Data Knights is a blank check company incorporated as a Delaware corporation on February 8, 2021, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities. Data Knights’ units, common stock and warrants are trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “DKDCU,” “DKDCA” and “DKDCW,” respectively.

Data Knights LLC (the “Sponsor”) and Data Knights’ officers and directors (together with the Sponsor, the “Insiders”) each have agreed to (i) vote all of their shares of Data Knights Class B Common Stock in favor of the Business Combination and certain other matters, and (ii) certain restrictions on their shares of Data Knights Class B common stock (other than any shares of Data Knights Class B Common Stock received in exchange for Private Placement Warrants (as defined below)), and to take other customary actions to cause the Business Combination to occur. The foregoing description of the Sponsor Support Agreement entered into in connection with the transaction is subject to and qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is included as Exhibit 2.3 to Data Knights’ Form 8-K filed with the SEC on April 25, 2022.

At the Closing of the Business Combination, Data Knights’ units will separate into their component shares of Class A common stock and public warrants, and the units will no longer trade separately under “DKDCU.” Data Knights has applied for the listing of the Class A common stock and public warrants on Nasdaq following the Closing of the Business Combination under the symbols “ONMD” and “ONMDW,” respectively. Based on the capitalization of OneMedNet, as of December 31, 2021, the total number of shares of Data Knights Common Stock expected to be issued in connection with the Business Combination is approximately 20,000,000, and holders of equity interests in OneMedNet as of immediately prior to the closing of the Business Combination are expected to hold, in the aggregate, approximately 57% of the issued and outstanding shares of Data Knights Common Stock immediately following the closing of the Business Combination assuming no further redemptions by Data Knights stockholders.

OneMedNet is a curator of regulatory-grade Imaging Real Word Data (“RWD”), a growing emerging market. Its innovation solutions connect healthcare providers and patients by offering direct access to clinical images and associated contextual patient record. OneMedNet has proven the commercial and regulatory viability of imaging RWD by providing regulatory-grade image-centric RWD that exactly matches OneMedNet’s Life Science Partners’ Case Selection Protocol. With a federated network of over 90 healthcare providers, OneMedNet has the immediate ability to quickly search and extensively curate multi-layer data from a Federated group of healthcare facilities.

OneMedNet believes it has demonstrated its leadership in clinical imaging and curation of RWD based upon success in compiling one of the largest networks of imaging centers (comprised of hospitals, imaging centers and clinics) throughout the United States covering more than 15 million patients to date. On the global front, OneMedNet works with hospitals and life science companies around the world including Ireland, United Kingdom, Ghana, Denmark and South Korea and growing. We base these claims on our understanding of our competition in the United States and globally.

As described in the accompanying proxy statement/prospectus, certain officers, directors and equityholders of OneMedNet are parties to the Voting Agreement with Data Knights whereby such parties, among other things, have agreed to vote all of their interests in OneMedNet to approve the Merger Agreement and the Business Combination. As also described in the accompanying proxy statement/prospectus, the Sponsor is a party to the Sponsor Support Agreement with Data Knights and OneMedNet whereby the Sponsor, among other things, has agreed to vote all of its shares of Data Knights Common Stock in favor of approving the proposals described in the accompanying proxy statement/prospectus.

Pursuant to the Charter, Data Knights’ public stockholders have redemption rights in connection with the Business Combination. Data Knights’ public stockholders are not required to affirmatively vote for or against the Business Combination in order to redeem their shares of Class A Common Stock for cash. This means that public stockholders who hold shares of Data Knights Class A Common Stock on or before [•], 2023 (two (2) business days before the Special Meeting) will be eligible to elect to have their shares of Class A common stock redeemed for cash in connection with the Special Meeting, whether or not they are holders as of the Record Date and whether or not such shares are voted at the Special Meeting.

Data Knights is providing this proxy statement/prospectus and accompanying proxy card to Data Knights’ stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Whether or not you plan to attend the Special Meeting, Data Knights urges you to carefully read this proxy statement/prospectus (and any documents incorporated into this proxy statement/prospectus by reference). Please pay particular attention to the section titled “Risk Factors” beginning on page 54 of the accompanying proxy statement/prospectus.

To participate in the virtual meeting, a Data Knights stockholder of record will need the 16-digit control number included on your proxy card or instructions that accompanied your proxy materials, if applicable, or to obtain a proxy form from your broker, bank or other nominee. The Data Knights Special Meeting webcast will begin promptly at [●] a.m., Eastern Time.

We strongly encourage Data Knights’ stockholders to access the Data Knights Special Meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

Your vote is very important. If you are a registered stockholder of Data Knights, please vote your shares as soon as possible to ensure that your vote is counted, regardless of whether you expect to attend the Special Meeting, by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker, or other nominee, you will need to follow the instructions provided to you by your bank, broker, or other nominee to ensure that your shares are represented and voted at the Special Meeting. The transactions contemplated by the Merger Agreement are conditioned on the approval of the Business Combination and satisfaction of certain other closing conditions described in the accompanying proxy statement.

On behalf of Data Knights’ Board, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Barry Anderson
Chief Executive Officer
[●], 2023

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement or determined that the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [●], 2023 and is first being mailed to the stockholders of Data Knights on or about [●], 2023.

Data Knights Acquisition Corp.

Unit G6, Frome Business Park, Manor Road

Frome

United Kingdom, BA11 4FN

011-44 203 833 4000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF

DATA KNIGHTS ACQUISITION CORP. IN LIEU OF ITS 2023 ANNUAL MEETING

TO BE HELD ON [·], 2023

To the Stockholders of Data Knights Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Data Knights Acquisition Corp. (“Data Knights”), a Delaware corporation, will be held at [●] a.m. Eastern Time, on [●], 2023. The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Special Meeting online, vote and submit your questions during the Special Meeting by visiting https://www.cstproxy.com/dataknights/2023.

At the Special Meeting, Data Knights stockholders will be asked to consider and vote upon the following proposals (each, a “Proposal” and collectively, the “Proposals”), as more fully described in the accompanying proxy statement:

(1)

to adopt and approve an Agreement and Plan of Merger (the “Merger Agreement”), by and among Data Knights, Data Knights Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Data Knights (“Merger Sub”), OneMedNet Corporation, a Delaware corporation (“OneMedNet”), Data Knights, LLC, in its capacity as Purchaser Representative, and Paul Casey, in his capacity as Seller Representative, pursuant to which at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into OneMedNet (the “Merger”), with OneMedNet changing its name to OneMedNet Solutions Corp. and continuing as the surviving corporation (the “Surviving Corporation”) and wholly-owned subsidiary of Data Knights, which will change its name to OneMedNet Corporation at the Closing (collectively, the “Business Combination”). A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A. We refer to this as the “Business Combination Proposal”;

(2)

to consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Class A common stock and the resulting change in control in connection with the Business Combination. We refer to this as the “Nasdaq Proposal”;

(3)

to adopt and approve the Third Amended and Restated Certificate of Incorporation, as set out in Annex B to this proxy statement/prospectus, which shall become effective upon the closing (the “Closing”) of the Business Combination (the “Charter Amendment Proposal”) including (i) the addition of a supermajority voting requirement to amend the Surviving Corporation's Bylaws (the “Bylaw Amendment Requirement”), and (ii) the addition of a supermajority voting requirement to amend Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Business Combinations), IX (Exclusive Forum), and Article X (Amendments) of the Third Amended and Restated Certificate of Incorporation (the “Article Amendment Requirement”):

(4)

to consider and vote to elect nine directors to serve staggered terms on the Data Knights Board until the 2023, 2024 and 2025 annual meeting of stockholders of Data Knights or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement, or removal (the “Election of Directors Proposal”);

(5)	to approve and adopt the 2022 Equity Incentive Plan (the “Equity Incentive Plan”), a copy of which is attached to the accompanying proxy statement as Annex C (the “Incentive Plan Proposal”); and
(6)

to adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Data Knights that more time is necessary or appropriate to approve one or more Proposals at the Special Meeting (the “Adjournment Proposal”).

Data Knights’ board of directors (the “Board”) has adopted and approved the Merger Agreement and recommends a vote “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Amendment Proposal (including a vote “FOR” the Bylaw Amendment Requirement and “FOR” the Article Amendment Requirement), “FOR” the Election of Directors Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal. Data Knights does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof.

Holders of record of Data Knights’ Class A Common Stock, par value $0.0001 per share, and Data Knights’ Class B Common Stock, par value $0.0001 per share (”Founder Shares,” and collectively with Data Knights’ Class A Common Stock, the “Data Knights Common Stock”) at the close of business on [•], 2023 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Each share of Data Knights Common Stock entitles the holder thereof to one vote. A complete list of Data Knights stockholders of record entitled to vote at the Data Knights Special Meeting will be available for 10 days before the Data Knights Special Meeting at the principal executive offices of Data Knights for inspection by stockholders by appointment only during ordinary business hours for any purpose germane to the Data Knights Special Meeting. The eligible Data Knights stockholder list will also be available on the Data Knights Special Meeting website for examination by any stockholder attending the Data Knights Special Meeting webcast.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the financial statements and annexes attached thereto) for a more complete description of the proposed Business Combination and related transactions and each of our Proposals. We encourage you to read the accompanying proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Laurel Hill Advisory Group LLC at (855) 414-2266 or by email at dataknights@laurelhill.com.

All Data Knights stockholders are cordially invited to attend the Stockholders Meeting in virtual format. Data Knights stockholders may attend, vote and examine the list of Data Knights stockholders entitled to vote at the Stockholders Meeting by visiting https://www.cstproxy.com/dataknights/2023 and using the conference ID number 6194641#. To ensure your representation at the Stockholders Meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. To vote online, please have your proxy card available and visit www.cstproxyvote.com and follow the prompts to vote your shares. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

Your vote is very important regardless of the number of shares you own. Whether you plan to attend the Stockholders Meeting or not, please sign, date, and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you sold or transferred your shares after the record date, it is still important that you vote. Each of the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, and the Election of Directors Proposal is interdependent upon the others and must be approved in order for Data Knights to complete the Business Combination as contemplated by the Merger Agreement. Other than the Charter Amendment Proposal and the Election of Directors Proposal, each of the Proposals requires the affirmative vote of a majority of the issued and outstanding shares of Data Knights Common Stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or by proxy at the Stockholders Meeting and entitled to vote thereon, voting as a single class. The Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Data Knights Common Stock, voting as a single class. Directors are elected by a plurality of the votes cast by holders of Data Knights Common Stock present virtually or by proxy and entitled to vote thereon at the Special Meeting.

By Order of the Board of Directors,

Barry Anderson
Chief Executive Officer
[•], 2023

MARKET AND INDUSTRY DATA

Information contained in this prospectus concerning the market and the industry in which OneMedNet competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by OneMedNet based on such sources and OneMedNet’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The industry in which OneMedNet operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this proxy statement/prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors — Risks Related to OneMedNet’s Business” and elsewhere in this proxy statement/prospectus.

SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections titled “Questions and Answers About the Proposals” and “Summary of the Proxy Statement,” summarize information contained in this proxy statement/prospectus, but do not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions of terms commonly used throughout this proxy statement/prospectus, including in this Summary Term Sheet, see the section titled “Frequently Used Terms.”

●	Data Knights Acquisition Corp., a Delaware corporation, which we refer to as “we,” “us,” “our,” “Company,” or “Data Knights,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.
●	There are currently 7,570,336 shares of Data Knights Common Stock, par value $0.0001 per share, issued and outstanding, consisting of (i) 3,316,819 shares of Class A common stock (the “Class A Common Stock”), and (ii) 4,253,517 shares of Class B common stock (the “Class B Common Stock”), which were issued to our Sponsor prior to our IPO. There are currently no shares of Data Knights preferred stock issued and outstanding. In addition, we issued 11,500,000 public warrants to purchase Class A Common Stock (originally sold as part of the units issued in our IPO) as part of our IPO along with 585,275 Private Placement Units, each consisting of one share of Class A Common Stock and one Private Placement Warrant, issued to our Sponsor in a private placement on the IPO closing date. Each warrant entitles its holder to purchase one share of our Class A Common Stock at an exercise price of $11.50 per share, to be exercised only for a whole number of shares of our Class A Common Stock. The warrants will become exercisable 30 days after the completion of our initial business combination, and they expire five years after the completion of our initial business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants at a price of $0.01 per warrant, if the last sale price of the Company’s Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The Private Placement Warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. For more information regarding the warrants, please see the section entitled “Description of the Securities”.
●	On November 11, 2022, Data Knights held a virtual special meeting of its stockholders to vote on three proposals. At the special meeting, holders of Data Knights Common Stock voted on and approved, two of the three proposals presented, an extension proposal and a trust amendment proposal (the on the “Extension Amendment Proposal” and the “Trust Amendment Proposal”, respectively). In connection with the voting on the Extension Amendment Proposal and the Trust Amendment Proposal at the special meeting, holders of 8,768,456 shares of Class A Common Stock exercised their right to redeem those shares for cash. Pursuant to the Extension Amendment Proposal and the Trust Amendment Proposal, on or before each of November 11, 2022, December 11, 2022, January 11, 2023, February 11, 2023 and March 11, 2023 the Sponsor caused $0.045 per share of Class A Common Stock to be deposited in the Trust to secure a one-month extension of the deadline for Data Knights to complete its initial business combination, and it in intends to fund a similar payment to the Trust Account on or before April 11, 2023.
●	Holders of Class A Common Stock and holders of Class B Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders and will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law. The Class B Common Stock held by our Sponsor will automatically convert into shares of Class Common A Stock at the completion of our initial business combination. Assuming no additional shares of Class A Common Stock, or securities convertible into or exchangeable for, shares of Class A Common Stock, are issued by us in connection with or in relation to the consummation of our initial business combination, the 4,253,517 shares of Class B Common Stock will, pursuant to our Second Amended and Restated Certificate of Incorporation, automatically convert, on a one-for-one basis, into 4,253,517 shares of Class A Common Stock at the closing of our initial business combination.
●	On April 25, 2022, we, the Merger Sub and our Sponsor entered into the Merger Agreement with OneMedNet and the Seller Representative, pursuant to which Merger Sub will merge with and into OneMedNet, with OneMedNet continuing as the surviving corporation and wholly-owned subsidiary of Data Knights, which will change its name to “OneMedNet Corporation” at the Closing. A copy of the Merger Agreement is attached to this proxy statement as Annex A.
●	OneMedNet’s innovation solutions connect healthcare providers and patients, offering direct access to clinical images and associated contextual patient record. For more information about OneMedNet, please see the sections entitled “Information About OneMedNet,” “OneMedNet’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”
●	Subject to the terms of the Merger Agreement, the aggregate purchase price for the Business Combination and related transactions is approximately $200,000,000. The consideration to be paid to the stockholders of OneMedNet will be shares of Data Knights Class A Stock having a value equal to $200,000,000 minus (i) the amount, if any, by which the Target Net Working Capital Amount (as defined in the Merger Agreement) exceeds the Net Working Capital Amount (as defined in the Merger Agreement) (but not less than zero), minus (ii) the amount of Closing Net Indebtedness (as defined in the Merger Agreement) minus (iii) the amount of any Merger transaction expenses.
●	Pursuant to the Merger Agreement, the Company has agreed to use its reasonable commercial efforts to obtain at least $30,000,000 of additional equity capital through the sale of at least 3,000,000 shares of its Class A Common Stock at a purchase price of $10.00 per share to private investors (the “PIPE Financing”). There can be no assurance that the Company will be able to arrange the PIPE Financing and doing so is not a condition to closing. On March 31, 2023, the Company received a non-binding term sheet from an institutional investor to enter into a Standby Equity Purchase Agreement (“SEPA”) from an investor which, if it is accepted and results in a binding SEPA in accordance with its terms, would allow the Company to raise up to $50 million through a commitment by the investor to purchase from the Company shares of Class A Common Stock (the “SEPA Financing”). See Risk Factors.
●	Our management and Board considered various factors in determining whether to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination, the revenue and earnings growth potential of OneMedNet, the prospects for service providers to medical-related businesses and the strength of OneMedNet’s management team, which the Board believes positions OneMedNet for future growth and profitability. For more information about our Board’s decision-making process, see the section entitled “Proposal No. 1—The Business Combination Proposal — The Board’s Reasons for Approval of the Business Combination.”
●	Pursuant to the Data Knights Charter, in connection with the Business Combination, holders of our Public Shares may elect to have their Class A Common Stock redeemed for cash at the applicable redemption price per share calculated in accordance with the Data Knights Charter. As of December 31, 2022 the redemption price would have been approximately $10.53 per share based on funds in the Trust Account of approximately $28,800,000. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Common Stock for cash and will no longer own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting of Data Knights Stockholders — Redemption Rights.”
●	In addition to voting on the proposal to adopt the Merger Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Special Meeting, Data Knight stockholders will be asked to vote on:
●	a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the SEPA (the “Nasdaq Proposal” or “Proposal No. 2”);
●	a proposal to adopt the Third Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (the “Charter Amendment Proposal” or “Proposal No. 3”);
●	a proposal to elect directors to our Board to serve in a class of directors whose terms expire at the annual meeting of our stockholders to be held in 2023, 2024 and 2025 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement, or removal (the “Election of Directors Proposal” or “Proposal No. 4”);
●	a proposal to approve the Equity Incentive Plan, including the authorization of the initial share reserve under the Equity Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 5”); and
●	a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Amendment Proposal, the Election of Directors Proposal, or the Incentive Plan Proposal (the “Adjournment Proposal” or “Proposal No. 6”).

Please see the sections entitled “Proposal No. 1 — Business Combination Proposal,” “Proposal No. 2 — The Nasdaq Proposal,” “Proposal No. 3 — The Charter Proposal,” “Proposal No. 4 — Election of Directors Proposal,” “Proposal No. 5 — Incentive Plan Proposal,” and “Proposal No. 6 — The Adjournment Proposal.” Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Amendment Proposal, the Election of Directors Proposal, and the Incentive Plan Proposal at the Special Meeting. Each of the proposals at the Special Meeting, other than the Adjournment Proposal, is conditioned on the approval of the others. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

●	Upon consummation of the Business Combination, we anticipate a Board of nine directors, of whom two individuals shall be designated by the Company, with the remaining seven individuals designated by OneMedNet. The nine directors shall be divided into three classes, with the first class consisting of four (4) directors with an initial term that expires in 2023, the second class consisting of two (2) directors with an initial term that expires in 2024, and the third class consisting of three (3) directors with an initial term that expires in 2025. Such directors shall serve until their respective successors are duly elected and qualified, or until their earlier resignation, removal, or death. Please see the sections entitled “Proposal No. 3 — Charter Amendment Proposal” and “Management After the Business Combination” for additional information.
●	Unless waived by the parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement. For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to the Closing.”
●	The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by certain parties in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Termination.”
●	The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”
●	Upon consummation of the Business Combination, we will enter into an Executive Employment Agreements with certain officers of OneMedNet to be effective as of the closing of the Business Combination, pursuant to which such officers will serve as our officers and the officers of OneMedNet. For more information about the Executive Employment Agreements, please see the section entitled “Management after the Business Combination — Post-Combination Company Executive Compensation — Employment Agreements.”

●	At the execution of the Merger Agreement, certain significant holders of OneMedNet shares as defined in the Merger Agreement and in the Frequently Used Terms on page 6 (the “Significant Company Holders”) and certain officers and directors entered into Lock-Up Agreements with Data Knights, pursuant to which, among other things, and subject to certain exceptions, provide for the securities of Data Knights held by the Significant Company Holders to be locked-up for the earlier of (a) a period of six months from the date of the closing of the Business Combination, or (b) the date after the closing of the Business Combination on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction with an unaffiliated third party that results in all of our stockholders having the right to exchange their shares for cash, securities, or other property. The Significant Company Holders held approximately 6,353,344, or 55.7%, of the outstanding common shares, on a fully-converted basis, of OneMedNet as of the date of this Proxy Statement/Prospectus or a total of 6,398,344 shares or approximately 56.1% of OneMedNet shares including the officers and directors subject to the Lock-Up Agreement. We will be subject to certain restrictions on sale thereafter, in accordance with the terms set forth therein. We will also enter into the Registration Rights Agreement, pursuant to which, among other things, we will be obligated to file a registration statement to register the resale of certain securities of the Company, as well as provide OneMedNet with “piggy-back” registration rights, subject to certain requirements and customary conditions. Certain stockholders have also entered into Non-Competition Agreements, pursuant to which the subject parties thereto agreed to certain non-competition, non-solicitation, and confidentiality restrictions in favor of Data Knights and its affiliates.
●	In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers may have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “Company,” and “Data Knights” refer to Data Knights Acquisition Corp. As used in this proxy statement/prospectus, unless otherwise noted or the context otherwise requires:

“Board” shall mean the board of directors of Data Knights.

“Business Combination” shall mean the Merger and the other transactions contemplated by the Merger Agreement whereby, among other things, Merger Sub will merge with and into OneMedNet, with OneMedNet surviving as a wholly-owned subsidiary of Data Knights, and Data Knights changing its name to OneMedNet.

“Business Combination Date” shall mean [•], 2023.

“Charter” shall mean Data Knights’ Second Amended and Restated Certificate of Incorporation.

“Common Stock” shall mean shares of Data Knights Class A Common Stock and Data Knights Class B Common Stock, collectively.

“Closing” shall mean the closing of the Business Combination.

“Closing Company Cash” shall mean, as of a reference time, the aggregate cash and cash equivalents of OneMedNet and its subsidiaries on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the OneMedNet and its subsidiaries of such time.

“Closing Date” shall mean [•], 2023.

“Closing Net Indebtedness” shall mean the amount by which the aggregate amount of any outstanding indebtedness of OneMedNet exceeds the cash held by OneMedNet at Closing.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Combined Entity” shall mean Data Knights after giving effect to the Business Combination and the change of its name to OneMedNet Corporation, and which will include its direct and indirect subsidiaries.

“Continental” shall mean Continental Stock Transfer & Trust Company, Data Knights’ transfer agent.

“Data Knights” shall mean Data Knights Acquisition Corp., a Delaware corporation.

“Data Knights Board” shall mean the board of directors of Data Knights.

“Data Knights Charter” shall mean Data Knights’ Second Amended and Restated Certificate of Incorporation.

“Data Knights Class A Common Stock” shall mean the shares of Class A common stock, par value $0.0001 per share, of Data Knights.

“Data Knights Class B Common Stock” shall mean the shares of Class B common stock, par value $0.0001 per share, of Data Knights.

“Data Knights Common Stock” shall mean shares of Data Knights Class A Common Stock and Data Knights Class B Common Stock, collectively.

“Data Knights IPO” shall mean Data Knights’ initial public offering.

“DGCL” shall mean the Delaware General Corporation Law, as amended.

“EF Hutton” shall mean EF Hutton, division of Benchmark Investments, Inc. (formerly, Kingswood Capital Markets), who is the representative of the underwriters in the Data Knights IPO.

“Effective Time” shall mean the time when the Business Combination is consummated, upon the filing of the Certificate of Merger for the merger of Merger Sub with and into Data Knights with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL.

“Equity Incentive Plan” shall mean the 2022 Equity Incentive Plan substantially in the form of Exhibit F to the Merger Agreement.

“Escrow Agent” shall mean Truist Bank, a North Carolina banking corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Extension Escrow Agreement” shall mean that certain Extension Escrow Agreement dated as of April 25, 2022, by and among Data Knights, OneMedNet, and Truist Bank.

“Extension Units” shall mean Units issued by Data Knights upon any conversion of any extension payments made by the Sponsor to the Trust Account.

“Founders” shall mean Data Knights, LLC, Barry Anderson, Firdauz Edmin Bin Mokhtar, Syed Musheer Ahmed, Dr. Julianne Huh and Annie Damit Undikai, and any successors in interest thereto with respect to any Founder Shares.

“Founder Shares” shall mean shares of Data Knights Class B Common Stock, par value $0.0001 per share, purchased by the Sponsor in a private placement prior to the Data Knights IPO.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Act.

“Illustrative Maximum Redemptions” shall mean the amount which represents the maximum number of redemptions that may occur of Data Knights Public Shares without a shortfall of cash while still satisfying the conditions to the Business Combination.

“Insiders” shall mean holders of Founder Shares prior to Data Knights IPO.

“IPO” shall mean Data Knights’ initial public offering of units, consummated on May 11, 2021.

“Letter of Transmittal” shall mean that certain letter substantially in the form of Exhibit E to the Merger Agreement.

“Lock-Up Agreements” shall mean those certain Lock-Up Agreements dated as of April 25, 2022, entered into by Data Knights with the Significant Company Holders, substantially in the form of Exhibit C to the Merger Agreement.

“Material Adverse Effect” shall have the meaning assigned such term in the Merger Agreement.

“Maximum Redemption Scenario” shall mean an assumption that 100% of the holders of Data Knights’ Public shares will exercise their right to have their Public Shares redeemed for cash, which is the maximum amount that may be redeemed without a cash shortfall, while still satisfying the conditions to the Business Combination.

“Merger” shall mean the merger of Merger Sub with and into OneMedNet, with OneMedNet continuing as the surviving corporation and wholly-owned subsidiary of Data Knights, as contemplated by the Merger Agreement.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger dated as of April 25, 2022, as it may be amended or supplemented from time to time, by and among the Company, Data Knights Merger Sub, Inc., Data Knights, LLC, Paul Casey, solely in his capacity as seller representative, and OneMedNet Corporation.

“Merger Consideration” (a) Two Hundred Million U.S. Dollars ($200,000,000) minus (b) the amount, if any, by which the Target Net Working Capital Amount (as defined in the Merger Agreement) exceeds the Net Working Capital Amount (but not less than zero) (as defined in the Merger Agreement), minus (c) the amount of Closing Net Indebtedness (as defined in the Merger Agreement) minus (d) the amount of any Merger transaction expenses.

“Merger Sub” shall mean Data Knights Merger Sub, Inc., a Delaware corporation, and a wholly-owned subsidiary of Data Knights.

“Nasdaq” shall mean the Nasdaq Capital Market.

“Nelson Mullins” shall mean Nelson Mullins Riley & Scarborough LLP, counsel to Data Knights.

“Net Working Capital Amount” shall mean, as of the Reference Time, (i) all current assets of OneMedNet and its subsidiaries (excluding, without duplication, Closing Company Cash), on a consolidated basis, minus (ii) all current liabilities of the OneMedNet and its subsidiaries (excluding, without duplication, Indebtedness and unpaid Transaction Expenses), on a consolidated basis and as determined in accordance with the Accounting Principles; provided, that, for purposes of this definition, whether or not the following is consistent with the Accounting Principles, “current assets” will exclude any receivable from a OneMedNet Stockholder.

“New OneMedNet” shall mean the Combined Entity.

“Non-Competition Agreements” shall mean those certain Non-Competition and Non-Solicitation Agreements dated as of April 25, 2022, by and between Data Knights and certain significant OneMedNet stockholders, substantially in the form of Exhibit D to the Merger Agreement.

“OneMedNet” shall mean OneMedNet Corporation, a Delaware corporation.

“Placement Shares” shall mean the shares of Data Knights Class A common stock included within the Placement Units being purchased by our sponsor in the private placement.

“Placement Units” or “Private Placement Units” shall mean the units purchased in a private placement in connection with the IPO, each unit consisting of one share of Data Knights Common Stock and one warrant to purchase Data Knights Common Stock.

“Private Placement Warrants” shall mean the warrants to purchase Data Knights Common Stock underlying the private units.

“Proposals” shall mean the Business Combination Proposal, the Charter Amendments Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal, and the Adjournment Proposal.

“Public Shares” shall mean the Data Knights Class A Common Stock underlying the public units issued and sold in the Data Knights IPO.

“Public Units” shall mean the units issued and sold in the Data Knights IPO.

“Public Warrants” shall mean the warrants underlying the public units issued in the Data Knights IPO.

“Purchaser Representative” shall mean Data Knights, LLC.

“Record Date” shall mean [•], 2023.

“redeemable” shall mean, in respect of the public warrants, the ability of Data Knights to redeem such public warrants after the closing of the proposed Business Combination, provided that certain other conditions as set forth in the warrant agreement between Continental and Data Knights are met.

“redemption” shall mean the right of Data Knights stockholders to have their Public Shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus.

“Registration Rights Agreement” shall mean the Registration Rights Agreement by and among Data Knights, the Founders, and certain OneMedNet stockholders in substantially the form of Exhibit G to the Merger Agreement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Second Amended and Restated Certificate of Incorporation” shall mean Data Knights’ Charter which is its Second Amended and Restated Certificate of Incorporation, dated April 6, 2021, as amended to date.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller Representative” shall mean Paul Casey, Chief Executive Officer of OneMedNet.

“SEPA Investors” shall mean those investors that purchased Data Knights Common Stock pursuant to subscription agreements.

“SEPA Shares” shall mean Data Knights Common Stock to be purchased by SEPA Investors pursuant to the SEPA.

“Significant Company Holders” shall mean Erkan Akyuz, Jeffrey Yu, Paul Casey, Thomas Kosasa, The Baba One Irrevocable Trust dated March 26, 2021, and The Soph One Irrevocable Trust dated March 26, 2021.

“Special Meeting” shall mean the special meeting of the stockholders of Data Knights, to be held on [•], 2023 at [•], which will be a virtual meeting conducted via live webcast.

“Sponsor” shall mean Data Knights, LLC, a Delaware limited liability company.

“Sponsor Support Agreement” shall mean that certain Sponsor Support Agreement dated as of April 25, 2022, by and among Data Knights, Sponsor, and OneMedNet, whereby, among other things, Sponsor has agreed to vote its shares of Data Knights Common Stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, substantially in the form of Exhibit B to the Merger Agreement.

“Trust Account” shall mean the trust account of Data Knights, which holds the net proceeds of the Data Knights IPO, together with interest earned thereon, less amounts released to pay franchise and income tax obligations.

“Trust Agent” shall mean Continental Stock Transfer & Trust Company, Data Knights’ transfer agent.

“Voting Agreement” shall mean that certain Voting agreement dated as of April 25, 2022, by and among Data Knights, OneMedNet, and certain OneMedNet stockholders, substantially in the form of Exhibit A to the Merger Agreement.

“Warrants” shall mean Data Knights redeemable warrants, which includes the Public Warrants as well as the Private Placement Warrants and any warrants issued upon conversion of working capital loans to the extent they are no longer held by the initial holders or their permitted transferees.

“Working Capital Units” shall mean Units issued by Data Knights upon any conversion of any working capital loans made by the Sponsor to Data Knights.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following questions and answers briefly address some commonly asked questions about the Proposals to be presented at the Special Meeting of Data Knights stockholders. The following questions and answers do not include all the information that is important to stockholders of Data Knights. We urge the stockholders of Data Knights to read this entire proxy statement carefully, including the annexes and other documents referred to herein.

Q.Why am I receiving this proxy statement/prospectus?

A.

Data Knights has entered into the Merger Agreement with OneMedNet and the other parties thereto, pursuant to which OneMedNet has agreed to combine with Merger Sub that will result in OneMedNet as the surviving company and becoming a publicly-traded company on Nasdaq. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A. This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its annexes.

Below are proposals on which Data Knights stockholders are being asked to vote.

(1)	to adopt and approve the Business Combination Proposal;
(2)	to consider and vote upon the Nasdaq Proposal;
(3)	to adopt and approve the Charter Amendment Proposal;
(4)	to consider and vote on the Election of Directors Proposal;
(5)	to approve and adopt the Incentive Plan Proposal; and
(6)	to adopt and approve the Adjournment Proposal.

Q.Are the Proposals conditioned on one another?

A.

Unless the Business Combination Proposal is approved, the Charter Amendment Proposal, the Nasdaq Proposal, the Election of Directors Proposal, and the Incentive Plan Proposal will not be presented to the stockholders of Data Knights at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then we will not consummate the Business Combination. If Data Knights does not consummate the Business Combination and fails to complete an initial business combination by August 11, 2023, subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension, Data Knights will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its Public Stockholders.

Q.What will happen in the Business Combination?

A.

At the Closing, Merger Sub shall be merged with and into OneMedNet, following which the separate corporate existence of Merger Sub shall cease and OneMedNet shall continue as the surviving corporation. In connection with the Business Combination, the cash held in the Trust Account will be used to fund redemptions by Data Knights stockholders, and for working capital and general corporate purposes. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

Q.How Does the Sponsor Intend to Vote on the Proposals?

A.

The Insiders own of record and are entitled to vote an aggregate of approximately 55.9% of the outstanding shares of Data Knights Common Stock through their ownership of Founder Shares. The Insiders have agreed to vote any Founder Shares, and any Public Shares held by them as of the Record Date, in favor of the Proposals. See “Related Agreements — Support Agreements.”

Q.What equity stake will current stockholders of Data Knights hold after the Closing?

A.

It is anticipated that, upon the completion of the Business Combination, Data Knights public stockholders will retain an ownership interest of approximately 9.8% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 12.4% of the outstanding capital stock of the Combined Entity and the OneMedNet securityholders will own approximately 71.5% of the outstanding capital stock of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no further redemptions of any shares by Data Knights public stockholders in connection with the Business Combination, (ii) no awards are issued under the Equity Incentive Plan and (iii) no Working Capital Units or Extension Units are issued. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Data Knights’ existing stockholders in the Combined Entity will be different.

If any of the Data Knights public stockholders exercise their redemption rights, the percentage of the Combined Entity’s outstanding common stock held by Data Knights public stockholders will decrease and the percentages of the Combined Entity’s outstanding common stock held by the Sponsor and by the OneMedNet securityholders will increase, in each case relative to the percentage held if none of the Public Shares are redeemed. Upon the issuance of Combined Entity’s Common Stock in connection with the Business Combination, the percentage ownership of the Combined Entity by Data Knights’ public stockholders who do not redeem their Public Shares will be diluted. Data Knights public stockholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming Public Shareholders. The percentage of the total number of outstanding shares of Common Stock that will be owned by Data Knights’ public stockholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination and the number of shares of common stock issued upon conversion of the Preferred Stock. The following table illustrates varying beneficial ownership levels in the

Combined Entity, as well as possible sources and extents of dilution for non-redeeming public stockholders, and assuming no further redemptions by public stockholders, and the maximum redemptions by public stockholders.

	Share ownership in Data Knights
	Pro Forma Combined (Assuming No Further Redemptions Scenario)		Pro Forma Combined (Assuming 80% Redemptions Scenario)		Pro Forma Combined (Assuming Maximum Redemptions Scenario)(1)		Pro Forma Combined (Assuming No Further Redemptions Scenario and Full Exercise of Options and Warrants)
Stockholder	Shares	%	Shares	%	Shares	%	Shares	%
Former OneMedNet equityholders	20,000,000	71.5%	20,000,000	72.7%	20,000,000	79.7%	20,806,453	62.6%
Data Knights Public Stockholders(2)(4)	2,731,544	9.8%	2,300,000	8.4%	—	—%	6,884,322	20.7%
Data Knights Sponsor and Insiders(3)	3,460,275	12.4%	3,460,275	12.6%	3,460,275	13.7%	3,821,624	11.5%
Equity Incentive Plan and Others	1,786,517	6.4%	1,763,804	6.4%	1,642,751	6.5%	1,786,517	5.4%
Total Shares Outstanding	27,978,336	100.0%	27,524.079	100.0%	25,103,026	100.0%	33,298,916	100.0%
(1)

Assumes Illustrative Maximum Redemptions of 2,731,544 Public Shares of Data Knights Common Stock in connection with the Business Combination. For a description of the Maximum Redemption Scenario, see “Unaudited Pro Forma Condensed Combined Financial Information.”

(2)	Excludes, except in the case of the last scenario, an estimated 2,731,544 shares underlying the Public Warrants beneficially held by the Data Knights Public Stockholders.
(3)	Excludes, except in the case of the last scenario, an estimated 585,275 shares underlying the placement warrants beneficially held by Sponsor.
(4)

On November 11, 2022, Data Knights held a virtual special meeting of its stockholders to vote on three proposals. At the special meeting, holders of Data Knights Common Stock voted on and approved, two of the three proposals presented, an extension proposal and a trust amendment proposal (the on the “Extension Amendment Proposal” and the “Trust Amendment Proposal”, respectively). In connection with the voting on the Extension Amendment Proposal and the Trust Amendment Proposal at the special meeting, holders of 8,768,456 shares of Class A Common Stock exercised their right to redeem those shares for cash. There are currently 7,570,336 shares of Data Knights Common Stock issued and outstanding, consisting of (i) 3,316,819 shares of Class A common stock, (ii) 585,275 Placement Shares, and (iii) 4,253,517 shares of Class B common stock.

The “Maximum Redemption Scenario” assumes that Data Knights Public Stockholders exercise redemption rights with respect to 100% of the outstanding shares of Class A common stock. This scenario assumes that 2,731,544 shares of Class A common stock are redeemed for an aggregate payment of approximately $28.8 million from the Trust Account.

In addition, upon consummation of the Business Combination, there will be outstanding an aggregate of up to 2,731,544 Public Warrants and 585,275 Private Placement Warrants held by our Sponsor. Each of our outstanding whole warrants is exercisable commencing 30 days following the Closing for one share of Data Knights Common Stock. Therefore, as of the date of this proxy statement/prospectus, if we assume that each outstanding whole warrant is exercised and one share of Data Knights Common Stock is issued as a result of such exercise, with payment to Data Knights of the exercise price of $11.50 per whole warrant for one whole share, our fully-diluted share capital would increase by a total of 3,316,819 shares, with approximately $38.1 million paid to us to exercise the warrants, assuming cash exercise.

The number of shares and percentage interests set forth in the above table except under the final redemption scenario do not take into account (i) potential future exercises of up to 2,731,544 Public Warrants and up to 585,275 Private Placement Warrants, which will remain outstanding immediately following the Business Combination and may be exercised thereafter at an exercise price of

$11.50 (commencing 30 days after the Closing of the Business Combination), (ii) 806,453 shares issuable upon the exercise of outstanding options to purchase shares of OneMedNet common stock, (iii) up to 360,000 shares issuable pursuant to the Equity Incentive Plan, or (iv) warrants to purchase up to 150,000 units if the Sponsor makes a working capital loan prior to the closing of the Business Combination in an amount up to $1,500,000 ($300,000 of such loans have been made to date) and elects to convert such working capital loan into units. The exercise, issuance or vesting of any of these shares could have a dilutive effect on those of our stockholders who do not elect to redeem their shares. If all such shares were issued immediately after the Business Combination, based on the number of issued and outstanding shares of Data Knights Common Stock, non-redeeming Public Stockholders, as a group, would own:

●	if there are no further redemptions of Public Shares, 20.7% of the Data Knights Common Stock outstanding assuming all such shares were issued immediately after the Business Combination; or
●

if there are maximum redemptions of 100% of the outstanding Public Shares, none of the Data Knights Common Stock outstanding assuming all such shares were issued immediately after the Business Combination.

The following table shows the ownership of Data Knights immediately following the Business Combination giving effect to the warrants and options:

	Share ownership in Data Knights
	Pro Forma Combined (Assuming No Further Redemptions Scenario)		Pro Forma Combined (Assuming 80% Redemptions Scenario)		Pro Forma Combined (Assuming Maximum Redemptions Scenario)(1)
Stockholder	Shares	%	Shares	%	Shares	%
Former OMN equity holders	20,806,453	62.5%	20,806,453	63.3%	20,806,453	68.4%
OMN equity holders	20,000,000	60.1%	20,000,000	60.9%	20,000,000	65.7%
Holders of Outstanding Options	806,453	2.4%	806,453	2.5%	806,453	2.7%
Data Knights Public Stockholders	6,884,322	20.7%	6,452,778	19.6%	4,152,778	13.6%
IPO Public Shares	2,731,544	8.2%	2,300,000	7.0%	—	0.0%
Public Warrants	4,152,778	12.5%	4,152,778	12.6%	4,152,778	13.6%
Data Knights Sponsor and Insiders	3,821,624	11.5%	3,821,624	11.6%	3,821,624	12.6%
Shares	3,460,275	10.4%	3,460,275	10.5%	3,460,275	11.4%
Private Placement Warrants	211,349	0.6%	211,349	0.6%	211,349	0.7%
Warrants for conversion of working capital loan	150,000	0.5%	150,000	0.5%	150,000	0.5%
Equity Incentive Plan	360,000	1.1%	360,000	1.1%	360,000	1.2%
SEPA for Shares	48,000	0.1%	48,000	0.1%	48,000	0.2%
ARC Group Ltd	1,378,517	4.1%	1,355,804	4.1%	1,234,751	4.1%
Total	33,298,916	100.0%	32,844,659	100.0%	30,423,606	100.0%

Based on the amount in the Trust Account and the deemed value of OneMedNet in the Business Combination, the per share value of the Data Knights Common Stock would have the following values in the no further redemption, 80% redemption and maximum redemption scenarios and assuming no and full exercise of outstanding options and warrants:

	No Exercise of Options and Warrants			Full Exercise of Options and Warrants
	No Further	80%	Maximum	No Further	80%	Maximum
	Redemptions	Redemptions	Redemptions	Redemptions	Redemptions	Redemptions
Equity Value per Share	$6.73	$6.59	$6.40	$5.65	$5.61	$5.37

If the actual facts are different than the assumptions set forth above, the share numbers set forth above will be different. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The underwriting fees, including deferred fees, from Data Knights initial public offering would represent 5.5% and 27.5% of the per share offering price of the unredeemed shares in the no further redemptions and 80% redemptions scenarios.

Q.How much consideration will OneMedNet Stockholders receive in connection with the Business Combination?

A.

As consideration for the Merger, the holders of OneMedNet securities collectively shall be entitled to receive from Data Knights, in the aggregate, a number of Data Knights securities with an aggregate value equal to (a) Two Hundred Million U.S. Dollars ($200,000,000) minus (b) the amount, if any, by which the Target Net Working Capital Amount exceeds the Net Working Capital Amount (but not less than zero), minus (c) the amount of Closing Net Indebtedness minus (d) the amount of any Merger transaction expenses (the total portion of the Merger Consideration amount payable to all OneMedNet Stockholders in accordance with the Merger Agreement is also referred to herein as the “Stockholder Merger Consideration”). While this amount can fluctuate, based on the Data Knights’ current expectations regarding the amount of Net Working Capital Amount, Closing Net Indebtedness and Merger transaction expenses, Data Knights expects that the holders of OneMedNet securities collectively will be entitled to receive Data Knights securities with an aggregate value equal to $200,000,000. See also below “The Business Combination Proposal — Merger Consideration.”

Q.Why is Data Knights Proposing the Business Combination?

A.

Data Knights was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities (collectively, a “business combination”). On May 11, 2021, Data Knights completed its initial public offering, generating gross proceeds of $115,000,000. Since Data Knights’ IPO, Data Knights’ activity has been limited to the evaluation of business combination candidates.

OneMedNet is an expert in clinical imaging innovation solutions that connects healthcare providers and patients and satisfies a crucial need with the life sciences. It offers direct access to clinical images and associated contextual patient record. OneMedNet proved the commercial and regulatory viability of imaging Regulatory Grade Real-World Data (“iRWDTM”), a promising emerging market, that exactly matches OneMedNet’s life science partners’ case selection protocol. With a growing federated network of 90+ healthcare providers, OneMedNet has the immediate ability to quickly search and extensively curate multi-layer data from a Federated group of healthcare facilities. OneMedNet is an expert in secure data interoperability, providing fast access to curated medical images that has proved the commercial and regulatory viability of imaging RWD and covers the complete value chain in imaging RWD, validated by an increasing federated network of providers.

Based on its due diligence investigation of OneMedNet and the industry in which it operates, including the financial and other information provided by OneMedNet in the course of their negotiations in connection with the Merger Agreement, Data Knights believes OneMedNet is well-positioned in its industry for growth, that its business provides a valuable service, and that it possesses a strong management team, of which the senior management intends to remain in the capacity of officers and/or directors. As a result, Data Knights believes that the Business Combination will provide Data Knights stockholders with an opportunity to participate in the ownership of a company with significant growth potential.

Q.What conditions must be satisfied to complete the Business Combination?

A.

Unless waived by the applicable party or parties to the Merger Agreement, and subject to applicable law, the completion of the Business Combination is subject to a number of conditions set forth in the Merger Agreement, including, among others, with respect to the obligations of all of the parties to the Merger Agreement:

●	the approval by the stockholders of each of OneMedNet and Data Knights;
●	approvals of any required governmental authorities and the expiration or termination of any anti-trust waiting periods;
●	receipt of specified third-party consents;
●	no law or order preventing the transactions;
●	no material uncured breach by the other party;
●	after giving effect to the redemption, Data Knights shall have at least $5,000,001 of net tangible assets as required by its charter;

●	the members of the post-Closing Data Knights board shall have been elected or appointed as of the Closing;
●

the Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement; and

●	the shares of Data Knights Common Stock issued as Merger Consideration shall have been approved for listing on Nasdaq, subject to official notice of issuance.

In addition, unless waived by OneMedNet, the obligations of OneMedNet to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Data Knights being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect); (b) Data Knights having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to Data Knights since the date of the Merger Agreement which is continuing and uncured; (d) the Registration Rights Agreement being in full force and effect as of the Closing; and (e) the Minimum Cash Condition of $30 million in cash and cash equivalents held by Data Knights is satisfied.

Unless waived by Data Knights, the obligations of Data Knights and Merger Sub to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of OneMedNet being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect); (b) OneMedNet having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior the date of the Closing; and (c) absence of any Material Adverse Effect with respect to OneMedNet as a whole since the date of the Merger Agreement which is continuing and uncured; and (d) each Executive Employment Agreement, Lock-Up Agreement and Non-Competition Agreement being in full force and effect as of the Closing.

For a summary of the conditions that must be satisfied or waived prior to the Closing of the Business Combination, see the section titled “The Business Combination Proposal — The Merger Agreement.”

Q.	Did the Data Knights Board Obtain a Third-Party Valuation or Fairness Opinion in Determining Whether to Proceed with the Business Combination?
A.

Data Knights’ board of directors did obtain a third-party fairness opinion in connection with their determination to approve the Business Combination. Data Knights’ officers, directors and advisors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that this experience and background, together with the experience and sector expertise of Data Knights’ financial advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, Data Knights’ officers, directors and advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of Data Knights’ board of directors and management in valuing the companies’ business. Data Knights’ board of directors sought a third-party fairness opinion as confirmation of their conclusions regarding the Business Combination in approving it.

Q.	Why is Data Knights providing stockholders with the opportunity to vote on the Business Combination?
A.

Under its Charter, Data Knights must provide all holders of its Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of Data Knights’ Business Combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, Data Knights has elected to provide its stockholders with the opportunity to have their Public Shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, Data Knights is seeking to obtain the approval of its stockholders of the Business Combination in order to allow its Public Stockholders to effectuate redemptions of their Public Shares in connection with the Closing of the Business Combination.

Q.	Are there any arrangements to help ensure that the Company will have sufficient funds, together with the proceeds in its Trust Account, to fund the Aggregate Purchase Price?
A.

Yes. To the extent not utilized to consummate the Business Combination, the proceeds from the Trust Account will be used to pay any loans owed by Data Knights to its Sponsor for any Data Knights transaction expenses or other administrative expenses incurred by Data Knights, to pay all unpaid transaction expenses and any remainder will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future acquisitions. Data Knights agrees that it (or its successor) will file with the SEC and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable.

Q.	How many votes do I have at the Special Meeting?
A.

Data Knights stockholders are entitled to one vote at the Special Meeting for each share of Data Knights Common Stock held of record as of [●], 2023, the record date for the Special Meeting (the “Record Date”). As of the close of business on the Record Date, there were 2,731,544 outstanding shares of Data Knights Common Stock.

Q.What vote is required to approve the Proposals presented at the Special Meeting?

A.

The approval of the Business Combination, the Nasdaq Proposal and the Incentive Plan Proposal each require the affirmative vote of the holders of a majority of the shares of Data Knights Common Stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting. A Data Knights stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will not be counted towards the number of shares of Data Knights Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Nasdaq Proposal and the Incentive Plan Proposal.

The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding Data Knights Common Stock as of the Record Date. Accordingly, a Data Knights stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

If the Business Combination is not approved, the Nasdaq Proposal, the Charter Amendment Proposal, the Election of Directors Proposal, and the Incentive Plan Proposal will not be presented to Data Knights’ stockholders for a vote. The approval of the Business Combination, the Nasdaq Proposal, the Charter Amendment Proposal, the Election of Directors Proposal, and the Incentive Plan Proposal are preconditions to the consummation of the Business Combination.

Q.	May Data Knights, the Sponsor or Data Knights’ directors, officers, advisors, or their affiliates purchase shares in connection with the Business Combination?
A.

In connection with the stockholder vote to approve the Business Combination, the Sponsor, directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of Data Knights’ Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of Data Knights shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, directors, officers, or advisors or their affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are equal to or below the per-share pro rata portion of the Trust Account, none of such shares would be voted in favor of the Business Combination, and no exercise of redemption rights would be made by the purchasers with respect to such shares.

Q.	What constitutes a quorum at the Special Meeting?
A.

Holders of a majority in voting power of Data Knights Common Stock issued and outstanding and entitled to vote at the Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has power to adjourn the Special Meeting. As of the Record Date, [●], 2023, shares of Class A Common Stock would be required to achieve a quorum.

Q.How will Data Knights’ Sponsor, directors, and officers vote?

A.

The Sponsor, as Data Knights’ initial stockholder, has agreed to vote its Founder Shares and Placement Shares (as well as any Public Shares purchased during or after the Data Knights IPO) in favor of the Business Combination. Accordingly, if Data Knights seeks stockholder approval of its initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if the Sponsor agreed to vote their Founder Shares in accordance with the majority of the votes cast by Data Knights’ Public Stockholders, and further, that means that under the DGCL no Public Shares would need to be voted in favor of the Business Combination for it to be approved.

Q.	What interests do Data Knights’ current officers and directors have in the Business Combination?
A.

The Sponsor (including certain members of the Sponsor), and certain of Data Knights’ directors and executive officers may have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. These interests include:

●	unless Data Knights consummates an initial business combination, Data Knights’ officers, directors, and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;
●	as a condition to the Data Knights IPO, all of the Founder Shares are subject to a lock-up and would be released only if specified conditions were met. In particular, subject to certain limited exceptions, all Founder Shares would be subject to a lock up until the earlier of (A) six months after the completion of Data Knights’ Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date on which Data Knights completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property;
●	the Placement Units, purchased by the Sponsor will be worthless if a business combination is not consummated;
●	the Sponsor has agreed that the Placement Units and the underlying securities, will not be sold or transferred by it until after Data Knights has completed a business combination, subject to limited exceptions;
●	the fact that Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination;
●	the fact that Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;
●	if Data Knights does not complete an initial business combination by August 11, 2023, the proceeds from the sale of the Placement Units will be included in the liquidating distribution to Data Knights’ Public Stockholders and the Placement Units will expire worthless; and
●	if the Trust Account is liquidated, including in the event Data Knights is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Data Knights to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share by the claims of prospective target businesses with which Data Knights has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Data

Knights, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

These interests may influence Data Knights’ directors in making their recommendation that you vote in favor of the approval of the Business Combination. The estimated aggregate amount invested by Sponsor and certain of Data Knights’ directors and executive officers in their interests in Data Knights is $5,877,750, as detailed in the following tables:

Assuming No Further Redemptions

		Current
		Estimated	Current			Unrealized
		Value Per	Estimated		Unrealized	Profit Per
Security	Shares	Share	Value	Initial Cost	Profit	Share
Founder Shares	2,875,000	$10.49	$30,158,750	$25,000	$30,137,750	$10.48
Placement Units	525,275	$10.49	$5,510,135	$5,252,750	$257,385	$0.49
Private Placement Warrants	525,275	$0.06	$32,775	$—	$32,775	$0.06
Warrants for conversion of working capital loan	150,000	$—	$—	$—	$9,359	$0.06
Total/Weighted Average	4,075,550	$8.76	$35,701,660	$5,277,750	$30,433,269	$7.47

Assuming 80% Redemptions

		Current
		Estimated	Current			Unrealized
		Value Per	Estimated		Unrealized	Profit Per
Security	Shares	Share	Value	Initial Cost	Profit	Share
Founder Shares	2,875,000	$10.49	$30,158,750	$25,000	$30,137,750	$10.48
Placement Units	525,275	$10.49	$5,510,135	$5,252,750	$257,385	$0.49
Private Placement Warrants	525,275	$0.06	$32,775	$—	$32,775	$0.06
Warrants for conversion of working capital loan	150,000	$—	$—	$—	$9,359	$0.06
Total/Weighted Average	4,075,550	$8.76	$35,701,660	$5,277,750	$30,433,269	$7.47

Assuming Maximum Redemptions

		Current
		Estimated	Current			Unrealized
		Value Per	Estimated		Unrealized	Profit Per
Security	Shares	Share	Value	Initial Cost	Profit	Share
Founder Shares	2,875,000	$10.49	$30,158,750	$25,000	$30,137,750	$10.48
Placement Units	525,275	$10.49	$5,510,135	$5,252,750	$257,385	$0.49
Private Placement Warrants	525,275	$0.06	$32,775	$—	$32,775	$0.06
Warrants for conversion of working capital loan	150,000	$—	$—	$—	$9,359	$0.06
Total/Weighted Average	4,075,550	$8.76	$35,701,660	$5,277,750	$30,433,269	$7.47

To date, Data Knights’ officers and directors and the Sponsor have not incurred any out-of-pocket expenses subject to reimbursement by Data Knights. The Sponsor had previously requested that the Company extend the date by which the Company has to consummate a business combination to February 11, 2023, and in connection therewith caused an aggregate of $1,150,000 (representing $0.10 per public share) to be deposited into the Company’s trust account on August 11, 2022, to extend such date to November 11, 2022, and caused an aggregate of $368,758.44 (representing $0.135 per public share) to extend such date to February 11, 2023. Under the terms of its Charter, the Company can extend the date by which it has to consummate a business combination by up to six additional one-month periods, or up to August 11, 2023, subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension.

Q.	What happens if I sell my shares of Class A Common Stock before the Special Meeting?
A.

The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of Common Stock after the Record Date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A Common Stock prior to the Record Date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q.	What happens if I vote against the Business Combination Proposal?
A.

Pursuant to Data Knights’ Charter, if the Business Combination Proposal is not approved and Data Knights does not otherwise consummate an alternative business combination by August 11, 2023, subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension. Data Knights will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the Public Stockholders.

Q.	Do I have redemption rights?
A.

Pursuant to Data Knights’ Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with Data Knight’s Charter. As of December 31, 2022, based on funds in the Trust Account of approximately $28,800,000, this would have amounted to approximately $10.53 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of Data Knights Common Stock for cash. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Data Knights’ Transfer Agent prior to the Special Meeting. See the section titled “Special Meeting of Data Knights Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q.	Will how I vote affect my ability to exercise redemption rights?
A.

No. You may exercise your redemption rights whether you vote your shares of Data Knights Common Stock “FOR” or “AGAINST” the Business Combination Proposal or any other Proposal described by this proxy statement/prospectus. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of the Nasdaq Global Market.

Q.	How do I exercise my redemption rights?
A.

In connection with the Business Combination, holders of Public Shares may seek to redeem their Public Shares regardless of whether such public stockholder votes “FOR” or “AGAINST” the Business Combination Proposal.

To exercise your redemption rights, you must demand that the Company redeem your Public Shares. In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Continental, at Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, New York 10004-1561, Attn: Mark Zimkind, at least two (2) business days prior to the Special Meeting or deliver your shares to Continental electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares.

Certificates that have not been tendered in accordance with these procedures at least two (2) business days prior to the Special Meeting will not be redeemed for cash. In the event that a public stockholder tenders its shares and decides that it does not want to redeem its Public Shares, such stockholder may withdraw the tender. If you delivered your Public Shares for redemption to Continental and decide prior to the Special Meeting not to redeem your Public Shares, you may request that Continental return the shares (physically or electronically). You may make such request by contacting Continental at the address listed below:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004-1561

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

Notwithstanding the foregoing, a holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to an aggregate of 15% or more of the shares of Data Knights Common Stock included in the Public Units sold in the Data Knights IPO, which we refer to as the “15% threshold.” Accordingly, all Public Shares in excess of the 15% threshold beneficially owned by a Public Stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is Data Knights’ understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, Data Knights does not have any control over this process, and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Data Knights’ consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to Data Knights’ Transfer Agent and decide within the required timeframe not to exercise your redemption rights, you may request that Data Knights’ Transfer Agent return the shares (physically or electronically). You may make such request by contacting Data Knights’ Transfer Agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q.	How do redemptions of Data Knights’ Public Shares impact the Closing of the Business Combination and the Minimum Cash Condition?
A.

Substantial redemptions of Data Knights’ Public Shares could adversely affect Data Knight’s satisfaction of the Minimum Cash Condition, which requires Data Knights to have at least $30 million of cash and cash equivalents at the Closing of the Business Combination if a PIPE Investment or other alternative source of funding such as the SEPA is not achieved. The Minimum Cash Condition, is a condition precedent to OneMedNet’s obligation to consummate the Business Combination. The Minimum Cash Condition is solely for the benefit of OneMedNet and is based on OneMedNet’s anticipated capital needs post-Closing during the first 12-24 months following the Closing. Based on the $28.8 million in the Trust Account as of December 31, 2022, the

Minimum Cash Condition would not be satisfied. Non-redemption agreements with holders of the Public Shares would not be sufficient by themselves to ensure that Data Knights satisfied the Minimum Cash Condition. Because the Minimum Cash Condition is for OneMedNet’s benefit, it has the sole right to modify or waive the Minimum Cash Condition to ensure the Closing of the Business Combination especially when confronted by fluctuations in the PIPE market, including those resulting from rising interest rates causing a slowdown in the PIPE Investments. The slowdown in PIPE Investments has given rise to an increase in the availability of alternative funding options such as standby equity purchase agreements (“SEPA”) creating an obligation for the SEPA investor to purchase a certain number of company shares up front and additional shares over a given period (i.e., usually 36 months). OneMedNet’s anticipated capital needs following the Closing of the Business Combination is based on its pro forma expense projections which it believes are compatible with a SEPA structure to receive approximately $5,000,000 at Closing and the balance as needed over the ensuing months. To date, Data Knights, Data Knights’ financial advisors and OneMedNet have met with potential investors in the SEPA space for funds totaling $50 million to $100 million over 36 months, which meetings have yielded positive results including opportunities for OneMedNet to close a definitive SEPA, which OneMedNet may do in the very near term. On March 31, 2023, the Company received a non-binding term sheet from an institutional investor to enter into a SEPA, which, if it is accepted and results in a binding SEPA in accordance with its terms, would allow the Company to raise up to $50 million through a commitment by the investor to purchase the Company’s shares of Class A Common Stock (the “SEPA Financing”). The term sheet includes additional limits on the amounts that can be drawn under the SEPA Financing in any single request and based on a percentage of the Company’s outstanding shares which, if included in the final terms, may operate to limit the funding available through the SEPA Financing. However, there is no assurance that such a closing of a SEPA or a PIPE Investment will occur or will occur on favorable terms or at a sufficient level of net proceeds could leave OneMedNet undercapitalized and with inadequate working capital to fund its operations or unable to grow its operations and revenue sufficiently to achieve positive net cash flow, which could adversely affect its business, financial condition and results of operations and impair the value of the Class A Common Stock. Moreover, even if the Minimum Cash Condition was waived by OneMedNet, in no event will Data Knights redeem public shares in an amount that would cause its net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. See “Risk Factors.”

Q.	How would the failure to complete the PIPE Investment impact Data Knights following the Closing of the Business Combination?
A.

The amount of working capital available to Data Knights after the Business Combination will depend in part on the successful completion of the PIPE Investment or an alternative investment such as the SEPA. Following the redemption on November 11, 2022 of 8,768,456 shares of Class A Common Stock at an approximate price of $10.42 per share, for an aggregate of approximately $91.4 million, Data Knight’s Trust Account had a balance of approximately $28.5 million. In connection with the consummation of the Business Combination, the Public Stockholders may redeem all or a portion of the remaining shares of Class A Common Stock they hold. Accordingly, a failure to successfully complete the PIPE Investment or an alternative investment such as the SEPA at a sufficient level of net proceeds could leave Data Knights undercapitalized and with inadequate working capital to fund its operations or unable to grow its operations and revenue sufficiently to achieve positive net cash flow, which could adversely affect its business, financial condition and results of operations and impair the value of the Class A Common Stock.

Q.	What are the federal income tax consequences of exercising my redemption rights?
A.

Data Knights stockholders who exercise their redemption rights to receive cash in exchange for their shares of Data Knights Common Stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Data Knights Common Stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. The redemption, however, may be treated as a distribution to a redeeming stockholder for U.S. federal income tax purposes if the redemption does not effect a sufficient reduction (as determined under applicable federal income tax law) in the redeeming stockholder’s percentage ownership in us (whether such ownership is direct or through the application of certain attribution and constructive ownership rules). Any amounts treated as such a distribution will constitute a dividend to the extent not in excess of our current and accumulated earnings and profits as measured for U.S. federal income tax purposes. Any amounts treated as a distribution and that are in excess of our current and accumulated earnings and profits will reduce the redeeming stockholder’s basis in his or her redeemed shares of our Common Stock, and any remaining amount will be treated as gain realized on the sale or other disposition of our Common Stock. These tax consequences are described in more detail in the section titled “The Business Combination Proposal — Certain Material U.S. Federal Income Tax Considerations of the Redemption.” We urge you to consult your tax advisor regarding the tax consequences of exercising your redemption rights.

Q.	If I am a holder of Warrants, can I exercise redemption rights with respect to my Warrants?
A.	No. The holders of Warrants have no redemption rights with respect to such Warrants.
Q.	If I am a Unit holder, can I exercise redemption rights with respect to my Units?
A.	No. Holders of outstanding Units must separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares.

If you hold Units registered in your own name, you must deliver the certificate for such Units to Continental Stock Transfer & Trust Company, Data Knights’ Transfer Agent, with written instructions to separate such Units into Public Shares and Public Warrants. This must be completed far enough in advance to permit the mailing of the Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the Public Shares from the Units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company, or other nominee holds your units, you must instruct such nominee to separate your Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, Data Knights’ Transfer Agent. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of Public Shares, and Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public Shares from the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q.	Do I have appraisal rights if I object to the proposed Business Combination?
A.	No. There are no appraisal rights available to holders of Data Knights Common Stock in connection with the Business Combination.
Q.	What happens to the funds held in the Trust Account upon consummation of the Business Combination?
A.	If the Business Combination is consummated, the funds held in the Trust Account will be released to pay:
●	a portion of the Merger Consideration pursuant to the Merger Agreement;
●	Data Knights stockholders who properly exercise their redemption rights;
●	$4,025,000 payable to EF Hutton, a division of Benchmark Investments, Inc. for deferred underwriting commissions from the IPO;
●	certain other fees, costs, and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by Data Knights or OneMedNet in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Merger Agreement;
●	any loans owed by Data Knights to its Sponsor for any Data Knights transaction expenses or other administrative expenses incurred by Data Knights; and
●	for general corporate purposes including, but not limited to, working capital for operations.
Q.	What happens if the Business Combination is not consummated?
A.

There are certain circumstances under which the Merger Agreement may be terminated. See the section titled “The Business Combination Proposal — The Merger Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Merger Agreement or otherwise, Data Knights is unable to complete the Business Combination or another initial business combination transaction by August 11, 2023, subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension, Data Knights’ Charter provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay franchise and income taxes payable, by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of Data Knights’ remaining stockholders and Data Knights’ Board in accordance with applicable law, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

Data Knights expects that the amount of any distribution its Public Stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to Data Knights’ obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of Founder Shares have waived any right to any liquidation distribution with respect to those shares.

In the event of liquidation, there will be no distribution with respect to Data Knights’ outstanding Warrants Accordingly, the Warrants will expire worthless.

Q.	When is the Business Combination expected to be completed?
A.

The Closing is expected to take place (a) no later than the second business day following the satisfaction or waiver of the conditions described below under the section titled “The Business Combination Proposal — General Description of the Merger Agreement — Conditions to the Closing” or (b) such other date as agreed to by the parties to the Merger Agreement in writing, in each case, subject to the satisfaction or waiver of the Closing conditions. The Merger Agreement may be terminated by either Data Knights or OneMedNet if the Closing has not occurred by August 11, 2023, subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension. Neither Data Knights nor OneMedNet can assure you of when or if the Business Combination will be completed, and it is possible that factors outside of the control of Data Knights and OneMedNet could result in the Business Combination being completed at a different time or not at all. Data Knights must first obtain the approval of Data Knights stockholders for each of the Proposals set forth in this proxy statement/consent solicitation/prospectus for their approval and Data Knights and OneMedNet must also first obtain certain necessary regulatory approvals and satisfy other closing conditions. For a description of the conditions to the completion of the Business Combination, see the section titled “The Business Combination Proposal — The Merger Agreement — Conditions to the Closing.”

Q.	What do I need to do now?
A.

You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank, or other nominee, on the voting instruction form provided by the broker, bank, or nominee.

Q.	How do I vote?
A.

If you were a holder of record of Data Knights Common Stock on [·], 2023, the Record Date, you may vote with respect to the Proposals virtually at the Special Meeting, or by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to virtually attend the Special Meeting and vote, obtain a proxy from your broker, bank, or nominee.

Q.What will happen if I abstain from voting or fail to vote at the Special Meeting?

A.

At the Special Meeting, Data Knights will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the Business Combination Proposal and the Charter Amendment Proposal. Broker non-votes will not be counted as present for the purposes of establishing a quorum and will have no effect on any of the Proposals. Additionally, if you abstain from voting or fail to vote at the Special Meeting, you will not be able to exercise your redemption rights (as described above).

Q.What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.

Signed and dated proxies received by Data Knights without an indication of how the stockholder intends to vote on a Proposal will be voted “FOR” each Proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting. If you fail to indicate how you vote, you will not be able to exercise your redemption rights.

Q.	If I am not going to attend the Special Meeting, should I return my proxy card instead?
A.

Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?
A.

No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. Data Knights believes the Proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q.	May I change my vote after I have mailed my signed proxy card?
A.

Yes. You may change your vote by sending a later-dated, signed proxy card to Data Knights’ secretary at the address listed below so that it is received by Data Knights’ secretary prior to the Special Meeting or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Data Knights’ secretary, which must be received by Data Knights’ secretary prior to the Special Meeting.

Q.	What should I do if I receive more than one set of voting materials?
A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q.	Who will solicit and pay the cost of soliciting proxies?
A.	Data Knights will pay the cost of soliciting proxies for the Special Meeting. Data Knights has engaged Laurel Hill Advisory Group, LLC, which we refer to as “Laurel Hill,” to assist in the solicitation of proxies for the Special Meeting. Data Knights has agreed to pay Laurel Hill its customary fee, plus disbursements. Data Knights will reimburse Laurel Hill for reasonable out-of-pocket expenses and will indemnify Laurel Hill and its affiliates against certain claims, liabilities, losses, damages, and expenses. Data Knights will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Data Knights Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Data Knights’ Common Stock and in obtaining voting instructions from those owners. Data Knights’ directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	Who can help answer my questions?
A.	If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact:

Data Knights Acquisition Corp.
Unit G6, Frome Business Park, Manor Road
Frome, United Kingdom, BA11 4FN
Attn: Barry Anderson
Telephone No.: 011-44 203 833 4000
E-mail: barry@dataknightsacuk.com

You may also contact our proxy solicitor at:

Laurel Hill Advisory Group, LLC

2 Robbins Lane, Suite 201

Jericho, NY 11753

(855) 414-2266

Email: dataknights@laurelhill.com

To obtain timely delivery, Data Knights stockholders must request the materials no later than five (5) business days prior to the Special Meeting.

You may also obtain additional information about Data Knights from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to Data Knights’ Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004-1561

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of Data Knights and OneMedNet, to fully understand the proposed Business Combination (as described below) before voting on the Proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 232 of this proxy statement.

Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by the Company’s public stockholders; and (ii) no inclusion of any shares of Class A Common Stock issuable upon the exercise of the Company’s warrants or any shares to be issued pursuant to the Equity Incentive Plan at or following the closing of the Business Combination.

Data Knights Acquisition Corp

Data Knights is a blank check company incorporated as a Delaware corporation on February 8, 2021, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Data Knights’ units, common stock and warrants are trading on Nasdaq under the symbols “DKDCU,” “DKDCA” and “DKDCW,” respectively.

Merger Sub

Merger Sub is a wholly-owned subsidiary of Data Knights, formed on April 22, 2022, to consummate the Business Combination. At the effective time of the closing of the transactions contemplated by the Merger Agreement (the “Closing”), OneMedNet will merge with and into Merger Sub, with OneMedNet surviving the Merger as a wholly-owned subsidiary of Data Knights, which shall be renamed “OneMedNet” at the Closing.

OneMedNet Corporation

OneMedNet is a pioneer in medical image sharing and exchange technologies. OneMedNet provides curated medical image sharing, with years of experience and a multi-national footprint, including providing the technology underlying the medical image sharing services for all of the public and private hospitals in Ireland. OneMedNet is also focused on the real world data (RWD) and real world evidence (RWE) imaging markets supporting clinic trials to reduce time to market for new treatments. For more information about OneMedNet, see the sections titled “Information About OneMedNet” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of OneMedNet.”

The Business Combination Proposal

On April 25, 2022, Data Knights Acquisition Corp, a Delaware corporation (“Data Knights”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Data Knights, Data Knights Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Data Knights (“Merger Sub”), Data Knights, LLC, a Delaware limited liability company, in its capacity as Purchaser Representative (“Sponsor”), OneMedNet Corporation, a Delaware corporation (“OneMedNet”), Paul Casey, in his capacity as Seller Representative.

Pursuant to the Merger Agreement, at the Closing of the Business Combination, Merger Sub will merge with and into OneMedNet, with OneMedNet continuing as the surviving corporation (the “Surviving Corporation”).

Merger Consideration

As consideration for the Merger, the holders of OneMedNet securities collectively shall be entitled to receive from Data Knights, in the aggregate, a number of Data Knights securities with an aggregate value equal to (the “Merger Consideration”) (a) Two Hundred Million U.S. Dollars ($200,000,000) minus (b) the amount (as defined in the Merger Agreement), if any, by which the Target Net Working Capital Amount (as defined in the Merger Agreement) exceeds the Net Working Capital Amount (but not less than zero), minus (c) the amount of Closing Net Indebtedness (as defined in the Merger Agreement) minus (d) the amount of any Merger transaction expenses (the total portion of the Merger Consideration amount payable to all OneMedNet Stockholders in accordance with the Merger Agreement is also referred to herein as the “Stockholder Merger Consideration”).

The Merger Consideration is subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness (as defined in the Merger Agreement) of OneMedNet as of the Closing Date. If the adjustment is a negative adjustment in favor of Data Knights, the Merger Consideration and number of shares of Data Knights Common Stock issuable to OneMedNet Stockholders shall be adjusted.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by each of Data Knights and OneMedNet. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.

Covenants of the Parties

Under the Merger Agreement, each party agrees to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, including covenants regarding the conduct of their respective businesses, efforts, access, confidentiality and public announcements, the Data Knights proxy statement for the transaction (which includes the adoption of a new equity incentive plan), notice of breaches, no insider trading, indemnification of directors and officers, and other customary covenants. The parties also have agreed to the following covenants:

●	Each party is subject to a “no-shop” obligation between signing of the Merger Agreement and Closing and will not be allowed to solicit or discuss competing transactions with other potential parties during such time period.
●	The Data Knights board of directors after the Closing will consist of at least nine directors, including (i) seven (7) persons designated prior to the Closing by OneMedNet, at least three (3) of whom must qualify as an independent director under Nasdaq rules; and (ii) two (2) persons designated prior to the Closing by Data Knights, at least one (1) of whom must qualify as an independent director under Nasdaq rules.
●	OneMedNet shall use its commercially reasonable efforts to deliver audited financial statements prepared in accordance with GAAP and audited in accordance with PCAOB auditing standards for the fiscal years ended December 31, 2021, and December 31, 2020, to Data Knights by May 15, 2022.

Data Knights also agreed in the Merger Agreement to obtain the written consent of its stockholders as promptly as practicable after the Registration Statement has become effective to approve the Merger Agreement and the Business Combination and related matters.

Indemnification

The representations and warranties of OneMedNet and Data Knights contained in the Merger Agreement will not survive the Closing, and from and after the Closing, OneMedNet and Data Knights will not have any further obligations, nor shall any claim be asserted, or action be brought against OneMedNet and Data Knights or their respective representatives with respect thereto. The covenants and agreements made by OneMedNet and Data Knights in the Merger Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

Conditions to Consummation of the Merger

The consummation of the Merger is subject to customary Closing conditions unless waived, including:

●	the approval by the stockholders of each of OneMedNet and Data Knights;
●	approvals of any required governmental authorities and the expiration or termination of any anti-trust waiting periods;
●	receipt of specified third-party consents;
●	no law or order preventing the transactions;
●	no material uncured breach by the other party;
●	after giving effect to the redemption, Data Knights shall have at least $5,000,001 of net tangible assets as required by its charter;
●	the members of the post-Closing Data Knights board shall have been elected or appointed as of the Closing;
●

the Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement; and

●	the shares of Data Knights Common Stock issued as Merger Consideration shall have been approved for listing on Nasdaq, subject to official notice of issuance.

In addition, unless waived by OneMedNet, the obligations of OneMedNet to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Data Knights being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect); (b) Data Knights having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to Data Knights since the date of the Merger Agreement which is continuing and uncured; and (d) the Registration Rights Agreement being in full force and effect as of the Closing.

Unless waived by Data Knights, the obligations of Data Knights and Merger Sub to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of OneMedNet being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect); (b) OneMedNet having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior the date of the Closing; and (c) absence of any Material Adverse Effect with respect to OneMedNet as a whole since the date of the Merger Agreement which is continuing and uncured; and (d) each Executive Employment Agreement, Lock-Up Agreement and Non-Competition Agreement being in full force and effect as of the Closing.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by mutual agreement;
●	for the other party’s uncured breach;
●	if there is a government order preventing the Closing;
●	by either party if the Closing does not occur by August 11, 2023, as provided herein;
●	by Data Knights if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on OneMedNet that is continuing and uncured;
●	by Data Knights or OneMedNet if the Data Knights stockholders vote and do not approve the transactions contemplated by the Merger Agreement;
●	by Data Knights if it does not receive the opinion of its financial advisors that the transactions contemplated by the Merger Agreement are fair to the Company and its Stockholders; and
●	by OneMedNet if the Data Knights Board withdraws or changes its approval or recommendation to the Data Knights stockholders in any matter that is adverse to OneMedNet.

Trust Account Waiver

OneMedNet agrees that it and is affiliates will not have any right, title, interest or claim of any kind in or to any monies in Data Knights’ Trust Account held for its public shareholders, and agrees not to, and waives any right to, make any claim against the Trust Account (including any distributions therefrom).

Management

The following persons are expected to serve as executive officers and directors of OneMedNet following the Business Combination. For biographical information concerning the OneMedNet’s executive officers and OneMedNet’s designees to OneMedNet’s board of directors, see “Information about OneMedNet — Management of OneMedNet.” For biographical information concerning the Data Knights designees to the OneMedNet board of directors see “Information About Data Knights — Data Knights’ Management — Directors and Executive Officers.”

Name	Age	Position
Paul Casey	76	Chief Executive Officer, Director(5)
Dr. Jeffrey Yu	55	Chairman of the Board of Directors, Founder, Chief Medical Officer, Vice President(6)
Lisa Embree	51	Chief Financial Officer, Vice President — Finance
Erkan Akyuz	53	Director(1)(2)(4)
Eric Casaburi	48	Director(4)
Robert Golden	60	Director(1)(2)(6)
Dr. Julianne Huh	53	Director(3)(4)
Dr. Thomas Kosasa	77	Director(1)(5)
Dr. Christoph Zindel	61	Director(2)(3)(6)
R. Scott Holbrook	73	Director(3)(4)
(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

(4)	Class I Director.
(5)	Class II Director.
(6)	Class III Director.

In connection with the Business Combination, OneMedNet will nominate one additional Class III Director, subject to the approval of Data Knights, who will qualify as an independent director as defined under the rules of the Nasdaq.

Pursuant to Data Knights Charter, in connection with the Business Combination, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Charter. As of December 31, 2022, the pro rata portion of the funds available in the Trust Account for the Public Shares was approximately $10.53 per share. If a holder of Public Shares exercises his, her or its redemption rights in connection with the Business Combination, such holder will be exchanging his, her or its Public Shares for cash. Such a holder will be entitled to receive cash for its Public Shares only if he, she, or it properly demands redemption and delivers its Public Shares (either physically or electronically) to Data Knights’ Transfer Agent at least two (2) business days prior to the Special Meeting. Holders of Public Shares may elect to redeem their shares whether or not such shares are voted at the Special Meeting. See the section titled “Special Meeting of Data Knights Stockholders — Redemption Rights.”

The Business Combination involves numerous risks. For more information about these risks, see the section titled “Risk Factors.”

The Charter Amendment Proposal

Data Knights stockholders will be asked to approve and adopt — subject to and conditional on (but with immediate effect therefrom) approval of the Business Combination Proposal, the Nasdaq Proposal, and the Incentive Plan Proposal — an amendment and restatement of Data Knights’ Charter, as set out in Annex B hereto (the “Amended Charter”) to:

(i)	to change the name of Data Knights to “OneMedNet Corporation”;
(ii)	to reclassify the Class A Common Stock and the Class B Common Stock as Common Stock;
(iii)

to provide that any amendment to the Bylaws by the stockholders will require approval of the holders of 66 2∕3% of the issued and outstanding capital stock entitled to vote generally in the election of directors;

(iv)

to provide that any amendment to the following provisions of the Amended Charter will require approval of the holders of 66⅔% of the issued and outstanding capital stock entitled to vote generally in the election of directors: “Board of Directors,” “Stockholders,” “Liability and Indemnification; Corporate Opportunity,” “Business Combinations,” “Exclusive Forum,” and “Amendments”;

(v)

to provide that the Company may not engage in certain “business combinations” with any “interested stockholder” for a three (3) year period following the time that the stockholder became an interested stockholder, unless (1) prior to the date of the transaction the Company’s board of directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) the interested stockholder owns at least 85% of the Company’s voting stock outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (x) shares owned by persons who are directors and also officers and (y) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether their shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to the consummation of the transaction, the Business Combination is approved by the Company’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the Company’s issued and outstanding voting stock which is not owned by the interested stockholder; and

(vi)	to remove from the Amended Charter the various provisions applicable only to special purpose acquisition corporations;

The material changes embodied in the Charter Amendment Proposal are (a) the addition of the supermajority voting requirement for the stockholders to amend New OneMedNet’s Bylaws (the “Bylaw Amendment Requirement”), and (b) the addition of the supermajority voting requirements enumerated in item (iv) above (the “Article Amendment Requirement”). While the adoption of each of these material changes are cross-conditioned on the adoption of the other, holders of shares of Data Knights Common Stock will be allowed to vote separately on each of them at the Special Meeting, including by virtue of the proxy solicited hereby.

Please see the section titled “The Charter Amendment Proposal.”

Data Knights does not currently anticipate amending or restating the Bylaws of Data Knights in connection with the Business Combination.

The Nasdaq Proposal

Data Knights is proposing that its stockholders vote to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Class A common stock and the resulting change in control in connection with the Business Combination.

The Incentive Plan Proposal

Data Knights is proposing that its stockholders approve and adopt the 2022 Equity Incentive Plan (the “Equity Incentive Plan”), which will become effective upon the Closing of the Business Combination and have the following principal features:

●	provides for the creation of a Committee of at least two people, as may be appointed by the Board of Directors of OneMedNet, to administer the Equity Incentive Plan (if no such Committee is formed, then the plan will be administered by the Board of Directors of OneMedNet);
●	empowers the Committee to grant, from time to time, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to Eligible Persons, as defined in the Equity Incentive Plan, subject to certain conditions;
●	eligibility for participation in the Equity Incentive Plan is limited to Eligible Persons who entered into an Award Agreement or who received written notification from the Committee, or in its absence, the Board of Directors of OneMedNet, or from a person designated by the same, that they have been selected to participate in the Equity Incentive Plan;
●	requires that each Option, Stock Appreciation Right, Restricted Stock, and Restricted Stock Units granted under the Equity Incentive Plan be evidenced by an Award Agreement;
●	specifies that all Options be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. The exercise price per Common Share for each Option to be no less than 100% of the Fair Market Value of such share determined as of the Date of Grant. Under the Equity Incentive Plan Options vest and become exercisable in such manner and on such date or dates determined by the Committee and expire after such period, not to exceed ten years, as may be determined by the Committee;
●	notes that any Option granted under the Equity Incentive Plan may include tandem Stock Appreciation Rights, and the Committee may award Stock Appreciation Rights to Eligible Persons independent of any Option;
●	stipulates that Stock Appreciation Right granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. Upon the exercise of a Stock Appreciation Right, the Company shall pay to the Participant an amount equal to the number of shares subject to the Stock Appreciation Right that are being exercised multiplied by the excess, if any, of the fair market value of one Common Share on the exercise date over the Strike Price, less an amount equal to any taxes required to be withheld or paid. The Company shall pay such amount in cash, in Data Knights Common Stock valued at fair market value, or any combination thereof, as determined by the Committee;
●	authorizes the Committee to issue, in connection with Stock Bonus Awards, unrestricted Data Knights Common Stock either alone or in tandem with other awards in such amounts as the Committee may determine in its sole discretion; and
●	authorizes the Committee to grant Performance Compensation Awards in the shape of cash bonuses subject to certain performance criteria further set out in the Equity Incentive Plan.

The Plan is set forth in the “The Equity Incentive Plan Proposal” section of this proxy statement/prospectus and a complete copy of the Equity Incentive Plan is attached to this proxy statement/prospectus as Annex C.

The Election of Directors Proposal

Data Knights is proposing that its stockholders vote to elect nine directors to serve staggered terms on the New OneMedNet board of directors until the 2023, 2024 and 2025 annual meeting of stockholders of the New OneMedNet, respectively, or until their respective successors are duly elected and qualified, or until each director’s earlier death, resignation, retirement, or removal. A summary of the Election of Directors Proposal is set forth in the section entitled “Proposal No. 4 — The Election of Directors Proposal” of this proxy statement/prospectus.

The Adjournment Proposal

Data Knights stockholders will be asked to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, or the Incentive Plan Proposal. Please see the section titled “Proposal No. 6 — The Adjournment Proposal.”

Interests of Data Knights’ Directors and Officers and Others in the Business Combination.

The Data Knights Board has adopted and approved the Merger Agreement. In arriving at its recommendations, the Data Knights Board carefully considered a number of factors described in this proxy statement/prospectus. Please see section entitled “The Business Combination Proposal — The Board’s Reasons for Approval of the Business Combination.”

When you consider the recommendation of the Data Knights Board in favor of approval of the Proposals, you should keep in mind that the Sponsor (including certain members of the Sponsor) and certain of Data Knights’ directors and executive officers may have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

●	unless Data Knights consummates an initial business combination, Data Knights’ officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;
●	as a condition to the Data Knights IPO, all of the Founder Shares are subject to a lock-up and would be released only if specified conditions were met. In particular, subject to certain limited exceptions, all Founder Shares would be subject to a lock up until the earlier of (A) six months after the completion of Data Knights’ Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date on which Data Knights completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property;
●	the Placement Units, purchased by the Sponsor will be worthless if a business combination is not consummated;
●	the Sponsor has agreed that the Placement Units and the underlying securities, will not be sold or transferred by it until after Data Knights has completed a business combination, subject to limited exceptions;
●	the fact that Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination;
●	the fact that Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;
●	if Data Knights does not complete an initial business combination by August 11, 2023, subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension, the proceeds from the sale of the

Placement Units will be included in the liquidating distribution to Data Knights’ Public Stockholders and the Placement Units will expire worthless; and
●	if the Trust Account is liquidated, including in the event Data Knights is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Data Knights to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share by the claims of prospective target businesses with which Data Knights has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Data Knights, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.
●	The estimated aggregate amount invested by Sponsor and certain of Data Knights’ directors and executive officers in their interests in Data Knights is $5,877,750, as detailed in the following tables:

Assuming No Further Redemptions

		Current
		Estimated	Current			Unrealized
		Value Per	Estimated		Unrealized	Profit Per
Security	Shares	Share	Value	Initial Cost	Profit	Share
Founder Shares	2,875,000	$10.49	$30,158,750	$25,000	$30,137,750	$10.48
Placement Units	525,275	$10.49	$5,510,135	$5,252,750	$257,385	$0.49
Private Placement Warrants	525,275	$0.06	$32,775	$—	$32,775	$0.06
Warrants for conversion of working capital loan	150,000	$—	$—	$—	$9,359	$0.06
Total/Weighted Average	4,075,550	$8.76	$35,701,660	$5,277,750	$30,433,269	$7.47

Assuming 80% Redemptions

		Current
		Estimated	Current			Unrealized
		Value Per	Estimated		Unrealized	Profit Per
Security	Shares	Share	Value	Initial Cost	Profit	Share
Founder Shares	2,875,000	$10.49	$30,158,750	$25,000	$30,137,750	$10.48
Placement Units	525,275	$10.49	$5,510,135	$5,252,750	$257,385	$0.49
Private Placement Warrants	525,275	$0.06	$32,775	$—	$32,775	$0.06
Warrants for conversion of working capital loan	150,000	$—	$—	$—	$9,359	$0.06
Total/Weighted Average	4,075,550	$8.76	$35,701,660	$5,277,750	$30,433,269	$7.47

Assuming Maximum Redemptions

		Current
		Estimated	Current			Unrealized
		Value Per	Estimated		Unrealized	Profit Per
Security	Shares	Share	Value	Initial Cost	Profit	Share
Founder Shares	2,875,000	$10.49	$30,158,750	$25,000	$30,137,750	$10.48
Placement Units	525,275	$10.49	$5,510,135	$5,252,750	$257,385	$0.49
Private Placement Warrants	525,275	$0.06	$32,775	$—	$32,775	$0.06
Warrants for conversion of working capital loan	150,000	$—	$—	$—	$9,359	$0.06
Total/Weighted Average	4,075,550	$8.76	$35,701,660	$5,277,750	$30,433,269	$7.47

To date, Data Knights’ officers and directors and the Sponsor have not incurred any out-of-pocket expenses subject to reimbursement by Data Knights. The Sponsor had previously requested that the Company extend the date by which the Company has to consummate a business combination to February 11, 2023, and in connection therewith caused an aggregate of $1,150,000 (representing $0.10 per public share) to be deposited into the Company’s trust account on August 11, 2022, to extend such date to November 11, 2022, and caused an aggregate of $368,758.44 (representing $0.135 per public share) to extend such date to February

11, 2023. Under the terms of its Charter, the Company can extend the date by which it has to consummate a business combination by up to six additional one-month periods, or up to August 11, 2023, subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension. The Company has exercised the monthly extensions through April 11, 2023, and intends to exercise the next extension through May 11, 2023.

Emerging Growth Company

Data Knights is currently and, following the consummation of the Business Combination, the Combined Entity will be, an “emerging growth company,” as defined in the Securities Act and as modified by the Jumpstart Our Business Startups Act (“JOBS Act”). Data Knights has taken, and the Combined Entity may continue to take, advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in Data Knights’ periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, stockholders of Data Knights and the Combined Entity may not have access to certain information they may deem important.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Data Knights has not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Data Knights (and, following the Business Combination, the Combined Entity), as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Data Knights’ and the Combined Entity’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Data Knights (and following the Business Combination, the Combined Entity) will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the closing of the Data Knights IPO, (ii) the last day of the fiscal year in which Data Knights (and following the Business Combination, the Combined Entity) has total annual gross revenue of at least $1.07 billion; (iii) the last day of the fiscal year in which Data Knights (and following the Business Combination, the Combined Entity) is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of Data Knights’ (and following the Business Combination, the Combined Entity’s) Common Stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which Data Knights (and following the Business Combination, the Combined Entity) has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Risk Factors

In evaluating the Proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section titled “Risk Factors.” The value of your investment following consummation of the Business Combination will be subject to significant risks affecting, among other things, the Combined Entity’s business, financial condition or results of operations. If any of the events described below occur, the Combined Entity’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Combined Entity’s securities and you therefore may lose all or part of your investment. The risk factors listed below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Data Knights and OneMedNet. Any reference in this “Risk Factors” section to the “Surviving Entity” shall mean New OneMedNet.

●	We have a history of operating losses and may never achieve profitability in the future.
●	We have two significant customers that represented 31%, 28% and 53%of our revenues for 2020, 2021 and 2022, respectively.
●	We may encounter difficulties in managing our attempted growth of our business, which could negatively impact our operations.

●	Our recent growth rates may not be sustainable, or indicative of future growth.
●	We may be unable to execute our business objectives and growth strategies successfully or sustain our growth and, as a result, this could have a material adverse effect on our operating results.
●	Our technology is important to our success, and our failure to protect our intellectual property rights could put us at a competitive disadvantage.
●	If OneMedNet is unable to protect its intellectual property, OneMedNet’s ability to maintain any technological or competitive advantage over its competitors and potential competitors would be adversely impacted, and OneMedNet’s business may be harmed.
●	It is difficult and costly to protect our proprietary rights and as a result we may not be able to ensure their protection. In addition, patents have a limited lifespan and will eventually expire.
●	Our products or processes may infringe the intellectual property rights of others, which may cause us to pay unexpected litigation costs or damages or prevent us from selling our products.
●	Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.
●	Obtaining and maintaining patent protection depends on compliance with various procedural, documentary, fee payment, and other requirements imposed by governmental patent agencies, and patent protection could be reduced or eliminated for noncompliance with these requirements.
●	If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in any litigation would harm our business.
●	We may be involved in lawsuits to protect or enforce our intellectual property or the intellectual property of our licensors, which could be expensive, time consuming and unsuccessful.
●	We may need to license certain intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.
●	We may be subject to claims that our employees, independent contractors, or consultants have wrongfully used or disclosed alleged trade secrets of their former employers or other third parties.
●	We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.
●	We or our licensors may not be able to protect our intellectual property rights throughout the world.
●	If we fail to comply with our obligations under technology agreements with third parties, we may be required to pay damages and we could lose license rights that are critical to our business.
●	Confidentiality and invention assignment agreements with our employees, advisors and consultants may not adequately prevent disclosure of trade secrets and protect other proprietary information.
●	Intellectual property rights do not address all potential threats to our competitive advantage.
●	We may face difficulties with protecting our intellectual property in certain jurisdictions, which may diminish the value of our intellectual property rights in those jurisdictions.
●	If OneMedNet fails to comply with federal and state healthcare laws, including health and other information privacy and security laws, we could face substantial penalties and our business, financial condition, results of operations, and prospects could be adversely affected.
●	Changes in U.S. healthcare law and implementing regulations, as well as changes in healthcare policy, may impact our business in ways that we cannot currently predict and may harm our business and results of operations.

●	Our future success depends on the continuing efforts of our management team and key employees, and on our ability to attract and retain highly skilled personnel and senior management.
●	We are subject to many hazards and operational risks that can disrupt our business, some of which may not be insured or fully covered by insurance.
●	Our business could be adversely affected by an accident, a safety incident or a workforce disruption.
●	We have a several key stockholders, which may limit our ability to influence corporate matters and may give rise to conflicts of interest.
●	Our business could be adversely affected by the military conflict in Ukraine.
●	We may engage in merger and acquisition activities, which could require significant management attention, disrupt our business, dilute stockholder value and adversely affect our results of operations.
●	Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and our reputation.
●	An active market for New OneMedNet’s securities may not develop, which would adversely affect the liquidity and price of New OneMedNet’s securities.
●	Nasdaq may delist New OneMedNet’s securities from trading on its exchange, which could limit investors’ ability to make transactions in New OneMedNet’s securities and subject New OneMedNet to additional trading restrictions.
●	The market price of New OneMedNet’s common stock may decline as a result of the Business Combination.
●	Because there are no current plans to pay cash dividends on the New OneMedNet common stock for the foreseeable future, you may not receive any return on investment unless you sell your New OneMedNet common stock at a price greater than what you paid for it.
●	New OneMedNet stockholders may experience dilution in the future.
●	If securities or industry analysts do not publish research or reports about New OneMedNet’s business, if they change their recommendations regarding New OneMedNet common stock or if New OneMedNet’s operating results do not meet their expectations, the New OneMedNet common stock price and trading volume could decline.
●	Future sales, or the perception of future sales, by New OneMedNet or its stockholders in the public market following the Business Combination could cause the market price for New OneMedNet common stock to decline.
●	New OneMedNet may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous for Data Knights warrant holders.
●	Certain provisions of New OneMedNet’s amended and restated certificate of incorporation could have a material adverse effect on the rights of holders of its Common Stock.
●	Data Knights has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. If Data Knights is unable to consummate a business combination, including the Business Combination, its public stockholders may be forced to wait until August 11, 2023 before receiving distributions from the Trust Account.
●	Data Knights’ independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”
●	Data Knights has identified a material weakness in its internal control over financial reporting. This material weakness could continue to adversely affect its ability to report its results of operations and financial condition accurately and in a timely manner.

●	If Data Knights does not consummate a business combination by August 11, 2023, Data Knights will have to cease all operations except for the purpose of winding up and redeeming all of its public units for their pro rata portions of the Trust Account and liquidate or seek approval of its stockholders to extend the termination date.
●	Data Knights and OneMedNet are expected incur significant transaction and transition costs in connection with the Business Combination. If the parties fail to consummate the Business Combination, Data Knights may not have sufficient cash available to pay such costs.
●	The working capital available to Data Knights after the Business Combination will be reduced to the extent Data Knights’ stockholders exercise their redemption rights in connection with the Business Combination and will also be reduced to the extent of Data Knights’ and OneMedNet’s transaction expenses, which will be payable by the Combined Entity. This may adversely affect the business and future operations of Data Knights.
●	The unaudited pro forma financial information included in this proxy statement/prospectus may not be indicative of what the actual financial position or results of operations of the Combined Entity would have been.
●	During the pendency of the Business Combination, Data Knights will not be able to enter into a business combination with another party because of restrictions in the Merger Agreement. Furthermore, certain provisions of the Merger Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.
●	If the conditions to the Merger Agreement are not met, the Business Combination may not occur.
●	Data Knights may waive one or more of the conditions to the Business Combination.
●	The Sponsor, directors and officers of Data Knights may have conflicts of interest in determining to pursue the Business Combination with OneMedNet, since certain of their interests, and certain interests of their affiliates and associates, are different from or in addition to (and which may conflict with) the interests of Data Knights’ stockholders.
●	The value of the Founder Shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of the Data Knights Common Stock at such time is substantially less than $10.00 per share.
●	Because Data Knights is not conducting an underwritten offering of OneMedNet’s securities, no underwriter has conducted due diligence of OneMedNet’s business, operations or financial condition or reviewed the disclosure in this proxy statement/prospectus.
●	Nasdaq may delist Data Knights’ securities from trading on its exchange, which could limit investors’ ability to make transactions in Data Knights’ securities and subject Data Knights to additional trading restrictions.
●	Public stockholders exercising their redemption rights with respect to the public units sold in Data Knights’ IPO will forfeit the portion of warrants included in the units without the payment of any additional consideration.
●	If third parties bring claims against Data Knights, the proceeds held in trust could be reduced and the per-unit redemption price received by stockholders may be less than $10.20.
●	Data Knights’ stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.
●	Data Knights’ directors may decide not to enforce the Sponsor’s indemnification obligations, resulting in a reduction in the amount of funds in the Trust Account available for distribution to its public stockholders.
●	In connection with any vote to approve a business combination, Data Knights will offer each public stockholder the option to vote in favor of the Business Combination and still seek redemption of their units.
●	In connection with the stockholder meeting called to approve the Business Combination, Data Knights may require stockholders who wish to redeem their units in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
●	If, in connection with the stockholder meeting called to approve the Business Combination, Data Knights requires public stockholders who wish to redeem their units to comply with specific requirements for redemption, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.
●	If Data Knights does not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”
●	Data Knights’ ability to successfully effect the Business Combination and successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel, including the key personnel of OneMedNet, all of whom are expected to stay with Data Knights following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.
●	If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of Data Knights’ securities may decline.
●	Data Knights’ public stockholders may experience dilution as a consequence of, among other transactions, the issuance of Data Knights Common Stock as consideration in the Business Combination and the assumption of debt, if convertible into equity. Having a minority share position may reduce the influence that Data Knights’ current stockholders have on the management of Data Knights.
●	Data Knights’ Sponsor, directors and officers have agreed to vote in favor of its initial business combination, regardless of how Data Knights’ public stockholders vote.
●	Following the Closing of the Business Combination, Data Knights may be required to take write-downs or write-offs, restructuring and impairment or other charges that could adversely affect its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
●	Warrants will become exercisable for Data Knights Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to Data Knights’ stockholders.
●	Activities taken by affiliates of Data Knights to purchase, directly or indirectly, public units will increase the likelihood of approval of the Business Combination Proposal and other proposals and may affect the market price of Data Knights’ securities during the buyback period.
●	Since Data Knights’ Sponsor, officers, directors, and their respective affiliates will lose their entire investment in Data Knights if the Business Combination is not completed, they may have had a conflict of interest in identifying and selecting OneMedNet for Data Knights’ initial business combination in order to close the Business Combination.
●	There is no assurance that Data Knights’ due diligence will reveal all material risks that may be present with regard to OneMedNet, thus, following the Business Combination, Data Knights may be required to take write- downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.
●	Since Data Knights’ Sponsor, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may arise in determining whether OneMedNet is appropriate for Data Knights’ initial business combination in order to close the Business Combination.
●	The ability to execute Data Knights’ strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their units in connection with the Business Combination.
●	If Data Knights stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their units for a pro rata portion of the funds held in Data Knights’ Trust Account.

●	The ability to execute Data Knights’ strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their units in connection with the Business Combination.
●	If Data Knights stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their units for a pro rata portion of the funds held in Data Knights’ Trust Account.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements herein may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not historical facts and are based upon estimates and assumptions that, while considered reasonable by Data Knights and its management, and OneMedNet and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the proposed business combination;
●	the outcome of any legal proceedings that may be instituted against Data Knights, OneMedNet, the Combined Entity or other following the announcement of the proposed business combination and any definitive agreements with respect thereto;
●	the inability to complete the proposed business combination due to the failure to obtain approval of the stockholders of Data Knights, to obtain financing to complete the proposed business combination or to satisfy other conditions to closing;
●	the ability to meet stock exchange listing standards following the consummation of the proposed business combination;
●	changes to the proposed structure of the proposed business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the proposed business combination;
●	the risk that the proposed business combination disrupts current plans and operations of Data Knights or OneMedNet as a result of the announcement and consummation of the proposed business combination;
●	the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition and the ability of the Combined Entity to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management, key employees, directors or partners;
●	costs related to the proposed business combination;
●	changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the proposed business combination;
●	OneMedNet’s ability to execute its business plans and strategy;
●	the inability to develop and maintain effective internal controls;
●	general economic conditions and geopolitical uncertainty; and
●	other risks and uncertainties indicated from time to time in the final prospectus of Data Knights, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by Data Knights.

There may be additional risks that Data Knights presently does not know or that Data Knights currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Data Knights’ expectations, plans or forecasts of future events and views as of the date of this communication. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section of this prospectus entitled “Risk Factors.” Data Knights anticipates that subsequent events and developments will cause Data Knights’ assessments to change. However, while Data Knights may elect to update these forward-looking statements at some point in the future, Data Knights specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Data Knights’ assessments as of any date subsequent to the date of this communication.

SELECTED FINANCIAL AND OTHER DATA OF DATA KNIGHTS

Selected Historical Financial Information of Data Knights

The following tables show selected historical financial information for Data Knights and should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations of Data Knights incorporated by reference herein and the unaudited interim and audited financial statements of Data Knights, and the notes and schedules related thereto, which are included elsewhere in this proxy statement/prospectus.

This proxy statement/prospectus contains the historical financial statements of Data Knights. The balance sheet data as of December 31, 2022, and statement of operations data for the year then ended are derived from Data Knights’ audited financial statements included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

For the Year
ended
December 31, 2022
Formation and operating costs	$5,103,731
Franchise tax expenses	205,560
Loss from Operations	(5,309,291)
Other Income (Expenses)
Realized and unrealized gain	1,371,689
Change in fair value of warrant liabilities	4,489,110
Non-operating expense	—
Net Income (loss)	$336,658
Weighted average shares outstanding of Class A Common Stock subject to redemption	8,667,969
Basic and diluted net income per common stock	$0.03
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	3,464,052
Basic and diluted net income per common stock	$0.03

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

For the Year
Ended
December 31, 2022
Cash flows from operating activities:
Net income	$336,658
Adjustments to reconcile net income to net cash used in operating activities:
Offering costs allocated to warrant liabilities	—
Stock-based compensation expense	2,825,960
Realized and unrealized gain	(1,371,689)
Change in fair value of warrant liability	(4,489,110)
Changes in operating assets and liabilities:
Prepaid expense	83,061
Accrued expense	1,553,849
Franchise tax payable	(94,042)
Income tax payable	214,850
Net cash used in operating activities	(940,463)
Investment of cash in Trust Account	(2,545,838)
Interest withdrawn from Trust Account	299,601
Net cash used in investing activities	(2,246,237)
Proceeds from working capital loan	207,081
Amount due to related parties	11,500
Proceeds from extension loan	2,545,838
Net cash provided by financing activities	2,764,419

Net change in cash	(422,281)
Cash at the beginning of the period	453,151
Cash at the end of the period	$30,870

Supplemental disclosure of non-cash financing activities:
Change in value of common stock subject to possible redemption	$3,359,593
Redemption of Class A common stock held in Trust, including interest	$91,909,483

DATA KNIGHTS ACQUISITION CORP.

BALANCE SHEET

DECEMBER 31, 2022

December 31, 2022
ASSETS
Current Assets
Cash	$30,870
Total Current Assets	$30,870
Investments held in Trust Account	29,029,416
Total Assets	$29,060,286

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accrued expense	$1,679,821
Amount due to related parties	11,500
Income tax payable	214,850
Franchise tax payable	69,966
Total Current Liabilities	1,976,137
Warrant liabilities	362,558
Deferred underwriter fee payable	4,025,000
Working capital loan	207,081
Extension loan	2,545,838
Total Liabilities	9,116,614
Commitments and Contingencies
Class A Common Stock subject to possible redemption; 2,731,544 shares at redemption value of $10.53 as of December 31, 2022	28,750,110

Stockholders’ Deficit
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A Common Stock, $0.0001 par value; 100,000,000 shares authorized; 585,275 issued and outstanding, excluding 2,731,544 shares subject to redemption	59
Class B Common Stock, par value $0.0001; 10,000,000 shares authorized; 4,253,517 shares issued and outstanding	425
Additional paid-in capital	2,825,823
Accumulated deficit	(11,632,745)
Total Stockholders’ Deficit	(8,806,438)
Total Liabilities and Stockholders’ Deficit	$29,060,286

SELECTED FINANCIAL AND OTHER DATA OF ONEMEDNET

Selected Historical Consolidated Financial Information of OneMedNet

The following tables show selected historical consolidated financial information for OneMedNet’s business and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of OneMedNet” and the unaudited interim and audited consolidated financial statements of OneMedNet, and the notes and schedules related thereto, which are included elsewhere in this proxy statement/prospectus.

This proxy statement/prospectus contains the historical consolidated financial statements of OneMedNet. The balance sheet data as of December 31, 2022, and statement of operations data for the year ended December 31, 2022 are derived from OneMedNet’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period.

For the Year Ended
Statement of Operation Data:	December 31, 2022
Revenue, net	$1,152,738
Cost of goods sold	1,513,428
Gross profit (loss)	(360,690)
Operating expenses
General and administrative	3,446,329
Operations	398,760
Sales and marketing	957,690
Research and development	952,701
Total operating expenses	5,755,480
Operating loss	(6,116,170)
Other income (expense)
Interest expense, net	403,307
Other income (expense)	46,820
Income (Loss) before income tax	450,127
Net loss	$(6,566,297)

As of
Balance Sheet Data:	December 31, 2022
Total assets	$1,374,028
Total liabilities	$12,043,351
Total stockholders’ deficit	$(10,669,323)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The following unaudited pro forma condensed combined financial statements of Data Knights present the combination of the historical financial information of Data Knights and OneMedNet adjusted to give effect for the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical balance sheet of Data Knights and the historical balance sheet of OneMedNet as of December 31, 2022, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the historical statements of operations of Data Knights and OneMedNet for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;
●	the historical audited financial statements of Data Knights as of and for the year ended December 31, 2022, and the related notes thereto, included elsewhere in this proxy statement/prospectus;
●	the historical audited financial statements of OneMedNet as of and for the year ended December 31, 2022, and the related notes thereto, included elsewhere in this proxy statement/prospectus; and
●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Data Knights” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of OneMedNet,” and other financial information relating to Data Knights and OneMedNet included elsewhere or incorporated by reference in this proxy statement/prospectus, including the Merger Agreement.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The Combined Entity believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Description of Transaction

On April 25, 2022, Data Knights, Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Data Knights, LLC, the Company’s sponsor (the “Sponsor”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with OneMedNet (together with the Company and Merger Sub, the “Parties”) and Paul Casey, as seller representative (“Casey”). Pursuant to the Merger Agreement, upon the closing (the “Closing”) of the Business Combination, the Parties will effect the merger of

Merger Sub with and into OneMedNet, with OneMedNet continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of OneMedNet shall be exchanged for shares of the Class A Common Stock of the Company upon the terms set forth in the Merger Agreement. Per the Merger Agreement all of the issued and outstanding capital stock of OneMedNet shall be exchanged shares of the Class A Common Stock of Data Knights. OneMedNet’s shareholders collectively shall be entitled to receive from Data Knights, in the aggregate, a number of Data Knights’ securities with an aggregate value equal to $200,000,000, subject to certain adjustments.

Pursuant to the existing Data Knights Charter, public stockholders are being offered the opportunity to redeem, upon the Closing, shares of Data Knights common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (as of two business days prior to the Closing). The unaudited pro forma condensed combined information contained herein assumes that Data Knights stockholders approve the Business Combination. Data Knights’ public stockholders may elect to redeem their common stock for cash even if they approve the Business Combination. Data Knights cannot predict how many of its stockholders will exercise their right to have their shares redeemed for cash.

For illustrative purposes, the unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of additional redemptions of Data Knights common stock:

●	Assuming Minimum Additional Redemptions (“Minimum Redemption”) — this scenario assumes that no additional shares of Data Knights common stock are redeemed; and
●	Assuming Maximum Redemptions (“Maximum Redemption”) — This scenario assumes the redemption of approximately 3.3 million shares of Data Knights Common Stock at $10.53 per share, for aggregate payment of approximately $29.0 million from the Trust Account.

The public stockholder redemptions are expected to be within the parameters described by the above two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

The Business Combination between Data Knights and OneMedNet under both the minimum and maximum redemption scenarios is expected to be accounted for as a reverse recapitalization with OneMedNet as the accounting acquirer.

Pro Forma Information

DATA KNIGHTS AND ONEMEDNET

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE

SHEET AS OF DECEMBER 31, 2022

(in thousands)

			Pro Forma		Pro Forma	Pro Forma		Pro Forma
			Adjustments		Combined	Adjustments		Combined
			Assuming		Assuming	Assuming		Assuming
	OneMedNet	Data Knights	Minimum		Minimum	Maximum		Maximum
	(Historical)	(Historical)	(Historical)		Redemption	Redemption		Redemption
ASSETS
Current assets:
Cash and cash equivalents	$271	$31	$29,029	A	$24,306	(28,750)	I	(4,444)
			(4,025)	B
			(1,000)	C
Accounts receivable	19				19			19
Due from Data Knights	900		(900)	J
Prepaid expenses and other current assets	101				101			101
Total current assets	1,291	31	23,104		24,426	(28,750)		(4,324)
Non-current assets:
Prepaid expenses					—			—
Cash and marketable securities held in Trust Account		29,029	(29,029)	A	—			—
Property and equipment, net	83				83			83
Total non-current assets	83	29,029	(29,029)		83	—		83
TOTAL ASSETS	1,374	29,060	(5,925)		24,509	(28,750)		(4,241)
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	1,135	1,679	(900)	J	1,914			1,914
Amount due related party		12			12			12
Income taxes payable		215			215			215
Franchise tax payable		70			70			70
Deferred revenues	184				184			184
Convertible promissory notes	8,490				8,490			8,490
Total current liabilities	9,809	1,976	(900)		10,885			10,885
Non-current liabilities:
Canada Emergency Business Loan Act	45				45			45
Accrued interest, related party	690				690			690
Derivative liability		363			363			363
Deferred underwriting fee payable		4,025	(4,025)	B	—			—
Extension loan		2,546			2,546			2,546
Working capital loan		207			207			207
Convertible promissory notes	1,500				1,500			1,500
Total non-current liabilities	2,235	7,141	(4,025)		5,351	—		5,351
Total liabilities	12,044	9,117	(4,925)		16,236	—		16,236
COMMITMENTS AND CONTINGENCIES
Temporary equity:
Class A and Class B common stock subject to possible redemption		28,750	(28,750)	D	—			—
								—
Stockholders’ equity (deficit):								—
Preferred Series A-2			—	E
Preferred Series A-1			—	E
Common stock			2	F	3	(1)	I	2
			1	D
			—	E
Class A common stock		—	—	G	—
Class B common stock		—	—	G	—			—
Additional paid-in capital	21,207	2,826	28,749	D	39,647	(28,749)	I	10,898
			(2)	F				—
			(11,663)	H				—
			(1000)	C				—
			(500)	K
Accumulated deficit	(31,877)	(11,633)	11,633	H	(31,377)			(31,377)
			(500)	K
Total shareholders’ equity (deficit)	(10,670)	(8,807)	27,750		8,273	(28,750)		(20,477)
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	1,374	29,060	(5,925)		24,509	(28,750)		(4,241)

DATA KNIGHTS AND ONEMEDNET

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share data)

			Pro Forma		Pro Forma
			Adjustments		Combined
			Assuming		Assuming
			Minimum and		Minimum and
	OneMedNet	Data Knights	Maximum		Maximum
	(Historical)	(Historical)	Redemption		Redemption
Revenues	$1,153	$—	$—		$1,153
Cost of revenue	1,513	—	—		1,513
Gross profit	(360)	—	—		(360)

Operating costs and expenses:
Selling, general and administrative expenses	5,755	5,309	1,000	AA	12,064
Total operating costs and expenses	5,755	5,309	1,000		12,064
Loss from operations	(6,115)	(5,309)	(1,000)		(12,424)

Other income (expense):
Interest expense	(403)	—			(403)
Change in fair value of derivative liability		4,489	—		4,489
Other income (expense)	(47)		(500)		(547)
Realized and unrealized gains on Trust Account		1,372	(1,372)	BB	—
Total other income (expense)	(450)	5,861	(1,872)		3,539
Net income (loss) before income tax provision	(6,565)	552	(2,872)		(8,885)
Income tax provision	—	(215)	—		(215)
Net income (loss)	(6,565)	337	(2,872)		(9,100)

			Assuming	Assuming
	OneMedNet	Data Knights	Minimum	Maximum
	(Historical)	(Historical)	Redemption	Redemption
Weighted average shares outstanding - Common stock	4,342,666	—	—	—
Basic and diluted net income per share - Common stock	(0.68)	—	—	—
Weighted average shares outstanding - Class A and Class B common stock subject to redemption	—	8,667,969	27,618,336	24,743,026
Basic and diluted net income per share - Class A and Class B common stock subject to redemption	—	0.03	(0.33)	(0.37)
Weighted average shares outstanding - Class A and Class B non-redeemable common stock	—	346,452	—	—
Basic and diluted net income per share - Class A and Class B non-redeemable common stock	—	0.03	—	—

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Merger

On April 25, 2022, Data Knights, Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Data Knights, LLC, the Company’s sponsor (the “Sponsor”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with OneMedNet (together with the Company and Merger Sub, the “Parties”) and Paul Casey, as seller representative (“Casey”). Pursuant to the Merger Agreement, upon the closing (the “Closing”) of the Business Combination, the Parties will affect the merger of Merger Sub with and into OneMedNet, with OneMedNet continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of OneMedNet shall be exchanged shares of the Class A Common Stock of the Company upon the terms set forth in the Merger Agreement. Per the Merger Agreement all of the issued and outstanding capital stock of OneMedNet shall be exchanged shares of the Class A Common Stock of Data Knights. OneMedNet’s shareholders collectively shall be entitled to receive from Data Knights, in the aggregate, a number of Data Knights’ securities with an aggregate value equal to $200,000,000, subject to certain adjustments.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Data Knights and OneMedNet include transaction accounting adjustments to illustrate the estimated effect of the Business Combination and certain other adjustments to provide relevant information necessary for an understanding of the Combined Entity upon consummation of the transactions described herein.

The Business Combination between Data Knights and OneMedNet under both the minimum and maximum redemption scenarios is expected to be accounted for as a reverse recapitalization with OneMedNet as the accounting acquirer.

The unaudited pro forma condensed combined financial information has been prepared using both the Minimum Redemption and Maximum Redemption scenarios with respect to the potential redemption of

Public Shares into cash. The public stockholder redemptions are expected to be within the parameters described by the two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given the Companies’ incurred losses during the historical period presented.

Note 3 — Transaction Accounting Adjustments to the Data Knights and OneMedNet Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2022 are as follows:

(A)

Reflects the reclassification of approximately $29.0 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.

(B)	Reflects the payment of approximately $4.0 million of deferred underwriters’ fees. The fees were paid at the closing out of the trust account.

(C)	Represents transaction costs totaling approximately $1.0 million. The details of which are presented below.

$3.2 million	Total expected to be incurred
$(2.2 million)	Less costs incurred to December 31, 2022
$1.0 million

(D)	Reflects the reclassification of approximately $28.8 million of common stock subject to possible redemption to permanent equity.
(E)	Reflects the conversion of convertible preferred stock to common stock.
(F)	Represents the issuance of 20 million shares of the post-combination company’s Class A Common Stock to OneMedNet equity holders as consideration for the reverse recapitalization.
(G)	Reflects the conversion of Class B Common Stock held by the initial shareholders to Class A Common Stock.
(H)	Reflects the reclassification of Data Knights’ historical accumulated deficit.
(I)	Reflects the maximum redemption of approximately 2.7 million shares of common stock for approximately $28.8 million based on available cash.
(J)	Elimination of intercompany balances.
(K)	Commitment fee for SEPA of $500,000, payable in 48,000 shares.

Note 4 — Transaction Accounting Adjustments to the Data Knights and OneMedNet Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2021(1)

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended December 31, 2021 are as follows:

(AA) Reflects the transaction costs. See Note 3 adjustment I

(BB) Reflects the elimination of realized and unrealized gains on the trust

(1)For Data Knights for the period from February 8, 2021 (inception) through December 31, 2021.

Note 5 — Loss Per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination assuming the shares were outstanding since January 1, 2021. As the Business Combination are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods. Warrants have been excluded from the calculation as they are anti-dilutive.

The unaudited pro forma condensed combined financial information has been prepared assuming five alternative levels of redemption for the year ended December 31, 2022:

The unaudited pro forma condensed combined financial information has been prepared assuming five alternative levels of redemption for the year ended December 31, 2022:

				33.33% of	50% of	66.67% of
	OneMedNet	Data Knights	Minimum	Maximum	Maximum	Maximum	Maximum
	Historical	Historical	Redemption	Redemption	Redemption	Redemption	Redemption
December 31, 2022
Weighted average shares outstanding - Class A and Class B common stock subject to redemption	4,342,666	8,667,969	26,618,386	26,660,858	26,180,681	25,700,648	24,743,026
Basic and diluted net income per share - Class A and Class B common stock subject to redemption	(0.68)	0.03	(0.33)	(0.34)	(0.35)	(0.35)	(0.37)
Weighted average shares outstanding - Class A and Class B non-redeemable common stock		346,452
Basic and diluted net income per share - Class A and Class B non-redeemable common stock		0.03

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus.

RISKS RELATED TO ONEMEDNET’S OPERATIONS AND INDUSTRY

We have a history of operating losses and may never achieve profitability in the future.

We have experienced significant recurring operating losses and negative cash flows from operating activities since inception. For example, for the years ended December 31, 2020, 2021 and 2022, we had net losses of approximately $2.8 million, $2.9 million and $6.6 million, respectively. As of December 31, 2022, we had accumulated losses of approximately $31.9 million.

We expect to continue to incur significant losses in the development, marketing, sale and delivery of our services. If we do not grow our revenues or if we lose existing customers, we expect to continue to incur losses from operations for the foreseeable future.

Because of the numerous risks and uncertainties associated with the development, marketing, sale and delivery of our imaging real world data (“iRWDTM”) services, we may experience larger than expected future losses and may never become profitable. Moreover, there is a substantial risk that we may not be able to successfully commercialize our iRWDTM services, which would make it unlikely that we would ever achieving profitability.

OneMedNet believes it has demonstrated its quality and responsiveness in clinical imaging and curation of RWD based upon success in compiling one of the largest network of imaging centers (comprised of hospitals, imaging centers and clinics) throughout the United States covering more than 15 million patients to date. On the global front, OneMedNet works with hospitals and life science companies around the world including Ireland, United Kingdom, Ghana, Denmark and South Korea and growing. We base these claims on our understanding of our competition in the United States and globally. However, if we were to lose these relationships with our network of imaging centers or lose our customers or our competitors’ technology surpasses ours, our competitors could claim a greater market share domestically or abroad, which could reduce our growth and our profits, which could harm our business, financial position, results of operations and prospects.

Two significant customers represented 31%, 28% and 53% of our revenues for 2020, 2021 and 2022, respectively, and is expected to continue to represent a significant portion of our forecasted revenue for 2023.

Change Healthcare and Siemens Medical Solutions USA, collectively represented 53% and 28% of our revenues in 2022 and 2021, respectively. Change Healthcare and Imaging, LLC, collectively represented 31% of our revenues in 2020. Change Healthcare is expected to continue to represent a significant portion of our forecasted revenue for 2023. If we fail to maintain and grow our relationships with Change Healthcare, we could lose a significant portion of our revenue for 2023, which would materially adversely affect our results of operations and our business.

Change Healthcare and OneMedNet have a seven-year relationship, which we expect to continue and to grow. Potential growth of this relationship could involve several paths potentially. The first, Change Healthcare continues as a valued customer and partner of OneMedNet in connection to which, Change Healthcare automatically renews its contract every year in March. The second relates to the sale that OneMedNet made in the Country of Ireland three years ago, and began implementation of in 2020, whereby OneMedNet has successfully installed its proprietary BEAM Image Exchange technology in all 46 public hospitals as well as the 24 private hospitals. Thus, the entire country of Ireland is using OneMedNet’s BEAM Image Exchange technology. It is anticipated that this relationship will continue well into the future. The subscription revenue anticipated from this relationship in Ireland is expected to generate approximately $1 million per year for the next four years at a minimum. OneMedNet believes the revenue for BEAM will continue to be flat over the next four years with the exception of volume increases from the clients increasing their image volume and adjustments for inflation.

Siemens Medical Solutions USA and its affiliated entities are new clients of OneMedNet since 2021 (collectively, “Siemens”). In 2022, OneMedNet’s revenue from contracts with Siemens was more than double its revenue earned from contracts with Siemens in 2021. OneMedNet is optimistic to continue to maintain this customer’s contracts and potential grow it further in 2023 but there can be no assurance of this outcome. If OneMedNet were to lose one or more of its significant customers, its revenue may significantly decline. In addition, revenue from significant customers may vary from period to period depending on the timing of renewing existing agreements or entering into new agreements for additional OneMedNet products as well as other unforeseen risks and variables discussed in this proxy statement/prospectus. The loss of one or more of OneMedNet’s significant customers could adversely affect its business, results of operations and financial condition.

We believe Siemen’s will continue to demand the highest quality imaging services across numerous therapies, diseases, and disorders. Siemens Healthineers has a large demand for imaging studies to create artificial Intelligence driven algorithms to increase diagnosis precision and accuracy. OneMedNet has been asked to supply Siemens numerous disease specific studies in the near future including: Chest Radiography – 4,000+ studies; Brain MRI – 400 studies; Pelvic MR Imaging – 500 studies; Training data CR – 200,000 studies, among others. We expect the number and size of the orders to grow to fuel Siemens aggressive growth strategy however there can be no assurance of such growth. Failure to continue our relationships with Change Healthcare and Siemens would have a material adverse effect on our business, financial condition and results of operations. You should not rely on our historical relationship with these companies as an indication of our future performance.

We may encounter difficulties in managing our attempted growth of our business, which could negatively impact our operations.

As we expand, market, sell and deliver our service offerings, we anticipate that we will need to increase our service development, sales and marketing and administrative headcount. Such an evolution may impact our strategic focus and our deployment and allocation of resources.

Our ability to manage our operations and growth effectively depends upon the continual improvement of our procedures, reporting systems and operational, financial and management controls. We may not be able to implement administrative and operational improvements in an efficient or timely manner and may discover deficiencies in existing systems and controls. If we do not meet these challenges, we may be unable to execute our business strategies and may be forced to expend more resources than anticipated addressing these issues.

We may acquire additional technology and complementary businesses in the future. Acquisitions involve many risks, any of which could materially harm our business, including the diversion of management’s attention from core business concerns, failure to effectively exploit acquired technologies, failure to successfully integrate the acquired business or realize expected synergies or the loss of key employees from either our business or the acquired businesses.

In addition, in order to continue to meet our obligations as a public listed company in both Australia and the United States and to support our anticipated long-term growth, we will need to increase our general and administrative capabilities. Our management, personnel and systems may not be adequate to support this future growth.

If we are unable to successfully manage our growth and the increased complexity of our operations, our business, financial position, results of operations and prospects may be harmed.

Our recent growth rates may not be sustainable, or indicative of future growth.

Our historical revenue is extremely low in absolute dollars. While our revenues grew significantly on a percentage basis from 2020 to 2022, this rate of growth may not be sustainable or indicative of our future rate of growth. We believe that our continued revenue growth, as well as our ability to reach profitability, will depend upon, among other factors, our ability to address the challenges, risks and difficulties described elsewhere in this proxy statement/prospectus. We cannot provide assurance that we will be able to successfully manage any such challenges or risks to our future growth. Any of these factors could cause our revenue growth to decline and may adversely affect our margins and reaching profitability. Failure to continue our revenue growth or improve margins would have a material adverse effect on our business, financial condition and results of operations. You should not rely on our historical rate of revenue growth as an indication of our future performance.

We may be unable to execute our business objectives and growth strategies successfully or sustain our growth and, as a result, this could have a material adverse effect on our operating results.

The highly complex nature of our industry requires that we effectively execute and manage our business objectives and growth strategies, such as expanding our marketing and commercialization of our services in the U.S. and internationally, adding new customers, and increasing our service delivery capacity. However, we may not be able to execute on these strategies as effectively as anticipated. Our ability to execute on these strategies depends on a number of factors, including, without limitation:

●	our ability to obtain adequate capital resources to complete execute our growth plans;
●	our ability to hire, train and retain skilled managers and personnel, including quality and production personnel, and marketing and commercial specialists;
●	our ability to protect our existing and new services by registering and defending our intellectual property rights; and
●	our ability to successfully add new customers.

To the extent we are unable to execute on our growth strategies in accordance with our expectations, this could have a material adverse effect on our business, financial condition, and future results of operations.

RISKS RELATED TO INTELLECTUAL PROPERTY

Our technology is important to our success, and our failure to protect our intellectual property rights could put us at a competitive disadvantage.

We rely on the patent trademark, trade secret, and other laws of the United States to protect our proprietary rights. Although we own numerous U.S. patents and have applied for additional patent applications currently and in the past, we cannot assure you that any pending patent applications will issue, or that any patents, issued or pending, will provide us with any competitive advantage or will not be challenged, invalidated or circumvented by third parties. In addition, we rely on confidentiality agreements, governed under U.S. law, with employees, consultants, and the like and take other measures to protect our know-how and trade secrets through secured systems and protocols. The steps we have taken may not prevent unauthorized use of our technology by unauthorized parties or competitors who may copy or otherwise obtain and use these products or technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

There is no guarantee that current and former employees, contractors and other parties will not breach their confidentiality agreements with us, misappropriate proprietary information or copy or otherwise obtain and use our information and proprietary technology without authorization or otherwise infringe on our intellectual property rights. Moreover, there can be no assurance that others will not independently develop the know-how and trade secrets or develop better technology than our own, which could reduce or eliminate any competitive advantage we have developed. Our inability to protect our proprietary technology could result in competitive harm that could adversely affect our business.

Moreover, if we became a party to one or more lawsuits and claims arising in the normal course of business involving intellectual property, the defense of these lawsuits may divert our management’s attention, and we could incur significant expenses in defending these lawsuits. In addition, we could be required to pay damage awards or settlements, or become subject to injunctions or other equitable remedies, that could have a material adverse effect on our financial condition and results of operations. While we do not believe that any litigation will arise, and no such litigation has arisen, however if such litigation were to arise it may have such an adverse effect. In addition, the outcome of such litigation, including regulatory matters, is often difficult to predict, and we cannot assure that the outcome of pending or future litigation will not have a material adverse effect on our business, financial condition or results of operations.

If OneMedNet is unable to protect its intellectual property, OneMedNet’s ability to maintain any technological or competitive advantage over its competitors and potential competitors would be adversely impacted, and OneMedNet’s business may be harmed.

OneMedNet relies on patent protection as well as trademark, trade secret and other intellectual property rights protection and contractual restrictions to protect OneMedNet’s proprietary technologies, all of which provide limited protection and may not adequately protect OneMedNet’s rights or permit OneMedNet to gain or keep any competitive advantage. As of March 31, 2023,

OneMedNet owned 11 issued patents and 1 pending patent application. These issued patents and pending patent application (if it were to issue a patent) have expected expiration dates ranging between 2035 and 2041. If OneMedNet fails to protect its intellectual property, third parties may be able to compete more effectively against it, it may lose its technological or competitive advantage, or it may incur substantial litigation costs in its attempts to recover or restrict use of its intellectual property.

OneMedNet cannot assure investors that any of OneMedNet’s currently pending or future patent applications will result in granted patents, and OneMedNet cannot predict how long it will take for such patents to be granted or whether the scope of such patents, if granted, will adequately protect OneMedNet from competitors. It is possible that, for any of OneMedNet’s patents that have granted or that may be granted in the future, others will design alternatives that do not infringe upon OneMedNet’s patented technologies. Further, OneMedNet cannot assure investors that other parties will not challenge any patents granted to OneMedNet or that courts or regulatory agencies will hold OneMedNet’s patents to be valid or enforceable. OneMedNet cannot guarantee investors that it will be successful in defending challenges made against OneMedNet’s patents and patent applications.

Any successful third-party challenge to OneMedNet’s patents could result in the unenforceability or invalidity of such patents, or to such patents being interpreted narrowly or otherwise in a manner adverse to OneMedNet’s interests. OneMedNet’s ability to establish or maintain a technological or competitive advantage over OneMedNet’s competitors may be diminished because of these uncertainties. For these and other reasons, OneMedNet’s intellectual property may not provide OneMedNet with any competitive advantage.

It is difficult and costly to protect our proprietary rights and as a result we may not be able to ensure their protection. In addition, patents have a limited lifespan and will eventually expire.

Currently, the term of a new patent is 20 years from the priority date on which the application for the patent was filed in the United States. Patents offer exclusive rights to the holder for a term of 20 years from the priority date thus market exclusivity awarded by the U.S. Patent Office upon the issuance of a patent is limited in scope and duration. Moreover, during the 20-year period, the holder must protect its proprietary rights from infringement. Thus, OneMedNet’s commercial success will depend in part on obtaining, maintaining, enforcing, and defending its patents including against third-party challenges, and maintaining our trade secret protection. We will only be able to fully protect our technologies from unauthorized use by third parties to the extent that valid and enforceable patents or trade secrets cover them.

The patent prosecution process is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. The patent positions of technology companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in technology patents has emerged to date in the United States. The patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. Moreover, the patent application process is also subject to numerous risks and uncertainties, and there can be no assurance that we or any of our future development partners will be successful in protecting our technology by obtaining and defending patents. For example:

●	we may not have been the first to make the inventions covered by each of our pending patent applications and issued patents;
●	we may not have been the first to file patent applications for these inventions;
●	others may independently develop similar or alternative technologies or duplicate any of our technologies;
●	it is possible that none of the pending patent applications will result in issued patents;
●	the issued patents may not cover commercially viable services, may not provide us with any competitive advantages, or may be successfully challenged by third parties;
●	we may not develop additional proprietary technologies that are patentable;

●	patents of others may have an adverse effect on our business;
●	noncompliance with governmental patent agencies requirements can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction, potentially allowing competitors to enter the market earlier than would otherwise have been the case;
●	our competitors, many of whom have substantially greater resources than we do and many of whom have made significant investments in competing technologies, may seek or may have already obtained patents that will limit, interfere with, or eliminate our ability to sell and deliver our services.

Various extensions of patent term may be available in particular countries; however, in all circumstances the life of a patent, and the protection it affords, has a limited term. If we encounter delays in obtaining regulatory approvals, the period of time during which we could market a service under patent protection could be reduced. We expect to seek extensions of patent terms where these are available in any countries where we are prosecuting patents. To the extent OneMedNet’s intellectual property offers inadequate protection, or is found to be invalid or unenforceable, OneMedNet would be exposed to a greater risk of direct competition. If OneMedNet’s intellectual property does not provide adequate coverage over OneMedNet’s product candidates and protection against OneMedNet’s competitors’ product candidates, OneMedNet’s competitive position could be adversely affected, as could OneMedNet’s business.

Our products or processes may infringe the intellectual property rights of others, which may cause us to pay unexpected litigation costs or damages or prevent us from selling our products.

We cannot be certain that our products do not and will not infringe issued patents or other intellectual property rights of third parties. We may be subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of the intellectual property rights of third parties. Any such claims, whether or not meritorious, could result in litigation and divert the efforts of our personnel. If we are found liable for infringement, we may be required to enter into licensing agreements (which may not be available on acceptable terms or at all) or to pay damages and to cease making or selling certain products. We may need to redesign some of our products or processes to avoid future infringement liability. Any of the foregoing could be detrimental to our business.

Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications are prosecuted and may also affect patent litigation. The United States Patent Office recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Patent applications in the United States are maintained in confidence for at least 18 months after their earliest effective filing date. In the event that a third party has also filed a U.S. patent application relating to the technology underpinning our services or a similar invention, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that our efforts would be unsuccessful, resulting in a material adverse effect on our U.S. patent position. The results of these types of proceedings may reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or services and compete directly with us, without payment to us, or result in our inability to commercialize services without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future services. Such results could have a material adverse effect on our business, financial condition, results of operations, and prospects.

In addition, the patentability of claims in pending patent applications covering the technology underpinning our services can be challenged by third parties during prosecution in the U.S. Patent and Trademark Office, for example by third-party observations and derivation proceedings, and the validity of claims in issued patents can be challenged by third parties in various post-grant proceedings such as post-grant review, reexamination, and inter-parties review proceedings.

Furthermore, we may not have identified all United States and foreign patents or published applications that affect our business. Even if patents issue, we cannot guarantee that the claims of those patents will be valid and enforceable or provide us with any significant protection against competitive services, or otherwise be commercially valuable to us.

We also rely on trade secrets to protect our technology, particularly where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we use reasonable efforts to protect our trade secrets, our licensors, employees, consultants, contractors, and other advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods, and know-how.

Obtaining and maintaining patent protection depends on compliance with various procedural, documentary, fee payment, and other requirements imposed by governmental patent agencies, and patent protection could be reduced or eliminated for noncompliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent prosecution process. Periodic maintenance fees, renewal fees, annuity fees, and various other governmental fees on patents or patent applications will be due to be paid to the USPTO and various patent agencies outside of the United States in several stages over the lifetime of the patents and applications. We have systems in place to remind us to pay these fees, and we employ and rely on reputable law firms and other professionals to effect payment of these fees to the USPTO and non-U.S. patent agencies for the patents and patent applications we own and those that we in-license. We also employ reputable law firms and other professionals to help us comply with the various documentary and other procedural requirements with respect to the patents and patent applications that we own and those that we in-license. In some cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to enter the market and this circumstance would have a material adverse effect on our business.

If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in any litigation would harm our business.

Our ability to develop, market, sell and provide our services depends upon our ability to avoid infringing the proprietary rights of third parties, and our commercial success depends upon our ability to develop, market, and sell our services and use our proprietary technologies without infringing the proprietary rights of third parties. There is considerable intellectual property litigation in the technology industry. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the general field of image and data storage, analysis and transmission and may cover elements of our services. Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future. Because of the uncertainty inherent in any patent or other litigation involving proprietary rights, we and our licensors may not be successful in defending intellectual property claims by third parties, which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Regardless of the outcome of any litigation, defending the litigation may be expensive, time consuming, and distracting to management. In addition, because patent applications can take many years to issue, there may be currently pending applications, unknown to us, which may later result in issued patents that our services may infringe. There could also be existing patents of which we are not aware that our services may inadvertently infringe.

If a third party claims that we infringe on their services or technology, we could face a number of issues, including:

●	infringement and other intellectual property claims which, whether meritorious or not, can be expensive and time consuming to litigate and can divert management’s attention from our core business;
●	substantial damages for past infringement which we may have to pay if a court decides that our services infringe on a competitor’s patent;

●	a court prohibiting us from selling or licensing our services unless the patent holder licenses the patent to us, which it would not be required to do;
●	if a license is available from a patent holder, we may have to pay substantial royalties or grant cross licenses to our patents; and
●	redesigning our services and processes so they do not infringe, which may not be possible or could require substantial funds and time.

If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our services and technology. However, we may not be able to obtain any required license on commercially reasonable terms, or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or service. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our services or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business, financial condition, results of operations, and prospects.

We may be involved in lawsuits to protect or enforce our intellectual property or the intellectual property of our licensors, which could be expensive, time consuming and unsuccessful.

Competitors may infringe our issued patents, our in-licensed patents, or other intellectual property that we own or in-license. Under the terms of a license agreement, if we believe a third party is infringing on the patents subject to the licenses, we may be obligated, at our own expense, to initiate suit against those third parties. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents. In addition, in a patent infringement proceeding, a court may decide that a patent of ours is invalid or unenforceable, in whole or in part; construe the patent’s claims narrowly; or refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

Most of our competitors are larger than we are and have substantially greater resources than we do. They are, therefore, likely to be able to sustain the costs of complex patent litigation longer than we could. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our internal research programs, in-license needed technology, or enter into development partnerships that would help us bring our services to market.

We may need to license certain intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.

A third party may hold intellectual property, including patent rights that are important or necessary to the development or commercialization of our services. It may be necessary for us to use the patented or proprietary technology of third parties to commercialize our services, in which case we would be required to obtain a license from these third parties. Such a license may not be available on commercially reasonable terms, or at all, which could materially harm our business, financial condition, results of operations, and prospects.

We may be subject to claims that our employees, independent contractors, or consultants have wrongfully used or disclosed alleged trade secrets of their former employers or other third parties.

As is common in the technology industry, we employ individuals who were previously employed at other technology or companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these individuals or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary technological advances and know-how, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, contractors and other advisors to protect our trade secrets and other proprietary information. However, any party with whom we have executed such an agreement may breach that agreement and disclose our proprietary information, including our trade secrets. Accordingly, these agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. In addition, others may independently discover our trade secrets and proprietary information. Failure to obtain or maintain trade secret protection could enable competitors to use our proprietary information to develop services that compete with our services or cause additional, material adverse effects upon our competitive business position and financial results.

We or our licensors may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on the technology that underpins our services in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling services delivered using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own services and further, may provide otherwise infringing services to territories where we have patent protection, but enforcement rights are not as strong as those in the United States. These services may compete with our services and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our or our licensors’ intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

If we fail to comply with our obligations under technology agreements with third parties, we may be required to pay damages and we could lose license rights that are critical to our business.

In addition, the agreements under which we license intellectual property rights or technology from third parties are generally complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property rights or technology or increase what we believe to be our financial or other obligations under the relevant agreement. Any of the foregoing could have a material adverse effect on our competitive position, business, financial condition and results of operations.

Confidentiality and invention assignment agreements with our employees, advisors and consultants may not adequately prevent disclosure of trade secrets and protect other proprietary information.

We consider proprietary trade secrets and/or confidential know-how and unpatented know-how to be important to our business. We may rely on trade secrets and/or confidential know-how to protect our technology, especially where patent protection is believed by us to be of limited value. However, trade secrets and/or confidential know-how can be difficult to maintain as confidential.

To protect this type of information against disclosure or appropriation by competitors, our policy is to require our employees, advisors and consultants to enter into confidentiality and invention assignment agreements with us. However, current or former employees, advisors and consultants may unintentionally or willfully disclose our confidential information to competitors, and confidentiality and invention assignment agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party obtained illegally and is using trade secrets and/or confidential know-

how is expensive, time consuming and unpredictable. The enforceability of confidentiality and invention assignment agreements may vary from jurisdiction to jurisdiction.

Failure to obtain or maintain trade secrets and/or confidential know-how trade protection could adversely affect our competitive position. Moreover, our competitors may independently develop substantially equivalent proprietary information and may even apply for patent protection in respect of the same. If we seek patent protection for certain technology, our competitors could limit our use of our trade secrets and/or confidential know-how.

Intellectual property rights do not address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

●	Others may be able to deliver services that are similar to ours but that are not covered by our intellectual property rights.
●	Others may independently develop similar or alternative technologies or otherwise circumvent any of our technologies without infringing our intellectual property rights.
●	We might not have been the first to conceive and reduce to practice the inventions covered by the patents or patent applications that we own, license or will own or license.
●	We might not have been the first to file patent applications covering certain of the patents or patent applications that we or they own or have obtained a license or will own or will have obtained a license.
●	It is possible that any pending patent applications that we have filed, or will file, will not lead to issued patents.
●	Issued patents that we own may not provide us with any competitive advantage, or may be held invalid or unenforceable, as a result of legal challenges by our competitors.
●	Our competitors might conduct research and development activities in countries where we do not have patent rights, or in countries where research and development safe harbor laws exist, and then use the information learned from such activities to develop competitive products for sale in our major commercial markets.
●	Ownership of our patents or patent applications may be challenged by third parties.
●	The patents of third parties or pending or future applications of third parties, if issued, may have an adverse effect on our business.

We may face difficulties with protecting our intellectual property in certain jurisdictions, which may diminish the value of our intellectual property rights in those jurisdictions.

The laws of some jurisdictions do not protect intellectual property rights to the same extent as the laws in the United States and the European Union, and many companies have encountered significant difficulties in protecting and defending such rights in such jurisdictions. If we encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for our business in such jurisdictions, the value of these rights may be diminished, and we may face additional competition from others in those jurisdictions.

Some countries in Europe and China have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we are, or any of our licensors is, forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position or commercial advantage may be impaired, and our business and results of operations may be adversely affected.

RISKS RELATED TO LEGAL AND COMPLIANCE MATTERS

If OneMedNet fails to comply with federal and state healthcare laws, including health and other information privacy and security laws, we could face substantial penalties and our business, financial condition, results of operations, and prospects could be adversely affected.

As a health information technology company, OneMedNet is subject to many federal and state healthcare laws, including those described in the “Information about OneMedNet Corporation — Government Regulation” section of this prospectus, such as the federal Health Insurance Portability and Accountability Act of 1996 (as amended by the Health Information Technology for Economics and Clinical Health Act), and similar information privacy laws. Even though we do not and will not control referrals of healthcare services or bill directly to Medicare, Medicaid, or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. We would be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business.

If OneMedNet or our operations are found to be in violation of any federal or state law, or any other governmental regulations that apply to us, we may be subject to penalties, including civil, criminal, and administrative penalties, damages, fines, disgorgement, debarment from government contracts, and refusal of orders under existing contracts, exclusion from participation in U.S. federal or state health care programs, corporate integrity agreements, and the curtailment or restructuring of our operations, any of which could materially adversely affect our ability to operate our business and our financial results. If any of the customer with whom we expect to do business is found not to be in compliance with applicable laws, it may be subject to criminal, civil or administrative sanctions, including but not limited to, exclusions from participation in government healthcare programs, which could also materially affect our business.

Although an effective compliance program can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security, and fraud laws may prove costly. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

Changes in U.S. healthcare law and implementing regulations, as well as changes in healthcare policy, may impact our business in ways that we cannot currently predict and may harm our business and results of operations.

There have been, and likely will continue to be, several executive, legislative and regulatory changes and proposed changes regarding the healthcare system that could delay market acceptance or demand for our services. Among policy makers and payors in the United States there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access and the pharmaceutical and medical device industries have been a particular focus of these efforts and has been significantly affected by major legislative initiatives.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, collectively referred to as the Affordable Care Act, substantially changed the way healthcare is financed by both the government and private insurers, and significantly impacts the U.S. pharmaceutical and medical device industries. These changes may indirectly affect the demand for our services from our customers in these industries.

We expect that these and other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and lower reimbursement, and put additional downward pressure on the price that we receive for any service. It is possible that additional governmental action is taken in response to the COVID-19 pandemic. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action in the United States. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, demand for our services may be affected and we may not achieve or sustain profitability.

The Data Knights Amended Charter will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between New OneMedNet and its stockholders, and also provide that the federal district courts in Delaware will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the Exchange Act, each of which could limit the ability of New OneMedNet’s stockholders to choose the judicial forum for disputes with New OneMedNet or its directors, officers, or employees.

The Amended Charter, which will become effective upon the Closing, will provide that, unless New OneMedNet consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on its behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, or other employees to New OneMedNet or its stockholders, (iii) any action arising pursuant to any provision of the DGCL, or the certificate of incorporation or the bylaws or (iv) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having jurisdiction over indispensable parties named as defendants.

The Amended Charter will also provide that the federal district courts of the United States of America for the district of Delaware will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act and the Exchange Act. The exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. We note that there is uncertainty as to whether a court would enforce this provision with respect to certain claims under federal securities laws and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of New OneMedNet’s securities shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with New OneMedNet or its directors, officers, or other employees, which may discourage lawsuits against New OneMedNet and its directors, officers, and other employees. If a court were to find the exclusive-forum provision to be inapplicable or unenforceable in an action, New OneMedNet may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

Delaware law and New OneMedNet’s certificate of incorporation and bylaws will contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Amended Charter and New OneMedNet’s bylaws that will be in effect upon consummation of the Business Combination, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by New OneMedNet’s board of directors and therefore depress the trading price of New OneMedNet’s common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the OneMedNet Board or taking other corporate actions, including effecting changes in the management of the Combined Entity. Among other things, the Amended Charter and New OneMedNet’s bylaws include provisions regarding:

●	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of New OneMedNet’s board of directors;
●	the ability of New OneMedNet’s board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
●	the limitation of the liability of, and the indemnification of, New OneMedNet’s directors and officers;
●	the exclusive right of New OneMedNet’s board of directors to elect a director to fill a vacancy created by the expansion of New OneMedNet’s board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on New OneMedNet’s board of directors;
●	the requirement that directors may only be removed from New OneMedNet’s board of directors for cause;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;
●	the requirement that a special meeting of stockholders may be called only by New OneMedNet’s board of directors, the chairperson of New OneMedNet’s board of directors, New OneMedNet’s chief executive officer or New OneMedNet’s president (in the absence of a chief executive officer), which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;
●	the procedures for the conduct and scheduling of board of directors and stockholder meetings;
●	the requirement for the affirmative vote of holders of at least 2/3 of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal any provision of the Amended Charter or New OneMedNet’s bylaws, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in New OneMedNet’s board of directors and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;
●	the ability of New OneMedNet’s board of directors to amend the bylaws, which may allow New OneMedNet’s board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and
●	advance notice procedures with which stockholders must comply to nominate candidates to New OneMedNet’s board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in New OneMedNet’s board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Combined Entity.

GENERAL RISK FACTORS

Our future success depends on the continuing efforts of our management team and key employees, and on our ability to attract and retain highly skilled personnel and senior management.

We depend on the talents and continued efforts of our senior management and key employees. The loss of members of our management or key employees may disrupt our business and harm our results of operations. Further, our ability to manage further expansion will require us to continue to attract, motivate and retain additional qualified personnel. Competition for this type of personnel is intense, and we may not be successful in attracting, integrating and retaining the personnel required to grow and operate our business effectively. There can be no assurance that our current management team or any new members of our management team will be able to successfully execute our business and operating strategies.

Resources could be wasted in researching acquisitions that are not completed (including the proposed Business Combination), which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If Data Knights has not completed its initial business combination within the required time period, its public stockholders may receive only approximately $10.20 per share, or less than such amount in certain circumstances, on the liquidation of its Trust Account and its warrants will expire worthless.

Data Knights anticipates that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If Data Knights decides not to complete a specific initial business combination, such as the proposed Business Combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, such as OneMedNet, Data Knights may fail to complete its initial business combination for any number of reasons including those beyond its control. Any such event will result in a loss to Data Knights of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If Data Knights is unable to complete our initial business combination because it does not have sufficient funds available to it, its public stockholders may receive only approximately $10.20 per share on the liquidation of its Trust Account and its Public Warrants and Private Placement Warrants will expire worthless.

We are subject to many hazards and operational risks that can disrupt our business, some of which may not be insured or fully covered by insurance.

Our operations are subject to many hazards and operational risks inherent to our business, including: (a) general business risks; (b) warranty liability; and (c) damage to third parties (e.g., our vendors), our infrastructure or properties caused by fires, floods and other natural disasters, power losses, telecommunications failures, terrorist attacks, riots, cyberattacks, public health crises such as the current COVID-19 pandemic (and other future pandemics or epidemics), human errors and similar events. As a result of the COVID-19 outbreak, or similar pandemics, we have and may in the future experience disruptions that could severely impact our business and the business of our customers.

Our insurance coverage may be inadequate to cover our liabilities related to such hazards or operational risks. For example, we do not currently maintain cybersecurity insurance and our insurance providers may take the position that our coverage, under present circumstances, does not extend to business interruptions as they relate to the COVID-19 pandemic. In addition, we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable, and insurance may not continue to be available on terms as favorable as our current arrangements. The occurrence of a significant uninsured claim or a claim in excess of the insurance coverage limits maintained by us could have a material adverse effect on our business, financial condition and results of operations.

Our business could be adversely affected by an accident, a safety incident or a workforce disruption.

Our inability to timely adapt to changing norms and requirements around maintaining a safe workplace could cause employee illness, accidents or team discontent if it is perceived that we are failing to protect the health and safety of our employees. While we maintain liability insurance, the amount of such coverage may not be adequate to cover fully all claims, and we may be forced to bear substantial losses from an accident or safety incident.

We have a several key stockholders, which may limit our ability to influence corporate matters and may give rise to conflicts of interest.

Following the consummation of the Business Combination, nine of our directors and executives are expected to beneficially own, directly or indirectly, approximately thirty-seven percent (37%) of our common stock. Accordingly, these executives exert and will continue to exert significant influence over us and any action requiring the approval of the holders of our common stock, including the election of directors and amendments to our organizational documents, such as increases in our authorized shares of common stock and approval of significant corporate transactions. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock. Further, the interests of these executives may not always coincide with our interests, or the interests of other stockholders and these executives may act in a manner that advances its best interests and not necessarily those of other stockholders.

OneMedNet’s business is highly competitive. Competition could present an ongoing threat to the success of OneMedNet’s business. If OneMedNet is unable to compete effectively for imaging date providers and RWD customers, OneMedNet’s business and operating results could be harmed.

OneMedNet’s business is highly competitive. Competition could present an ongoing threat to the success of OneMedNet’s business, which competition could result from national and regional providers of imaging data, which could affect our ability to obtain and retain new customers and pricing pressures. We cannot assure you that we will be able to build our network in a timely or cost-effective manner, efficiently acquire additional customers or achieve target projected returns by penetrating the market as effectively as projected if OneMedNet is unable to compete effectively for imaging date providers and RWD customers. As a result, OneMedNet’s business and operating results could be harmed.

In some instances, our competitors have easier access to financing, greater resources, greater operating capabilities and efficiencies of scale, stronger brand-name recognition, longstanding relationships with customers, and more customers. This provides these competitors with certain advantages in competing against us, including the ability to aggressively promote their products in markets in which we may compete. This competition may affect our ability to add and retain customers, which in turn adversely affects our business, financial condition and results of operations.

In the RWD and real-world evidence (“RWE”) arena, there is a high number of service providers globally who sell electronic health records.

The competition can be organized into two groups — the first is RWD providers that access imaging along with electronic health records. This includes firms such as Flatiron, Aetion, ConcertAI, Life Image and Optum among many others. These groups have deep disease insights but do not focus on imaging, and, we believe, are not imaging experts. The other group includes firms such as Nuance and Truveta that provide support for research projects using RWE where imaging may be part of the deliverables but imaging is not the central focus of these companies in our opinion. We believe that anywhere imaging is required to diagnosis, assess disease progression, regression, status quo or measure the impact of a therapy, device or procedure, OneMedNet has the required radiology imaging to support these clients.

There’s a reason OneMedNet’s customer base is growing as it develops its reputation as a reliable source for regulatory-grade imaging RWD. We believe it is because it requires specialized expertise in Artificial Intelligence / Machine Learning technology, data privacy/security, as well as expertise in clinical patient condition(s) and healthcare record keeping. Having, or achieving, expertise in all essential disciplines is a challenging achievement. Our current customer base is in the United States, Canada, Ireland, Israel, Germany, Netherlands, Norway and the United Kingdom. OneMedNet has plans to expand into Africa and Asia, we expect these expansions to be completed in 2023, however there is no assurance of that timetable. OneMedNet has a team of experienced curators with previous radiology, technical and clinical expertise.

OneMedNet had a significant head start with our clinical image exchange solution which served to launch the company nearly a decade ago. Finally, OneMedNet has the most experienced and clinically trained data curators in the industry. This team appreciates the complexity and criticality of clinical data and can effectively communicate with both Provider and Life Science specialists. The chief information officer for Steinberg Diagnostic Medical Imaging, a leading US medical imaging center best summed up OneMedNet, “We have multiple data usage relationships with real world providers; however, I would put OneMedNet at the top and recommend them 100%.” — Angeline Cosca, SDMI Chief Information Officer.

Nevertheless, we believe that competition for users of OneMedNet’s products and services will be intense. Although OneMedNet intends to continue to develop a global platform for its OneMedNet iRWD™ solution, it will face strong competition in its business. OneMedNet will compete against many companies to attract additional customers including companies which may have greater financial resources such as certain RWD and Real-World Evidence companies in the market such as Anthem Inc. , Cegedim

Health Data, Clarivate Plc, Clinigen Group plc (U.K.), Cognizant Technologies Solutions Corporations (U.S.), Flatiron Health Inc., International Business Machines Corporation, ICON plc (Ireland), IQVIA Holdings Inc., Oracle Corporation, Paraxle International Corporation (U.S.), Thermo Fisher’s Laboratory Products and Services (formerly PPD), etc. More and more companies may seek to enter this service area to share in the growing global RWD and real-world evidence markets.

Additionally, OneMedNet believes that its ability to compete effectively for customers depends upon many factors both within and beyond OneMedNet’s control, including:

●	market acceptance of OneMedNet’s existing products and services;
●	the timing of OneMedNet’s new products and services;
●	the adoption of OneMedNet’s products and services internationally;
●	the FDA’s and the medical and drug community’s continued support of real world data; and
●	OneMedNet’s reputation and brand strength relative to its competitors.

Our business could be adversely affected by the military conflict in Ukraine.

In late February 2022, Russian military forces invaded Ukraine. Russia’s invasion, the responses of countries and political bodies to Russia’s actions, and the potential for wider conflict may increase financial market volatility and could have adverse effects on regional and global economic markets, including the markets for certain securities and commodities. Following Russia’s actions, various countries, including the United States, Canada, the United Kingdom, Germany, and France, as well as the European Union, issued broad-ranging economic sanctions against Russia. The sanctions consist of the prohibition of trading in certain Russian securities and engaging in certain private transactions, the prohibition of doing business with certain Russian corporate entities, large financial institutions, officials and persons, and the freezing of Russian assets. The sanctions include a possible commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial

Telecommunications, commonly called “SWIFT”, the electronic network that connects banks globally, and imposed restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. A number of large corporations and U.S. states have also announced plans to curtail business dealings with certain Russian businesses.

The imposition of the current sanctions (and potential imposition of further sanctions in response to continued Russian military activity) and other actions undertaken by countries and businesses may adversely impact various sectors of the Russian economy, and the military action has severe impacts on the Ukrainian economy, including its exports and food production. The duration of ongoing hostilities and corresponding sanctions and related events cannot be predicted and may result in a negative impact on the markets and thereby may negatively affect our operations and profitability.

We may engage in merger and acquisition activities, which could require significant management attention, disrupt our business, dilute stockholder value and adversely affect our results of operations.

As part of our growth, we may in the future make investments in businesses, technologies, services and other assets that complement our business. We may not be able to find suitable acquisition candidates and we may not be able to complete acquisitions on favorable terms, if at all, in the future. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions we complete could be viewed negatively by our customers or investors. Moreover, an acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures, including disrupting our ongoing operations, diverting management from their primary responsibilities, subjecting us to additional liabilities, increasing our expenses and adversely impacting our business, financial condition and results of operations. Moreover, we may be exposed to unknown liabilities and the anticipated benefits of any acquisition, investment or business relationship may not be realized, if, for example, we fail to successfully integrate such acquisitions, or the technologies associated with such acquisitions, into our company.

To pay for any such acquisitions, we would have to use cash, incur debt or issue equity securities, each of which may affect our financial condition or the value of our capital stock and could result in dilution to our stockholders. If we incur more debt it would result in increased fixed obligations and could also subject us to covenants or other restrictions that would impede our ability to manage our operations. In addition, we may receive indications of interest from other parties interested in acquiring some or all of our business. The time required to evaluate such indications of interest could require significant attention from management and disrupt the ordinary functioning of our business and could have a material adverse effect on our business, financial condition and results of operations.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we collect and store sensitive data, including legally protected patient health information, credit card information, personally identifiable information about our employees, intellectual property, and proprietary business information. We manage and maintain our applications and data utilizing on-site systems. These applications and data encompass a wide variety of business-critical information including research and development information, commercial information and business and financial information.

The secure processing, storage, maintenance and transmission of this critical information is vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers, or viruses, breaches or interruptions due to employee error, malfeasance or other disruptions, or lapses in compliance with privacy and security mandates. Any such virus, breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. We have measures in place that are designed to prevent, and if necessary to detect and respond to such security incidents and breaches of privacy and security mandates. However, in the future, any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA and General Data Protection Regulation, or GDPR, government enforcement actions and regulatory penalties. Unauthorized access, loss or dissemination could also disrupt our operations, including our ability to process samples, provide test results, share and monitor safety data, bill payors or patients, provide customer support services, conduct research and development activities, process and prepare company financial information, manage various general and administrative aspects of our business and may damage our reputation, any of which could adversely affect our business, financial condition and results of operations.

RISKS RELATED TO DATA KNIGHTS AND DATA KNIGHTS COMMON STOCK FOLLOWING THE BUSINESS COMBINATION

An active market for New OneMedNet’s securities may not develop, which would adversely affect the liquidity and price of New OneMedNet’s securities.

The price of New OneMedNet’s securities may vary significantly due to factors specific to New OneMedNet as well as to general market or economic conditions. Furthermore, an active trading market for New OneMedNet’s securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Nasdaq may delist New OneMedNet’s securities from trading on its exchange, which could limit investors’ ability to make transactions in New OneMedNet’s securities and subject New OneMedNet to additional trading restrictions.

Data Knights’ securities are currently listed on Nasdaq and it is anticipated that, following the Business Combination, New OneMedNet’s securities will be listed on Nasdaq. However, Data Knights cannot assure you that New OneMedNet’s securities will continue to be listed on Nasdaq in the future. In order to continue listing its securities on Nasdaq, New OneMedNet must maintain certain financial, distribution and stock price levels. Generally, New OneMedNet must maintain a minimum number of holders of its securities (generally 400 public holders). Additionally, in connection with the Business Combination, New OneMedNet will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, New OneMedNet’s stock price would generally be required to be at least $4.00 per share and New OneMedNet will be required to have a minimum of 400 public holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) in order to remain listed on the Nasdaq Global Market. Data Knights cannot assure you that New OneMedNet will be able to meet those initial listing requirements at that time.

If Nasdaq delists New OneMedNet’s securities from trading on its exchange and New OneMedNet is not able to list its securities on another national securities exchange, Data Knights expects New OneMedNet’s securities could be quoted on an over-the-counter market. If this were to occur, New OneMedNet could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;
●	reduced liquidity for its securities;
●	a determination that New OneMedNet’s common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for New OneMedNet’s securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of New OneMedNet’s common stock may decline as a result of the Business Combination.

The market price of New OneMedNet’s common stock may decline as a result of the Business Combination for a number of reasons including if:

●	investors react negatively to the prospects of New OneMedNet’s business and the prospects of the Business Combination;
●	the effect of the Business Combination on New OneMedNet’s business and prospects is not consistent with the expectations of financial or industry analysts; or
●	New OneMedNet does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts

Because there are no current plans to pay cash dividends on the New OneMedNet common stock for the foreseeable future, you may not receive any return on investment unless you sell your New OneMedNet common stock at a price greater than what you paid for it.

New OneMedNet intends to retain future earnings, if any, for future operations, expansion and debt repayment, and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of New OneMedNet common stock will be at the sole discretion of the New OneMedNet board of directors. The New OneMedNet board of directors may take into account general and economic conditions, New OneMedNet’s financial condition and results of operations, New OneMedNet’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by New OneMedNet to its stockholders or by its subsidiaries to it and such other factors as the New OneMedNet board of directors may deem relevant. As a result, you may not receive any return on an investment in New OneMedNet common stock unless you sell your New OneMedNet common stock for a price greater than that which you paid for it.

New OneMedNet stockholders may experience dilution in the future.

The percentage of shares of New OneMedNet common stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions, a SEPA financing or otherwise, including, without limitation, equity awards that New OneMedNet may grant to its directors, officers and employees, exercise of the New OneMedNet warrants. Such issuances may have a dilutive effect on New OneMedNet’s earnings per share, which could adversely affect the market price of New OneMedNet common stock.

If securities or industry analysts do not publish research or reports about New OneMedNet’s business, if they change their recommendations regarding New OneMedNet common stock or if New OneMedNet’s operating results do not meet their expectations, the New OneMedNet common stock price and trading volume could decline.

The trading market for New OneMedNet common stock will depend in part on the research and reports that securities or industry analysts publish about New OneMedNet or its businesses. If no securities or industry analysts commence coverage of New OneMedNet, the trading price for New OneMedNet common stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover New OneMedNet downgrade its securities or publish unfavorable research about its businesses, or if New OneMedNet’s operating results do not meet analyst expectations, the trading price of New OneMedNet common stock would likely decline. If one or more of these analysts cease coverage of New OneMedNet or fail to publish reports on New OneMedNet regularly, demand for New OneMedNet common stock could decrease, which might cause the New OneMedNet common stock price and trading volume to decline.

Future sales, or the perception of future sales, by New OneMedNet or its stockholders in the public market following the Business Combination could cause the market price for New OneMedNet common stock to decline.

The sale of shares of New OneMedNet common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of New OneMedNet common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for New OneMedNet to sell equity securities in the future at a time and at a price that it deems appropriate.

It is anticipated that, upon the Closing, and assuming immediate and full conversion of the Preferred Stock, Data Knights’ public stockholders will retain an ownership interest of approximately 10.4% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 9.8% of the outstanding capital stock of the Combined Entity and the OneMedNet securityholders will own approximately 57.2% of the outstanding capital stock of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no further redemptions of any shares by Data Knights’ public stockholders in connection with the Business Combination, (ii) no awards are issued under the Equity Incentive Plan and (iii) no Working Capital Units or Extension Units are issued. All shares currently held by Data Knights public stockholders and all of the shares issued in the Business Combination to existing OneMedNet securityholders will be freely tradable without registration under the Securities Act, and without restriction by persons other than New OneMedNet’s “affiliates” (as defined under Rule 144 under the Securities Act, (“Rule 144”)), including New OneMedNet’s directors, executive officers and other affiliates.

In connection with the Merger, certain existing OneMedNet securityholders, who are expected to own [     ] shares of New OneMedNet common stock following the Business Combination (based on the above assumptions and OneMedNet’s current stockholdings), have agreed with Data Knights, subject to certain exceptions, not to dispose of or hedge any of their shares of New OneMedNet common stock or securities convertible into or exchangeable for shares of New OneMedNet common stock during the period from the date of the Closing continuing through the earliest of: (i) the six-month anniversary of the Closing, and (ii) the date after the Closing on which New OneMedNet consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the New OneMedNet stockholders having the right to exchange their shares of New OneMedNet common stock for cash, securities or other property. See “The Business Combination Proposal — General Description of the Merger Agreement — Related Agreements — Lock-up Agreements”.

In addition, the shares of New OneMedNet common stock reserved for future issuance under the Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total number of shares representing 10% of the fully diluted, and as converted, outstanding shares of New OneMedNet common stock immediately following consummation of the Merger are expected to be reserved for future issuance under the Equity Incentive Plan. New OneMedNet is expected to file one or more registration statements on Form S-8 under the Securities Act to register shares of New OneMedNet common stock or securities convertible into or exchangeable for shares of New OneMedNet common stock issued pursuant to the Equity Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, New OneMedNet may also issue its securities in connection with investments or acquisitions. The amount of shares of New OneMedNet common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of New OneMedNet common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to New OneMedNet stockholders.

Data Knights has no obligation to net cash settle the Public Warrants or Placement Warrants.

In no event will Data Knights have any obligation to net cash settle the Public Warrants or the Placement Warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of Public Warrants or the Placement Warrants upon consummation of an initial business combination, including the Business Combination, or exercise of the warrants. Accordingly, the warrants may expire worthless.

New OneMedNet may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous for Data Knights warrant holders.

New OneMedNet will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of New OneMedNet common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date New OneMedNet sends the notice of redemption to the warrant holders. To date, the relevant sales price has not equaled or exceeded $18.00. If and when the Public Warrants become redeemable by New OneMedNet, New OneMedNet may exercise its redemption right if there is a current registration statement in effect with respect to the shares of New OneMedNet common stock underlying such warrants. Redemption of the outstanding Public Warrants could force you to: (i) exercise your warrants and pay the related exercise price at a time when it may be disadvantageous for you to do so; (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the Placement Warrants (or if issued, any warrants underlying the Working Capital Units or Extension Units) will be redeemable by New OneMedNet for cash so long as they are held by the Sponsor or its permitted transferees.

We have not registered the shares of Data Knights common stock issuable upon exercise of the Public Warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise Public Warrants, thus precluding such investor from being able to exercise its Public Warrants except on a cashless basis and potentially causing such Public Warrants to expire worthless.

We have not registered the shares of common stock issuable upon exercise of the Public Warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of common stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the common stock issuable upon exercise of the Public Warrants, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement.

We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the Public Warrants are not registered under the Securities Act, we will be required to permit holders to exercise their Public Warrants on a cashless basis. However, no Public Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any Public Warrant, or issue securities or other compensation in exchange for the Public Warrants in the event that we are unable to register or qualify the shares underlying the Public Warrants under applicable state securities laws and there is no exemption available.

If the issuance of the shares of common stock upon exercise of the Public Warrants is not so registered or qualified or exempt from registration or qualification, the holder of such Public Warrant shall not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In such event, holders who acquired their Public Warrants as part of a purchase of public units will have paid the full unit purchase price solely for the shares of common stock included in the public units. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the IPO. However, there may be instances in which holders of our Public Warrants may be unable to exercise such Public Warrants but holders of our private warrants may be able to exercise such private warrants.

Future resales of New OneMedNet’s common stock after the consummation of the Business Combination may cause the market price of New OneMedNet’s securities to drop significantly, even if New OneMedNet’s business is doing well.

In connection with the Business Combination, the significant Company Holders certain of OneMedNet’s officers and directors entered into a lock-up agreement pursuant to which they will be contractually restricted from selling or transferring any of (i)their shares of New OneMedNet’s common stock held immediately following the Closing and (ii) any of their shares of New OneMedNet’s common stock that result from converting securities held immediately following the Closing. Such restrictions begin at Closing and end the earliest of: (i) the six-month anniversary of the Closing, (ii) on the date on which the closing stock price for New OneMedNet common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (iii) such date on which New OneMedNet completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the New OneMedNet stockholders having the right to exchange their shares of New OneMedNet common stock for cash, securities or other property. A total of 6,353,344 shares or 55.7% of OneMedNet issued and outstanding shares including the officers and directors are subject to the Lock-Up Agreement.

The Sponsor is subject to a lock-up pursuant to a letter agreement, entered into at the time of the IPO, among Data Knights, the Sponsor and the other parties thereto, pursuant to which the Sponsor is subject to a lock-up beginning on the Closing and end the earliest of: (i) the six-month anniversary of the Closing, (ii) on the date on which the closing stock price for New OneMedNet common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (iii) such date on which Data Knights completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Data Knights stockholders having the right to exchange their shares of Data Knights common stock for cash, securities or other property.

However, following the expiration of such lock-ups, the Sponsor and the OneMedNet stockholders subject to the Lock-Up Agreement will not be restricted from selling shares of New OneMedNet’s common stock held by them, other than by applicable securities laws.

Additionally, any SEPA Investors will not be restricted from selling any of their shares of New OneMedNet’s common stock following the closing of the Business Combination, other than by applicable securities laws. As such, sales of a substantial number of shares of New OneMedNet common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New OneMedNet common stock.

Upon completion of the Business Combination, the Sponsor and the OneMedNet stockholders subject to the Lock-Up Agreement (including the shares of New OneMedNet common stock issued as awards as a result of conversion of OneMedNet common stock that were reserved for issuance pursuant to OneMedNet’s outstanding stock options and unvested restricted stock units outstanding as of immediately prior to the Closing) will collectively beneficially own approximately 32.3% of the outstanding shares of New OneMedNet common stock, assuming that no additional public stockholders redeem their public shares in connection with the Business Combination. Assuming approximately 2,731,544 million public shares are redeemed in connection with the Business Combination, in the aggregate, the ownership of the Sponsor and the OneMedNet Stockholders would rise to 35.2% of the outstanding shares of New OneMedNet common stock (including the shares of OneMedNet common stock reserved in respect of OneMedNet’s outstanding stock options and unvested restricted stock units outstanding as of immediately prior to the Closing that will be converted into awards based on New OneMedNet common stock).

The shares held by Sponsor and the Lock-Up Stockholders may be sold after the expiration of their applicable lock-up periods. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in New OneMedNet’s share price or the market price of New OneMedNet common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Certain provisions of New OneMedNet’s amended and restated certificate of incorporation could have a material adverse effect on the rights of holders of its Common Stock.

New OneMedNet will adopt the third amended and restated certificate of incorporation effective upon consummation of the Business Combination. The third amended and restated certificate of incorporation contains provisions to limit the ability of others to acquire control of New OneMedNet, including a provision that grants authority to its board of directors to issue from time to time one or more series of preferred shares without action by its stockholders and to determine, with respect to any series of preferred shares, the terms and rights of that series, and a provision establishing the Court of Chancery in the State of Delaware as the exclusive forum for many types of litigation involving New OneMedNet and its stockholders, subject to limitations under applicable federal securities law. These provisions could have the effect of depriving New OneMedNet’s stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of New OneMedNet in a tender offer or similar transaction or otherwise make it more difficult for New OneMedNet’s stockholders to maximize the return on their investment.

RISKS RELATING TO DATA KNIGHTS, THE BUSINESS COMBINATION AND REDEMPTION

Data Knights has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. If Data Knights is unable to consummate a business combination, including the Business Combination, its public stockholders may be forced to wait until August 11, 2023 before receiving distributions from the Trust Account.

Data Knights is a development stage blank check company, and as it has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. Data Knights has until August 11, 2023 to complete a business combination subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension. Data Knights has no obligation to return funds to investors prior to such date unless (i) it consummates a business combination prior thereto or (ii) it seeks to amend the Data Knights Charter prior to consummation of a business combination, and only then in cases where investors have sought to redeem or sell their shares to Data Knights. Only after the expiration of this full time period will public security holders be entitled to distributions from the Trust Account if Data Knights is unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate their investment, public security holders may be forced to sell their public units or public warrants, potentially at a loss. In addition, if Data Knights fails to complete an initial business combination by the prescribed time frame, there will be no redemption rights or liquidating distributions with respect to the public warrants, which will expire worthless.

Data Knights’ independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

As of December 31, 2022, Data Knights had $29,029,416 held in trust account, $30,870 in cash and working capital deficit of ($1,945,267). Further, Data Knights has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans, including the Business Combination. Data Knights cannot assure you that its plans to raise capital or to consummate an initial business combination, including the Business Combination, will be successful. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from its inability to consummate the Business Combination or its inability to continue as a going concern.

If Data Knights is required to seek additional capital, it would need to borrow funds from the Sponsor, its management team or other third parties to operate or it may be forced to liquidate. None of such persons is under any obligation to advance funds to Data Knights in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to Data Knights from the Trust Account upon completion of the Business Combination. If Data Knights is unable to consummate the Business Combination because it does not have sufficient funds available, and if Data Knights is not able to consummate another business combination within the timeline set forth in the Data Knights Charter, Data Knights may be forced to cease operations and liquidate the Trust Account. Consequently, Data Knights’ public stockholders may receive less than $10.20 per share and their warrants will expire worthless.

In addition, after consummation of the Business Combination Data Knights ability to continue as a going concern is not assured. OneMedNet is a party to convertible notes issued to fund its business which will be assumed by Data Knights in the Business Combination. Beginning on April 1, 2023, these notes may be converted into stock or repaid back in cash at the note holders’ discretion. If more than 30% of these noteholders choose to be paid back in cash, Data Knights may not have sufficient cash available to meet those obligations.

Data Knights has identified a material weakness in its internal control over financial reporting. This material weakness could continue to adversely affect its ability to report its results of operations and financial condition accurately and in a timely manner.

Data Knights’ management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Data Knights’ management is likewise required, on a quarterly basis, to evaluate the effectiveness of its internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described elsewhere in this proxy statement/prospectus, Data Knights identified a material weakness in its internal control over financial reporting relating to its classification of the Class A Common Stock that is subject to possible redemption in permanent equity. Specifically, its management has concluded that our control around the interpretation and accounting for complex financial instruments, such as Data Knights Class A Common Stock, was not effectively designed or maintained. This material weakness resulted in the restatement of Data Knights’ audited balance sheet as of May 11, 2021, which was included in Data Knights’ current report on Form 8-K filed on May 17, 2021, and the June 30, 2021 financial statements filed on Form 10-Q filed on August 16, 2021 (the “Prior Financials”) to reclassify 11,500,000 shares of Class A Common Stock in temporary equity. As a result of this material weakness, Data Knights’ management concluded that a deficiency in internal control over financial reporting existed relating to the accounting treatment for complex financial instruments and that the failure to properly account for such instruments constituted a material weakness. This material weakness resulted in the need to restate the Prior Financials.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results of operations on a timely and accurate basis. If Data Knights’ financial statements are not accurate, investors may not have a complete understanding of Data Knights’ operations. Likewise, if Data Knights’ financial statements are not filed on a timely basis, it could be subject to sanctions or investigations by the stock exchange on which its securities are listed, the SEC or other regulatory authorities.

In either case, there could result a material adverse effect on Data Knights’ business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of its stock.

Data Knights can give no assurance that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if Data Knights is successful in strengthening its controls and procedures, in the future those controls, and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of its financial statements.

If Data Knights does not consummate a business combination by August 11, 2023, Data Knights will have to cease all operations except for the purpose of winding up and redeeming all of its public units for their pro rata portions of the Trust Account and liquidate or seek approval of its stockholders to extend the termination date.

If Data Knights is unable to complete a business combination by August 11, 2023, Data Knights will have to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public units then outstanding at a per- unit price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account not previously released to Data Knights (net of taxes payable), divided by the number of then outstanding public units, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The SEC issued proposed rules to regulate special purpose acquisition companies that, if adopted, may increase our costs and the time needed to complete our initial business combination.

With respect to the regulation of special purpose acquisition companies like Data Knights (“SPACs”), on March 30, 2022, the SEC issued proposed rules (the “SPAC Rule Proposals”) relating to, among other items, disclosures in business combination transactions involving SPACs and private operating companies; the condensed financial statement requirements applicable to transactions involving shell companies; the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions; and to the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), including a proposed rule that would provide SPACs a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. These rules, if adopted, whether in the form proposed or in a revised form, may increase the costs of and the time needed to negotiate and complete an initial business combination, and may constrain the circumstances under which Data Knights could complete an initial business combination.

If Data Knights is deemed to be an investment company for purposes of the Investment Company Act, we would be required to institute burdensome compliance requirements and our activities would be severely restricted. As a result, in such circumstances, unless we are able to modify our activities so that we would not be deemed an investment company, we would expect to abandon our efforts to complete an initial business combination and instead to liquidate.

The SPAC Rule Proposals relate, among other matters, to the circumstances in which SPACs such as Data Knights could potentially be subject to the Investment Company Act and the regulations thereunder. The SPAC Rule Proposals would provide a safe harbor for such companies from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that a SPAC satisfies certain criteria, including a limited time period to announce and complete a de-SPAC transaction. Specifically, to comply with the safe harbor, the SPAC Rule Proposals would require a company to file a report on Form 8-K announcing that it has entered into an agreement with a target company for a business combination no later than 18 months after the effective date of its registration statement for its initial public offering (the “IPO Registration Statement”) and be required to complete its initial business combination no later than 24 months after the effective date of the IPO Registration Statement.

Because the SPAC Rule Proposals have not yet been adopted, there is currently uncertainty concerning the applicability of the Investment Company Act to a SPAC, including a company like Data Knights, that may not complete its business combination within the requisite number of months after the effective date of the IPO Registration Statement. As a result, it is possible that a claim could be made that we have been operating as an unregistered investment company.

If Data Knights is deemed to be an investment company under the Investment Company Act, our activities would be severely restricted. In addition, we would be subject to burdensome compliance requirements. Data Knights does not believe that our principal activities will subject us to regulation as an investment company under the Investment Company Act. However, if Data Knights is deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, we would be subject to additional regulatory burdens and expenses for which we have not allotted funds. As a result, unless we are able to modify our activities so that we would not be deemed an investment company, we would expect to abandon our efforts to complete an initial business combination and instead to liquidate.

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time, instruct the trustee to liquidate the securities held in the Trust Account and instead to hold the funds in the Trust Account in cash until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of securities in the Trust Account, we would likely receive minimal interest, if any, on the funds held in the Trust Account, which would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

The funds in the Trust Account have, since Data Knights’ initial public offering, been held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of Data Knights being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time, and we will, on or prior to the 24-month anniversary of the effective date of the IPO Registration Statement, instruct Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash until the earlier of consummation of our initial business combination or liquidation of Data Knights. Following such liquidation, we would likely receive minimal interest, if any, on the funds held in the Trust Account. However, interest previously earned on the funds held in the Trust Account still may be released to us to pay our taxes, if any, and certain other expenses as permitted. As a result, any decision to liquidate the securities held in the Trust Account and thereafter to hold all funds in the Trust Account in cash would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation.

In addition, even prior to the 24-month anniversary of the effective date of the IPO Registration Statement, we may be deemed to be an investment company. The longer that the funds in the Trust Account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, even prior to the 24-month anniversary, the greater the risk that we may be considered an unregistered investment company, in which case we may be required to liquidate Data Knights. Accordingly, we may determine, in our discretion, to liquidate the securities held in the Trust Account at any time, even prior to the 24-month anniversary, and instead hold all funds in the Trust Account in cash, which would further reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of Data Knights, which is consistent with the Extended Date sought hereunder to August 11, 2023 by up to nine one-month extension elections, as specifically provided herein.

Data Knights and OneMedNet are expected incur significant transaction and transition costs in connection with the Business Combination. If the parties fail to consummate the Business Combination, Data Knights may not have sufficient cash available to pay such costs.

Data Knights and OneMedNet expect to incur significant, non-recurring costs in connection with consummating the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed. Data Knights’ transaction expenses as a result of the Business Combination are currently estimated at approximately $5.3 million, which is comprised of (i) business combination advisory fees, fairness opinion fees and fees associated with legal, audit, and printing and mailing this proxy statement/prospectus, and (ii) $4,025,000 payable to EF Hutton, a division of Benchmark Investments, Inc. for deferred underwriting commissions from the IPO. OneMedNet estimates its Business Combination costs to be approximately $1 million, which is comprised of advisory, legal, auditing, financial, insurance, investor relations fees and other operating costs. If the parties do not consummate the Business Combination, each party will be required to pay its own fees and expenses, and Data Knights likely will not have sufficient cash available to pay its fees and expenses unless and until it completes a subsequent business combination transaction.

The working capital available to Data Knights after the Business Combination will be reduced to the extent Data Knights’ stockholders exercise their redemption rights in connection with the Business Combination and will also be reduced to the extent of Data Knights’ and OneMedNet’s transaction expenses, which will be payable by the Combined Entity. This may adversely affect the business and future operations of Data Knights.

The amount of working capital available to Data Knights after the Business Combination will depend in part on the extent to which Data Knights stockholders exercise their right to redeem their Public Units into cash in connection with the Business Combination. Data Knights’ working capital will be reduced in proportion to such redemptions and will also be reduced to the extent of Data Knights’ and OneMedNet’s transaction expenses, which will be payable by the Combined Entity. Reduced working capital may adversely affect Data Knights’ business and future operations.

The unaudited pro forma financial information included in this proxy statement/prospectus may not be indicative of what the actual financial position or results of operations of the Combined Entity would have been.

The unaudited pro forma financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Combined Entity would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Combined Financial Information” for more information.

During the pendency of the Business Combination, Data Knights will not be able to enter into a business combination with another party because of restrictions in the Merger Agreement. Furthermore, certain provisions of the Merger Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

Covenants in the Merger Agreement impede the ability of Data Knights to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, Data Knights may be at a disadvantage to its competitors during that period. In addition, while the Merger Agreement is in effect, neither Data Knights nor OneMedNet may solicit, assist, facilitate the making, submission or announcement of, or intentionally encourage any alternative acquisition proposal, such as a merger, material sale of assets or equity interests or other business combination, with any third party, even though any such alternative acquisition could be more favorable to Data Knights’ stockholders than the Business Combination. In addition, if the Business Combination is not completed, these provisions will make it more difficult to complete an alternative business combination following the termination of the Merger Agreement due to the passage of time during which these provisions have remained in effect.

If the conditions to the Merger Agreement are not met, the Business Combination may not occur.

Even if the Merger Agreement is approved by the stockholders of Data Knights, specified conditions must be satisfied or waived before the parties to the Merger Agreement are obligated to complete the Business Combination. For a list of the material closing conditions contained in the Merger Agreement, see the section entitled “Proposal 1: The Business Combination Proposal — General Description of the Merger Agreement — Conditions to the Closing.” Data Knights and OneMedNet may not satisfy all of the closing conditions in the Merger Agreement. In particular, one of the closing conditions requires that, upon Closing, after giving effect to the completion of the Redemption and any SEPA Investment, Data Knights will have net tangible assets of at least $5,000,001. It is currently expected that, after giving to the transactions contemplated in the Merger Agreement, assuming that no public stockholders of Data Knights exercise redemption rights, the net tangible asset on a pro forma combined basis will be more than $5,000,001. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” If the closing conditions are not satisfied or waived, the Business Combination will not occur or will be delayed pending later satisfaction or waiver, and such delay may cause Data Knights and OneMedNet to each lose some or all of the intended benefits of the Business Combination.

Data Knights may waive one or more of the conditions to the Business Combination.

Data Knights may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by the Data Knights Charter and applicable laws. For example, it is a condition to Data Knights’ obligations to close the Business Combination that the representations and warranties of OneMedNet are true and correct in all respects as of the date of the Merger Agreement and as of the date of the Closing (or an earlier date to the extent that an earlier date is referenced in the representation and warranty), except, for certain of the representations and warranties, for such inaccuracies that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (as defined in the Merger

Agreement) on OneMedNet. Under applicable law and the Data Knights Charter, Data Knights is not able to waive the condition that its stockholders approve the Business Combination.

The Sponsor, directors and officers of Data Knights may have conflicts of interest in determining to pursue the Business Combination with OneMedNet, since certain of their interests, and certain interests of their affiliates and associates, are different from or in addition to (and which may conflict with) the interests of Data Knights’ stockholders.

The Sponsor, officers, and directors of Data Knights may have interests in and arising from the Business Combination that are different from or in addition to (and which may conflict with) the interests of Data Knights’ public stockholders, which may result in a conflict of interest. These interests include, among other things:

●	the fact that if the Business Combination with OneMedNet or another business combination is not consummated by August 11, 2023 subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension, Data Knights will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public units for cash and, subject to the approval of its remaining stockholders and the Data Knights Board, dissolving and liquidating. In such event, the founder shares held by the Sponsor and certain of Data Knights’ directors, which were acquired for an aggregate purchase price of $25,000 prior to the Data Knights IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such 2,731,544 Public Shares had an aggregate market value of $29,090,944 based upon the closing price of $10.65 per share on Nasdaq on March 21, 2023. On the other hand, if the Business Combination is consummated, each outstanding share of Data Knights Class B Common Stock will be exchanged for one share of Data Knights Class A Common Stock, subject to adjustment described herein;
●	the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $5,852,750 for the Placement Units and such Placement Units had an aggregate market value of $6,233,179 based upon the closing price of $10.65 per unit on Nasdaq on March 21, 2023. The Placement Units will become worthless if Data Knights does not consummate the Business Combination by August 11, 2023, subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension. On the other hand, if the Business Combination is consummated, each outstanding Placement Units will become one share of Data Knights Common Stock and one warrant exercisable for one share of Data Knights Common Stock for $11.50 per share, subject to adjustment as described herein;
●	if Data Knights is unable to complete the Business Combination within the required time period, our Sponsor will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Data Knights for services rendered or contracted for or products sold to Data Knights, but only if such a vendor or target business has not executed a waiver of claims against the Trust Account and other than any claims covered by our indemnity of the underwriters;
●	the Sponsor, directors and officers will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public stockholders rather than liquidate;
●	based on the difference in the purchase price of $0.009 per unit that the Sponsor and certain Data Knights’ directors paid for the founder shares, as compared to the purchase price of $10.00 per unit sold in the Data Knights IPO, the Sponsor and certain Data Knights’ directors may earn a positive rate of return even if the share price of Data Knights after the Closing falls below the price initially paid for the public units in the Data Knights IPO and the public stockholders experience a negative rate of return following the Closing of the Business Combination;
●	the fact that, unless Data Knights consummates the Business Combination, Data Knights’ officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account. As of the Record Date, the Sponsor and Data Knights’ officers and directors and their affiliates had not incurred any unpaid reimbursable expenses. The Sponsor and Data Knights’ officers and directors have no loans outstanding to Data Knights;
●	the fact that the Sponsor has agreed not to redeem any of the Founder Shares and Placement Shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the Sponsor has agreed that the Placement Units, and all of their underlying securities, will not be sold or transferred by it until Data Knights has completed a business combination, subject to limited exceptions; and
●	the continued indemnification of current directors and officers of Data Knights and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence Data Knights’ directors in making their recommendation that you vote in favor of the Business Combination Proposal and the transactions contemplated thereby. The estimated aggregate amount invested by Sponsor and certain of Data Knights’ directors and executive officers in their interests in Data Knights is $5,877,750.

The value of the Founder Shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of the Data Knights Common Stock at such time is substantially less than $10.00 per share.

The Sponsor and certain of our officers and directors have invested in us an aggregate of $5,877,750, comprised of the $25,000 purchase price for the Founder Shares and the $5,852,750 purchase price for the Placement Units apart from expenses. Assuming a trading price of $10.00 per share upon consummation of the Business Combination, the 2,875,000 Founder Shares and 585,275 Placement Shares would have an aggregate implied value of $34,602,750 (assuming no value is attributed to the Private Placement Warrants). Even if the trading price of Data Knights Common Stock was as low as approximately $1.70 per share, the value of the Founder Shares and Placement Shares would be equal to such parties’ initial investment in us. As a result, such parties are likely to be able to recoup their investment in us and make a substantial profit on that investment, even if the Data Knights Common Stock loses significant value. Accordingly, the Sponsor and members of the Data Knights management team may have an economic incentive that differs from that of the Data Knights public stockholders to pursue and consummate the Business Combination, even if the Business Combination were with a riskier or less-established target business. Accordingly, you should consider the financial incentive of such parties to complete the Business Combination when evaluating whether to redeem your shares prior to or in connection with the Business Combination.

We may be deemed a “foreign person” under U.S. foreign investment regulations which might impose conditions on the consummation of the Business Combination and our failure to obtain any required approvals within the requisite time period may require us to liquidate.

The Company’s Sponsor is Data-Knights LLC, a Delaware limited liability company. The sponsor currently beneficially owns 3,415,275 shares of our common stock (585,275 shares of Class A Common Stock and 2,830,000 shares of Class B Common Stock). The Sponsor is controlled by one or more non-U.S. persons. While we do believe that our Sponsor may constitute a “foreign person” under rules and regulations of the Committee on Foreign Investment in the United States (“CFIUS”), we do not believe the Business Combination would be subject to CFIUS review in view of the asset class of the Business Combination.

If, however, the Business Combination was deemed to fall within the scope of applicable foreign ownership restrictions, we may be unable to consummate the Business Combination so we may be required to seek other potential targets. The pool of potential targets with which we could complete an initial business combination may be limited as a result of any such regulatory restriction. Moreover, the process of any government review, whether by CFIUS or otherwise, could be lengthy, which could delay our ability to close our initial business combination within the requisite time period, which means we may be required to liquidate. We could make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the business combination.

Investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to U.S. laws that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the United States. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018, and the regulations at 31 C.F.R. Parts 800 and 802, as amended, administered by CFIUS.

Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) always are subject to CFIUS jurisdiction. Significant CFIUS reform legislation, which was fully implemented through regulations that became effective in 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person, but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “covered investment critical infrastructure,” and/or “sensitive personal data” (in each case, as such terms are defined in 31 C.F.R. Part 800).

Any business combination in which we engage may be subject to notification requirements and review by CFIUS or another U.S. governmental agency, and while we do not believe that notification to CFIUS regarding the Business Combination is required, there can be no assurance that CFIUS or another U.S. governmental agency will not choose to review the Business Combination. Any review and approval of an investment or transaction by CFIUS may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things. CFIUS policies and agency practices are rapidly evolving, and, in the event that CFIUS reviews a business combination or one or more proposed or existing investment by investors, there can be no assurance that such investors will be able to maintain, or proceed with, such investments on terms acceptable to the parties to the transaction or such investors. Among other things, CFIUS could seek to impose limitations or restrictions on, or prohibit, investments by such investors (including, but not limited to, limits on purchasing Data Knights common stock, limits on information sharing with such investors, requiring a voting trust, governance modifications, or forced divestiture, among other things).

If CFIUS elects to review a business combination, the time necessary to complete such review of the business combination or a decision by CFIUS to prohibit the business combination could prevent us from completing our initial business combination prior to the then applicable Extended Date. If we are not able to consummate a business combination by the applicable Extended Date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In addition, if we fail to complete an initial business combination by the applicable Extended Date, there will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.

Data Knights Charter does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (such that we are not subject to the SEC’s “penny stock” rules). The Merger Agreement provides that the obligation of OneMedNet to consummate the Business Combination is not conditioned on the amount of cash or cash equivalents that we have from any source including any SEPA Investment or the cash available to Data Knights from the Trust Account (after any further redemptions by the Data Knights stockholders and the payment of any deferred underwriting expenses of Data Knights not related to the Business Combination). As a result, we expect to be able to consummate our Business Combination even if a portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares. As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of public shares by the Combined Entity or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement/prospectus) at the special meeting.

In the event of excessive redemptions and the inability to close one or more SEPA Investments to prevent the Company’s net tangible assets to be less than $5,000,001 upon consummation of our initial business combination, Data Knights may be unable to complete its initial business combination because it does not have sufficient funds available to it. In addition, excessive redemptions and the inability to close one or more SEPA Investments could result in Data Knights failing to satisfy the Minimum Cash Condition, unless waived by OneMedNet. In such event, Data Knights will be forced to cease operations and liquidate the Trust Account. Consequently, Data Knights’ public stockholders may only receive an estimated $10.20 per share, or possibly less, on its redemption of its public shares, and its warrants will expire worthless.

In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination or be required to liquidate. Data Knights expects that the amount of any distribution its Public Stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to Data Knights’ obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of Founder Shares have waived any right to any liquidation distribution with respect to those shares. In the event of liquidation, there will be no distribution with respect to Data Knights’ outstanding Warrants Accordingly, all Warrants will expire worthless.

If Data Knights is not able to complete the SEPA, it may not be able to meet the closing conditions of the Business Combination or it may be undercapitalized following the Business Combination.

If Data Knights is unable to complete the SEPA at a sufficient level of investment, Data Knights may not have sufficient net tangible assets or sufficient cash on hand to satisfy the conditions to close the Business Combination, including the Minimum Cash Condition, unless waived by OneMedNet. Even if Data Knights can satisfy those conditions, it may not be sufficiently capitalized to execute on its post-combination business plan. The obligation of the investors in the SEPA will be subject to conditions which, if not satisfied, will allow the investors to decline to participate in the SEPA. These conditions may depend on matters which fluctuate based on market conditions, including the trading price of Data Knights Class A Common Stock, the state of the SEPA Investment market, the availability of one or more alternative funding options, such as standby equity agreements, or other matters which are not under Data Knights control. Certain of the closing conditions to the Business Combination and the SEPA may be waived by the parties, but there can be no assurance that such a waiver will occur. If the Business Combination does not close as a result of unmet closing conditions, Data Knights may have to liquidate without completing its initial business combination. If the Business Combination is consummated, but the post-combination company is undercapitalized, Data Knights business, financial condition and results of operations may be adversely affected, reducing stockholders’ return on their investment.

Because Data Knights is not conducting an underwritten offering of OneMedNet’s securities, no underwriter has conducted due diligence of OneMedNet’s business, operations or financial condition or reviewed the disclosure in this proxy statement/prospectus.

Section 11 of the Securities Act (“Section 11”) imposes liability on parties, including underwriters, involved in a securities offering if the registration statement contains a materially false statement or material omission. To effectively establish a due diligence defense against a cause of action brought pursuant to Section 11, a defendant, including an underwriter, carries the burden of proof to demonstrate that he or she, after reasonable investigation, believed that the statements in the registration statement were true and free of material omissions. In order to meet this burden of proof, underwriters in a registered offering typically conduct extensive due diligence of the registrant and vet the registrant’s disclosure. Such due diligence may include calls with the issuer’s management, review of material agreements, and background checks on key personnel, among other investigations.

Because OneMedNet intends to become publicly traded through a business combination with Data Knights, a special purpose acquisition company, rather through an underwritten offering of its shares of common stock, no underwriter is involved in the transaction. As a result, no underwriter has conducted diligence on OneMedNet or Data Knights in order to establish a due diligence defense with respect to the disclosure presented in this proxy statement/prospectus. If such investigation had occurred, certain information in this proxy statement/prospectus may have been presented in a different manner or additional information may have been presented at the request of such underwriter.

Nasdaq may delist Data Knights’ securities from trading on its exchange, which could limit investors’ ability to make transactions in Data Knights’ securities and subject Data Knights to additional trading restrictions.

Data Knights’ securities are currently listed on Nasdaq. In order to continue the listing of its securities on Nasdaq, Data Knights prior to the Business Combination, and Data Knights following the consummation of the Business Combination, must maintain certain financial, share price and distribution levels. Generally, a listed company must maintain a minimum market capitalization (generally $50,000,000) and a minimum number of holders of its securities (currently 300 public holders). Data Knights cannot assure you that Data Knights’ securities will be approved for listing on Nasdaq following the Closing, or that Data Knights will be able to comply with the continued listing rules of Nasdaq. In connection with the Business Combination and as a condition to OneMedNet’s’ obligations to complete the Business Combination, Data Knights will be required to demonstrate Data Knights’ compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements. In addition to the listing requirements for Data Knights Common Stock, Nasdaq imposes listing standards on warrants. Data Knights cannot assure you that Data Knights will be able to meet those initial listing requirements, in which case OneMedNet will not be obligated to complete the Business Combination. Even if Data Knights Common Stock and warrants are approved for listing on Nasdaq, Data Knights may not meet Nasdaq’s continued listing requirements following the Business Combination. Data Knights’ continued eligibility for listing may depend on, among other things, the number of Data Knights’ units that are redeemed.

If Nasdaq delists Data Knights’ securities from trading on Nasdaq and Data Knights is unable to list its securities on another national securities exchange, Data Knights’ securities could be quoted on an over-the-counter market. If this were to occur, Data Knights could face significant material adverse consequences, including:

●	a limited availability of market quotations for Data Knights’ securities;
●	reduced liquidity for Data Knights’ securities;
●	a determination that Data Knights Common Stock is a “penny stock,” which will require brokers trading in Data Knights Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Data Knights’ securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because Data Knights’ units, common stock and public warrants are listed on Nasdaq, its units, common stock and public warrants qualify as covered securities. Although the states are preempted from regulating the sale of Data Knights’ securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While Data Knights is not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if Data Knights’ securities were no longer listed on Nasdaq, its securities would not be covered securities and Data Knights would be subject to regulation in each state in which it offers its securities.

Public stockholders exercising their redemption rights with respect to the public units sold in Data Knights’ IPO will forfeit the portion of warrants included in the units without the payment of any additional consideration.

Pursuant to the Data Knights Charter, public stockholders will be entitled to redeem their public units for a portion of the Trust Account if a business combination is consummated. Accordingly, the warrants included in the public units are subject to forfeiture, without the payment of any additional consideration, if the holder elects to cause Data Knights to redeem the public unit of which the warrant forms a part. This is different than in other similarly structured blank check companies where a redeeming stockholder is able to keep any warrants he may still hold, whether included within a unit or held separately. Accordingly, investors may have a disincentive to exercise their redemption rights because they will automatically forfeit the warrant included in the unit.

The Sponsor, as well as Data Knights’ directors, officers, advisors, and their affiliates may elect to purchase public units prior to the consummation of the Business Combination, which may influence the vote on the Business Combination and reduce the public “float” of Data Knights’ common stock. Any such privately negotiated purchases may be effected at purchase prices that are equal to or below the per-share pro rata portion of the Trust Account, none of such shares would be voted in favor of the Business Combination, and no exercise of redemption rights would be made by the purchasers with respect to such shares.

However, in the event our Sponsor, directors, officers, advisors or their affiliates were to purchase shares or warrants from public stockholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	the Company’s registration statement/proxy statement filed for its business combination transaction would disclose the possibility that the Company’s sponsor, directors, officers, advisors or their affiliates may purchase shares or warrants from public stockholders outside the redemption process, along with the purpose of such purchases;
●	if the Company’s sponsor, directors, officers, advisors or their affiliates were to purchase shares or warrants from public stockholders, they would do so at a price no higher than the price offered through the Company’s redemption process;

●	the Company’s registration statement/proxy statement filed for its business combination transaction would include a representation that any of the Company’s securities purchased by the Company’s Sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;
●	the Company’s Sponsor, directors, officers, advisors or their affiliates would not possess any redemption rights with respect to the Company’s securities or, if they do acquire and possess redemption rights, they would waive such rights; and
●	the Company would disclose in its Form 8-K, before to the Company’s security holder meeting to approve the business combination transaction, the following material items:
●	the amount of the Company’s securities purchased outside of the redemption offer by the Company’s sponsor, directors, officers, advisors or their affiliates, along with the purchase price;
●	the purpose of the purchases by the Company’s sponsor, directors, officers, advisors or their affiliates;
●	the impact, if any, of the purchases by the Company’s sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;
●	the identities of Company security holders who sold to the Company’s sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of Company security holders (e.g., 5% security holders) who sold to the Company’s sponsor, directors, officers, advisors or their affiliates; and
●	the number of Company securities for which the Company has received redemption requests pursuant to its redemption offer.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Data Knights or its securities, Data Knights’ Sponsor, directors, officers, advisors or their respective affiliates may purchase public units from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire public units or vote their shares in favor of the Business Combination Proposal. The purpose of such securities purchases and other transactions would be to increase the likelihood that the Proposals presented to stockholders for approval at the Special Meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of Data Knights’ Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on Data Knights’ units. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase units at a price lower than market and may therefore be more likely to sell the units he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of units by the persons described above would allow them to exert more influence over the approval of the Proposals to be presented at the Special Meeting and would likely increase the chances that such Proposals would be approved. In addition, if such purchases are made, the public “float” of Data Knights public units and the number of beneficial holders of Data Knights securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing, or trading of Data Knights’ securities on a national securities exchange.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Data Knights will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If third parties bring claims against Data Knights, the proceeds held in trust could be reduced and the per-unit redemption price received by stockholders may be less than $10.20.

The proceeds of the Trust Account may not protect those funds from third-party claims against Data Knights. Although Data Knights has requested vendors and service providers it engages and prospective target businesses it negotiates with to execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Data Knights’ public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with Data Knights, they may seek recourse against the Trust Account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Data Knights’ public stockholders. If Data Knights is unable to complete a business combination and distribute the proceeds held in trust to its public stockholders, the Sponsor has agreed (subject to certain exceptions) that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.20 per unit by the claims of target businesses or claims of vendors or other entities that are owed money by Data Knights for services rendered or contracted for or products sold to Data Knights. However, Data Knights has not asked the Sponsor to reserve for such indemnification obligations, nor has Data Knights independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of Data Knights. Therefore, Data Knights believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so. As a result, the per-unit distribution from the Trust Account may be less than $10.20, plus interest, due to such claims.

Additionally, if Data Knights is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Data Knights which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law and may be included in Data Knights’ bankruptcy estate and subject to the claims of third parties with priority over the claims of Data Knights’ stockholders. To the extent any bankruptcy claims deplete the Trust Account, Data Knights may not be able to return to its public stockholders at least $10.20.

Data Knights’ stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

The Data Knights Charter provides that it will continue in existence only until August 11, 2023 subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension. If Data Knights is unable to complete an initial business combination by the Business Combination Date, as the same may be extended, Data Knights will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public units, at a per-unit price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to Data Knights (net of taxes payable), divided by the number of then-outstanding public units, which redemption will completely extinguish public stockholders’ rights as holders of units (including the right to receive further liquidation distributions, if any), subject to applicable law. Public stockholders will also forfeit the warrant included in the units being redeemed. As promptly as reasonably possible following such redemption, subject to the approval of Data Knights’ remaining stockholders and its board of directors, Data Knights will dissolve and liquidate, subject to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Data Knights cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Data Knights’ stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Data Knights’ stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Data Knights cannot assure you that third parties will not seek to recover from Data Knights’ stockholders amounts owed to them by it.

If Data Knights is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Data Knights which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Data Knights’ stockholders. Furthermore, because Data Knights intends to distribute the proceeds held in the Trust Account to its public stockholders promptly after expiration of the time Data Knights has to complete an initial business combination, this may be viewed or interpreted as giving preference to Data Knights’ public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the Data Knights Board may be viewed as having breached their fiduciary duties to its creditors and/or may have acted in bad faith, thereby exposing itself and Data Knights to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. Data Knights cannot assure you that claims will not be brought against it for these reasons.

Data Knights’ directors may decide not to enforce the Sponsor’s indemnification obligations, resulting in a reduction in the amount of funds in the Trust Account available for distribution to its public stockholders.

In the event that the proceeds in the Trust Account are reduced below $10.20 per public unit and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Data Knights’ independent directors would determine whether to take legal action against the Sponsor to enforce such indemnification obligations. It is possible that Data Knights’ independent directors, in exercising their business judgment, may choose not to do so in any particular instance. If Data Knights’ independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to its public stockholders may be reduced below $10.20 per unit.

In connection with any vote to approve a business combination, Data Knights will offer each public stockholder the option to vote in favor of the Business Combination and still seek redemption of their units.

In connection with any vote to approve the Business Combination, Data Knights will offer each public stockholder (but not the Sponsor, officers or directors) the right to have his, her or its units redeemed for cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination or does not vote at all. The ability to seek redemption while voting in favor of Data Knights’ proposed business combination may make it more likely that Data Knights will consummate a business combination.

In connection with the stockholder meeting called to approve the Business Combination, Data Knights may require stockholders who wish to redeem their units in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

In connection with the stockholder meeting called to approve the proposed Business Combination, each public stockholder will have the right, regardless of whether he or she is voting for or against such proposed business combination or does not vote at all, to demand that Data Knights redeem his or her units into a pro rata share of the Trust Account as of two business days prior to the consummation of the initial business combination. However, any stockholder redeeming its units will forfeit the warrant included in such unit, without the payment of any additional consideration.

Data Knights may require public stockholders who wish to redeem their units in connection with a Business Combination to either (i) tender their certificates to our transfer agent or (ii) deliver their units to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is Data Knights’ understanding that stockholders should generally allow at least two weeks to obtain physical certificates from the transfer agent. However, because Data Knights does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While Data Knights has been advised that it takes a short time to deliver units through the DWAC System, it cannot assure you of this fact. Accordingly, if it takes longer than Data Knights anticipates for stockholders to deliver their units, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their units.

If, in connection with the stockholder meeting called to approve the Business Combination, Data Knights requires public stockholders who wish to redeem their units to comply with specific requirements for redemption, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If Data Knights requires public stockholders who wish to redeem their units to comply with specific requirements for redemption and such proposed business combination is not consummated, Data Knights will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to redeem their units in such a circumstance will be unable to sell their securities after the failed acquisition until Data Knights has returned their securities to them. The market price for Data Knights’ units may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.

If Data Knights does not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If Data Knights does not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of Data Knights Common Stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised his warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the Data Knights Common Stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, Data Knights has agreed to use its best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, Data Knights cannot assure you that it will be able to do so. If Data Knights is unable to do so, the potential “upside” of the holder’s investment in Data Knights may be reduced or the warrants may expire worthless.

Data Knights’ ability to successfully effect the Business Combination and successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel, including the key personnel of OneMedNet, all of whom are expected to stay with Data Knights following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.

Data Knights’ ability to successfully effect the Business Combination and successfully operate the business of OneMedNet following the Closing is dependent upon the efforts of certain key personnel of Data Knights and the key personnel of OneMedNet Although all of such key personnel are expected to remain with Data Knights and OneMedNet following the Business Combination, it is possible that the Combined Entity will lose some key personnel, the loss of which could negatively impact the operations and profitability of the post-combination business. Furthermore, while Data Knights has scrutinized individuals it intends to engage to stay with New OneMedNet following the Business Combination, its assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause the Combined Entity to have to expend time and resources helping them become familiar with such requirements.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of Data Knights’ securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Data Knights’ securities prior to the Closing of the Business Combination may decline. The market values of Data Knights’ securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement/prospectus, or the date on which our stockholders vote on the Business Combination. In addition, following the Business Combination, fluctuations in the price of the securities of Data Knights could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for OneMedNet’s stock or Data Knights’ stock and trading in the shares of Data Knights’ common stock has not been active. Accordingly, the valuation ascribed to OneMedNet and Data Knights Common Stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If, following the Business Combination, an active market for Data Knights’ securities develops and continues, the trading price of these securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Data Knights’ control. Any of the factors listed below could have a material adverse effect on your investment in our securities and Data Knights’ securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Data Knights’ securities may not recover and may experience a further decline.

Factors affecting the trading price of Data Knights’ securities following the Business Combination may include:

●	actual or anticipated fluctuations in the quarterly financial results of Data Knights or the quarterly financial results of companies perceived to be similar to Data Knights;
●	changes in the market’s expectations about Data Knights’ operating results;
●	Data Knights’ operating results failing to meet the expectation of securities analysts or investors in a particular period;
●	changes in financial estimates and recommendations by securities analysts concerning Data Knights or the pharmaceutical industry in general;

●	operating and stock price performance of other companies that investors deem comparable to Data Knights;
●	ability to obtain, maintain and enforce necessary intellectual property protections and to avoid infringing upon the intellectual property rights of others;
●	changes in laws and regulations affecting Data Knights’ business;
●	commencement of, or involvement in, litigation involving Data Knights;
●	changes in Data Knights’ capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of shares of Data Knights Common Stock available for public sale;
●	any major change in the board or management of Data Knights;
●	sales of substantial amounts of Data Knights’ stock by its directors, executive officers or significant stockholders or the perception that such sales could occur;
●	uncertain global economic conditions decreasing demand for products or causing customers and other business partners to suffer financial hardships; and
●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of Data Knights’ securities irrespective of its operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Data Knights’ securities, may not be predictable. A loss of investor confidence in the market for outdoor grilling-related stocks or the stocks of other companies which investors perceive to be similar to Data Knights could depress its stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of Data Knights’ securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

Data Knights’ public stockholders may experience dilution of their voting power as a consequence of, among other transactions, the issuance of Data Knights Common Stock as consideration in the Business Combination and the assumption of debt, if convertible into equity. Having a minority share position may reduce the influence that Data Knights’ current stockholders have on the management of Data Knights.

It is anticipated that, upon the Closing of the Business Combination, assuming no further redemptions, Data Knights’ public stockholders will retain an ownership interest of approximately 10.4% in Data Knights and Data Knights’ directors and the Sponsor will retain an ownership interest of approximately 9.8% in Data Knights. The ownership percentages set forth above with respect to the officers and directors of Data Knights and the Sponsor, gives effect to the transfer to 45,000 of Founder Shares owned by the Sponsor, but does not give effect to (i) any further redemption of any units by Data Knights’ public stockholders; (ii) the issuance of any shares upon the exercise of warrants to purchase shares of Data Knights Common Stock that will remain outstanding following the Business Combination or any additional warrants that are issued to our Sponsor pursuant to the conversion of its working capital loans that were made to Data Knights; or (iii) the issuance of any shares under the Equity Incentive Plan. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Data Knights’ existing stockholders in Data Knights will be different.

For example, if 80% of the units held by Data Knights’ public stockholders are redeemed, it is anticipated that, upon the Closing of the Business Combination, assuming no further redemptions, Data Knights’ public stockholders will retain an ownership interest of approximately 13.4% in Data Knights and Data Knights’ directors and the Sponsor will retain an ownership interest of approximately 8.9% in Data Knights. See Questions And Answers About The Proposals – What equity stake will current stockholders of Data Knights hold after the Closing?

To the extent that any of the outstanding warrants are exercised for shares of Data Knights Common Stock, or additional awards are issued under the Equity Incentive Plan, Data Knights’ existing stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of Data Knights’ current stockholders to influence Data Knights’ management through the election of directors following the Business Combination.

Data Knights’ Sponsor, directors and officers have agreed to vote in favor of its initial business combination, regardless of how Data Knights’ public stockholders vote.

Unlike many other blank check companies in which the Founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, Data Knights’ Sponsor, directors and officers have agreed to vote their Founder Shares and Placement Shares, as well as any Public Shares underlying the units included as part of the Public

Units purchased by them in or after the IPO, in favor of the Business Combination of Data Knights. Data Knights’ Sponsor and certain of Data Knights’ directors and officers currently own 3,460,275 shares of Data Knights Common Stock, representing approximately 55.9% of the issued and outstanding shares of Data Knights Common Stock. As a result, Data Knights would not need any of the 2,731,544 Public Shares to be voted in favor of the Business Combination in order to have the Business Combination approved. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if Data Knights’ Sponsor, directors, and officers agreed to vote their Founder Shares and Placement Shares in accordance with the majority of the votes cast by its public stockholders.

Following the Closing of the Business Combination, Data Knights may be required to take write-downs or write-offs, restructuring and impairment or other charges that could adversely affect its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although Data Knights has conducted due diligence on OneMedNet, there is no assurance that this diligence revealed all material issues that may be present in OneMedNet’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Data Knights’ and OneMedNet’s control will not later arise. As a result, Data Knights may be forced later to write down or write off assets, restructure its operations, or incur impairment or other charges following the Closing of the Business Combination that could result in losses. Even if Data Knights’ due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on the liquidity of Data Knights, the fact that Data Knights’ reports charges of this nature could contribute to negative market perceptions about the Combined Entity or its securities. In addition, charges of this nature may cause Data Knights to be unable to obtain future financing on favorable terms or at all.

Warrants will become exercisable for Data Knights Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to Data Knights’ stockholders.

Data Knights issued public warrants to purchase 11,500,000 shares of Data Knights Class A Common Stock as part of the Data Knights IPO and an aggregate of 585,275 Private Placement Warrants as part of the Placement Units sold to the Sponsor. At present, the number of shares of Data Knights Class A Common Stock outstanding as part of the Data Knights IPO has been reduced to 2,731,544 following the recent redemptions contemporaneous to the Data Knights special meeting on November 11, 2022. All the OneMedNet warrants will be cancelled and exchanged for Data Knights warrants upon Closing of the Business Combination. The exercise price of the Data Knights warrants is $11.50 per share, which is above the recent trading price for the underlying Data Knights Class A Common Stock and may reduce their near-term value. To the extent such warrants are exercised, additional shares of Data Knights Class A Common Stock will be issued, which will result in dilution to the then existing holders of Data Knights Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of Data Knights Class A Common Stock.

Activities taken by affiliates of Data Knights to purchase, directly or indirectly, public units will increase the likelihood of approval of the Business Combination Proposal and other proposals and may affect the market price of Data Knights’ securities during the buyback period.

The Sponsor, directors, officers, advisors of Data Knights or their affiliates may purchase Data Knights’ Public Shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. No such person will make any such purchases when such persons are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would likely include a contractual acknowledgement that such stockholder, although still the record holder of Data Knights’ units is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, directors, officers of Data Knights or their affiliates purchase units in privately negotiated transactions from public stockholders of Data Knights who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their units. There is no limit on the number of units that could be acquired by the Sponsor, directors, officers, advisors of Data Knights or their affiliates, or the price such persons may pay. Any such privately negotiated purchases may be effected at purchase prices that are equal to or below the per-share pro rata portion of the Trust Account, none of such shares would be voted in favor of the Business Combination, and no exercise of redemption rights would be made by the purchasers with respect to such shares.

If such transactions are affected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of units by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved. If the market does not view the Business Combination positively, purchases of Data Knights public units may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of Data Knights’ securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of Data Knights’ securities.

In addition, the remaining public stockholders of Data Knights following the consummation of the Business Combination will bear the economic burden of the deferred underwriting fee which will be paid from funds released to Data Knights from the Trust Account following the consummation of the Business Combination.

As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of public units by the persons described above have been entered into with any such investor or holder. Data Knights will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

Since Data Knights’ Sponsor, officers, directors, and their respective affiliates will lose their entire investment in Data Knights if the Business Combination is not completed, they may have had a conflict of interest in identifying and selecting OneMedNet for Data Knights’ initial business combination in order to close the Business Combination.

The Sponsor and Data Knights’ officers and directors currently own an aggregate of 2,875,000 Founder Shares for an aggregate purchase price of $25,000. In addition, the Sponsor purchased an aggregate of 585,275 Placement Units that occurred simultaneously with the consummation of the Data Knights IPO and upon exercise of the underwriter’s over-allotment option. All of such Founder Shares and Placement Units will be worthless if the Business Combination is not consummated. The personal and financial interests of the Sponsor, Data Knights’ officers, directors and their respective affiliates may have influenced their motivation in identifying and selecting OneMedNet for its target business combination and consummating the Business Combination in order to close the Business Combination.

These interests may influence Data Knights' directors in making their recommendation that you vote in favor of the approval of the Business Combination. The estimated aggregate amount invested by Sponsor and certain of Data Knights' directors and executive officers in their interests in Data Knights is $5,877,750, as detailed in the following tables:

Assuming No Further Redemptions

		Current
		Estimated	Current			Unrealized
		Value Per	Estimated		Unrealized	Profit Per
Security	Shares	Share	Value	Initial Cost	Profit	Share
Founder Shares	2,875,000	$10.49	$30,158,750	$25,000	$30,137,750	$10.48
Placement Units	525,275	$10.49	$5,510,135	$5,252,750	$257,385	$0.49
Private Placement Warrants	525,275	$0.06	$32,775	$—	$32,775	$0.06
Warrants for conversion of working capital loan	150,000	$—	$—	$—	$9,359	$0.06
Total/Weighted Average	4,075,550	$8.76	$35,701,660	$5,277,750	$30,433,269	$7.47

Assuming 80% Redemptions

		Current
		Estimated	Current			Unrealized
		Value Per	Estimated		Unrealized	Profit Per
Security	Shares	Share	Value	Initial Cost	Profit	Share
Founder Shares	2,875,000	$10.49	$30,158,750	$25,000	$30,137,750	$10.48
Placement Units	525,275	$10.49	$5,510,135	$5,252,750	$257,385	$0.49
Private Placement Warrants	525,275	$0.06	$32,775	$—	$32,775	$0.06
Warrants for conversion of working capital loan	150,000	$—	$—	$—	$9,359	$0.06
Total/Weighted Average	4,075,550	$8.76	$35,701,660	$5,277,750	$30,433,269	$7.47

Assuming Maximum Redemptions

		Current
		Estimated	Current			Unrealized
		Value Per	Estimated		Unrealized	Profit Per
Security	Shares	Share	Value	Initial Cost	Profit	Share
Founder Shares	2,875,000	$10.49	$30,158,750	$25,000	$30,137,750	$10.48
Placement Units	525,275	$10.49	$5,510,135	$5,252,750	$257,385	$0.49
Private Placement Warrants	525,275	$0.06	$32,775	$—	$32,775	$0.06
Warrants for conversion of working capital loan	150,000	$—	$—	$—	$9,359	$0.06
Total/Weighted Average	4,075,550	$8.76	$35,701,660	$5,277,750	$30,433,269	$7.47

To date, Data Knights’ officers and directors and the Sponsor have not incurred any out-of-pocket expenses subject to reimbursement by Data Knights. The Sponsor had previously requested that the Company extend the date by which the Company has to consummate a business combination to February 11, 2023, and in connection therewith caused an aggregate of $1,150,000 (representing $0.10 per public share) to be deposited into the Company’s trust account on August 11, 2022, to extend such date to November 11, 2022, and caused an aggregate of $368,758.44 (representing $0.135 per public share) to extend such date to February 11, 2023. Under the terms of its Charter, the Company can extend the date by which it has to consummate a business combination by up to six additional one-month periods, or up to August 11, 2023, subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension.

There is no assurance that Data Knights’ due diligence will reveal all material risks that may be present with regard to OneMedNet, thus, following the Business Combination, Data Knights may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

Data Knights cannot assure you that the due diligence Data Knights has conducted on OneMedNet will reveal all material issues that may be present with regard to OneMedNet, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of Data Knights’ control will not later arise. OneMedNet is aware that Data Knights must complete the Business Combination by August, 11, 2023, subject to monthly extension payments of $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension. Consequently, OneMedNet may have obtained leverage over us in negotiating the Merger Agreement, knowing that if Data Knights does not complete the Business Combination with OneMedNet, Data Knights will not be able to complete an initial business combination with any other target business prior to such deadline. In addition, Data Knights has had limited time to conduct due diligence. OneMedNet is a privately held company and Data Knights therefore has made its decision to pursue a business combination with OneMedNet on the basis of limited information, which may result in a business combination that is not as profitable as expected, if at all. As a result of these factors, Data Knights may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if Data Knights’ due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on Data Knights’ liquidity, the fact that Data Knights reports charges of this nature could contribute to negative market perceptions about Data Knights or Data Knights’ securities. Accordingly, any stockholders of Data Knights who choose to remain stockholders of Data Knights following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Data Knights’ officers or directors of a duty of care or other fiduciary duty owed by them to Data Knights, or if they are able to successfully bring a private claim under securities laws that the proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

Since Data Knights’ Sponsor, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may arise in determining whether OneMedNet is appropriate for Data Knights’ initial business combination in order to close the Business Combination.

At the Closing of the Business Combination, the Sponsor, Data Knights’ executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on behalf of Data Knights. These financial interests of the Sponsor, executive officers and directors of Data Knights may have influenced their motivation in identifying and selecting OneMedNet for the Business Combination in order to close the Business Combination.

The ability to execute Data Knights’ strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their units in connection with the Business Combination.

In the event the aggregate cash consideration Data Knights would be required to pay for all of its public units that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to Data Knights, Data Knights may be required to increase the financial leverage Data Knights’ business would have to support. This may negatively impact Data Knights’ ability to execute on its own future strategic plan.

If Data Knights stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their units for a pro rata portion of the funds held in Data Knights’ Trust Account.

Holders of public units of Data Knights will have the right, regardless of whether he or she affirmatively votes for or against the Business Combination Proposal or does not vote at all, to demand we redeem their units for a pro rata portion of the Trust Account. To exercise their redemption rights, they are required to submit a request in writing and deliver their units, which include the shares of Data Knights Common Stock underlying the units to be redeemed (either physically or electronically) to Data Knights’ transfer agent at least two business days prior to the Special Meeting. Stockholders electing to redeem their units will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting of Data Knights Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

SPECIAL MEETING OF DATA KNIGHTS STOCKHOLDERS

General

Data Knights is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the Data Knights Board for use at the Special Meeting to be held on [·], 2023 and at any adjournment or postponement thereof. This proxy statement/prospectus provides Data Knights’ stockholders with information they need to know to be able to vote or direct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held on [·], 2023, at [·], as a virtual meeting. You will be able to attend the Special Meeting online, vote and submit your questions during the Special Meeting via a live webcast available at https://www.cstproxy.com/dataknights/2023.

Purpose of the Stockholders Meeting

At the Stockholders Meeting, Data Knights is asking holders of its Class A Common Stock:

●	Proposal No. 1 — Business Combination Proposal — To consider and vote upon a proposal to adopt and approve the Merger and Merger Agreement, which is attached to this proxy statement/prospectus as Annex A;
●	Proposal No. 2 — Nasdaq Proposal — To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the SEPA.
●	Proposal No. 3 — Charter Amendment Proposal — To consider and vote upon a proposal to adopt the Third Amended and Restated Certificate of Incorporation, which is attached to this proxy statement/prospectus as Annex B, including:
●	Proposal 3A — the Bylaw Amendment Requirement; and
●	Proposal 3B — the Article Amendment Requirement;
●	Proposal No. 4 — Election of Directors Proposal — To consider and vote to elect nine directors to serve staggered terms on Data Knights’ board of directors until the 2024, 2025 and 2026 annual meetings of stockholders of Data Knights, respectively, and until their respective successors are duly elected and qualified;
●	Proposal No. 5 — Incentive Plan Proposal — To consider and vote upon a proposal to approve the Equity Incentive Plan, including the authorization of the initial share reserve under the Equity Incentive Plan, which is attached to this proxy statement/prospectus as Annex C;
●	Proposal No. 6 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, Charter Amendment Proposal, the Election of Directors Proposal, or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, Charter Amendment Proposal, the Election of Directors Proposal, or the Incentive Plan Proposal.

Recommendation of the Data Knights Board

Data Knights’ Board has unanimously determined that each of the Proposals is fair to and in the best interests of Data Knights and its stockholders, and has unanimously approved such Proposals. The Board unanimously recommends that stockholders:

●	vote “FOR” the Proposal No. 1 — Business Combination Proposal;
●	vote “FOR” the Proposal No. 2 — Nasdaq Proposal;

●	vote “FOR” the Proposal No. 3 — Charter Amendment Proposal, including:
●	vote “FOR” the Proposal 3A — the Bylaw Amendment Requirement; and
●	vote “FOR” the Proposal 3B — the Article Amendment Requirement;
●	vote “FOR” the Proposal No. 4 — Election of Directors Proposal;
●	vote “FOR” the Proposal No. 5 — Incentive Plan Proposal; and
●	vote “FOR” the Proposal No. 6— Adjournment Proposal, if presented at the Stockholders Meeting.

When you consider the recommendation of the Data Knights Board in favor of approval of the Proposals, you should keep in mind that the Sponsor (including certain members of the Sponsor), and certain of Data Knights’ directors and executive officers may have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. These interests include, among other things:

●	unless Data Knights consummates an initial business combination, Data Knights’ officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;
●	as a condition to the Data Knights IPO, all of the Founder Shares are subject to a lock-up and would be released only if specified conditions were met. In particular, subject to certain limited exceptions, all Founder Shares would be subject to a lock up until the earlier of (A) six months after the completion of Data Knights’ Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Class A Common Stock equals or exceeds $12.00 per unit (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date on which Data Knights completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property;
●	the Placement Units, purchased by the Sponsor will be worthless if a business combination is not consummated;
●	the Sponsor has agreed that the Placement Units and the underlying securities, will not be sold or transferred by it until after Data Knights has completed a business combination, subject to limited exceptions;
●	the fact that Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination;
●	the fact that Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;
●	if Data Knights does not complete an initial business combination by August 11, 2023, the proceeds from the sale of the Placement Units will be included in a liquidating distribution to Data Knights’ Public Stockholders, and the Placement Units will expire worthless; and
●	if the Trust Account is liquidated, including in the event Data Knights is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Data Knights to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share by the claims of prospective target businesses with which Data Knights has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Data Knights, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.
●	The estimated aggregate amount invested by Sponsor and certain of Data Knights’ directors and executive officers in their interests in Data Knights is $5,877,750.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of Data Knights Common Stock at the close of business on [·], 2023 which is the Record Date. You are entitled to one vote for each share of Data Knights Common Stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were 7,570,336 shares of Data Knights Common Stock outstanding, of which 2,731,544 are Public Shares, 585,275 are Placement Shares, and 2,875,000 are Founder Shares held by the Sponsor.

Vote of the Sponsor, Directors and Officers

In connection with the Data Knights IPO, Data Knights entered into agreements with each of its Sponsor, directors and officers pursuant to which each agreed to vote any shares of Common Stock owned by it in favor of the Business Combination and for all other Proposals presented at the Special Meeting. These agreements apply to the Sponsor as it relates to the Founder Shares and any Placement Shares and the requirement to vote such shares in favor of the Business Combination and for all other Proposals presented to Data Knights stockholders in this proxy statement/prospectus.

Data Knights’ Sponsor, directors and officers and Sponsor have waived any redemption rights, including with respect to shares of Class A Common Stock issued or purchased in the Data Knights IPO or in the aftermarket, in connection with Business Combination. The Founder Shares have no redemption rights upon Data Knights’ liquidation and will be worthless if no business combination is effected by Data Knights by August 11, 2023.

Quorum and Required Vote for Proposals

A quorum of Data Knights stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Common Stock outstanding and entitled to vote at the Special Meeting is represented in person or by proxy at the Special Meeting.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of Data Knights Common Stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting. The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding Data Knights Common Stock as of the Record Date for the Special Meeting.

If the Business Combination is not approved, the Nasdaq Proposal, the Charter Amendment Proposal and the Incentive Plan Proposal will not be presented to the Data Knights stockholders for a vote. The approval of the Charter Amendment Proposal, the Business Combination Proposal, the Nasdaq Proposal, the Charter Amendment Proposal and the Incentive Plan Proposal are preconditions to the consummation of the Business Combination. The Nasdaq Proposal, the Charter Amendment Proposal and the Incentive Plan Proposal are conditioned on the approval of the Business Combination (and the Business Combination is conditioned on the approval of the Charter Amendment Proposal, the Nasdaq Proposal, and the Incentive Plan Proposal.

It is important for you to note that in the event the Business Combination does not receive the requisite vote for approval, then Data Knights will not consummate the Business Combination. If Data Knights does not consummate the Business Combination by August 11, 2023, Data Knights will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the Public Stockholders.

Abstentions and Broker Non-Votes

Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the Proposals. Accordingly, a failure to vote by proxy or to vote in person or an abstention from voting with regard to the Proposals will have the same effect as a vote “AGAINST” the Business Combination and the Charter Amendment Proposal and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Nasdaq Proposal and the Incentive Plan Proposal. Broker non-votes will not be counted as present for the purposes of establishing a quorum and will have no effect on any of the Proposals.

Voting Your Shares

Each Data Knights Common Stock that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your shares of Data Knights Common Stock at the Special Meeting:

●	You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Data Knights’ Board “FOR” the Business Combination Proposal, the Article Amendment Proposal (including the Bylaw Amendment Requirement and the Charter Amendment Requirement), the Nasdaq Proposal and the Equity Incentive Plan. Votes received after a matter has been voted upon at the Special Meeting will not be counted.
●	You Can Attend the Meeting and Vote in Person or Electronically. You can attend the Meeting in person and vote on the ballot you will receive when you arrive, or you can attend the Meeting via the virtual meeting platform and vote during the Meeting by following the instructions on your proxy card. You can access the Meeting by visiting the website https://www.cstproxy.com/dataknights/2023. You will need your control number for access. If you do not have a control number, please contact Continental Stock Transfer & Trust Company. Instructions on how to attend and participate at the Meeting are available at https://www.cstproxy.com/dataknights/2023.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Data Knights can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date; or
●	you may notify Data Knights’ secretary in writing before the Special Meeting that you have revoked your proxy.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares?

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your Data Knights Common Stock, you may call Laurel Hill Advisory Group LLC, Data Knights’ proxy solicitor, at (855) 414-2266 or by email at dataknights@laurelhill.com.

No Additional Matters May Be Presented at the Special Meeting

The Special Meeting has been called only to consider the approval of the Charter Amendment Proposal, the Business Combination Proposal, the Nasdaq Proposal, and the Incentive Plan Proposal. Under Data Knights’ bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Special Meeting.

Redemption Rights

Pursuant to Data Knights’ Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two (2) business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the Data Knights

IPO (calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s franchise and income taxes). For illustrative purposes, based on funds in the Trust Account of approximately $29,029,416 on December 31, 2022, the estimated per share redemption price would have been approximately $10.63.

In order to exercise your redemption rights, you must:

●	affirmatively vote either for or against the Business Combination Proposal;
●	check the box on the enclosed proxy card to elect redemption;
●	check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock;
●	prior to 5:00 PM Eastern time on [·], 2023 (two (2) business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, Data Knights’ Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

and

●	deliver your Public Shares either physically or electronically through DTC to Data Knights’ Transfer Agent at least two (2) business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is Data Knights’ understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, Data Knights does not have any control over this process, and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your Public Shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the Transfer Agent) and thereafter, with Data Knights’ consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to Data Knights’ Transfer Agent and decide within the required timeframe not to exercise your redemption rights, you may request that Data Knights’ Transfer Agent return the shares (physically or electronically). You may make such request by contacting Data Knights’ Transfer Agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of Data Knights Common Stock as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Data Knights Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Data Knights Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of Data Knights Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of OneMedNet, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and Data Knights does not consummate an initial business combination by February 11, 2023 (which Data Knights can extend to as late as August 11, 2023 by depositing additional funds into its Trust Account), Data Knights will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the Public Stockholders and Warrants will expire worthless.

Appraisal Rights

Data Knights stockholders do not have appraisal rights in connection with the Business Combination or the other Proposals.

Proxy Solicitation

Data Knights is soliciting proxies on behalf of its Board. This solicitation is being made by mail but also may be made by telephone or in person. Data Knights and its directors, officers and employees may also solicit proxies in person.

Data Knights has hired Laurel Hill Advisory Group, LLC to assist in the proxy solicitation process. Data Knights will pay Laurel Hill its customary fee plus disbursements.

Data Knights will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Data Knights will reimburse them for their reasonable expenses.

THE BUSINESS COMBINATION PROPOSAL

General

Holders of Data Knights Common Stock are being asked to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Business Combination. Data Knights stockholders should read this proxy statement/prospectus carefully and in its entirety for more detailed information concerning the Merger Agreement. The Merger Agreement is attached as Annex A to this proxy statement/prospectus. Please see the section entitled “— The Merger Agreement” below for additional information and a summary of certain terms of the Merger Agreement. You are also urged to read the Merger Agreement carefully and in its entirety, as amended, before voting on this proposal.

Data Knights may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of Data Knights Common Stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting.

The Merger Agreement

The subsections that follow this subsection describe the material provisions of the Merger Agreement, but do not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A hereto, respectively, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Merger Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel), because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates, which may be updated prior to the Closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.

General Description of the Merger Agreement

On April 25, 2022, Data Knights Acquisition Corp, a Delaware corporation (“Data Knights”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Data Knights, Data Knights Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Data Knights (“Merger Sub”), Data Knights, LLC, a Delaware limited liability company, in its capacity as Purchaser Representative (“Sponsor”), OneMedNet Corporation, a Delaware corporation (“OneMedNet”), and Paul Casey, in his capacity as Seller Representative.

Pursuant to the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into OneMedNet, with OneMedNet changing its name to OneMedNet Solutions Corp and continuing as the surviving corporation (the “Surviving Corporation”).

Merger Consideration

As consideration for the Merger, the holders of OneMedNet securities collectively shall be entitled to receive from Data Knights, in the aggregate, a number of Data Knights securities with an aggregate value equal to (the “Merger Consideration”) (a) Two Hundred Million U.S. Dollars ($200,000,000) minus (b) the amount, if any, by which the Target Net Working Capital Amount exceeds the Net Working Capital Amount (but not less than zero), minus (c) the amount of Closing Net Indebtedness (as each term is defined in the Merger Agreement) minus (d) the amount of any Transaction Expenses, provided that the Merger Consideration otherwise payable to the OneMedNet’s shareholders is subject to adjustment after the Closing in accordance with Section 1.15 of the Merger Agreement, with each OneMedNet stockholder receiving, for each share of OneMedNet common stock held, a number of shares of Data Knights Common Stock equal to (i) the Per Share Consideration, divided by (ii) the Redemption Price (the total portion of the Merger Consideration amount payable to all OneMedNet stockholders in accordance with the Merger Agreement is also referred to herein as the “Stockholder Merger Consideration”). The Merger Consideration is subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness of OneMedNet as of the Closing Date.

Post-Business Combination Ownership of OneMedNet

The ownership of Data Knights immediately following the Business Combination will be as follows:

	Share ownership in Data Knights
	Pro Forma Combined (Assuming No Further Redemptions Scenario)		Pro Forma Combined (Assuming 80% Redemptions Scenario)		Pro Forma Combined (Assuming Maximum Redemptions Scenario)(1)		Pro Forma Combined (Assuming No Further Redemptions Scenario and Full Exercise of Options and Warrants)
Stockholder	Shares	%	Shares	%	Shares	%	Shares	%
Former OneMedNet equityholders	20,000,000	71.5%	20,000,000	72.7%	20,000,000	79.7%	20,806,453	62.6%
Data Knights Public Stockholders(2)(4)	2,731,544	9.8%	2,300,000	8.4%	—	—%	6,884,322	20.7%
Data Knights Sponsor and Insiders(3)	3,460,275	12.4%	3,460,275	12.6%	3,460,275	13.8%	3,821,624	11.5%
Equity Incentive Plan and Others	1,786,517	6.4%	1,763,804	6.4%	1,642,751	6.5%	1,786,517	5.4%
Total Shares Outstanding	27,978,336	100.0%	27,524,079	100.0%	25,103,026	100.0%	33,298,916	100.0%
(1)

Assumes Illustrative Maximum Redemptions of 2,731,544 Public Shares of Data Knights Common Stock in connection with the Business Combination. For a description of the Maximum Redemption Scenario, see “Unaudited Pro Forma Condensed Combined Financial Information.”

(2)	Excludes, except in the case of the last scenario, an estimated 2,731,544 shares underlying the Public Warrants beneficially held by the Data Knights Public Stockholders.
(3)	Excludes, except in the case of the last scenario, an estimated 585,275 shares underlying the placement warrants beneficially held by Sponsor.
(4)

On November 11, 2022, Data Knights held a virtual special meeting of its stockholders to vote on three proposals. At the special meeting, holders of Data Knights Common Stock voted on and approved, two of the three proposals presented, an extension proposal and a trust amendment proposal (the on the “Extension Amendment Proposal” and the “Trust Amendment Proposal”, respectively). In connection with the voting on the Extension Amendment Proposal and the Trust Amendment Proposal at the special meeting, holders of 8,768,456 shares of Class A Common Stock exercised their right to redeem those shares for cash. There are currently 7,570,336 shares of Data Knights Common Stock issued and outstanding, consisting of (i) 3,316,819 shares of Class A common stock, and (ii) 4,253,517 shares of Class B common stock.

The “Maximum Redemption Scenario” assumes that Data Knights Public Stockholders exercise redemption rights with respect to 100% of the outstanding shares of Class A common stock. This scenario assumes that 2,731,544 shares of Class A common stock are redeemed for an aggregate payment of approximately $28.8 million from the Trust Account.

In addition, upon consummation of the Business Combination, there will be outstanding an aggregate of up to 2,731,544 Public Warrants and 585,275 placement warrants held by our Sponsor. Each of our outstanding whole warrants is exercisable commencing 30 days following the Closing for one share of Data Knights Common Stock. Therefore, as of the date of this proxy statement/prospectus, if we assume that each outstanding whole warrant is exercised and one share of Data Knights Common Stock is issued as a result of such exercise, with payment to Data Knights of the exercise price of $11.50 per whole warrant for one whole share, our fully-diluted share capital would increase by a total of [        ] shares, with approximately $[    ] million paid to us to exercise the warrants, assuming cash exercise.

The numbers of shares and percentage interests set forth in the above table under either redemption scenario do not take into account potential future exercises of up to 2,731,544 Public Warrants and up to 585,275 placement warrants, which will remain outstanding immediately following the Business Combination and may be exercised thereafter at an exercise price of $11.50 (commencing 30 days after the Closing of the Business Combination). The exercise, issuance or vesting of any of these shares could have a dilutive effect on those of our stockholders who do not elect to redeem their shares. If all such shares were issued immediately after the Business Combination, based on the number of issued and outstanding shares of Data Knights Common Stock, non-redeeming Public Stockholders, as a group, would own:

●	if there are no further redemptions of Public Shares, 10.4% of the Data Knights’ common stock outstanding assuming all such shares were issued immediately after the Business Combination; or
●	if there are maximum redemptions of 100% of the outstanding Public Shares, none of the Data Knights’ common stock outstanding.

If the actual facts are different than the assumptions set forth above, the share numbers set forth above will be different. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Representations and Warranties

The Merger Agreement contains customary representations and warranties by each of Data Knights and OneMedNet. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.

Covenants of the Parties

Under the Merger Agreement, each party agrees to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, including covenants regarding the conduct of their respective businesses, efforts, access, confidentiality and public announcements, the Data Knights proxy statement for the transaction (which includes the adoption of a new equity incentive plan with a number of awards thereunder equal to 15% of the issued and outstanding shares of Data Knights immediately after the Closing), notice of breaches, no insider trading, indemnification of directors and officers, and other customary covenants. The parties also have agreed to the following covenants:

●	Each party is subject to a “no-shop” obligation between signing of the Merger Agreement and Closing and will not be allowed to solicit or discuss competing transactions with other potential parties during such time period.
●	The Data Knights board of directors after the Closing will consist of at least nine directors, including (i) seven (7) persons designated prior to the Closing by OneMedNet, at least three (3) of whom must qualify as an independent director under Nasdaq rules; and (ii) two (2) persons designated prior to the Closing by Data Knights, at least one (1) of whom must qualify as an independent director under Nasdaq rules.
●	OneMedNet shall use its commercially reasonable efforts to deliver audited financial statements prepared in accordance with GAAP and audited in accordance with PCAOB auditing standards for the fiscal years ended December 31, 2021 and December 31, 2020 to Data Knights by May 15, 2022.

Data Knights also agreed in the Merger Agreement to obtain the written consent of its stockholders as promptly as practicable after the Registration Statement has become effective to approve the Merger Agreement and the Business Combination and related matters.

Conditions to the Closing

The consummation of the Merger is subject to customary closing conditions unless waived, including among other conditions:

●	the approval by the stockholders of each of OneMedNet and Data Knights;
●	approvals of any required governmental authorities and the expiration or termination of any anti-trust waiting periods;

●	receipt of specified third-party consents;
●	no law or order preventing the transactions;
●	no material uncured breach by the other party;
●	after giving effect to the redemption, Data Knights shall have at least $5,000,001 of net tangible assets as required by its charter;
●	the members of the post-Closing Data Knights board shall have been elected or appointed as of the Closing;
●	the Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement; and
●	the shares of Data Knights Common Stock issued as Merger Consideration shall have been approved for listing on Nasdaq, subject to official notice of issuance.

In addition, unless waived by OneMedNet, the obligations of OneMedNet to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Data Knights being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect); (b) Data Knights having performed in all material respects the respective obligations and complied with in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to Data Knights since the date of the Merger Agreement which is continuing and uncured; (d) the Registration Rights Agreement being in full force and effect as of the Closing; and (e) the Minimum Cash Condition of $30 million in cash and cash equivalents held by Data Knights is satisfied.

Unless waived by Data Knights, the obligations of Data Knights and Merger Sub to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of OneMedNet being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect); (b) OneMedNet having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior the date of the Closing; and (c) absence of any Material Adverse Effect with respect to OneMedNet as a whole since the date of the Merger Agreement which is continuing and uncured; and (d) each Executive Employment Agreement, Lock-Up Agreement and Non-Competition Agreement being in full force and effect as of the Closing.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by mutual agreement;
●	for the other party’s uncured breach;
●	if there is a government order preventing the Closing;
●	by either party if the Closing does not occur by August 11, 2023, for completing its initial business combination under the terms of the Data Knights IPO;
●	by Data Knights if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on OneMedNet that is continuing and uncured;
●	by Data Knights or OneMedNet if the Data Knights stockholders vote and do not approve the transactions contemplated by the Merger Agreement;

●	by Data Knights if it does not receive the opinion of its financial advisors that the transactions contemplated by the Merger Agreement are fair to the Company and its Stockholders; and
●	by OneMedNet if the Data Knights board withdraws or changes its approval or recommendation to the Data Knights stockholders in any matter that is adverse to OneMedNet.

Governing Law and Dispute Resolution

The Merger Agreement is governed in accordance with the laws of the State of Delaware and, subject to certain exceptions, all actions arising out of or relating to the Merger Agreement shall be heard and determined exclusively in any state or federal court located in Delaware (or in any appellate court thereof).

Related Agreements

Lock-Up Agreements

The Significant Company Holders and certain officers and directors of OneMedNet have entered into lock-up agreements (the “Lock-up Agreements”) providing for a lock-up period commencing on the Closing Date and ending on the earlier of (x) six months from the Closing and (y) the date Data Knights consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Data Knights’ stockholders having the right to exchange their shares of Data Knights Common Stock for cash, securities or other property. A total of 6,353,344 shares or 55.7% of OneMedNet issued and outstanding shares including the officers and directors are subject to the Lock-Up Agreement.

Non-Competition and Non-Solicitation Agreements

Certain significant stockholders of OneMedNet have entered into non-competition and non-solicitation agreements (the “Non-Competition Agreements”), pursuant to which they agreed not to compete with Data Knights, OneMedNet and their respective subsidiaries during the five-year period following the Closing and, during such five-year restricted period, not to solicit employees or customers or clients of such entities. The agreements also contain customary non-disparagement and confidentiality provisions.

Registration Rights Agreement

At the Closing, certain significant stockholders of OneMedNet will enter into a registration rights agreement (“Registration Rights Agreement”) with Data Knights providing for the right to three (3) demand registrations, unlimited piggy-back registrations and shelf registrations on a continuous basis, with respect to the Merger Consideration shares and Founder Shares.

Support Agreements

Simultaneously with the execution of the Merger Agreement,(i) Data Knights and Data Knights, LLC and entered into a sponsor support agreement (the “Support Agreement”) in favor of Data Knights and OneMedNet and their present and future successors and subsidiaries, and (ii) certain significant stockholders of OneMedNet entered into a Voting Agreement with Data Knights and OneMedNet (the “Voting Agreement”).

In the Support Agreement and Voting Agreement, the parties agreed to vote all of their Data Knights and OneMedNet stock in favor of the Merger Agreement and related transactions and to take certain other actions in support of the Merger Agreement and related transactions. The Support Agreement and Voting Agreement also prevent these stockholders from transferring their voting rights with respect to their stock or otherwise transferring their stock prior to the approval of the Merger Agreement and related transactions, except for certain permitted transfers.

Board of Directors and Management Following the Business Combination

The following persons are expected to serve as executive officers and directors of OneMedNet following the Business Combination. For biographical information concerning the OneMedNet executive officers and OneMedNet designees to OneMedNet’s board of directors, see “Information about OneMedNet — Executive Officers and Directors. For biographical information concerning the Data Knights designees to OneMedNet’s board of directors see “Information About Data Knights — Management — Directors and Executive Officers.”

Name	Age	Position
Paul Casey	76	Chief Executive Officer, Director(4)
Dr. Jeffrey Yu	55	Chairman of the Board of Directors, Founder, Chief Medical Officer, Vice President(6)
Lisa Embree	51	Interim Chief Financial Officer, Vice President — Finance
Erkan Akyuz	53	Director(1)(2)(4)
Eric Casaburi	48	Director(5)
Robert Golden	60	Director(1)(2)(4)
Dr. Julianne Huh	53	Director(3)(5)
Dr. Thomas Kosasa	77	Director(1)(5)
Dr. Christoph Zindel	61	Director(2)(3)(6)
R. Scott Holbrook	73	Director(3)(4)
(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	Class I Director.
(5)	Class II Director.
(6)	Class III Director.

In connection with the Business Combination, OneMedNet will nominate one additional Class III Director, subject to the approval of Data Knights, who will qualify as an independent director as defined under the rules of the Nasdaq.

Classified Board of Directors

OneMedNet’s board of directors will consist of at least nine directors upon the Closing of the Business Combination. In accordance with the Amended Charter to be filed immediately following consummation of the Business Combination, OneMedNet’s board of directors will be divided into three (3) classes. OneMedNet’s directors will elected at each annual general meeting of stockholders, and the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. The directors will be divided among the three (3) classes as follows:

●	the Class I directors will be Erkan Akyuz, Paul Casey, Scott Holbrook and Robert Golden, and their terms will expire at the annual meeting of stockholders to be held in 2024;
●	the Class II directors will be Eric Casaburi, Dr. Julianne Huh and Dr. Thomas Kosasa, and their terms will expire at the annual meeting of stockholders to be held in 2025; and
●	the Class III directors will be Dr. Jeffrey Yu and Dr. Christoph Zindel, and their terms will expire at the annual meeting of stockholders to be held in 2026.

OneMedNet expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of OneMedNet’s board of directors into three (3) classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Interests of Data Knights’ Directors and Officers and Others in the Business Combination

When you consider the recommendation of Data Knights’ Board in favor of approval of the Business Combination and the other Proposals, you should keep in mind that the Sponsor (including certain members of the Sponsor), and Data Knights’ directors and executive officers, may have interests in the Proposals that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

●	unless Data Knights consummates an initial business combination, Data Knights’ officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;
●	as a condition to the Data Knights IPO, all of the Founder Shares are subject to a lock-up and would be released only if specified conditions were met. In particular, subject to certain limited exceptions, all Founder Shares would be subject to a lock up until the earlier of (A) six months after the completion of Data Knights’ Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Class A Common Stock equals or exceeds $12.00 per unit (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date on which Data Knights completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property;
●	the Placement Units, purchased by the Sponsor will be worthless if a business combination is not consummated;
●	the Sponsor has agreed that the Placement Units and the underlying securities, will not be sold or transferred by it until after Data Knights has completed a business combination, subject to limited exceptions;
●	the fact that Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination;
●	the fact that Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;
●	if Data Knights does not complete an initial business combination by August 11, 2023, the proceeds from the sale of the Placement Units will be included in the liquidating distribution to Data Knights’ Public Stockholders and the Placement Units will expire worthless; and
●	if the Trust Account is liquidated, including in the event Data Knights is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Data Knights to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share by the claims of prospective target businesses with which Data Knights has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Data Knights, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

●	The estimated aggregate amount invested by Sponsor and certain of Data Knights’ directors and executive officers in their interests in Data Knights is $5,877,750, as detailed in the following tables:

Assuming No Further Redemptions

		Current
		Estimated	Current			Unrealized
		Value Per	Estimated		Unrealized	Profit Per
Security	Shares	Share	Value	Initial Cost	Profit	Share
Founder Shares	2,875,000	$10.49	$30,158,750	$25,000	$30,137,750	$10.48
Placement Units	525,275	$10.49	$5,510,135	$5,252,750	$257,385	$0.49
Private Placement Warrants	525,275	$0.06	$32,775	$—	$32,775	$0.06
Warrants for conversion of working capital loan	150,000	$—	$—	$—	$9,359	$0.06
Total/Weighted Average	4,075,550	$8.76	$35,701,660	$5,277,750	$30,433,269	$7.47

Assuming 80% Redemptions

		Current
		Estimated	Current			Unrealized
		Value Per	Estimated		Unrealized	Profit Per
Security	Shares	Share	Value	Initial Cost	Profit	Share
Founder Shares	2,875,000	$10.49	$30,158,750	$25,000	$30,137,750	$10.48
Placement Units	525,275	$10.49	$5,510,135	$5,252,750	$257,385	$0.49
Private Placement Warrants	525,275	$0.06	$32,775	$—	$32,775	$0.06
Warrants for conversion of working capital loan	150,000	$—	$—	$—	$9,359	$0.06
Total/Weighted Average	4,075,550	$8.76	$35,701,660	$5,277,750	$30,433,269	$7.47

Assuming Maximum Redemptions

		Current
		Estimated	Current			Unrealized
		Value Per	Estimated		Unrealized	Profit Per
Security	Shares	Share	Value	Initial Cost	Profit	Share
Founder Shares	2,875,000	$10.49	$30,158,750	$25,000	$30,137,750	$10.48
Placement Units	525,275	$10.49	$5,510,135	$5,252,750	$257,385	$0.49
Private Placement Warrants	525,275	$0.06	$32,775	$—	$32,775	$0.06
Warrants for conversion of working capital loan	150,000	$—	$—	$—	$9,359	$0.06
Total/Weighted Average	4,075,550	$8.76	$35,701,660	$5,277,750	$30,433,269	$7.47

To date, Data Knights’ officers and directors and the Sponsor have not incurred any out-of-pocket expenses subject to reimbursement by Data Knights. The Sponsor had previously requested that the Company extend the date by which the Company has to consummate a business combination to February 11, 2023, and in connection therewith caused an aggregate of $1,150,000 (representing $0.10 per public share) to be deposited into the Company’s trust account on August 11, 2022, to extend such date to November 11, 2022, and caused an aggregate of $368,758.44 (representing $0.135 per public share) to extend such date to February 11, 2023. Under the terms of its Charter, the Company can extend the date by which it has to consummate a business combination by up to six additional one-month periods, or up to August 11, 2023 , subject to monthly extension payments of $0.045 per outstanding share of the Company's Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account in connection with the exercise of each monthly extension.

Name; Headquarters

The name of the Combined Entity of OneMedNet and Data Knights will be OneMedNet Corporation and its headquarters will be located at 6385 Old Shady Oak Rd #250, Eden Prairie, MN 55344.

Background of the Business Combination

Data Knights is a blank check company incorporated as a Delaware corporation on February 8, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses. Prior to the consummation of Data Knight’s initial public offering, neither Data Knights, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with any prospective business combination target. Promptly following its initial public offering that closed on May 11, 2021, Data Knights expended extensive efforts into identifying a prospective business combination target.

Through Data Knights’ Sponsor, Data Knights, LLC, Data Knights is affiliated with ARC Group Limited (“ARC Group”), a consulting firm, which Data Knights has agreed to pay a total of $10,000 per month for office space, utilities and secretarial and administrative support until the completion of an initial business combination or liquidation pursuant to a Sponsor Support Agreement executed contemporaneous with Data Knights’ IPO. In addition, Data Knights has utilized ARC Group’s network of relationships and administrative resources to identify, process, and analyze potential acquisition opportunities.

Data Knights’ management team, supported by ARC Group, sought out potential business combination targets through their network of relationships across different industries. Data Knights also responded to inquiries from investment bankers who represented companies that were potential business combination targets, and received a number of unsolicited requests from potential targets. During the search process, Data Knights reviewed the materials of and/or had discussions with representatives of more than fifteen potential business combination targets in a wide range of data-focused industries. Data Knights management updated the Board as to the progress of the foregoing on both a formal and informal basis. Data Knights then discussed preliminary parameters for proposals to those targets that it determined were strong candidates for a potential business combination. If a potential business combination target was deemed compelling enough for Data Knights to pursue a potential business combination with, based on the assessment by Data Knights’ management team of the preliminary business, industry, market position, management and financial information available, an initial non-binding letter of intent (“LOI”) to pursue a proposed business combination was prepared.

In addition to the foregoing assistance, ARC provided consulting advice to Data Knights and the Sponsor regarding the business aspects of potential business combinations and completion of Data Knights transition to a post-initial business combination public company. Data Knights has agreed to pay ARC fees aggregating $[        ] for ARC’s services.

On June 22, 2021 Data Knights exchanged a non-binding letter of intent with a company which manufactured devices that allow for the tracking of statistics associated with athlete performance. The technology and algorithms associated with the device were considered by the Data Knights management team to be significant and unique. The company had substantial existing contracts and partnerships with a pipeline for future growth. The introduction of this company was made through ARC Group. Although Data Knights’ team was encouraged by the prospects of this potential merger, Data Knights did not proceed to entering into a business combination agreement or advanced stages of a transaction with the company due to the fact that the company’s audit was not complete and did not have a timeline for completing them that would align with Data Knight’s timing for a merger.

On January 12, 2022 Data Knights sent an initial draft non-binding letter of intent to an electric vehicle producer based. The introduction to this company was made through Data Knight’s underwriter. In discussion and negotiations, Data Knights and the target company could not agree on final terms for the deal including a final valuation and a cash on closing requirement. Due to the gaps in negotiations over these terms, Data Knights did not proceed to entering into a business combination agreement or advanced stages of a potential transaction.

On February 20, 2022 Paul Chong of ARC introduced OMN to Data Knights as a potential source of capital. Paul Casey, Chief Executive Officer of OneMedNet, was acquainted with Mr. Chong from prior dealings when he was Chief Executive Officer of another company and Mr. Chong was working with a financial institution in Southeast Asia.

On March 4, 2022, Data Knights and OneMedNet exchanged an initial draft of a non-binding letter of intent regarding a potential business combination, the terms of which included, among others, transaction consideration for OneMedNet of $200 million in the form of the issuance of shares of common stock of Data Knights. The valuation was determined by Data Knights and presented to OneMedNet via the non-binding letter of intent. Data Knights, with the assistance from ARC Group, used comparable analysis to companies that were similar in industry or services to determine a range of $150 million to $200 million valuation. The draft letter of intent proposed entry into a forty-five day exclusivity period, whereby the parties would negotiate the terms of a definitive transaction agreement. The draft letter of intent provided that each of Data Knights and OneMedNet would be obligated to pay their respective expenses incurred in connection with the business combination. Data Knights proposed the transaction consideration amount based on preliminary financial and business information shared by OneMedNet.

On March 6, 2022, Data Knights held a Board meeting call to discuss the status of Data Knights’ search for a suitable business combination candidate, including discussions with OneMedNet and the potential timeline for a business combination. The Board also discussed the plan for Data Knights’ due diligence efforts, audit-related matters, post-transaction leadership and governance matters, as well as discussions regarding the framework of a transaction. The board expressed their support for the OneMedNet deal and proceeding with exclusivity based on the current and future performance of the company, the good fit with their original mandate to find a data-based company, and the agreeable terms of the transaction (including a $200 million valuation subject to further diligence through a third-party opinion). No other valuation amount was considered by the board. The valuation was made with an assumption of no PIPE funding given the uncertainty in the amount that would be raised and the deemed minimal amount of capital needed to execute to OneMedNet’s business plan.

On March 8, 2022, OneMedNet sent Data Knights an updated draft non-binding letter of intent, including clarification of the net working capital target for OneMedNet at closing of the acquisition and the mechanism for OneMedNet’s funding of Data Knights’ extension payments, clarifying that the transaction lockup period would apply to OneMedNet stockholders with greater than 1% ownership, and adding provisions requiring Data Knights to seek to secure a PIPE transaction of at least $10 million and to engage a mutually agreeable investment bank to assist in the PIPE transaction.

On March 10, 2022, after negotiations between the parties, Data Knights determined to pursue discussions solely with OneMedNet, and Data Knights and OneMedNet executed the non-binding letter of intent. The non-binding letter of intent included a forty-five day exclusivity period and contemplated a valuation for OneMedNet of $200 million to be paid in the form of the issuance of shares of common stock of Data Knights.

On March 11, 2022, Data Knights submitted a due diligence request list to OneMedNet.

On March 14, 2022, Nelson Mullins, as legal counsel to Data Knights, distributed an initial draft of the Merger Agreement to OneMedNet through its legal counsel, Rimon PC.

On March 26, 2022, Rimon distributed initial comments to the draft Merger Agreement to Nelson Mullins and Data Knights, which included proposed revisions to OneMedNet’s representations and warranties in the draft to reflect OneMedNet’s business and proposed revisions to the draft to clarify the treatment of options and warrants issued by OneMedNet, but indicated general agreement on a number of the proposed terms of transaction, including the formula to determine the amount of the merger consideration, the closing conditions, the no-shop provision, the governance of the post-combination company and the termination provisions, as they were consistent with the non-binding letter of intent. The representations and warranties and provisions governing the treatment of options and warrants, together with those relating to the Minimum Cash Condition and the PIPE financing, were the material terms negotiated in the Merger Agreement. In particular, the parties negotiated materiality and knowledge qualifiers to provisions in the representations regarding financial statements, compliance with laws, litigation, intellectual property, taxes and employment matters, as well as the scope of representations regarding environmental matters and the completeness of the representations. The parties also negotiated provisions to address the required exercise or forfeiture of the outstanding options and warrants of OneMedNet, to characterize the PIPE financing obligation as a reasonable business efforts obligation of Data Knights, and to establish the minimum required cash and cash equivalents level of the Minimum Cash Condition at $30 million based on OneMedNet's anticipated capital needs post-closing during the first 12-24 months following the closing of the Business Combination.

On March 29, 2022, Nelson Mullins distributed a revised draft of the Merger Agreement to Rimon and OneMedNet accepting many of the revisions proposed in the comments previously distributed by Rimon and clarify others.

From April 1, 2022 until April 24, 2022, Data Knights, Nelson Mullins and its other advisors conducted a due diligence review of the business, assets and operations of OneMedNet.

On April 6, 2022, Rimon distributed comments to the revised draft Merger Agreement to Nelson Mullins and Data Knights proposing further revisions to OneMedNet’s representations and warranties in the draft to reflect OneMedNet’s business and proposed revisions to the draft to clarify the terms of the proposed PIPE Financing and the minimum cash condition to provide up to $30 million of post-closing cash. OneMedNet proposed the minimum cash condition based on its anticipated capital needs during the first 12-24 months following the Closing of the Business Combination.

On April 10, 2022, Nelson Mullins distributed a revised draft of the Merger Agreement to Rimon and OneMedNet proposing clarifications to OneMedNet’s representations and warranties in the draft, along with drafts of the forms of ancillary documents to the Merger Agreement.

On April 18, 2022, the Board of Directors of Data Knights met to discuss the proposed transaction, the Merger Agreement and ancillary documents. At the meeting, the Board approved the execution and delivery of the Merger Agreement and ancillary documents subject to finalizing the wording of several outstanding provisions.

On April 19, 2022, Rimon distributed drafts of OneMedNet’s disclosure schedule to the Merger Agreement to Nelson Mullins and Data Knights.

On April 21, 2022, Nelson Mullins distributed drafts of Data Knights’ disclosure schedule to the Merger Agreement to Rimon and OneMedNet.

From April 22, 2022, to April 24, 2022, Nelson Mullins and Rimon exchanged revised drafts of the Merger Agreement, ancillary documents and disclosure schedules to finalize the documents.

On April 25, 2022, Data Knights and OneMedNet executed and delivered the Merger Agreement and, together with the relevant counterparties, the Sponsor Support Agreement, the Voting Agreement, the Lock-Up Agreements, the Non-Competition and Non-Solicitation Agreements and the Extension Escrow Agreement.

On May 20, 2022 Data Knights entered into a placement agent agreement with EF Hutton to assist with the raising of PIPE funds for the transaction. To date, term sheets with multiple investors have been shared. Data Knights and OMN have not signed any term sheets at this point and have not secured any subscription agreements. The transaction will continue on a no cash on closing basis, but both Data Knights and OneMedNet are working collaboratively on a reasonable efforts basis to secure a target raise of up to $10 million.

Satisfaction of 80% Test

It is a requirement under Nasdaq listing rules that any business that Data Knights acquires have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for the Business Combination. The balance of the funds in the Trust Account as of the Record Date, [              ], 2023 was $[                 ] (including $4,025,000 of the cash portion of the deferred underwriting commissions) and 80% thereof represents $[                ]. In reaching its conclusion that the Business Combination satisfied the 80% asset test, the Board of Directors looked at the enterprise value of OneMedNet of approximately $200 million. In determining whether the enterprise value described above represents the fair market value of OneMedNet, our Board of Directors considered all of the factors described in this section, and the fact that the purchase price for OneMedNet was the result of an arm’s length negotiation with OneMedNet management, among other reasons. As a result, our Board of Directors concluded that the fair market value of the businesses acquired was significantly in excess of 80% of the assets held in the Trust Account. In light of the financial background and experience of the members of Data Knights’ management team and the Board of Directors, Data Knights’ Board of Directors believes that the members of Data Knights’ management team and the Board of Directors are qualified to determine whether the Business Combination satisfies the 80% asset test. Data Knights’ Board of Directors has not obtained an opinion of an outside fairness or valuation advisor as to whether the 80% asset test has been satisfied.

Anticipated Accounting Treatment

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Data Knights will be treated as the acquired company and OneMedNet will be treated as the survivor for financial statement reporting purposes. OneMedNet has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	OneMedNet existing securityholders will have the greatest voting interest in the Combined Entity under the no further redemptions and maximum redemptions scenarios with more than 54.5% and 81.2% voting interest, respectively (excluding any outstanding Warrants and assuming that (i) there are no further redemptions of any shares by Data Knights’ public stockholders in connection with the Business Combination, and (ii) no awards are issued under the Equity Incentive Plan;

●	the largest individual minority stockholder of the Combined Entity is an existing stockholder of OneMedNet;
●	OneMedNet’s directors will represent seven out of nine board seats for the Combined Entity’s board of directors;
●	OneMedNet’s existing stockholders will have the ability to control decisions regarding election and removal of directors and officers of the Combined Entity’s executive board of directors;
●	OneMedNet’s senior management will be the senior management of the Combined Entity; and
●	OneMedNet operations will be the only continuing operations of the Combined Entity.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of Data Knights’ directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of Data Knights’ shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are equal to or below the per-share pro rata portion of the Trust Account, none of such shares would be voted in favor of the Business Combination, and no exercise of redemption rights would be made by the purchasers with respect to such shares.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination or, where the purchases are made by the Sponsor, directors, officers or advisors or their respective affiliates, to satisfy a closing condition in an agreement related to the Business Combination.

The Board’s Reasons for Approval of the Business Combination

The Data Knights Board, in evaluating the Business Combination, consulted with Data Knights’ management and its financial and legal advisors. Data Knights Board obtained a third-party fairness opinion prior to closing the Business Combination. Data Knights’ officers, directors and advisors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries but concluded that a third-party fairness opinion coupled with Data Knights’ officers, directors and advisors experience and backgrounds, together with the experience and sector expertise of Data Knights’ financial advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, Data Knights’ officers, directors and advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of Data Knights’ board of directors and management in valuing the Companies’ business

In reaching its unanimous resolution (i) that the Merger Agreement and the transactions contemplated thereby, including the Business Combination and the issuance of shares of Data Knights Common Stock in connection therewith, are advisable and in the best interests of Data Knights, and (ii) to recommend that the Data Knights stockholders adopt the Merger Agreement and approve the Business Combination and the other transactions contemplated by the Merger Agreement, the Data Knights Board considered a range of factors, including, but not limited to, the factors discussed below.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Data Knights Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Data Knights Board viewed its decision as being based on any and all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Data Knights’ reasons for the Business Combination and all other information presented in this section may be forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.” Many factors were considered by Data Knights, and the factors outlined herein may or may not have been considered by any particular directors, member of management, or advisor of Data Knights. Notwithstanding whether any of these factors were considered by any individual board member, the Board voted unanimously to proceed with the transaction.

The officers and directors of Data Knights have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of Data Knights’ advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination.

The Data Knights Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

●	Growth Prospects. With the well-documented growing need for evidence generated from Real-World Data, the increasing importance of epidemiological data in decision making, and a shift from volume to value-based care, there has been an increased focus on patient registries, a rise in the adoption of electronic medical records in hospitals, and exponential growth in mobile health data and social media which have resulted in the generation of huge amounts of medical data with the market size of this segment projected to reach $1,792.0 million by 2028 from $1,038.3 million in 2021, at a CAGR of 8.1% during the forecast period according to Meticulous Research® Analysis.
●	Purchase Price. Data Knights’ board considered the valuation of OneMedNet implied by the terms of the Merger Agreement to reflect an attractive valuation of OneMedNet, while offering substantial potential upside after consummating the Business Combination relative to current valuations of other private and publicly traded comparable medical, data and cloud services companies for which Data Knights’ management could obtain data. These companies aligned with the list of public companies that were ultimately included in the guideline public company analysis used by Marshall & Stevens in preparing its opinion. See Opinion of Marshall & Stevens — Guideline Public Company Analysis below. The following table summarizes the enterprise value of the companies considered by Data Knights’ board as a multiple of projected 2023 and 2024 revenue, compared to the multiples for OneMedNet at its enterprise value implied by the Merger Consideration:

	2023	2024
Company	EV/Revenue	EV/Revenue
MongoDB	15.17	11.36
Snowflake	18.95	13.01
Datadog	20.02	14.33
Doximity	14.64	—
Cloudflare	26.33	20.24
NextDC	15.66	12.90
4DMedical	30.14	11.02
OneMedNet	23.20	10.75

Based on the favorable long-term comparison of OneMedNet to the referenced companies, Data Knights’ board considered the Merger Agreement to offer an attractive value proposition for Data Knights’ stockholders.

The following is a table including details regarding the industry, size, and profitability along with further detail regarding revenue forecasts and the specific multiples considered for each comparison company:

Comparison Companies	MongoDB, Inc.	Snowflake Inc.	Datadog, Inc.	Doximity, Inc.	Cloudflare, Inc.	NEXTDC Limited	4DMedical Limited	Median	25th Percentile	75th Percentile
Industry	Internet Services and Infrastructure	Internet Services and Infrastructure	Application Software	Health Care Technology	Internet Services and Infrastructure	Internet Services and Infrastructure	Health Care Technology
Enterprise Value (in millions)	$24,105.37	$53,086.08	$38,678.74	$8,622.40	$19,363.24	$4,666.18	$47.45
Profitability – LTM EBITDA Percentage	-29.22%	-47.39%	2.20%	33.50%	-11.39%	52.76%	-4979.43%
Projected Revenue (in millions)
Calendar Year + 1	$1,193.52	$2,025.65	$1,618.67	$414.60	$958.61	$221.86	$2.73
Calendar Year + 2	$1,562.64	$3,110.71	$2,226.06	$547.13	$1,309.25	$265.77	$8.26

Selected Guideline Public Companies	MongoDB, Inc.	Snowflake Inc.	Datadog, Inc.	Doximity, Inc.	Cloudflare Inc.	NEXTDC Limited	4DMedical Limited	Median	25th Percentile	75th Percentile
Calendar Year + 3	$2,055.21	$4,559.39	$3,101.71	$705.94	$1,795.65	$344.83	N/A
Calendar Year + 4	$2,663.71	$6,923.30	$4,332.01	$866.63	$2,776.56	$448.71	N/A
Multiple Analysis
Enterprise Value / Total Revenue – Size Adjusted
Calendar Year + 2	9.2x	9.2x	9.9x	9.4x	9.1x	10.4x	5.7x	9.2x	9.1x	9.7x
Calendar Year + 3	7.8x	7.3x	8.1x	8.0x	7.4x	8.8x	N/A	7.9x	7.5x	8.1x
Calendar Year + 4	6.5x	5.5x	6.4x	7.0x	5.4x	7.4x	N/A	6.5x	5.8x	6.9x

●	Due Diligence. Due diligence examinations of OneMedNet and discussions with OneMedNet’s management team and Data Knights’ legal advisors concerning Data Knights’ due diligence examination of OneMedNet have led Data Knights to deem that OneMedNet has assembled the foundation to grow OneMedNet to a potentially very successful clinical imaging and Real-World Data company;
●	Stockholder Liquidity. The obligation in the Merger Agreement to have Data Knights Common Stock issued as merger consideration listed on the Nasdaq, a major U.S. stock exchange, which the Data Knights Board believes has the potential to offer its existing stockholders enhanced liquidity as result of higher trading volume and additional analyst interest;
●	Financial Information and Comparable Company Analysis. The Data Knights Board also considered factors related to OneMedNet’s financial outlook. In connection with Data Knights’ review of the Business Combination, OneMedNet provided Data Knights’ management with its internal financial analysis model. See Opinion of Marshall & Stevens for information regarding this model. Although Data Knights’ board received certain financial projections included in OneMedNet’s financial model, it did not rely on these financial projections as a determinative factor in its decision to enter into the Merger Agreement but did find their content informative of OneMedNet’s financial outlook. Evaluating real world growth and financial projections related to a rapid growth company in a competitive industry can be challenging; the Board recognized that a properly capitalized technology company in the Real-World Data space should instead have a primary focus of user acquisition during its initial growth stages. This may initially hamper EBITDA and even topline revenues. However, the Board believes that if management of OneMedNet is successful in the user acquisition phase, this will ultimately drive the key performance indicators that are directly correlated to the cash flow and income statements.

Data Knights’ management also reviewed the financial projection assumptions and revenue projections for OneMedNet’s second product, OneMedNet iRWD™ solution, including projections and potential pricing models. See Opinion of Marshall & Stevens – Financial Projections and Information about OneMedNet Corporation – Material Customer Agreements.

●	Experienced Management Team. OneMedNet has a strong management team with significant experience.
●	Lock-Up. Key stockholders of OneMedNet (including certain of its directors and executive officers) agreed to be subject to a six-month lockup in respect of their Data Knights Common Stock, subject to certain customary exceptions, which would provide important stability to the leadership and governance of OneMedNet;
●	Other Alternatives. The Data Knights Board believes, after a thorough review of other business combination opportunities reasonably available to Data Knights, that the proposed Business Combination represents the best potential business combination for Data Knights and the most attractive opportunity based upon the process utilized to evaluate and assess other potential acquisition targets. Given the potential number of customers for OneMedNet iRWD™ solution, the Data Knights Board believes OneMedNet offers its shareholders the most potential value when compared to other target candidates.
●	Negotiated Transaction. The financial and other terms of the Merger Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between Data Knights and OneMedNet.

The Data Knights Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

●	Macroeconomic Risks. Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects it could have on OneMedNet’s revenues post-closing;

●	Business Plan and Projections May Not Be Achieved. The risk that OneMedNet may not be able to execute on the business plan or realize the financial performance, as set forth in the financial projections, in each case, presented to Data Knights’ management team and board of directors;
●	Redemption Risk. The potential that a significant number of Data Knights stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to Data Knights Charter, which would potentially make the Business Combination more difficult or impossible to complete;
●	Stockholder Vote. The risk that Data Knights’ stockholders may fail to provide the respective votes necessary to affect the Business Combination;
●	Closing Conditions. The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Data Knights’ control;
●	Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;
●	Listing Risks. The challenges associated with preparing OneMedNet, a private entity, for the applicable disclosure and listing requirements to which OneMedNet will be subject as a publicly traded company on the Nasdaq;
●	Benefits May Not Be Achieved. The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;
●	Liquidation of Data Knights. The risks and costs to Data Knights if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Data Knights being unable to effect a business combination by the Outside Date;
●	Growth Initiatives May Not be Achieved. The risk that OneMedNet’s growth initiatives may not be fully achieved or may not be achieved within the expected timeframe;
●	Board and Independent Committees. The risk that OneMedNet’s board of directors post-Closing and independent committees do not possess adequate skills set within the context of OneMedNet operating as a public company;
●	Data Knights Stockholders Receiving a Minority Position in OneMedNet. The risk that Data Knights stockholders will hold a minority position in OneMedNet;
●	Differing Interests of Data Knights Public Stockholders and its Directors, Executive Officers and Sponsor. The risk that the differing interests of Data Knights directors, executive officers and sponsor might have influenced the proposed investment in OneMedNet;
●	Fees and Expenses. The fees and expenses associated with completing the Business Combination; and
●	Other Risk Factors. Various other risk factors associated with the business of OneMedNet, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The above discussion of the material factors considered by the Data Knights Board is not intended to be exhaustive, but does set forth the principal factors considered by the Data Knights Board.

The Board concluded that the potential benefits expected to be achieved by Data Knights and its stockholders resulting from the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board determined that the Business Combination was advisable, fair to, and in the best interests of, Data Knights and its shareholders.

Opinion of Marshall & Stevens

On May 6, 2022, Data Knights engaged Marshall & Stevens Transaction Advisory Services LLC (“Marshall & Stevens”) to evaluate the fairness, from a financial point of view, to Data Knights of the consideration to be received by Data Knights in consideration of the issuance of its equity securities to the equity holders of OneMedNet in connection with the anticipated acquisition by Data Knights of one hundred percent of the equity and equity equivalents (“equity”) and/or all or substantially all of the assets and business (the “business”) of OneMedNet (the “Acquired Business”), allowing Data Knights’ board of directors to confirm its judgment in approving the Merger Agreement. On June 23, 2022, Data Knights’ board of directors met to review the proposed merger. During this meeting, Marshall & Stevens reviewed with Data Knights’ board of directors certain financial analyses as described below and rendered its oral opinion to Data Knights’ board of directors, which opinion was confirmed by delivery of a written opinion, dated June 23, 2022, to the effect that, as of that date and based on and subject to the matters described in its opinion, the purchase price being paid by Data Knights for OneMedNet in the transaction was fair, from a financial point of view, to Data Knights.

The full text of Marshall & Stevens’ written opinion, dated June 23, 2022, to Data Knights’ board of directors, which sets forth, among other things, the assumptions made, matters considered and limitations on the scope of review undertaken by Marshall & Stevens in rendering its opinion, is attached as Annex D and is incorporated into this proxy statement by reference in its entirety. Holders of the Class A Common Stock are encouraged to read this opinion carefully in its entirety. Marshall & Stevens’ opinion was provided to Data Knights’ board of directors for their information in connection with their evaluation of the consideration to be received by Data Knights in consideration of the issuance of its equity securities to the equity holders of OneMedNet in the merger and relates only to the fairness, from a financial point of view, of such consideration, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger. Pursuant to the terms of Data Knights’ engagement of Marshall & Stevens, the opinion was provided to Data Knights’ board of directors and may be relied upon only by the board, although stockholders may by virtue of the DGCL and other applicable law indirectly receive the benefit thereof. The summary of Marshall & Stevens’ opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Marshall & Stevens, among other things:

●	reviewed the Merger Agreement dated April 25, 2022;
●	reviewed certain operating and financial information relating to OneMedNet’s business and prospects, including financial statements for the three years ended December 31, 2019 through 2021, internal financial records for the three-month periods ended March 31, 2021 and March 31, 2022, and projections for the years ending December 31, 2022 through December 31, 2032, all as prepared and provided to it by OneMedNet’s management;
●	spoke with certain members of OneMedNet’s management regarding OneMedNet’s operations, financial condition, future prospects and projected operations and performance and regarding the merger;
●	participated in discussions with the board and its counsel regarding OneMedNet’s projected financials results, among other matters;
●	reviewed certain business, financial and other information regarding OneMedNet that was furnished to it by OneMedNet through its management;
●	reviewed certain other publicly available financial data for certain companies that Marshal & Stevens deemed relevant for purposes of its analysis and publicly available transaction prices and premiums paid in other transactions that it deemed relevant for purposes of its analysis;
●	performed a discounted cash flow analysis based on the projected financial information provided by OneMedNet’s management; and
●	conducted such other financial studies, analyses and inquiries as it deemed appropriate.

In connection with its review, Marshall & Stevens relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished or otherwise made available to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition,

OneMedNet’s management advised Marshall & Stevens, and Marshall & Stevens assumed, that OneMedNet’s projected financial information provided to Marshall & Stevens was reasonably prepared on bases reflecting the best currently available estimates and judgments of OneMedNet’s future financial results and condition. In evaluating fairness, Marshall & Stevens assumed a fair market value for Data Knights shares of $10.32 per share (the then estimated redemption value of such shares). This value was used, with the consent of Data Knights’ board of directors, due to the fact that Data Knights is a special purpose acquisition company with only limited trading history and no material operations or assets other than cash or cash equivalent and an as yet to be approved merger agreement. Accordingly, Marshall & Stevens did not perform an independent analysis regarding the fair market value of the common stock to be issued pursuant to the Merger Agreement.

Marshall & Stevens expressed no opinion with respect to such forecasts and projections or the assumptions on which they are based. Marshall & Stevens also relied upon and assumed, without independent verification, that there has been no material change in OneMedNet’s assets, liabilities, financial condition, results of operations, business or prospects since the date of the most recent financial statements provided to Marshall & Stevens, and that there is no information or facts that would make the information reviewed by Marshall & Stevens incomplete or misleading. Marshall & Stevens also assumed that OneMedNet is not party to any material pending transaction, including, without limitation, any external financing (other than in connection with the merger), recapitalization, acquisition or merger, divestiture or spin-off (other than the merger or other publicly disclosed transactions).

Marshall & Stevens relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to each such agreement, document or instrument will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the completion of the merger will be satisfied without waiver thereof and (d) the merger will be completed in a timely manner in accordance with the terms described in the agreements provided to Marshall & Stevens, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). Marshall & Stevens also relied upon and assumed, without independent verification, that all governmental, regulatory and other consents and approvals necessary for the completion of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed.

Marshall & Stevens was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of OneMedNet, Data Knights or any other party. Furthermore, Marshall & Stevens did not undertake independent analysis of any potential or actual litigation, governmental investigation, regulatory action, possible unasserted claims or other contingent liabilities to which OneMedNet or Data Knights is a party or may be subject.

Marshall & Stevens’ opinion addressed only the fairness, from a financial point of view, of the consideration to be received by Data Knights in consideration of the issuance of its equity securities to the equity holders of OneMedNet in the merger and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Marshall & Stevens’ opinion was necessarily based upon information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. Marshall & Stevens’ opinion did not address the relative merits of the merger as compared to alternative transactions or strategies that might be available to Data Knights, nor did it address Data Knights’ underlying business decision to proceed with the merger. Except as described herein, Data Knights’ board of directors imposed no other limitations on Marshall & Stevens with respect to the investigations made or procedures followed in rendering the opinion.

In preparing its opinion to Data Knights’ board of directors, Marshall & Stevens performed a variety of financial and comparative analyses, including those described below that were the material financial analyses reviewed with Data Knights’ board of directors in connection with Marshall & Stevens’ opinion. The summary of Marshall & Stevens’ analyses described below is not a complete description of such analyses underlying Marshall & Stevens’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Marshall & Stevens arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Marshall & Stevens believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Marshall & Stevens considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond OneMedNet’s control. No company, transaction or business used in Marshall & Stevens’

analyses as a comparison is identical to OneMedNet or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Marshall & Stevens’ analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Marshall & Stevens’ analyses are inherently subject to substantial uncertainty.

Marshall & Stevens was not requested to, and it did not, recommend the specific consideration payable in the merger, which consideration was determined between Data Knights and OneMedNet, and the decision to enter into the merger was solely that of Data Knights’ board of directors. Marshall & Stevens’ opinion and financial analyses were only one of many factors considered by Data Knights’ board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Data Knights’ board of directors or Data Knights’ management with respect to the merger or the merger consideration.

The following is a summary of the material financial analyses reviewed with Data Knights’ board of directors in connection with Marshall & Stevens’ opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Marshall & Stevens’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Marshall & Stevens’ financial analyses.

Fees Paid to Marshall & Stevens

The fee to be paid to Marshall & Stevens is a fixed fee and not contingent upon the completion of the transaction. Marshall & Stevens provided no additional services associated with the transaction and has provided no other services for the Sponsor.

Financial Projections

Using financial projections provided by OneMedNet’s management, Marshall & Stevens calculated the net present value of the unlevered, after-tax free cash flows that OneMedNet’s business is forecasted to generate for the financial years 2022 through 2032, plus the present value of the terminal value of OneMedNet’s business in year 2032.

Given the early stage of OneMedNet, the projections provided anticipated a steeper growth rate in revenues and profits than historically observed. OneMedNet advised that the major assumptions implemented by its management in developing the projections were as follows.

For the years prior to 2021, OneMedNet’s primary focus was on its BEAM Image Exchange technology (“BEAMTM”) market segment. OneMedNet’s BEAMTM revenue accounted for 90% of its revenue for those fiscal years. The BEAMTM technology is a Software as a Service (“SaaS”) subscription-based model with recurring revenue annually from its customers. From 2019 to 2020 the BEAMTM Image Exchange business flattened due to the saturation of the market with many competitors fighting for market share. While OneMedNet has retained its existing customer base, it does not expect the BEAMTM product line to demonstrate continued growth.

In 2019, OneMedNet’s management team recognized an emerging market in the Real-World Data (“RWD”) space, specifically in Imaging which has been the area of expertise of OneMedNet. Subsequently, OneMedNet entered the Real-World Data market and launched its Imaging Real World Data (iRWDTM) product line in 2020.

OneMedNet’s 10-year growth forecast is based on the recent emergence and growth rate of the Real-World Data market, and on the market acceptance of its iRWDTM product. Since the launch of the iRWDTM product, OneMedNet has experienced significant year-over-year growth due to the demand for the product. In addition, since 2020 OneMedNet’s customers have frequently disclosed significant year-over-year increases in their budgets for OneMedNet’s iRWDTM product. At the same time iRWDTM has been adopted by a larger and more diverse group of customers, including customers in the pharmaceutical and healthcare payer sectors.

We believe there is a reason OneMedNet’s customer base is growing as it develops its reputation as a reliable source for regulatory-grade imaging RWD. We believe it is because it requires specialized expertise in Artificial Intelligence / Machine Learning technology, data privacy/security, as well as expertise in clinical patient condition(s) and healthcare record keeping. Having, or achieving, expertise in all essential disciplines is a challenging achievement.

Our current customer base is in the United States, Canada, Ireland, Israel, Germany, Netherlands, Norway and the United Kingdom. OneMedNet has plans to expand into Africa and Asia, we expect these expansions to be completed in 2023, however there is no assurance of that timetable. OneMedNet has a team of experienced curators with previous radiology, technical and clinical expertise.

OneMedNet’s projections for market and revenue growth to build on its momentum in iRWD rely upon the following assumptions:

●	OneMedNet maintains its expertise in radiology and imaging
●	OneMedNet transitions from a transactional-based customer selling model (single data set purchases) to a longitudinal selling model (access to long-term data studies), generating multi-year revenue
●

OneMedNet’s longitudinal selling model will be driven by the pharmaceutical, artificial intelligence and clinical study customer bases as end users use iRWDTM to support clinical trials and track long term efficacy of diagnosis and treatments

●	The Food and Drug Administration (the “FDA”) continues its trend of increasingly using and accepting Real-World Data to monitor post-market safety and adverse events and to make regulatory decisions
●	The health care community continues its trend of increasingly using Real-World Data to support coverage decisions and to develop guidelines and decision support tools for use in clinical practice

From 2021 to 2022, OneMedNet’s iRWDTM customer bookings doubled, confirming its assumptions about increasing market demand. OneMedNet believes that its continued build out of its platform will result in customer acceptance of its SAAS-based model, allowing it to capture the market share of long-term pharmaceutical, medical device, and artificial intelligence customers.

The largest accelerator for Real World Data Bookings and Revenues is the FDA and their guidance for rapid adoption of Real World Data to support drug development. The 21st Century Cures Act is intended to accelerate medical product development and bring innovations faster and more efficiently to the patients who need them.

Among other provisions:

●	FDA created a framework for a program (RWE Program) to evaluate the potential use of RWE in regulatory decision-making.
●	Enhanced FDA’s understanding of the scope and use of RWD and RWE submitted to support.
●	Representative examples of study designs that may be included in regulatory submissions are:
●	Randomized clinical trials that use RWD to capture clinical outcomes related to safety or effectiveness;
●	Single-arm trials that use RWD in an external control arm;
●	Observational studies, such as observational cohort and case-control studies, that generate RWE intended to help support an efficacy supplement; and
●	Clinical trials or observational studies that use RWD or RWE to fulfill a post-marketing requirement (PMR) or post-marketing commitment.

The FDA’s support of RWD and RWE has increased since year after year since 2016 and OneMedNet believes it is reasonable to expect this trend to continue and such trend will have a materially favorable effect on revenues from continuing operations. However, if this trend were to change, OneMedNet’s projections could be materially impacted in an adverse manner.

The following table summarizes OneMedNet’s revenue projections:

OneMedNet Revenue Projections

AOP	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032
Bookings	$1,346.4	$4,612.0	$11,409.8	$23,811.5	$44,274.4	$61,554.1	$85,745.7	$120,043.9	$168,061.5	$235,286.1	$329,400.6	$461,160.8
YoY Growth Assumptions	29%	243%	147%	109%	86%	39%	39%	40%	40%	40%	40%	40%
Revenue	$1,091.8	$3,799.0	$8,620.9	$18,610.8	$35,693.2	$57,745.1	$88,177.2	$126,066.6	$167,938.7	$207,151.7	$233,941.6	$240,229.0
YoY Revenue Growth Assumptions	32%	248%	127%	116%	92%	62%	53%	43%	33%	23%	13%	3%
% of Bookings turned to Revenue	81%	82%	76%	78%	81%	94%	103%	105%	100%	88%	71%	52%
Cost of Sales	$1,205.1	$2,638.5	$3,352.9	$6,547.5	$11,791.9	$16,796.4	$25,648.2	$36,417.0	$48,030.5	$58,623.9	$64,333.9	$64,861.8
Cost of sales as % of Revenue	110%	69%	39%	35%	33%	29%	29%	29%	29%	28%	27%	27%

Note: 2021 data is historical.

OneMedNet’s revenue projections contained herein are based on assumptions that are quantitative and some that are qualitative and not quantifiable. The qualitative assumptions are based on OneMedNet’s key personnel in production, sales, procurement and operations to arrive at forecasts. Moreover, the projections are based on OneMedNet’s historical operations plus the projection that OneMedNet would retain current customers, would grow current customers through offering additional products and attract new customers was based on such OneMedNet’s key personnel’s qualitative assumptions. Where we used quantifiable assumptions, they related primarily to either the historical performance of OneMedNet’s customer contracts and actual increases in revenue from those contracts plus assumptions to support projected growth. There can be no certainty or assurances that such projected growth will be achieved.

OneMedNet’s revenue projections also reflects its evolution from a point-in-time analysis (e.g., single data set transactional sale) to a longitudinal selling model (e.g., multi-year agreements with long-term data requirements) whereby (A) the average selling price for a single data transactional sale is ~$40,000 for a single point in time deliverable; and (B) the average selling price for a longitudinal data deliverable is ~$360,000 per year with anticipated 2 – 3 year requirement.

Historically, OneMedNet’s single data transactional sale buyers were artificial intelligence companies. Presently, OneMedNet’s commercial focus is increasingly on large medical device, imaging and biopharmaceutical organizations where its key executives believe here is significant demand for the next generation of RWD such as that provided by OneMedNet.

In OneMedNet’s experience, RWD is generally purchased on a multi-year longitudinal basis by its customers because it is usually more cost effective to do so. Moreover, longitudinal contracts enable the most current data to be embedded into workflows and studies according to OneMedNet’s experience with clients such as GlaxoSmithKline, Janssen, Siemens, Depuy, Janssen and Optum. For 2023, OneMedNet has set a goal of approximately 40 – 45% of its RWD sales to be from longitudinal data sales. For 2024, OneMedNet has set a goal of securing 60 – 75% of the forecast with longitudinal data sales. Both years’ goals are based on past trends which OneMedNet’s key executives used to extrapolate future goals and forecasts. There can be no certainty or assurances that such goals or projected growth will be achieved.

OneMedNet anticipates a decrease in operating costs to produce RWD under its customer contracts as it moves to longitudinal sales with greater opportunity to increase efficiencies. One example of greater operating efficiencies is through sales of specific images that support a disease-specific initiative, like Non-Small Cell Lung cancer, to multiple clients. By finding such new and additional uses for its previously curated real world imaging data to support similar projects for customers, OneMedNet believes it may also improve its customer service by delivering products to customers quicker to facilitate their goals and deadlines.

OneMedNet is encouraged by the ever-increasing support of RWD by the FDA since the 2016 passage of the 21st Century Cures Act that places additional focus on the use of these types of data to support regulatory decision making, including approval of new indications for approved drugs and devices. Congress defined RWE as data regarding the usage, or the potential benefits or risks, of a drug derived from sources other than traditional clinical trials.

Regarding how the FDA and the healthcare community will continue the trend of increasingly using and accepting RWD, OneMedNet is optimistic about the FDA’s and the healthcare communities’ increased used and support of RWD. The FDA has expanded is guidance regarding RWD every year since 2016 with the latest guidance published on September 8, 2022 titled, “Submitting Documents Using Real-World Data and Real-World Evidence to FDA for Drug and Biological Products.” The draft version of the guidance was published in 2019 and was meant to help clarify the agency’s thinking on how sponsors should summarize their RWD in product applications.

The FDA’s September 8, 2022 guidance is the result of the agency’s mandate under the 21st Century Cures Act to develop an RWD program to evaluate the use of RWE in regulatory decision-making. “The availability of RWD and evolving analytic techniques to generate RWE have created interest within the research and medical communities in the use of RWD to enhance clinical research and support regulatory decision-making,” the FDA noted.1

Regarding the healthcare communities’ increasing trend toward using and accepting RWD, at present, pharmaceutical, biotechnology, and medical device companies; healthcare payers; healthcare providers; and other end users (e.g., academic research institutions, patient advocacy groups, regulators, and health technology assessment agencies) utilize RWD to add value at every stage of the medical and drug development lifecycles from understanding unmet healthcare needs and defining the patient journey to supporting regulatory submissions and post-market studies, offering value to payers, and defining market strategies according to a new market research report. An article titled, “Real-world Data Market by Source (EMR, Claims, Pharmacy, Disease Registries), Application [Market Access, Drug Development & Approvals (Oncology, Neurology), Post-market Surveillance], and End User (Pharma, Payers) — Global Forecast to 2029”, published on June 21, 2022,2 supports the support of RWD by healthcare community and regulators stating that this market is driven by key factors such as rapidly growing big data in healthcare, shift from volume to value-based care, growing adoption of AI in RWD studies, and rising focus on personalized healthcare. The article estimates that the RWD market is expected to grow at a CAGR of 8.2% from 2022 to 2029, to reach $2 billion by 2029. Nevertheless, there can be no assurance that the healthcare communities and regulators such as the FDA will continue to use, accept and support RWD.

Customer Bookings

OneMedNet’s customer bookings support its bookings forecast increase of 243% from 2021 to 2022:

●	iRWD – As of June 30, 2022, OneMedNet had $2,321,800 of identified revenue in its sales pipeline, including $1,035,100 to be generated from its existing customer base committed to close during the third quarter of 2022 and $822,340 committed to close in during the fourth quarter of 2022.
●	BEAM Image Exchange Technology – OneMedNet anticipates finalizing a partnership in 2022 resulting in an additional $2,000,000 in booking revenue and anticipates an additional $800,000 in revenue from existing customer subscriptions.

OneMedNet’s bookings forecast for years after 2022 focus on iRWDTM product growth as it sees its existing customer base migrate to its subscription model and it moves into the pharmaceutical, medical device, and artificial intelligence market segments. This product line growth supports the projected 147% bookings increase from 2022 to 2023.

1	https://www.raps.org/news-and-articles/news-articles/2022/9/fda-finalizes-guidance-submitting-rwdrwe-in-applic
2	https://www.globenewswire.com/en/news-release/2022/06/22/2466709/0/en/Real-world-Data-Market-Worth-2-Billion-by-2029-Exclusive-Report-by-Meticulous-Research.html

Revenue and Subscription Model

Historically OneMedNet has recognized an average of 80% of its bookings as revenue during recent fiscal years, and this rate is reflected in the model. OneMedNet expects this rate to increase in future years, and to experience a shortening of the time from booking to recognition of the related revenue. As OneMedNet’s client facing technology moves to a subscription-based model beginning in early 2023, OneMedNet expects its annual recurring revenue to significantly increase.

OneMedNet’s subscription model is expected to provide it with a steady volume of recurring revenue, which will help OneMedNet’s management plan further into the future with a higher level of confidence. The subscription model will generate data to gauge customer interest in new product offerings and new price models. By allowing customers greater control over the types and amounts of services they use, the flexibility to alter their service plans as needed, a wide variety of options from which to choose and lower upfront expense and costs spread in periodic payments, the subscription model should accelerate customer adoption and growth in use.

Cost of Sales

Project cost is projected to drop from 69% of revenue in 2022 to an average of 35% of revenue in subsequent years, driven by:

●	Increased efficiency and lower labor costs as OneMedNet develops additional functionality in its iRWDTM platform.
●	A larger library of stored images and clinical data which will allow OneMedNet to fulfill new orders without incurring the cost of human intervention to curate the data.
●	A decrease in OneMedNet’s contractor costs from the levels experienced in 2021 and 2022 as the platform is further automated.

	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032
SG&A	$1,801.9	$2,131.4	$5,359.0	$7,635.0	$9,468.3	$11,189.8	$17,086.9	$25,213.3	$33,587.7	$43,087.5	$49,595.6	$50,688.3
YoY Revenue Growth Assumptions		18%	151%	42%	24%	18%	53%	48%	33%	28%	15%	2%
R&D, Ops	795.226	$1,496.7	$2,301.5	$2,700.4	$3,102.4	$3,451.4	$5,270.3	$6,933.7	$9,236.6	$10,357.6	$11,697.1	$12,011.5
YoY Revenue Growth Assumptions		88%	54%	17%	15%	11%	53%	32%	33%	12%	13%	3%

Because of OneMedNet’s confidence in demand for its Real-World Data products, it grew its team from 10 employees in 2021 to 20 through August 31, 2022.

Sales, General and Administrative Costs

OneMedNet expanded its executive leadership team with the addition of a chief executive officer, chief financial officer and chief commercial officer in 2022. OneMedNet added two new salespersons in 2022 and anticipates hiring four additional salespersons in 2023, reaching a total of 8.

Research and Development, Operations Costs

OneMedNet expanded its operations team with the addition of a chief technology officer, chief operations officer, and directors of engineering, technology, and innovation in 2022. OneMedNet anticipates additional support staff hiring in the first two quarters of 2023 to support the expansion of its iRWDTM platform.

Marshall & Stevens was not involved in the development of any of the above OneMedNet assumptions, and did not independently review, confirm or verify any of such assumptions, the reasonableness thereof or the extent to which such assumptions were relied upon by OneMedNet in preparing their projections and forecasts. Only a limited number of these assumptions were discussed with OneMedNet and/or the Board.

Discounted Cash Flow Analysis

The major inputs and assumptions used in Marshall & Stevens’s discounted cash flow method were as follows:

●	OneMedNet provided a forecast through 2032 as the basis for the Discounted Cash Flow analysis. The duration of the projection provided assumes a time period by which OneMedNet believes it would achieve a stabilized long term growth rate.
●	A weighted average cost of capital (WACC) was used as the discount rate in Marshall & Stevens’s analysis and applied to debt free, after-tax cash flows. The WACC was calculated to be 20% and was determined based upon a cost of equity of approximately 20.7% and an after-tax cost of debt of 3.8%.
●	A cost of equity was determined using a 20-year U.S. Treasury Rate (3.45%), Equity Risk Premium of 6.22% (Kroll Cost of Capital Navigator 2022 (“KCOC”)), Re-levered Equity beta of 1.12 based upon the Guideline Companies discussed below, a size premium of 4.8% based upon KCOC data for the 10th decile, and a company specific risk premium of 5.5% based upon anticipated forecast risk.
●	After-tax cost of debt was determined using BBB rated bond yields and a tax rate of 29%.
●	The debt-to-capital ratio was estimated at 5% and the equity-to-capital ratio was estimated at 95% using input from the Guideline Companies discussed below.
●	Estimated income tax expense of 29% of pre-tax income;
●	Capital expenditures of $500,000 per year based upon OneMedNet management estimates;
●	Working capital requirements were estimated to be de minimis as the company has historically operated at negative debt-free, cash free working capital levels and was expected to continue doing so going forward;
●	A terminal year multiple of 6.25x was calculated using the Gordon Growth Model and based upon a WACC of 20% and terminal growth rate of 4%.

Marshall & Stevens performed sensitivity analyses, including varying the terminal growth rate, the WACC rate, and the revenue growth rate. The Enterprise Value for OneMedNet was estimated to be between $164,000,000 and $207,000,000.

Guideline Public Company Analysis

Marshall & Stevens reviewed and analyzed selected historical and projected information about OneMedNet provided by OneMedNet’s management and compared this information to certain financial information of seven publicly traded companies that Marshall & Stevens deemed to be reasonably comparable to OneMedNet (each a “Guideline Company” and, collectively, the “Guideline Companies”).

Business descriptions and financial information are provided below for the selected Guideline Companies. The descriptions of these companies and the financial information for such companies set out below are derived from publicly available information and are summary in nature. Shareholders are referred to, and these summaries are qualified in full by reference to, the public reports filed by these companies with the SEC. Marshall & Stevens has conducted no due diligence as to the truthfulness, accuracy or completeness of this information and makes no representation or warranty as to any such matter.

●	MongoDB, Inc. (NasdaqGM: MDB)

MongoDB, Inc. provides general purpose database platform worldwide. The company offers MongoDB Enterprise Advanced, a commercial database server for enterprise customers to run in the cloud, on-premise, or in a hybrid environment; MongoDB Atlas, a hosted multi-cloud database-as-a-service solution; and Community Server, a free-to-download version of its database, which includes the functionality that developers need to get started with MongoDB. It also provides professional services comprising consulting and training. The company was formerly known as 10gen, Inc. and changed its name to MongoDB, Inc. in August 2013. MongoDB, Inc. was incorporated in 2007 and is headquartered in New York, New York.

●	Snowflake, Inc. (NYSE: SNOW)

Snowflake Inc. provides a cloud-based data platform in the United States and internationally. The company’s platform offers Data Cloud, which enables customers to consolidate data into a single source of truth to drive meaningful business insights, build data-driven applications, and share data. Its platform is used by various organizations of sizes in a range of industries. The company was formerly known as Snowflake Computing, Inc. and changed its name to Snowflake Inc. in April 2019. Snowflake Inc. was incorporated in 2012 and is based in Bozeman, Montana.

●	Datadog, Inc. (NasdaqGS: DDOG)

Datadog, Inc. provides monitoring and analytics platform for developers, information technology operations teams, and business users in the cloud in North America and internationally. The company’s SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, and security monitoring to provide real-time observability of its customers technology stack. Its platform also provides user experience monitoring, network performance monitoring, cloud security, developer-focused observability, and incident management, as well as a range of shared features, such as dashboards, analytics, collaboration tools, and alerting capabilities. The company was incorporated in 2010 and is headquartered in New York, New York.

●	Doximity, Inc. (NYSE: DOCS)

Doximity, Inc. operates a cloud-based digital platform for medical professionals in the United States. The company’s platform provides its members with tools built for medical professionals, enabling them to collaborate with their colleagues, coordinate patient care, conduct virtual patient visits, stay up to date with the latest medical news and research, and manage their careers. It primarily serves pharmaceutical manufacturers and healthcare systems. The company was formerly known as 3MD Communications, Inc. and changed its name to Doximity, Inc. in June 2010. Doximity, Inc. was incorporated in 2010 and is headquartered in San Francisco, California.

●	Cloudflare, Inc. (NYSE: NET)

CloudFlare, Inc. operates as a cloud services provider that delivers a range of services to businesses worldwide. The company offers an integrated cloud-based security solution to secure a range of combination of platforms, including public cloud, private cloud, on-premise, software-as-a-service applications, and IoT devices. Its security products comprise cloud firewall, bot management, distributed denial of service, IoT, SSL/TLS, secure origin connection, and rate limiting products. The company also offers performance solutions, which include content delivery and intelligent routing, as well as content, mobile, and image optimization solutions. In addition, it provides reliability solutions comprising load balancing, anycast network, virtual backbone, DNS, DNS resolver, online, and virtual waiting room solutions. Further, the company offers Cloudflare internal infrastructure solutions, including on-ramps, which connect users, devices, or locations to its network; and filters, which are the products that protect, inspect, and privilege data. Additionally, it provides developer-based solutions, such as serverless computing/programmable network, website development, domain registration, Cloudflare apps, analytics, and data localization management; Consumer DNS Resolver, a consumer app to browse the Internet; and Consumer VPN for consumers to secure and accelerate traffic on mobile devices. The company serves customers in the technology, healthcare, financial services, consumer and retail, and non-profit industries, as well as government. CloudFlare, Inc. was incorporated in 2009 and is headquartered in San Francisco, California.

●	NEXTDC Limited (ASX: NXT)

NEXTDC Limited, a technology company, provides data center outsourcing solutions, connectivity services, and infrastructure management software in Australia. The company offers connectivity solutions, such as interconnection and intercapital services, data centre interconnect, and cross connect; data center-as-a-service solutions; cloud solutions; and industry solutions. It also provides technical assistance on-the-ground; and professional services for the infrastructure life cycle, including planning, project management, and migration stages. In addition, the company provides data center colocation solutions comprising rack packages for single or multiple racks; Rack Blocks to share the total power allocation across various racks; and Quarter Racks for smaller footprints. Further, it offers security systems and protocols that include multi-layered access systems with biometric fingerprint technology and ID access cards. Additionally, the company provides ONEDC, a data center infrastructure management tool, which delivers real-time intelligence across entire NEXTDC data center footprint to manage infrastructure; disaster recovery solutions; and AXON interconnectivity platform. NEXTDC Limited was incorporated in 2010 and is headquartered in Brisbane, Australia.

●	4DMedical Limited (ASX: 4DX)

4DMedical Limited operates as a medical technology company in Australia and the United States. It commercializes XV Technology, a four-dimensional lung imaging technology. The company also offers software as a service delivery model; XV lung ventilation analysis software; Permetium, a preclinical imaging system which quantify regional changes in pulmonary function; and AccuVent 200, a small animal ventilator. The company was incorporated in 2012 and is based in Carlton, Australia.

The following is a table including details regarding the industry, size, and profitability along with further detail regarding revenue forecasts and the specific multiples considered for each Guideline Company:

Selected Guideline						NEXTDC	4DMedical		25th	75th
Public Companies	MongoDB, Inc.	Snowflake Inc.	Datadog, Inc.	Doximity, Inc.	Cloudflare, Inc.	Limited	Limited	Median	Percentile	Percentile
Industry	Internet Services and Infrastructure	Internet Services and Infrastructure	Application Software	Health Care Technology	Internet Services and Infrastructure	Internet Services and Infrastructure	Health Care Technology
Enterprise Value (in millions)	$24,105.37	$53,086.08	$38,678.74	$8,622.40	$19,363.24	$4,666.18	$47.45
Profitability - LTM EBITDA Percentage	-29.22%	-47.39%	2.20%	33.50%	-11.39%	52.76%	-4979.43%
Projected Revenue (in millions)
Calendar Year + 1	$1,193.52	$2,025.65	$1,618.67	$414.60	$958.61	$221.86	$2.73
Calendar Year + 2	$1,562.64	$3,110.71	$2,226.06	$547.13	$1,309.25	$265.77	$8.26
Calendar Year + 3	$2,055.21	$4,559.39	$3,101.71	$705.94	$1,795.65	$344.83	N/A
Calendar Year + 4	$2,663.71	$6,923.30	$4,332.01	$866.63	$2,776.56	$448.71	N/A
Multiple Analysis
Enterprise Value / Total
Revenue - Size Adjusted
Calendar Year + 2	9.2x	9.2x	9.9x	9.4x	9.1x	10.4x	5.7x	9.2x	9.1x	9.7x
Calendar Year + 3	7.8x	7.3x	8.1x	8.0x	7.4x	8.8x	N/A	7.9x	7.5x	8.1x
Calendar Year + 4	6.5x	5.5x	6.4x	7.0x	5.4x	7.4x	N/A	6.5x	5.8x	6.9x

Marshall & Stevens reviewed, among other things, the Guideline Companies’ enterprise value as a multiple of revenue for the first, second, third and fourth year forecast for each Guideline Company. The non-size adjusted multiples of enterprise value to revenue for the Guideline Companies ranged from 17.4x to 26.2x. The multiples were size adjusted based on a comparison to the respective deciles, and the respective equity risk premium, to which each Guideline Company was classified compared to the 10th decile utilized for OneMedNet. The base value multiples selected were based upon the median multiple, the low value was based on the 25th percentile multiple and the high value was based on the 75th percentile multiple. Given the expected growth profile of OneMedNet, the second, third and fourth year forecasted value indications were weighted equally 1/3 each to arrive at the final range of value. The selected multiples were as follows:

●	Second Year: 9.1x to 9.7x
●	Third Year: 7.5x to 8.1x
●	Fourth Year: 5.8x to 6.9x

The overall range of Enterprise Value for the guideline public company approach was $196,000,000 to $221,000,000.

Reconciled Conclusion of Value

Marshall & Stevens considered the discounted cash flow method, the guideline public company method and the guideline transaction method. The guideline transaction method was given no weight due to a lack of available data for comparable transactions. Given the anticipated growth of OneMedNet and the detailed forecast provided by OneMedNet management for the discounted cash flow method, more weight was placed on the discounted cash flow method than the guideline public company method for their final reconciliation of value. Marshall & Stevens concluded to a final enterprise value range of $172,000,000 to $211,000,000.

Certain Material U.S. Federal Tax Considerations

Certain Material U.S. Federal Income Tax Considerations of the Redemption

The following is a discussion of certain potential U.S. federal income tax considerations for holders of our shares of Class A Common Stock that elect to have their Class A Common Stock redeemed for cash if the Business Combination is completed. Class A Common Stockholders are urged to consult their own tax advisors regarding these matters. This discussion applies only to Class A Common Stock that is held as a capital asset for U.S. federal income tax purposes, and is limited to U.S. federal income tax considerations, and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

●	financial institutions or financial services entities;
●	broker dealers;
●	insurance companies;
●	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A Common Stock;
●	persons holding Class A Common Stock as part of a “straddle,” hedge, integrated transaction or similar transaction;
●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
●	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	U.S. expatriates or former long-term residents of the U.S.;
●	governments or agencies or instrumentalities thereof;
●	regulated investment companies (RICs) or real estate investment trusts (REITs);
●	persons subject to the alternative minimum tax provisions of the Code;
●	persons who received their shares of Class A Common Stock as compensation;
●	partnerships or other pass-through entities for U.S. federal income tax purposes; and
●	tax-exempt entities.

If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other owners) will generally depend on the status of the partners and your activities. Partnerships and their partners (or other owners) should consult their tax advisors with respect to the consequences to them of electing to have their Class A Common Stock redeemed for cash if the Business Combination is completed.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement/prospectus may affect the tax consequences described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Redemption of Class A Common Stock

In the event that a holder’s shares of Class A Common Stock are redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under the section entitled “Special Meeting of Data Knights Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Class A Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A Common Stock, a U.S. holder will be treated as described below under the section entitled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock,” and a Non-U.S. holder will be treated as described under the section entitled “— Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.” If the redemption does not qualify as a sale of shares of Class A Common Stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “— U.S. Holders — Taxation of Distributions,” and the tax consequences to a Non-U.S. holder described below under the section entitled “— Non-U.S. Holder — Taxation of Distributions.”

Whether a redemption of shares of Class A Common Stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning private placement warrants or public warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A Common Stock generally will be treated as a sale of Class A Common Stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A Common Stock which could be acquired pursuant to the exercise of the private placement warrants or the public warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A Common Stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A Common Stock and the Class A Common Stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are redeemed or (2) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock.

The redemption of Class A Common Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A Common Stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such a U.S. holder will be as described below under the section entitled “U.S. Holders — Taxation of Distributions,” and the tax effects to such a Non-U.S. holder will be as described below under the section entitled “Non-U.S. Holders — Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A Common Stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A Common Stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation purposes regardless of its source; or
●	an entity treated as a trust for U.S. federal income tax purposes if (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

Taxation of Distributions.   If our redemption of a U.S. holder’s shares of Class A Common Stock is treated as a corporate distribution, as discussed above under the section entitled “— Redemption of Class A Common Stock,” such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described below under the section entitled “— Redemption of Class A Common Stock — U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Common Stock described in this proxy statement/prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.   If our redemption of a U.S. holder’s shares of Class A Common Stock is treated as a sale, taxable exchange or other taxable disposition, as discussed above under the section entitled “— Redemption of Class A Common Stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the U.S. holder’s adjusted tax basis in the shares of Class A Common Stock redeemed. A U.S. holder’s adjusted tax basis in its Class A Common Stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Class A Common Stock treated as a return of capital. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A Common Stock so disposed of exceeds one year. Long-term capital gains recognized by noncorporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Class A Common Stock (shares of Class A Common Stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Class A Common Stock who, or that is, for U.S. federal income tax purposes:

●	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

●	a foreign corporation; or
●	an estate or trust that is not a U.S. holder.

Taxation of Distributions.   If our redemption of a Non-U.S. holder’s shares of Class A Common Stock is treated as a corporate distribution, as discussed above under the section entitled “— Redemption of Class A Common Stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described below under the section entitled “— Redemption of Class A Common Stock — Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

The withholding tax described in the preceding paragraph does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30 percent (30%) (or a lower applicable income tax treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.   If our redemption of a U.S. holder’s shares of Class A Common Stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “— Redemption of Class A Common Stock,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of the redemption, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);
●	such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met; or
●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock and, in the circumstance in which shares of our Class A Common Stock are regularly traded on an established securities market, the Non- U.S. holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the shares of our Class A Common Stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30 percent (30%) rate (or lower income tax treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30 percent (30%).

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder in the redemption will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such redemption. We believe that we are not, and have not been at any time since our formation, a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Common Stock and proceeds from the sale, taxable exchange or taxable redemption of our Class A Common Stock may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Amounts treated as dividends that are paid to a Non-U.S. holder are generally subject to reporting on IRS Form 1042-S even if the payments are exempt from withholding. A Non-U.S. holder generally will eliminate any other requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA Withholding Taxes

Provisions commonly referred to as “FATCA” impose withholding of 30 percent (30%) on payments of dividends (including amounts treated as dividends received pursuant to a redemption of stock) on our Class A Common Stock. Previously, withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest was scheduled to begin on January 1, 2019; however, such withholding has been eliminated under proposed U.S. Treasury regulations, which can be relied on until final regulations become effective. In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Class A Common Stock.

Tax Consequences to OneMedNet Stockholders

The Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, a U.S. holder of OneMedNet’s common stock will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of OneMedNet’s common stock for shares of Data Knights Common Stock in the Merger. If any of the tax opinion representations and assumptions is incorrect, incomplete or inaccurate or is violated, the accuracy of the opinions described above may be affected and the U.S. federal income tax consequences of the merger could differ from those described in this proxy statement/prospectus.

Net Investment Income Tax

Certain non-corporate OneMedNet Stockholders that are U.S. holders with taxable incomes over certain threshold amounts, including individuals and certain estates and trusts, may be subject to an additional 3.8% tax on all or a portion of their “net investment income.” This tax amounts to an additional 3.8% tax on the lesser of (i) the U.S. holder’s “net investment income” for the relevant taxable year and (ii) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which, in the case of an individual, will be between $125,000 and $250,000, depending on the individual’s circumstances). Net investment income generally includes dividends such as the qualified dividend resulting from the distribution of the Merger Consideration Shares to the OneMedNet Stockholders. OneMedNet Stockholders are urged to consult their own tax advisors regarding the potential applicability of the net income tax to them and the implications of the net investment income tax.

Vote Required for Approval

The Business Combination (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if the holders of at least a majority of the outstanding shares of Data Knights’ Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting and voting thereon vote “FOR” the Business Combination, the Nasdaq Proposal and the Incentive Plan Proposal, and only if the holders of at least a majority of the outstanding shares of Data Knights’ Common Stock vote “FOR” the Charter Amendment Proposal (including the Bylaw Amendment Requirement and the Article Amendment Requirement). Accordingly, failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Business Combination Proposal.

The Charter Amendment Proposal, the Nasdaq Proposal and the Incentive Plan Proposal are conditioned on the approval of the Business Combination at the Special Meeting.

As of the Record Date, Data Knights’ Sponsor, directors and officers have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of the date hereof, the Sponsor, directors and officers have not purchased any Public Shares.

Recommendation of Data Knights’ Board

DATA KNIGHTS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

THE NASDAQ PROPOSAL

Overview

In connection with the Business Combination, we intend to effect (subject to customary terms and conditions, including the Closing) the issuance of up to 5,000,000 shares of Data Knights Common Stock, subject to adjustment, in connection with the SEPA.

Why Data Knights Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635(a), (b) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if such securities are not issued in a public offering for cash and: (i) the common stock has or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such common stock (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or securities.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the registrant. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

As described above, Data Knights will issue shares of Data Knights Common Stock to investors in the SEPA, as set forth in the Subscription Agreements.

Stockholder approval of the Nasdaq Proposal is also a condition to the closing under the Merger Agreement.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, we will issue 3,600,000 shares of Data Knights Common Stock upon the Closing.

The issuances of the shares of Data Knights Common Stock described above would result in significant dilution to Data Knights stockholders and result in Data Knights stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of Data Knights.

Further, the receipt of earn-out shares in the future upon satisfaction of the conditions to receive such shares may result in further dilution to Data Knights stockholders in the future.

Vote Required for Approval

Approval of the Nasdaq Proposal requires the affirmative vote in person (which would include presence at a virtual meeting) or by proxy of holders of a majority of the outstanding shares of Data Knights Common Stock and Class B common stock entitled to vote and actually cast thereon at the Stockholders Meeting. Failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the Stockholders Meeting and broker non-votes will have no effect on the Nasdaq Proposal. Abstentions will have the same effect as a vote “AGAINST” the Nasdaq Proposal.

The Nasdaq Proposal is conditioned on the approval of the Business Combination Proposal at the Stockholders Meeting.

Recommendation of the Data Knights Board

THE DATA KNIGHTS BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL THE NASDAQ PROPOSAL.

THE CHARTER AMENDMENT PROPOSAL

Overview

If the Business Combination is to be consummated, Data Knights Acquisition Corp. will replace its certificate of incorporation with the Amended Charter in the form attached to this proxy statement/prospectus as Annex B, which, in the judgment of the Data Knights Board, is necessary to adequately address the needs of the Combined Entity following the Closing. Data Knights does not currently anticipate amending or restating the Bylaws of Data Knights in connection with the Business Combination.

The following table sets forth a summary of the principal changes proposed to be made between the Charter and the proposed Amended Charter. This summary is qualified by reference to the complete text of the proposed Amended Charter, a copy of which is attached to this proxy statement/prospectus as Annex B. All stockholders are encouraged to read the proposed Amended Charter in its entirety for a more complete description of its terms.

	Charter	Proposed Amended Charter

Name Change	Data Knights Acquisition Corp.	OneMedNet Corporation

Purpose

The Data Knights Charter provides that the purpose of Data Knights Acquisition Corp. is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses.

The Proposed Amended Charter provides that the purpose of OneMedNet Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

Capitalization

The Data Knights Charter authorized 111,000,000 shares, consisting of 100,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, and 1,000,000 shares of preferred stock, each with a par value of $0.0001.

The Proposed Amended Charter eliminates the Class B common stock, so that the total number of shares of all classes of capital stock is 101,000,000 shares, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, each with a par value of $0.0001.

Reclassification of Class A and Class B Common Stock	The Data Knights Charter authorized Class A common stock and Class B common stock.	The Proposed Amended Charter eliminates the Class A common stock and Class B common stock in place of common stock

Composition of the Board	The Data Knights Charter provides that the number of directors of the Corporation, other than those who may be elected by the holders of	The Proposed Amended Charter provides that number of directors of the Corporation shall be nine, which number may be increased or decreased by one or more

Charter	Proposed Amended Charter

one or more series of the preferred stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board. The Board of Directors is classified, with respect to the term for which the directors hold office, into three equal or nearly equal classes, with each class serving for staggered three year terms. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

adopted from time to time by the Board of Directors. The Board of Directors shall be classified, with respect to the term for which the directors hold office, into three classes, one class serving for a term expiring at the annual meeting of stockholders to be held in 2024, the second class serving for a term expiring at the annual meeting of stockholders to be held in 2025, and the third class serving for a term expiring at the annual meeting of stockholders to be held in 2026. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death, or removal. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the entire Board shall shorten the term of any incumbent director. No reduction in the number of directors shall cause the removal of any director from office prior to the expiration of his or her term. This classification of the Board may have the effect of delaying or preventing changes in New OneMedNet’s control or management by requiring, in most circumstances, a person to successfully engaging in a proxy contest at two or more annual meetings in order to gain control of the Board.

	Charter	Proposed Amended Charter

Amendment of By-Laws

The Data Knights Charter provides that the affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By-Laws; and provided further, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such By-Laws had not been adopted.

The Proposed Amended Charter provides that the Board of Directors is expressly authorized to adopt, amend, alter, or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Third Amended and Restated Certificate (including any Certificate of Designation in respect of one or more classes or series of Preferred Stock), the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class; provided that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted. This higher approval requirement may have the effect of delaying or preventing changes in New OneMedNet’s Bylaws, and may have the effect of delaying or preventing changes in New OneMedNet’s control or management.

Charter Amendment

The Data Knights Charter provides that the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained therein, and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by the Data Knights Acquisition Corp. Charter and the DGCL; and, except as set forth in Article VIII therein, all rights, preferences and privileges of whatever nature conferred upon stockholders, directors or any other persons by and pursuant to the Data Knights Acquisition Corp. are granted subject to the right reserved in Article XI (Corporate Opportunity); provided, however, that Article IX (Business Combination Requirements; Existence) may be amended only as provided therein.

The Proposed Amended Charter provides that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Business Combinations), IX (Exclusive Forum), and Article X (Amendments). This higher approval requirement may have the effect of delaying or preventing changes in these provisions of New OneMedNet’s Charter, and thereby have the effect of delaying or preventing changes in New OneMedNet’s control or management.

Provisions Specific to a Blank Check Company	The Data Knights Charter sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination.

The Proposed Amended Charter deletes these provisions previously included in the Data Knights Acquisition Corp. Charter in their entirety because, upon consummation of the Business Combination, Data Knights Acquisition Corp. will cease to be a blank check company. In addition, the provisions requiring that the proceeds from the Offering be held in a Trust Account until a business combination or liquidation of Data Knights Acquisition Corp. and the terms governing consummation of a proposed business combination will not be applicable following consummation of the Business Combination and thus will be deleted.

	Charter	Proposed Amended Charter

Duration of Existence

The Data Knights Charter provides that if Data Knights does not consummate the Business Combination and fails to complete an initial business combination within 12 months from the closing of the IPO or during any extension period (subject to the requirements of law), it will be required to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account to the Public Stockholders, subject to the ability of the Data Knights Sponsor to extend the duration in certain circumstances.

The Proposed Amended Charter deletes the liquidation provision in the Data Knights Charter and retains the default of perpetual existence under the DGCL

Reasons for the Proposed Amendments

The Board’s reasons for proposing each of these amendments to the certificate of incorporation are set forth below:

●	Name Change: Currently, the Company’s name is Data Knights Acquisition Corp. The Board believes the name of the post-combination company should more closely align with the name of the post-Business Combination operating business and therefore has proposed the name change.
●	Purpose: The elimination of certain provisions related to the Company’s purpose is desirable because these provisions will not be necessary following the Business Combination.
●	Capitalization: The elimination of the authorized shares of Class B Common Stock must occur following the Business Combination pursuant to the terms of the Data Knights Charter.
●	Reclassification of Class A and Class B Common Stock: The reclassification of Class A and Class B Common Stock must occur following the Business Combination pursuant to the terms of the Data Knights Charter.
●	Composition of the Board: The Board believes that an amendment to the composition of the Board is necessary to reflect the changes undergone by the Company in terms of governance as a consequence of the Business Combination.
●	Amendment of By-Laws and Charter: The Board believes that amendments to the By-Laws and the Charter are necessary to both reflect the changes undergone by the Company as a consequence of the Business Combination and to adequately address the needs of OneMedNet Corporation following the Closing.
●	Provisions Specific to a Blank Check Company: The elimination of certain provisions related to Data Knights’ status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination.
●	Duration of Existence: Perpetual existence is the usual period of existence for corporations and the Data Knights Board believes it is the most appropriate period following the Business Combination.

Material Elements of the Charter Amendment Proposal; Vote Required for Approval

The material changes embodied in the Charter Amendment Proposal are (i) the addition of the supermajority voting requirement to amend New OneMedNet’s Bylaws (the “Bylaw Amendment Requirement”), and (ii) the addition of the supermajority voting requirement to amend Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Business Combinations), IX (Exclusive Forum), and Article X (Amendments) of the Amended Charter (the “Article Amendment Requirement”). While the adoption of each of these material changes are cross-conditioned on the adoption of the other, holders of shares of Data Knights Common Stock will be allowed to vote separately on each of them at the Special Meeting, including by virtue of the proxy solicited hereby. The Charter Amendment Proposal will be approved and adopted only if the holders of at least a majority of the outstanding shares of Data Knights Common Stock vote “FOR” each of the Bylaw Amendment Requirement and the Article Amendment Requirement. Failure to vote by proxy or to vote virtually at the Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Charter Amendment Proposal. In addition, because they are cross-conditioned on each other, the Charter Amendment Proposal will be approved and adopted only if each of the Business Combination Proposal, the NASDAQ Proposal, and the Incentive Plan Proposal is approved at the Special Meeting by the affirmative vote of a majority of the issued and outstanding shares of Data Knights Common Stock cast on each such proposal at the Special Meeting.

Recommendation of the Board

DATA KNIGHTS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE CHARTER AMENDMENT PROPOSAL AND EACH OF THE BYLAW AMENDMENT REQUIREMENT AND THE ARTICLE AMENDMENT REQUIREMENT.

THE DIRECTOR ELECTION PROPOSAL

Our Board is currently divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

If the Governance Approval Proposal is approved, Data Knights’ Charter will keep the classification of our Board and our Board will consist of three classes of directors, with only one class of directors being elected in each year at the annual meeting of our stockholders commencing in 2024, and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term whose term will continue to the first annual meeting of stockholders following the date of the closing of the business combination.

Our board of directors has nominated Erkan Akyuz, Eric Casaburi, and Robert Golden to serve in a class of directors whose terms expire at the annual meeting of stockholders to be held in 2024 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal. Our board of directors has nominated Paul Casey, Dr. Julianne Huh, Scott Holbrook and Dr. Thomas Kosasa to serve in a class of directors whose terms expire at the annual meeting of stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal. Our board of directors has nominated Dr. Jeffrey Yu and Dr. Christoph Zindel to serve in a class of directors whose terms expire at the annual meeting of stockholders to be held in 2026 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal.

Vote Required for Approval

Directors are elected by a plurality of the votes cast by holders of Data Knights Common Stock present virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the two director nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Director Election Proposal.

This Director Election Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal is not approved, this Director Election Proposal will have no effect, even if approved by our stockholders.

DATA KNIGHTS’ BOARD UNANIMOUSLY RECOMMENDS THAT DATA KNIGHTS’ PUBLIC STOCKHOLDERS VOTE “FOR” THE DIRECTOR ELECTION PROPOSAL.

THE EQUITY INCENTIVE PLAN PROPOSAL

The holders of Data Knights’ Public Shares are being asked to approve the OneMedNet 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”). Data Knights’ board intends to adopt the 2022 Equity Incentive Plan, subject to approval from the holders of Data Knights’ Public Shares. If approved, the 2022 Equity Incentive Plan will become effective upon the Closing of the Business Combination and will be used by OneMedNet following the Closing.

Data Knights’ Board believes that the Company must offer a competitive equity incentive program if it is to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. Data Knights’ Board expects that the 2022 Equity Incentive Plan will be an important factor in attracting, retaining and rewarding high caliber employees who are essential to the Company’s success and in providing incentive to these individuals to promote the success of the Company.

Summary of the 2022 Equity Incentive Plan

The following summary is not a complete statement of the 2022 Equity Incentive Plan and is qualified in its entirety by reference to the complete text of the 2022 Equity Incentive Plan, a copy of which is attached hereto as Annex C.

General.   The purposes of the 2022 Equity Incentive Plan are to recognize contributions made to the Company and its affiliates by its employees, directors, consultants and advisors, to provide such persons with additional incentive to devote themselves to the future success of the Company and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company’s sustained growth and financial success depend. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives.

Authorized Shares.   A total number of shares of the Company’s common stock equal to 10% of issued and outstanding shares of the Company’s Common Stock immediately after the Closing of the Business Combination, which using the assumptions described under the section entitled “Total Company Shares to be Issued in the Business Combination” would be 3,496,027 shares of the Company’s Common Stock.

If shares covered by an award are not purchased or are forfeited or expire, or otherwise terminate without delivery of any shares subject thereto, then such shares will, to the extent of any such forfeiture, termination, cash-settlement or expiration, be available for future grant under the 2022 Equity Incentive Plan. If any options or stock appreciation rights terminate or expire without being fully exercised or are canceled, forfeited or cash-settled, the shares for which the option or stock appreciation right was not exercised may granted again under the 2022 Equity Incentive Plan; provided, that to the extent any shares subject to an option or stock-settled stock appreciation right are withheld for payment of the purchase or exercise price or for payment of taxes, such withheld shares will be treated as granted and will not again be available for future grants. If any full-value award is canceled, forfeited or cash-settled, the shares for which such award was canceled, forfeited or cash-settled may be granted again under the 2022 Equity Incentive Plan; provided that to the extent shares subject to a full-value award are not actually issued at the time of exercise or settlement, including shares withheld for taxes, such withheld shares will not again be available for future grants.

Adjustments to Shares Subject to the 2022 Equity Incentive Plan.   In the event of a stock dividend, extraordinary cash dividend, stock split, recapitalization or other change in the number or class of issued or outstanding securities resulting from a subdivision or consolidation of the Company’s Common Stock and/or other outstanding equity securities or a recapitalization or other capital adjustment affecting the Company’s Common Stock, the administrator (as defined below) has the authority to make appropriate adjustments to the aggregate number of shares and class of shares as to which awards may be granted, the limitations as to grants to non-employee directors, the number of shares covered by each outstanding award and the option price for each related outstanding option and stock appreciation right.

Administration.   The compensation committee of the Company Board will administer the 2022 Equity Incentive Plan (referred to as the “administrator”); provided that such committee consist of at least two members of the Company Board, each of whom qualifies as a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as an independent director under the rules of the stock exchange for so long as the Company is a publicly traded corporation. The Company Board may establish one or more committees to administer the 2022 Equity Incentive Plan with respect to separate classes of grantees (other than officers subject to Section 16 of the Exchange Act) and the Company Board will act as the administrator with respect to awards made to non-employee directors. Subject to the provisions of the 2022 Equity Incentive Plan, the administrator has the power to administer the 2022 Equity Incentive Plan, including but not limited to, the authority to (i) direct the Company to grant awards pursuant to the 2022 Equity Incentive Plan, (ii) determine the grantees to whom and the times at which awards will be granted, (iii) determine the price at which options are granted, (iv) determine the type of option to be awarded and the number of shares subject to such option, (v) determine the number of shares granted pursuant to each award and (vi) approve the form and terms and conditions of the award documents and of each award. The administrator’s interpretation and construction of any provisions of the 2022 Equity Incentive Plan or any award are final, binding and conclusive.

Eligibility.   Awards may be granted to employees, directors, consultants and advisors of the Company and any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company.

Stock Options.   Stock options in the form of non-statutory stock options or incentive stock options may be granted under the 2022 Equity Incentive Plan. The administrator determines the number of shares subject to each option. The administrator determines the exercise price of options granted under the 2022 Equity Incentive Plan; provided that the exercise price must at least be equal to the fair market value of the Company’s Common Stock on the date of grant. The term of a stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding stock, the term of an incentive stock option must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The grantee may pay the exercise price of an option (i) in cash, (ii) by certified check or (iii) by such method as the administrator approves, including payment through a broker. After the termination of service of a grantee other than due to death or disability, his or her option will remain exercisable for ninety (90) days except as otherwise provided in the award agreement. After the termination of service of a grantee due to death or disability, the option will remain exercisable for 12 months unless otherwise provided in the award agreement. Upon a termination for cause, all options cease to be exercisable immediately on the date of termination and the grantee automatically forfeits all shares for which the Company has not yet delivered the share certificates. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2022 Equity Incentive Plan, the administrator determines the other terms of options.

Stock Appreciation Rights.   Stock appreciation rights may be granted under the 2022 Equity Incentive Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s Common Stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding ten years. Unless otherwise provided in an award agreement, in the event that a grantee’s services terminate for any reason other than due to death or disability, any stock appreciation right is forfeited and reacquired by the Company. In the event of a termination due to death or disability, all remaining restrictions with respect to stock appreciation rights immediately lapse unless otherwise provided in an award agreement. The grant price for a stock appreciation right may not be less than 100% of the fair market value per share on the date of grant. Subject to the provisions of the 2022 Equity Incentive Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable.

Restricted Stock Awards.   Restricted stock may be granted under the 2022 Equity Incentive Plan. Restricted stock awards are grants of shares of the Company’s Common Stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director, consultant or advisor and, subject to the provisions of the 2022 Equity Incentive Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting rights with respect to such shares upon grant unless the administrator provides otherwise. Recipients of restricted stock awards are not entitled to receive any dividends with respect to such shares until the shares become vested. The administrator may provide that any dividends paid on restricted stock awards must be reinvested in shares of Common Stock, which is subject to the same vesting conditions applicable to the restricted stock awards. Unless otherwise provided in an award agreement, upon a termination of service for any reason other than due to death or disability any unvested restricted stock awards are forfeited and upon a termination due to death or disability all restrictions with respect to any restricted stock awards immediately lapse.

Restricted Stock Units.   Restricted stock units may be granted under the 2022 Equity Incentive Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s Common Stock. Subject to the provisions of the 2022 Equity Incentive Plan, the administrator determines the terms and conditions of restricted stock units, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to the Company) and the form and timing of payment. Holders of restricted stock units do not have any rights as stockholders but the administrator may provide in an award agreement that such holders are entitled to receive cash payments equal to the per-share dividend paid on

Common Stock which will be distributed upon vesting of the restricted stock unit. Restricted stock units are subject the same treatment upon terminations of service as restricted stock awards.

Dividend Equivalent Rights.   Dividend equivalent rights may be granted under the 2022 Equity Incentive Plan. Dividend equivalent rights are entitlements to receive credits based on cash distributions that would have been paid on the shares of Common Stock subject to an equity-based award granted to an individual as though such shares had been issued to and held by the grantee. Dividend equivalent rights may not be granted in connection with stock options or stock appreciation rights. Subject to the terms of the 2022 Equity Incentive Plan, the administrator determines the terms and conditions of dividend equivalent rights. Except as otherwise provided in an award agreement, all dividend equivalent rights automatically terminate on the grantee’s termination of service for any reason.

Transferability of Awards.   The 2022 Equity Incentive Plan allows for the transfer of awards (other than incentive stock options) for no consideration to the grantee’s immediate family or any trust or partnership in which all of the beneficiaries or partners or members, as applicable, are such grantee or his or her immediate family.

Grants to Non-Employee Directors.   Grants made to non-employee directors may be in any form other than incentive stock options. The fair value of any awards granted to a non-employee director, including cash compensation in respect of such director’s service, may not exceed $750,000 in any one calendar year.

Parachute Limitations.   To the extent that a grantee is a “disqualified individual” under Section 280G(c) of the Internal Revenue Code of 1986 (the “Code”), any award held by such grantee and any right to receive any payment or other benefit under the 2022 Equity Incentive Plan will not become exercisable or vested to the extent such exercise or vesting would cause any payment or benefit to such grantee to be subject to excise tax under Section 4999 of the Code; provided that such limitations are only applicable to the extent that the imposition of such limitation is beneficial to the grantee on a net after tax basis.

Change in Control.   The 2022 Equity Incentive Plan provides that in the event of a change of control, as defined under the 2022 Equity Incentive Plan, each outstanding award will be treated as the administrator determines, including accelerating the expiration or termination date or the date of exercisability of an award, settling any award by means of a cash payment, or removing any restrictions from or imposing any additional restrictions on any outstanding awards.

Amendment; Termination.   The Company Board has the authority to amend the 2022 Equity Incentive Plan from time to time; provided that stockholder consent is require to: (i) increase the maximum number of shares as to which awards may be granted, except for adjustments in connection with certain events specified in the 2022 Equity Incentive Plan, (ii) materially expand the eligible participants or (iii) adopt any amendment constituting a change requiring stockholder approval under applicable laws or applicable listing requirements. Additionally, no amendment may materially adversely affect any outstanding award without consent of the impacted grantee. The 2022 Equity Incentive Plan automatically will terminate in 2030.

Summary of U.S. Federal Income Tax Consequences of the 2022 Equity Incentive Plan

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2022 Equity Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options.   An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. General rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options.   Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights.   In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of Company Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards.   A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards.   There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Section 409A.   Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for the Company.   The Company generally will be entitled to a tax deduction in connection with an award under the 2022 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). General rules limit the deductibility of compensation paid to the Company’s chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2022 EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants, and Directors

As of the date hereof, no awards have been granted under the 2022 Equity Incentive Plan. It is currently expected that no awards will be granted under the 2022 Equity Incentive Plan prior to Closing of the Business Combination.

Vote Required

The approval of this proposal to adopt the 2022 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Data Knights’ Common Stock cast by the stockholders represented “in person” or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Abstentions will have no effect on the Incentive Plan Proposal. Broker non-votes will have no effect with respect to the approval of Incentive Plan Proposal.

The Incentive Plan Proposal is conditioned on the approval of the Business Combination, the Charter Amendment Proposal and the Nasdaq Proposal.

Recommendation of the Board

DATA KNIGHTS’ BOARD UNANIMOUSLY RECOMMENDS THAT DATA KNIGHTS’ PUBLIC STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow Data Knights’ Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Data Knights’ stockholders in the event that based upon the tabulated vote at the time of the Special Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Amendment Proposal, the Director Election Proposal, or the Incentive Plan Proposal. In no event will Data Knights’ Board adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Data Knights’ stockholders, Data Knights’ Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by Data Knights’ Public Stockholders represented “in person” or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Abstentions will have no effect on the Adjournment Proposal. Broker non-votes will have no effect with respect to the approval of the Adjournment Proposal.

Recommendation of the Board

DATA KNIGHTS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT DATA KNIGHTS

Overview

Data Knights is a blank check company incorporated as a Delaware corporation on February 8, 2021 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction with one or more operating businesses or assets.

Significant Activities Since Inception

The registration statement for Data Knights’ Initial Public Offering was declared effective on May 6, 2021. On May 11, 2021, Data Knights consummated its Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000 (the “Initial Public Offering”). Data Knights granted the underwriter a 45-day option to purchase up to an additional 1,500,000 Units at the Initial Public Offering price to cover over-allotments, if any.

Simultaneously with the consummation of the closing of the Offering, Data Knights consummated the private placement of an aggregate of 525,275 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Placement Unit, generating total gross proceeds of $5,252,750 (the “Private Placement”).

Also on May 11, 2021, the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units occurred (the “Over-allotment Option Units”). The total aggregate issuance by Data Knights of 1,500,000 units at a price of $10.00 per unit resulted in total gross proceeds of $15,000,000. On May 11, 2021, simultaneously with the sale of the Over-allotment Option Units, Data Knights consummated the private sale of an additional 60,000 Placement Units, generating gross proceeds of $600,000. The Placement Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

A total of $117,300,000, comprised of the proceeds from the Offering and the proceeds of private placements that closed on May 11, 2021, net of the underwriting commissions, discounts, and offering expenses, was deposited in a trust account established for the benefit of Data Knights’ public stockholders. As of December 31, 2022, Data Knights had $29,029,416 held in trust account, $30,870 in cash and working capital deficit of ($1,945,267).

On June 22, 2021, the Class A Common Stock and Public Warrants included in the Units began separate trading.

Effecting a Business Combination

Data Knights is not presently engaged in, and will not engage in, any operations until after the business combination. Data Knights intends to effect the business combination using cash held in the Trust Account and, if needed, funds from any additional private equity financings.

Selection of a Target Business and Structuring of the Initial Business Combination

Under the Nasdaq rules, an initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of Data Knights’ assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account count) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by Data Knights’ Board based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Subject to this requirement, Data Knights’ management has had virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although Data Knights was not permitted to effectuate an initial business combination with another blank check company or a similar company with nominal operations. In any case, Data Knights determined that it would only complete an initial business combination in which we acquired 50% or more of the outstanding voting securities of the target or were otherwise not required to register as an investment company under the Investment Company Act.

Redemption Rights for Holders of Public Shares

Data Knights will provide public stockholders with the opportunity to redeem all or a portion of their Class A Common Stock upon the completion of the initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay Data Knights’ taxes, if any, divided by the number of then outstanding Public Shares, subject to the limitations described herein. The amount in the trust account is initially $10.20 per public share. The per-share amount Data Knights will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions Data Knights will pay to the underwriters.

The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Data Knights’ Sponsor, directors and each member of Data Knights’ management have entered into a letter agreement with Data Knights, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any Public Shares held by them in connection with (i) the completion of Data Knights’ initial business combination and (ii) a stockholder vote to approve an amendment to Data Knights’ third amended and restated certificate of incorporation that would affect the substance or timing of Data Knights’ obligation to allow redemption in connection with Data Knights’ initial business combination or to redeem 100% of Data Knights’ Public Shares if Data Knights has not completed an initial business combination within the period to consummate the initial business combination. However, Data Knights will only redeem the Public Shares so long as (after such redemption) Data Knights’ net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of deferred underwriters’ fees and commissions (so that Data Knights is not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of Public Shares such that Data Knights cannot satisfy the net tangible asset requirement (described above), Data Knights would not proceed with the amendment or the related redemption of Data Knights’ Public Shares at such time. There will be no redemption rights or liquidating distributions with respect to Data Knights’ warrants, which will expire worthless if Data Knights fail to complete the Business Combination within the 18-month time period.

All costs and expenses associated with implementing Data Knights’ plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $600,000 of proceeds held outside the trust account, although Data Knights cannot assure that there will be sufficient funds for such purpose. Data Knights will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations Data Knights may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing Data Knights’ plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, Data Knights may request the trustee to release to Data Knights an additional amount of up to $100,000 of such accrued interest to pay taxes, and these costs and expenses.

Submission of Data Knights’ Initial Business Combination to a Stockholder Vote

Data Knights is providing its public stockholders with redemption rights upon consummation of the business combination. Public stockholders electing to exercise their redemption rights will be entitled to receive the cash amount specified above for its Public Shares only if it properly demands redemption and delivers its Public Shares (either physically or electronically) to Data Knights’ transfer agent prior to the Special Meeting. Public stockholders must follow the specific procedures for redemption set forth in this proxy statement/prospectus relating to the stockholder vote on a business combination. Unlike many other blank check companies, Data Knights’ public stockholders are not required to vote against the business combination in order to exercise their redemption rights. If the business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

The holders of the Founder Shares and shares of Class A Common Stock underlying the Placement Units have agreed to vote such Common Stock owned by them in favor of the business combination. In addition, the Sponsor and Data Knights’ officers and directors have agreed to waive their redemption rights with respect to any capital stock they may hold in connection with the consummation of the business combination.

Limitation on Redemption Rights

Notwithstanding the foregoing, Data Knights’ Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than 15% of the shares sold in the Data Knights IPO.

Employees

Data Knights currently has two executive officers. These individuals are not obligated to devote any specific number of hours to Data Knights’ matters, but they intend to devote as much of their time as they deem necessary to Data Knights’ affairs until Data Knights has completed the initial business combination. Data Knights does not intend to have any full-time employees prior to the completion of the initial business combination.

Facilities

Data Knights maintains its principal executive offices at Unit G6, Frome Business Park, Manor Road, Frome, United Kingdom, BA11 4FN. The cost for this space is included in the $10,000 monthly charge to the Sponsor, which includes certain administrative and support services, which commenced on May 7, 2021 pursuant to a letter agreement between Data Knights and the Sponsor.

Legal Proceedings

To the knowledge of Data Knights’ management, there are no legal proceedings pending against Data Knights.

DATA KNIGHTS’ MANAGEMENT

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to Data Knights and its subsidiaries before the Business Combination.

Directors and Executive Officers

The directors and executive officers of Data Knights are as follows as of the date of this proxy statement/prospectus:

Name	Age	Position
Barry Anderson	45	Chairman, Chief Executive Officer and Director
Firdauz Edmin Bin Mokhtar	49	Chief Financial Officer and Secretary
Syed Musheer Ahmed	38	Director
Dr. Julianne Huh	53	Director
Annie Damit Undikai	60	Director

Barry Anderson has served as our chairman and Chief Executive Officer since our inception. Mr. Anderson has been serving as the Chief Executive Officer of Present D’Lloyd Technologies Ltd since September 2019, where he has conceptualized and implemented the business development strategy that has yielded significant results in raising the company profile. From October 2011 to September 2019, Mr. Anderson served as the Managing Director of Serba Dinamik International Ltd, where he provided leadership and vision to the organization by assisting the board of directors with the development of long range and annual strategies and planning. From July 2013 to September 2019, Mr. Anderson served as the Non-Executive Director of Quantum Offshore Ltd, where he was assisting and identifying new areas for development and providing guidance on capital raising activities. Mr. Anderson currently sits on the board of directors and contributes his years of experience to develop new areas for growth by creating meaningful and lasting relationships with key customers for future business. From January 2007 to August 2011, Mr. Anderson served as the Business Development Manager of Serba Dinamik Sdn Bhd, where he developed and managed a sales team to promote nitrogen generation, turbine, and compressor services. Mr. Anderson effectively implemented sales strategies to achieve targets, and generated key accounts and term contracts with clients globally. From January 2007 to September 2008, Mr. Anderson served as the Business Development Manager of RAM Global Ltd, where he was responsible for the sales and marketing of advanced polymer products. In 1998, Mr. Anderson received his Bachelor of Arts Degree in Asian Studies at Manchester University.

Firdauz Edmin Bin Mokhtar has served as our Chief Financial Officer and secretary since inception on February 8, 2021. Mr. Mokhtar has been serving as the Senior Vice President, Special Project of Group CEO Office, of Serba Dinamik Holdings Berhad since November 2019. In May 2012, Mr. Mokhtar joined PBJV Group Sdn. Bhd. (PBJV) as the Chief Financial Officer with the primary task to list the group in Bursa Malaysia. PBJV was successfully listed in Bursa Malaysia in November 2013 under a new investment holding company, Barakah Offshore Petroleum Berhad (Barakah). Mr. Mokhtar was also transferred from PBJV to Barakah as group Chief Financial Officer. Prior to joining PBJV, Mr. Mokhtar was employed by TidalMarine Engineering Sdn Bhd (TidalMarine) as Director of Corporate Affairs and Finance since May 2007. TidalMarine is one of the leading marine engineering companies in Malaysia specializing in marine and infrastructure services. In October 2005, Mr. Mokhtar joined PECD Berhad as a Manager in its Investment Division, where he was primarily responsible for evaluating and acquiring concession type assets in the water, infrastructure, power, oil and gas sectors. Subsequently in October 2006, he was promoted to Head of Corporate Affairs (Group CEO Office). In May 2003, Mr. Mokhtar joined Ranhill Berhad (RB) as the Senior Manager of Corporate Planning, where he was instrumental in the acquisition and debt restructuring of Ranhill Power Berhad (formerly known as EPE Power Corporation Berhad) and Ranhill Utilities Berhad. Upon receiving his Bachelor’s Degree (Honours) in Accountancy in July 1997 from International Islamic University Malaysia, Mr. Mokhtar started his career at PwC Malaysia in the Corporate Finance/Recovery Department before he moved to the Corporate Finance Department at Alliance Investment Banks in July 1999. Mr. Mokhtar is also a Certified Public Accountant registered with the Malaysian Institute of Accountants.

Syed Musheer Ahmed was appointed to our Board in May 2021. Mr. Ahmed co-founded FinStep Asia based in Hong Kong and has been serving as its Managing Director since October 2019. FinStep Asia is a venture builder where Mr. Ahmed facilitated fintech partnerships across Asia, Europe and the U.S. for a Singaporean e-commerce Unicorn, and provided market entry strategy and growth advisory services to fintech firms across Asia, with a focus on Hong Kong, India and Singapore. From October 2017 to October 2019, Mr. Ahmed co-founded the Fintech Association based in Hong Kong and has been serving as its General Manager. The Fintech Association of Hong Kong is the representative body for Hong Kong’s Fintech Industry, where Mr. Ahmed developed strategic, digital and policy frameworks for the financial services and fintech industry in Hong Kong. From January 2016 to July 2017, Mr. Ahmed served as the Senior Consultant and Co-head of Risk and Regulations at GreySpark Partners based in Hong Kong. GreySpark is a global management consulting firm with a focus on financial services technology. From July 2005 to June 2014,

Mr. Ahmed served as the Country Head of Hertshten Group and its subsidiaries. Hertshten Group is one of the world’s largest firms in fixed income and commodities futures trading. In August 2015, Mr. Ahmed received his MBA degree with a focus on Finance and Strategy, from the London Business School and the University of Hong Kong. In June 2005, Mr. Ahmed received his Bachelor of Engineering degree from R.V.C.E. in India. We believe Mr. Ahmed is well-qualified to serve as a member of our board of directors due to his experience in fintech and the financial services industry, and his network of contacts and relationships.

Dr. Julianne Huh was appointed to our Board in May 2021. Since October 2017, Dr. Huh has been serving as the Director of S&I F&B Management Sdn, Bhd based in Kuala Lumpur, Malaysia, where she manages the overall business, operations and marketing of 2 Ox French Bistro. From June 2016 to August 2017, Dr. Huh served as the Vice President of The Mall of Korea based in Bangkok, Thailand, where she managed projects for business set-up, construction of department stores and nine restaurants. Dr. Huh also managed the overall business, operations and marketing while serving as the Vice President during this time. From November 2013 to June 2016, Dr. Huh served as the Director of Business Development of Juna International Ltd based in Shanghai, China and Seoul, Korea, where she oversaw China Business Development in the entertainment and music industry. From August 2006 to June 2016, Dr. Huh founded the Wonderful World of Learning (WWL) and served as its General Manager based in Shanghai, where she managed the overall business and operations of the preschool, curriculum development and teacher training. From October 2011 to May 2014, Dr. Huh served as the Managing Partner as well as Vice President of Pronovias Korea based in Seoul, Korea, where she launched the wedding dress brand “Pronovias” of the Spain flagship store as the sole franchise for the Korean market. Dr. Huh also oversaw and managed operations, marketing, PR and bi-annual buying and merchandising. From September 2009 to September 2019, Dr. Huh founded Only Natural Organic Bath Products based in Shanghai, China, where she was in charge of brand development and sales for charity purposes. In May 2005, Dr. Huh received her Doctor of Education (Ed.D) degree at the University of Massachusetts in the U.S. In May 1995, Dr. Huh received her Master of Education (M.Ed.) degree from the University of Massachusetts in the U.S. In June 1993, Dr. Huh completed two semesters of courses at the MBA program at the Yonsei University in Seoul, Korea. In February 1991, Dr. Huh received her Bachelor of Arts degree in English Language and Literature from Ewha Women’s University in Seoul, Korea. We believe Dr. Huh is well-qualified to serve as a member of our board of directors due to her experience in global finance, as well as her network of contacts and relationships.

Annie Damit Undikai was appointed to our Board in May 2021. Since August 2005, Ms. Undikai has been serving as a Director of Brighton Management Limited, an underwriting and insurance management firm. Since November 2007, Ms. Undikai has been serving as a Director of Brighton International Management SDN BHD, an affiliate of Brighton Management Limited providing management and support services. Since September 2010, Ms. Undikai has been serving as a Director of Brighton International Group Limited, an affiliate of Brighton Management Limited. Since August 2013, Ms. Undikai has been serving as a Director of Brighton Management Singapore PTE Ltd., an affiliate of Brighton Management Limited providing management and support services. Since December 2019, Ms. Undikai has also been serving as a Director of Park Lane PCC Limited, a captive insurance company. In July 1983, Ms. Undikai received her Bachelor of Arts with Honors in Accounting and Computing from the University of Kent at Canterbury in the United Kingdom. Ms. Undikai is a Fellow Member of the Association of Chartered Certified Accountants.

Number and Terms of Office of Officers and Directors

We have four directors. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, consisting of Mr. Ahmed will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Dr. Huh, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Anderson and Ms. Undikai, will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Dr. Huh, Mr. Ahmed, and Ms. Undikai serve as members of our audit committee, and Ms. Undikai chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Dr. Huh, Mr. Ahmed, and Ms. Undikai meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that that Ms. Undikai qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;
●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;
●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;
●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Dr. Huh, Mr. Ahmed, and Ms. Undikai serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Each of Dr. Huh, Mr. Ahmed, and Ms. Undikai are independent and Dr. Huh chairs the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;
●	reviewing on an annual basis our executive compensation policies and plans;
●	implementing and administering our incentive compensation equity-based remuneration plans;
●	assisting management in complying with our proxy statement and annual report disclosure requirements;
●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
●	if required, producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to ARC Group of $10,000 per month for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. Our independent directors will participate in the consideration and recommendation of director nominees. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters with the SEC and copies are available on our website. You are able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

INFORMATION ABOUT ONEMEDNET CORPORATION

Unless the context otherwise requires, all references in this section to “OneMedNet,” “OMN,” “we,” “us,” or “our” refer to OneMedNet Corporation and its subsidiaries prior to the consummation of the Business Combination.

Company Overview

OneMedNet is a global provider of clinical imaging innovation and curator of regulatory-grade Imaging Real-World Data3 or iRWDTM. OneMedNet’s innovative solutions connect healthcare providers and patients satisfying a crucial need within the Life Sciences field offering direct access to clinical images and the associated contextual patient record. OneMedNet’s innovative technology proved the commercial and regulatory viability of imaging Real-World Data, an emerging market, and provides regulatory-grade image-centric iRWDTM that exactly matches OMN’s Life Science partners Case Selection Protocols and paves the way for Real World Evidence.

OneMedNet was founded in 2006 to solve a deficiency in how clinical images were shared between healthcare providers. This resulted in OMN’s initial product BEAMTM image exchange that enabled the successful sharing of images for more than a decade with OMN’s largest customer being the Country of Ireland.

OneMedNet continued to innovate by responding to the demand for and utilization of Real-World Data and Real-World Evidence, specifically data that focused on clinical images with its associated contextual clinical record. We were able to leverage internal technological competencies along with OneMedNet’s formidable healthcare provider installed base from its first product with BEAMTM to become the first RWD solution for Life Science companies with its launch of iRWDTM in 2019.

OneMedNet provides innovative solutions that unlock the significant value contained within clinical image archives. With a growing federated network of 95+ healthcare facilities, OneMedNet has the immediate ability to quickly search and extensively curate multi-layer data from a Federated group of healthcare facilities. The term “healthcare facilities” refers specifically to the hospitals, integrated delivery networks (“IDNs”) and imaging centers that provide imaging to OneMedNet, which represent the core source of our data. At present, OneMedNet works with more than 95 facilities who provide regulatory grade imaging to us. OneMedNet has access to these more than 95 facilities because these 95+ contracted facilities have more than 200 locations among them including offices and clinics, which in total generates regulatory grade imaging from more than 200 customers. Among these customers, all are data providers and some are data purchasers.

OneMedNet is ahead of the curve when it comes to providing fast and secure access to curated medical images. Initially, it was all about solving the diverse access needs of patient care providers. This focus systematically evolved to addressing the rapidly growing needs of image analysis and researchers, clinicians, regulators, scientists and more.

[3]

Real-world data is any data that is collected in the context of the routine delivery of care, in contrast to data collected within a clinical trial where study design controls variability in ways that are not representative of real-world care and outcomes.

A key component driving its mission is that OneMedNet believes we have a unique opportunity to affect a material positive impact on the lives of tens of millions of people while improving our customers’ business productivity. First and foremost, OneMedNet’s iRWDTM offering plays a significant role in enabling Life Science companies to bring safer and more effective patient care to market sooner. Using our highly curated de-identified clinical data in our iRWDTM offering in Life Science product development, validation, and regulatory approval processes, they contribute to patient care advancements in more meaningful ways. Moreover, Life Sciences improve their product development and validation processes, which benefits all parties.

Significant documentation exists that shows that Real-World Data can provide expanded insights across broader and more representative patient populations.4 For this reason, the Food and Drug Administration (“FDA”) has instituted Real-World Data guidelines for regulatory approvals. Utilization of highly reliable and quality Real-World Data that strictly adheres to all of the very specific data stratification requirements can supplement or supplant clinical trials.

OneMedNet covers the complete value chain in imaging Real-World Data; it begins with our 10+ year federated network of providers and is supported by a multi-faceted data curation process managed by an expert in-house clinical team. Additionally, we work hand-in-hand with our Life Science partners regarding the Case Selection Protocol and when required producing Case Report Forms for regulatory clearance. We are focused on delivering value by supporting Life Science Advancements with OneMedNet’s iRWDTM which holds the key to unlocking boundless patient care advances. We unleash the power of research-grade image-centric iRWDTM that is highly curated to painstakingly meet every cohort requirement and stand up to all of the rigors of prospective clinical trials.

Today, life science companies, including pharmaceutical companies, artificial intelligence (AI) developers, medical device businesses, and clinical research organizations share the same widespread challenge in obtaining insight-rich, high-quality patient data that explicitly matches their precise cohort specifications. A substantial portion of patient diagnosis involves clinical imaging and approximately 90% of healthcare data, by size, is associated with imaging. Historically, much of imaging value has been derived from its initial review and further gains from the image archives have been very limited.

We help providers to “Unlock the Value in Imaging Archives”.TM By utilizing OneMedNet’s iRWDTM offering, providers can greatly improve their research efforts with streamlined data access. Health care providers such as hospitals, clinics, and imaging centers can also accelerate life science patient care innovations by sharing de-identified data in a well-defined and de-identified and secure manner. In return for doing so, income is generated and applied to critical and possibly unfunded provider projects.

Industry Background

A 2016 analysis published in the Journal of Health Economics and authored by the Tufts Center for the Study of Drug Development placed the cost of bringing a drug to market, including post-approval research and development, at a staggering $2.87 billion.5 Meanwhile, a 2018 study from the Tufts Center noted that the timeline for new drug development ranged from 12.8 years for the average drug to 17.2 years for ultra-orphan drugs that only affect several hundred patients.6 This places the onus on life science organizations to find ways to deliver treatments to patients faster — especially those who cannot wait 17 years for a potentially life-saving treatment. Knowing how a medicinal product is actually used by patients can help stakeholders across the healthcare ecosystem make important and potentially life-saving real-time decisions.

4See https://www.fda.gov/media/120060/download.

5https://www.outsourcing-pharma.com/Article/2016/03/14/Tufts-examines-2.87bn-drug-development-cost

6https://www.hcplive.com/view/new-data-reinforces-difficulty-orphan-drug-development

Real-World Data is observational data typically gathered when an approved medical product is on the market and used by “real” patients in real life, as opposed to clinical trials or real world images for real patients. The FDA cites several potential sources of Real-World Data, including electronic health records (“EHRs”), claims, disease and product registries, there are multiple types of data including structured and unstructured data, clinical and billing data, transactional and claims data, patient-generated data, and data gathered from additional sources that can shed light on a patient’s health status and more. As reliance on healthcare data grows exponentially, OneMedNet has observed that the reliance on information has increased coming from multiple additional sources including EHRs, claims, registries, clinical trials, patient and provider surveys, wearable devices and more. These additional sources include the internet of things (“IoT”), social media forums and blogs. Real-World Data has the potential to break down inefficiencies and fill gaps in information silos among stakeholders throughout the healthcare ecosystem of providers, payers, manufacturers, government entities and patients. This information sharing, in turn, enables all parties to derive new insights, support value-based care and deliver better health outcomes.

Commercializing a drug requires its developer to harness various sources of Real-World Data to identify patient populations and refine sales and marketing strategies for those populations among many other undertakings. Historically, this practice involved purchasing large amounts of data from data aggregators or data platforms, if not directly from the source itself, sometimes without much knowledge about the quality of the data. Preparing this data for analysis is both expensive and time-consuming thus many organizations would outsource the process to consultants or third-party vendors; moreover, the process of preparing this data for analysis by untrained consultants can yield a static analysis that is difficult to modify or rerun in response to follow-up questions or potential discrepancies.

Definitions of Real-World Data and Real-World Evidence

Real-World Data has become a powerful tool in the life sciences industry. After decades of relying on clinical data as the gold standard for decision making, industry leaders now recognize how data collected in the real world adds valuable context and insight to their efforts. From identifying unmet medical needs and defining the patient journey, to supporting regulatory submissions, proving value to payers, and shaping market strategies, Real-World Data adds value at every stage of the drug development lifecycle. Real-World Data also sets the foundation for Real World Evidence, and while the terms are often used interchangeably, they are distinct and they are changing healthcare. Here’s how it happens:

1.

First, Real-World Data are data relating to patient health status and/or the delivery of health care routinely collected from a variety of sources. Real-World Data is aggregated and transformed such as through OneMedNet’s robust analytics. Real-World Data are the data relating to patient health status and/or the delivery of health care routinely collected from a variety of sources. There are many different types, sources and uses of Real-World Data, for example:

●	Clinical Data — For example, clinical data from EHRs and case report forms (“eCRF”) including biopsies and other pathology tests, diagnostic imaging, social determinants of health, cancer organoids, that provide patient demographics, family history, comorbidities, procedure and treatment history, and outcomes.
●	Patient Generated Data — For example, patient-generated data from patient-reported outcome surveys, which data provide insights directly from the patient, and they help researchers understand what happens outside of clinic visits, procedures, and hospital stays.
●	Cost and Utilization Data (Qualitative Studies) — For example, cost and utilization data from claims and public datasets, which data provides information regarding healthcare services utilization, population coverage, and prescribing patterns.
●	Public Health Data – For example, public health data from various government data sources. These add critical information to enable stakeholders to best serve the needs of the populations they serve.

The availability of medical imaging in Real-World Data such as that provided by OneMedNet is facilitated by the development of digital image analysis to increase the accuracy of diagnostics and conduct passive screening on large databases of medical images using artificial-intelligence (“AI”) algorithms such as those applied by OneMedNet. Algorithms can also help identify additional diagnostic tests of value from medical images with pathology.

Real-World Evidence is the clinical evidence regarding the usage and potential benefits or risks of a medical product derived from analysis of Real-World Data, as defined by the Food and Drug Administration. Real-World Evidence can be generated by different study designs or analyses, including but not limited to, randomized trials, including large simple trials, pragmatic trials, and observational studies (prospective and/or retrospective). The difference in Real World Evidence and Real World Data focuses on the end use case. Real World Data can take the form of claims, electronic health records, labs, data etc. Often this insight is used to better understand a patient’s journey or a natural history of a disorder (how does a disease progress if left untreated.)

Real World Evidence in contrast builds upon many of these data sets and prepares them for submission, as part of regulatory review such as to the Food and Drug Administration or the European Medicines Agency, for example, in support of a customer’s clinical trial application. When data and in particular imaging data is submitted to the FDA the agency requires the following:

●	Guard against biased – evidence must align with the patient population being study – expectations focus on the similar patient demographics, comorbidities, disease severity, etc.;
●	Traceability – confirm the chain of custody, the source of the data is known and can be validated if required; and
●	Go forward basis – regulatory agencies seek evidence that aligns with the trials timeframe and when possible collect evidence that mirrors the clinical trials timeline.

One area where Real World Evidence has been relief on heavily relates to oncology approvals. Food and Drug Administration’s Oncology Center of Excellence actually presented an analysis of this at American Society of Clinical Oncology in 2021, looking at oncology applications containing Real-World Data and Real-World Evidence. That analysis looked at 94 applications that were submitted from 2011-2020, and showed that inclusion of Real-World Data to support regulatory decision-making has increased dramatically over that period. In 2020 alone, there were 28 submissions for oncology products that contained Real-World Data. Outside of the oncology context, probably the most notable recent example of an approval relying on Real World Evidence is the July 2021 approval of a new indication for Astellas’ drug Prograf (or tacrolimus) for the prevention of organ rejection in lung transplant patients. The approval there was based on a non-interventional study providing Real-World Evidence of effectiveness.7 FDA’s press release announcing the approval noted that the approval was “significant because it reflects how a well-designed, non-interventional study relying on fit-for-purpose real-world data, when compared to a suitable control, can be considered adequate and well-controlled under FDA regulations.”

An additional recent approval of note was the December 2021 approval of the supplemental BLA for Orencia to prevent graft versus host disease.8 The application included data from a randomized clinical trial, with additional evidence of effectiveness provided by a registry-based clinical study that was conducted using real-world data from the Center for International Blood and Marrow Transplant Research.9 And that registry study analyzed outcomes of 54 patients treated with Orencia for the prevention of graft versus host disease, in combination with standard immunosuppressive drugs, versus 162 patients treated with the standard immunosuppressive drugs alone, and showed efficacy in that indication.

AI is employed in Real-World Data to enhance data anomaly detection, standardization, and quality checking at the pre-processing stage. AI is expected to offer pharma and biotech companies the ability to increase meaningful Real World Evidence output, decrease time to insights, and make the most of the available vast data sources. A Real World Evidence technology platform that delivers smart data processing, analysis, and outcomes offers an unparalleled opportunity to capitalize on these computing advancements. When used as part of an overall comprehensive Real World Evidence strategy, AI innovations can enhance drug development, improve patient treatment and access, and drive valuable new business opportunities.

[7]	See https://www.fda.gov/drugs/news-events-human-drugs/fda-approves-new-use-transplant-drug-based-real-world-evidence
[8]	See https://www.fda.gov/news-events/press-announcements/fda-approves-first-drug-prevent-graft-versus-host-disease
[9]	See https://www.fda.gov/drugs/resources-information-approved-drugs/fda-disco-burst-edition-fda-approval-orencia-abatacept-prophylaxis-acute-graft-versus-host-disease

In post-marketing studies, adverse events reporting is an area where AI is used, creating greater automation and efficiency in historical data sets. Techniques like natural language processing (“NLP”) enable AI to scan tens of thousands of records and quickly find adverse event details. AI integrated analytics and automation provide access to crucial insights from historical clinical trial Real-World Data and Real World Evidence, expanding end-to-end clinical trial capabilities:

●	Data ingestion — publicly/historical available Real-World Data
●	Text extraction — NLP used to extract key entities from clinical trial documents
●	Data transformation & standardization — data standardization using pre-built models
●	AI model deployment — predicting trial design impacts on costs, feasibility, cycle times, and quality risk

AI is driving ground-breaking leaps in protein structure identification, and advances in regulations are providing healthcare research organizations with access to real-world data to accelerate clinical trial processes. We believe that AI-enabled technologies have unparalleled potential to offer innovative trial design and collection, organizing, and analyzing the increasing amount of data generated by clinical trials. AI has many applications in clinical trials, both short and long-term. AI technologies make possible innovations crucial for transforming clinical trials, such as seamlessly combining Phases I and II, developing novel patient-centered endpoints, and collecting and analyzing Real-World Data. OneMedNet believes that AI tools also have wider benefits for hospitals and health systems. Professor Alexander Wong, University of Waterloo Canada Research Chair in AI and Medical Imaging, points out that AI benefits include the potential to ease the burden on radiology departments in terms of assessing scans and predicting upcoming demand for general hospital and intensive care beds, and demand for equipment such as respirators and ventilators, medicines, masks, and ventilator mouthpieces, as well as aiding workforce planning.10

Across a diverse set of imaging modalities, digital images typically include metadata and/or annotations that may include protected health information (e.g., patient name, date of birth). Although diagnostic images generally do not warrant the same level of privacy concerns as genomic data, researchers must also remove facial characteristics or other features that could identify a patient.

Digital image analysis can be used to support research and development by analyzing large volumes of tissue specimens or other medical images to run molecular screens that model biomarkers and treatment responses by transplanting a portion of a patient’s tumor into humanized mice or 3D tissue cultures derived from stem cells that resemble miniature organs. These models allow researchers to conduct controlled laboratory experiments that can inform treatment approaches and link predicted treatment response to actual clinical outcomes by linking this data to EHR, claims, and other sources of Real-World Data. Similarly, preclinical studies can be informed by safety assessments conducted in animal models or studies of animal molecular biomarkers or anatomic abnormalities to minimize the burden on human study participants. Findings can also inform clinical trial optimization by stratifying participants according to predicted response and determining appropriate eligibility criteria.

2.

Second, Real-World Evidence is the clinical evidence about the usage and potential benefits or risks of a medical product derived from analysis of Real-World Data. Real World Evidence provides clinically-rich insights into what actually happens in everyday practice and why. The FD&C Act defines Real-World Evidence as “data regarding the usage, or the potential benefits or risks, of a drug derived from sources other than traditional clinical trials.”[11] In developing its Real-World Evidence program, FDA believes it is helpful to distinguish between the sources of Real-World Data and the evidence derived from that data.

10See https://www.eurekalert.org/news-releases/936861

11See 21 U.S.C. 355(g)(b).

Evaluating Real-World Evidence in the context of regulatory decision-making depends not only on the evaluation of the methodologies used to generate the evidence but also on the reliability and relevance of the underlying Real-World Data; these constructs may raise different types of considerations. Real-World Evidence refers to evidence about the risks and benefits of a product derived from analysis of the Real-World Data. For example, the FDA has used Real-World Data and Real-World Evidence, derived from its Sentinel system for monitoring the safety of regulated products, in place of post-marketing studies. It has carried this out for nine potential safety issues involving five products.

Real-World Evidence is the clinical evidence regarding the usage and potential benefits or risks of a medical product derived from analysis of Real-World Data.12 Real World Evidence can be generated by different study designs or analysis, including but not limited to, randomized trials, including large simple trials, pragmatic trials, and observational studies (prospective and/or retrospective).

Unlike traditional clinical trials, where necessary data elements can be curated and collection mandated, the creation of Real World Evidence requires assessing, validating and aggregating various, often disparate, sources of data available through routine clinical practice. Real-world evidence is used by different stakeholders in many different ways.

●	It gives life sciences companies insight into how their drugs are being used.
●	It helps providers improve the delivery of care.
●	It enables regulatory authorities to monitor post-market safety and adverse events.
●	It helps payers assess outcomes from treatments.

12See https://www.fda.gov/science-research/science-and-research-special-topics/real-world-evidence

From Real-World Data to Real World Evidence

The creation of Real World Evidence requires a combination of high-powered analytics, a validated approach and a robust knowledge of available Real-World Data sources (e.g., what data is captured within existing quality registries, what data can be captured through electronic health records and case report forms or claims, which patient organizations capture data on relevant patient cohorts). This process includes several steps, which are summarized here:

1.	Defining a study protocol answering relevant clinical questions.
2.	Defining which data elements can be collected from which Real-World Data sources.
3.	Establishing data capture arrangements and protocols with existing Real-World Data sources.
4.	Blending disparate data sources through probabilistic record matching algorithms.
5.	Validating and supplementing blended data through editable eCRFs.
6.	Defining and calculating clinically relevant outcomes and measures.
7.	Appropriately assessing and controlling for variability in data quality, availability and confounding patient factors affecting measured outcomes.
8.	Real World Evidence can provide a holistic view of patients that in many cases cannot be studied through traditional clinical trials.

Real World Evidence has been proven to fill a gap between research (what we learn) and everyday practice (what we do) in healthcare, and it creates a difference between what is expected to happen and what really happens. Driving measurable improvements in healthcare requires us all to be rooted in the reality of what actually happens before, during, and after clinical procedures, interventions, and office visits. Real World Evidence fill those gaps and documents the truth by establishing definitively what really happens when doctors treat a wide range of patients that do not look like the homogeneous patient groups in a clinical trial. Because of this, Real World Evidence serves many uses and provides many benefits across the healthcare ecosystem.

As more countries battle to contain healthcare costs, and as the population ages and the number of patients with chronic diseases increases, the need to remove inefficiencies and upgrade the delivery of coordinated care that improves outcomes is more pressing. At the same time, life sciences companies are facing tumultuous times. Industry globalization, the end of the blockbuster era, and an increasingly complex regulatory environment all add to the difficulty of bringing products to market. And across the board, companies are moving toward a patient-centric and outcome-focused model. In this environment, Real World Evidence can be transformative for the industry when Real-World Data is combined with the right technology framework and the regulatory intelligence to make sense of it. As data is consumed across life sciences in different ways and by different stakeholders, it can provide valuable insights and “evidence” across the product life cycle.

Third, stakeholders across the healthcare ecosystem use this new knowledge to support decision-making and improve safety and effectiveness, and ultimately, patient outcomes.

Uses of Real World Evidence in Life Sciences, Among Regulators, Clinicians, Researchers and Healthcare Systems

According to repeated studies by Deloitte,13 the importance of Real World Evidence continues to rise as it promises to accelerate regulatory decision-making and support the approval of new indications for drugs already on the market. Life Sciences, pharmaceutical and medical device companies are significant consumers of Real World Evidence because it can provide value across the entire product lifecycle from pre-trial design to clinical studies and trials to post-market surveillance. Medical product developers are using Real World Evidence to support clinical trial designs (e.g., large simple trials, pragmatic clinical trials) and observational studies to generate innovative, new treatment approaches.

Contrast between Randomized Clinical Trial (RCT), Observational Studies and RWD

13See https://www2.deloitte.com/content/dam/insights/us/articles/4354_Real-World-Evidence/DI_Real-World-Evidence.pdf

Real World Evidence can be used to make clinical trials more effective and efficient, for example in patient recruitment or label extension, Real World Evidence gathered from other studies or from currently marketed products in a similar category, for example, can have a positive effect on the product portfolio by exposing positive side effects as new potential indications. The most famous example is Viagra, which was initially studied as a drug to lower blood pressure, but an unexpected side effect led to the drug ultimately being approved for erectile dysfunction.

The benefits of Real World Evidence derived from Real-World Data are increasingly being recognized by regulatory authorities. The FDA released a framework for using Real World Evidence to support the process of drug regulation and submission. This is a major step toward recognizing that clinical trials, while still relevant, are not the only way to assess the efficacy and safety of a product. Indeed, the FDA is soon expected to conduct its first full post-market safety approval using only Real World Evidence.

Real World Evidence is now accepted as a reliable source of information for regulatory decision making in certain circumstances. A primary rationale for the FDA to use Real World Evidence E is to help support the approval of a new or extended use for a drug approved under the FD&C Act and to help support or satisfy post-approval study requirements always with the condition that the data quality is up to the standard required. In a recent statement, the FDA even noted how new tools for capturing data in the post-market period, including more sophisticated use of Real-World Data and Real-World Evidence are providing new approaches to address important questions about the safety and benefits of new drugs in real world settings and that these approaches have the potential to do to so more rapidly and with greater efficiency than traditional methods.14

The AI-enabled patient enrichment and recruitment process can improve suitable cohorts and increase clinical trial effectiveness, data management, analysis, and interpretation of multiple Real-World Data sources, including EHRs and medical imaging data. This presents a unique opportunity for NLP to perform the sophisticated analysis necessary to combine genomic data with electronic medical records (“EMRs”) and other patient data, present in various locations, owners, and formats – from handwritten paper copies to digital medical images – to surface biomarkers that lead to endpoints that can be more efficiently measured, and thereby identify and characterize appropriate patient subpopulations. AI-enabled systems can help to improve patient cohort composition and aid with patient recruitment.

AI technologies can help biopharma companies identify target locations, qualified investigators, and priority candidates and collect and collate evidence to satisfy regulators that the trial process complies with good clinical practice (“GMP”) requirements. One of the most important elements of a clinical trial is a selection of high-functioning investigator sites. Site qualities such as resource availability, administrative procedures, and experienced clinicians with in-depth knowledge and understanding of the disease can shape study timelines and data quality, accuracy, completeness, and consistency.

AI integrated clinical trial programs can help monitor and manage patients by automating real-world data capture, sharing data across systems, and digitalizing standard clinical assessments. AI technologies and wearable technologies can help enable continuous patient monitoring and generate real-time insights into the safety and effectiveness of treatment while predicting the possible risk of dropouts, thereby enhancing patient engagement and retention. To comply with trial adherence criteria, patients must keep detailed records of their medication intake and other data points related to their bodily functions, response to medication, and daily protocols. This can be an overwhelming and tedious task, leading to 40% of patients becoming non-adherent after 150 days into a clinical trial. Wearable devices/sensors and video monitoring are used to collect patient data automatically and continuously, thereby relieving the patient of this task. In combination with wearable technology, AI techniques offer new approaches to developing real-time, power-efficient, mobile, and personalized patient monitoring systems.

14See https://www.fda.gov/science-research/science-and-research-special-topics/real-world-evidence

Among regulators, clinicians, academic researchers and healthcare systems, the reliance on curated Real World Evidence has grown significantly because of the value it can provide, which is unique relative to each parties’ objectives and mandates. It also helps that the FDA has also sharpened its focus on Real-World Data and Real World Evidence. For example, late last year, the FDA published proposed guidance related to data standards for product submissions with Real-World Data and also weighed in on the use of Real-World Data and Real World Evidence to support regulatory decision-making for drugs and biological products with specific advice for data from electronic health records and medical claims.15 In addition, the FDA uses Real-World Data and Real World Evidence to monitor post-market safety and adverse events and to make regulatory decisions. The health care community is using these data to support coverage decisions and to develop guidelines and decision support tools for use in clinical practice.

A OneMedNet Case Study

The demand for high-quality imaging of Real-World Data and Real World Evidence is growing rapidly among imaging core lab services, AI developers, pharmaceutical companies, and medical device organizations. As the importance of RWE continues to rise, the answers for biopharma companies seem to lie in enterprise-wide technology solutions, new operating models to support end-to-end evidence management, and external partnerships such as those formed with OneMedNet. However, few RWD partners can meet this increasing need due to adjoining complexities.

In one instance, a Life Science company came to OneMedNet in need of more than 1,000 mammography images for a cancer research and detection. Obtaining the actual number of mammography images was less of a challenge, rather it was all of the surrounding data requirements as part of the case selection protocol, which made it very difficult for this company to achieve their goal. The case had to represent the natural occurring diverse population with respect to race, ethnicity, age, etc. The requirements specified a mix of technology vendors; metadata for all biopsy, cytology or histology of the specimen (within 12 months of the specimen) had to be provided. Moreover, once all of the data was sourced, it needed to be provided in a specific format to match their utilization needs.

A case such as the foregoing was truly one where we excel. OneMedNet is unique in its capacity to handle all of a Life Science company’s or health care provider’s needs fully, efficient and promptly. Our data curation process involves both cutting-edge proprietary technology and clinical expert intervention, which process includes in part:

●	Converting unstructured data into structured data;
●	Reconciling longitudinal (chronological data) and disparate patient data and information; and
●	Harmonizing site dependent and year-to-year data formatting inconsistencies.

The result is a highly-accurate cohort population that requires no sifting by the life science company, as we have handled that as part of our expert intervention. The raw data we receive remains native to our data providers during our de-identification, search, and curation process – which they prefer, and importantly, it affords us with ongoing access to the highest fidelity data. Those details often include ethnicity, age, image system vendor, time spans, and precise clinical attributes.

Real World Evidence plays an important role for research across the product lifecycle for both pharmaceutical and device companies. It can inform pre-trial study design by helping researchers identify potential patients and create proper inclusion criteria for clinical trials. Racial and ethnic diversity among clinical trial participants is important to support science-driven strategies aimed at understanding the needs of those affected by the disease or condition being investigated.

[15]	See https://www.fda.gov/regulatory-information/search-fda-guidance-documents/considerations-use-real-world-data-and-real-world-evidence-support-regulatory-decision-making-drug

For Life Science companies, much of medical innovation is driven by traditional clinical trials and studies, where new pharmaceuticals and devices are studied and tracked before they can be sold and widely distributed. Real-World Data and Real World Evidence can highlight failure points and inadequacies in clinical trials or if a drug demonstrates unique efficacy or a safety improvement. All sorts of things may be part of the calculus about why a program is promising for patients, but real-world data is in every one of the steps. Although clinical trials are essential to determine the safety and efficacy of new technologies, when compared Real World Evidence, clinical trials do have some limitations such as they can have strict inclusion criteria that makes it challenging for providers to accurately extrapolate the results of a clinical trial to a broader population; and clinical trial participation is often limited by who the study administrators are able to recruit, and various demographics are often not able to participate. This again challenges the generalizability of clinical trial results across patient populations.

Real World Evidence can help overcome the limitations of clinical trials by providing information about a broader cross-section of society. Overcoming these impediments can help clinicians, researchers, and industry partners better understand their products and how they work.

●	Requirements — Real-World Data and Real World Evidence can expand an indication profile for a product thus assisting Life Science companies. Since companies can use the same predictive-modeling approach for many aspects of the treatment journey, models can be scaled up to scan for drivers across decision points and across the entire patient population for a particular indication. This approach helps generate detailed evidence on the potential drivers of decisions for various treatments, not just a company’s own therapies. For instance, while it may not be feasible to perform a full clinical trial for a product that is commonly used for off-label indications, by collecting Real-World Data from disease or product registries, companies may be able to study safety and outcomes data for their product or device, which can then be used to supplement a submission to the FDA or European Medicines Agency (EMA). In addition, the FDA has indicated that for certain products, a promise of Real World Evidence analysis in the post-market period can be used as part of a regulatory approval. For example, it might not be feasible to run a clinical trial on a product that is to be implanted for a long period of time. In a case like this, post-market Real World Evidence can help provide that missing long-term data.
●	Regulators and Post-Market Approvals — Regulatory bodies like the U.S. FDA and the EMA are increasingly using real-world evidence, and in some cases requiring it, to satisfy post-market approvals. The U.S. FDA has provided a framework that provides insight and instruction on how to utilize RWE to support a new drug or device regulatory filing.[16] The FDA specifically notes a few use cases where Real-World Data and Real World Evidence can be utilized:
●	Expanded label indications for a product or device.
●	Post-market surveillance studies.
●	Post-approval device surveillance as a condition of approval.
●	Control groups for certain clinical studies.
●	Supplementary data to help understand clinical trial data.
●	Objective performance criteria and performance goals.

16See https://www.fda.gov/media/120060/download

●	Clinicians and Researchers — Through advanced analytics, Real-World Data and Real World Evidence can provide individualized decision support tools that can facilitate shared decision-making between a patient and physician. For example, Real World Evidence is used to determine, based on individual characteristics, how a patient might respond to different types of surgery. Moreover, through comparing outcomes for different treatment options, it might become evident that particular drugs or dosages are better optimized for different individuals, and treatment guidelines can be refined and optimized accordingly. With large real-world datasets, researchers can perform observational, retrospective, and prospective studies that help academia advance its understanding of current therapies and technologies.
●	Healthcare Systems Quality Measurement, Benchmarking, and Improvement – Real-World Data and Real World Evidence can track outcome and quality measures across organizations. For administrators, RWE can provide information about how their entire health system is performing relative to others, and how their individual physicians are benchmarking relative to peers. This information can help inform coverage discussions with payers, and refine quality-based reimbursement strategies that reward solid outcomes.

Market Opportunity

A recent report by Deloitte, “Measuring the Return from Pharmaceutical Innovation 2020,” revealed that there is a pressing need to optimize processes and fundamentally change the drug development paradigm through the use of digital and transformative approaches.17 The COVID-19 pandemic spurred on need for greater innovation in fact, according to Deloitte’s report, as of 2020, 70% of the biopharma interviewees noted a lack of research-grade data as hindering their efforts to incorporate Real World Evidence in their research and development (“R&D”). Moreover, 80% of the biopharma interviewees reported that they are presently entering, or seeking to enter, strategic partnerships to access new sources of Real-World Data because obtaining this data would accelerate their time to market substantially.

[17]	See https://www2.deloitte.com/us/en/pages/life-sciences-and-health-care/articles/measuring-return-from-pharmaceutical-innovation.html

Excerpts from Deloitte, “Measuring the Return from Pharmaceutical Innovation 2020” Article18

Longer cycle times remain a challenge for biopharma R&D

This year’s analysis suggests the trend towards longer cycle times has continued. Despite the small uptick in 2020, we have seen an overall decline in IRR, which highlights a need to optimize existing processes and fundamentally change the development paradigm. This ‘need for speed’ is perhaps the most vital factor for improving productivity, recognizing that many of the underlying costs are hard to control. From protocol design to study execution, companies are attempting to integrate AI and other digital technologies into their existing development processes. While the use of transformative approaches to drug development such as master protocols, adaptive trial design, enhanced segmentation of patients and diseases, and use of real-world evidence (RWE) are beginning to gain momentum; upscaling their use will be essential if companies are to reduce cycle times.

Cycle times continue to have a negative impact on R&D productivity

Clinical trial cycle times have continued to lengthen. For the combined cohort, the average clinical cycle time (from the start of Phase I to completion of Phase III) reached a seven-year high of 7.14 years in 2020 (Figure 10). This has been driven by the growing complexity of drug development; increasing competition in enrolling and difficulty retaining participants in clinical trials; and inefficient data capture, collection, and management. Reducing cycle times remains a pressing concern for an industry struggling to improve its R&D productivity.

Figure 10. Average cycle times (in years), 2014-2020 – combined cohort

7.2
7.0
6.8
6.6
6.4
6.2
6.0
Years
6.15
6.57
6.39
6.58
6.61
6.64
7.14
2014
2015
2016
2017
2018
2019
2020

Note: Figures indicate time from start of Phase I trial to completion of Phase III trial.

Source: Deloitte LLP, 2021.

In particular, according to the Deloitte report, the Real-World Data sought must meet the biopharma companies’ respective clinical attributes sought; it must represent large populations diversity, such as geographical dispersion and ethnicity variance. We can uniquely meet the stringent cohort demands using advance technologies, searching across a federated network that is de-identified, indexed, and immediately searchable. In-house clinical experts bring multiple bring multi-step step data inspection protocols to ensure that all facets of the cohort specification are met. Our meticulous and multi-step data curation process behind OneMedNet iRWDTM is unmatched in the industry. This process enables our life science customers to receive, and employ, data that stands up to all of the rigors of prospective clinical trials. Moreover, we can even assist our life science customers with the related regulatory requirements such as Case Report Forms.

18Id.

Biopharma and medical device companies require insight-rich, high-quality patient data to fuel their development of novel therapeutics and devices. OneMedNet addresses and delivers on multiple aspects of these requirements, playing at the nexus of three market opportunities:

Clinical Trials

●	Scientific studies of the safety and efficacy of a new medical drug or other treatment conducted on human volunteers.
●	Leverage Real-World Evidence to evaluate the effects of these therapies on health related biomedical or behavioral outcomes

Real World Evidence

●	Clinical evidence about the usage and potential benefits/risks of products derived from Real-World Data analysis

Real-World Data

●	RWD harmonizes siloed data by ingesting large quantities of structured and unstructured data and creating a comprehensive, longitudinal view or “sole source of truth

Our Technological Advantages

OneMedNet has the knowledge, tools, and experience to access and harmonize complete patient profiles across fragmented data silos. We use robust real-world datasets to offer customized consulting services to generate fit-for-purpose data and insights for their stakeholders instead of providing terabytes of data. We curate information to the most stringent multi-level stratified requirements while providing unmatched data accuracy and ensuring the security and privacy of protected health information. Moreover, we deliver this curated data quickly and efficiently to address the rapidly growing needs of life science researchers and to speed life science product development.

Numerous factors have accelerated the adoption of Real World Evidence, including an industry-wide shift from volume- to value-based payment models, personalized medicine, and the need to adapt clinical trials during the pandemic. These factors have influenced regulatory bodies globally and fuel interest in using Real World Evidence to “understand and demonstrate the value of pharmaceutical and medical device innovations.”

The bipartisan 21st Century Cures Act, signed by President Obama in late 2016, charged the FDA with evaluating the expanded use of Real World Evidence including its potential to support the approval of new indications for previously approved drugs. The 21st Century Cures Act (“Cures Act”),19 signed into law on December 13, 2016, was designed to accelerate medical product development and bring new innovations and advances faster and more efficiently to the patients who need them. Among other provisions, the Cures Act added section 505F to the Federal Food, Drug, and Cosmetic Act, as amended (“FD&C Act”). Pursuant to section 505F, the Food and Drug Administration (“FDA”) created a framework to evaluate the potential use of Real World Evidence to support the approval of a new indication for a drug already approved under section 505(c) of the FD&C Act or to help support or satisfy drug post-approval study requirements. In addition to drug and biological products approved under section 505(c), this framework is also intended for application to biological products licensed under the Public Health Service Act. The FD&C Act established a Real World Evidence program within the FDA to support several objectives:

●	Generating hypotheses for testing in randomized controlled trials
●	Identifying drug development tools, including biomarker identification

19See https://www.congress.gov/bill/114th-congress/house-bill/34/

●	Assessing trial feasibility by examining the impact of planned inclusion/exclusion criteria in the relevant population, both within a geographical area or at a particular trial site
●	Informing prior probability distributions in Bayesian statistical models
●	Identifying prognostic indicators or patient baseline characteristics for enrichment or stratification
●	Assembling geographically distributed research cohorts as in drug development for rare diseases or targeted therapeutics

According to the FDA, generating hypotheses trials are crucial to understanding newly-approved products in real-world settings, providing clinical evidence on long-term safety and drug efficacy.20 Real World Evidence trials in 2021 reached the highest number to date.21 We believe that ultimately, Real-World Data leading to Real World Evidence could revolutionize every clinical research stage, from trial design to outcomes measurement. High-quality information could be used to determine which treatments should be approved, reimbursed, and prescribed. Real World Evidence could also drive new standards for new sources of high-validity and quality evidence to be adopted by regulators, payers, and providers.

Market Size

The global Real World Evidence solutions market size was valued at $37.2 billion in 2020 and is expected to expand at a compound annual growth rate (CAGR) of 7.6% from 2021 to 2028 according to Grand View Research.22 The drug development and approvals segment accounted for the highest revenue share of around 28.9% in 2020. Real-world evidence solutions services allow pharmaceutical companies and healthcare providers as well as payers for efficient management of operations and accelerate the process of drug development and its approval, which fuels market growth. Support from regulatory bodies for using Real World Evidence solutions and an increase in research and development spending are anticipated to boost the market growth.

With the growing need for evidence generated from Real-World Data, the increasing importance of epidemiological data in decision making, and a shift from volume to value-based care, there has been an increased focus on patient registries, a rise in the adoption of EMR in hospitals, and exponential growth in mobile health data and social media which have resulted in the generation of huge amounts of medical data. In 2021, the real-world datasets segment is estimated to account for the larger share of 51.2% of the global real-world evidence solutions market. The market size of this segment is projected to reach $1,792.0 million by 2028 from $1,038.3 million in 2021, at a CAGR of 8.1% during the forecast period according to Meticulous Research® Analysis.23

Based on end user, the global Real World Evidence solutions market is segmented into pharmaceutical, biotechnology, and medical device companies; healthcare payers; healthcare providers; and other end-users (academic research institutions, patient advocacy groups, regulators, and health technology assessment agencies). In 2021, the pharmaceutical, biotechnology, and medical device companies segment is estimated to account for the largest share of 36.5% of the global real-world evidence solutions market. The market size of this segment is projected to reach $2,025.7 million by 2028 from $739.7 million in 2021, at a CAGR of 15.5% during the forecast period according to Meticulous Research® Analysis. The large share of this segment is primarily attributed to the increasing importance of Real World Evidence studies in drug development and approvals and the growing need to avoid costly drug recalls and assess drug performance in real-world settings.

[20]	See https://www.fda.gov/media/120060/download
[21]	See https://sdlcpartners.com/insights/real-world-evidence-trends/#:~:text=RWE % 20and %2 0 the % 20FDA&text=RWE %20trials %20in %202021%20reached,regulatory %20decision %2Dmaking %20in %20MedTech.
[22]	See https://www.grandviewresearch.com/industry-analysis/real-world-evidence-solutions-market-report
[23]

Meticulous Research® Analysis, which derived its analysis after a detailed assessment of various quantitative and qualitative factors, such as the historical revenue growth trends of leading players, major market growth drivers, restraints, and challenges, along with their impacts over the forecast period and relevant macroeconomic and microeconomic indicators.

Global Real-World Evidence Solutions Market Size, By End User, 2021–2028 (USD Million)

Because of the demand for Real World Evidence, healthcare providers are now able to monetize one of their largest assets, their data, which has the potential to be converted into improved insights, services, and financial advantages. For healthcare, this means the chance to revolutionize healthcare delivery into a more personalized approach. This also means that healthcare companies and patients alike sit on an ever-growing mountain of valuable resources and the trend of healthcare data monetization is likely to continue to grow.24

The impacts of various competitive strategic developments, such as new product launches and approvals, partnerships, collaborations, expansions, and acquisitions, have also been considered in the growth forecast provided in this study. The Real World Evidence solutions market is mainly segmented on the basis of component (datasets and consulting services), application (market access and reimbursement/coverage decisions, drug development and approvals, post market surveillance, medical device development and approvals, and other applications), end user (pharmaceutical, biotechnology, and medical device companies, healthcare payers, healthcare providers, and other end users), and geography.

According to the International Federation of Pharmaceutical Manufacturers and Associations, the cost of developing a new drug was more than $2,600 million in in 2020 compared to $802 million in 2003, which increase reflects various technical, regulatory, and economic challenges pharmaceutical research and development pipelines face. Even in times of economic turmoil, the research-based pharmaceutical industry has consistently invested more in R&D as compared to other industries. The annual spending by the pharmaceutical industry is almost 5.5 times greater than that of the aerospace &defense industry and around 1.8 times more than that of the software and computer services industry.

The global R&D spending in 2021 surged by 7.0% ($212 billion) compared to 2020. As a percentage of total prescription sales, average R&D spending moderately increased to 22.0%% in 2020. The report also indicates that overall, R&D spending is expected to grow by 4.2% each year, reaching roughly $254 billion by 2026. However, developing a drug is very expensive, results in decreased productivity of the pharmaceutical industry, and makes overhauling of the R&D model more important than ever.

[24]

Businesswire (2021). Global Data Monetization report. See https://www.businesswire.com/news/home/ 20210617005487/en/Global-Data-Monetization-Market-2021-to-2026 — Growth-Trends-COVID-19-Impact-and-Forecasts — ResearchAndMarkets.com

Pharmaceutical R&D Spending, 2012–2026 (USD Billion)

The pharmaceutical, biotech, and medical device industries are facing a list of unprecedented challenges led by the global economic crisis, coronavirus pandemic, and concerns about escalating healthcare costs. A series of well-publicized recalls, and regulatory settlements have left policymakers and consumers questioning the safety of medical products and their trust in manufacturers. The pressures are more significant in the oncological department, where high-cost agents with similar effects compete in the market. With rising challenges, healthcare payers are increasingly focused on evidence of clinical value for making market access and reimbursement/coverage decisions.

Historically, payers infrequently used Real World Evidence, or information on how treatments work in the real world, to guide their medication coverage and reimbursement decisions. The enhancements in data management and data integration provide improvements to both the speed and quality of drug discovery and clinical trial processes. Real World Evidence helps and provides a means for demonstrating value, ranging from confirming randomized trial benefits in real-world populations to a fuller characterization of resource impacts. In 2021, the market access and reimbursement as well as coverage decisions segment accounted for a share of 52.2% of the real-world evidence solutions market. The market size of this segment is projected to reach $2,485.9 million by 2028 from $1,060.1 million in 2021, at a CAGR of 12.9% during the forecast period.

Moreover, OneMedNet believes that the innovative technology advancements of AI, machine learning, and natural language processing offer pharmaceutical, biotechnology, and medical device companies the power to generate enhanced Real World Evidence output, decrease time to insights, and make the most out of the vast real-world data sources available. Companies operating in the real-world evidence oncology solutions market have also adopted various strategies to align themselves with the changing dynamics of the real-world solutions space.

The growing adoption of AI to process large data sets to generate Real World Evidence offer pharmaceutical and biotechnology companies the tool to increase meaningful Real World Evidence output, decrease time to insights, minimize product failure, and make the most of the vast data sources available.25 An AI integrated Real World Evidence technology platform delivers smart data processing, analysis, and outcomes that offer unparalleled computing advancements that can further enhance drug development, improve patient treatment and access, and drive valuable new business opportunities

25See https://www.iconplc.com/insights/blog/2019/07/05/five-applications-of-artificial-intelligence-to-enhance-rwe-generation/

Based on geography, the Real-World Evidence solutions market is segmented into five regions, namely, North America, Europe, Asia-Pacific, Latin America, and the Middle East & Africa. In 2021, North America is estimated to account for the largest share of 48.9% of the real-world evidence solutions market. This region’s market size is projected to reach $2,283.7 million by 2028 from $992.2 million in 2021, at a CAGR of 12.6% during that period.

Global Real-World Evidence Solutions Market, By Component, 2021 vs. 2028 (USD Million)

With the growing need for evidence generated from Real-World Data, the increasing importance of epidemiological data in decision making, and a shift from volume to value-based care, there has been an increased focus on patient registries, a rise in the adoption of EMR in hospitals, and exponential growth in mobile health data and social media which have resulted in the generation of huge amounts of medical data. In 2021, the real-world datasets segment accounted for the larger share of 51.2% of the global Real-World Evidence solutions market according to Meticulous Research® Analysis’ Global Forecast to 2028 Report. The market size of this segment is projected to reach $1,792.0 million by 2028 from $1,038.3 million in 2021, at a CAGR of 8.1% during that period.

Why OneMedNet is Positioned to Win

Industry Experts on Management

OneMedNet has assembled a team focused on leaders in software engineering, systems engineering, health care innovation, medicine, business and finance. OneMedNet’s current leadership and their summary biographies are set forth herein as are the biographies of the Board of the Combined Entity expected after the Closing of the Business Combination, including for example, Dr. Christoph Zindel who brings extensive hands-on experience with Imaging and Advanced Therapy businesses and Medical Digitalization and AI including more than six and half years with Siemens Healthineers AG where he served as Head of Diagnostic Imaging and Scott Holbrook who brings 50 years of experience to OneMedNet in the healthcare technology space as both a vendor and with healthcare provider organizations.

Our Culture

OneMedNet’s values guide our work and culture and support our ability to deliver our mission. They set the tone for the way we operate, they define who we are and how we do things, and they guide us when we face difficult situations. We believe that our corporate culture fosters innovation, creativity and teamwork. OneMedNet’s values are:

●	Operate with integrity. We do the right thing. Our success depends on being trustworthy. Our task is to build and earn trust with everything that we do;
●	Focus. We are solving one of the most challenging problems of our generation — and we’ll get there by fostering a culture of depth, focus, and rigorous engineering;

●	Be collaborative. We solve hard technical problems through discussion and collaboration. We assume the best intent in people and trust we are all working towards the common goal;
●	Be reasonable. We expect each other to use good judgment and always have the best interest of the company and our partners in mind;
●	Set outrageous goals. We set ambitious goals and move with urgency to deliver our best work; and
●	Win together. We are building a technology and a company that will serve people and communities around the world. Our team’s diverse perspective and experience makes us stronger, and better reflects the world in which we live.

We intend to continue to develop and implement the right processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives.

Competition

Though massive amounts of medical images and associated reports are generated daily, researchers have historically found it difficult to efficiently tap into imaging because of limited access and/or complexities surrounding marrying it with other clinical data. OneMedNet has its proprietary solution in its iRWDTM offering thus its medical imaging’s contribution to drug development is being recognized. While OneMedNet competitors may state they offer imaging real world data, they are challenged to provide datasets on-demand that meet regulatory standards foundational to influencing regulatory decision making. Moreover, OneMedNet believes that, among its competitors in the medical-imaging real world data space, the companies with the most similar response time; data quality, quantity, diversity and breadth; and access to relevant imaging data with expert curation capability required to meet regulatory standards includes NTT DATA, Segmed, COTA Inc. and Hoppr, which are discussed here:

NTT DATA — NTT DATA is a $33 billion public company headquartered in Tokyo that is part of NTT Group, one of the world’s largest technology services companies, and partner to 80% of the Fortune Global 100, with more than 300,000 employees operating in 70+ countries. NTT DATA has many divisions of the company outside of the Real World Data market, specific to the Imaging Real World Data market, which competes with OneMedNet. NTT DATA is new to this space with a very small division in the United States with less than 25 employees dedicated to providing Imaging Real World Data, in some cases OneMedNet has provided imaging data to NTT DATA as they are limited to the number of companies they have contracted with that can provide imaging data. Although NTT DATA does not break out the revenue by specific divisions, we estimated the revenue in the Imaging Real World Data space to be approximately $2 million to $4 million annually.

SEGMED — Segmed is a privately held, venture capital-backed company in Stanford, California, founded in 2019 with an estimated 28 employees and estimated revenue of $1 million to $2 million annually. Segmed is a cloud-based platform where users can access real world imaging data for medical AI training and validation. It is estimated by OneMedNet that Segmed’s curated data is sourced from within California and two other states, which means that Segmed has limitations in data quality, diversity, and breadth of data required by organizations providing clinical research data and that Segmed has insufficient access to relevant non-imaging data along with expert curation capability to meet regulatory standards.

COTA INC. — COTA Inc. is a private New York based company founded in 2011 by doctors, engineers, and data scientists that has raised more than $100 million in venture capital with oncology expertise in the real world data space. COTA has the largest inventory in hematologic oncology diseases whose regulatory-grade data has been successfully used in FDA and EMA filings. COTA’s standard-level curation includes the most medically relevant data elements and its curated data augments clinical trials with external or hybrid control and comparator arms. COTA is led by elite researchers and data scientists. COTA’s full service analytics platform can help life sciences and oncology practices make sense of fragmented and often incomplete healthcare data. Users can easily access clinically relevant metrics and reporting needed to understand treatments and outcomes within their patient population. OneMedNet considers COTA a significant competitor in particular with respect to the area of hematologic oncology diseases real world data.

HOPPR — Hoppr is a privately-held San Francisco-based SaaS start-up founded in 2019 estimated to have approximately 10 employees, which generates an estimated revenue of approximately $1 million annually. Hoppr provides a developed solution that appears to be customized to each organization that requires a high level of support to acquire data. Hoppr appears to have limitations in breadth, diversity and data quality which limits the number of clinical research organizations to which it can market and has limited availability of non-imaging data due to the custom development requirements of the solution. Additionally, the limitation of employee resources and data sources, Hoppr’s ability to deliver data timely is a challenge for the company.

OneMedNet curation experience question: OneMedNet has 3 full-time and 10 part-time contractors with years of experience in the curation of imaging and clinical data, this provides us the opportunity to deliver data quality, diversity and breadth of data to research organizations in a timely manner.

Today, especially in the United States, client trials are overwhelmingly conducted in three states: California, New York and Massachusetts and are over indexed on white/Caucasian patients. We believe there is a significant need to increase the diversity of patients participating in clinical trials both in terms of geographic representation and ethnicity. OneMedNet’s relationship with its global life science partners allows it to cull the imaging data necessary to address this critical need.

Intellectual Property

Our success and competitive advantage depend in part upon our ability to develop and protect our core technology and intellectual property. We own a portfolio of intellectual property, including patents and registered trademarks, along with confidential technical information.

We have filed patent and trademark applications in order to further secure these rights and strengthen our ability to defend against third parties who may infringe on our rights. We also rely on trade secrets, design and manufacturing know-how, continuing technological innovations, and licensing and exclusivity opportunities to maintain and improve our competitive position. Additionally, we protect our proprietary rights through agreements with our commercial partners, supply-chain vendors, employees, and consultants, as well as close monitoring of the developments and products in the industry.

As of December 31, 2022, we own 11 patents and one pending applications, including U.S. and foreign. In addition, we have six registered U.S. trademarks and three pending trademark applications. Our patents and patent applications cover a broad range of technology relevant to our iRWDTM and BEAMTM offerings. The following table summarizes the patents:

Patent Number	Jurisdiction	Anticipated Expiration Date	Brief Description

8065166	USA	02/21/2030	Computer-implemented methods, computer systems, and computer-readable storage for electronically transferring medical files from a source medical facility to a destination medical facility
8090596	USA	09/12/2028

Computer-implemented methods, computer systems, and computer-readable storage for electronically transferring medical files from a source computing system to a destination computing system, or from a first medical facility to a second medical facility

Patent Number	Jurisdiction	Anticipated Expiration Date	Brief Description

8099307	USA	09/12/2028

Computer-implemented methods, computer systems, and computer-readable storage for electronically transferring medical files from a source facility computing system to a destination facility computing system

8108228	USA	09/12/2028

Computer-implemented methods, computer systems, and computer-readable storage for electronically transferring medical files from at least one of a radiology information system, a hospital information system, a picture archiving and communication system, an image server, and other medical system of the medical facility to a storage facility, storage computing system, or a destination facility

8121870	USA	09/12/2028	Computer-implemented methods, computer systems, and computer-readable storage for verifying and approving a government required release form
8131569	USA	09/12/2028

Computer-implemented methods, computer systems, and computer-readable storage for electronically transferring medical files from a source computing system to a destination facility or destination computing system

8195483	USA	09/12/2028

Computer-implemented methods, computer systems, and computer-readable storage for controlling a permission-based workflow process for transferring medical files from a source facility to a destination facility

8386278	USA	09/12/2028	Computer-implemented methods, computer systems, and computer-readable storage for electronically transferring medical files from a source medical facility to a destination medical facility
9171344	USA	03/11/2033

Computer-implemented methods for accessing one or more electronic medical data sources in response to inputs received from a user via an interactive user interface in order to transfer one or more medical files from a source facility to a destination facility over a computer network

9760677	USA	04/23/2030

Electronic methods and processes for medical informatics device component tracking for providing access to one or more electronic medical data sources in response to instructions received via an interactive user interface in order to transfer and route medical data

2008318772	AUS	10/29/2028	Computer-implemented methods, computer systems, and computer-readable storage for electronically transferring medical files from a source computing system to a destination computing system

Material Customer Agreements

To date, OneMedNet has entered into numerous material agreements with customers around the world. We have two main types of agreements with our customers – our Data Exchange Master Reseller Agreement and our Data License Agreement which includes Real World Data Clinical Trial Agreements. OneMedNet’s Data Exchange Master Reseller Agreement and our Data License Agreement are described generally, as follows.

Our Data Exchange Master Reseller Agreement is our data license agreement that provides our customers with a non-exclusive, non-transferable limited license to use and market our BEAMTM offerings for the secure transmission of medical studies and information, including the related documentation. Under the terms of this agreement, we do not provide our customers with any rights to the data or to OneMedNet IP.

Through our Data Exchange Master Reseller Agreements, OneMedNet owns, distributes and supports an image exchange solution. Our Data Exchange Master Reseller Agreements with Change Healthcare include a business partnership to resell the software solution to its current and prospective customers. Change Healthcare through its license grant with OneMedNet and in connection with the Change Healthcare products, are marketed and distributed as interfaced products, to current and prospective customers.

Change Healthcare markets to Hospitals, Health Systems and Imaging Centers worldwide, a Picture Archiving and Communications System (PACS) which is a medical imaging technology that provides, management, retrieval, storage and presentation of medical images. OneMedNet Markets an Image Exchange Solution (BEAM) to Hospitals, Healthy Systems and imaging centers worldwide that allows the ability to transfer seamlessly images from one Hospital, Imaging Center or IDN to another. Change Healthcare and OneMedNet have integrated the PACS and BEAM solution so that Change Healthcare under a Reseller license, markets and sells the integrated solution to its current and prospective customers.

OneMedNet’s BEAMTM pricing in our Data Exchange Master Reseller Agreements is derived from the cumulative annual gross study volume of the participating Change Healthcare customer sites. Cumulative gross study volume is used as an indication of customer size to set the OneMedNet’s BEAMTM Annual Subscription for the term of the agreement and the System Set-up Cost.

1.	Annual Subscription (Recurring):

Fixed annual SW license for BEAM Solution for the term of the agreement inclusive of:

●	Unlimited transfers and transactions via BEAM Unlimited BEAM locations and user accounts Telephone support including 24/7 emergency response Software upgrades delivered remotely
●	Paid annually in advance (including year 1)
●	Provides initial remote system configuration, testing, deployment, and initial remote training for administrators and end-users.
●	System Set-Up Cost (one-time):
●	One (1) HL7 reports interface is installed & configured for customers that perform 250,000+ gross annual studies. Additional HL7 reports interfaces, or customers performing less than 250,000 gross studies can optionally purchase HL7 reports interface(s).
●	Onsite support is optional — travel expenses and additional professional services on request.
●	On-site training is optional at an additional fee.
●	Set-up Cost is 20% of the first year subscription. Note:

• ** Minimum service fee of $2,000 includes maximum of up to 8 hours for one time set up fee.

2.	Transfer Pricing:

OneMedNet’s BEAMTM is priced under the Data Exchange Master Reseller Agreements using a unit basis. One (1) unit is defined as 10,000 cumulative annual gross studies of the participating Change Healthcare customer sites. The Annual Subscription for BEAM is calculated by multiplying the number of units by the unit subscription price.

Volume discounts for the unit subscription price are applied for every 25 unit increment (which is equal to 250,000 gross annual studies). Once the Annual Subscription is determined, the System Set-Up Cost is assessed at 20% of one year of the Annual Subscription. Examples are set forth in the following table from an actual 2021 Data Exchange Master Reseller Agreement:

Unit Tiers			Reseller Transfer Fee			Annual Studies Volume
Unit Tier	Min	Max	Unit Fee		Set-up Fee	Min Volume	Max Volume
1	0	25		$714	$3,571	0	250,000
2	26	50		$696	$6,964	260,000	500,000
3	51	75		$679	$10,179	510,000	750,000
4	76	100		$661	$13,214	760,000	1,000,000
5	101	125		$643	$16,071	1,010,000	1,250,000
6	126	150		$625	$18,750	1,260,000	1,500,000
7	151	175		$607	$21,250	1,510,000	1,750,000
8	176	200		$589	$23,571	1,760,000	2,000,000
9	201	225	$	S71	$25,714	2,010,000	2,250,000
10	226	250		$554	$27,679	2,260,000	2,500,000
11	251	275		$536	$29,464	2,510,000	2,750,000
12	276	300		$518	$31,071	2,760,000	3,000,000
13	301	325		$500	$32,500	3,010,000	3,250,000
14	326	350		$482	$33,750	3,260,000	3,500,000
15	351	375		$464	$34,821	3,510,000	3,750,000
16	376	400		$446	$35,714	3,760,000	4,000,000
17	401	425		$429	$36,429	4,010,000	4,250,000
18	426	450		$411	$36,964	4,260,000	4,500,000
19	451	475		$393	$37,321	4,510,000	4,750,000
20	476	500		$375	$37,500	4,760,000	5,000,000

Under a Data License Agreement, we perform medical queries for our customers who seek data for clinical trials, and provide them with the data resulting from such queries. Our customer retains the rights to this data and grants us a perpetual, non-exclusive non-transferable license to use the data. For clinical research, our Data License Agreement include a real world data clinical trial form of Data License Agreement, which is a business associate agreement, under which we provide our customers with retrospective imaging studies along with corresponding radiology and pathology reports typically for our clinical research organization clients that need clinical research data for a clinical trial.

Through the Data License Agreements we provide our clients with global coverage of imaging data, most major radiology modalities and real-world data regarding many diseases and disorders. The Data License Agreement establishes a true partnership between the life science provider and OneMedNet as we cull, curate and provide data that meets the search parameters set forth therein. OneMedNet generates revenue under the Data License Agreements by executing and delivering on the search parameters. OneMedNet charges its customers per study, as shown in the following snapshot of a September 2021 Data License Agreement with Siemens. The following table breaks down and summarizes revenue generated from OneMedNet’s Data Exchange Master Reseller Agreements versus its Data License Agreements:

	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Data Exchange
Data License Agreement	$149,540	$379,479
Master Reseller Agreement	$178,974	$319,626
	$328,514	$699,104

With reference to the Siemens Data License Agreement, there are no material differences between the standard OneMedNet Data license Agreement and the Siemens Data License Agreement. One minor difference between the two agreements is how “Protected Health Information” is defined for non-United States patient data because of different applicable regulatory regimes. OneMedNet has employed the General Data Protection Regulations (“GDPR”) Compliance Guidelines for the European Union Countries with respect to the protection of patient data. In principal part, the GDPR guidelines are very similar to the HIPAA guidelines required in the United States, all of the contractual language has been reviewed and approved by the OneMedNet contracted legal firm that has expertise in European Union contracting.

We may also enter into a Data Exchange Business Associate Agreement with our customers, which governs our use or disclosure of protected health information while performing services on behalf of our customers.

Our customers fall into two product lines (i) Real World Data, and (ii) Data Exchange. Within the Real World Data (i.e., iRWD) product line, OneMedNet’s customers falls into three categories: (i) AI, (ii) Imaging, and (iii) Medical Device. With the Data Exchange (i.e., Beam) product line, OneMedNet’s customers fall into one category, which is Hospitals and Health Systems. OneMedNet’s 2021 revenue and its revenue for 2022 through the nine months ended September 2022 derived from its two product lines and customer categories there is summarized in the following table:

	Year Ended	Year Ended
	December 31, 2022	December 31, 2021
Data Exchange
Data License Agreement	$321,580	$379,479
Master Reseller Agreement	$356,558	$319,626
	$678,138	$699,104

Real World Data (iRWD)
AI	$208,614	$293,395
Medical Device	$13,725	$4,950
Imaging	$252,261	$94,328
	$474,600	$392,673
Data Exchange (Beam)
Hospitals & Health Systems	$678,138	$699,104
Total Revenue	$1,152,738	$1,091,777

With reference to the “Data Exchange Master Reseller Agreement” OneMedNet has “Direct Contracted Sales Customers” contracted customers as well as one agreement under the Reseller Agreement which is with Change Healthcare. The corresponding revenue breakdown per agreement type is set forth above.

The following discussion lists and summarizes ten of OneMedNet’s material customer agreements including noting their counterparties. OneMedNet selected these ten customer agreements because they are the top revenue producers at this particularly point in time and we have a very strong partnership with these organizations. These customer agreements demonstrate OneMedNet’s ability to provide our customers with critical insight required to support observational clinical trials and post-marketing surveillance data. These customers demonstrate the length of our customer relationships and how we partner with customers to advance our product portfolio in pharmaceutical and device development. These selected customer agreements also showcase OneMedNet’s ability to provide customers with critical insight required to support observational clinical trials as well as post-marketing surveillance data. OneMedNet anticipates that our business and partners will focus on these type of customers, long-term relationship clients who partner with OneMedNet to advance the product portfolio both pharmaceutical and device.

All of the following material agreements remain in effect as of the date hereof. Further, each of these material agreements contain evergreen provisions that provide for automatic renewal unless terminated. Each project requires an updated work order that clearly identifies the current project or projects, objective of the study, the radiology modality required, the required number of patients and the specific patient cohort and so forth.

1.	Change Healthcare Technologies, LLC

On May 22, 2015, OneMedNet entered into a Data Exchange Master Reseller Agreement with Change Healthcare Technologies, LLC for a term of three years, with the option to renew automatically for successive terms of one year, which has been so amended through 2023. Pursuant to the Agreement, we granted McKesson Technologies, Inc., which became Change HC, the right and license to use and market the BEAMTM offerings and related documentation. Through our Data Exchange Master Reseller Agreements, OneMedNet owns, distributes and supports an image exchange solution. Our Data Exchange Master Reseller Agreements with Change Healthcare include a business partnership to resell the software solution to its current and prospective customers. Change Healthcare through its license grant with OneMedNet and in connection with the Change Healthcare products, are marketed and distributed as interfaced products, to current and prospective customers.

OneMedNet's BEAMTM pricing in our Data Exchange Master Reseller Agreements is derived from the cumulative annual gross study volume of the participating Change Healthcare customer sites. Cumulative gross study volume is used as an indication of customer size to set the OneMedNet's BEAMTM Annual Subscription for the term of the agreement and the System Set-up Cost.

2.	Change Healthcare Ireland

On December 17, 2017, OneMedNet entered into a Data Exchange Master Reseller Agreement with Change Healthcare Ireland for an unlimited term with regards to OneMedNet’s BEAMTM offerings. OneMedNet’s Data Exchange Master Reseller Agreement with Change Healthcare Ireland automatically renews until either party terminates the agreement.

3.	Gleamer, a French Med-Tech Company

On February 5, 2020, OneMedNet entered into a Real-World Data Order Form Agreement with Gleamer pursuant to which we provided certain medical search information. Thereafter, OneMedNet entered into additional Real-World Data Order Form Agreements with Gleamer for fracture X-ray information on September 8, 2020.

4.	Hawaii Health Systems Corporation

On July 23, 2015, OneMedNet entered into a Data Exchange Agreement for Non-Bid Purchase of Goods and Services with Hawaii Health Systems Corporation whereby OneMedNet agreed to provide Hawaii Health Systems Corporation with our BEAMTM offerings for the secure transmission of medical studies and information. The Agreement was extended on November 30, 2015, July 19, 2016 and May 11, 2017, respectively through the execution of supplemental agreements.

On June 26, 2018, OneMedNet entered into a subsequent Agreement for Non-Bid Purchase of Goods and Services with Hawaii Health Systems Corporation whereby OneMedNet agreed to provide Hawaii Health Systems Corporation with OneMedNet BEAM service for the secure transmission of medical studies and information.

5.	Intrinsic Imaging, LLC

On February 6, 2020, OneMedNet entered into a Real-World Data Clinical Trial Agreement with Intrinsic Imaging, LLC, pursuant to which OneMedNet provides Intrinsic Imaging, which is acting on behalf of a sponsor, with retrospective subject cases, including chest CT scans along with corresponding radiology and pathology reports. On June 1, 2021, OneMedNet entered into a subsequent Real-World Data Clinical Trial Agreement with Intrinsic Imaging, LLC, pursuant to which OneMedNet provides Intrinsic Imaging, which is acting on behalf of a sponsor, with retrospective mammograms imaging studies along with corresponding radiology and pathology reports.

On June 29, 2021, OneMedNet entered into a subsequent Real-World Data Clinical Trial Agreement with Intrinsic Imaging, LLC, pursuant to which OneMedNet provides Intrinsic Imaging, which is acting on behalf of a sponsor, with retrospective prostate MR imaging studies along with corresponding radiology and pathology reports. On February 2, 2022, OneMedNet entered into a subsequent Real-World Data Clinical Trial Agreement with Intrinsic Imaging, LLC, pursuant to which OneMedNet provides Intrinsic Imaging, which is acting on behalf of a sponsor, with retrospective Liver CT imaging studies along with corresponding radiology and pathology reports.

6.	Whiterabbit AI Inc.

On February 5, 2020, OneMedNet entered into a Real-World Data Order Form with Whiterabbit AI Inc., which specializes in detecting late-stage diseases with artificial intelligence, and a Data License Agreement pursuant to which OneMedNet agreed to perform certain medical queries and provide Whiterabbit AI Inc. with the data resulting from the queries.

7.	Kheiron Medical Technologies Inc.

On September 26, 2020, OneMedNet entered into a Real-World Data Order Form with Kheiron Medical Technologies Inc. and a Data License Agreement pursuant to which OneMedNet agreed to perform certain medical queries and provide Kheiron Medical Technologies Inc. with the data resulting from the queries. Kheiron Medical Technologies Inc. is a United Kingdom-based company transforming cancer diagnostics through the power of deep learning.

8.	The Queens Medical Center

On January 10, 2011, OneMedNet entered into a Data Exchange Business Associate Addendum with The Queen’s Medical Center pursuant to which The Queen’s Medical Center disclosed certain protected health information including electronic protected health information to OneMedNet. The term of the Agreement shall continue until such time as the underlying Agreement is expired and when all of the protected health information is returned to The Queen’s Medical Center. On July 1, 2017, we entered into an Amended and Restated Subscription and License Agreement with The Queen’s Medical Center pursuant to which OneMedNet shared and exchanged medical imaging studies and related data including the BEAM software. The Amended Agreement shall continue for a term of three years.

9.	Siemens Medical Solutions USA, Inc.

On August 8, 2021, OneMedNet entered into a Real-World Data Order Form with Siemens Medical Solutions USA, Inc. and a Data License Agreement pursuant to which we agreed to perform certain medical queries and provide Siemens Medical Solutions USA, Inc. with the data resulting from the queries. On September 21, 2021, OneMedNet entered into an Order Form with Siemens Medical Solutions USA, Inc. and a Data License Agreement pursuant to which OneMedNet agreed to perform certain medical queries and provide Siemens Medical Solutions USA, Inc. with the data resulting from the queries. Through the Data License Agreements, we provide Siemens with global coverage of imaging data, most major radiology modalities and real-world data regarding many diseases and disorders. The Data License Agreement establishes a true partnership between the life science provider and OneMedNet as we cull, curate and provide data that meets the search parameters set forth therein. OneMedNet generates revenue under the Data License Agreements by executing and delivering on the search parameters.

10.	University of Kentucky

On January 15, 2019, OneMedNet entered into a Data Exchange Business Associate Agreement with the University of Kentucky pursuant to which OneMedNet uses or discloses protected health information while performing services on behalf of the University of Kentucky.

Corporate Social Responsibilities

Achieving our mission — delivering the benefits of iRWDTM — is how OneMedNet aims to make a positive impact in communities. We strive to revolutionize access fast and secure access to curated medical images with our strategic thinking, successful market entry and execution to continue to open new possibilities for providing clinical imaging evidence. While iRWDTM has the potential to be leveraged successfully across various healthcare use-cases, the following are areas in which it will be especially valuable.

Early stage discovery and exploratory analytics. Cancer drug development, as one therapeutic area, needs to be precise with targeted interventions, and with narrower and nuanced clinical indications influenced by genomic biomarkers. Increasing use of imaging linked to genomic and clinical data assets de-risks the variability generally existing in early discovery processes by identifying high respondent cohorts meeting the trial criteria.

Targeted feasibility studies. Targeted use of multi-modal data assets representing imaging, genomics, EMR, patient reported outcomes, social data sets, CT data and more enables the optimization of target protocols earlier in the product lifecycle. For example, a new monoclonal antibody therapy for Multiple Sclerosis can track long-term impact by quantifying imaging plaques in a 10-year image set to demonstrate effectiveness of imaging based end-points. Similarly, in nonalcoholic fatty liver disease (NASH), viewing the disease journey by longitudinal liver images leads to stratification of strong responders to new drugs based on genetic and radiographic profiles. This leads to integrated pharmacogenomic and radiology decision support for treatment qualification. These examples are a testament to how and where the need for imaging using Real World Evidence such as what OneMedNet provides is increasingly shifting investment priorities.

Moreover, while claims and EMR Real-World Data are fairly accessible, imaging and pathology data are not widely available, even though these sources provide some of the highest quality data in terms of material clinical utility. Medical imaging data in particular has emerged to offer a powerful and broad-based capability to shape and inform the shift to value-based, personalized healthcare in the oncology, cardiology and neurology spaces.26 Though massive amounts of medical images and associated reports are generated daily, researchers have historically found it difficult to efficiently tap into imaging because of limited access and/or complexities surrounding marrying it with other clinical data. OneMedNet has its proprietary solution in its iRWDTM offering thus its medical imaging’s contribution to drug development is being recognized.

26https://www.ncbi.nlm.nih.gov/pmc/articles/PMC7325854/

Diversity and Inclusion

We are committed to diversity and inclusion. We celebrate the diversity of the people, experiences, and backgrounds that make up OneMedNet, and we encourage each other to speak up and share perspectives, respectfully and thoughtfully. We are building technology that will impact all people, so we strive to foster and embrace diversity throughout our business and our teams to bring us closer to those we serve.

Government Regulation

Many aspects of our businesses are regulated by federal and state laws, rules and regulations. Accordingly, we maintain a robust compliance program aimed at ensuring we operate our business in compliance with all existing legal requirements material to the operation of our businesses. There are, however, occasionally uncertainties involving the application of various legal requirements, the violation of which could result in, among other things, fines or other sanctions. See “Risk Factors” for additional detail.

Regulation of Patient Information. Our information management services relate to the processing of information regarding patient diagnosis and treatment of disease and are, therefore, subject to substantial governmental regulation. In addition, the confidentiality of patient-specific information and the circumstances under which such patient-specific records may be released for inclusion in our databases or used in other aspects of our business is heavily regulated. Federal, state and foreign governments are contemplating or have proposed or adopted additional legislation governing the possession, use and dissemination of personal data, such as personal health information and personal financial data, as well as security breach notification rules for loss or theft of such data. Additional legislation or regulation of this type might, among other things, require us to implement additional security measures and processes or bring within the legislation or regulation deidentified health or other data, each of which may require substantial expenditures or limit our ability to offer some of our services.

In particular, personal health information is recognized as a special, sensitive category of personal information, subject to additional mandatory protections. Violations of data protection regulations are subject to administrative penalties, civil money penalties and criminal prosecution, including corporate fines and personal liability.

Data Privacy

Patient health information is among the most sensitive of personal information, and it is critically important that information about an individual’s healthcare is properly protected from inappropriate access, use and disclosure. Real world evidence — information that allows us to examine actual practices and outcomes — is essential to increase access to care, improve outcomes, and lower costs.

OneMedNet uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. We employ a wide variety of methods to manage privacy requirements, including:

●	governance, frameworks, models and training to promote good decision making and accountability;
●	a layered approach to privacy and security management to avoid a single point of failure;
●	ongoing evaluation of privacy and security practices to promote continuous improvement;
●	use of technical, administrative, physical and organizational safeguards and controls;
●	collaboration with data suppliers and trusted third parties for our syndicated market research and analytics offerings to remove identifiable information or employ effective encryption or other techniques to render information non-identified before data is delivered to us; and
●	work with leading researchers, policy makers, thought leaders and others in a variety of fields relevant to the application of effective privacy and security practices, including statistical, epidemiological and cryptographic sciences, legal, information security and compliance, and privacy.

We have relied on expertise in the industry with de-identifying data. Our capabilities allow us to render data non-identified while still maintaining data utility, thus protecting privacy while still advancing innovation. Not only do we make use of de-identification techniques with respect to the data we hold, but we also share our expertise in this area with policymakers, regulators and others to help them understand de-identification methodologies and practical considerations to avoid re-identification risk. We operate in more than 100 countries around the world, many of which have data protection and privacy laws and regulations based on similar core principles (e.g., openness, accountability, security safeguards, etc.). We apply those principles globally and augment our practices to address local laws, contractual obligations and other data privacy requirements.

Our Compliance team, led by our Chief Compliance Officer, is comprised of privacy professionals and privacy law experts who drive our strategy and develop and manage our policies and standards. The Compliance team provides subject matter expertise related to the proper management of all data types. In addition, our Compliance team liaises with our Legal, IT, Information Security and other teams so that privacy requirements are addressed in technology, contracting, offerings and other business activities.

The OneMedNet Privacy Policy (the “Privacy Policy”) is our foundational privacy policy. It explains how, when applicable, we collect, hold, use and disclose personal information, including that of our personnel, consumers, healthcare professionals, patients, medical research subjects, clinical investigators, customers, suppliers, vendors, business partners and investors.

Cybersecurity

We employ an array of data security technologies, processes, and methods across our infrastructure to protect systems and sensitive information from unauthorized access. OneMedNet maintains comprehensive identity and access management practices (e.g., roles and access privileges for each user; multi-factor authentication, privileged user accounts, single sign-on, user lifecycle management) and employs a variety of security information and event management tools. We developed, maintain and utilize a global integrated information security framework to guide our practices, based on relevant industry frameworks and laws, including, but not limited to NIST, GxP, HITRUST, the ISO 27000 family, COBIT, GDPR, and HIPAA.

The framework consists of policies, standards, procedures, work instructions and documentation. Information is classified into four categories to help individuals apply the right level of controls and safeguards to information, applications and systems. Our cybersecurity program focuses on all areas of our business, including cloud-based environments, data centers, devices used by employees and contractors, facilities, networks, applications, vendors, disaster recovery / business continuity and controls and safeguards enabled through business processes and tools. We continuously monitor for threats and unauthorized access.

We draw on the knowledge and insight of external cybersecurity experts and vendors, and internally employ dedicated, certified, cybersecurity staff, such as but not limited to, CISSP, CISM, CISA, CSSP or other equivalent certifications, that leverage an array of third-party tools to secure OneMedNet information infrastructure and protect systems and information from unauthorized access. Non-

technical safeguards also play an important role in our cybersecurity program. We provide various training programs and tools to employees so they can avoid risky practices and help us promptly identify potential or actual issues. We also have global incident response procedures, global service tools to log incidents and issues for investigation, and an ethics line to report concerns and follow-up on matters already reported. The Compliance team, led by our Chief Compliance Officer, develops and implements our strategy, as well as monitors systems and devices for risks and threats.

Regulatory Quality Compliance (FDA 21 CFR Part 11)

OneMedNet provides high-quality, de-identified, regulatory-grade imaging and clinical data; as such OneMedNet adheres to all applicable local and Federal regulatory quality requirements, including but not limited to FDA 21 CFR Part 11.

OneMedNet maintains a rigorous and ongoing internal quality management system to enable the organization to produce the highest quality regulatory compliant clinical data for our clients and consumers. This program includes:

●	Ongoing internal audits, policy reviews, and procedure testing to ensure validation, audit trails, legacy systems, and record handling and retention adhere to the latest regulatory guidelines and best practices.
●	Regular third-party or client initiated external audits to assess the compliance of OneMedNet to ensure operations are in accordance with, but not limited to the applicable regulations, standards, policies, and standard operation procedures

Employees

We currently have three officers: Paul Casey, as Chief Executive Officer and Director; Dr. Jeffrey Yu, as Chairman of the Board, Chief Medical Officer and Vice President; and Lisa Embree, Vice President – Finance and Chief Financial Officer; three executives, Brad Overby, Doug Arent and Mathur Saurabh; and one director of marketing, Del Coufal. We have 12 employees. None of our employees are represented by a labor union, and we consider our employee relations to be in good standing. To date, we have not experienced any work stoppages.

Facilities

We currently maintain our executive offices at 6385 Old Shady Oak Road, Suite 250, Eden Prairie, MN 55344 and our telephone number is (800) 918-7189. We consider our current office space adequate for our current operations and needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT OF ONEMEDNET

The following table sets forth certain information regarding OneMedNet’s executive officers and directors as of the filing of this proxy statement/prospectus.

Name	Age	Position(s)
Paul Casey	76	Chief Executive Officer, Director
Dr. Jeffrey Yu	55	Founder, Chief Medical Officer, Vice President, Chairman of the Board of Directors
Lisa Embree	51	Vice President — Finance, Chief Financial Officer

Paul Casey, Chief Executive Officer — Paul Casey is a seasoned executive and operator, bringing more than 40 years of senior management experience in both the public and private sectors across a variety of industries, including airlines, tourism, software, and medical devices and technology. Mr. Casey is widely respected for his confluence of strategic vision, finance, operations, marketing, and commercialization expertise supplementing his strong track record of building and maintaining shareholder value. Previously Mr. Casey was on the board of TZ Limited, a global leader in electronic locking devices (Australian listed company) and concurrently on the board of a Chicago based subsidiary PDT Limited, a leading industrial design firm focused on consumer military and medical devices. Throughout his career, Mr. Casey has leveraged his multi-functional expertise to drive business value creation and expansion.

He took over Hawaiian Airlines (then AMEX Global listed) right after the company emerged from bankruptcy and successfully refocused the company on revenue creation while changing the culture from top down to bottom up, in addition to replacing an aging fleet with more modern aircrafts and renegotiated six union contracts. Prior to his tenure at Hawaiian Airlines, Mr. Casey ran a tourism focused software company in Bangkok (Galaxy Systems), working with Macquarie Bank in Hong Kong to pursue M&A opportunities in the tourism sector. Mr. Casey has been an angel investor in a number of startup companies and been a mentor and advisor to many founders. Additionally, Mr. Casey was an investor in a collection of boutique hotels in California and Oregon under the umbrella of Greystone Hotels.

Dr. Jeffrey Yu, Founder, Chief Medical Officer, Vice President, Chairman of the Board — OneMedNet was founded in 2006 by Dr. Jeffrey Yu who applies his 28 years of sophisticated healthcare IT experience to the company every day. Dr. Jeffrey Yu is a board-certified Radiologist and is also fellowship-trained and board-certified in Nuclear Medicine. In 2006, he was part of a small group that recognized there was a need to develop electronic sharing technology to help imaging specialists move patient imaging studies quickly, securely, and cost-effectively. Dr. Yu’s early research and development led to the BEAM solution which helped improve care and outcomes for stroke and trauma patients. In 2009, he started OneMedNet Corporation to commercialize the BEAM product. Since that time, Dr. Yu has remained an integral part of the strategic decision-making within OneMedNet. Dr. Yu received his BS at U.C. Berkeley, MD at Wake Forest University, conducted MRI research at Stanford University, and completed his Radiology residency and Nuclear Medicine fellowship at the Mallinckrodt Institute at Washington University.

Lisa Embree, Vice President — Finance, Interim Chief Financial Officer — Ms. Embree is a Certified Professional Accountant with 18 years of senior-level business experience. During this time, she has gained very strong and impactful business competencies within administrative & financial management, financial accountability, and communication & strategic partnerships. Previous to OneMedNet, she was the Director of Finance for Equicare Health, and an Accounting Manager with Haemonetics Corporation (NYSE: HAE). Lisa has a Bachelor of Science (BSc) from Simon Fraser University, Business Administration (BA) from British Columbia Institute of Technology, and is a member of the Certified Public Accountants of Canada.

Non-Executive Officers

Brad Overby, Vice President, Operations — Mr. Brad Overby has been thriving within the healthcare marketplace for over 28 years. He has in-depth knowledge of the Health Information Exchange (HIE) and is well-recognized as an HIE industry expert. Prior to joining OneMedNet, he held several senior positions with Medicity Inc, including VP Sales, from its inception to its acquisition by Aetna. He championed many of Medicity’s early sales successes.

Earlier, Brad was Senior Vice President, Sales for Professional Healthcare Systems, Inc., where he managed sales, marketing and client services for hospital information systems nationwide, serving a number of top tier academic institutions. Brad also serves as a strategic advisor and investor to a number of early stage healthcare companies. Brad received a BA from the University of Minnesota — Twin Cities.

Doug Arent, Vice President, Sales — Mr. Doug Arent brings more than 20 years of experience in driving multi-million dollar revenue growth within highly competitive markets. His strong business acumen, technical expertise, and leadership ability have enabled him to build, grow, and retain top-performing sales teams. Importantly, Mr. Arent has a broad base of corporate involvement which includes product development, product management, implementation and support, sales and marketing, and business development. This diverse background has helped Doug excel in forging invaluable relationships across all levels of business partners. He began his career at McKesson (formerly HBO & Co.), and more recently has held leadership roles at Teradata, Datica, QPID Health, and Medicity. Doug holds a BS in Industrial Engineering from University of Massachusetts at Amherst.

Saurabh Mathur, Vice President, Technology — Mr. Mathur brings a high level of experience and expertise within the field of advanced technology to OneMedNet. He has excelled in every role, leading to a steady progression in scope and responsibility. Starting as Program Analyst for Syntel, he then advanced to Technical Architect for Corpus Software. This led to a nine-year career with Health Catalyst where he architected, developed, and managed a key collaboration platform as Chief Architect. Most recently, Saurabh served as Chief Technology Officer for Holon Solutions where he defined and aligned with the strategic execution of entire product development roadmap and lifecycle. Throughout his career, he has always been a team-oriented, hands-on leader. Mr. Mathur received a Bachelor’s in Electrical Engineering degree from the National Institute of Technology in Jamshedpur.

Family Relationships

There are no family relationships among any of New OneMedNet’s directors or executive officers.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of the financial condition and results of operations of OneMedNet should be read together with OneMedNet’s audited financial statements for the years ended December 31, 2022 and 2021, in each case together with related notes (Notes 1-11) thereto, included elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with the section entitled “Information about OneMedNet”. The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside of OneMedNet’s control. OneMedNet Corporation’s actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere herein.

Percentage amounts included in this prospectus have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements included elsewhere in this prospectus. Certain other amounts that appear in this prospectus may not sum due to rounding.

Unless otherwise indicated or the context otherwise requires, references in this OneMedNet Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “OneMedNet,” “we,” “us,” “our” and other similar terms refer to OneMedNet prior to the Business Combination and to OneMedNet Corporation and its consolidated subsidiaries after giving effect to the Business Combination.

Overview

OneMedNet Corporation (“OneMedNet” or “OMN”) is a provider of leader in clinical imaging innovation and experienced curator of regulatory-grade Imaging Real-World DataTM or iRWDTM. Our innovation solutions connect healthcare providers and patients satisfying a crucial need within the Life Sciences field offering direct access to clinical images and associated contextual patient record. Our innovative technology proved the commercial and regulatory viability of imaging Real-World Data, a promising emerging market, and provides regulatory-grade image-centric iRWDTM that exactly matches our Life Science partners’ Case Selection Protocol.

OneMedNet was founded in 2006 to solve a deficiency in how clinical images were shared between healthcare providers. This resulted in our initial product BEAMTM image exchange that enabled the successful sharing of images for more than a decade. OneMedNet continued to innovate which responded to the demand for and utilization of Real-World Data, specifically data that focused on clinical images. We were able to leverage internal technological competencies along with a formidable healthcare provider installed database from our first product with BEAMTM to become the first RWD solution for Life Science companies with our launch of iRWDTM in 2019.

OneMedNet provides innovative solutions that unlock the significant value contained within clinical image archives. With a growing federated network of 90+ healthcare providers, OneMedNet has the immediate ability to quickly search and extensively curate multi-layer data from a Federated group of healthcare facilities. OneMedNet is ahead of the curve when it comes to providing fast and secure access to curated medical images. Initially, it was all about solving the diverse access needs of patient care providers. This focus systematically evolved to addressing the rapidly growing needs of image analysis and researchers, clinicians, regulators, scientists and more.

Beyond the economic opportunity, we believe we have a unique opportunity to affect a material positive impact on the lives of tens of millions of people, while also improving business productivity. First and foremost, OneMedNet’s iRWDTM offering plays a significant role in enabling Life Science companies to bring safer and more effective patient care to market sooner. Using our highly curated de-identified clinical data in our iRWDTM offering in healthcare providers’ product development, validation, and regulatory approval processes, they contribute to patient care advancements in more meaningful ways. Moreover, healthcare providers improve their product development and validation processes, which benefits all parties.

Significant documentation exists that shows that Real-World Data can provide expanded insights across broader and more representative patient populations.27 For this reason, the Food and Drug Administration (“FDA”) is instituting Real-World Data usage guidelines for regulatory approvals, which can supplement or supplant clinical trials that would be premised on the utilization of highly reliable and quality Real-World Data that strictly adheres to all of the very specific data stratification requirements.

OneMedNet covers the complete value chain in imaging Real-World Data; it begins with our 10+ year federated network of providers and is supported by a multi-faceted data curation process managed by an expert in-house clinical team. Additionally, we work hand-in-hand with our Life Science partners regarding the Case Selection Protocol and when required producing Case Report Forms for regulatory clearance. We are focused on delivering value in by supporting Life Science Advancements with OneMedNet’s iRWDTM that holds the key to unlocking boundless patient care advances. We unleash the power of research-grade image-centric iRWDTM that is highly curated to painstakingly meet every cohort requirement and stand up to all of the rigors of prospective clinical trials.

Today, life science companies, typically pharmaceutical companies, artificially intelligence (AI) developers, medical device businesses, and clinical research organizations share the same widespread challenge in obtaining insight-rich, high-quality patient data that explicitly matches their precise cohort specifications. A substantial portion of patient care diagnosis involves clinical imaging and approximately 90% of healthcare data, by size, is associated with imaging. Historically, much of imaging value has been derived from its initial review and further gains from the image archives have been very limited.

We help providers to “Unlock the Value in Imaging Archives”.TM By utilizing OneMedNet’s iRWDTM offering, providers can greatly improve their research efforts with streamlined data access. Health care providers can also accelerate life science patient care innovations by sharing de-identified data in a well-defined and de-identified and secure manner. In return for doing so, income is generated and applied to critical and possibly unfunded provider projects. OneMedNet believes that access to high quality data with advanced analytics and AI companions enable healthcare providers to make smarter decisions:

●	Longitudinal patient and cohort data from imaging, laboratory and genomics can help to improve clinical decisions in single interventions, along patient pathways or across whole populations.
●	Enterprise-wide, real-time, operational data is needed for better operational decisions targeting single asset and fleets, workflows and workforce or the overall enterprise performance.
●	Consumer decision-making benefits from self-scheduling, health informatics or even predictive wellness coaches.

Our Business Model

Clinical images remain one of the most important tools used in delivering and improving patient care. For healthcare providers, timely access — no matter the source, directly impacts patient lives. OneMedNet first responded to this need with the BEAM™ Image Exchange solution offering a unique combination of simplicity, security, and low cost. Pharmaceutical companies, Imaging AI developers, Device organizations, Clinical Research Organizations, and Core Labs are all challenged to find the volume and specificity of imaging real world data to fulfill their respective needs.

OneMedNet’s innovative technology which Unlocks the Value in Imaging Data® for both providers and aforementioned industry members in our iRWD™ solution goes far beyond simply sourcing de-identified images. Frankly, other organizations can do that. OneMedNet has the clinical expertise to understand and anticipate the nuances and depth of the most stringent and specific imaging cohort request.  By quickly tapping into our large federated healthcare provider network, we are able to adeptly move from request to fulfillment — with comprehensive regulatory-grade patient data.  And if additional patient insights are required, OneMedNet is setup and ready to support progressive needs.

27See https://www.fda.gov/media/120060/download.

Significant Events and Transactions

On April 27, 2022, OneMedNet entered into the Merger Agreement with Data Knights. Pursuant to the Merger Agreement, and assuming a favorable vote of Data Knights’ shareholders and OneMedNet Stockholders and that all other closing conditions are satisfied or waived, Merger Sub, a newly formed subsidiary of Data Knights, will merge with and into OneMedNet, with OneMedNet surviving as a wholly owned subsidiary of Data Knights, which will be renamed OneMedNet Corporation, Inc. (the “Business Combination”). OneMedNet will be deemed the accounting predecessor and the post-combination company will be the successor SEC registrant, which means that OneMedNet’s financial statements for previous periods will be disclosed in the Company’s future periodic reports filed with the SEC.

The Business Combination is anticipated to be accounted for as a reverse recapitalization. Under this method of accounting, Data Knights will be treated as the acquired company for financial statement reporting purposes. Under the terms of the Business Combination, Merger Sub will merge with and into OneMedNet, with OneMedNet surviving as a wholly owned subsidiary of OneMedNet Corporation. The Business Combination is expected to close during the second half of 2022 and remains subject to customary closing conditions.

As a consequence of the Business Combination, OneMedNet Corporation will be required to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. OneMedNet Corporation expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

For accounting purposes, OneMedNet will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of OneMedNet (i.e., a capital transaction involving the issuance of stock by Data Knights for the stock of OneMedNet). Accordingly, the consolidated assets, liabilities and results of operations of OneMedNet will become the historical financial statements of New OneMedNet, and Data Knights’ assets, liabilities and results of operations will be consolidated with OneMedNet’s beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of OneMedNet in future reports. The net assets of Data Knights will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

Recent Developments

OneMedNet accomplished the following major milestones since the signing of the Business Combination Agreement:

1.	Strengthened the Company’s leadership team and announced post-closing of the Business Combination Board of Directors:
a.

Named Robert (Bob) L. Golden to its board following the recent signing of the Merger Agreement with Data Knights. Bob Golden is a Member of California Society of Certified Public Accountants, the Managing Partner of Cohen, Bender & Golden LLP and a Member of The American Institute of Certified Public Accountants.

b.

Named Eric Casaburi to its board following the signing of the Merger Agreement with Data Knights. Eric Casaburi is currently the Chief Executive Officer and Founder of Serotonin Centers, health and anti-aging wellness centers, the leader and founder of Lifespan Capital and leads a group at Tiger 21 Orlando as Chair, and was the Founder and CEO, and is a current board member of RetroFitness.

c.

Named Dr. Christoph Zindel to its board following the signing of the Merger Agreement with Data Knights. Dr. Christoph Zindel brings extensive hands-on experience with Imaging and Advanced Therapy businesses and Medical Digitalization and AI. Dr. Zindel is currently a member of the Supervisory Board and the Audit Committee and Finance Committee of Fresenius Group in Germany since May 2022, which he joined after more than six and half years, since September 2015, with Siemens Healthineers AG where he served as Head of Diagnostic Imaging.

d.

Named R. Scott Holbrook, a 50-year healthcare technology veteran in both vendor and healthcare provider organizations to its board. Most recently, Mr. Holbrook served as a founder and principal of Mountain Summit Advisors and sits on several boards or advisory boards including KLAS Enterprises (Pleasant Grove), Azova Health (Alpine) and Cerberus Sentinel (Scottsdale, AZ). He served as a Strategic Advisor to Health Catalyst as they launched and was instrumental in setting up their marketing and sales strategies and was the Executive Vice President of Medicity, a provider of healthcare technology products to RHIOs, IDNS, large laboratories, payors, hospitals and clinics, which grew and was sold to Aetna for $500 million.

2.	Strengthened the Company’s leadership team and announced, pre-closing of the Business Combination, a new Interim Chief Executive Officer:
a.

Appointed industry accounting and financial expert, Lisa Embree as Interim Chief Financial Officer and Vice President — Finance on June 15, 2022, who was subsequently promoted to the permanent role of Chief Financial Officer and Vice President - Finance on November 11, 2022. Ms. Embree previously held the role of Controller with OneMedNet and nearly 20 years of executive finance roles with both public and private companies. Ms. Embree holds a Bachelor of Science from Simon Fraser University, a Bachelor of Arts in Business Administration from British Columbia Institute of Technology and is a member of the Certified Public Accountants of Canada.

b.

Named Joe Walsh to its executive team as Chief Commercial Officer, effective on July 18, 2022. Mr. Walsh is an accomplished industry veteran with significant business experience leading healthcare technology commercial teams in high growth mode with the demonstrated ability to deliver business critical results. Mr. Walsh is a proven sales and marketing professional with an exceptional record of exceeding sales and revenue targets including at Komodo Health, an advanced platform for healthcare intelligence, where he played a critical role in growing revenue 18x over four years resulting in a valuation of $3.3 billion. Most recently, Mr. Walsh served as Head of Sales at AllStripes, a healthcare technology company.

c.

On September 12, 2022, named David Gascoigne, as Chief Operating Officer. Mr. Gascoigne is a 30-year experienced industry veteran with substantial experience in helping Life Sciences companies through aggressive growth and transitional periods by monetizing large, complex and integrated data sets with technology, machine learning and predictive analytics including leadership positions with IQVIA where he served as General Manager of Analytics Services and Symphony Health where he served as Executive Vice President of Analytics & Innovation responsible for the development and commercialization of a suite of analytics solutions across the healthcare arena. Mr. Gascoigne has also served as the COO of GNS Healthcare, a leading precision medicine company, Senior Vice President of Healthcare Analytics for Sutherland Global Services and a Partner in Commercial Analytics with Accenture Interactive.

3.	Related party notes payable and notes payable will be assumed
a.	OneMedNet’s related party notes payable and notes payable will be assumed at the consummation of the Business Combination (approximately $6,850,000 million plus interest).
4.	Joint Venture opportunities:
a.

On May 16, 2022, OneMedNet announced a referral partnership with Flywheel to provide state-of-the-art healthcare imaging data and data management solutions. The referral agreement creates a unique partnership in the healthcare data space, offering pharmaceutical companies, Imaging AI developers, device organizations, Clinical Research Organizations, and core labs access to OneMedNet’s de-identified clinical images and associated patient data, and Flywheel’s comprehensive research data management solutions.

5.	New Business Lines
a.

On March 14, 2023, OneMedNet announced that it has built one of the largest and most diverse dataset of breast cancer screenings, a vital tool in early detection of breast cancer. OneMedNet’s Breast Imaging Dataset collects insight from more than one million US patients with emphasis on gathering screenings from a diverse patient population. OneMedNet believes that the breast cancer screening dataset is an invaluable tool for AI, imaging and pharma companies looking to bring novel treatments and detection programs to patients faster.

Liquidity and Capital Resources

OneMedNet’s ability to meet its short term and long-term cash flow requirements are dependent on the following key variables:

1)achieve our forecasted numbers in terms of customer agreements which drive our revenue and cash inflow in connection to which we have made the following assumptions:

●	Assumed that 40 – 45% of our sales forecast will be moved from single data set purchases to multi- year longitudinal sales
●	Ability to add pharmaceutical companies in addition to our current customer base in AI, Device and Imaging
●	Achieve our move to a subscription based model from a single transaction based model
●	Ability to develop a platform that can provide large volumes of data to provide for a steady volume of recurring revenue
●	Assumption that the FDA 21st Century Act guidance to use data to support regulatory decision making and approvals of drugs and devices will continue to drive our Customers need for Real World Data
2)

Ability to maintain or shorten our sales cycle which varies from customer to customer because of various factors including the discretionary nature of customers’ purchasing and budget decisions, and the purchasing approval processes of potential customers.

●	If our sales cycle lengthens, as we have experienced in 2022, or we invest substantial resources pursuing unsuccessful sales opportunities
●	the announcement or planned introduction of applications or services by us or our competitors
●	Remaining competitive in our market by continuing to innovate and provide services that are useful and needed
●	Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business may not grow at similar rates, or at all
●	Our market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate
●	Any failure to maintain high-quality professional services, or a market perception that we do not maintain high-quality professional services, could harm our reputation, adversely affect our ability to sell our Solution to existing and prospective customers

The inaccuracy of any of the above assumptions or inability to achieve, will impact our results of operations and growth. This would result in the ability to meet our revenue and cash forecasted in the short and long term.

3)	Funding to be received as upon completion of our SPAC.
●	Anything greater than 90% redemption will result in no funding available for use in growing and maintaining our business and cash needs for the first half of 2023
4)	Ability to raise capital in the public market.

The principal purpose of the Business Combination is to increase our capitalization and financial flexibility, create a public market for our stock and thereby enable access to the public equity markets by our employees and stockholders, obtain additional capital, and strengthen our position in the data analytics market. We plan to use of proceeds received from the public market for working capital and continued development of our subscription based data platform.

5)

We have used Convertible Note offering proceeds since 2019 to maintain and grow our business. Our management has broad discretion over the specific use of these proceeds. To date we have received $11.07M in notes plus interest. At April 30, 2023, these notes may be converted into stock or repaid back in cash at the note holders discretion. If more than 30% of these noteholders choose to be paid back in cash, we may not be able to meet the cash requirements to meet this obligation.

Components of OneMedNet’s Results of Operations

Key Factors Affecting Our Results

OneMedNet’s performance and future success depend on several factors that present significant opportunities but also pose risks and challenges, including those discussed below and in the Proxy/Prospectus section titled “Risk Factors.”

Development of Our Technology

Since our inception, we have focused on attracting and retaining best-in-class talent to provide innovative solutions that unlock the significant value contained within the clinical image archives of healthcare providers. Employing our proven OneMedNet iRWD™ solution, we securely de-identify data, searches, and curates a data archive locally, bringing a wealth of internal and third-party research opportunities to providers. By leveraging this extensive federated provider network, together with cutting-edge proprietary technology and in-house clinical expertise, OneMedNet successfully meets the most rigorous Real-World Data Life Science requirements.

We continue to invest in employee recruitment and retention to advance our technology. Additionally, our team has made purposeful and foundational technological investments in hardware and software. We believe these early investments in our technology will enable us to move toward additional technical innovation more safely and quickly than would otherwise be possible. When we have deemed it to be beneficial, we have entered into strategic partnerships to expand and accelerate our technology development.

We believe that our developmental approach provides us with meaningful technological advantages in areas such as our fusion of artificial intelligence and imaging with our proprietary curation and innovation approaches. The successful execution of these details of clinical imaging is what we believe will allow us to continue to differentiate ourselves through our proven OneMedNet iRWD™ solution. While we believe we are best positioned to address advanced imaging solutions, potential competition may exist from other imaging providers using other approaches. Future success will be dependent on our ability to continue to execute innovative solutions that unlock the significant value contained within the clinical image archives of healthcare providers.

Commercialization and Strategic Partnerships

OneMedNet set forth on a corporate journey to create safer and more intelligent care solutions for patients, providers and hospitals. The company has been solely focused on creating innovative solutions that enable healthcare providers to gain increased value from medical imaging data. Whether requesting or transferring an image, the process must be straightforward and streamlined on both ends. OneMedNet’s BEAM™ Image Sharing solution has been exceeding customer expectations for more than a decade with customer renewal rates exceeding 96%.

However, as important as the initial (or secondary) read may be to patient care, the value and impact of imaging goes well beyond an individual image. It’s about the entire patient population archive utility and the potential data mining benefits for improving care. Research institutions often have difficulty gathering cohort data — even from their own internal center(s). It’s not only cumbersome but very time consuming. And community hospitals increasingly leverage data for self-analysis and patient care advancement. Using our OneMedNet iRWD™, we can de-identify, index, and curate an archive resulting in fast, yet detailed search capabilities.

Providers can also advance healthcare on a much broader basis by sharing de-identified imaging data with external researchers. OneMedNet continually receives patient cohort requests from “Data Users” (e.g., Pharma, CRO’s, Core Labs, AI, Medical Devices). If a cohort match is found at one of our networked providers, OneMedNet will present that provider with a potential monetizing agreement. If agreement is reached, only then will the de-identified data be shared externally.

Production and Operations

OneMedNet expects to incur significant operating costs that will impact its future profitability, including research and development expenses as it continues to introduce new offerings and upgrades its existing iRWD™ offering plus additional operating costs and expenses as it scales its operations; interest expense from debt financing activities; and selling and distribution expenses as it builds its brand and markets its iRWD™.

Revenues

For the period from January 1, 2021 through December 31, 2021, the company generated revenue totaling $1,091,777 and for the period from January 1, 2022 through December 31, 2022, the company generated revenue totaling $1,152,738. The increase of $60,961 is attributed to the increase in iRWD revenue.

Costs of Revenues

In 2022, the company hired five new consultants to curate and deliver data resulting in an increase to compensation costs of $257,223. The Company had an increase in hosting costs of $55,203 in 2022 due to vendor price increases.

The company disaggregates Cost of Revenues as follows:

	2022	2021
Salaries and consultants	949,638	692,415
Hosting and Data	563,790	508,587
Other	—	4,181
	1,513,428	1,205,184

Research and Development

Research and development costs are expensed as incurred. Research and development costs consist of payroll, hardware and electrical engineering prototyping, cloud computing, data labeling, and third-party development services, as well as costs associated curating and testing. These costs are included within research and development within the statement of operations. We expect our research and development expenses to increase in absolute dollars as we increase our investment in scaling our proprietary technologies.

Research and development increased by $309,936 in 2022 with the addition of three new research and development positions; Vice President of Engineering, Vice President of Technology, and Head of Data Products.

The company disaggregates Research and Development as follows:

	2022	2021
Salaries and consultants	939,926	642,765
Other	12,775	—
	952,701	642,765

Selling, Operations, General and Administrative

Selling, general and administrative costs consist primarily of personnel-related expenses such as salaries, wages and benefits as well as equity compensation. Selling, general and administrative also includes professional service fees, marketing and other general corporate expenses.

Following the completion of this offering, we expect to incur additional selling, general and administrative expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and stock exchange listing standards, additional insurance expenses, investor relations activities, and other administrative and professional services. We also expect to increase the size of our selling, general and administrative function to support the growth of our business. As a result, we expect that our selling, general and administrative expenses will increase in absolute dollars.

In 2022, the Company had additional expenses of $2,249,617 in general and administrative expense. An increase of $1,544,800 in equity expenses; Common Shares to Board Members $200,000, and warrant expense of $1,344,800, increase of $110,000 in compensation costs with the addition of a Security and Compliance Consultant, Recruitment fees $350,000, and Bad Debt Allowance of $80,160.

The company disaggregates General and Administrative expense as follows:

	2022	2021
Salaries and consultants	822,058	708,814
Bad debt	102,700	22,533
Depreciation and amortization	24,807	14,466
Insurance	35,279	37,429
Professional fees (legal and audit)	266,091	250,504
Recruitment	350,000	—
Rent, telecom and office supplies	175,444	84,187
Stock compensation	1,591,873	47,071
Travel	78,077	—
Other	—	31,709
	3,446,329	1,196,712

In 2022, the company hired a Chief Operating Officer increasing the compensation expense by $240,000.

The company disaggregates Operations expense as follows:

	2022	2021
Salaries and consultants	391,349	152,461
Other	7,411	—
	398,760	152,461

Sales and marketing increased in 2022 by $350,000 with the addition of a Chief Commercial Officer, three new sales representatives and increased attendance at Trade Shows.

The company disaggregates Sales and Marketing expense as follows:

	2022	2021
Salaries and consultants	764,740	472,129
Tradeshows	140,811	106,806
Other	52,139	26,300
	957,690	605,235

Income Tax Expense (Benefit)

Provision for income taxes consists of U.S. federal and state income taxes and income taxes. Since inception, we have incurred operating losses. We have a valuation allowance for net deferred tax assets, including federal and state net operating loss carryforwards and research and development credit carryforwards. We expect to maintain this valuation allowance until it becomes more likely than not that the benefit of our federal and state deferred tax assets will be realized by way of expected future taxable income.

Critical Accounting Policies and Significant Accounting Estimates

OneMedNet’s management’s discussion and analysis of its financial condition and results of operations is based on its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires OneMedNet to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements as well as the reported expenses during the reporting periods. The accounting estimates that require the most significant, difficult, and subjective judgments have an impact on revenue recognition, the determination of share-based compensation, and financial instruments. The estimates and judgments are evaluated on an ongoing basis. Actual results may differ materially from these estimates under different assumptions or conditions.

Income Taxes. OneMedNet intends to account for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109,” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the company will not realize tax assets through future operations.

Use of Estimates. The preparation of financial statements in accordance with U.S. GAAP requires OneMedNet to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, assumptions used in the fair value of equity instruments, the valuation allowance against deferred tax assets, and the estimates of fair value of derivative liabilities.

Off-balance Sheet Arrangements. OneMedNet has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Net Sales. OneMedNet has not generated significant revenues to date. OneMedNet expects to continue to generate revenue primarily through its BEAM™ Image Sharing solution and iRWD™ offering. The Company records revenue in accordance with ASC 606. The Company determines the amount of revenue to be recognized through application of the following steps — Identification of the contract, or contracts with a customer; — Identification of the performance obligations in the contract; — Determination of the transaction price; — Allocation of the transaction price to the performance obligations in the contract; and — Recognition of revenue when or as the Company satisfies the performance obligations.

Cost of revenue. Cost of revenue consists of costs related to technology development, which is comprised of costs associated with delivering OneMedNet’s BEAM™ Image Sharing solution and iRWD™ offering. These costs consist primarily of payroll, payroll-related expense, stock-based compensation, property and equipment, and allocated overhead incurred as the Company performs the underlying services related to satisfying the performance obligations under the Real-World Data and data-exchange agreements for example. Costs related to services provided are recognized in the period incurred, unless criteria for capitalization of costs are met. Cost of revenue consist of direct labor, hosting environment and data extraction costs.

Research and development. Research and development expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our engineers and other employees engaged in the research and development of our products and services. In addition, research and development expenses include amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

Marketing and sales. Sales and marketing expenses consist primarily of personnel-related costs, including salaries, commissions, benefits and stock-based compensation for our employees engaged in sales, sales support, business development and media, marketing, corporate communications and customer service functions. In addition, marketing and sales-related expenses also include advertising costs, market research, trade shows, branding, marketing, public relations costs, amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

General and administrative. General and administrative expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our executive, finance, legal, information technology, human resources and other administrative employees. In addition, general and administrative expenses include fees and costs for professional services, including consulting, third-party legal and accounting services and facilities costs and other supporting overhead costs that are not allocated to other departments.

Interest Expense. Interest expense consists of accreted interest expense on outstanding convertible promissory note obligations, amortization of deferred financing costs and other related financing expenses.

Other Income (Expense). Other income or (expense) reflects non-recurring and extraordinary non-operating expenses, cost associated with discontinued operations and gains or losses, including the costs and related accumulated depreciation recapture, resulting from the disposal of an asset, upon the sale or retirement of such asset.

Emerging Growth Company Status

OneMedNet qualifies as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as OneMedNet is an emerging growth company, we will not be required to:

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and
●	disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, OneMedNet may adopt new or revised accounting standard by the date private companies are required to comply. OneMedNet will continue to be an emerging growth company for five fiscal years unless total annual gross revenues exceed $1.07 billion, OneMedNet issues more than $1 billion in debt in a three year period or it becomes a large accelerated filer, as defined in the Exchange Act Rule 12b-2. Large, accelerated filers have a number of criteria to meet, with a significant criterion of having aggregate worldwide common equity held by non-affiliates of greater than $700 million.

MARKET, INDUSTRY, OTHER DATA AND CERTAIN KEY METRICS

This proxy statement/prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our products, some of which are based on industry publications and studies conducted by third parties and some of which are based on OneMedNet’s management’s estimates and calculations. These industry publications and third-party studies generally state that the information they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we and OneMedNet believe that each of these publications and third-party studies is reliable, neither we nor OneMedNet has have not independently verified the market and industry data obtained from these third-party sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements contained in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors.”

These and other factors could cause results to differ materially from those expressed in our forecasts or estimates or those of independent third parties. While we and OneMedNet believe OneMedNet’s internal research is reliable and the definitions of OneMedNet’s market and industry are appropriate, neither such research nor these definitions have been verified by any independent source. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements contained in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in our forecasts or estimates or those of independent third parties.

EXECUTIVE COMPENSATION OF ONEMEDNET

The following sets forth information about the compensation paid to or accrued by OneMedNet’s principal executive officer and its two other most highly compensated persons serving as executive officers as of the periods indicated for services rendered for such periods. These executives are referred to as OneMedNet’s “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Contract Income	RSUs ($)	Stock Options ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Paul Casey	2022	$84,545	(2)	$60,000(1)	$585,545	—	—	441,000(1)	$585,545
	2021	0		—	—	—	—	—	0
	2020	0		—	—	—	—	—	—
	2019	0		—	—	—	—	—	—
Doug Arent	2022	$161,200	(3)	—	—	10,000	—	46,473	$217,673
	2021	$155,000	(3)	—	—	10,000	—	—	$165,000
	2020	$109,792	(3)	—	—	100,000	—	—	$209,792
	2019	0		—	—	—	—	—	—
Saurabh Mathur	2022	$218,750	(4)	—	—	100,000	$5,000	—	$323,750
	2021	0		—	—	—	—	—	—
	2020	0		—	—	—	—	—	—
	2019	0		—	—	—	—	—	—
Joseph Walsh	2022	$137,500	(5)	—	—	225,000	—	—	$362,500
	2021	0		—	—	—	—	—	—
	2020	0		—	—	—	—	—	—
	2019	0		—	—	—	—	—	—
David Gascoigne	2022	$110,445	(6)	—	—	—	$132,267	—	$242,721
	2021	0		—	—	—	—	—	—
	2020	0		—	—	—	—	—	—
	2019	0		—	—	—	—	—	—
Lisa Embree	2022	$106,250	(7)	$27,231(8)	—	30,000	—	—	$163,481
	2021	0		—	—	—	—	—	—
	2020	0		—	—	—	—	—	—
	2019	0		—	—	—	—	—	—
Debra Reinhart	2022	$163,000	(9)	—	—	54,000	29,000	—	$246,000
	2021	$134,000	(9)	—	—	25,000	—	—	$159,000
	2020	$122,667	(9)	$15,050(10)	—	50,000	—	—	$187,717
	2019	0		$109,130(10)	—	—	—	—	$109,130
(1)	Represents fees under a consulting agreement with OneMedNet effective March 28, 2022 through June 1, 2022 to provide services to the Company in his position of Chief Executive Officer.
(2)

Represents Mr. Casey’s pro rata base salary for the period from June 1, 2022 through December 31, 2022 pursuant to an Executive Employment Agreement that provides for an annual base salary of $144,000.

(3)	Represents Mr. Arent’s base salary for the period from January 1, 2022 through December 31, 2022, January 1, 2021 through December 31, 2021 and January 1, 2020 through December 31, 2020, respectively.
(4)	Represents Mr. Mathur’s base salary for the period from January 17, 2022 through December 31, 2022.
(5)	Represents Mr. Walsh’s base salary for the period from July 16, 2022 through December 31, 2022.
(6)	Represents Mr. Gascoigne’s base salary for the period from September 12, 2022 through December 31, 2022.
(7)	Represents Ms. Embree’s base salary for the period from April 16, 2022 through December 31, 2022.
(8)	Represents fees under a consulting agreement with OneMedNet effective March 28, 2022 through June 1, 2022 to provide accounting and financial services to the Company.

(9)

Represents Ms. Reinhart’s base salary for the period from January 1, 2022 through December 31, 2022, January 1, 2021 through December 31, 2021 and February 3, 2020 through December 31, 2020, respectively.

(10)	Represents fees under a consulting agreement with OneMedNet effective November 14, 2018 through February 3, 2020 to provide services to the Company as Director of Product & Clinical.

Executive Employment Agreements

OneMedNet currently has the following Employment Agreements in place:

Paul Casey

Mr. Casey entered into a consulting agreement with OneMedNet on March 28, 2022 to provide services to the Company in his position of Chief Executive Officer. The consulting agreement provided Mr. Casey with warrants to purchase 294,000 shares of OneMedNet Common Stock under the Company’s 2020 Equity Incentive plan, at a strike price of $1.00 per share, plus 147,000 shares of OneMedNet Common Stock will be awarded with a successful fundraising of greater than $20,000,000 in the company upon the closing of the Merger. Mr. Casey became a full-time employee of OneMedNet on June 1, 2022 pursuant to an Executive Employment Agreement however the warrants and common share awards survive. The Executive Employment Agreement provides for an annual base salary of $144,000 with an eligibility to participate in the annual bonus plan.

Quantification of Potential Payments and Benefits to the Executive Officer of OneMedNet in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the chief executive officer of OneMedNet that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

			Pension/	Perquisites/	Tax
	Cash	Equity	NQDC	Benefits	Reimbursements	Other	Total
Name	($)	($)	($)	($)	($)	($)(1)	($)
Paul Casey	144,000	—	0	—	0	$	$
(1)

In connection with the business combination, no outstanding Company options or warrants (whether vested or unvested) were assumed, continued or replaced by the surviving company; OneMedNet terminated all outstanding Company options and warrants at the effective time of the business combination.

Doug Arent

Mr. Arent entered into an Executive Employment Agreement with OneMedNet effective April 15, 2020. The Executive Employment Agreement provides for an annual base salary of $155,000 with eligibility to earn commission based upon data broker sales revenue at the rate of 6.25% up to $2,000,000 in sales and 7.5% in additional sales subject to a to be determined cap, and an initial stock option grant of 100,000 shares of OneMedNet Common Stock that will vest over four years, as more fully described in the employment agreement, and other customary benefits.

Quantification of Potential Payments and Benefits to the Executive Officer of OneMedNet in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for executives of OneMedNet that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

			Pension/	Perquisites/	Tax
	Cash	Equity	NQDC	Benefits	Reimbursements	Other	Total
Name	($)	($)	($)	($)	($)	($)(1)	($)
Doug Arent	155,000	—	0	—	0	$	$
(1)

In connection with the business combination, no outstanding Company options or warrants (whether vested or unvested) were assumed, continued or replaced by the surviving company; OneMedNet terminated all outstanding Company options and warrants at the effective time of the business combination.

Saurabh Mathur

Mr. Mathur entered into an Executive Employment Agreement with OneMedNet effective January 17, 2022. The Executive Employment Agreement provides for an annual base salary of $250,000 with eligibility to participate in the annual bonus plan, if any, and an initial incentive stock option grant of 100,000 shares of OneMedNet Common Stock that will vest over four years, as more fully described in the employment agreement, and other customary benefits.

Quantification of Potential Payments and Benefits to the Executive Officer of OneMedNet in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the chief executive officer of OneMedNet that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

			Pension/	Perquisites/	Tax
	Cash	Equity	NQDC	Benefits	Reimbursements	Other	Total
Name	($)	($)	($)	($)	($)	($)(1)	($)
Saurabh Mathur	250,000	—	0	—	0	$	$
(1)

In connection with the business combination, no outstanding Company options or warrants (whether vested or unvested) were assumed, continued or replaced by the surviving company; OneMedNet terminated all outstanding Company options and warrants at the effective time of the business combination.

Non-Competition Agreements

Mr. Casey is not subject to a non-competition agreement. Mr. Arent is subject to non-competition and non-solicitation restrictions during his employment with OneMedNet and for a period of 12 months following termination of employment. Mr Saurabh is subject to non-competition and non-solicitation restrictions during his employment with OneMedNet and for a period of 24 months following termination of employment.

Benefits and Perquisites

OneMedNet provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; and short-and long-term disability insurance; and a tax-qualified Section 401(k) plan. OneMedNet does not offer any executive-specific benefit or perquisite programs.

Severance Agreements

Mr. Casey is eligible for severance in the event of a termination by the Company without cause or for good reason in the amount of accrued obligations plus an amount equal to four weeks of his base salary. Mr. Arent is not eligible for severance and may be terminated without notice. Mr. Saurabh is eligible to receive severance in the event that he is terminated by the Company without cause or for good reason of accrued obligations plus an amount equal to one month of base salary during the first year of employment and, after the first year of employment, one month of base salary for each full year employed (capped at eight months of severance payments)

Equity Grants at Closing

OneMedNet has no equity awards anticipated at the Closing of the Business Combination.

Outstanding Equity Awards

OneMedNet has $604,000 of outstanding equity awards in the form of stock options arising from $150,000 in grants in 2020, $35,000 in grants in 2021, and $419,000 in grants in 2022. OneMedNet issued $487,473 of warrants in 2022.

Director Compensation

For fiscal year 2021, OneMedNet did not provide director compensation to its directors. However, all of the directors are reimbursed for their reasonable out-of-pocket expenses related to their services as a member of the OneMedNet board of directors. In connection with the Business Combination, we intend to approve and implement a non-employee director compensation policy.

MANAGEMENT OF THE COMPANY FOLLOWING THE BUSINESS COMBINATION

Executive Officers and Directors After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of Data Knights will be managed by or under the direction of the Data Knights Board. Data Knights’ Proposed Certificate of Incorporation provides for a staggered, or classified, Board consisting of three classes of directors, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders, as follows:

●	Class I will serve for a term expiring at the first annual meeting of stockholders to be held after the consummation of the Business Combination;
●	Class II will serve for a term expiring at the second annual meeting of stockholders to be held after the consummation of the Business Combination; and
●	Class III will serve for a term expiring at the third annual meeting of stockholders to be held after the consummation of the Business Combination.

At each annual meeting of stockholders to be held after the initial classification, directors for that class will be elected for a three-year term at the annual meeting of stockholders in the year in which the term expires. Each director’s term is subject to the election and qualification of his or her successor, or his or her earlier death, disqualification, resignation or removal. Subject to any rights applicable to any then outstanding preferred stock, any vacancies on the Data Knights Board may be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Data Knights Board may have the effect of delaying or preventing changes in Data Knights’ control or management. Data Knights’ directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of Data Knights’ voting securities.

The following table sets forth the name, age and position of each of the expected directors and executive officers of Data Knights upon consummation of the Business Combination:

Name	Age	Position
Paul Casey	76	Chief Executive Officer, Director(4)
Dr. Jeffrey Yu	55	Chairman of the Board of Directors, Founder, Chief Medical Officer, Vice President(6)
Lisa Embree	51	Chief Financial Officer, Vice President — Finance
Erkan Akyuz	53	Director(1)(2)(4)
Eric Casaburi	48	Director(5)
Robert Golden	60	Director(1)(2)(4)
Dr. Julianne Huh	53	Director(3)(5)
Dr. Thomas Kosasa	77	Director(1)(5)
Dr. Christoph Zindel	61	Director(2)(3)(6)
R. Scott Holbrook	73	Director(3)(4)
(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	Class I Director.
(5)	Class II Director.
(6)	Class III Director.

In connection with the Business Combination, OneMedNet will nominate one additional Class III Director, subject to the approval of Data Knights, who will qualify as an independent director as defined under the rules of the Nasdaq. Each director will hold office until his or her term expires at the next annual meeting of stockholders for such director’s class or until his or her death, resignation, removal or the earlier termination of his or her term of office.

Paul Casey, Chief Executive Officer — Paul Casey is a seasoned executive and operator, bringing more than 40 years of senior management experience in both the public and private sectors across a variety of industries, including airlines, tourism, software, and medical devices and technology. Mr. Casey is widely respected for his confluence of strategic vision, finance, operations, marketing, and commercialization expertise supplementing his strong track record of building and maintaining shareholder value. Previously Mr. Casey was on the board of TZ Limited, a global leader in electronic locking devices (Australian listed company) and concurrently on the board of a Chicago based subsidiary PDT Limited, a leading industrial design firm focused on consumer military and medical devices. Throughout his career, Mr. Casey has leveraged his multi-functional expertise to drive business value creation and expansion.

He took over Hawaiian Airlines (then AMEX Global listed) right after the company emerged from bankruptcy and successfully refocused the company on revenue creation while changing the culture from top down to bottom up, in addition to replacing an aging fleet with more modern aircrafts and renegotiated six union contracts. Prior to his tenure at Hawaiian Airlines, Mr. Casey ran a tourism focused software company in Bangkok (Galaxy Systems), working with Macquarie Bank in Hong Kong to pursue M&A opportunities in the tourism sector. Mr. Casey has been an angel investor in a number of startup companies and been a mentor and advisor to many founders. Additionally, Mr. Casey was an investor in a collection of boutique hotels in California and Oregon under the umbrella of Greystone Hotels.

Jeffrey Yu, Founder, Chief Medical Officer, Vice President, Chairman of the Board — OneMedNet was founded in 2006 by Dr. Jeffrey Yu who applies his 28 years of sophisticated healthcare IT experience to the company every day. Dr. Jeffrey Yu is a board-certified Radiologist and is also fellowship-trained and board-certified in Nuclear Medicine. In 2006, he was part of a small group that recognized there was a need to develop electronic sharing technology to help imaging specialists move patient imaging studies quickly, securely, and cost-effectively. Dr. Yu’s early research and development led to the BEAM solution which helped improve care and outcomes for stroke and trauma patients. In 2009, he started OneMedNet Corporation to commercialize the BEAM product. Since that time, Dr. Yu has remained an integral part of the strategic decision-making within OneMedNet. Dr. Yu received his BS at U.C. Berkeley, MD at Wake Forest University, conducted MRI research at Stanford University, and completed his Radiology residency and Nuclear Medicine fellowship at the Mallinckrodt Institute at Washington University.

Lisa Embree, Vice President — Finance, Chief Financial Officer — Ms. Embree is a Certified Professional Accountant with 18 years of senior-level business experience. During this time, she has gained very strong and impactful business competencies within administrative & financial management, financial accountability, and communication & strategic partnerships. Previous to OneMedNet, she was the Director of Finance for Equicare Health, and an Accounting Manager with Haemonetics Corporation (NYSE: HAE). Lisa has a Bachelor of Science (BSc) from Simon Fraser University, Business Administration (BA) from British Columbia Institute of Technology, and is a member of the Certified Public Accountants of Canada.

Erkan Akyuz, Director — Mr. Akyuz presently serves as President and Chief Executive Officer of Lyniate where under his leadership, since carving out Rhapsody from Orion Health in 2018, Lyniate has been on a steadfast mission to cover the crucial corners in healthcare interoperability. In 2019 it merged with Corepoint Health, and this year it has released two new versions of Rhapsody and another version of Lyniate Corepoint, as well as new products that were not in its portfolio prior to 2021. One of the new products is Lyniate Rapid, which is an API gateway and management tool that helps healthcare systems as well as healthcare IT vendors manage and secure API communications in FHIR and non-FHIR formats. Before taking on this position, Mr. Akyuz was President of Medical Imaging, Workflow, and Care Solutions for McKesson Technology Solutions/Change Healthcare and before joining the McKesson IWS team in 2014, he was President and Chief Executive Officer at Vital Images Inc. and Executive Vice President and Chief Technology Officer at Agfa Healthcare, with oversight of the Medical Imaging Informatics business. Mr. brings more than 20 years of healthcare IT experience to OneMedNet. Mr. Akyuz earned an Executive MBA INSEAD (2007), a Master’s in Computer Science from the Navy Postgraduate School (1997) and a Bachelor’s Degree in Electrical, Electronics and Communications Engineering (1991) from the Naval Academy.

Eric Casaburi, Director — Eric Casaburi is an experienced entrepreneur and chief executive officer with a successfully demonstrated history of explosive growth in the franchising, health and wellness, food services, and real estate industries including founding and leading RetroFitness from a start-up single-gym business to a $150 Million per year in sales operation while expanding its national footprint. Mr. Casaburi has founded and held positions as chief executive officer for multiple franchise brands each having successful exits with impressive returns for investors and private equity partners. Since 2021, Mr. Casaburi has served as founder and Chief Executive Officer of Serotonin Enterprises LLC, a cutting edge Anti-Aging Health Optimization Franchise that offers a vast service menu covering all aspects of optimal health, appearance and performance. Serotonin Centers have been featured in the

Franchise Times as the first franchise of its kind in the United States. Since 2019, Mr. Casaburi has served as the Chair of TIGER 21 Orlando, a group of men and woman who have achieved both success and significance in their lives that helps members build the skill set to successfully transition from focused entrepreneurs to disciplined managers of wealth.

Since 2020, Mr. Casaburi has founded and operated Longevity Brands and since 2016, Mr. Casaburi founded and owns CEVD Holdings, a commercial real estate investment and management company. From 2005 to 2019, Mr. Casaburi founded and ran Fierce Brands (RetroFitness) as Chief Executive Officer and continues as a Board Member, which is a highly successful fitness center business and expanded into a sought-after fitness franchise with annual sales of more than $153 million and more than 150 locations in the first 10 years. Developed all sales, operations, and marketing systems for both the fitness centers and the franchise. Designed and implemented a diversified reoccurring revenue model to improve business health and value. Mr. Casaburi also founded and served as the Chief Executive Officer of Fierce Brands (Lets YO! Yogurt) from 2012–2015, self-serve yogurt and treats restaurant popularized through social media savvy, in which he franchised the business model and opened 24 restaurants in the first year and led to a successful exit to an industry private equity firm.

Robert Golden, Director — Mr. Robert (Bob) Golden is an accomplished Certified Public Accountant (“CPA”) with more than 30 years of experience. Mr. Golden is currently the Managing Partner of Cohen, Bender & Golden LLP, where he provides consulting, accounting and tax services to middle market businesses and owners since September 2015. Prior to that, from January 2013 to August 2015, Mr. Golden worked at Fenton & Ross Accountancy Corporation and, from September 2004 to December 2012, at Saffer & Flint Accountancy Corporation. From December 1989 to June 2004, Mr. Golden was at Good Swartz Brown & Berns LLP (“GSBB” now CohnReznick), where he served as a partner from 1994 onwards. There, Mr. Golden performed administrative duties, including overseeing the company’s merger negotiations in 2000 and performed financial statement audits, reviews and income tax planning for middle market businesses and owners. While at GSBB and continuing today, Mr. Golden consults with his business clients to assist their entrepreneurial owners to better understand the financial performance of their businesses and to help them improve operational efficiencies and profitability by acting as their outside CFO. Bob also assists with structuring and negotiating financing, compensation planning, investment opportunity review, as well as merger and acquisition activities and works with wealthy families acting in a CFO-type role for their family office activities. After leaving GSBB in 2004, in addition to continuing to provide consulting services to middle-market companies, Bob was the owner and CEO of several companies in the construction and engineering field, coffee and baked goods industries and also syndicated commercial real estate acquisitions.

From September 1984 to December 1989, Mr. Golden was a CPA at Ernst & Young in Los Angeles. Apart from his experience as a CPA, Mr. Golden is currently the Chief Financial Officer of Promo Shop, Inc. & Subsidiaries, a specialty advertising promotional products multi-office distributor based in Los Angeles. Mr. Golden establishes the company’s annual budget among other duties and has been in this role since January 2008. Mr. Golden is also currently the Chief Financial Officer at iKahan Media, Inc., an out of home media company specializing in digital and traditional billboards and advertisement, where he has served since September 2014. Mr. Golden is a member of the Board of Directors of Talon International, Inc. (OTCMKTS: TALN), the world’s oldest and largest zipper manufacturer.

In 1984, Mr. Golden received his Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Golden also holds a Certified Public Accountant certification from the California Board of Accountancy, is an Investment Advisor Representative with the SEC and is a Licensed Engineering Contractor with the California Contractors State License Board. We believe Mr. Golden is well-qualified to serve as a member of our board of directors due to his extensive experience as a Certified Public Accountant at numerous firms as well as his experience as an executive officer at multiple companies.

Dr. Julianne Huh, Director — Dr. Julianne Huh has served as an Independent Director, and a Member of the Audit Committee and Compensation Committee of Data Knights Acquisition Corp since its IPO on May 11, 2021. Since October 2017, Dr. Huh has been serving as the Director of S&I F&B Management Sdn., Bhd. based in Kuala Lumpur, Malaysia, where she manages the overall business, operations and marketing of 2 Ox French Bistro. From June 2016 to August 2017, Dr. Huh served as the Vice President of The Mall of Korea based in Bangkok, Thailand, where she managed projects for business set-up, construction of department stores and nine restaurants. Dr. Huh also managed the overall business, operations and marketing while serving as the Vice President during this time. From November 2013 to June 2016, Dr. Huh served as the Director of Business Development of Juna International Ltd based in Shanghai, China and Seoul, Korea, where she oversaw China Business Development in the entertainment and music industry.

From August 2006 to June 2016, Dr. Huh founded the Wonderful World of Learning (WWL) and served as its General Manager based in Shanghai, where she managed the overall business and operations of the preschool, curriculum development and teacher training. From October 2011 to May 2014, Dr. Huh served as the Managing Partner as well as Vice President of Pronovias Korea based in Seoul, Korea, where she launched the wedding dress brand “Pronovias” of the Spain flagship store as the sole franchise for the Korean market. Dr. Huh also oversaw and managed operations, marketing, PR and bi-annual buying and merchandising. From September 2009 to September 2019, Dr. Huh founded Only Natural Organic Bath Products based in Shanghai, China, where she was in charge of brand development and sales for charity purposes. In May 2005, Dr. Huh received her Doctor of Education (Ed. D) degree at the University of Massachusetts in the U.S. In May 1995, Dr. Huh received her Master of Education (M. Ed) degree from the University of Massachusetts in the U.S. In June 1993, Dr. Huh completed two semesters of courses at the MBA program at the Yonsei University in Seoul, Korea. In February 1991, Dr. Huh received her Bachelor of Arts degree in English Language and Literature from Ewha Women’s University in Seoul, Korea. We believe Dr. Huh is well-qualified to serve as a member of our board of directors due to her experience in global finance, as well as her network of contacts and relationships.

Dr. Thomas Kosasa, Director — Dr. Thomas Kosasa is a renowned Ob/Gyn/Fertility specialist at the Pacific In Vitro Fertilization Institute, and serves on the Board of Trustees of Pan Pacific Surgical and as a professor of reproductive endocrinology at the University of Hawaii, John A. Burns School of Medicine. Dr. Kosasa is a consultant for Maternal and Reproductive Health for the Food and Drug Administration and a past member for the Hawaii State Board of Medical Examiners and the Food and Drug Administration. Dr. Kosasa is a retired Major in the United States Army and was the Chief of Gyn-Surgical Service and the Director of the Infertility Division at Martin Army Hospital in Fort Benning, GA. Dr. Kosasa graduated from Dartmouth College and earned his medical degree at the McGill University School of Medicine. He completed his residency in obstetrics and gynecology and fellowship in reproductive endocrinology at Harvard Medical School in the Boston Hospital for Women, and completed a Reproductive Endocrinology Fellowship at the Peter Bent Brigham Hospital, Harvard Medical School. Dr. Kosasa’s Professional Societies include American College of Obstetricians and Gynecologists, American Fertility Society, Board of Trustees, Pan Pacific Surgical Association, Hawaii Medical Association and Pacific Coast Obstetrical and Gynecological Society.

Dr. Christoph Zindel, Director – Dr. Christoph Zindel brings extensive experience both in Germany and abroad to the OneMedNet board. He has outstanding hands-on experience in healthcare with focus on imaging, advanced therapy, digitalization and artificial intelligence. Dr. Zindel is currently a member of the Supervisory Board and the Audit and Finance Committee of the Fresenius Group in Germany since May 2022, which he joined after more than six and half years, since September 2015, with Siemens Healthineers AG where he served as Head of Diagnostic Imaging since October 2018. He became a member of the Managing Board of Siemens Healthineers AG in October 2019. From November 2014 to September 2015, Dr. Zindel served as Senior Vice President and Head of the Business Units Hematology and Urinalysis for Beckman Coulter where he was responsible for the two business units worldwide, where he drove strategic, scientific and clinical direction and managed all aspects of the product lifecycle and customer relationship management processes.

From March 2010 to October 2014, Dr. Zindel worked with Siemens Healthcare USA as the CEO of PETNET Solutions where he was responsible for an international and leading radiopharmaceutical manufacturing and distribution business in Siemens Molecular Imaging, and VP of Magnetic Resonance Imaging where he was responsible for global product portfolio management and product definition, business development/strategy and outbound marketing. Prior to that, Dr. Zindel worked for Siemens Healthcare for 12 years from 1998 to 2010 in a variety of capacities where he led Magnetic Resonance (MR) research and development of MR software/applications and led international research and development network (USA, Europe and Asia) and the development of sequences and applications of cardiology, oncology, neurology and orthopedics while building a development department in Shenzhen, China. Dr. Zindel started his career as physician where he worked for several years in surgery, with a focus on endoscopic procedures and imaging. Dr. Zindel is 1998 graduate of University Frankfurt as Resident Physician.

R. Scott Holbrook, Director - R. Scott Holbrook is a 50-year healthcare technology veteran in both vendor and healthcare provider organizations, most recently serving as a founder and principal of Mountain Summit Advisors that consults with sellers of care businesses. Mr. Holbrook sits on several boards or advisory boards including KLAS Enterprises (Pleasant Grove), Azova Health (Alpine) and Cerberus Sentinel (Scottsdale, AZ and served as a Strategic Advisor to Health Catalyst when they launched. Mr. Holbrook established their marketing and sales strategies and sold 25% of their initial business that helped them more into the marketplace.

Mr. Holbrook was the Executive Vice President of Medicity, a provider of healthcare technology products to RHIOs, IDNS, large laboratories, payors, hospitals and clinics. The company grew and was sold to Aetna for $500M. He is one of the founders and owners of KLAS that has grown to more than 250 people and is the market leader in evaluating healthcare IT products and services. He has served in executive positions at IHC, GTE, Sunquest Information Systems, Integrated Medical Networks (IMN), and a founder of Park City Solutions. Scott was the Intermountain Healthcare (IHC) executive over information systems, which sold to GTE in 1988. After two years with GTE, Mr. Holbrook moved to Sunquest Information Systems and helped to increase its annual revenue from $35 million to $100 million and to complete its initial public offering with a market cap of $389M.

Mr. Holbrook assisted in a turnaround of Integrated Medical Networks, a near bankrupt company in 1997-1998 and sold it to Compucare for $50 million In 1999, GTCR funded Park City Solutions to do IT Services and Health Care Web services. This company was sold in 2005 to Medicity and became the basis for their future products. From 1977-88, Mr. Holbrook served as a Vice President of IT Services (before CIO titles were around) for Intermountain Health Care for their 26-hospitals. During this tenure at IHC, Mr. Holbrook and his staff developed the Medseries4 product that is currently owned by Siemens and has 450 hospitals who continue to use the product.

Known as an industry innovator, client advocate and champion, Mr. Holbrook is very active in the healthcare industry associations and is a HIMSS Fellow. He served on the National/International HIMSS Board for four years; HIMSS Analytics Board for seven years, Chair of the HIMSS Finance Committee for two years and as Vice Chair of HIMSS (2013). Scott successful set up healthcare IT international businesses as he managed IHC, GTE, Sunquest Information Systems, Medicity, and KLAS. Mr. Holbrook holds a Master of Science, from Utah State University, a Bachelor of Science from Brigham Young University and is a Six Sigma Black Belt.

Executive Officers and Directors of OneMedNet Before the Business Combination

Currently, OneMedNet’s management team is comprised of the following three executives and directors who will remain with OneMedNet following the Business Combination:

Name	Age	Position
Paul Casey	76	Chief Executive Officer, Director
Dr. Jeffrey Yu	55	Chairman of the Board of Directors, Founder, Chief Medical Officer, Vice President
Lisa Embree	51	Chief Financial Officer, Vice President — Finance

The current officers and directors of the OneMedNet and the additional members of the OneMedNet Board following the Business Combination are well qualified as leaders. In their prior positions they have gained substantial business, finance, medical, data, accounting, and public company experience as well as core management skills, such as strategic and financial planning, financial reporting, compliance, risk management, and leadership development. OneMedNet’s officers and directors following the Business Combination also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, certain officers and directors have other experience that makes them valuable, such as prior experience in mergers and acquisitions, in financial services, managing and investing in assets.

Data Knights believes that the above-mentioned attributes, along with the leadership skills and other experiences of the officers and board members described below, will provide OneMedNet with a diverse range of perspectives and judgment necessary to facilitate the goals of the Company and be good stewards of capital.

Corporate Governance Guidelines and Code of Business Conduct

The OneMedNet Board will adopt Corporate Governance Guidelines that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and standards applicable. In addition, the OneMedNet Board will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of OneMedNet’s Corporate Governance Guidelines and its Code of Business Conduct and Ethics will be posted on the Corporate Governance portion of the OneMedNet’s website. OneMedNet will post amendments to its Code of Business Conduct and Ethics or waivers of its Code of Business Conduct and Ethics for directors and officers on the same website.

Board Composition

Upon the consummation of the Business Combination, the Data Knights Board will be comprised of nine directors, of which seven directors will be nominated by OneMedNet, and two directors will be nominated by Data Knights. Dr. Jeffrey Yu will serve as Chair of the Data Knights Board. The primary responsibilities of the Data Knights Board will be to provide oversight, strategic guidance, counseling and direction to OneMedNet’s management. The Data Knights Board will meet on a regular basis and additionally as required.

After the closing of the merger, the number of directors will be fixed by New OneMedNet’s board of directors, subject to the terms of New OneMedNet’s second amended and restated certificate of incorporation that will become effective at the effective time. Each of New OneMedNet’s directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Director Independence

Upon the consummation of the Business Combination, the Data Knights Board is expected to determine that Erkan Akyuz, Eric Casaburi, Robert Golden, Dr. Julianne Huh, Dr. Thomas Kosasa, R. Scott Holbrook and Dr. Christoph Zindel will qualify as independent directors, as defined under the listing rules of Nasdaq, and the Data Knights Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq relating to director independence requirements. In addition, Data Knights will be subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below. Prior to the completion of the merger, the parties undertook a review of the independence of the individuals named above and determined that each of the director nominees, other than Paul Casey and Dr. Jeffrey Yu, will qualify as independent directors, as defined under the rules of the Nasdaq, and the New OneMedNet board of directors will consist of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq relating to director independence requirements. In addition, New OneMedNet will be subject to the rules of the SEC and the Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Role of the Data Knights Board in Risk Oversight/Risk Committee

Upon the consummation of the Business Combination, one of the key functions of the Data Knights Board will be informed oversight of Data Knights’ risk management process. The Data Knights Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Data Knights Board as a whole, as well as through various standing committees of the Data Knights Board that address risks inherent in their respective areas of oversight. In particular, the Data Knights Board will be responsible for monitoring and assessing strategic risk exposure and Data Knights’ audit committee will have the responsibility of considering and discussing Data Knights’ major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

The audit committee will also monitor compliance with legal and regulatory requirements. Data Knights’ compensation committee will also assess and monitor whether Data Knights’ compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

Effective upon the consummation of the Business Combination, the Data Knights Board will have three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee. The Data Knights Board will adopt a charter for each of these committees, which will comply with the applicable requirements of current Nasdaq rules. Data Knights intends to comply with future requirements to the extent they will be applicable to Data Knights. Following the consummation of the Business Combination, copies of the charters for each committee will be available on the investor relations portion of Data Knights’ website. Information contained on or accessible through New OneMedNet’s website is not a part of this proxy statement/prospectus, and the inclusion of New OneMedNet’s website address in this proxy statement/prospectus is an inactive textual reference only.

Audit Committee

Data Knights’ audit committee will consist of Robert Golden, Erkan Akyuz and Dr. Thomas Kosasa. The Data Knights Board will determine that each of the members of the audit committee will satisfy the independence requirements of the Nasdaq and Rule 10A-3 under the Exchange Act and be able to read and understand fundamental financial statements in accordance with the Nasdaq audit committee requirements. In arriving at this determination, the Data Knights Board will examine each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Robert Golden will serve as the chair of the audit committee. The Data Knights Board determined that Robert Golden qualifies as an audit committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of the Nasdaq rules. In making this determination, the Data Knights Board considered Robert Golden’s formal education, licensure and certifications, and previous experience in financial roles. Both Data Knights’ independent registered public accounting firm and management will periodically meet privately with Data Knights’ audit committee.

The functions of this committee are expected to include, among other things:

●	evaluating the performance, independence and qualifications of Data Knights’ independent auditors and determining whether to retain Data Knights’ existing independent auditors or engage new independent auditors;
●	monitoring the integrity of Data Knights’ financial statements and Data Knights’ compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
●	reviewing the integrity, adequacy and effectiveness of Data Knights’ internal control policies and procedures;
●	preparing the audit committee report required by the SEC to be included in Data Knights’ annual proxy statement;
●	discussing the scope and results of the audit with Data Knights’ independent auditors, and reviewing with management and Data Knights’ independent auditors Data Knights’ interim and year-end operating results;
●	establishing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;
●	reviewing Data Knights’ guidelines and policies on risk assessment and risk management;
●	reviewing and approving related party transactions;
●	obtaining and reviewing a report by Data Knights’ independent auditors at least annually that describes Data Knights’ independent auditors internal quality control procedures, any material issues raised by review under such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by Data Knights’ independent auditors.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. Data Knights will comply with future requirements to the extent they become applicable to Data Knights.

Compensation Committee

Data Knights’ compensation committee will consist of Erkan Akyuz, Robert Golden and Dr. Christoph Zindel. Erkan Akyuz will serve as the chair of the compensation committee. The Data Knights Board will determine that each of the members of the compensation committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq. The functions of the committee are expected to include, among other things:

●	approving the retention of compensation consultants and outside service providers and advisors;
●	reviewing and approving, or recommending that the Data Knights Board approve, the compensation of Data Knights’ executive officers, including annual base salary, annual incentive bonuses, specific performance goals relevant to their compensation, equity compensation and employment;
●	reviewing and recommending to the Data Knights Board the compensation of Data Knights’ directors;
●	administering and determining any award grants under Data Knights’ equity and non-equity incentive plans;
●	reviewing and evaluating succession plans for the executive officers;

●	preparing the compensation committee report required by the SEC to be included in Data Knights’ annual proxy statement; and
●	periodically reviewing Data Knights’ practices and policies of employee compensation as they relate to risk management and risk-taking incentives.

The composition and function of its compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations and Nasdaq listing rules. Data Knights will comply with future requirements to the extent they become applicable to Data Knights.

Nominating and Corporate Governance Committee

Data Knights’ nominating and corporate governance committee will consist of Dr. Julianne Huh, R. Scott Holbrook and Dr. Christoph Zindel. The Data Knights Board will determine that each of the members of Data Knights’ nominating and corporate governance committee will satisfy the independence requirements of the Nasdaq.

Dr. Julianne Huh will serve as the chair of Data Knights’ nominating and corporate governance committee. The functions of this committee are expected to include, among other things:

●	identifying, evaluating, and recommending individuals qualified to become members of the Data Knights Board and its committees;
●	evaluating the performance of the Data Knights Board and of individual directors;
●	reviewing the Company’s environmental and social responsibility policies and practices;
●	developing and recommending corporate governance guidelines to the Data Knights Board; and
●	overseeing an annual evaluation of the Data Knights Board and management.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations and Nasdaq listing rules. Data Knights will comply with future requirements to the extent they become applicable.

Compensation Committee Interlocks and Insider Participation

None of the intended members of Data Knights’ compensation committee has ever been an executive officer or employee of Data Knights. None of Data Knights’ intended executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Data Knights Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

The Proposed Certificate of Incorporation which will be effective upon Closing limits Data Knights’ directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;
●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	for any unlawful payment of dividends or redemption of shares; or
●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of Data Knights’ directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The DGCL and the Data Knights Bylaws provide that Data Knights will, in certain situations, indemnify Data Knights’ directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, Data Knights will enter into separate indemnification agreements with Data Knights’ directors and officers. These agreements, among other things, require Data Knights to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of Data Knights’ directors or officers or any other company or enterprise to which the person provides services at Data Knights’ request.

Data Knights plans to maintain a directors’ and officers’ insurance policy pursuant to which Data Knights’ directors and officers are insured against liability for actions taken in their capacities as directors and officers. Data Knights believes these provisions in the Proposed Certificate of Incorporation and the Data Knights Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Conduct and Ethics for Employees, Executive Officers and Directors

The Data Knights Board will adopt a code of business conduct and ethics, or the Code of Conduct, applicable to all of Data Knights’ employees, executive officers and directors. The Code of Conduct will be available on Data Knights’ website. Information contained on or accessible through Data Knights’ website is not a part of this proxy statement/prospectus/information statement, and the inclusion of Data Knights’ website address in this proxy statement/prospectus/information statement is an inactive textual reference only. The nominating and corporate governance committee of the Data Knights Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Data Knights expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

Board Diversity

Upon the closing of this merger, the New OneMedNet nominating and corporate governance committee will be responsible for reviewing with the OneMedNet board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the New OneMedNet nominating and corporate governance committee, in recommending candidates for election, and the new OneMedNet board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

●	personal and professional integrity;
●	ethics and values;
●	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
●	professional and academic experience relevant to New OneMedNet’s industry;
●	experience as a board member of another publicly held company;
●	strength of leadership skills;
●	experience in finance and accounting and/or executive compensation practices;

●	ability to devote the time required for preparation, participation and attendance at board of directors’ meetings and committee meetings, if applicable;
●	background, gender, age and ethnicity;
●	conflicts of interest; and
●	ability to make mature business judgments.

Following the closing of the merger, the New OneMedNet board of directors will evaluate each individual in the context of the board of directors as a whole, with the objective of ensuring that the board of directors, as a whole, has the necessary tools to perform its oversight function effectively in light of New OneMedNet’s business and structure.

Non-Employee Director Compensation

In connection with the consummation of the Business Combination, Data Knights intends to propose for adoption by our Board a compensation program for our non-employee directors that is designed to align compensation with New OneMedNet’s business objectives and the creation of stockholder value, while enabling New OneMedNet to attract, retain, incentivize and reward directors who contribute to the long-term success of New OneMedNet. The New OneMedNet board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that New OneMedNet is able to recruit and retain qualified directors. Following the closing of the merger, New OneMedNet intends to develop a non-employee director compensation program.

Role of Board in Risk Oversight

Upon the closing of the merger, risk assessment and oversight will be an integral part of New OneMedNet’s governance and management processes. The New OneMedNet board of directors will encourage management to promote a culture that incorporates risk management into its corporate strategy and day-to-day business operations. Management will discuss strategic and operational risks at regular management meetings, and conduct specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing New OneMedNet. Throughout the year, senior management will review these risks with the New OneMedNet board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and present the steps taken by management to mitigate or eliminate such risks.

Upon the closing of the merger, the New OneMedNet board of directors will not have a standing risk management committee, but rather will administer this oversight function directly through the New OneMedNet board of directors as a whole, as well as through various standing committees of the New OneMedNet board of directors that address the risks inherent in their respective areas of oversight.

While the New OneMedNet board of directors will be responsible for monitoring strategic risk exposure, the New OneMedNet audit committee will oversee management of financial reporting, compliance and litigation risks, as well as the steps management has taken to monitor and control such exposures. The New OneMedNet nominating and corporate governance committee will manage risks associated with the independence of the New OneMedNet board of directors, potential conflicts of interest and the effectiveness of the New OneMedNet board of directors. The New OneMedNet compensation committee will be responsible for overseeing the management of risks relating to New OneMedNet’s executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risks for New OneMedNet.

Limitation on Liability and Indemnification Matters

New OneMedNet’s third amended and restated certificate of incorporation which will become effective at the effective time, will limit New OneMedNet’s directors’ liability and may indemnify New OneMedNet’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law, or DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

●	any breach of the director’s duty of loyalty to New OneMedNet or its stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
●	any transaction from which the director derived an improper benefit.

The DGCL and New OneMedNet’s amended and restated bylaws provide that New OneMedNet will, in certain situations, indemnify New OneMedNet’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. New OneMedNet expects to enter into indemnification agreements with each of New OneMedNet’s directors and officers. These indemnification agreements may require New OneMedNet, among other things, to indemnify New OneMedNet’s directors and officers for some expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of New OneMedNet’s directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at New OneMedNet’s request. Subject to certain limitations, New OneMedNet’s indemnification agreements will also require New OneMedNet to advance expenses incurred by New OneMedNet’s directors or officers for the defense of any action for which indemnification is required or permitted.

New OneMedNet will maintain a directors’ and officers’ insurance policy pursuant to which New OneMedNet’s directors and officers will be insured against liability for actions taken in their capacities as directors and officers.

The limitation of liability and indemnification provisions in New OneMedNet’s second amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against New OneMedNet’s directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against New OneMedNet’s directors and officers, even though an action, if successful, might benefit New OneMedNet and its stockholders. Further, a stockholder’s investment may be adversely affected to the extent that New OneMedNet pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

New OneMedNet will adopt a code of business conduct and ethics (the “Code of Conduct”), applicable to all of New OneMedNet’s employees, executive officers and directors. The Code of Conduct will be available on New OneMedNet’s website. The audit committee of the New OneMedNet board of directors will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

DESCRIPTION OF SECURITIES OF DATA KNIGHTS

The following summary of the material terms of Data Knights’ securities prior to the Business Combination is not intended to be a complete summary of the rights and preferences of such securities.

Data Knights is a Delaware corporation, and Data Knights’ affairs are governed by Data Knights’ second amended and restated certificate of incorporation and the DGCL. Pursuant to Data Knights’ amended and restated certificate of incorporation, Data Knights is authorized to issue 100,000,000 shares of Class A common stock, $0.0001 par value, 10,000,000 shares of Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes certain terms of Data Knights’ capital stock as set out more particularly in Data Knights’ amended and restated certificate of incorporation. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one share of Class A common stock and one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

On June 22, 2021, the Class A Common Stock and Public Warrants included in the Units began separate trading.

Placement Units

The Private Placement Units are identical to the Public Units sold in the offering except that (a) the Placement Units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of Data Knights’ initial business combination except to permitted transferees, (b) the Private Placement Shares and Placement Warrants, so long as they are held by Data Knights’ sponsor or its permitted transferees, (i) will not be redeemable by Data Knights, (ii) may be exercised by the holders on a cashless basis, and (iii) will be entitled to registration rights.

Common Stock

Prior to February 25, 2021, there were 2,875,000 shares of Data Knights’ Founder Shares issued and outstanding, all of which were held of record by Data Knights initial stockholders. Data Knights’ sponsor transferred a total of 45,000 Founder Shares among Data Knights’ Chief Executive Officer, Chief Financial Officer and three independent director nominees pursuant to executed securities assignment agreements, effective as of February 25, 2021 with respect to each of them except one independent director, as to whom the transfer was effective March 23, 2021. The Founder Shares held by Data Knights initial stockholders represent 46.4% of Data Knights’ outstanding shares of Data Knight Common Stock.

As of [•], 2023, 2,731,544 shares of Class A Common Stock outstanding are subject to possible redemption.

Stockholders of record are entitled to one vote for each share held (on an as-converted to Class A Common Stock basis) on all matters to be voted on by stockholders. Prior to the Closing of Data Knights’ Business Combination, only holders of Data Knights’ Founder Shares will have the right to vote on the appointment of directors. In addition, prior to the completion of the Business Combination, holders of a majority of Data Knights’ Founder Shares may remove a member of the board of directors for any reason. These provisions of Data Knights’ Charter may be amended only by approval of 90% of the shares of common stock voting in an annual meeting. With respect to any other matter submitted to a vote of Data Knights stockholders, including any vote in connection with Data Knights’ initial business combination, except as required by law, holders of Data Knights’ Founder Shares and holders of Data Knights’ Public Shares will vote together as a single class, with each share entitling the holder to one vote for each share held (on an as-converted to Class A Common Stock basis).

Unless specified in Data Knights’ amended and restated certificate of incorporation, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Data Knight Common Stock that are voted is required to approve any such matter voted on by Data Knights stockholders. Data Knights’ board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Data Knights stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Data Knights’ board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to Data Knights’ first annual meeting of stockholders) serving a three-year term. In accordance with the Nasdaq corporate governance requirements, Data Knights is not required to hold an annual meeting until one year after Data Knights’ first fiscal year end following Data Knights’ listing on Nasdaq. Under Section 211(b) of the DGCL, Data Knights is, however, required to hold annual meetings of stockholders for the purpose of electing directors in accordance with Data Knights’ bylaws, unless such election is made by written consent in lieu of such a meeting. Data Knights may not hold an annual meeting of stockholders to elect new directors prior to the completion of Data Knights’ Business Combination, and thus Data Knights may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if Data Knights stockholders would like to hold an annual meeting prior to the completion of an initial business combination, they may attempt to force Data Knights to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of Data Knights’ Founder Shares. In addition, prior to the completion of an initial business combination, holders of a majority of Data Knights’ Founder Shares may remove a member of the board of directors for any reason.

Data Knights will provide their public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the Closing of Data Knights’ the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of Data Knights’ Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay Data Knights’ taxes, divided by the number of the then outstanding Public Shares, subject to the limitations described herein. The amount in the trust account is currently anticipated to be $10.32 per Public Share. The per-share amount Data Knights will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions Data Knights will pay to the underwriters.

The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Data Knights’ sponsor, directors and each member of Data Knights’ management team have entered into a letter agreement with Data Knights, pursuant to which they have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares held by them in connection with (i) the completion of Data Knights’ Business Combination and (ii) a stockholder vote to approve an amendment to Data Knights’ amended and restated certificate of incorporation that would affect the substance or timing of Data Knights’ obligation to allow redemption in connection with Data Knights’ Business Combination or to redeem 100% of Data Knights’ Public Shares if Data Knights has not completed an initial business combination within the period to consummate the initial business combination. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of Public Shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by applicable law or stock exchange rule and Data Knights does not decide to hold a stockholder vote for business or other reasons, Data Knights will, pursuant to Data Knights’ amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing the Business Combination.

Data Knights’ Charter requires these tender offer documents to contain substantially the same financial and other information about the Business Combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by applicable law or stock exchange rule, or Data Knights decides to obtain stockholder approval for business or other reasons, Data Knights will, like many blank check companies, offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If Data Knights seeks stockholder approval, Data Knights will complete its Business Combination only if a majority of the shares of Data Knights Common Stock voted are voted in favor of its initial business combination. However, the participation of Data Knights’ sponsor, officers, directors, advisors or their respective affiliates in privately-negotiated transactions, if any, could result in the approval of Data Knights’ Business Combination even if a majority of Data Knights public stockholders’ vote, or indicate their intention to vote, against the Business Combination. For purposes of seeking approval of the majority of Data Knights outstanding Common Stock, non-votes will have no effect on the approval of its Business Combination once a quorum is obtained.

If Data Knights seeks stockholder approval of the Business Combination and Data Knights does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, Data Knights’ Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate, his, her or its Public Shares, in excess of 15% of the Public Shares (the “Excess Shares”), without the prior written consent of Data Knights. However, Data Knights would not be restricting its stockholders’ ability to vote all of their shares (including Excess Shares) for or against its initial business combination. Data Knights stockholders’ inability to redeem the Excess Shares will reduce their influence over its ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if Data Knights completes its initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares would be required to sell their shares in open market transactions, potentially at a loss.

If Data Knights seeks stockholder approval in connection with its initial business combination, pursuant to the terms of a letter agreement entered into with Data Knights and the Founders, Data Knights’ sponsor, directors and each member of Data Knights’ management team have agreed to vote their Founder Shares and any Public Shares purchased during or after this offering, in favor of its initial business combination. As a result, in addition to Data Knights initial stockholders’ Founder Shares and Placement Shares Data Knights would not need any Public Shares to be voted in favor of an initial business combination in order to have its initial business combination approved. Additionally, each public stockholder may elect to redeem its Public Shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to Data Knights’ amended and restated certificate of incorporation, if Data Knights has not completed an initial business combination within the period to consummate the initial business combination, Data Knights will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to Data Knights to pay taxes, divided by the number of the then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Data Knights’ remaining stockholders and Data Knights’ board of directors, liquidate and dissolve, subject in each case to Data Knights’ obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Data Knights’ sponsor and members of Data Knights’ management team have entered into letter agreements with Data Knights, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if Data Knights does not complete an initial business combination within the period to consummate the initial business combination. However, if Data Knights’ sponsor or members of Data Knights’ management team acquire Public Shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such Public Shares if Data Knights does not complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, Data Knights stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the common stock. Data Knights stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their Public Shares for cash at a per unit price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to Data Knights to pay taxes, divided by the number of the then outstanding Public Shares, upon the completion of Data Knights’ initial business combination, subject to the limitations described herein.

Founder Shares and Placement Shares

The founder shares and placement shares are identical to the shares of Class A common stock included in the units sold in the offering, and holders of founder shares and placement shares have the same stockholder rights as public stockholders, except that (i) the founder shares and placement shares are subject to certain transfer restrictions, as described in more detail below, (ii) Data Knights’ sponsor, officers and directors have entered into a letter agreement with Data Knights, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares, placement shares and any Public Shares held by them in connection with the completion of Data Knights’ initial business combination, (B) to waive their redemption rights with respect to their founder shares, placement shares, and Public Shares in connection with a stockholder vote to approve an amendment to Data Knights’ amended and restated certificate of incorporation to (i) modify the substance or timing of Data Knights’ obligation to provide for the redemption of Data Knights’ Public Shares in connection with an initial business combination or to redeem 100% of Data Knights’ Public Shares if Data Knights does not complete its initial business combination within 18 months from the closing of this offering or (ii) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares or placement shares held by them if Data Knights fails to complete its initial business combination within 18 months from the closing of the offering, although they will be entitled to liquidating distributions from the trust account with respect to any Public Shares they hold if Data Knights fails to complete its initial business combination within such time period, (iii) the founder shares are shares of Data Knights’ founder shares that will automatically convert into shares of Class A common stock at the time of Data Knights’ initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights as described herein and (iv) are entitled to registration rights. If Data Knights submits its initial business combination to Data Knights public stockholders for a vote, Data Knights’ sponsor, officers and directors have agreed (and its permitted transferees will agree) pursuant to the letter agreement to vote any founder shares held by them and any Public Shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of its initial business combination.

In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with Data Knights’ initial business combination, the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, approximately 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the offering (without giving effect to the private placement and assuming they do not purchase any units in this offering), plus the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units issued to Data Knights’ sponsor, officers or directors upon conversion of working capital loans; provided that such conversion of founder shares will never occur on a less than one for one basis. Data Knights cannot determine at this time whether a majority of the holders of our founder shares at the time of any future issuance would agree to waive such adjustment to the conversion ratio.

Prior to its initial business combination, only holders of Data Knights’ founder shares will have the right to vote on the appointment of directors. Holders of Data Knights Public Shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of Data Knights’ founder shares may remove a member of the board of directors for any reason. These provisions of Data Knights’ amended and restated certificate of incorporation may only be amended by approval of a majority of at least 90% of Data Knights’ founder shares voting in an annual meeting. With respect to any other matter submitted to a vote of Data Knights stockholders, including any vote in connection with our initial business combination, except as required by law, holders of Data Knights’ founder shares and holders of Data Knights Public Shares will vote together as a single class, with each share entitling the holder to one vote.

Preferred Stock

Data Knights’ amended and restated certificate of incorporation authorizes 1,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Data Knights’ board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Data Knights’ board of directors will be able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of Data Knights’ board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Data Knights or the removal of existing management. Data Knights has no shares of preferred stock issued and outstanding at the date hereof. Although Data Knights does not currently intend to issue any shares of preferred stock, Data Knights cannot assure you that we will not do so in the future.

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of Data Knights Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the offering (which has expired as of the date hereof) and 30 days after the completion of Data Knights’ initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants were issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

The warrants will expire five years after the completion of Data Knights’ initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Data Knights will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock and warrants underlying the warrants is then effective and a current prospectus relating thereto is current, subject to Data Knights satisfying its obligations described below with respect to registration. No warrant will be exercisable, and Data Knights will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Data Knights be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the share of Class A common stock and warrants underlying such unit.

Data Knights did not register the shares of Class A common stock issuable upon exercise of the warrants at the time of the offering. However, Data Knights has agreed that as soon as practicable, but in no event later than 15 business days after the closing of its initial business combination, Data Knights will use its best efforts to file with the SEC a registration statement registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of Data Knights’ initial business combination or within a specified period following the consummation of Data Knights’ initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when Data Knights has failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Once the warrants become exercisable, Data Knights may call the warrants for redemption:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and
●	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by Data Knights, Data Knights may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or Data Knights is unable to effect such registration or qualification. Data Knights will use its best efforts to register or qualify such shares of common stock under the blue-sky laws of the state of residence in those states in which the warrants were offered by Data Knights in its offering. Data Knights has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Data Knights issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If Data Knights calls the warrants for redemption as described above, Data Knights’ management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Data Knights’ management will consider, among other factors, Data Knights’ cash position, the number of warrants that are outstanding and the dilutive effect on Data Knights stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If Data Knights’ management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value.

The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If Data Knights’ management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. Data Knights believes this feature is an attractive option to Data Knights if it does not need the cash from the exercise of the warrants after its initial business combination. If Data Knights calls its warrants for redemption and Data Knights’ management does not take advantage of this option, Data Knights’ sponsor and its permitted transferees would still be entitled to exercise their placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify Data Knights in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Data Knights, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend Data Knights’ amended and restated certificate of incorporation (i) to modify the substance or timing of Data Knights’ obligation to allow redemption in connection with its initial business combination or certain amendments to our charter prior thereto or to redeem 100% of Data Knights’ Class A common stock if Data Knights does not complete its initial business combination within 18 months from the closing of the offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our Public Shares upon Data Knights’ failure to complete its initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of Data Knights with or into another corporation (other than a consolidation or merger in which Data Knights is the continuing corporation and that does not result in any reclassification or reorganization of Data Knights’ outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Data Knights as an entirety or substantially as an entirety in connection with which Data Knights is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Data Knights Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

However, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Data Knights. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

In addition, if (x) Data Knights issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at a Newly Issued Price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by Data Knights’ board of directors and, in the case of any such issuance to Data Knights’ sponsor or its affiliates, without taking into account any founder shares held by Data Knights’ sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of Data Knights’ initial business combination on the date of the consummation of its initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Data Knights will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder.

Data Knights has agreed that, subject to applicable law, any action, proceeding or claim against Data Knights arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and Data Knights irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Placement Warrants

Except as described below, the placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the offering, including as to exercise price, exercisability and exercise period. The placement warrants (including the Class A common stock issuable upon exercise of the placement warrants) will not be transferable, assignable or salable until 30 days after the completion of Data Knights’ initial business combination. The placement warrants will also be exercisable on a cashless basis and will not be redeemable by Data Knights so long as they are held by Data Knights’ sponsor or its permitted transferees. Data Knights’ sponsor or its permitted transferees have the option to exercise the placement warrants on a cashless basis. If the placement warrants are held by holders other than the sponsor or its permitted transferees, the placement warrants will be redeemable by Data Knights and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason Data Knights agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with Data Knights following an initial business combination. If they remain affiliated with Data Knights, their ability to sell Data Knights’ securities in the open market will be significantly limited. Data Knights expects to have policies in place that prohibit insiders from selling Data Knights’ securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Data Knights’ securities, an insider cannot trade in Data Knights’ securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who typically could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, Data Knights believes that allowing the holders to exercise such warrants on a cashless basis is appropriate. In addition, holders of Data Knights’ placement warrants are entitled to certain registration rights.

In order to finance transaction costs in connection with an intended initial business combination, Data Knights’ sponsor or an affiliate of Data Knights’ sponsor or certain of Data Knights’ officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units. However, as the units would not be issued until consummation of Data Knights’ initial business combination, any warrants underlying such units would not be able to be voted on an amendment to the warrant agreement in connection with such business combination.

Accounting Treatment

Due to certain provisions contained in Data Knights’ warrant agreement, both the public warrants and the placement warrants are expected to be treated as a derivative liability, and, as such, Data Knights is required to record the fair value of each warrant as a liability in accordance with the guidance contained in ASC 815-40. As a result, each quarter, Data Knights is required to determine the fair value of each warrant and record the change on the value of the warrants from the prior quarter as a gain or a loss on Data Knights’ income statement, which will change the value of the liability for the warrants on its balance sheet.

Dividends

Data Knights has not paid any cash dividends on Data Knights Common Stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon Data Knights’ revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of Data Knights’ board of directors at such time.

Our Transfer Agent

The transfer agent for Data Knights’ common stock is Continental Stock Transfer & Trust Company. Data Knights has agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and Data Knights’ Charter and Bylaws

Data Knights is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
●	an affiliate of an interested stockholder; or
●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of Data Knights’ assets. However, the above provisions of Section 203 do not apply if:

●	Data Knights’ board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of Data Knights’ voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
●	on or subsequent to the date of the transaction, the initial business combination is approved by Data Knights’ board of directors and authorized at a meeting of Data Knights stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Data Knights’ amended and restated certificate of incorporation provides that Data Knights’ board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of Data Knights’ board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Data Knights’ authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Data Knights by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Data Knights’ amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in Data Knights’ name, actions against directors, officers and employees for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of

Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Data Knights’ amended and restated certificate of incorporation will provide that actions under the Securities Act or the Exchange Act be brought exclusively in the federal district court for the district of Delaware. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although Data Knights believes this provision benefits it by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against Data Knights’ directors and officers.

Data Knights’ amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. There is uncertainty as to whether a court would enforce this provision with respect to certain claims under federal securities laws, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Special meeting of stockholders

Data Knights’ bylaws provide that special meetings of Data Knights’ stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer.

Advance notice requirements for stockholder proposals and director nominations

Data Knights’ bylaws provide that stockholders seeking to bring business before Data Knights’ annual meeting of stockholders, or to nominate candidates for election as directors at Data Knights’ annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at Data Knights’ principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Data Knights’ annual proxy statement must comply with the notice periods contained therein. Data Knights’ bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Data Knights stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at Data Knights’ annual meeting of stockholders.

Action by written consent

Subsequent to the consummation of the offering, any action required or permitted to be taken by Data Knights common stockholders must be effected by a duly called annual or special meetings of such stockholders and may not be effected by written consent of the stockholders other than with respect to Data Knights’ founder shares.

Classified board of directors

Data Knights’ board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Data Knights’ amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of Data Knights Acquisition stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of Data Knights’ directors then in office.

Class B Common Stock Consent Right

For so long as any shares of Data Knights’ founder shares remain outstanding, Data Knights may not, without the prior vote or voting separately as a single class, amend, alter or repeal any provision of Data Knights’ amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the founder shares. Any action required or permitted to be taken at any meeting of the holders of Data Knights’ founder shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding founder shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Data Knights’ founder shares were present and voted.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of Data Knights’ affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Data Knights is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares for at least six months but who are Data Knights affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding, which will equal 100,000 shares immediately after this offering (or 115,000 if the underwriters exercise their over-allotment option in full); or
●	the average weekly reported trading volume of shares of Data Knights Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and
●

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, Data Knights’ initial stockholders will be able to sell their founder shares and placement units (including component securities contained therein), as applicable, pursuant to Rule 144 without registration one year after Data Knights has completed its initial business combination.

Registration Rights

The holders of the founder shares and placement units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of working capital loans, and any shares of Class A common stock issuable upon the exercise of the placement warrants and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of the units issued as part of the working capital loans and Class A common stock issuable upon conversion of the founder shares, are entitled to registration rights pursuant to a registration rights agreement that was signed prior to the effective date of this offering, requiring Data Knights to register such securities for resale (in the case of the founder shares, only after conversion to Data Knights Class A common stock). The holders of these securities are entitled to make up to two demands, excluding short form demands, that Data Knights register such securities. In addition, the holders have certain “piggy-back”

registration rights with respect to registration statements filed subsequent to Data Knights’ completion of its initial business combination and rights to require Data Knights to register for resale such securities pursuant to Rule 415 under the Securities Act.

However, the registration rights agreement provides that Data Knights will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period, which occurs (i) in the case of the founder shares, as described in the following paragraph, and (ii) in the case of the placement warrants, on the later of 12 months from the closing of Data Knights’ offering (which has expired as of the date hereof) and 30 days after the Closing of the Business Combination. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. Data Knights will bear the expenses incurred in connection with the filing of any such registration statements.

Except as described herein, Data Knights’ Sponsor, officers and directors have agreed not to transfer, assign or sell any of their founder shares and placement units until the earlier to occur of: (A) six months after the Closing of the Business Combination or (B) subsequent to Data Knights’ initial business combination, (x) if the last sale price of Data Knights’ Class A Common Stock equals or exceeds $12.00 per unit (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Data Knights’ initial business combination, or (y) the date on which Data Knights completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Data Knights’ stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Concurrently with the Closing, Data Knights will amend and restate its registration rights agreement, dated April 25, 2022, pursuant to which the existing OneMedNet Stockholders will become party thereto and New OneMedNet will agree that, within 30 calendar days after the Closing of the Business Combination, New OneMedNet will file with the SEC a resale registration statement (a “Resale Registration Statement”), and New OneMedNet will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the holders party thereto can demand New OneMedNet’s assistance with underwritten offerings and block trades. Such holders will be entitled to customary piggyback registration rights.

Lock-Up

Simultaneously with the execution of the Merger Agreement, the Significant Company Holders and certain directors and officers of OneMedNet entered into lock-up agreements providing for a lock-up period commencing on the Closing Date and ending on the earlier of (x) six months from the Closing and (y) the date Data Knights consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Data Knights’ stockholders having the right to exchange their shares of Data Knights Common Stock for cash, securities or other property. A total of 6,353,344 shares or 55.7% of OneMedNet issued and outstanding shares including the officers and directors are subject to the Lock-Up Agreement.

DESCRIPTION OF SECURITIES AFTER THE BUSINESS COMBINATION

The following summary of the material terms of Data Knights’ securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the proposed A/R Charter in its entirety for a complete description of the rights and preferences of Data Knights’ securities following the Business Combination. The proposed A/R Charter is described in “The Charter Amendment Proposal,” and the full text of the proposed A/R Charter is attached as Form of Third Amended and Restated Certificate of Incorporation (included as Annex B to the proxy statement/prospectus). Data Knights does not currently anticipate amending or restating the Bylaws of Data Knights in connection with the Business Combination.

Pursuant to the Data Knights Charter, Data Knights’ authorized capital stock consists of 111,000,000 shares of common stock, $0.0001 par value including (i) 100,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”). Following the Business Combination, pursuant to the Data Knights A/R Charter, the authorized capital stock of Data Knights will consist of 100,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of the capital stock of Data Knights after the Business Combination. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

It is anticipated that, immediately after the Closing of the Business Combination, Data Knights will have a total of 26,239,819 shares of Data Knights Common Stock issued and outstanding. The foregoing excludes any outstanding warrants and assumes that (i) there are no further redemptions of any shares by Data Knights’ public stockholders in connection with the Business Combination; (ii) no awards are issued under the Equity Incentive Plan; and (iii) Data Knights does not engage in any kind of additional equity financing prior to the Closing other than the SEPA. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Data Knights’ existing stockholders and the other parties described above in Data Knights will be different.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Data Knights A/R Charter or Data Knights Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Data Knights Common Stock that are voted is required to approve any such matter voted on by our stockholders.

The Data Knights Board will consist of nine members upon the closing of the Business Combination. In accordance with the Data Knights A/R Charter to be filed immediately prior to the Closing of the Business Combination, the Data Knights Board will be divided into three classes of directors, with (a) one class of directors, the Class I Directors, initially serving a one (1)-year term, such term effective from the Closing (but any subsequent Class I Directors serving a three (3)-year term), (b) a second class of directors, the Class II Directors, initially serving a two (2)-year term, such term effective from the Closing (but any subsequent Class II Directors serving a three (3)-year term), and (c) a third class of directors, the Class III Directors, serving a three (3)-year term, such term effective from the Closing. Directors will not be able to be removed during their term except for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the total voting power of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

All of the outstanding shares of Data Knights Common Stock will convert into shares of Data Knights Common Stock at the Closing of the Business Combination. With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our initial stockholders, each of whom will be subject to the same transfer restrictions) until the earlier of (A) the six-month anniversary of the Closing or (B) subsequent to our initial business combination, (x) if the last reported sale price of Data Knights Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period following our initial business combination, or (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

The Data Knights A/R Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Data Knights Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Data Knights Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Data Knights Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Data Knights or the removal of existing management. Although Data Knights will not have any preferred stock outstanding at or prior to the date of the Closing of the Business Combination and does not currently intend to issue any shares of preferred stock in connection with the Business Combination, Data Knights cannot assure you that it will not do so in the future. No shares of preferred stock are being issued or registered in the Business Combination.

Warrants

Each Data Knights warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. However, no warrants will be exercisable for cash unless Data Knights has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when Data Knights shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the five trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Data Knights may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

●	at any time after the warrants become exercisable,
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading-day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, Data Knights management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Data Knights. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval, by written consent or vote, of the holders of at least 50% of the then-outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Data Knights will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

The Warrant Agreement provides that, subject to applicable law, any action, proceeding or claim against Data Knights, as the successor or assignor of Data Knights, arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding, or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. Data Knights’ Amended Charter also contains provisions regarding the exclusive forum for certain actions involving Data Knights’. See “Exclusive Forum for Certain Lawsuits” below and “Risk Factors — Risks Related to Legal and Compliance Matters — The Data Knights Amended Charter will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between New OneMedNet and its stockholders, and also provide that the federal district courts in Delaware will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the Exchange Act, each of which could limit the ability of New OneMedNet’s stockholders to choose the judicial forum for disputes with New OneMedNet or its directors, officers, or employees.”

Dividends

Data Knights does not intend to pay cash dividends on its common stock. The payment of cash dividends will be dependent upon Data Knights’ revenues and earnings, if any, capital requirements and general financial conditions. The payment of any cash dividends will be within the discretion of the Data Knights Board at such time. Further, Data Knights’ ability to declare dividends may be limited by restrictive covenants contained in the agreements governing Data Knights’ indebtedness.

Our Transfer Agent and Warrant Agent

The transfer agent for Data Knights Common Stock and warrant agent for Data Knights warrants will be Continental Stock Transfer & Trust Company. Data Knights has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and the Data Knights A/R Charter and the Data Knights Bylaws

Data Knights will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of Data Knights’ outstanding voting stock (otherwise known as an “interested stockholder”);
●	an affiliate of an interested stockholder; or
●	an associate of an interested stockholder for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of Data Knights’ assets with a market value of 10% or more of its aggregate market value of all of its assets or of all of its outstanding stock. However, the above provisions of Section 203 do not apply if:

●	the Data Knights Board approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;
●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of Data Knights’ voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
●	on or subsequent to the date of the transaction, the initial business combination is approved by the Data Knights Board and authorized at a meeting of Data Knights’ stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Data Knights for a three-year period. This provision may encourage companies interested in acquiring Data Knights to negotiate in advance with the Data Knights Board because the stockholder approval requirement would be avoided if the Data Knights Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Data Knights Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

The Data Knights A/R Charter provides that the Data Knights Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of the Data Knights Board only by successfully engaging in a proxy contest at two or more annual meetings.

The Data Knights A/R Charter provides that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2∕3)% of the voting power of all of the then-outstanding shares of the Voting Stock (as defined in the A/R Charter), voting together as a single class, shall be required to alter, amend, or repeal Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Business Combinations), IX (Exclusive Forum), and Article X (Amendments) of the A/R Charter. This higher approval requirement may have the effect of delaying or preventing changes in these provisions of the A/R Charter, and thereby have the effect of delaying or preventing changes in OneMedNet’s control or management.

Authorized But Unissued Shares

Data Knights’ authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Data Knights by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Forum for Certain Lawsuits

Data Knights’ amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in Data Knights’ name, actions against directors, officers and employees for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Data Knights’ amended and restated certificate of incorporation will provide that actions under the Securities Act or the Exchange Act be brought exclusively in the federal district court for the district of Delaware. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although Data Knights believes this provision benefits it by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against Data Knights’ directors and officers.

Data Knights’ amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. There is uncertainty as to whether a court would enforce this provision with respect to certain claims under federal securities laws, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Special Meeting of Stockholders

The Data Knights Bylaws provide that special meetings of our stockholders may be called only by a resolution adopted by the Data Knights Board.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Data Knights Bylaws provide that stockholders seeking to bring business before Data Knights’ annual meeting of stockholders, or to nominate candidates for election as directors at Data Knights’ annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at Data Knights’ principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14A-8 of the Exchange Act, proposals seeking inclusion in Data Knights’ annual proxy statement must comply with the notice periods contained therein. The Data Knights Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Data Knights’ stockholders from bringing matters before Data Knights’ annual meeting of stockholders or from making nominations for directors at Data Knights’ annual meeting of stockholders.

Action by Written Consent

Subsequent to the consummation of the IPO, any action required or permitted to be taken at any annual and special meetings of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and may not be taken by written consent of the stockholders without a meeting.

Classified Board of Directors

The Data Knights Board will be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. As a result, in most circumstances, a person can gain control of the Data Knights Board only by successfully engaging in a proxy contest at two or more annual meetings. The Data Knights A/R Charter and the Data Knights Bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of Data Knights capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on the Data Knights Board, including a vacancy resulting from an enlargement of the Data Knights Board, may be filled only by vote of a majority of Data Knights’ directors then in office.

Listing of Data Knights Securities

It is anticipated that Data Knights’ common stock and warrants will be traded on The Nasdaq Stock Market LLC under the symbols “ONMD” and “ONMDW,” respectively, following the closing of the Business Combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the actual beneficial ownership of Data Knights Common Stock as of [·], 2023, the record date, and (ii) expected beneficial ownership of the Post-Combination Company common stock immediately following the Closing, assuming that no Public Shares are redeemed, and alternatively that all 2,731,544 of the Public Shares are redeemed, by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of issued and outstanding shares of Data Knights Common Stock or of the Post-Combination Company common stock;
●	each of our current executive officers and directors;
●	each person who will become an executive officer or director of the Post-Combination Company post-Business Combination; and
●	all executive officers and directors of Data Knights as a group pre-Business Combination and all executive officers and directors of the Post-Combination Company post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, Data Knights believes that all persons named in the table have sole voting and investment power with respect to all shares of Data Knights Common Stock beneficially owned by them.

The beneficial ownership of shares of Data Knights Common Stock pre-Business Combination is based on 7,570,336 shares of Data Knights Common Stock (including 2,731,544 Public Shares, 585,275 Placement Shares, and 2,875,000 Founder Shares) issued and outstanding as of April 1, 2023.

The beneficial ownership information below excludes the shares underlying the Public Warrants and the Private Placement Warrants because those securities are not exercisable within 60 days of this proxy statement/prospectus and are contingent upon the consummation of the Business Combination. The beneficial ownership information below excludes the shares expected to be issued or reserved under the 2022 Equity Incentive Plan, as well as shares underlying unvested stock options.

The expected beneficial ownership of shares of the Post-Combination Company common stock post-Business Combination assuming none of the Public Shares are redeemed has been determined based upon the following: (i) that no Public Stockholders exercise their redemption rights (no further redemptions scenario), (ii) that none of the investors set forth in the table below has purchased or purchases shares of Data Knights Common Stock (pre-Business Combination) or Data Knights Common Stock (post-Business Combination), (iii) that 20,000,000 shares of Data Knights Common Stock are issued in the Business Combination, and (iv) there will be an aggregate of 26,239,819 shares of the Data Knights Common Stock issued and outstanding at Closing.

The expected beneficial ownership of shares of Data Knights Common Stock post-Business Combination assuming the maximum number of Public Shares have been redeemed has been determined based on the following: (i) that holders of all 2,731,544 of the Public Shares exercise their redemption rights (maximum redemption scenario), (ii) that none of the investors set forth in the table below has purchased or purchases shares of Data Knights Common Stock (pre-Business Combination) or the Post-Combination Company common stock (post-Business Combination), (iii) that 20,000,000 shares of the Post-Combination Company common stock are issued in the Business Combination, and (iv) there will be an aggregate of 23,508,275 shares of the Post-Combination Company common stock issued and outstanding at Closing.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

			After the Business Combination
					Assuming
	Before the Business		Assuming No		Maximum
	Combination		Further Redemptions(1)		Redemptions(2)
	Number of		Number of		Number of
	shares of		shares of		shares of
	Data Knights		Data Knights		Data Knights
	Common		Common		Common
Name and Address of Beneficial Owner	Stock	%	Stock	%	Stock	%
Directors and Executive Officers Pre-Business Combination
Barry Anderson	15,000	*	15,000	*	15,000	*
Firdauz Edmin bin Mokhtar	15,000	*	15,000	*	15,000	*
Syed Musheer Ahmed	5,000	*	5,000	*	5,000	*
Dr. Julianne Huh	5,000	*	5,000	*	5,000	*
Annie Damit Undikai	5,000	*	5,000	*	5,000	*
All pre-Business Combination directors and executive officers as a group (5 individuals)	45,000		45,000		45,000

Directors and Executive Officers Post-Business Combination
Dr. Julianne Huh	5,000	*	45,000	*	45,000	*
Paul Casey			599,172	11.9%	599,172	2.6%
Dr. Jeffrey Yu			3,713,753	10.6%	3,713,753	15.8%
Lisa Embree			45,000	*	45,000	*
Erkan Akyuz			45,000	*	45,000	*
Eric Casaburi			45,000	*	45,000	*
Robert Golden			45,000	*	45,000	*
Dr. Thomas Kosasa(1)			4,952,409	14.2%	4,952,409	21.0%
Dr. Christoph Zindel			45,000	*	45,000	*
All post-Business Combination directors and executive officers as a group (10 individuals)	5,000	*	9,535,334	27.3%	9,535,334	40.6%
Five Percent Holders:
Data Knights, LLC(2)(3)	3,415,275	22.8%	3,415,275	9.8%	3,415,275	14.6%
Jerry Hiatt			1,329,058	3.8%	1,329,058	5.7%

*Less than 1%

(1)	Excludes 32,656 shares held jointly with a trust in a tenants in common relationship as to which Dr. Kosasa disclaims any beneficial ownership.
(2)

Data Knights, LLC, our sponsor, is the record holder of 585,275 shares of Class A Common Stock and 2,830,000 shares of Class B Common Stock reported herein. Barry Anderson, our Chairman and Chief Executive Officer, is a manager of our sponsor. Firdauz Edmin Bin Mokhtar, our Chief Financial Officer, is a manager and equity holder of our sponsor. By virtue of this relationship, Mr. Anderson and Mr. Mokhtar may be deemed to share beneficial ownership of the securities held of record by our sponsor. Mr. Anderson and Mr. Mokhtar each disclaims any such beneficial ownership except to the extent of his respective pecuniary interest. The business address of each of these entities and individuals is Unit G6, Frome Business Park, Manor Road, Frome, United Kingdom, BA11 4FN.

(3)	Includers shares of Class B Common Stock convertible into shares of Class A Common Stock on a one-for-one basis, subject to adjustment.

PRICE RANGE AND DIVIDENDS OF SECURITIES

Data Knights

Price Range of Data Knights Securities

Data Knights Units, Class A Common Stock and Warrants are currently listed on the Nasdaq under the symbols “DKDCU,” “DKDCA,” and “DKDCW,” respectively.

The Units commenced public trading on May 7, 2021. The Class A Common Stock, and Warrants each commenced separate public trading on June 22, 2021.

The closing price of the Data Knights Common Stock, Data Knights Warrants and Data Knights Units on April 22, 2022, the last trading day before announcement of the execution of the Merger Agreement, was $10.20, $0.15 and $10.42, respectively. As of [●], 2023, the record date for the Stockholders Meeting, the closing price for the Data Knights Common Stock, Data Knights Warrants and Data Knights Units was $ [●], $ [●] and $ [●], respectively.

Holders of Data Knights

As of the Record Date, there were [●] holders of record of Data Knights Common Stock and [●] holders of record of Warrants.

Dividend Policy of Data Knights

Data Knights has not paid any cash dividends on its common stock to date and do not intend to pay cash dividends prior to the completion of its initial business combination. The payment of cash dividends in the future will be dependent upon Data Knights’ revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of its initial business combination. The payment of any cash dividends subsequent to Data Knights’ initial business combination will be within the discretion of its board of directors at such time. In addition, Data Knights’ board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if Data Knights incurs any indebtedness in connection with its business combination, its ability to declare dividends may be limited by restrictive covenants Data Knights may agree to in connection therewith.

Dividend Policy of OneMedNet

OneMedNet has not paid any cash dividends on its stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination.

Dividend Policy of the Combined Entity Following the Business Combination

The Combined Entity intends to retain future earnings, if any, for future operations and expansion and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any cash dividends in the future will be at the sole discretion of the Combined Entity’s board of directors, and will depend upon the Combined Entity’s revenue earnings, if any, available cash, current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, general financial condition subsequent to completion of the Business Combination and such other factors as the Combined Entity’s board of directors may deem relevant.

APPRAISAL RIGHTS

Data Knights’ stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●

If the shares are registered in the name of the stockholder, the stockholder should contact our proxy solicitor at Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753 or by telephone at (855) 414-2266, to inform us of his or her request; or

●	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly

LEGAL MATTERS

Certain legal matters relating to the validity of the Class A Common Stock to be issued hereunder and certain other legal matters related to this proxy statement/prospectus will be passed upon for Data Knights by Nelson Mullins Riley & Scarborough LLP. Rimôn P.C. has acted as counsel for OneMedNet.

INDEPENDENT AUDITORS

The financial statements of Data Knights Acquisition Corp. as of December 31, 2021 and for the period from February 8, 2021 (inception) through December 31, 2021 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Data Knights Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of OneMedNet Corporation as of December 31, 2021 and December 31, 2020, included in this proxy statement/prospectus have been so included in reliance on the report of BF Borgers CPA PC, an independent registered public accounting firm, appearing elsewhere herein (which report contains an explanatory paragraph relating to substantial doubt about the ability of OneMedNet Corporation to continue as a going concern as described in Note 2 to the financial statements), given on the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent for Data Knights’ securities is Continental Stock Transfer & Trust Company.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Data Knights and servicers that it employs to deliver communications to Data Knights’ stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, Data Knights will deliver a separate copy of this proxy statement/prospectus to any stockholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this proxy statement/prospectus may likewise request that Data Knights deliver single copies of Data Knights’ proxy statement in the future. Stockholders may notify Data Knights of their requests by calling or writing Data Knights at its proxy solicitor’s offices at Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753.

SUBMISSION OF STOCKHOLDER PROPOSALS

Data Knights’ board of directors is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

If the Business Combination is completed, you will be entitled to attend and participate in OneMedNet’s annual meetings of stockholders. If we hold a 2024 annual meeting of stockholders, we will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting will be held. If the 2023 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for the Company’s 2024 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act.

Stockholder proposals, other than director nominations, for the 2025 annual meeting must be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of our 2024 annual meeting. However, in the event that our 2024 annual meeting is more than 30 days before or more than 60 days after the anniversary date of our 2024 annual meeting, to be timely a stockholder’s notice must be received by our secretary at our principal executive office not earlier than the close of business on the 120th day before the 2025 annual meeting and not later than the later of (1) the close of business on the 90th day before the 2025 annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of the 2025 annual meeting is first made by us.

Director nominations for the 2025 annual meeting must be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of our 2024 annual meeting. However, in the event that our 2025 annual meeting is more than 30 days before or more than 60 days after the anniversary date of our 2024 annual meeting, to be timely a stockholder’s notice must be received by our secretary at our principal executive office not earlier than the close of business on the 120th day before the 2025 annual meeting and not later than the later of (1) the close of business on the 90th day before the 2025 annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of the 2025 annual meeting is first made by us.

In addition to the above, a stockholder proposal must otherwise comply with applicable SEC rules to be considered for inclusion in our proxy materials relating to our 2025 annual meeting. You may contact our Chief Executive Officer at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with Data Knights Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Barry Anderson, Chief Executive Officer, Data Knights Acquisition Corp., Unit G6, Frome Business Park, Manor Road, Frome, United Kingdom, BA11 4FN. Following the Business Combination, such communications should be sent to OneMedNet Corporation, 6385 Old Shady Oak Road, Suite 250, Eden Prairie, MN 55344. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

WHERE YOU CAN FIND MORE INFORMATION

Data Knights has filed a registration statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Data Knights’ SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document Data Knights files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact Data Knights by telephone or in writing:

Data Knights Acquisition Corp.

Unit G6, Frome Business Park, Manor Road

Frome

United Kingdom, BA11 4FN

Attn: Barry Anderson

Telephone No.: 011-44 203 833 4000

You may also obtain these documents by requesting them in writing or by telephone from Data Knights’ proxy solicitation agent at the following address and telephone number:

Laurel Hill Advisory Group, LLC

2 Robbins Lane, Suite 201

Jericho, NY 11753

(855) 414-2266

Email: dataknights@laurelhill.com

If you are a stockholder of Data Knights and would like to request documents, please do so by [·], 2023, in order to receive them before the Special Meeting. If you request any documents from Data Knights, Data Knights will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement/prospectus relating to Data Knights has been supplied by Data Knights, and all such information relating to OneMedNet has been supplied by OneMedNet. Information provided by either Data Knights or OneMedNet does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of Data Knights for the Special Meeting. Neither Data Knights nor OneMedNet has authorized anyone to give any information or make any representation about the Business Combination, Data Knights or OneMedNet that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately by it with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by any information contained directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below. This document incorporates by reference the following documents that have previously been filed with the SEC.

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 31, 2023;
●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed on November 18, 2022;
●	The Company’s Current Report on Form 8-K filed on November 11, 2022;
●	The Company’s Current Report on Form 8-K filed on November 8, 2022;
●	The Company’s Current Report on Form 8-K filed on November 7, 2022;
●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed on August 15, 2022;
●	The Company’s Current Report on Form 8-K filed on August 11, 2022;
●	The Company’s Current Report on Form 8-K filed on July 22, 2022;
●	The Company’s Current Report on Form 8-K filed on May 20, 2022;
●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed on May 16, 2022;
●	The Company’s Current Report on Form 8-K filed on May 12, 2022;
●	The Company’s Current Report on Form 8-K filed on May 6, 2022;
●	The Company’s Current Report on Form 8-K filed on April 25, 2022;
●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on April 1, 2022;
●	The Company’s Report on Form NT 10-K filed on March 31, 2022;
●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed on November 15, 2021;
●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed on August 16, 2021;
●	The Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2021, filed on July 20, 2021; and
●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed on June 21, 2021.

INDEX TO FINANCIAL STATEMENTS

Page No.
Audited Financial Statements of Data Knights Acquisition Corp.
Report of Independent Registered Public Accounting Firm (PCAOB ID #688)	F-2
Financial Statements:
Consolidated Balance Sheets as of December 31, 2022 and 2021	F-3
Consolidated Statements of Operations for the year ended December 31, 2022, and for the period from February 8, 2021 (inception) through December 31, 2021	F-4
Consolidated Statements of Changes in Stockholders’ Deficit for the year ended December 31, 2022, and for the period from February 8, 2021 (inception) through December 31, 2021	F-5
Consolidated Statements of Cash Flows for the year ended December 31, 2022, and for the period from February 8, 2021 (inception) through December 31, 2021	F-6
Notes to the Consolidated Financial Statements	F-7
Audited Consolidated Financial Statements of OneMedNet Corporation
Report of Independent Registered Public Accounting Firm (PCAOB ID #5041)	F-25
Consolidated Balance Sheets as of December 31, 2022 and December 31, 2021	F-26
Consolidated Statements of Operations for the Years Ended December 31, 2022 and 2021	F-27
Consolidated Statements of Changes in Shareholder’s Equity for the Years Ended December 31, 2022 and 2021	F-28
Consolidated Statements of Cash Flows for the Years Ended December 31, 2022 and 2021	F-29
Notes to Consolidated Financial Statements	F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Data Knights Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Data Knights Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from February 8, 2021 (inception) to December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from February 8, 2021 (inception) to December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has until August 11, 2023 to complete a business combination or the Company will cease all operations except for the purpose of liquidating. Further, the Company’s cash and working capital as of December 31, 2022 are not sufficient to complete its planned activities for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Boston, MA

March 31, 2023

DATA KNIGHTS ACQUISITION CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash	$30,870	$453,151
Prepaid expense	—	21,215
Prepaid insurance	—	61,846
Total Current Assets	30,870	536,212
Investments held in Trust Account	29,029,416	117,320,973
Total assets	$29,060,286	$117,857,185
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accrued expenses	$1,679,821	$125,972
Amount due to related parties	11,500	—
Income tax payable	214,850	—
Franchise tax payable	69,966	164,008
Total Current Liabilities	1,976,137	289,980
Warrant liabilities	362,558	4,851,668
Deferred underwriter fee payable	4,025,000	4,025,000
Working capital loan	207,081	—
Extension loans	2,545,838	—
Total liabilities	9,116,614	9,166,648
Commitments and Contingencies
Class A Common Stock subject to possible redemption; 2,731,544 and 11,500,000 shares at redemption value of $10.53 and $10.20 per share as of December 31, 2022 and 2021, respectively	28,750,110	117,300,000
Stockholders’ Deficit
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, $0.0001 par value; 100,000,000 shares authorized; 585,275 issued and outstanding, excluding 2,731,544 and 11,500,000 shares subject to redemption as of December 31, 2022 and 2021, respectively	59	59
Class B Common Stock, par value $0.0001; 10,000,000 shares authorized; 4,253,517 and 2,875,000 issued and outstanding as of December 31, 2022 and 2021, respectively	425	288
Additional paid-in capital	2,825,823	—
Accumulated deficit	(11,632,745)	(8,609,810)
Total Stockholders’ Deficit	(8,806,438)	(8,609,463)
Total Liabilities and Stockholders’ Deficit	$29,060,286	$117,857,185

The accompanying notes are an integral part of the consolidated financial statements.

DATA KNIGHTS ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the Period
		from
		February 8, 2021
	For the Year	(Inception)
	Ended	Through
	December 31,	December 31,
	2022	2021
		(Audited)
Formation and operating costs	$5,103,731	$421,397
Franchise tax expense	205,560	164,008
Loss from operation costs	(5,309,291)	(585,405)

Other income (expense):
Interest earned on marketable securities held in Trust Account	—	1,876
Dividends, realized and unrealized gain in Trust Account	1,371,689	19,097
Change in fair value of warrant liabilities	4,489,110	6,325,281
Non-operating expense	—	(625,059)
Net income before provision for income taxes	$551,508	$5,135,790
Provision for income taxes	(214,850)	—
Net income	$336,658	$5,135,790

Weighted average shares outstanding of Class A Common Stock subject to redemption	8,667,969	8,264,526
Basic and diluted net income per common stock	$0.03	$0.44

Weighted average shares outstanding of Class A and Class B non-redeemable common stock	3,464,052	3,295,610
Basic and diluted net income per common stock	$0.03	$0.44

The accompanying notes are an integral part of the consolidated financial statements.

DATA KNIGHTS ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2022

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amounts	Shares	Amounts	Capital	Deficit	Deficit
Balance — January 1, 2022	585,275	$59	2,875,000	$288	$—	$(8,609,810)	$(8,609,463)
Re-measurement of Class A Common Stock Subject to Possible Redemption	—	—	—	—	—	(3,359,593)	(3,359,593)
Issuance of Class B Common Stock	—	—	1,378,517	137	2,825,823	—	2,825,960
Net Income	—	—	—	—	—	336,658	336,658
Balance — December 31, 2022	585,275	$59	4,253,517	$425	$2,825,823	$(11,632,745)	$(8,806,438)

FOR THE PERIOD FROM FEBRUARY 8, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amounts	Shares	Amounts	Capital	Deficit	Deficit
Balance — February 8, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B Common Stock to Sponsor	—	—	2,875,000	288	24,712	—	25,000
Sale of non-redeemable private placement units to Sponsor	585,275	59	—	—	5,290,242	—	5,290,301
Re-measurement of Class A Common Stock Subject to Possible Redemption	—	—	—	—	(5,314,954)	(13,745,600)	(19,060,554)
Net income	—	—	—	—	—	5,135,790	5,135,790
Balance — December 31, 2021	585,275	$59	2,875,000	$288	$—	$(8,609,810)	$(8,609,463)

The accompanying notes are an integral part of the consolidated financial statements.

DATA KNIGHTS ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Period from
	For the Year	February 8, 2021
	Ended	(Inception ) Through
	December 31, 2022	December 31, 2021
		(Audited)
Cash flow from operating activities:
Net income	$336,658	$5,135,790
Adjustments to reconcile net income to net cash used in operating activities:
Offering costs allocated to warrant liabilities	—	625,059
Stock-based compensation expense	2,825,960	—
Dividends, realized and unrealized gain in Trust Account	(1,371,689)	(19,097)
Interest earned on securities held in Trust Account	—	(1,876)
Change in fair value of warrant liability	(4,489,110)	(6,325,281)
Changes in operating assets and liabilities:
Prepaid expense	83,061	(83,061)
Accrued expenses	1,553,849	125,972
Franchise tax payable	(94,042)	164,008
Income tax payable	214,850	—
Net cash used in operating activities	(940,463)	(378,487)
Cash flow from investing activities:
Investment of cash in Trust Account	(2,545,838)	(117,300,000)
Interest withdrawn from Trust Account	299,601	—
Net cash used in investing activities	(2,246,237)	(117,300,000)
Cash flow from financing activities:
Proceeds from issuance of Class B common stock	—	25,000
Proceeds from sale of Units, net of underwriting discount paid	—	112,700,000
Proceeds from sale of Private units	—	5,852,750
Payment of offering costs	—	(446,112)
Proceeds from promissory note	—	78,925
Repayment of promissory note	—	(78,925)
Advances from related parties	11,500	—
Proceeds from working capital loan	207,081	—
Proceeds from extension loans	2,545,838	—
Net cash provided by financing activities	2,764,419	118,131,638
Net change in cash	(422,281)	453,151
Cash at the beginning of the period	453,151	—
Cash at the end of the period	$30,870	$453,151
Supplemental disclosure of non-cash financing activities:
Re-measurement of Class A common stock subject to possible redemption	$3,359,593	$—
Redemption of Class A common stock held in Trust, including interest	$91,909,483	$—
Deferred underwriting fee payable	$—	$4,025,000
Initial classification of warrant liability	$—	$11,176,949

The accompanying notes are an integral part of the consolidated financial statements.

DATA KNIGHTS ACQUISITION CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Data Knights Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on February 8, 2021. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not yet commenced any operations. All activity for the period February 8, 2021 (inception) through December 31, 2022, relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), and, since the closing of the initial public offering, the Company has entered into a merger agreement (as described below), and continued a search for a Business Combination candidate. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on May 6, 2021. On May 11, 2021, the Company consummated the Initial Public Offering of 11,500,000 units (“Units” and, with respect to the shares of Class A Common Stock included in the Units offered, the “Public Shares”), generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 585,275 private placement units (the “Private Placement Units”) at a price of $10.00 per unit in a private placement to the Sponsor, generating gross proceeds of $5,852,750, which is described in Note 4.

Following the closing of the Initial Public Offering on May 11, 2021, an amount of $117,300,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Units was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below.

Transaction costs of the Initial Public Offering amounted to $6,771,112, of which $2,300,000 was for underwriting fees paid at the time of the IPO, $4,025,000 was for deferred underwriting commissions, and $446,112 was for other offering costs.

Following the closing of the Initial Public Offering $959,560 of cash was held outside of the Trust Account available for working capital purposes. As of December 31, 2022, the Company has $30,870 of cash and a working capital deficit of $1,945,267.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing of a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

On April 25, 2022, the Company, Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Data Knights, LLC, the Company’s sponsor (the “Sponsor”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with OneMedNet Corporation, Inc., a Delaware corporation (the “Target”, and together with the Company and Merger Sub, the “Parties”) and Paul Casey, as seller representative (“Casey”). Pursuant to the Merger Agreement, upon the closing (the “Closing”) of the Business Combination, the Parties will effect the merger of Merger Sub with and into the Target, with the Target continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of the Target shall be exchanged shares of the Class A Common Stock of the Company upon the terms set forth in the Merger Agreement.

On May 5, 2022, the Company extended the date by which the Company has to consummate a business combination from May 11, 2022 to August 11, 2022 (the “First Extension”). The First Extension was the first of two three-month extensions permitted under the Company’s governing documents.

On August 10, 2022, the Company extended the date by which the Company has to consummate a business combination from August 11, 2022 to November 11, 2022 (the “Second Extension”). The Second Extension was the second of two three-month extensions permitted under the Company’s governing documents.

On October 27, 2022, the Company filed a definitive proxy statement with the SEC in connection with the Company’s solicitation of proxies for the vote by the stockholders of the Company at a special meeting of the Company’s stockholders to be held on November 11, 2022 (the “Special Meeting”).

On November 11, 2022, at 10:00 a.m. ET, the Company held a virtual special meeting of its stockholders. At the special meeting, Company stockholders entitle to vote at the special meeting cast their votes and approved the Trust Amendment Proposal, pursuant to which the Trust Agreement was amended to extend the date on which Continental must liquidate the Trust Account established in connection with the IPO if the Company has not completed its initial business combination, from November 11, 2022 to August 11, 2023 (or such earlier date after November 11, 2022, as determined by the Data Knights Board). As a part of Special Meeting, the Company’s stockholders approved amendments to its second amended and restated certificate of incorporation (the “Extension Amendment”) and the investment management trust agreement (the “Trust Agreement”) between Continental Stock Transfer & Trust Company, as trustee (“Continental”), and the Company governing the trust account (the “Trust Account”) established in connection with the Company’s initial public offering dated May 11, 2021 (the “Trust Amendment”), which together allow the Company to extend the deadline by which it must complete its initial business combination by up to nine one-month periods. In connection with each such extension, Data Knights, LLC, the Company’s sponsor, shall cause $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account. As of December 31, 2022, the Company has executed two one-month extensions, out of the nine, resulting in deposits of approximately $245,840 into the Trust Account.

In connection with the proposed Business Combination with the Target, the Company will provide its public stockholders with the opportunity to redeem all or a portion of their Class A Common Stock upon the completion of such Business Combination in connection with a stockholder meeting called to approve such Business Combination. In the event the proposed Business Combination with the Target is not consummated, in connection with an alternative proposed initial business combination, the Company will provide its public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. In connection with the voting on the Extension Amendment Proposal and the Trust Amendment Proposal at the special meeting, holders of 8,768,456 shares of Class A Common Stock exercised their right to redeem those shares for cash at an approximate price of $10.42 per share, for an aggregate of approximately $91.4 million. Following the payment of the redemptions, the Trust Account had a balance of approximately $28.5 million.

Based on the above, the Company will have until August 11, 2023 to consummate a Business Combination. If the Company is unable to complete a Business Combination on August 11, 2023 at the election of the Company subject to satisfaction of certain conditions, including the deposit of up $2,300,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit), into the Trust Account, or as extended by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined below) or the shares of Class A Common Stock and the warrants that are included as components of the Private Placement Units. Such warrants will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its stockholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern, Liquidity and Capital Resources

As of December 31, 2022 and 2021, the Company had cash held outside of the Trust Account of $30,780 and $453,151, respectively. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete our initial business combination. As of December 31, 2022 and 2021, the Company had working capital surplus (deficit) of $(1,945,267) and $246,232, respectively.

The Company’s liquidity needs prior to the consummation of its IPO were satisfied through the proceeds of $25,000 from the sale of the Founder Shares and proceed from the promissory note from sponsor of $78,925, which was repaid upon closure of the IPO. Subsequent to the IPO, the Company’s liquidity will be satisfied through a portion of the net proceeds from IPO held outside of the Trust Account.

As of December 31, 2022 and 2021, we had investments of $29,029,416 and $117,320,973 held in the Trust Account, respectively. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes paid and deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes. During the period ended December 31, 2022, we withdraw $299,601 of interest earned on the Trust Account to pay Delaware Franchise Tax. During the period ended December 31, 2021, we did not withdraw any interest earned on the Trust Account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

The accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplates the continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty during the period leading up to the business combination, however this cannot be guaranteed. The Company will have until August 23, 2023 to consummate a Business Combination. If our initial business combination is not consummated by

August 23, 2023, less than one year after the date the financial statements are issued, then our existence will terminate, and we will distribute all amounts in the trust account. The Company intends to complete a business combination before the liquidation date and no adjustments have been made to the carrying amounts of assets or liabilities should the company be required to liquidate after such date. There can be no assurance that the Company will be able to consummate an initial business combination by August 23, 2023 and/or have sufficient working capital and borrowing capacity to meet its needs. Based upon the above analysis, management determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In order to fund working capital deficiencies or finance transaction costs in connection with our initial Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial Business Combination, we would repay such loaned amounts. In the event that our initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Accounts to repay such loaned amounts but no proceeds from our Trust Accounts would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units identical to the Placement Units, at a price of $10.00 per unit at the option of the lender.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into law. The IR Act provides for, among other measures, a new 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from whom the shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased. For purposes of calculating the excise tax, however, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury Department”) has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase effected by us that occurs after December 31, 2022, in connection with a Business Combination or otherwise, may be subject to this excise tax. Whether and to what extent we would be subject to the excise tax in connection with a Business Combination will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, (ii) the nature and amount of any PIPE financing or other equity issuances in connection with the Business Combination (or any other equity issuances within the same taxable year of the Business Combination) and (iii) the content of any regulations and other guidance issued by the Treasury Department and/or the Internal Revenue Service. In addition, because the excise tax would be payable by us and not by the redeeming holder, it could cause a reduction in the value of our stock. The foregoing could cause a reduction in the cash available on hand to complete a business Combination in the required time and redeem 100% of our public shares in accordance with our amended and restated certificate of incorporation) could be subject to the excise tax, in which case the amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $30,870 and $453,151 in cash and no cash equivalents as of December 31, 2022 and 2021.

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $117,300,000 ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act 1940, as amended (the “Investment Company Act”), which will be invested only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as offering costs allocated to warrants in the consolidated statements of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as stockholders’ equity. The Company’s Class A Common Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

On December 31, 2022, there are 585,275 shares of Class A Common Stock related to the Private Placement Unit (Note 8) outstanding, which are not subject to redemption, and 11,500,000 shares of Class A Common Stock outstanding, which are subject to possible redemption.

If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

As of December 31, 2022 and 2021, the Class A Common Stock reflected on the balance sheet are reconciled in the following table:

	December 31,2022	December 31, 2021
Contingently redeemable Class A Common Stock- Opening Balance	$117,300,000	$—
Gross Proceeds	—	115,000,000
Less:
Proceeds allocated to public warrants and private warrants	—	(10,614,500)
Issuance costs related to Class A Common Stock	—	(6,146,054)
Redemption of Class A Common Stock, including interest	(91,909,483)	—
Plus:
Re-measurement of carrying value to redemption value	3,359,593	19,060,554
Contingently redeemable Class A Common Stock- Ending Balance	28,750,110	117,300,000

Net income per share

Net income per share is computed by dividing net income by the weighted average number of common stock shares outstanding for the period. The calculation of diluted income per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company applies the two-class method in calculating earnings per share. The contractual formula utilized to calculate the redemption amount approximates fair value. The Class feature to redeem at fair value means that there is effectively only one class of stock. Changes in fair value are not considered a dividend for the purposes of the numerator in the earnings per share calculation. Net income per common share is computed by dividing the pro rata net loss between the redeemable shares and the non-redeemable shares by the weighted average number of common shares outstanding for each of the periods. The calculation of diluted income per common stock does not consider the effect of the warrants issued in connection with the IPO since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable for 12,085,275 shares of common stock in the aggregate.

The following table reflects the calculation of basic and diluted net income per common share:

		For the period of
		February 8, 2021
	For the year ended	(inception)
	December 31,	Through
	2022	December 31, 2021
Redeemable Class A common shares
Numerator:
Net income allocable to common stock subject to possible redemption	$240,532	$3,671,658
Denominator: weighted average number of redeemable common share	8,667,969	8,264,526
Basic and diluted net income per redeemable common share	$0.03	$0.44
Non-redeemable Class A and Class B common shares
Numerator:
Net income allocable to common stock not subject to redemption	$96,126	$1,464,132
Denominator: weighted average number of non-redeemable common shares	3,464,052	3,295,610
Basic and diluted net income per non-redeemable common share	$0.03	$0.44

Stock-Based Compensation Expense

The Company accounts for stock-based compensation expense in accordance with ASC Topic 718, “Compensation – Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. The fair value of equity awards has been estimated using a market approach. Forfeitures are recognized as incurred.

As of December 31, 2021, the Company determined that it was not probable that ARC would meet the performance condition as defined in the Introducing Advisor Agreement (See Note 5), and therefore, no stock-based compensation expense was recognized. At December 31, 2022, upon amendment of the Introducing Advisor Agreement, which amended ARC’s performance condition that was concurrently deemed to have been met, ARC was granted 1,378,517 shares of the Company’s Class B common stock at a fair value of $2.05 per share. The Company recorded the resulting $2,825,960 of stock based compensation expense on December 31, 2022, which is included in formation and operating costs in the consolidated statement of operations. The fair value of the Class B common stock was determined by applying a discount to the actively traded Class A shares, which have an observable market price. The discount was calculated as the average discount of the Class B share price (derived) compared to the Class A share price (observable) for SPACs that have actively traded “Rights”.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2022 and 2021, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature, except warrant liabilities (See Note 9).

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recently Issued Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt — Debt with Conversion and Other Options” (Subtopic 470-20) and “Derivatives and Hedging — Contracts in Entity’s Own Equity” (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for the Company for the fiscal year beginning after December 15, 2023, including interim periods within

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A Common Stock, $0.0001 par value, and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per whole share (see Note 9).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 585,275 Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $5,852,750.

The Private Placement Units are identical to the Units, except that (a) the Private Placement Units and their component securities will not be transferable, assignable or saleable until 30 days after the consummation of the Company’s initial business combination except to permitted transferees and (b) the Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) may be exercised by the holders on a cashless basis and (ii) will be entitled to registration rights.

NOTE 5. RELATED PARTY TRANSACTIONS

Introducing Advisor Agreement

On June 26, 2021, the Company entered into an introducing advisor agreement (the “Introducing Advisor Agreement”) with ARC Group Limited, the Company’s financial advisor (“ARC”), pursuant to which ARC will make strategic introductions to the Company of potential target companies and/or their subsidiaries, affiliates, or representatives (each an “Advisor Target”) who may be interested in potential business combinations with the Company. In consideration for ARC’s services under the Introducing Advisor Agreement, we agreed to (i) pay to ARC (a) a retainer of $50,000 upon execution of the Introducing Advisor Agreement and (b) a success fee of $100,000 upon the closing our initial business combination, and (ii) cause to be issued to ARC equity interests in the post-combination company representing a five-percent (5%) ownership interest in the post-combination company, if at any time prior to June 25, 2022 (the “Termination Date”), or within six (6) months after the consummation of an initial business combination or any financing with any Advisor Target or any affiliate of an Advisor Target (the “Equity Issuance”).

On March 22, 2022, the Company and ARC entered into the First Amendment to the Introducing Advisor Agreement, pursuant to which both parties agreed that the Company would pay to ARC an additional success fee equivalent to five percent (5%) on any PIPE that was brought by ARC in connection with the Company’s initial business combination upon the closing of the Company’s initial business combination.

On December 31, 2022, the Company and ARC entered into the Second Amendment to the Introducing Advisor Agreement, pursuant to which both parties agreed to extend the Termination Date to December 31, 2024, and to change the performance condition for the Equity Issuance from the closing of an initial business combination to the execution of a business combination agreement. On December 31, 2022, following the execution of the Second Amendment to the Introducing Advisor Agreement, the performance condition for the Equity Issuance was deemed to have been met, and ARC was issued 1,378,517 shares of the Company’s Class B Common Stock, up to 143,766 shares of which are subject to forfeiture if the public stockholders exercise redemption rights with respect to any of the remaining outstanding shares of Class A Common Stock.

Founder Shares

On February 25, 2021, the Company issued an aggregate of 2,875,000 shares of Class B Common Stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On February 25, 2021, the Sponsor transferred 15,000 shares to the Company’s Chief Executive Officer, 15,000 shares to the Company’s Chief Financial Officer and 5,000 shares to two of the Company’s independent directors. Following the determination of the Company’s third independent director, on March 23, 2021, the Sponsor transferred 5,000 shares to such independent director. The Founder Shares which the Sponsor and its permitted transferees will collectively own, on an as-converted basis, represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. In connection with the Introducing Advisors Agreement, on December 31, 2022, ARC was granted 1,378,517 shares of Class B common stock, $0.0001 par value per share, up to 143,766 of which are subject to forfeiture by ARC if the Company’s public shareholders exercise redemption rights with respect to any of outstanding shares of Class A common stock.

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the Company’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

On February 8, 2021, the Sponsor committed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and was payable on the earlier of July 31, 2021 or the completion of the Initial Public Offering. On June 1, 2021, the $78,925 outstanding under the promissory note was repaid in full. On December 31, 2022 and 2021, there is no amount outstanding under the promissory note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into units at a price of $10.00 per unit. The Units will be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. On December 31, 2022 and 2021, there is $207,081 and nil outstanding under the Working Capital Loans, respectively.

The Company’s second amended and restated certificate of incorporation provides that, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months from the closing of the Company’s initial public offering, the Company may, by resolution of the Company’s board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of the Company’s second amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate the initial Business Combination to be extended, the Sponsor or its affiliates or designees, upon five business days advance notice prior to the applicable deadline, must deposit into the Trust Account $1,150,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit), on or prior to the date of the applicable deadline, for each of the available three month extensions, providing a total possible Business Combination period of 18 months at a total payment value of $2,300,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit) (the “Extension Loans”). Any such payments would be made in the form of non-interest-bearing loans. If the Company completes its initial Business Combination, the Company will, at the option of the Sponsor, repay the Extension Loans out of the proceeds of the Trust Account released to the Company or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the Private Placement Units. If the Company does not complete a Business Combination, the Company will repay such loans only from funds held outside of the Trust Account. Furthermore, the letter agreement among the Company and the Company’s officers, directors, and the Sponsor contains a provision pursuant to which the Sponsor will agree to waive its right to be repaid for such loans to the extent there is insufficient funds held outside of the Trust Account in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. The public stockholders will not be afforded an opportunity to vote on the extension of time to consummate an initial Business Combination from 12 months to 18 months described above or redeem their shares in connection with such extensions. Pursuant to the foregoing, on May 5, 2022, the Company extended the date by which the Company had to consummate a business combination from May 11, 2022 to August 11, 2022. On August 10, 2022, the Company extended the date by which the Company had to consummate a business combination from August 11, 2022 to November 11, 2022.

As described in Note 1, on November 11, 2022, the Stockholders of the Company approved the Extension Amendment and the Trust Amendment to allow the Company to extend the deadline by which it must complete its initial business combination by up to nine one-month periods from November 11, 2022. In connection with each such extension, Data Knights, LLC, the Company’s sponsor, caused $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, deposited in the Trust Account in connection with the exercise of the monthly extension. In connection with each such extension, the Company will have until April 11, 2023 to consummate a Business Combination (see Note 11). On December 31, 2022 and 2021, there is $2,545,838 and nil outstanding under the Extension Loan, respectively.

Administrative Services Arrangement

Commencing on the date of the prospectus and until completion of the Company’s Business Combination or liquidation, the Company may reimburse ARC Group Ltd., an affiliate of the Sponsor, up to an amount of $10,000 per month for office space, secretarial and administrative support. For the year ended December 31, 2022, we have incurred $120,000 in fees under this agreement. From February 8, 2021(inception) to December 31, 2021, the Company incurred $80,000 in fees under this agreement.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on May 6, 2021, the holders of the Founder Shares, Private Placement Units (including the securities contained therein), the units (including the securities contained therein) that may be issued upon conversion of the Working Capital Loans, and any shares of Class A Common Stock issuable upon the exercise of the Placement Warrants and any shares of Class A Common Stock, warrants (and underlying Class A Common Stock) that may be issued upon conversion of the units issued as part of the working capital loans and Class A Common Stock issuable upon conversion of the founder shares are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriter a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The aforementioned option was exercised on May 11, 2021.

The underwriter was paid a cash underwriting discount of two percent (2.00%) of the gross proceeds of the Initial Public Offering, or $2,300,000. In addition, the underwriter is entitled to a deferred fee of three and a half percent (3.50%) of the gross proceeds of the Initial Public Offering, or $4,025,000. The deferred fee was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

Right of First Refusal

For a period beginning on May 7, 2021 and ending 12 months from the closing of a business combination, we have granted the underwriters a right of first refusal to act as lead-left book running manager and lead left manager for any and all future private or public equity, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of our Registration Statement.

First Amendment to the Introducing Advisor Agreement

On March 22, 2022, the Company and ARC entered into the First Amendment to the Introducing Advisor Agreement, pursuant to which both parties agreed that the Company would pay to ARC an additional success fee equivalent to five percent (5%) on any PIPE that was brought by ARC in connection with an initial business combination upon the closing of an initial business combination.

Second Amendment to the Introducing Advisor Agreement

On December 31, 2022, the Company and ARC entered into the Second Amendment to the Introducing Advisor Agreement, pursuant to which both parties agreed to extend the Termination Date to December 31, 2024, and to change the performance condition for the Equity Issuance from the closing of an initial business combination to the execution of a business combination agreement. On December 31, 2022, following the execution of the Second Amendment to the Introducing Advisor Agreement, the performance condition for the Equity Issuance was deemed to have been met, and ARC was issued 1,378,517 shares of the Company’s Class B Common Stock, up to 143,766 shares of which are subject to forfeiture if the public stockholders exercise redemption rights with respect to any of the remaining outstanding shares of Class A Common Stock.

NOTE 7. WARRANT LIABILITY

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of its initial Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Company’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.. Notwithstanding the above, if the Company’s shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, it may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption of warrants when the price per Class A Common Stock equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per Public Warrant;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A Common Stock and equity-linked securities) for any 20 trading days within a 30-trading day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Window and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.The Placement Warrants were identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Placement Warrants and the Class A Common Stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

In addition, if (x) the Company issues additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price and the $10.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to the greater of the Market Value and the Newly Issued Price.

The Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Placement Warrants and the Class A Common Stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

At December 31, 2022 and 2021, the Company accounted for the aggregate 12,085,275 warrants issued in connection with the Initial Public Offering (the 11,500,000 Public Warrants and the 585,275 Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value, with the change in fair value recognized in the Company’s statement of operations.

NOTE 8. STOCKHOLDER’S EQUITY

Preferred Shares — The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2022 and 2021, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A Common Stock with a par value of $0.0001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share. At December 31, 2022 and 2021, there were 12,085,275 shares of Class A Common Stock issued and outstanding, including 585,275 shares of non-redeemable Class A Common Stock issued in connection with the private placement (Note 4), and 11,500,000 shares of Class A Common Stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue up to 10,000,000 shares of Class B Common Stock with a par value of $0.0001 per share. Holders of the Company’s Class B Common Stock are entitled to one vote for each share. On February 25, 2021, the Sponsor transferred 15,000 shares to the Company’s Chief Executive Officer, 15,000 shares to the Company’s Chief Financial Officer and 5,000 shares to two of the Company’s independent directors. Following the determination of the Company’s third independent director, on March 23, 2021, the Sponsor transferred 5,000 shares to such independent director.

On December 31, 2022, ARC Group Limited, the Company’s Financial Advisor, was granted 1,378,517 shares of Class B common stock with a par value of $0.0001 per share, up to 143,766 of which are subject to forfeiture if the Company’s public stockholders exercise redemption rights with respect to any of the Company’s remaining outstanding shares of Class A common stock.

At December 31, 2022 and 2021, there were 4,253,517 and 2,875,000 shares of Class B Common Stock issued and outstanding, respectively.

Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law.

The shares of Class B Common Stock will automatically convert into shares of Class A Common Stock at the time of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A Common Stock, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B Common Stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A Common Stock and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent units and its underlying securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

The Company may issue additional common stock or preferred stock to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

NOTE 9. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and derivative warrant liabilities that are measured at fair value on a recurring basis as of December 31, 2022 and 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

	December 31,2022
	Quoted Prices in	Significant Other	Significant Other
	Active Markets	Observable Inputs	Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Asset:
Investments held in Trust Account	$29,029,416	$—	$—

Warrant Liabilities:
Public Warrants	$345,000	$—	$—
Private Placement Warrants	$—	$—	$17,558

	December 31,2021
	Quoted Prices in	Significant Other	Significant Other
	Active Markets	Observable Inputs	Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Asset:
Investments held in Trust Account	$117,320,973	$—	$—

Warrant Liabilities:
Public Warrants	$4,600,000	$—	$—
Private Placement Warrants	$—	$—	$251,668

The Warrants are measured at fair value on a recurring basis. The Public Warrants were valued initially and at each reporting period that the warrants were not actively traded, using a Monte Carlo simulation. As of December 31, 2022 and 2021, the Public Warrants were valued using the instrument’s publicly listed trading price, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market. Private Placement Warrants were valued using a Monte Carlo valuation model using level 3 inputs at initial valuation and as of December 31, 2022 and 2021.

At December 31, 2022 and 2021, assets held in the Trust Account were comprised of $29,029,416 in money market mutual fund and $117,320,973 in U.S. Treasury Securities, respectively. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments and are considered Level 1 assets.

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the consolidated statement of operations.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company classified each warrant as a liability at its fair value and the warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to remeasurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

The Company utilized a Monte Carlo simulation to estimate the fair value of the Public warrants at each reporting period for its warrants that are not actively traded. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. On June 22, 2021, the Public Warrants surpassed the threshold waiting period to be publicly traded. Once publicly traded, the observable input qualifies the liability for treatment as a Level 1 liability. As such, as of December 31, 2022 and 2021, the Company classified the Public Warrants as Level 1.

The estimated fair value of the Private Placement Warrants is determined using Level 3 inputs. Inherent in a Monte Carlo model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the Warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. During the year ended December 31, 2022 and for the period from February 8, 2021 (inception) through December 31, 2021 there were no transfers between levels.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:

	December 31,2022	December 31,2021
	(Private Warrants)	(Private Warrants)
Exercise price	$11.50	$11.50
Share price	$10.44	$10.10
Expected term (years)	5.12	5.36
Probability of Acquisition	2.75%	100.0%
Volatility	4.2%	7.4%
Risk-free rate	3.91%	1.28%
Dividend yield (per share)	$0.00	$0.00

The change in the fair value of the derivative warrant liabilities for the year ended December 31, 2022 and for the period from February 8, 2021(inception) to December 31, 2021 is as follows:

	Private Warrants	Public Warrants	Total Warrant Liability
Fair value as of February 8, 2021(inception)	$—	$—	$—
Change in valuation inputs or other assumptions(1)	251,668	4,600,000	4,851,668
Fair value as of December 31, 2021	251,668	4,600,000	4,851,668
Change in valuation inputs or other assumptions(1)	(234,110)	(4,255,000)	(4,489,110)
Fair value as of December 31, 2022	$17,558	$345,000	$362,558
(1)	Changes in valuation inputs or other assumptions are recognized in the change in fair value of warrant liability in the consolidated statement of operations.

NOTE 10. INCOME TAX

The income tax provision consists of the following:

		For the period from
		February 8, 2021
		(inception)
	Year Ended	Through
	December 31,	December 31,
	2022	2021
Federal
Current	$214,850	$—
Deferred	(715,345)	(118,531)
State and Local
Current	$—	$—
Deferred	—	—
Change in valuation allowance	715,345	118,531
Income tax provision	$214,850	$—

The Company’s net deferred tax assets are as follows:

		For the period from
		February 8, 2021
		(inception)
	Year Ended	Through
	December 31,	December 31,
	2022	2021
Deferred Tax Assets
Net Operating Loss	$—	$31,893
Sec. 195 Start-up Costs	833,875	88,493
Total Deferred Tax Assets	833,875	120,386
Deferred Tax Liability	—	—
Unrealized gain on Investment in Trust Account	—	(1,855)
Total Deferred Tax Assets	833,875	(1,855)
Less: Valuation allowance	(833,875)	(118,531)
Deferred Tax Assets, net of allowance	$—	$—

As of December 31, 2022 and 2021, the Company had zero and $162,132 of U.S. federal and state net operating loss carryovers available to offset future taxable income. The federal net operating losses can be carried forward indefinitely, subject to a limitation in utilization against 80% of annual taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of deferred tax assets and therefore established a full valuation allowance of $833,875 and $118,531 as of December 31, 2022 and 2021.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

		For the period from
		February 8, 2021
		(inception)
	Year Ended	Through
	December 31,	December 31,
	2022	2021
Statutory federal income tax rate	21.00%	21.00%
State taxes, net of federal tax benefit	—%	—%
Change in fair value of derivative liabilities	(170.93)%	(25.89)%
Transaction costs	59.18%	—%
Transaction costs allocated to warrant issuance	—%	2.57%
Change in valuation allowance	129.71%	2.32%
Income tax provision	38.96%	—%

The Company’s effective tax rates for the periods presented differ from the expected (statutory) rates due to the recording of full valuation allowances on deferred tax assets.

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. There were no unrecognized tax benefits as of December 31, 2022 and 2021. No amounts were accrued for the payment of interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

NOTE 11. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identified any subsequent events that would have required adjustment or disclosure in the financial statements other than as described below.

On January 5, 2023, the Company elected to exercise its third-month extension to the Termination Date, which extended its deadline to complete its initial business combination from January 11, 2023 to February 11, 2023, by depositing $0.045 per share for each Public Share outstanding after giving effect to the redemptions disclosed above, or approximately $122,920, was deposited in the Trust Account.

On February 8, 2023, the Company elected to exercise its fourth-month extension to the Termination Date, which extended its deadline to complete its initial business combination from February 11, 2023 to March 11, 2023, by depositing $0.045 per share for each Public Share outstanding after giving effect to the redemptions disclosed above, or approximately $122,920, was deposited in the Trust Account.

On March 6, 2023, the Company elected to exercise its fifth-month extension to the Termination Date, which extended its deadline to complete its initial business combination from March 11, 2023 to April 11, 2023, by depositing $0.045 per share for each Public Share outstanding after giving effect to the redemptions disclosed above, or approximately $122,920, was deposited in the Trust Account.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of OneMedNet Corporation:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of OneMedNet Corporation as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2022

Lakewood, CO

March 23, 2023

ONEMEDNET CORPORATION

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$270,859	$699,320
Accounts receivable, net of allowance (2022 – $102,700 & 2021 – $22,533)	18,975	91,742
Prepaid expenses and other assets	100,945	42,231
Receivable from SPAC for IPO Related Costs	900,152	—
Total current assets	1,290,931	833,293
Non-Current assets:
Property and Equipment, Net	83,097	49,767
Total assets	1,374,028	$883,060
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable & accrued expenses	1,134,752	$758,815
Deferred revenues	183,683	642,350
Convertible promissory notes	8,490,000	3,350,000
Total current liabilities	9,808,435	4,751,165
Long Term Liabilities:
Convertible promissory notes	1,500,000	1,500,000
Canada Emergency Business Loan Act	44,144	46,897
Accrued interest, related party	690,772	287,610
Total liabilities	12,043,351	6,585,672
Stockholders’ Equity (Deficit)
Preferred Series A-2, par value $0.0001, 4,200,000 shares authorized and 3,853,797 shares issued and outstanding as of December 31, 2022 and 2021	385	385
Preferred Shares A-1, par value $0.0001, 4,400,000 shares authorized and, 3,024,000 shares issued and outstanding as of December 31, 2022 and 2021	320	320
Common Stock, par value $0.0001, 30,000,000 shares authorized and 4,550,166 shares issued and outstanding as of December 31, 2022 and 4,342,666 as of December 31, 2021 respectively	455	434
Additional paid in capital	21,206,738	19,607,173
Accumulated deficit	(31,877,221)	(25,310,924)
Total stockholders’ equity (deficit)	(10,669,323)	(5,702,612)
Total liabilities and stockholders’ equity (deficit)	$1,374,028	$883,060

The accompanying notes are an integral part of these consolidated financial statements.

ONEMEDNET CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2022	2021
Revenue	1,152,738	$1,091,777
Cost of Revenue	1,513,428	1,205,184
Gross Margin	(360,690)	(113,407)
Operating Expenses
General and administrative	3,446,329	1,196,712
Operations	398,760	152,461
Sales & Marketing	957,690	605,235
Research and Development	952,701	642,765
Total Operating Expenses	5,755,480	2,597,173
Operating loss	(6,161,170)	(2,710,580)
Other Expense (income)
Interest expense	403,307	(195,381)
Other expense	46,820	34,908
	450,127	$230,289
Net loss	$(6,566,297)	$(2,940,869)

Earnings per Share December 31, 2022 – $1.44 and 2021 – $0.68

Diluted Earnings per Share December 31, 2022 – $0.44 and 2021 – $0.23

The accompanying notes are an integral part of these consolidated financial statements.

ONEMEDNET CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Series A-2		Series A-1
	Preferred Stock		Preferred Stock		Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Equity
Balances, December 31, 2020	3,853,797	$385	3,204,000	$320	3,834,666	$383	$19,905,353	$(22,370,058)	$(2,859,617)
Issuance of common shares in exchange for services	—	—	—	—	508,000	51	50,749	—	50,800
Stock-based compensation expense	—	—	—	—	—	—	47,071	—	47,071
2021 net loss	—	—	—	—	—	—	—	(2,940,866)	(2,940,866)
Balances, at December 31, 2021	3,853,797	$385	3,204,000	$320	4,342,666	$434	$19,607,173	$(25,310,924)	$(5,702,612)
Issuance of common shares in exchange for services	—	—	—	—	200,000	20	199,980	—	200,000
Issuance of common shares in exchange for cash at $1.00 per share	—	—	—	—	7,500	0.75	7,499	—	7,500
Stock-based compensation expense	—	—	—	—	—	—	1,392,086	—	1,392,086
2022 net loss	—	—	—	—	—	—	—	(6,566,297)	(6,566,297)
Balances, December 31, 2022	3,853,797	$385	3,204,000	$320	4,550,166	$455	$21,206,738	$(31,877,221)	$(10,669,323)

The accompanying notes are an integral part of these consolidated financial statements.

ONEMEDNET CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	2021	2020
Cash Flows From Operating Activities:
Net Loss	$(6,566,297)	$(2,940,866)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	24,807	14,466
Stock-based compensation expense	1,599,586	97,871
Changes in assets and liabilities:
Accounts Receivable	(52,466)	81,092
Allowance Bad Debt	125,233	22,533
Other current assets	(958,865)	(23,164)
Accounts payable & accrued expenses	375,937	367,696
Deferred revenue	(458,667)	535,977
Net cash flows used in operating activities	$(5,910,732)	$(1,844,395)
Cash used for Investing Activities
Purchase of property and equipment	(58,137)	(29,936)
Cash flow from Financing Activities
Proceeds from Canada Emergency Business Loan Act	$(2,754)	$47
Proceeds from issuance of convertible promissory note payable	5,543,162	2,494,421
Net cash flows from financing activities	5,540,408	2,494,468
Net change in cash and cash equivalents	(428,462)	(620,137)
Cash and Cash Equivalents, Beginning	699,320	79,183
Cash and Cash Equivalents, Ending	$270,859	$699,320

The accompanying notes are an integral part of these consolidated financial statements.

ONEMEDNET CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Summary of Significant Accounting Policies Nature of Operations

OneMedNet Corporation (the “Company”) is a healthcare software company with solutions focused on digital medical image management, exchange, and sharing. The Company was incorporated in Delaware on September 20, 2006. The Company has been solely focused on creating solutions that simplify digital medical image management, exchange, and sharing. The Company has one wholly- owned subsidiary, OneMedNet Technologies (Canada) Inc., incorporated on October 16, 2015 under the provisions of the Business Corporations Act of British Columbia whose functional currency is the Canadian dollar.

Basis of Presentation

The consolidated financial statements of the Company have been prepared on the basis of generally accepted accounting principles in the United States of America (US GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid, short-term investments with a maturity of three months or less when purchased. Cash equivalents consist of money market funds and are carried at cost, which approximates fair value. The balances, at times, may exceed FDIC Insured limits.

Accounts Receivable

Accounts receivable are unsecured, recorded at net realizable value, and do not bear interest. Accounts receivable are considered past due if not paid within the terms established between the Company and the customer. Amounts are only written off after all attempts at collections have been exhausted. The Company determines the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. As of December 31, 2022 and 2021, the Company established allowances of $102,700 and $22,533 respectively. The net receivable balances outstanding are fully collectible.

Property and Equipment

Property and equipment are recorded at cost. The straight-line method is used for computing depreciation and amortization. Assets are depreciated over their estimated useful lives ranging from three to five years. Cost of maintenance and repairs are charged to expense when incurred.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. There have been no losses during the year ended December 31, 2022 or 2021.

Revenue Recognition

Revenue from all customers is recognized when a performance obligation is satisfied by transferring control of a distinct good or service to a customer. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account under topic 606. A contract’s transaction price is allocated to each distinct performance obligation in proportion to the standalone selling price for each and recognized as revenue when, or as, the performance obligation is satisfied.

The steps the company uses to determine revenue recognition are as follows: identification of the contract with a customer, identification of the performance obligations, determining the transaction price, allocation of the transaction price to the performance obligation and recognition of revenue when the Company satisfies the performance obligation.

Individual promised goods and services in a contract are considered a performance obligation and accounted for separately if the good or service is distinct. A good or service is considered distinct if the customer can benefit from the good or service on its own or with other resources that are readily available to the customer and the good or service is separately identifiable from other promises in the arrangement.

The Company generates revenue from two streams: (1) iRWD (imaging Real World Data) which provides regulatory grade imaging and clinical data in the Pharmaceutical, Device Manufacturing, CRO’s and AI markets, and (2) BEAM which is a Medical Imaging Exchange platform between Hospital/Healthcare Systems, Imaging Centers, Physicians and Patients.

iRWD is sold on a fixed fee basis based on the number of data units and the cost per data unit committed to in the customer contract. Revenue is recognized when the data is delivered to the customer. BEAM revenue is subscription-based revenue which is recognized ratably over the subscription period committed to by the customer. The company invoices its BEAM customers quarterly or annually in advance with the customer contracts automatically renewing unless the customer issues a cancellation notice.

The Company excludes from revenue taxes collected from a customer that are assessed by a governmental authority and imposed on and concurrent with a specific revenue-producing transaction.

The transaction price for the products is the invoiced amount. Advanced billings from contracts are deferred and recognized as revenue when earned.

Deferred revenue consists of payments received in advance of performance under the contract. Such amounts are generally recognized as revenue over the contractual period. The Company receives payments from customers based upon contractual billing schedules. Accounts receivable is recorded when the right to consideration becomes unconditional. Payment terms on invoiced amounts typically range from zero to 90 days, with typical terms of 30 days.

Income Taxes

Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amount and the tax basis of assets and liabilities. The Company provides for deferred taxes at the enacted tax rate that is expected to apply when the temporary differences reverse. The Company has recorded a full valuation allowance against the net deferred tax asset due to the uncertainty of realizing the related benefits.

Patents and Trademarks

Costs associated with the submission of a patent application are expensed as incurred given the uncertainty of the patents resulting in probable future economic benefits to the Company and are included in research and development expenses on the consolidated statements of operations.

Research and Development

Research and development expenditures were charged to operating expense as incurred for the years ended December 31, 2022 and 2021.

Stock-based Compensation

The Company has a stock-based compensation plan, which is described in more detail in Note 8. The fair value of stock option and warrant grants are determined on the date of grant using the Black Scholes valuation model. Forfeitures of stock based awards are recorded as the actual forfeitures occur. Stock based compensation expense is recognized over the service period, net of estimated forfeitures, using the straight-line method.

	2022	2023	2024	2025
Equivalent Common Shares, 2009 Equity Plan	383,000	383,000	383,000	383,000
Equivalent Common Shares, 2020 Equity Plan	184,581	400,581	549,512	648,000
	567,581	783,581	932,512	1,031,000

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This guidance introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. The ASU also provides updated guidance regarding the impairment of available-for-sale debt securities and includes additional disclosure requirements. The new guidance is effective for fiscal periods beginning after December 15, 2022. Early adoption is permitted. The Company is currently assessing the effect that ASU No. 2016- 13 will have on its consolidated financial statements and related disclosures.

The Company has issued convertible promissory notes with related party investors. In order to simplify, and provide less confusion, on accounting for debt with conversion options, FASB release ASU 2020-06 in August 2020. ASU 2020-06 simplifies the accounting for convertible instruments. The embedded conversion features are no longer separated from the debt with conversion features that are not required to be accounted for as derivatives under or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost and therefore will be accounted for as a single equity instrument measured at its historical cost. The Company has early adopted ASU 2020-06 and therefore a derivative liability has not been recorded.

2.    Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company does not have adequate liquidity to fund its operations through at least twelve months from the date these financial statements were available for issuance. The Company has an accumulated deficit of $31,877,221 (2021-$25,310,924) and has had negative cash flows from operating activities for the year ended December 31, 2022. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

To continue in existence and expand its operations, the Company will be required to, and management plans to, raise additional working capital through an equity or debt offering and ultimately attain profitable operations. If the Company is not able to raise additional working capital, it would have a material adverse effect on the operations of the Company and continuing research and development of its product.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to continue receiving working capital cash payments and generating cash flow from operations.

3.    Property and Equipment

Property and equipment are summarized as of December 31:

	2022	2021
Computers	$259,206	$202,777
Furniture and equipment	3,785	3,785
Total Property and Equipment	262,991	206,562
Less: accumulated depreciation	(179,895)	(156,794)
Net Property and Equipment	$83,097	$49,767

Depreciation and amortization expense was $24,807 and $14,466 for the years ended December 31, 2022 and 2021, respectively.

4.    Income Taxes

The Company has generated both federal and state net operating losses (NOL) of approximately $21 million and $23 million, respectively, which if not used, will begin to expire in 2030. The Company believes that its ability to fully utilize the existing NOL carryforwards could be restricted on a portion of the NOL by changes in control that may have occurred or may occur in the future and by its ability to generate net income. The Company has not yet conducted a formal study of whether, or to what extent, past changes in control of the Company impairs its NOL carryforwards because such NOL carryforwards cannot be utilized until the Company achieves profitability.

Components of deferred income taxes are as follows as of December 31:

	2022	2021
Deferred Tax Assets
Net operating loss carry forward	$6,973,587	$5,604,237
Stock Compensation	481,144	467,925
Other	53,268	51,617
Gross deferred tax assets	7,507,999	6,123,778
Less valuation allowance	(7,507,999)	(6,123,778)
Net deferred tax assets	$—	$—

The change in the valuation allowance was $1,384,220 and $764,878 for the years ended December 31, 2022 and 2021, respectively.

The effective tax rate for the years ended December 31, 2022 and 2021 differs from the federal and state statutory rates due to the full valuation allowance.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statement is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The tax years from inception through December 31, 2022 remain subject to examination by all major taxing authorities due to the net operating loss carryovers. The Company is not currently under examination by any taxing jurisdiction. The Company did not incur any interest or penalties during the years ended December 31, 2022 or 2021.

5.    Convertible Promissory Notes held by Related Party

During 2022, the Company entered into various Convertible Promissory Notes (“Note”) with related party investors totaling $4,700,000 (2020 — $2,300,000) and unrelated party investors of $440,000. The Notes issued are unsecured and bear an interest rate of six percent annually from the date of issuance until the outstanding principal is paid or converted. On November 11, 2022 the Convertible note agreement was amended and restated in order to (i) provide for the sale and issuance to Purchasers from the effective date of January 1, 2022 and after the date of this Agreement of up to an additional $3,000,000 aggregate principal amount of Notes and warrants to purchase shares of the Company’s capital stock, (ii) provide for the sale and issuance to Purchasers who purchased Notes under the Prior Agreement between the Effective Date and the date of this Agreement of warrants to purchase shares of the

Company’s common stock at an exercise price of $1.00 per share; (iii) extend the maturity date of all outstanding Notes from December 31, 2022 to March 31, 2023.

The principal and unpaid accrued interest on each Note will convert; (i) automatically, upon the Company’s issuance of equity securities (the “Next Equity Financing”) in a single transaction, or series of related transactions, with aggregate gross proceeds to the Company of at least $5,000,000, into shares of the Company’s capital stock issued to investors in the Next Equity Financing, at a conversion price equal to the lesser of (A) a 20% discount to the lowest price per share of shares sold in the Next Equity Financing, or (B) $2.50 per share; (ii) at the noteholder’s option, in the event of a defined Corporate Transaction while such Note remains outstanding, into shares of the Company’s Series A-2 Preferred Stock at a conversion price equal to $2.50 per share; and (iii) at the noteholder’s option, on or after the Maturity Date while such Note remains outstanding, into shares of the Company’s Series A-2 Preferred Stock at a conversion price equal to $2.50 per share.

If a Corporate Transaction occurs before the repayment or conversion of the Notes, the Company will pay at the closing of the Corporate Transaction to each noteholder that elects not to convert its Notes in connection with such Corporate Transaction an amount equal to the outstanding principal amount of such noteholder’s Note plus a 20% premium. “Corporate Transaction” means (a) a sale by the Company of all or substantially all of its assets, (b) a merger of the Company with or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity) or (c) the transfer of more than 50% of the Company’s voting securities to a person or group.

During November 2019, the Company entered into a Convertible Promissory Note (“Note”) agreement with a related party investor. The total amount of the Note is $1,500,000. The Note is unsecured and bears interest at a rate of four percent annually from the date of issuance until the outstanding principal is paid or converted. The Note matures on January 1, 2025. The Note shall automatically convert into the next offering of preferred stock upon closing of such next equity financing. The number of shares of preferred stock to be issued upon conversion shall be equal to the number obtained by dividing the outstanding principal and unpaid accrued interest owed on the date of conversion, by the conversion price.

The conversion price is 100 percent of the lowest price per share paid for the next equity preferred stock by other investors in the next equity financing. In the event that prior to the conversion or repayment of amounts owed, the Company completes a financing transaction in which the Company sells equity securities but such transaction does not qualify as next equity financing (i.e., an “alternative financing”), then the principal and unpaid accrued interest may (upon written election of the purchaser holding the Note) convert into the securities issued by the Company in the alternative financing. The number of alternative financing equity securities to be issued upon such conversion shall be equal to the number obtained by dividing the outstanding principal and unpaid accrued interest owed by an amount equal to 100 percent multiplied by the lowest price per share at which the alternative financing equity securities are sold and issued for cash in the alternative financing.

As of December 31, 2022 and December 31, 2021, there was $9,990 000 and $4,850,000 in outstanding principal balance on the Notes, respectively, and $690,771 and $287,609 in accrued interest, respectively, all included in long-term liabilities on the balance sheet. There were no payments of principal or interest during 2022. In connection with the $5,140,000 in convertible notes issued in 2022, 2,056,000 in warrants were issued.

6.    Canadian Emergency Business Loan Act (CEBA)

During December 2020, the Company applied for and received a $46,850 USD CEBA loan. The loan was provided by the Government of Canada to provide capital to organizations to see them through the current challenges and better position them to return to providing services and creating employment. The loan is unsecured. The loan is interest free to December 31, 2023. If the loan is paid back by December 31, 2023, $15,617 of the loan will be forgiven. If the loan is not paid back by December 31, 2023, the full $46,850 loan will be converted to loan repayable over three years with a 5% interest rate.

The Company accounted for the loan as debt in accordance with FASB Accounting Standards Codification 470 Debt and accrued interest in accordance with the interest method under FASB ASC 835-30. Full or partial loan forgiveness with legal release reduces the liability by the amount forgiven and record a gain on extinguishment in the statement of operations.

7.    Shareholders’ Equity Series A-2 Preferred Stock

The Series A-2 preferred stock includes a $0.15 per share annual noncumulative dividend when and if declared by the board of directors. No dividends have been declared as of both December 31, 2022 or 2021. The Series A-2 preferred stock also includes a liquidation preference of 1.25 times the original issue price plus any declared but unpaid dividends upon the liquidation, dissolution, merger or sale of substantially all the assets of the Company and have a preference upon liquidation over Series A-1 preferred stock and common stock.

Each share of Series A-2 preferred stock may be converted into equal shares of common stock at the option of the holder at any time. In addition, the Series A-2 preferred stock shares are automatically convertible into common shares upon the sale of shares of common stock to the public at the then applicable conversion price in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20 million in proceeds, net of underwriting discounts and commissions. Each share of Series A-2 preferred stock has voting rights equal to the number of shares of common stock then issuable upon conversion of such share of preferred stock.

The Company is obligated to redeem shares of Series A-2 Preferred Stock in the occurrence of a Deemed Liquidation Event unless a majority of the holders of Series A-2 Preferred Stock and a majority of the Series A-1 Preferred Stock consent otherwise.

Series A-1 Preferred Stock

The Series A-1 preferred stock includes a $0.15 per share annual noncumulative dividend when and if declared by the board of directors. No dividends have been declared as of both December 31, 2022 or 2021. The Series A-1 preferred stock also includes a liquidation preference of 1.25 times the original issue price plus any declared but unpaid dividends upon the liquidation, dissolution, merger or sale of substantially all the assets of the Company and have a preference upon liquidation over common stock.

Each share of Series A-1 preferred stock may be converted into equal shares of common stock at the option of the holder at any time. In addition, the Series A-1 preferred stock shares are automatically convertible into common shares upon the sale of shares of common stock to the public at the then applicable conversion price in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20 million in proceeds, net of underwriting discounts and commissions. Each share of Series A-1 preferred stock has voting rights equal to the number of shares of common stock then issuable upon conversion of such share of preferred stock.

The Company is obligated to redeem shares of Series A-1 Preferred Stock in the occurrence of a Deemed Liquidation Event unless a majority of the holders of Series A-1 Preferred Stock consent otherwise.

Common Stock

In 2022, in connection with services performed by the Board of Directors common shares of 100,000 for 2021 and 100,000 for 2022 were issued at $1.00 per share. These were expensed as general and administrative expenses in the statement of operations.

8.     Stock Options

During 2020, the Company adopted a new equity incentive plan (the Plan), which provides for the granting of incentive and nonqualified stock options to employees, directors, and consultants. As of December 31, 2020, the Company has reserved 3,000,000 shares of common stock under the Plan. The Company believes that such awards better align the interests of its employees with those of its stockholders. Option awards are generally granted with an exercise price equal to the fair market value of the Company’s stock at the date of grant; those option awards generally vest with a range of one to four years of continuous service and have ten-year contractual terms. As there is no public data available for the share price valuation, the Company considers the Fair Market Value of $1 to be on the conservative side and similar to the exercise price. Certain option awards provide for accelerated vesting if there is a change in control, as defined in the Plan. The Plan also permits the granting of restricted stock and other stock-based awards. Unexercised options are cancelled upon termination of employment and become available under the Plan.

Information with respect to options outstanding is summarized as follows:

		Weighted-
	Options	Average	Aggregate
	Outstanding	Exercise Price	Intrinsic Value
Outstanding as of December 31, 2020	1,995,000	$1.00	$1,995,000
Granted – under the Plan	25,000
Exercised	—
Cancelled	(1,072,816)
Outstanding as of December 31, 2021	947,184	$1.00	$947,184
Granted – under the Plan	577,000
Exercised	(7,500)
Cancelled	(485,684)
Outstanding as of December 31, 2022	1,031,000
Options exercisable as of December 31, 2022	567,581	$1.00	$567,581

As of December 31, 2022 and 2021, there were 1,031,000 and 947,184 common stock options outstanding with a weighted average remaining contractual life of 7.11 years and 6.01 years, respectively.

As of December 31, 2022 and 2021, there were 567,581 and 723,431 common stock options exercisable at a weighted average remaining contractual life of 5.56 years and 5.27 years, respectively.

Black Scholes Assumptions

The determination of the fair value of stock options using an option valuation model is affected by the Company’s stock price valuation, as well as assumptions regarding a number of complex and subjective variables. The volatility assumption is based on volatilities of similar companies over a period of time equal to the expected term of the stock options. The volatilities of similar companies are used in conjunction with the Company’s historical volatility because of the lack of sufficient relevant history for the Company’s common stock equal to the expected term. The expected term of the employee stock options represents the weighted average period for which the stock options are expected to remain outstanding. The expected term assumption is estimated based primarily on the options’ vesting terms and remaining contractual life and employees’ expected exercise and post- vesting employment termination behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The dividend yield assumption is based on the expectation of no future dividend payouts by the Company.

The fair value of the Company’s stock options was estimated assuming no expected dividends and the following weighted average assumptions:

	2022	2011
Expected life in years	5.89	6.08
Risk-free interest rate	0.55%	0.49%
Expected dividend yield	0.00%	0.00%
Expected volatility	32%	60%

The total expense recognized for share-based payments was $45,584 and $47,071 for the years ended December 31, 2022 and 2021, respectively. These costs are included in the statements of operations. As of December 31, 2022, there was $75,987 of unrecognized compensation costs related to stock option grants which will be recognized over the next four years.

9.     Stock Warrants

In 2021, there were 174,102 outstanding common stock warrants issued for service at a weighted average exercise price of $0.10. The weighted average remaining contractual life was 4.46 years as of December 31, 2022.

In 2022 for the exercise price of $1.00, the company issued 145,746 warrants for 2021 service and 294,000 warrants for 2022 service, 2,056,000 in warrants were issued attached to convertible notes. The weighted average remaining contractual life of the warrants issued in 2022 is 4.49 years. All warrants vested immediately upon grant issuance. The Company expensed $1,346,288 in 2022 in relation to the issuance of the Warrants.

	2022	2023	2024	2025	2026
Equivalent Common Shares, 2020 Grants	174,102	174,102	174,102	174,102	174,102
Equivalent Common Shares, 2021 Grants	145,746	145,746	145,746	145,746	—
Equivalent Common Shares, 2022 Grants	2,310,000	2,310,000	2,310,000	2,310,000	2,310,000
	2,629,848	2,629,848	2,629,848	2,629,848	2,484,102

Black Scholes Assumptions

The determination of the fair value of common stock warrants using an option valuation model is affected by the Company’s stock price valuation, as well as assumptions regarding a number of complex and subjective variables. The volatility assumption is based on volatilities of similar companies over a period of time equal to the expected term of the common stock warrants. The volatilities of similar companies are used in conjunction with the Company’s historical volatility because of the lack of sufficient relevant history for the Company’s common stock equal to the expected term. The expected term of the common stock warrants represents the weighted average period for which the common stock warrants are expected to remain outstanding. The expected term assumption is estimated based primarily on the options’ vesting terms and remaining contractual life. The risk-free rate for periods within the contractual life of the common stock warrant is based on the U.S. Treasury yield curve in effect at the time of grant. The dividend yield assumption is based on the expectation of no future dividend payouts by the Company.

The fair value of the Company’s common stock warrants was estimated assuming no expected dividends and the following weighted average assumptions:

2022
Expected life in years	5.00
Risk-free interest rate	3.88%
Expected Dividend Yield	0.00%
Expected Volatility	60%

10.     Commitments, Contingencies, and Concentrations Operating lease

The Company has a month-to-month lease for a suite at a cost of $575 per month. As well, as part of an employment agreement with the Chief Commercial Officer, rent of $450 a month is reimbursed for the lease this individual personally has for office space.

The Company incurred $7,694 and $6,660 of rent expense, including common tenant costs and cancellation costs, during the years ended December 31, 2022 and 2021, respectively.

11.     Receivable from SPAC for IPO Related Costs

During 2022, the company entered a Business Combination Agreement with SPAC Data Knights. $900,152 of SPAC related expenses are on the Balance Sheet as receivable to be received at close of the merger.

12.     Subsequent Events

The Company has evaluated subsequent events occurring through March 20, 2023, the date the financial statements were available for issuance, for events requiring recording or disclosure in the Company’s financial statements.

During 2023 to the date of this report, the Company issued $750,000 of additional convertible promissory notes to investors in exchange for cash. These promissory notes are unsecured and contain an interest rate of 6% per annum. The notes mature on March 31, 2023. The notes provide for automatic conversion of the principal and interest of the notes into shares of the next preferred stock financing round upon the subsequent receipt of proceeds from the sale of stock in excess of $5,000,000, as defined in the bridge loan agreements.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

Data Knights Acquisition Corp.,

as the Purchaser,

Data Knights Merger Sub, Inc.,

as Merger Sub,

Data Knights, LLC,

in the capacity as the Purchaser Representative,

Paul Casey,

solely in his capacity as the Seller Representative,

and

OneMedNet Corporation,

as the Company,

Dated as of April 25, 2022

A-i

A-ii

A-iii

INDEX OF EXHIBITS

Exhibit	Description
Exhibit A	Form of Voting Agreement
Exhibit B	Form of Sponsor Support Agreement
Exhibit C	Form of Lock-Up Agreement
Exhibit D	Form of Non-Competition and Non-Solicitation Agreement
Exhibit E	Form of Letter of Transmittal
Exhibit F	Form of Equity Incentive Plan
Exhibit G	Form of Registration Rights Agreement
Exhibit H	Extension Escrow Agreement

A-iv

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of April 25, 2022 (the “Effective Date”) by and among (i) Data Knights Acquisition Corp., a company incorporated in Delaware (together with its successors, the “Purchaser”), (ii) Data Knights Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Data Knights, LLC, a Delaware limited liability company in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Security Holders (as defined below) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iv) Paul Casey, solely in his capacity as the representative from and after the Effective Time for the Company Stockholders (as defined below) as of immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Seller Representative”), and (v) OneMedNet Corporation, a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS:

A.The Company, directly and indirectly through its subsidiaries, develops healthcare imaging solutions that provide regulatory-grade real world data for use in discovery, development, regulatory approval, and post-market surveillance in the life sciences industry;

B.The Purchaser owns all of the issued and outstanding capital stock of Merger Sub, which was formed for the sole purpose of the Merger (as defined below);

C.The Parties intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall be exchanged for the right for each Company Stockholder to receive its Pro Rata Share (as defined herein) of the Stockholder Merger Consideration (as defined herein), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, all in accordance with the terms of this Agreement;

D.The boards of directors of the Company, the Purchaser and Merger Sub have each (i) determined that the Merger is fair, advisable and in the best interests of their respective companies and stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to their respective stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger;

E.The Purchaser has received voting and support agreements in the form attached as Exhibit A hereto (collectively, the “Voting Agreements”) signed by the Company, its executive officers and directors, and the Significant Company Holders (as defined herein) sufficient to approve the Merger and the other transactions contemplated by this Agreement;

F.Contemporaneously with the execution of, and as a condition and an inducement to the Purchaser and the Company entering into this Agreement, specified stockholders of Purchaser are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit B (each, a “Sponsor Support Agreement”), pursuant to which each such Purchaser stockholder has agreed (x) not to transfer or redeem any shares of Purchaser Common Stock held by such Purchaser stockholder in accordance with the Insider Letter, (y) to vote in favor of this Agreement and the Merger at the Purchaser Special Meeting in accordance with the Insider Letter and (z) to waive any adjustment to the conversion ratio set forth in the Purchaser Certificate of Incorporation or any other anti-dilution or similar protection with respect to the Purchaser Class B Common Stock (whether resulting from the transactions contemplated hereby, by the Ancillary Documents or by any other transaction consummated in connection with the transactions contemplated hereby);

G.Simultaneously with the execution and delivery of this Agreement, (a) the Significant Company Holders have each entered into a Lock- Up Agreement with Purchaser and the Purchaser Representative, the form of which is attached as Exhibit C hereto (each, a “Lock-Up Agreement”) and (b) Key Management shall have each entered into a Non-Competition and Non-Solicitation Agreement in favor of Purchaser and the Company, the form of which is attached as Exhibit D hereto (each, a “Non-Competition Agreement”), each of which agreements described in clauses (a) and (b) above will become effective as of the Closing;

H.In connection with the execution and delivery of this Agreement, Purchaser will use its reasonable commercial efforts to enter into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) pursuant to which such PIPE Investors, upon the terms and subject to the conditions set forth therein, will purchase at least 3,000,000 shares of Purchaser Common Stock at a purchase price of ten dollars ($10.00) per share, for an aggregate purchase price of at least $30,000,000, in a private placement or placements (the “Private Placement”) to be consummated immediately prior to the consummation of the Merger (collectively, the “PIPE Investment”);

I.Concurrently with the execution and delivery of this Agreement, the Company has deposited $1,150,000 (the “Extension Escrow Amount”) with the Escrow Agent (as defined below) pursuant to an Extension Escrow Agreement, the form of which is attached as Exhibit H hereto (the “Escrow Extension Agreement”);

J.The Parties intend that the Merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code (as defined herein); and

K.Certain capitalized terms used herein are defined in Article XI hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

MERGER

1.1Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to the Company for periods after the Effective Time shall include the Surviving Corporation).

1.2Effective Time. The Parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger for the merger of Merger Sub with and into the Company (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, or such later time as may be specified in the Certificate of Merger, being the “Effective Time”).

1.3Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

1.4Tax Treatment. For federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368 of the Code. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.5Certificate of Incorporation and Bylaws. At the Effective Time, the Company Charter and Bylaws of the Company, each as in effect immediately prior to the Effective Time, shall automatically be amended and restated in their entirety to read identically to the Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated Certificate of Incorporation and Bylaws shall become the respective Certificate of Incorporation and Bylaws of the Surviving Corporation, except that the name of the Surviving Corporation in such Certificate of Incorporation and Bylaws shall be amended to be “OneMedNet Corporation”.

1.6Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of the Purchaser, after giving effect to Section 5.17, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

1.7Merger Consideration. As consideration for the Merger, the Company Security Holders collectively shall be entitled to receive from the Purchaser, in the aggregate, a number of Purchaser Securities with an aggregate value equal to (a) Two Hundred Million U.S. Dollars ($200,000,000) minus (b) the amount, if any, by which the Target Net Working Capital Amount exceeds the Net Working Capital Amount (but not less than zero), minus (c) the amount of Closing Net Indebtedness minus (d) the amount of any Transaction Expenses (the total portion of the Merger Consideration amount payable to all Company Stockholders in accordance with this Agreement is also referred to herein as the “Stockholder Merger Consideration”); provided, that the Merger Consideration otherwise payable to Company Stockholders is subject to adjustment after the Closing in accordance with Section 1.15.

1.8Conversion of Company Stock.

(a)The Company shall take all actions necessary to cause each issued and outstanding share of Company Preferred Stock to be automatically converted immediately prior to and contingent upon the occurrence of the Effective Time into a number of shares of Common Stock set forth in the Allocation Schedule (as defined below). Each issued share of Company Stock outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.12 or Dissenting Shares) shall, subject to the terms and conditions of this Agreement, be automatically converted (the “Conversion”) into the right to receive a number of shares of Purchaser Common Stock equal to: (i) the Per Share Consideration divided by (ii) the Redemption Price, as set forth on the Allocation Schedule.

(b)Company Options. No outstanding Company Options (whether vested or unvested) shall be assumed by, continued in effect or replaced by Purchaser or the Surviving Company pursuant to or in connection with the Merger. The Company shall take all actions necessary so that, at the Effective Time, each Company Option (whether vested or unvested) that is unexpired, unexercised and outstanding immediately prior to the Effective Time shall terminate and be cancelled as of the Effective Time. Subject to any applicable backup or other withholding requirements, each holder of a vested Company Option immediately prior to the Effective Time shall, by virtue of the Merger and pursuant to the terms of the Company Stock Option Plan, have a period of no less than ten (10) days before the Effective Date to exercise said vested Company Option through a net share exercise method by which the holder of said vested Company Option shall receive a number of Purchaser Common Stock equal to (i) the difference between the Per Share Consideration and the exercise price of such vested Company Option divided by (ii) the Per Share Consideration, as set forth on the Allocation Schedule. No fractional Shares shall be issuable upon exercise of the vested Company Option and the number of Shares to be issued shall be rounded down to the nearest whole Share.

(c)Company Warrants. At the Effective Time, each Company Warrant that is at such time outstanding and unexercised shall, by virtue of the Merger pursuant to the terms of the relevant Warrant Instrument, and without any action on the part of Purchaser, Merger Sub, the Company, the holder of such Warrant or any other Person, be cancelled in consideration for (and each holder of such Company Warrant shall cease to have any rights with respect thereto) other than the right to receive a portion of the Merger Consideration equal to such amounts as the holder of such Company Warrant would have received in respect of the shares of Company Common Stock into which such Company Warrant is exercisable, if they were to have fully exercised such Company Warrant immediately prior to the Effective Time, less the aggregate exercise price of such Company Warrant per underlying share, in each case as shown in the Allocation Schedule.

(d)Company Promissory Notes. At the Effective Time, each Company Promissory Note that is at such time outstanding shall, by virtue of the Merger pursuant to the terms of each Company Promissory Note, and without any action on the part of Purchaser, Merger Sub, the Company, the holder of such Company Promissory Note or any other Person, be assumed by the Surviving Corporation.

1.9Treasury Stock. At the Effective Time, if there are any Company Securities that are owned by the Company as treasury shares or any Company Securities owned by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time, such Company Securities shall be canceled and shall cease to exist without any conversion thereof or payment therefor.

1.10 Rights Cease to Exist. As of the Effective Time, all shares of Company Stock shall no longer be outstanding, shall automatically be canceled and shall cease to exist and each holder of shares of Company Stock shall cease to have any rights with respect thereto, except the rights set forth in this Agreement.

1.11 Dissenting Shares. Each of the Dissenting Shares issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in accordance with Section 1.17 and shall thereafter represent only the right to receive the applicable payments set forth in Section 1.17.

1.12 Surrender of Company Securities and Disbursement of Merger Consideration.

(a)Prior to the Effective Time, the Purchaser shall appoint its transfer agent, Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to the Company (the “Exchange Agent”), for the purpose of disbursing the Stockholder Merger Consideration. At or prior to the Effective Time, the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent the Stockholder Merger Consideration. At or prior to the Effective Time, the Purchaser shall send, or shall cause the Exchange Agent to send, to each Company Stockholder, a letter of transmittal for use in such exchange, in the form attached hereto as Exhibit E (a “Letter of Transmittal”) (which shall specify that the delivery of Company Stock in respect of the Stockholder Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of a properly completed and duly executed Letter of Transmittal and Company Certificates, if any (or a Lost Certificate Affidavit)), to the Exchange Agent for use in such exchange.

(b)Each Company Stockholder shall be entitled to receive its Pro Rata Share of the Stockholder Merger Consideration in respect of the Company Stock tendered for exchange (excluding any Dissenting Shares), as soon as reasonably practicable after the Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto (collectively, the “Transmittal Documents”): (i) the Company Certificate(s), if any, for its Company Stock (or a Lost Certificate Affidavit), and/or a properly completed and duly executed Letter of Transmittal and (ii) such other documents as may be reasonably requested by the Exchange Agent or the Purchaser. Until so surrendered, each Company Certificate shall represent after the Effective Time for all purposes only the right to receive such portion of the Stockholder Merger Consideration (as it may be adjusted after the Closing pursuant to Section 1.15) attributable to such Company Certificate.

(c)If any portion of the Stockholder Merger Consideration is to be delivered or issued to a Person other than the Person in whose name the surrendered Company Certificate is registered immediately prior to the Effective Time, it shall be a condition to such delivery that (i) the transfer of such Company Stock shall have been permitted in accordance with the terms of the Company’s Organizational Documents and any stockholders agreement with respect to the Company, each as in effect immediately prior to the Effective Time, (ii) such Company Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, (iii) the recipient of such portion of the Stockholder Merger Consideration, or the Person in whose name such portion of the Stockholder Merger Consideration is delivered or issued, shall have already executed and delivered, if a Significant Company Holder, counterparts to a Lock-Up Agreement and Non-Competition Agreement, and such other Transmittal Documents as are reasonably deemed necessary by the Exchange Agent or the Purchaser, and (iv) the Person requesting such delivery shall pay to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Company Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)Notwithstanding anything to the contrary contained herein, in the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Company Certificate to the Exchange Agent, the Company Stockholder may instead deliver to the Exchange Agent an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to the Purchaser (a “Lost Certificate Affidavit”), which at the reasonable discretion of the Purchaser may include a requirement that the owner of such lost, stolen or destroyed Company Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Purchaser or the Surviving Corporation with respect to the shares of Company Stock represented by the Company Certificates alleged to have been lost, stolen or destroyed. Any Lost Certificate Affidavit properly delivered in accordance with this Section 1.12(d) shall be treated as a Company Certificate for all purposes of this Agreement.

(e)After the Effective Time, there shall be no further registration of transfers of Company Stock. If, after the Effective Time, the Transmittal Documents are presented to the Surviving Corporation, the Purchaser or the Exchange Agent, the Company Stock and any Company Certificates representing such Company Stock shall be canceled and exchanged for the applicable portion of the Stockholder Merger Consideration provided for, and in accordance with, the procedures set forth in this Section 1.12. No dividends or other distributions declared or made after the date of this Agreement with respect to Purchaser Common Stock with a record date after the Effective Time will be paid to the holders of any Company Stock that has not yet been surrendered with respect to the Purchaser Common Stock to be issued upon surrender thereof until the holders of record of such Company Stock shall surrender the Company Certificates, if any (or provide a Lost Certificate Affidavit), and/or provide the other

Transmittal Documents. Subject to applicable Law, following surrender of any such Company Certificates, if any (or delivery of a Lost Certificate Affidavit), and/or delivery of the other Transmittal Documents, Purchaser shall promptly deliver to the record holders thereof, without interest, the certificates representing the Purchaser Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Purchaser Common Stock.

(f)All securities issued upon the surrender of Company Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities. Any portion of the Stockholder Merger Consideration made available to the Exchange Agent pursuant to Section 1.12(a) that remains unclaimed by Company Stockholders two (2) years after the Effective Time shall be returned to the Purchaser, upon demand, and any such Company Stockholder who has not exchanged its Company Stock for the applicable portion of the Stockholder Merger Consideration in accordance with this Section 1.12 prior to that time shall thereafter look only to the Purchaser for payment of the portion of the Stockholder Merger Consideration in respect of such shares of Company Stock without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding the foregoing, none of the Surviving Corporation, the Purchaser or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g)Notwithstanding anything to the contrary contained herein, no fraction of a share of Purchaser Common Stock will be issued by virtue of the Merger or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock that otherwise would be received by such holder) shall instead have the number of shares of Purchaser Common Stock issued to such Person rounded down in the aggregate to the nearest whole share of Purchaser Common Stock.

1.13 Effect of Transaction on Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

1.14 Closing Calculations. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to the Purchaser (i) an allocation schedule (the “Allocation Schedule”) setting forth (a) the number of Company Shares held by each Company Stockholder, and (b) the portion of the Merger Consideration allocated to each Company Stockholder, and (ii) a statement certified by the Company’s chief executive officer (the “Estimated Closing Statement”) setting forth a good faith calculation of the Company’s estimate of the Closing Net Indebtedness, Net Working Capital and Transaction Expenses, in each case, as of the Reference Time, and the resulting Merger Consideration based on such estimates, in reasonable detail including for each component thereof, along with the amount owed to each creditor of any of the Target Companies, and bank statements and other evidence reasonably necessary to confirm such calculations. Promptly upon delivering the Estimated Closing Statement to the Purchaser, if requested by the Purchaser, the Company will meet with the Purchaser to review and discuss the Estimated Closing Statement and the Company will consider in good faith the Purchaser’s comments to the Estimated Closing Statement and make any appropriate adjustments to the Estimated Closing Statement prior to the Closing, which adjusted Estimated Closing Statement, as mutually approved by the Company and the Purchaser both acting reasonably and in good faith, shall thereafter become the Estimated Closing Statement for all purposes of this Agreement. The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

1.15 Merger Consideration Adjustment.

(a)Within ninety (90) days after the Closing Date, Purchaser’s Chief Financial Officer (the “CFO”) shall deliver to the Purchaser Representative and the Seller Representative a statement (the “Closing Statement”) setting forth (i) a consolidated balance sheet of the Target Companies as of the Reference Time and (ii) a good faith calculation of the Closing Net Indebtedness, Net Working Capital and Transaction Expenses, in each case, as of the Reference Time, and the resulting Merger Consideration using the formula in Section 1.7. The Closing Statement shall be prepared, and the Closing Net Indebtedness, Net Working Capital, and Transaction Expenses and the resulting Merger Consideration and shares shall be determined in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

(b)After delivery of the Closing Statement, each of the Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, shall be permitted reasonable access to the books, records, working papers, files, facilities and personnel of the Target Companies relating to the preparation of the Closing Statement. The Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, may make inquiries of the CFO and related Purchaser and Target Company personnel and advisors regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and Purchaser and the Company shall provide reasonable cooperation in connection therewith. If either the Seller Representative or the Purchaser Representative (each, a “Representative Party”) has any objections to the Closing Statement, such Representative Party shall deliver to the CFO and the other Representative Party a statement setting forth its objections thereto (in reasonable detail) (an “Objection Statement”). If an Objection Statement is not delivered by a Representative Party within thirty (30) days following the date of delivery of the Closing Statement, then such Representative Party will have waived its right to contest the Closing Statement, all determinations and calculations set forth therein, and the resulting Merger Consideration set forth therein. If an Objection Statement is delivered within such thirty (30) day period, then the Seller Representative and the Purchaser Representative shall negotiate in good faith to resolve any such objections for a period of twenty (20) days thereafter. If the Seller Representative and the Purchaser Representative do not reach a final resolution within such twenty (20) day period, then upon the written request of either Representative Party (the date of receipt of such notice by the other Party, the “Independent Expert Notice Date”), the Representative Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with Section 1.15(c). For purposes hereof, the “Independent Expert” shall mean a mutually acceptable independent (i.e., no prior material business relationship with any party) accounting firm appointed by the Purchaser Representative and the Seller Representative, which appointment will be made no later than ten (10) days after the Independent Expert Notice Date; provided, that if the Independent Expert does not accept its appointment or if the Purchaser Representative and the Seller Representative cannot agree on the Independent Expert, in either case within twenty (20) days after the Independent Expert Notice Date, either Representative Party may require, by written notice to the other Representative Party, that the Independent Expert be selected by the New York City Regional Office of the AAA in accordance with the AAA’s procedures. The parties agree that the Independent Expert will be deemed to be independent even though a Party or its Affiliates may, in the future, designate the Independent Expert to resolve disputes of the types described in this Section 1.15. The Parties acknowledge that any information provided pursuant to this Section 1.15 will be subject to the confidentiality obligations of Section 5.15.

(c)If a dispute with respect to the Closing Statement is submitted in accordance with this Section 1.15 to the Independent Expert for final resolution, the Parties will follow the procedures set forth in this Section 1.15(c). Each of the Seller Representative and the Purchaser Representative agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. All fees and expenses of the Independent Expert will be borne by the Purchaser. Except as provided in the preceding sentence, all other costs and expenses incurred by the Seller Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Company Stockholders, and all other costs and expenses incurred by the Purchaser Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Purchaser. The Independent Expert will determine only those issues still in dispute as of the Independent Expert Notice Date and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Expert will be based solely on presentations with respect to such disputed items by the Purchaser Representative and the Seller Representative to the Independent Expert and not on the Independent Expert’s independent review; provided, that such presentations will be deemed to include any work papers, records, accounts or similar materials delivered to the Independent Expert by a Representative Party in connection with such presentations and any materials delivered to the Independent Expert in response to requests by the Independent Expert. Each of the Seller Representative and the Purchaser Representative will use their reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such Representative Party will be entitled, as part of its presentation, to respond to the presentation of the other Representative Party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement, including this Section 1.15. It is the intent of the parties hereto that the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Seller Representative and the Purchaser Representative will request that the Independent Expert’s determination be made within forty-five (45) days after its engagement, or as soon thereafter as possible, will be set forth in a written statement delivered to the Purchaser Representative and the Seller Representative and will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error).

1.16 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.17 Appraisal and Dissenter’s Rights.

(a)Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall not be converted into or represent a right to receive the applicable consideration for Company Stock set forth in Section 1.7, but instead the holder thereof shall only be entitled to such rights as are provided by the DGCL. In the event that a holder properly perfects such holder’s appraisal, dissenters’ or similar rights by demanding and not effectively withdrawing or losing such holder’s appraisal, dissenters’ or similar rights for any shares of Company Stock, the Exchange Agent shall deliver to Purchaser such holder’s portion of the Stockholder Merger Consideration that is attributable to such shares at the time such portion of such Stockholder Merger Consideration is determined and such rights are perfected.

(b)Withdrawal or Loss of Rights. Notwithstanding the provisions of Section 1.17(a), if any holder of Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such holder’s appraisal or dissenters’ rights with respect to such shares under the DGCL, then, as of the later of the Effective Time and the occurrence of such event, (i) such holder’s shares shall automatically convert into and represent only the right to receive the consideration for Company Stock, as applicable, set forth in and subject to the provisions of this Agreement, upon surrender of the certificate(s) formerly representing such shares (if any), and (ii) Purchaser (to the extent the following amounts have been previously delivered by the Exchange Agent to Purchaser pursuant to Section 1.17(a) and not returned to the Exchange Agent) or the Exchange Agent shall deliver to such holder such holder’s portion of the Stockholder Merger Consideration that is attributable to such shares at the time such rights are withdrawn or lost.

(c)Demands for Appraisal. The Company shall give Purchaser (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the DGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any such demands or offer to settle or settle any such demands.

1.18 Amended Purchaser Certificate of Incorporation. Upon the Effective Time, the Purchaser shall amend and restate its Amended and Restated Certificate of Incorporation in a form to be mutually agreed between the Purchaser and the Company (the “Amended Purchaser Certificate of Incorporation”) which shall, among other matters, amend the Purchaser’s Certificate of Incorporation to (i) provide that the name of the Purchaser shall be changed to “OneMedNet Corporation” or such other name as mutually agreed to by the Parties, (ii) provide for size and structure of the Post-Closing Purchaser Board in accordance with Section 5.17, and (iii) remove and change certain provisions in the Certificate of Incorporation related to the Purchaser’s status as a blank check company.

ARTICLE II

CLOSING

2.1Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically via exchange of documents and signatures, on a date and at a time to be agreed upon by Purchaser and the Company, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived, or at such other date, time or place (including remotely) as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except as set forth in (i) the disclosure schedules delivered by the Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, the Purchaser represents and warrants to the Company as of the date of this Agreement and as of the Closing Date, as follows:

3.1Organization and Standing. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. The Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. The Purchaser has heretofore made available to the Company accurate and complete copies of its

Organizational Documents, as currently in effect. The Purchaser is not in violation of any provision of its Organizational Documents in any material respect.

3.2Authorization; Binding Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Purchaser’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the Purchaser, and (b) other than the Required Purchaser Stockholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Purchaser is a party shall be when delivered, duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”). The Purchaser’s board of directors, by resolutions duly adopted at a meeting duly called and held (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Purchaser and its stockholders, (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the DGCL, (iii) directed that this Agreement be submitted to the Purchaser’s stockholders for adoption and (iv) resolved to recommend that the Purchaser’s stockholders adopt this Agreement.

3.3Governmental Approvals. Except as otherwise described in Schedule 3.3, no Consent of or with any Governmental Authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by the Purchaser of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.4Non-Contravention. Except as otherwise described in Schedule 3.4, the execution and delivery by the Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and compliance by the Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Purchaser, Merger Sub, or any of their properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.5Capitalization.

(a)Purchaser is authorized to issue 110,000,000 shares of common stock, including 100,000,000 shares of Purchaser Class A Common Stock and 10,000,000 shares of Purchaser Class B Common Stock, par value $0.0001 per share; and is authorized to issue 1,000,000 shares of Purchaser Preferred Shares. The issued and outstanding Purchaser Securities as of the date of this

Agreement are set forth on Schedule 3.5(a). There are no issued or outstanding shares of Purchaser Preferred Shares. All outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law (as amended, the “DGCL”), Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws

(b)Prior to giving effect to the Merger, Merger Sub is authorized to issue 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding, and all of which are owned by the Purchaser. Prior to giving effect to the transactions contemplated by this Agreement, other than Merger Sub, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

(c)Except as set forth in Schedule 3.5(a) or Schedule 3.5(c) there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Purchaser or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(c), there are no stockholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any shares of Purchaser.

(d)All Indebtedness of Purchaser as of the date of this Agreement is disclosed on Schedule 3.5(d). No Indebtedness of Purchaser contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of Purchaser to grant any Lien on its properties or assets.

(e)Since the date of formation of Purchaser, and except as contemplated by this Agreement, Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

3.6SEC Filings and Purchaser Financials.

(a)The Purchaser, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, the Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) the Purchaser’s annual reports on Form 10-K for each fiscal year of the Purchaser beginning with the first year the Purchaser was required to file such a form, (ii) the Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that the Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of the Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SEC Reports. None of the SEC Reports filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Purchaser Public Units, the Purchaser Common Stock and the Purchaser Public Warrants are listed on Nasdaq, (B) the Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of the Purchaser, threatened against the Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

(b)The financial statements and notes of the Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c)Except as and to the extent reflected or reserved against in the Purchaser Financials, the Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the Purchaser’s formation in the ordinary course of business. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in all material respects in the Purchaser Financials as of the date of such Purchaser Financial.

3.7Absence of Certain Changes. As of the date of this Agreement, except as set forth in Schedule 3.7, the Purchaser has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) since May 6, 2021, not been subject to a Material Adverse Effect on the Purchaser.

3.8Compliance with Laws. The Purchaser is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Purchaser, and the Purchaser has not received written notice alleging any violation of applicable Law in any material respect by the Purchaser. Purchaser is not under investigation with respect to any violation or alleged violation of, any law, or judgment, order or decree entered by any court, arbitrator, or Governmental Authority, domestic or foreign, and the Purchaser has not previously received any subpoenas from any Governmental Authority.

3.9Actions; Orders; Permits. There is no pending or, to the Knowledge of the Purchaser, threatened material Action to which the Purchaser is subject which would reasonably be expected to have a Material Adverse Effect on the Purchaser. There is no material Action that the Purchaser has pending against any other Person. The Purchaser is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect.

3.10 Taxes and Returns.

(a)The Purchaser has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which such Tax Returns are accurate and complete in all material respects, and has paid, collected, or withheld, or caused to be paid, collected, or withheld, all material Taxes required to be paid, collected, or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. The Purchaser has complied with all applicable Laws relating to Taxes. Schedule 3.10(a) sets forth each jurisdiction where the Purchaser files or is required to file a Tax Return. There are no audits, examinations, investigations, or other proceedings pending against the Purchaser in respect of any Tax, and the Purchaser has not been notified in writing of any proposed Tax claims or assessments against the Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of the Purchaser’s assets, other than Permitted Liens. The Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b)Since the date of its formation, the Purchaser has not (i) changed any Tax accounting methods, policies, or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax liability or refund.

(c)To the Knowledge of the Purchaser, there are no facts or circumstances that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.11 Employees and Employee Benefit Plans. The Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12 Properties. The Purchaser does not own, license, or otherwise have any right, title, or interest in or to any material Intellectual Property. The Purchaser does not own or lease any material real property or material Personal Property.

3.13 Material Contracts.

(a)Except as set forth on Schedule 3.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which the Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $50,000, (ii) may not be cancelled by the Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the Purchaser as its business is currently conducted, any acquisition of material property by the Purchaser, or restricts in any material respect the ability of the Purchaser to engage in business as currently conducted by it or compete with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b)With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the Knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of the Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

3.14 Transactions with Affiliates. Schedule 3.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between the Purchaser and any (a) present or former director, officer or employee or Affiliate of the Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Purchaser’s outstanding capital stock as of the date hereof.

3.15 Merger Sub Activities. Since its formation, Merger Sub has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Merger, and, other than this Agreement and the Ancillary Documents to which it is a party, Merger Sub is not party to or bound by any Contract.

3.16 Investment Company Act. The Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” or required to register as an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

3.17 Finders and Brokers. Except as set forth on Schedule 3.17, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

3.18 Ownership of Stockholder Merger Consideration. All shares of Purchaser Common Stock to be issued and delivered to the Company Stockholders as Stockholder Merger Consideration in accordance with Article I shall be, upon issuance and delivery of such Purchaser Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, any applicable Lock-Up Agreement, and any Liens incurred by any Company Stockholder, and the issuance and sale of such Purchaser Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

3.19 Certain Business Practices.

(a)Neither the Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of the Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist it in connection with any actual or proposed transaction.

(b)The operations of the Purchaser are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any Governmental Authority, and no Action involving the Purchaser with respect to any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened.

(c)None of the Purchaser or any of its directors or officers, or, to the Knowledge of the Purchaser, any other Representative acting on behalf of the Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Purchaser has not, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.20 Insurance. Schedule 3.20 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Purchaser relating to the Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and the Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of the Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by the Purchaser. The Purchaser has each reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on the Purchaser.

3.21 Purchaser Trust Account. As of December 31, 2021, the Trust Account has a balance of no less than $117,300,000. Such monies are invested solely in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, and held in trust by Continental Stock Transfer & Trust Company pursuant to the Trust Agreement. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms (subject to the Enforceability Exceptions) and has not been amended or modified. The Purchaser has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of the Purchaser, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. There are no separate agreements, side letters or other agreements that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect and/or that would entitle any Person (other than the underwriters of the IPO, Public Stockholders who shall have elected to redeem their Purchaser Common Stock pursuant to the Purchaser Certificate of Incorporation (or in connection with an extension of Purchaser’s deadline to consummate a Business Combination) or Governmental

Authorities for Taxes) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except as described in the Trust Agreement. Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account, the Trust Agreement shall terminate in accordance with its terms.

3.22 Independent Investigation. The Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Target Companies, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to Purchaser pursuant hereto, and the information provided by or on behalf of the Company for the Registration Statement; and (b) none of the Company nor its respective Representatives have made any representation or warranty as to the Target Companies, or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto, or with respect to the information provided by or on behalf of the Company for the Registration Statement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing, as follows:

4.1Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the DGCL and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Schedule 4.1 lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business. The Company has provided to the Purchaser accurate and complete copies of its Organizational Documents and the Organizational Documents of each of its Subsidiaries, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents.

4.2Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s board of directors in accordance with the Company’s Organizational Documents, the DGCL, any other applicable Law or any Contract to which the Company or any of its stockholders is a party or by which it or its securities are bound and (b) other than the Required Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company’s board of directors, by resolutions duly adopted at a meeting duly called and held or by action by unanimous written consent in accordance with the Company’s Organizational Documents (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the DGCL, (iii) directed that this Agreement be submitted to the Company’s stockholders for adoption and (iv) resolved to recommend that the Company stockholders adopt this Agreement. The Voting Agreements delivered by the Company include holders of Company Stock representing at least the Required

Company Stockholder Approval, and such Voting Agreements constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.3Capitalization.

(a)As of the Effective Date, the Company is authorized to issue (i) 30,000,000 shares of Company Common Stock, of which 4,342,666 shares are issued and outstanding, and (ii) 13,600,000 shares of Company Preferred Stock, of which 4,400,000 shares are designated as Series A-1 Preferred Stock, 3,204,000 of which are issued and outstanding, 4,200,000 shares are designated as Series A-2 Preferred Stock, 3,853,797 of which are issued and outstanding, and 5,000,000 shares are undesignated. As of the Effective Date, all of the issued and outstanding Company Stock and other equity interests of the Company are set forth on Schedule 4.3(a), along with the beneficial and record owners thereof, all of which shares and other equity interests are owned free and clear of any Liens other than those imposed under the Company Charter. All of the outstanding shares and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, any other applicable Law, the Company Charter or any Contract to which the Company is a party or by which it or its securities are bound. The Company holds no shares or other equity interests of the Company in its treasury. None of the outstanding shares or other equity interests of the Company were issued in violation of any applicable securities Laws. The rights, privileges and preferences of the Company Preferred Stock are as stated in the Company Charter and as provided by the DGCL.

(b)The Company has reserved (i) 1,500,000 shares of Company Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s 2009 Equity Incentive Plan (the “2009 Plan”), and (ii) 2,597,000 shares of Company Common Stock 2020 Stock Incentive Plan (the “2020 Plan” and together with the 2009 Plan, the “Company Equity Plans”), both of which Company Equity Plans were duly adopted by the Company’s board of directors and approved by the Company’s stockholders. Of such shares of Company Common Stock reserved for issuance under the 2009 Plan, (x) 403,000 options are currently issued and outstanding, and (y) no shares remain available for future awards permitted under the 2009 Plan. Of such shares of Company Common Stock reserved for issuance under the 2020 Plan, (x) 834,187 options are currently issued and outstanding, and (y) 1,762,813 shares remain available for future awards permitted under the 2020 Plan. The Company has furnished to the Purchaser complete and accurate copies of the Company Equity Plans and forms of agreements used thereunder. The Company has reserved 319,848 shares of Company Common Stock for issuance upon the exercise of outstanding Common Stock Warrants, and has issued Company Promissory Notes convertible into shares of Company Preferred Stock, with an aggregate outstanding principal amount of $4,450,000. Other than as set forth on Schedule 4.3(b), there are no Company Convertible Securities, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its stockholders is a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Schedule 4.3(b), there are no voting trusts, proxies, stockholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company Charter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. Except as set forth on Schedule 4.3(b), as a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable, and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c)Except as disclosed in the Company Financials, since January 1, 2022, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of directors of the Company has not authorized any of the foregoing.

4.4Subsidiaries. Schedule 4.4 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof and (d) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax laws, if any. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Company or its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Except for the equity interests of the Subsidiaries listed on Schedule 4.4, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. None of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

4.5Governmental Approvals. Except as otherwise described in Schedule 4.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as are expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws, (c) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby, (d) filing of the Certificate of Merger or (e) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

4.6Non-Contravention. Except as otherwise described in Schedule 4.6, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its material properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company under (other than Permitted Liens), (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except in the cases of clauses (b) and (c), as has not been and would not reasonably be expected to have a Company Material Adverse Effect on any Target Company or its ability to consummate the transactions contemplated by this Agreement or the Ancillary Documents or to perform such Target Company’s obligations hereunder or thereunder.

4.7Financial Statements.

(a)As used herein, the term “Company Financials” means the (i) audited consolidated financial statements of the Target Companies on a consolidated basis (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Target Companies as of December 31, 2021 and December 31, 2020, and the related consolidated audited income statements, changes in stockholder equity and statements of cash flows for the fiscal years then ended, each audited by a PCAOB qualified auditor in accordance with GAAP and PCAOB standards (the “Audited Company Financials”), and (ii) the Company prepared and auditor reviewed financial statements, consisting of the consolidated balance sheet of the Target Companies on a consolidated basis as of February 28, 2022 (the “Interim Balance Sheet Date”) and the related consolidated income statement, changes in stockholder equity and statement of cash flows for the two (2) months then ended. True and correct copies of the Company Financials have been provided to the Purchaser. The Company Financials (i) accurately reflect the books and records of the Target Companies on a consolidated basis as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments which will not be material in amount), (iii) comply in all material respects with all applicable accounting requirements under the Securities

Act and the rules and regulations of the SEC thereunder, and (iv) fairly present in all material respects the consolidated financial position of the Target Companies on a consolidated basis as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b)Each Target Company maintains accurate books and records reflecting its assets and Liabilities in all material respects, and maintains internal accounting controls that provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management policies and directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. In the past five (5) years, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(c)The Target Companies do not have any Indebtedness other than the Indebtedness set forth on Schedule 4.7(c), which schedule sets for the amounts (including principal and any accrued but unpaid interest or other obligations) with respect to such Indebtedness. Except as disclosed on Schedule 4.7(c), no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

(d)Except as set forth on Schedule 4.7(d), no Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of the Interim Balance Sheet Date contained in the Company Financials or (ii) not material and that were incurred after the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e)All financial projections with respect to the Target Companies that were delivered by or on behalf of the Company to the Purchaser or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

(f)All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Target Companies (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to a Target Company arising from its business. None of the Accounts Receivable are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Company Financials. All of the Accounts Receivable are, to the Knowledge of the Company, fully collectible according to their terms in amounts not less than the aggregate amounts thereof carried on the books of the Target Companies (net of reserves) within ninety (90) days.

4.8Absence of Certain Changes. Except as set forth on Schedule 4.8, since January 1, 2022, each Target Company has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.2(b) (without giving effect to Schedule 5.2) if such action were taken on or after the date hereof without the consent of the Purchaser.

4.9Compliance with Laws. Since January 1, 2019, no Target Company is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has any Target Company received, since January 1, 2019, any written or, to the actual Knowledge of the Company without inquiry, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business, products or operations are or were bound or affected. For purposes of this Section 4.9, “material” shall mean material to the Company and its Subsidiaries taken as a whole.

4.10 Company Permits. Each Target Company holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted; to own, lease and operate its assets and properties; and to conduct its business as currently conducted (collectively, the “Company Permits”). The Company has made available to the Purchaser true, correct and complete copies of all material Company Permits. Except as set forth on Schedule 4.10, all of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s knowledge, threatened. No Target Company is in violation in any material respect of the terms of any Company Permit, and no Target Company has received any written notice of any Actions relating to the revocation or modification of any Company Permit.

4.11 Litigation. Except as described on Schedule 4.11, there is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened in writing, and no such Action has been brought by the Company in the past five (5) years; or (b) Order now, to the Company’s knowledge, pending, or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (a) or (b) by or against any Target Company, or to the Company’s knowledge, by or against its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of a Target Company must be directly related to their service as a director, officer or equity holder of the Target Company, its business, equity securities or assets). The items listed on Schedule 4.11, if finally determined adversely to the Target Companies, will not have, either individually or in the aggregate, a Material Adverse Effect upon any Target Company. In the past five (5) years, to the Company’s Knowledge, none of the current or former officers or directors of any Target Company has been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

4.12 Material Contracts.

(a)Schedule 4.12(a) sets forth a true, correct and complete list of, and the Company has made available to the Purchaser true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 4.12(a), other than a Company Benefit Plan, a “Company Material Contract”) that:

(i)contains covenants that materially limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii)involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii)involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv)evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $25,000;

(v)involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $250,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(vi)relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vii)  by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $25,000 per year or $100,000 in the aggregate;

(viii)  is with any Top Customer or Top Supplier;

(ix)obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $25,000;

(x)is between any Target Company and any directors, officers or employees of a Target Company (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

(xi)obligates the Target Companies to make any capital commitment or expenditure in excess of $25,000 (including pursuant to any joint venture);

(xii)relates to a material settlement entered into within two (2) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality obligations);

(xiii)  provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney;

(xiv)  relates to the development, ownership, licensing or use of any Intellectual Property by, to or from any Target Company, other than (A) Off-the-Shelf Software, (B) employee or consultant invention assignment agreements entered into on a Target Company’s standard form of such agreement, (C) confidentiality agreements entered into in the ordinary course of business, (D) non-exclusive licenses from customers or distributors to any Target Company entered into in the ordinary course of business or (E) feedback and ordinary course trade name or logo rights that are not material to any Target Company;

(xv)that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; or

(xvi)  is otherwise material to the Company and its Subsidiaries taken as a whole and not described in clauses (i) through (xv) above.

(b)Except as disclosed in Schedule 4.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect, and, to the Knowledge of the Company, no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written or, to the Company’s Knowledge, notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company in any material respect; and (vi) no Target Company has waived any material rights under any such Company Material Contract.

4.13 Intellectual Property.

(a)Schedule 4.13(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by a Target Company. Schedule 4.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $20,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from a Target Company, if any. Each Target Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, and previously used or licensed by such Target Company, except for the Intellectual Property that is the subject of the Company IP Licenses. No item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Target Companies have obtained valid assignments of inventions from each inventor. Except as set forth on Schedule 4.13(a)(iii), all Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and such Target Company has recorded assignments of all Company Registered IP.

(b)Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Target Companies of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company. All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to any Target Company are valid, in force and in good standing, with all required fees and maintenance fees having been paid with no Actions pending, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind. No Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.

(c)Schedule 4.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which a Target Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to a Target Company, if any. Each Target Company has performed all obligations imposed on it in the Outbound IP Licenses, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

(d)No Action is pending or, to the Company’s Knowledge, threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned, licensed, used or held for use by the Target Companies, nor, to the Knowledge of the Company, is there any reasonable basis for any such Action. No Target Company has received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company, nor to the Knowledge of the Company is there a reasonable basis therefor. There are no Orders to which any Target Company is a party or its otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by a Target Company. No Target Company is currently infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by a Target Company or, to the Knowledge of the Company, otherwise in connection with the conduct of the respective businesses of the Target Companies. To the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”) in any material respect.

(e)All officers, directors, employees and independent contractors (to the extent any such independent contractor had access to Intellectual Property of a Target Company) of a Target Company (and each of their respective Affiliates) have assigned to the Target Companies all Intellectual Property arising from the services performed for a Target Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. The Company has made available to the Purchaser true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted or contemplated to be conducted. Each Target Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f)To the Knowledge of the Company, no Person has obtained unauthorized access to third party information and data (including personally identifiable information or information that can be used to identify a natural person (“personal information”)) in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Target Company. Each Target Company has complied in all material respects with all applicable Laws and Contract requirements relating to privacy, personal information protection, and the collection, processing and use of personal information and its own privacy policies and guidelines, if any, each with respect to the Target Companies’ collection, processing and use of personal information. To the Knowledge of the Company, the operation of the business of the Target Companies has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g)The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of, (i) any Contract providing for the license or other use of Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

4.14 Taxes and Returns.

(a)Each Target Company has or will have timely filed, or caused to be timely filed, all federal, state, local and foreign Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. Each Target Company has complied in all material respects with all applicable Laws relating to Tax.

(b)There is no Action currently pending or, to the Knowledge of the Company, threatened in writing against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c)No Target Company is being audited by any Governmental Authority or has been notified in writing by any Governmental Authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d)There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e)No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(f)No Target Company has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any Governmental Authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(g)No Target Company has engaged in any “listed transaction,” as defined in U.S. Treasury Regulation section 1.6011-4(b)(2).

(h)No Target Company has any Liability for the Taxes of another Person (other than another Target Company) that are not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract or indemnity (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements, arrangements or practices entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period following the Closing Date.

(i)No Target Company has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(j)No Target Company: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two- year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is or has ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(k)To the Knowledge of the Company, no Target Company is aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.15 Real Property. Schedule 4.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to the Purchaser a true and complete copy of each of the Company Real Property Leases. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, subject to Enforceability Exceptions. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

4.16 Personal Property. Each item of Personal Property which is currently owned, used or leased by a Target Company with a book value or fair market value of greater than Fifty Thousand Dollars ($50,000) is set forth on Schedule 4.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 4.16, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items) and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted is not in any material respect dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to a Target Company. The Company has provided to the Purchaser a true and complete copy of each of the Company Personal Property Leases. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Personal Property Leases, and no Target Company has received notice of any such condition.

4.17 Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the consolidated balance sheet of the Target Companies as of the Interim Balance Sheet Date and (d) Liens set forth on Schedule 4.17. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted.

4.18 Employee Matters.

(a)Except as set forth in Schedule 4.18(a), no Target Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or been threatened in writing any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 4.18(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims other than any workers’ compensation or unemployment claims), if any, that are pending or threatened in writing between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current officer or employee of a Target Company has provided any Target Company written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with any Target Company.

(b)Except as set forth in Schedule 4.18(b), each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). Except as set forth in Schedule 4.18(b), there are no Actions pending or threatened in writing against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c)Schedule 4.18(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of the Target Companies showing for each as of such date (i) the employee’s name, job title or description, employer, location, salary or hourly rate; and (ii) wages, bonus, commission or other compensation paid during the fiscal year ending December 31, 2021. Except as set forth on Schedule 4.18(c), (A) no employee is a party to a written employment Contract with a Target Company that is not terminable “at will,” and (B) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and, except as set forth in Schedule 4.18(c), no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 4.18(c), each Target Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Purchaser by the Company.

(d)Schedule 4.18(d) contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with a description of the general nature of the work performed, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Schedule 4.18(d), all of such independent contractors are a party to a written Contract with a Target Company. Except as set forth on Schedule 4.18(d), each such independent contractor has entered into customary covenants regarding confidentiality and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to the Purchaser by the Company. To the Company’s knowledge, no material Company liability exists related to the classification of any individual as an independent contractor who is currently, or within the last six (6) years has been, engaged by a Target Company. Except as set forth in Schedule 4.18(d), each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of any Target Company to pay severance or a termination fee.

4.19 Benefit Plans.

(a)Set forth on Schedule 4.19(a) is a true and complete list of each Benefit Plan of a Target Company (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Company Financials. No Target Company is or has in the past been a member of a “controlled group” for purposes of Section 414(b), (c), (m) or (o) of the Code, nor does any Target Company have any Liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA.

(b)Each Company Benefit Plan is and has been operated at all times in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter) during the period from its adoption to the date of this Agreement and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Target Companies have requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. To the Company’s Knowledge, no fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c)With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of a Target Company, the Company has provided to Purchaser accurate and complete copies, if applicable, of: (i) all Company Benefit Plan documents and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all summary plan descriptions and summary of material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material communications with any Governmental Authority within the last three (3) years.

(d)With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms, the Code and ERISA; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending or threatened in writing (other than routine claims for benefits arising in the ordinary course of administration); (iv) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (v) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company Financials.

(e)No Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and no Target Company has incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. No Company Benefit Plan will become a multiple employer plan with respect to any Target Company immediately after the Closing Date. No Target Company currently maintains or has ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f)No arrangement exists pursuant to which a Target Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person.

(g)With respect to each Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of a Target Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. Each Target Company has complied in all material respects with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.

(h)Except as set forth on Schedule 4.19(h), the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation (except as set forth on Schedule 4.19(a)); (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code. No Target Company has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(i)All Company Benefit Plans can be terminated at any time prior to the Closing Date without resulting in any Liability to the Surviving Corporation or Purchaser or their respective Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities.

(j)Each Company Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Schedule 4.19(j). No options or other equity-based awards have been issued or granted by the Company that are, or are subject to, a Section 409A Plan. Each Section 409A Plan has been administered in compliance, and is in documentary compliance, in all material respects, with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder. No Target Company has any obligation to any employee or other service provider with respect to any Section 409A Plan that may be subject to any Tax under Section 409A of the Code. No payment to be made under any Section 409A Plan is, or to the Knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. There is no Contract or plan to which any Target Company is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes paid pursuant to Section 409A of the Code.

4.20 Environmental Matters. Except as set forth in Schedule 4.20, each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws. No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Material, or operated any property or facility in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. To the actual knowledge of the Company without inquiry, there is not located at any commercial office space leased by a Target Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

4.21 Transactions with Related Persons. Except as set forth on Schedule 4.21, no Target Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past two (2) years, has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 4.21, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any material receivable or other obligation from a Related Person, and the liabilities of the Target Companies do not include any material payable or other obligation or commitment to any Related Person.

4.22 Insurance.

(a)Schedule 4.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. In the past five (5) years, no Target Company has received any written notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b)Schedule 4.22(b) identifies each individual insurance claim in excess of $50,000 made by a Target Company in the past five (5) years. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a material adverse effect on the Target Companies as a whole. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. In the three (3) years preceding the date hereof, no Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

4.23 Books and Records. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course of business consistent with past practice and in accordance with applicable Laws.

4.24 Top Customers and Suppliers. Schedule 4.24 lists, by dollar volume received or paid, as applicable, for each of (a) the twelve (12) months ended on December 31, 2021 and (b) the period from January 1, 2022 through the Interim Balance Sheet Date, the ten (10) largest customers of the Target Companies (the “Top Customers”) and the ten largest suppliers of goods or services to the Target Companies (the “Top Suppliers”), along with the amounts of such dollar volumes. The relationships of each Target Company with such suppliers and customers are good commercial working relationships and (i) no Top Supplier or Top Customer within the last twelve (12) months has cancelled or otherwise terminated, or, to the Company’s Knowledge, intends to cancel or otherwise terminate, any material relationships of such Person with a Target Company, (ii) no Top Supplier or Top Customer has during the last twelve (12) months decreased materially or threatened in writing to stop, decrease or limit materially, or intends to modify materially its material relationships with a Target Company or stop, decrease or limit materially its products or services to any Target Company or its usage or purchase of the products or services of any Target Company, (iii) no Top Supplier or Top Customer has threatened in writing to refuse to pay any amount due to any Target Company or seek to exercise any remedy against any Target Company, and (iv) no Target Company has within the past two (2) years been engaged in any material dispute with any Top Supplier or Top Customer.

4.25 Certain Business Practices.

(a)No Target Company, nor any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. No Target Company, nor to the Knowledge of the Company, any of their respective Representatives acting on the Target Company’s behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b)The operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving a Target Company with respect to any of the foregoing is pending or threatened in writing.

(c)No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Target Company has in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

4.26 Compliance with Privacy Laws, Privacy Policies and Certain Contracts.

(a)Except as set forth on Schedule 4.26(a):

(i)Neither the Company, nor, the Knowledge of the Company, its officers, directors, managers, employees, agents, subcontractors and vendors to whom Company has given access to Personal Data or Protected Health Information, are and have been at all times, in compliance in all material respects with all applicable Privacy Laws;

(ii)Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of the Company, the Company has not experienced any loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Data or Protected Health Information maintained by or on behalf of the Company (including, to the Knowledge of the Company, by any agent, subcontractor or vendor of the Company);

(iii)Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of the Company, (i) no Person, including any Governmental Authority, has made any written claim or commenced any Proceeding with respect to any violation of any Privacy Law by the Company (ii) the Company has not been given written notice of any criminal, civil or administrative violation of any Privacy Law, in any case including any claim or action with respect to any loss, damage or unauthorized access, use, disclosure, modification, or breach of security, of Personal Data or Protected Health Information maintained by or on behalf of the Company (including by any agent, subcontractor or vendor of the Company); and

(iv)Neither the Company nor, to the Knowledge of the Company, any subcontractor agent or vendor of the Company, has incurred any breach of “unsecured protected health information” (as defined in 45 C.F.R. Part 164, Subpart D) requiring reporting to any Governmental Authority.

(b)To the Knowledge of the Company, all activities conducted by the Company with respect to any Protected Health Information or Personal Data are permitted under the Contracts relating to Personal Data or Protected Health Information.

(c)To the Knowledge of the Company, each Contract between the Company and a customer of the Company contains all the terms and conditions that the Company is required to include therein under the Company’s Contracts with its vendors and suppliers.

4.27 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” or required to register as an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

4.28 Finders and Brokers. Except as set forth in Schedule 4.28, no Target Company has incurred or will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

4.29 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Purchaser, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto; and (b) neither the Purchaser nor any of its Representatives have made any representation or warranty as to the Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

4.30 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the Registration Statement/Proxy Statement will, when filed, declared effective or first mailed or distributed to the Purchaser’s Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its Affiliates, or any information provided by the Company and modified in any material respect by Purchaser or any of its Affiliates without the Company’s prior written approval.

4.31 Disclosure. No representations or warranties by the Company in this Agreement (as modified by the Company Disclosure Schedules) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the Company Disclosure Schedules and the Ancillary Documents, any fact necessary to make the statements or facts contained therein not materially misleading. Except for the representations and warranties expressly made by the Company in this Article IV (as modified by the Company Disclosure Schedules) or as expressly set forth in an Ancillary Document, no Target Company nor any other Person on its behalf makes any express or implied representation or warranty with respect to any of the Target Companies, the Company Security Holders, the Company Stock, the business of the Target Companies, or the transactions contemplated by this Agreement or any of the other Ancillary Documents, and the Company hereby expressly disclaims any other representations or warranties, whether implied or made by any Target Company or any of its Representatives. Except for the representations and warranties expressly made by the Company in this Article IV (as modified by the Company Disclosure Schedules) or in an Ancillary Document, the Company hereby expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished in writing to the Purchaser, the Purchaser Representative or any of their respective Representatives (including any opinion, information, projection or advice that may have been or may be provided to the Purchaser, the Purchaser Representative or any of their respective Representatives by any Representative of the Company), including any representations or warranties regarding the probable success or profitability of the businesses of the Target Companies.

ARTICLE V

COVENANTS

5.1Access and Information.

(a)During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing (the “Interim Period”), subject to Section 5.15, the Company shall give, and shall cause its Representatives to give, the Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns and Contracts), of or pertaining to the Target Companies, as the Purchaser or its Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies; and provided further, the Company shall not be required to provide, or cause to be provided to, the Purchaser or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Target Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Target Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Target Company under the attorney-client privilege or the attorney work product doctrine; provided that in each case the Target Company shall cooperate with the Purchaser to effect disclosure of such information in a manner which does not result in such a breach, violation or jeopardization.

(b)During the Interim Period, subject to Section 5.15, the Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser or its Subsidiaries, as the Company or its

Representatives may reasonably request regarding the Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser or any of its Subsidiaries.

5.2Conduct of Business of the Company.

(a)Unless the Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 5.2, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Target Companies and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b)Without limiting the generality of Section 5.2(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents as set forth on Schedule 5.2, during the Interim Period, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries to not, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 5.2(b):

(v)amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law and to effect the transactions contemplated by this Agreement and the Ancillary Documents;

(vi)authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, other than the issuance of Company Stock upon the exercise of Company Warrants or Company Options or conversion of Company Promissory Notes outstanding as of the date hereof in accordance with their existing terms or pursuant to amendments necessary to effect the transactions contemplated by this Agreement, or engage in any hedging transaction with a third Person with respect to such securities;

(vii)split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities (except for the repurchase of Company Common Stock from former employees, non-employee directors and consultants in accordance with agreements as in effect on the date hereof providing for the repurchase of shares in connection with any termination of service);

(viii) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $25,000 individually or $100,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement or reimbursement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $25,000 individually or $100,000 in the aggregate;

(ix)increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) other than in the ordinary course of business consistent with past practice, to any employee, or materially increase other benefits of employees generally other than in the ordinary course of business consistent with past practice, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans, pursuant to the terms of this Agreement or the Ancillary Documents, in the ordinary course of business consistent with past practice, or as required to consummate the transactions contemplated by this Agreement or the Ancillary Documents;

(x)make or rescind any material election relating to Taxes, settle any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(xi)transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company IP Licenses or other Company IP (excluding non-exclusive licenses of Company IP to Target Company customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(xii) terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice, other than any termination at the end of the term of such Company Material Contract pursuant to the terms thereof, or as required to consummate the transactions contemplated by this Agreement or the Ancillary Documents;

(xiii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(xiv) establish any Subsidiary or enter into any new line of business;

(xv)fail to use commercially reasonable efforts to keep in force material insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xvi) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xvii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, a Target Company or its Affiliates) not in excess of $25,000 individually or $100,000 in the aggregate, or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xviii) close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xix) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(xx) make capital expenditures in excess of $25,000 (individually for any project or set of related projects) or $100,000 in the aggregate other than pursuant to the terms of a Company Material Contract;

(xxi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xxii) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $25,000 individually or $100,000 in the aggregate other than pursuant to the terms of a Company Material Contract or Company Benefit Plan;

(xxiii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xxiv) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(xxv) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxvi) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

(xxvii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxviii) authorize or agree to do any of the foregoing actions;

provided, that any actions reasonably taken in good faith by the Company or its Subsidiaries to the extent reasonably believed to be necessary to comply with Laws (including orders of Governmental Authorities) related to COVID-19 shall be deemed not to constitute a breach of the requirements set forth under this Section 5.2. The Company shall notify the Purchaser in writing of any such actions taken in accordance with the foregoing proviso and shall use reasonable best efforts to mitigate any negative effects of such actions on the business of the Target Companies, in consultation with the Purchaser whenever practicable.

5.3Conduct of Business of the Purchaser.

(a)Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 5.3, the Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Purchaser and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 5.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with Purchaser’s Organizational Documents and the IPO Prospectus, the deadline by which it must complete its Business Combination (each, an “Extension”), including securing the release of all or a portion of the Extension Escrow Amount pursuant to the Extension Escrow Agreement for deposit into the Trust Account in order to secure such extension, and no consent of any other Party shall be required in connection therewith.

(b)Without limiting the generality of Section 5.3(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents (including as contemplated by any PIPE Investment consented to by the Company in accordance with Section 5.20) or as set forth on Schedule 5.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser shall not, and shall cause its Subsidiaries to not:

(i)amend, waive or otherwise change, in any respect, its Organizational Documents except as required by applicable Law;

(ii)authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, other than the issuance of Purchaser securities issuable upon conversion or exchange of outstanding Purchaser securities in accordance with their terms, or engage in any hedging transaction with a third Person with respect to such securities;

(iii)split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv)incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $25,000 individually or $100,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 5.3(b)(iv) shall not prevent the Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by this Agreement (including any PIPE Investment and the reasonable costs and expenses necessary for one or more Extensions up to an aggregate of $2,500,000 (such expenses, “Extension Expenses”)), up to aggregate additional Indebtedness during the Interim Period of $3,000,000);

(v)make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi)amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser;

(vii)terminate, waive or assign any material right under any Purchaser Material Contract or enter into any Contract that would be a Purchaser Material Contract;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix)establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xi)revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Purchaser or its Subsidiary) not in excess of $25,000 individually or $100,000 in the aggregate, or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures in excess of $25,000 individually for any project (or set of related projects) or $100,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $25,000 individually or $100,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 5.3 during the Interim Period;

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of Purchaser Securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx) authorize or agree to do any of the foregoing actions;

provided, that any actions reasonably taken in good faith by the Purchaser or its Subsidiaries to the extent reasonably believed to be necessary to comply with Laws (including orders of Governmental Authorities) related to COVID-19 shall be deemed not to constitute a breach of the requirements set forth under this Section 5.3. The Purchaser shall notify the Company in writing of any such actions taken in accordance with the foregoing proviso and shall use reasonable best efforts to mitigate any negative effects of such actions on the Purchaser and its Subsidiaries.

5.4Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each three- month quarterly period and each fiscal year, the Company shall deliver to the Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for the period from the Interim Balance Sheet Date through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to the Purchaser copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue. The Company shall use commercially reasonable efforts to deliver the Audited Company Financials for the year ended December 31, 2021 to the Purchaser by June 1, 2022.

5.5Purchaser Public Filings. During the Interim Period, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its reasonable best efforts prior to the Closing to maintain the listing of the Purchaser Public Units, the Purchaser Common Stock and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Purchaser Common Stock and the Purchaser Public Warrants. The Purchaser shall cause the ticker under which the Purchaser Common Stock and Purchaser Public Warrants are listed for trading on Nasdaq to be changed to “ONMD” and have the Purchaser Common Stock and Purchaser Public Warrants listed for trading with such trading ticker.

5.6No Solicitation.

(a)For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination involving Purchaser.

(b)During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets,

Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c)Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could reasonably be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

5.7No Trading. The Company acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the Purchaser (other than to engage in the Merger in accordance with Article I), communicate such information to any third party, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

5.8Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

5.9Efforts.

(a)Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b)In furtherance and not in limitation of Section 5.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c)As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d)Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

5.10 Tax Matters. Each of the Parties shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of the Parties shall (and each of the Parties shall cause its respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Parties intend to report and, except to the extent otherwise required by Law, shall report, for federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

5.11 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

5.12 The Registration Statement.

(a)As promptly as practicable after the date hereof, the Purchaser shall prepare with the reasonable assistance of the Company, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Purchaser Common Stock to be issued under this Agreement as the Merger Consideration, which Registration Statement will also contain a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser stockholders for the matters to be acted upon at the Purchaser Special Meeting and providing the Public Stockholders an opportunity in accordance with the Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Common Stock redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser Stockholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser stockholders to vote, at a special meeting of Purchaser stockholders to be called and held for such purpose (the “Purchaser Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Merger (and, to the extent required, the issuance of any shares in connection with the PIPE Investment), by the holders of Purchaser Common Stock in accordance with the Purchaser’s Organizational Documents and IPO Prospectus, the Securities Act, the DGCL and the rules and regulations of the SEC and Nasdaq, (ii) the adoption and approval of the Amended Purchaser Certificate of Incorporation, including the change of name of the Purchaser, (iii) adoption and approval of a new equity incentive plan in substantially the form attached as Exhibit F hereto (the “Incentive Plan”), and which will provide for awards for a number of shares of Purchaser Common Stock equal to ten percent (10%) of the aggregate number of shares of Purchaser Common Stock issued and outstanding immediately after the Closing (giving effect to the Redemption), (iv) the appointment of the members of the Post-Closing Purchaser Board in accordance with Section 5.17 hereof, (v) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (v), collectively, the “Purchaser Stockholder Approval Matters”), and (vi) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Purchaser Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Stockholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting. In connection with the Registration Statement, Purchaser will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the Securities Act, the DGCL and the rules and regulations of the SEC and Nasdaq. Purchaser shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC, and Purchaser shall consider any such comments timely made in good faith. The Company shall provide Purchaser with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading. Any filing fees (or similar fees) with respect to any regulatory or governmental approval shall be borne by SPAC.

(b)Purchaser shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Purchaser Special Meeting and the Redemption. Each of Purchaser and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Purchaser and, after the Closing, the Purchaser Representative, and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Purchaser’s Organizational Documents; provided, however, that the Purchaser shall not amend or supplement the Registration Statement without prior consultation with the Company.

(c)Purchaser, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the Purchaser Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company and its counsel a reasonable opportunity to review and comment on any proposed written or material oral responses to such comments, including, to the extent permitted by the SEC, participation by the Company or its counsel in any discussions or meetings with the SEC, and the Purchaser shall consider any such comments timely made in good faith under the circumstances.

(d)As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, Purchaser shall distribute the Registration Statement to Purchaser’s stockholders and the Company Stockholders, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the Securities Act for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(e)Purchaser shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Redemption. Purchaser shall apply for, and shall take commercially reasonable actions to cause, the Purchaser Common Stock to be issued in connection with the Merger to be approved for listing on Nasdaq as of the Closing.

5.13 Company Stockholder Approval. As promptly as practicable after the Registration Statement has become effective, the Company will call a meeting of its stockholders or otherwise solicit written consents in order to obtain the Required Company Stockholder Approval (the “Company Special Meeting”), and the Company shall use its commercially reasonable efforts to solicit from the Company Stockholders proxies in favor of the Required Company Stockholder Approval prior to such Company Special Meeting, and to take all other actions necessary or advisable to secure the Required Company Stockholder Approval, including enforcing the Voting Agreements.

5.14 Public Announcements.

(a)The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of the Purchaser and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b)The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, the Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement); provided that the Purchaser provides the Company with a reasonable amount of time to complete such review, comment and approval prior to the third (3rd) Business Day after the date thereof. The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, the Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Seller Representative and the Purchaser Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

5.15 Confidential Information.

(a)The Company and the Seller Representative hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company, the Seller Representative or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 5.15(a), and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.15(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company and the Seller Representative shall, and shall cause their respective Representatives to, promptly deliver to the Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company and the Seller Representative and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

(b)The Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that the Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 5.15(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.15(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Purchaser’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Purchaser and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

5.16 Documents and Information. After the Closing Date, the Purchaser and the Company shall, and shall cause their respective Subsidiaries to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Target Companies in existence on the Closing Date and make the same available for inspection and copying by the Purchaser Representative during normal business hours of the Company and its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by the Purchaser or its Subsidiaries (including any Target Company) without first advising the Purchaser Representative in writing and giving the Purchaser Representative a reasonable opportunity to obtain possession thereof.

5.17 Post-Closing Board of Directors and Executive Officers.

(a)The Parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that effective as of the Closing, the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of nine (9) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Purchaser Board, two (2) persons that are designated by the Purchaser prior to the Closing, at least one (1) of whom shall be required to qualify as an independent director under Nasdaq rules (the “Purchaser Director”), and seven (7) persons that are designated by the Company prior to the Closing (the “Company Directors”), at least three (3) of whom shall be required to qualify as an independent director under Nasdaq rules. At or prior to the Closing, the Purchaser will provide each director of Purchaser with a customary director indemnification agreement, in form and substance reasonably acceptable to such director of Purchaser. Prior to the mailing of the Proxy Statement, the Purchaser and the Company shall mutually agree to each director that will serve on the compensation committee, the audit committee and the nominating committee of the Purchaser’s Board immediately after the Effective Time, based on the qualifications of each director, subject to applicable listing rules of Nasdaq and applicable Law.

(b)The Parties shall take all action necessary, including causing the executive officers of Purchaser to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Purchaser immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

5.18 Indemnification of Directors and Officers; Tail Insurance.

(a)The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser or Merger Sub and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Purchaser or Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser or Merger Sub, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, the Purchaser shall cause the Organizational Documents of the Purchaser and the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser and Merger Sub to the extent permitted by applicable Law. The provisions of this Section 5.18 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b)For the benefit of the Purchaser’s and Merger Sub’s directors and officers, the Purchaser shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Purchaser shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Purchaser shall timely pay or caused to be paid all premiums with respect to the D&O Tail Insurance.

5.19 Trust Account Proceeds; Expenses.

(a)At least three (3) Business Days prior to the contemplated Closing Date, the Purchaser and Company shall exchange written statements setting forth complete and accurate schedules of their good faith estimates of all unpaid Expenses and Transaction Expenses, respectively, as of the Closing Date (the “Expense Statements”).

(b)Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 7 and provision of notice thereof to the Trustee, (a) at the Closing, the Purchaser shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to pay (A) as and when due all amounts, if any, payable pursuant to the Redemption, (B) the amounts due to the underwriters of Purchaser’s IPO for their deferred underwriting commissions as set forth in the Trust Agreement, and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to Purchaser in accordance with the Trust Agreement.

(c)Thereafter, the Trust Account shall terminate, except as otherwise provided therein. Any remaining cash will be used (i) first, to pay Transaction Expenses, and then (ii) for working capital and general corporate purposes of the Purchaser and the Surviving Corporation.

5.20 PIPE Investment. Without limiting anything to the contrary contained herein, during the Interim Period, Purchaser shall use its reasonable commercial efforts to enter into and consummate Subscription Agreements with investors relating to a private equity investment in Purchaser to purchase at least 3,000,000 shares of Purchaser Common Stock at a purchase price of ten dollars ($10.00) per share, for an aggregate purchase price of at least $30,000,000 in connection with a private placement, and/or enter into backstop arrangements with potential investors, in either case on terms mutually agreeable to the Company and Purchaser, acting reasonably (a “PIPE Investment”), and Purchaser and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such PIPE Investment and use their respective commercially reasonable efforts to cause such PIPE Investment to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by Purchaser). The Purchaser shall use its reasonable best efforts to satisfy the conditions of the PIPE Investors’ closing obligations contained in the Subscription Agreements and consummate the transactions contemplated thereby. The Purchaser shall not terminate, or amend or waive in any manner materially adverse to the Purchaser, any Subscription Agreement without the Company’s prior written consent (not to be unreasonably withheld, delayed or conditioned), other than (i) as expressly provided for by the terms of the Subscription Agreements or (ii) to reflect any permitted assignments or transfers of the Subscription Agreements by the applicable PIPE Investors pursuant to the Subscription Agreements. Each of the Purchaser and, as applicable, the Company, shall, and shall cause its Affiliates to, use commercially reasonable efforts to avoid being in breach or default under the Subscription Agreements. Additionally, during the Interim Period, the Purchaser may, but shall not be required to, enter into and consummate additional Subscription Agreements with additional PIPE Investors, including in the event that there is an actual or threatened material breach or default by a PIPE Investor under a Subscription Agreement, or the Purchaser reasonably believes in good faith that such PIPE Investor otherwise is not willing or able to consummate the transactions contemplated thereby upon the satisfaction of the conditions of such PIPE Investor’s closing obligations thereunder, which additional Subscription Agreements shall become part of the PIPE Investment hereunder; provided, that the terms of such additional Subscription Agreements shall not, without the Company’s prior written consent (not to be unreasonably withheld, delayed or conditioned), be on materially less favorable terms to the Purchaser or the Company than those set forth in existing Subscription Agreements. If the Purchaser elects to seek such additional Subscription Agreements (with, solely with respect to any additional Subscription Agreements containing terms that are substantially different from the terms of Subscription Agreements then in effect, the Company’s prior written consent, not to be unreasonably withheld, delayed or conditioned), the Purchaser and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such additional Subscription Agreements and use their respective reasonable efforts to cause such additional Subscription Agreements to be executed and the transactions contemplated thereby to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by the Purchaser). The Purchaser will deliver to the Company true, correct and complete copies of each Subscription Agreement entered into by the Purchaser and any other Contracts between the Purchaser and PIPE Investors that could affect the obligation of such PIPE Investors to contribute to the Purchaser their applicable portion of the aggregate gross proceeds of the PIPE Investment as set forth in the Subscription Agreement of such PIPE Investor. The Company shall not enter into any Contract with a PIPE Investor during the Interim Period without the prior written consent of the Purchaser, not to be unreasonably withheld, delayed or conditioned.

5.21 Incentive Equity Plan. Prior to the Closing Date, the Purchaser shall approve and adopt the Incentive Equity Plan in the form attached hereto as Exhibit F (with such changes as may be agreed by Purchaser and the Company). Within 30 days after the Closing, the Purchaser shall file a registration statement on Form S-8 (or other applicable form) with respect to the Shares issuable under the Incentive Equity Plan, and Purchaser shall use reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as awards granted pursuant to the Incentive Equity Plan remain outstanding.

ARTICLE VI

NO SURVIVAL

6.1No Survival. Representations and warranties of the Company and the Purchaser contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company or the Purchaser pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Company and the Purchaser and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Company or the Purchaser or their respective Representatives with respect thereto. The covenants and agreements made by the Company and the Purchaser in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

ARTICLE VII

CLOSING CONDITIONS

7.1Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and the Purchaser of the following conditions:

(a)Required Purchaser Stockholder Approval. The Purchaser Stockholder Approval Matters that are submitted to the vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Purchaser Stockholder Approval”).

(b)Required Company Stockholder Approval. Written consents representing the requisite vote of the Company Stockholders (including any separate class or series vote that is required, whether pursuant to the Company’s Organizational Documents, any stockholder agreement or otherwise) shall have been obtained, as necessary, to authorize, approve and consent to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Merger (the “Required Company Stockholder Approval”).

(c)Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(d)Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(e)Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 7.1(e) shall have each been obtained or made.

(f)No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(g)Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption and any PIPE Investment, the Purchaser shall have net tangible assets of at least $5,000,001.

(h)Minimum Cash Condition. Upon the Closing, the Purchaser shall have cash and cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of the Redemption) and the proceeds of any PIPE Investment, after giving effect to the payment of the Purchaser’s Expenses and the Company’s Transaction Expenses pursuant to the terms of Section 5.19 hereof, at least equal to Thirty Million U.S. Dollars ($30,00,000).

(i)Appointment to the Board. The members of the Post-Closing Purchaser Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 5.17.

(j)Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

(k)Nasdaq Listing. The shares of Purchaser Common Stock issued as Merger Consideration shall have been approved for listing on Nasdaq, subject to official notice of issuance.

7.2Conditions to Obligations of the Company. In addition to the conditions specified in Section 7.1, the obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a)Representations and Warranties. All of the representations and warranties of the Purchaser set forth in this Agreement and in any certificate delivered by or on behalf of the Purchaser pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Purchaser.

(b)Agreements and Covenants. The Purchaser shall have performed in all material respects all of the Purchaser’s obligations and complied in all material respects with all of the Purchaser’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)No Purchaser Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Purchaser since the date of this Agreement which is continuing and uncured.

(d)Closing Deliveries.

(i)OFFICER CERTIFICATE. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c).

(ii)SECRETARY CERTIFICATE. The Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents as in effect as of the Closing Date (after giving effect to the Conversion), (B) the resolutions of the Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Purchaser Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Purchaser is or is required to be a party or otherwise bound.

(iii)GOOD STANDING. The Purchaser shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for the Purchaser certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Purchaser’s jurisdiction of organization and from each other jurisdiction in which the Purchaser is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv)REGISTRATION RIGHTS AGREEMENT. The Company shall have received a copy of the Registration Rights Agreement, duly executed by the Purchaser.

(v)REPRESENTATION AND WARRANTY INSURANCE. The Purchaser shall have received representation and warranty insurance in an amount customary of a transaction of this size.

7.3Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 7.1, the obligations of the Purchaser and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a)Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by or on behalf of the Company pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Target Companies, taken as a whole.

(b)Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Target Companies taken as a whole since the date of this Agreement which is continuing and uncured.

(d)Certain Ancillary Documents. Each Lock-Up Agreement and Non-Competition Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(e)Closing Deliveries.

(i)OFFICER CERTIFICATE. The Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c)

(ii)SECRETARY CERTIFICATE. The Company shall have delivered to the Purchaser a certificate executed by the Company’s secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the requisite resolutions of the Company’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is or is required to be a party or bound, and the consummation of the Merger and the other transactions contemplated hereby and thereby, and the adoption of the Surviving Corporation Organizational Documents, and recommending the approval and adoption of the same by the Company Stockholders at a duly called meeting of stockholders, (C) evidence that the Required Company Stockholder Approval has been obtained and (D) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

(iii)GOOD STANDING. The Company shall have delivered to the Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv)CERTIFIED CHARTER. The Company shall have delivered to the Purchaser a copy of the Company Charter, as in effect as of immediately prior to the Effective Time, certified by the Secretary of State of the State of Delaware as of a date no more than ten (10) Business Days prior to the Closing Date.

(v)EMPLOYMENT AGREEMENTS. The Purchaser shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and the Purchaser, between each of the persons set forth Schedule 7.3(e)(v) hereto and the applicable Target Company or the Purchaser, as noted in Schedule 7.3(e)(v), each such employment agreement duly executed by the parties thereto.

(vi)The Company shall have delivered to the Purchaser copies of the Lock-up Agreement duly executed by the Significant Company Holders.

(vii)The Company shall have delivered to the Purchaser copies of the Non-Competition Agreements duly executed by each of the Key Management members.

(viii) TRANSMITTAL DOCUMENTS. The Exchange Agent shall have received from each Company Stockholder the Transmittal Documents, each in form reasonably acceptable for transfer on the books of the Company.

(ix)The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Company shall have terminated, extinguished and cancelled in full any outstanding unvested Stock Options, unexercised Warrants or commitments therefor.

(x)RESIGNATIONS. Subject to the requirements of Section 5.17(b), the Purchaser shall have received written resignations, effective as of the Closing, of each of the directors and officers of the Company listed on Schedule 7.3(e)(x) prior to the Closing.

(xi)TERMINATION OF CERTAIN CONTRACTS. The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Contracts involving the Target Companies and/or Company Security Holders or other Related Persons set forth on Schedule 7.3(e)(xi) shall have been terminated with no further obligation or Liability of the Target Companies thereunder.

7.4Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company or Company Stockholder) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE VIII

TERMINATION AND EXPENSES

8.1Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a)by mutual written consent of the Purchaser and the Company;

(b)by written notice by the Purchaser or the Company if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by June 30, 2022 (the “Outside Date”) (provided, that if Purchaser seeks and obtains one or more Extensions, Purchaser shall have the right with respect to each extension, by providing written notice thereof to the Company, to extend the Outside Date for an additional period equal to the shortest of (i) three (3) additional months, (ii) the period ending on the last date for Purchaser to consummate its Business Combination pursuant to such Extension and (iii) such period as determined by Purchaser); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the proximate cause of the failure of the Closing to occur on or before the Outside Date;

(c)by written notice by either the Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of such action by such Governmental Authority;

(d)by written notice by the Company to Purchaser, if (i) there has been a material breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the

Purchaser shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Purchaser or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if at such time the Company is in material uncured breach of this Agreement;

(e)by written notice by the Purchaser to the Company, if (i) there has been a material breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company or (B) the Outside Date; provided, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if at such time the Purchaser is in material uncured breach of this Agreement;

(f)by written notice by the Purchaser to the Company, if there shall have been a Material Adverse Effect on the Target Companies taken as a whole following the date of this Agreement which is uncured for at least twenty (20) days after written notice of such Material Adverse Effect is provided by the Purchaser to the Company;

(g)by written notice by either the Purchaser or the Company to the other, if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s stockholders have duly voted, and the Required Purchaser Stockholder Approval was not obtained;

(h)by written notice by the Purchaser to the Company, if the Purchaser has not received the opinion of its financial advisor that the Merger and the other transactions contemplated hereby are fair to the Company and its stockholders from a financial point of view within 30 days after the date of this Agreement; or

(i)by written notice by the Purchaser to the Company, if the Company shall fail to deliver the Audited Company Financials for the year ended December 31, 2021 to the Purchaser by May 15, 2022.

8.2Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.14, 5.15, 8.3, 8.4, 9.1, Article XI and this Section 8.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 9.1). Without limiting the foregoing, and except as provided in Sections 8.3 and this Section 8.2 (but subject to Section 9.1) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 10.7, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.1. Upon the termination of this Agreement for any reason, the Extension Escrow Amount shall be distributed as provided in the Extension Escrow Agreement.

8.3Fees and Expenses. Subject to Sections 5.3, 8.4, 9.1, and Article XI all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to the Purchaser, Expenses shall include any and all expenses, filing fees, costs and deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination and any Extension Expenses.

ARTICLE IX

WAIVERS AND RELEASES

9.1Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company and the Seller Representative each hereby represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public stockholders (including overallotment shares acquired by Purchaser’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Purchaser Common Stock in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Stockholders if the Purchaser fails to consummate a Business Combination within twelve (12) months after the closing of the IPO, subject to extension, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the Seller Representative hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company or the Seller Representative nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and the Company, the Seller Representative or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company and the Seller Representative on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company and the Seller Representative each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Company and the Seller Representative further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that the Company or the Seller Representative or any of their respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, each of the Company and the Seller Representative hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company or the Seller Representative or any of their respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, Purchaser and its Representatives, as applicable, shall be entitled to recover from the Company, the Seller Representative (on behalf of the Company Stockholders) and their respective Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event Purchaser or its Representatives, as applicable, prevails in such Action. This Section 9.1 shall survive termination of this Agreement for any reason and continue indefinitely.

ARTICLE X

MISCELLANEOUS

10.1Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including e-mail), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or

(iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser or Merger Sub at or prior to the Closing, to:	with a copy (which will not constitute notice) to:

Data Knights Acquisition Corp.	Nelson Mullins Riley & Scarborough LLP
Unit G6, Frome Business Park,	101 Constitution Avenue, NW, Suite 900
Manor Road, Frome, BA11 4FN	Washington, DC 20001
United Kingdom	Attn: Andrew M. Tucker, Esq.
Attn: Barry Anderson	Facsimile No.: (202) 689-2860
Telephone No.: 44 203 833 4000	Telephone No.: (202) 689-2987
E-mail: barry@dataknightsacuk.com	E-mail: andy.tucker@nelsonmullins.com

If to the Purchaser Representative, to:	with a copy (which will not constitute notice) to:

Data Knights, LLC	Nelson Mullins Riley & Scarborough LLP
c/o Data Knights Acquisition Corp.	101 Constitution Avenue, NW, Suite 900
Unit G6, Frome Business Park,	Washington, DC 20001
Manor Road, Frome, BA11 4FN	Attn: Andrew M. Tucker, Esq.
United Kingdom	Facsimile No.: (202) 689-2860
Attn: Barry Anderson	Telephone No.: (202) 689-2987
Telephone No.: 44 203 833 4000	E-mail: andy.tucker@nelsonmullins.com
E-mail: barry@dataknightsacuk.com

If to the Company or the Surviving Corporation, to:	with a copy (which will not constitute notice) to:

OneMedNet Corporation	Rimon, P.C.
6385 Old Shady Oak Road	1990 K Street, NW Suite 420
Suite 250	Washington, D.C. 20006
Eden Prairie, Minnesota 55344	Attn: Debbie Klis; Debra Vernon
Attn: Paul Casey	Telephone No.: 202-971-9494
Telephone No.: 800-918-7189	E-mail: debbie.klis@rimonlaw.com;
E-mail: paul.casey@onemednet.com	debra.vernon@rimonlaw.com

If to the Seller Representative to:	with a copy (which will not constitute notice) to:

Paul Casey	Rimon, P.C.
c/o OneMedNet Corporation	1990 K Street, NW Suite 420
6385 Old Shady Oak Road	Washington, D.C. 20006
Suite 250	Attn: Debbie Klis; Debra Vernon
Eden Prairie, Minnesota 55344	Telephone No.: 202-971-9494
Telephone No.: 800-918-7189	E-mail: debbie.klis@rimonlaw.com;
E-mail: paul.casey@onemednet.com	debra.vernon@rimonlaw.com

If to the Purchaser after the Closing, to:	with a copy (which will not constitute notice) to:

OneMedNet Corporation	Rimon, P.C.
6385 Old Shady Oak Road	1990 K Street, NW Suite 420
Suite 250	Washington, D.C. 20006
Eden Prairie, Minnesota 55344	Attn: Debbie Klis; Debra Vernon
Attn: Paul Casey	Telephone No.: 202-971-9494
Telephone No.: 800-918-7189	E-mail: debbie.klis@rimonlaw.com;
E-mail: paul.casey@onemednet.com	debra.vernon@rimonlaw.com

and	and

the Purchaser Representative	Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew M. Tucker, Esq.
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com

10.2Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company (and after the Closing, the Purchaser Representative and the Seller Representative), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

10.3Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 5.18, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

10.4Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 10.4, and any dispute to be determined by the Independent Expert in accordance with Section 1.15) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 10.4. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within twenty (20) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any party involved in such Dispute may submit the

Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of Delaware. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) business days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in Delaware. The language of the arbitration shall be English.

10.5Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Sections 1.15 and 10.4, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware or in any appellate court thereof) (the “Specified Courts”). Subject to Sections 1.15 and 10.4, each Party hereto hereby (a) submits to the exclusive jurisdiction of the Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by the Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.1. Nothing in this Section 10.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

10.6WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

10.7Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

10.8Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

10.9Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser, the Company, the Purchaser Representative and the Seller Representative.

10.10Waiver. The Purchaser on behalf of itself and its Affiliates, the Company on behalf of itself and its Affiliates, and the Seller Representative on behalf of itself and the Company Stockholders, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by the Purchaser Representative or the Seller Representative in lieu of such Party to the extent provided in this Agreement). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of the Purchaser Representative.

10.11Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

10.12Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article,” “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its stockholders under the DGCL, as then applicable, or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such information.

10.13Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.14Purchaser Representative.

(a)The Purchaser, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints Data Knights, LLC, in the capacity as the Purchaser Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 1.15; (ii) acting on behalf of such Person under the Extension Escrow Agreement; (iii) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Purchaser Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Purchaser Representative Documents”); (iv) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Purchaser Representative Documents; (v) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (vi) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable out-of-pocket fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (vii) otherwise enforcing the rights and obligations of any such Persons under any Purchaser Representative Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the Purchaser Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Purchaser Securities (other than the Company Security Holders immediately prior to the Effective Time and their respective successors and assigns). All decisions and actions by the Purchaser Representative shall be binding upon the Purchaser and its Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.14 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.

(b)The Purchaser Representative shall not be liable for any act done or omitted under any Purchaser Representative Document as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Purchaser shall indemnify, defend and hold harmless the Purchaser Representative from and against any and all losses incurred without gross negligence, bad faith or willful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under any Purchaser Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Purchaser, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Purchaser Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 10.14 shall survive the Closing and continue indefinitely.

(c)The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to the Purchaser and the Seller Representative, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.

10.15Seller Representative.

(a)Each Company Stockholder, by delivery of a Letter of Transmittal, on behalf of itself and its successors and assigns, hereby irrevocably constitutes and appoints Paul Casey, in his capacity as the Seller Representative, as the true and lawful agent and attorney-in-fact of such Persons with full powers of substitution to act in the name, place and stead of thereof with respect to the performance on behalf of such Person under the terms and provisions of this Agreement and the Ancillary Documents to which the Seller Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Seller Representative Documents”), as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents on behalf of such Person, if any, as the Seller Representative will deem necessary or appropriate in connection with any of the transactions contemplated under the Seller Representative Documents, including: (i) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 1.15; (ii) acting on behalf of such Person under the Extension Escrow Agreement; (iii) terminating, amending or waiving on behalf of such Person any provision of any Seller Representative Document (provided, that any such action, if material to the rights and obligations of the Company Stockholders in the reasonable judgment of the Seller Representative, will be taken in the same manner with respect to all Company Stockholders unless otherwise agreed by each Company Stockholder who is subject to any disparate treatment of a potentially material and adverse nature); (iv) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Seller Representative Document; (v) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Seller Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Seller Representative and to rely on their advice and counsel; (vi) incurring and paying reasonable costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable fees and expenses allocable or in any way relating to such transaction or any indemnification claim, whether incurred prior or subsequent to Closing; (vii) receiving all or any portion of the consideration provided to the Company Stockholders under this Agreement and to distribute the same to the Company Stockholders in accordance with their Pro Rata Share; and (viii) otherwise enforcing the rights and obligations of any such Persons under any Seller Representative Document, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person. All decisions and actions by the Seller Representative shall be binding upon each Company Stockholder and their respective successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.15 are irrevocable and coupled with an interest. The Seller Representative hereby accepts its appointment and authorization as the Seller Representative under this Agreement.

(b)Any other Person, including the Purchaser Representative, the Purchaser and the Company may conclusively and absolutely rely, without inquiry, upon any actions of the Seller Representative as the acts of the Company Stockholders under any Seller Representative Documents. The Purchaser Representative, the Purchaser and the Company shall be entitled to rely conclusively on the instructions and decisions of the Seller Representative as to (i) any payment instructions provided by the Seller Representative or (ii) any other actions required or permitted to be taken by the Seller Representative hereunder, and no Company Stockholder shall have any cause of action against the Purchaser Representative, the Purchaser or the Company for any action taken by any of them in reliance upon the instructions or decisions of the Seller Representative. The Purchaser Representative, the Purchaser and the Company shall not have any Liability to any Company Stockholder for any allocation or distribution among the Company Stockholders by the Seller Representative of payments made to or at the direction of the Seller Representative. All notices or other communications required to be made or delivered to a Company Stockholder under any Seller Representative Document shall be made to the Seller Representative for the benefit of such Company Stockholder, and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to such Company Stockholder with respect thereto. All notices or other communications required to be made or delivered by a Company Stockholder shall be made by the Seller Representative (except for a notice under Section 10.15(d) of the replacement of the Seller Representative).

(c)The Seller Representative will act for the Company Stockholders on all of the matters set forth in this Agreement in the manner the Seller Representative believes to be in the best interest of the Company Stockholders, but the Seller Representative will not be responsible to the Company Stockholders for any losses that any Company Stockholder may suffer by reason of the performance by the Seller Representative of the Seller Representative’s duties under this Agreement, other than losses arising from the bad faith, gross negligence or willful misconduct by the Seller Representative in the performance of its duties under this Agreement. From and after the Closing, the Company Stockholders shall jointly and severally indemnify, defend and hold the Seller Representative harmless from and against any and all losses reasonably incurred without gross negligence, bad faith or willful misconduct on the part of the Seller Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Seller Representative’s duties under any Seller Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative. In no event shall the Seller Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Seller Representative shall not be liable for any act done or omitted under any Seller Representative Document as the Seller Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Seller Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Seller Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Seller Representative shall have the right at any time and from time to time to select and engage, at the reasonable cost and expense of the Company Stockholders, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other reasonable out-of-pocket expenses, as the Seller Representative may reasonably deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Seller Representative under this Section 10.15 shall survive the Closing and continue indefinitely.

(d)If the Seller Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of Company Stockholders, then the Company Stockholders shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor Seller Representative (by vote or written consent of the Company Stockholders holding in the aggregate a Pro Rata Share in excess of fifty percent (50%)), and promptly thereafter (but in any event within five (5) Business Days after such appointment) notify the Purchaser Representative and the Purchaser in writing of the identity of such successor. Any such successor so appointed shall become the “Seller Representative” for purposes of this Agreement.

10.16Legal Representation. The Parties agree that, notwithstanding the fact that Nelson Mullins may have, prior to Closing, jointly represented the Purchaser, Merger Sub, the Purchaser Representative and/or Data Knights, LLC in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Purchaser and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Nelson Mullins will be permitted in the future, after Closing, to represent Data Knights, LLC, the Purchaser Representative or their respective Affiliates in connection with matters in which such Persons are adverse to the Purchaser or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and the Seller Representative, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Nelson Mullins’s future representation of one or more of Data Knights, LLC, the Purchaser Representative or their respective Affiliates in which the interests of such Person are adverse to the interests of the Purchaser, the Company and/or the Seller Representative or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Nelson Mullins of the Purchaser, Merger Sub, Data Knights, LLC, the Purchaser Representative or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, Data Knights, LLC and the Purchaser Representative shall be deemed the clients of Nelson Mullins with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to Data Knights, LLC and the Purchaser Representative, shall be controlled by Data Knights, LLC and the Purchaser Representative and shall not pass to or be claimed by Purchaser or the Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by the Purchaser or any of its Affiliates (including, after the Effective Time, the Surviving Corporation and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

ARTICLE XI

DEFINITIONS

11.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Company Financials.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Data Knights, LLC shall be deemed to be an Affiliate or the Purchaser prior to the Closing.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Closing Company Cash” means, as of the Reference Time, the aggregate cash and cash equivalents of the Target Companies on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Target Companies as of such time.

“Closing Net Indebtedness” means, as of the Reference Time, (i) the aggregate amount of all Indebtedness of the Target Companies, less (ii) the Closing Company Cash, in each case of clauses (i) and (ii), on a consolidated basis and as determined in accordance with the Accounting Principles.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid Treasury Regulation promulgated thereunder.

“Common Consideration” means the aggregate amount that would be paid in respect of the aggregate number of shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.12).

“Company Charter” means the Certificate of Incorporation of the Company, as amended and effective under the DGCL, prior to the Effective Time.

“Company Common Stock” means the common stock, par value $0.0005 per share, of the Company.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by the Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to the Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any warrants, convertible promissory notes or other rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the Company.

“Company Equity Plans” shall have the meaning set forth in Section 4.3(b) hereof.

“Company Option” means each option to purchase shares of Company Common Stock granted to any current or former director, officer, employee or other service provider of the Company or any of its Subsidiaries that is outstanding and unexercised.

“Company Preferred Stock” means the Series A-1 Preferred Stock and Series A-2 Preferred Stock, par value $0.0001 per share, of the Company.

“Company Securities” means, collectively, the Company Stock and any Company Convertible Securities.

“Company Security Holders” means, collectively, the holders of Company Securities.

“Company Stock” means any shares of the Company Common Stock and the Company Preferred Stock.

“Company Stockholders” means, collectively, the holders of Company Stock.

“Company Unvested Option” means each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.

“Company Vested Option” means each Company Option outstanding as of immediately prior to the Effective Time that is vested as of such time.

“Company Warrants” means, collectively, warrants issued by the Company to purchase Company Common Stock.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Dissenting Shares” means any shares of Company Stock for which a Company Stockholder has exercised appraisal rights pursuant to Section 262 of the DGCL.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical,” or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Insider Letter” means the letter dated May 6, 2021 to the Purchaser from the Purchaser Representative and other parties, as filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Purchaser with the SEC on May 11, 2021.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of the Purchaser, dated as of May 6, 2021, and filed with the SEC on May 10, 2021 (File No. 333-254029).

“IPO Underwriter” means EF Hutton, a division of Benchmark Investments, LLC.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Key Management” means Saurabh Mathur, Debra Reinhart, Brad Overby, Paul Casey, Douglas Arent and Dr. Jeffrey Yu.

“Knowledge” means, with respect to (i) the Company, the actual knowledge of Key Management, after reasonable inquiry, or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, pandemic, war (whether or not declared) or natural disaster; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi) with respect to the Purchaser, the consummation and effects of the Redemption (or any redemption in connection with the Extension); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) – (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to the Purchaser, the amount of the Redemption (or any redemption in connection with the Extension, if any) or the failure to obtain the Required Purchaser Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to the Purchaser.

“Merger Sub Common Stock” means the shares of common stock, par value $0.0001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Global Market.

“Net Working Capital” means, as of the Reference Time, (i) all current assets of the Target Companies (excluding, without duplication, Closing Company Cash), on a consolidated basis, minus (ii) all current liabilities of the Target Companies (excluding, without duplication, Indebtedness and unpaid Transaction Expenses), on a consolidated basis and as determined in accordance with the Accounting Principles; provided, that, for purposes of this definition, whether or not the following is consistent with the Accounting Principles, “current assets” will exclude any receivable from a Company Stockholder.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Per Share Consideration” means the quotient of (i) the Common Consideration divided by (ii) the sum, without duplication, of the aggregate number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.12).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (e) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Data” means, with respect to any natural Person, such Person’s name, street address, telephone number, e-mail address, photograph, social security number, tax identification number, driver’s license number, passport number, credit card number, bank account number and other financial information, customer or account numbers, account access codes and passwords, any other information that allows the identification of such Person or enables access to such Person’s financial information or that is defined as “personal data,” “personally identifiable information,” “personal information,” “protected health information” or similar term under any applicable Privacy Laws.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“PIPE Investment” shall have the meaning set forth in the Recitals.

“PIPE Investor” shall have the meaning set forth in the Recitals.

“Privacy Laws” means all applicable United States state and federal Laws, and the laws of applicable jurisdictions, relating to privacy and protection of Personal Data and/or Protected Health Information, including the General Data Protection Regulation, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); the Health Information Technology for Economic and Clinical Health Act; and any and all similar state and federal Laws relating to privacy, security, data protection, data availability and destruction and data breach, including security incident notification.

“Pro Rata Share” means with respect to each Company Stockholder, a fraction expressed a percentage equal to (i) the portion of the Stockholder Merger Consideration payable by the Purchaser to such Company Stockholder in accordance with the terms of this Agreement, divided by (ii) the total Stockholder Merger Consideration payable by the Purchaser to all Company Stockholders in accordance with the terms of this Agreement.

“Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or an arbitrator.

“Protected Health Information” has the meaning given to such term under HIPAA, including all such information in electronic form.

“Purchaser Certificate of Incorporation” means Second Amended and Restated Certificate of Incorporation of the Purchaser dated as of April 6, 2021.

“Purchaser Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Purchaser.

“Purchaser Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Purchaser.

“Purchaser Common Stock” means the shares of Purchaser Class A Common Stock and Purchaser Class B Common Stock, collectively.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, the Seller Representative or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Purchaser or its Representatives to the Company, the Seller Representative or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

“Purchaser Preferred Shares” means preferred shares, par value $0.0001 per share, of Purchaser.

“Purchaser Private Units” means the units issued by Purchaser in a private placement to Data Knights, LLC at the time of the consummation of the IPO consisting of one (1) share of Purchaser Class A Common Stock and one Purchaser Private Warrant.

“Purchaser Private Warrants” means one whole warrant that was included in as part of each Purchaser Private Unit, entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Public Units” means the units issued in the IPO (including overallotment units acquired by Purchaser’s underwriter) consisting of one (1) share of Purchaser Class A Common Stock and one Purchaser Public Warrant.

“Purchaser Public Warrants” means one whole warrant that was included in as part of each Purchaser Public Unit, entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Securities” means the Purchaser Units, the Purchaser Common Stock, the Purchaser Preferred Shares and the Purchaser Warrants, collectively.

“Purchaser Units” means Purchaser Private Units and Purchaser Public Units, collectively.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

“Purchaser’s Organizational Documents” means the Organizational Documents of the Purchaser.

“Redemption Price” means an amount equal to the price at which each share of Purchaser Common Stock is redeemed or converted pursuant to the Redemption (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing).

“Registration Rights Agreement” means the Registration Rights Agreement in the form of Exhibit G hereto.

“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness, Transaction Expenses or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority). “Securities Act” means the Securities Act of 1933, as amended.

“Significant Company Holder” means any Company Stockholder who (i) is an executive officer or director of the Company or (ii) owns more than five percent (5%) of the issued and outstanding shares of the Company (treating any Company Preferred Stock on an as-converted to Company Common Stock basis).

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended. “Sponsor” means Data Knights, LLC, a Delaware limited liability company.

“Subscription Agreement” shall have the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Company” means each of the Company and its direct and indirect Subsidiaries.

“Target Net Working Capital Amount” means an amount equal to $500,000.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value- added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Transaction Expenses” means all fees and expenses of any of the Target Companies incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of any Target Company, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any Target Company at or after the Closing pursuant to any agreement to which any Target Company is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby and (iii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on Purchaser, Merger Sub or any Target Company in connection with the Mergers or the other transactions contemplated by this Agreement.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of May 6, 2021, as it may be amended, by and between the Purchaser and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer and Trust Company, in its capacity as trustee under the Trust Agreement.

11.2Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section

Accounts Receivable	4.7(f)
Acquisition Proposal	5.6(a)
Agreement	Preamble
Alternative Transaction	5.6(a)
Amended Purchaser Certificate of Incorporation	1.19
Antitrust Laws	5.9(b)
Audited Company Financials	4.7(a)
Business Combination	9.1
Certificate of Merger	1.2
CFO	1.15(a)
Closing	2.1
Closing Date	2.1
Closing Filing	5.14(b)
Closing Press Release	5.14(b)
Closing Statement	1.15(a)
Company	Preamble
Company Benefit Plan	4.19(a)
Company Certificates	1.12(a)
Company Directors	5.17(a)
Company Disclosure Schedules	Article IV
Company Financials	4.7(a)
Company IP	4.13(d)
Company IP Licenses	4.13(a)
Company Material Contracts	4.12(a)
Company Permits	4.10
Company Personal Property Leases	4.16
Company Real Property Leases	4.15
Company Registered IP	4.13(a)
Company Special Meeting	5.13
Controlled Person	Article XI
Conversion	1.8
D&O Indemnified Persons	5.18(a)
D&O Tail Insurance	5.18(b)
DGCL	3.2
Effective Time	1.2
Enforceability Exceptions	3.2
Environmental Permits	4.20(a)
Estimated Closing Statement	1.14
Exchange Agent	1.12(a)
Expenses	8.3
Extension	5.3(a)
Extension Expenses	5.3(a)(iv)
Federal Securities Laws	5.7
Incentive Plan	5.12(a)
Independent Expert	1.15(b)
Independent Expert Notice Date	1.15(b)
Interim Balance Sheet Date	4.7(a)
Interim Period	5.1(a)
Letter of Transmittal	1.12(a)
Lock-Up Agreement	Recitals
Lost Certificate Affidavit	1.12(d)
Merger	Recitals
Merger Consideration	1.7

Term	Section

Merger Sub	Preamble
Nelson Mullins	2.1
Non-Competition Agreement	Recitals
Objection Statement	1.15(b)
OFAC	3.19(c)
Off-the-Shelf Software	4.13(a)
Outbound IP License	4.13(c)
Outside Date	8.1(b)
Party(ies)	Preamble
PIPE Investment	5.20
Post-Closing Purchaser Board	5.17(a)
Proxy Statement	5.12(a)
Public Certifications	3.6(a)
Public Stockholders	9.1
Purchaser	Preamble
Purchaser Director	5.17(a)
Purchaser Disclosure Schedules	Article III
Purchaser Financials	3.6(b)
Purchaser Material Contract	3.13(a)
Purchaser Representative	Preamble
Purchaser Stockholder Approval Matters	5.12(a)
Purchaser Special Meeting	5.12(a)
Purchaser Termination Fee	8.4
Redemption	5.12(a)
Registration Statement	5.12(a)
Related Person	4.21
Released Claims	9.1
Representative Party	1.15(b)
Required Company Stockholder Approval	7.1(b)
Required Purchaser Stockholder Approval	7.1(a)
SEC Reports	3.6(a)
Section 409A Plan	4.19(j)
Seller Representative	Preamble
Signing Filing	5.14(b)
Signing Press Release	5.14(b)
Sponsor Support Agreement	Recitals
Stockholder Merger Consideration	1.7
Surviving Corporation	1.1
Top Customers	4.24
Top Suppliers	4.24
Transmittal Documents	1.12(b)
Voting Agreements	Recitals

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, each Party hereto has caused this Agreement and Plan of Merger to be signed and delivered as of the date first written above.

The Purchaser:

Data Knights Acquisition Corp.

By:	/s/ Barry Anderson
	Name:	Barry Anderson
	Title:	Chief Executive Officer

The Purchaser Representative:

Data Knights, LLC, solely in the capacity as the Purchaser Representative hereunder

By:	/s/ Firdauz Edmin Bin Mokhtar
	Name:	Firdauz Edmin Bin Mokhtar
	Title:	Chief Financial Officer

Merger Sub:

Data Knights Merger Sub, Inc.

By:	/s/ Barry Anderson
	Name:	Barry Anderson
	Title:	Chief Executive Officer

The Company:

OneMedNet Corporation

By:	/s/ Paul Casey
	Name:	Paul Casey
	Title:	Chief Executive Officer

The Seller Representative:

Paul Casey, solely in the capacity as the Seller Representative hereunder

By:	/s/ Paul Casey

[Signature Page to Merger Agreement]

Exhibit A

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT, dated as of April 25, 2022 (this “Agreement”), by and among the Data Knights Acquisition Corp., a Delaware corporation (the “Purchaser”), OneMedNet Corporation, a Delaware corporation (the “Company”), and each of the stockholders of the Company whose names appear on the signature pages of this Agreement (each, a “Company Stockholder” and, collectively, the “Company Stockholders”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined herein).

WHEREAS, simultaneously herewith, the Purchaser, Data Knights Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), Data Knights, LLC, a Delaware limited liability company (the “Purchaser Representative”), Paul Casey (the “Seller Representative”), and (v) OneMedNet Corporation, a Delaware corporation (the “Company”) have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), a copy of which has been made available to each Company Stockholders, pursuant to which the parties thereto intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”);

WHEREAS, as of the date hereof, each Company Stockholder owns of record the number of equity securities of the Company as set forth opposite such Company Stockholder’s name on Exhibit A hereto (all such securities and any underlying securities of the Company of which ownership of record or the power to vote is hereafter acquired by the Company Stockholders prior to the termination of this Agreement being referred to herein as the “Securities”); and

WHEREAS, in order to induce the Purchaser, Merger Sub, and the Company to enter into the Merger Agreement, the Company Stockholders are executing and delivering this Agreement to the Purchaser and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Company Stockholders (severally and not jointly), the Purchaser and the Company hereby agrees as follows:

1.Agreement to Vote. Each Company Stockholder, by this Agreement, with respect to its Securities, severally and not jointly, hereby agrees (and agrees to execute such documents and certificates evidencing such agreement as the Purchaser may reasonably request in connection therewith), if (and only if) the Approval Condition (as defined below) shall have been satisfied, to vote, at any meeting of the members of the Company, and in any action by written consent of the members of the Company, all of such Company Stockholder’s Securities (a) in favor of the approval and adoption of the Merger Agreement, the transactions contemplated by the Merger Agreement and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company, (c) in favor of the approval and adoption of the Incentive Plan (as defined in the Merger Agreement) and (d) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in the failure of the transactions contemplated by the Merger Agreement from being consummated. Each Company Stockholder acknowledges receipt and review of a copy of the Merger Agreement. For purposes of this Agreement, “Approval Condition” shall mean that the Merger Agreement shall not have been amended or modified to change the Merger Consideration payable under the Merger Agreement to the Company Stockholders. For the purpose of clarification, any adjustment to the Merger Consideration pursuant to Section 1.15 of the Merger Agreement shall not constitute an amendment or modification to the Merger Consideration for purposes of the immediately preceding sentence.

2.Transfer of Securities. Except as may be required by or permitted in the Merger Agreement, each Company Stockholder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees to be bound by this Agreement), or (d) take any action that would have the effect of preventing or disabling the Company Stockholder from performing its obligations hereunder.

3.Representations and Warranties. Each Company Stockholder, severally and not jointly, represents and warrants for and on behalf of itself to the Purchaser as follows:

(a)The execution, delivery and performance by such Company Stockholder of this Agreement and the consummation by such Company Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or other Order applicable to such Company Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Securities (other than pursuant to this Agreement, the Merger Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of the Company or such Company Stockholder) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Company Stockholder’s Organizational Documents.

(b)Such Company Stockholder owns of record and has good, valid and marketable title to the Securities set forth opposite the Company Stockholder’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of such Company Stockholder) and has the sole power (as currently in effect) to vote and the full right, power and authority to sell, transfer and deliver such Securities, and such Company Stockholder does not own, directly or indirectly, any other Securities.

(c)Such Company Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement, and that this Agreement has been duly authorized, executed and delivered by such Company Stockholder.

4.Termination. This Agreement and the obligations of the Company Stockholders under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; or (c) the mutual written agreement of the Purchaser and the Company. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to such termination of this Agreement.

5.Miscellaneous.

(a)Except as otherwise provided herein, in the Merger Agreement or in any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5(b)):

If to the Purchaser, to:

Data Knights Acquisition Corp.

Unit G6, Frome Business Park,

Manor Road, Frome, BA11 4FN,

United Kingdom

Tel: +44 203 833 4000

Email: barry@dataknightsacuk.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave NW, Suite 900

Washington, DC 20001

Attention: Andy Tucker

Telephone: (202) 689-2987

E-mail: andy.tucker@nelsonmullins.com

2

If to the Company, to:

OneMedNet Corporation

6385 Old Shady Oak Road

Suite 250

Eden Prairie, Minnesota 55344

Attn: Paul Casey

Telephone No.: (808) 228-5998

E-mail: paul.casey@onemednet.com

with a copy to:

Rimon, P.C.

1990 K Street, NW Suite 420

Washington, D.C. 20006

Attn: Debbie Klis; Debra Vernon

Telephone No.: (202) 971-9494

E-mail: debbie.klis@rimonlaw.com; debra.vernon@rimonlaw.com

If to a Company Stockholder, to the address set forth for such Company Stockholder on the signature page hereof.

(c)If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)This Agreement, the Merger Agreement and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of the parties, and any attempt to do so without such consent shall be void ab initio.

(e)This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Company Stockholder shall be liable for the breach of this Agreement by any other Company Stockholder.

(f)The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with, this Agreement, when expressly available pursuant to the terms of this Agreement, shall not be required to provide any bond or other security in connection with any such Order.

(g)This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, suits or proceedings (each an “Action”, and, collectively, “Actions”), arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction within the State of Delaware. The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion,

3

defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h)This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)This Agreement shall not be effective or binding upon any Company Stockholder until such time as the Merger Agreement is executed by each of the parties thereto.

(k)If, and as often as, there are any changes in the Company or the Company Stockholder’s Securities by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Stockholder and its Securities as so changed.

(l)Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (l).

[Signature pages follow.]

4

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DATA KNIGHTS ACQUISITION CORP.

By:
Name:
Title:

ONEMEDNET CORPORATION

By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY STOCKHOLDERS

The Baba One Irrevocable Trust dated March 26, 2021

By:
Name: Bradley Overby
Title: Trustee

The Soph One Irrevocable Trust dated March 26, 2021

By:
Name: Bradley Overby
Title:Trustee

By:
Jeffrey Yu

The Revocable Trust of Jerry M. Hiatt dated March 17, 1997, as amended

By:
Name:Jerry M. Hiatt
Title:Trustee

By:
Paul Casey

By:
Thomas Kosasa

[Signature Page to Voting Agreement]

The Revocable Trust of Jerry M. Hiatt dated March 17, 1997, as amended, as tenants in common

By:
Name:Thomas Kosasa
Title:Trustee

By:
Name:Jerry M. Hiatt
Title:Trustee

By:
Erkan Akyuz

[Signature Page to Voting Agreement]

EXHIBIT A

COMPANY STOCKHOLDERS

Company Stockholder	Company Securities

Exhibit B

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT, dated as of April 25, 2022 (this “Agreement”), by and among Data Knights, LLC, a Delaware limited liability company (“Sponsor”), Data Knights Acquisition Corp., a Delaware corporation (“Purchaser”), and OneMedNet Corporation, a Delaware limited liability company (the “Company”). Terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, contemporaneously herewith, the Purchaser, Data Knights Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), Data Knights, LLC, a Delaware limited liability company (the “Purchaser Representative”), Paul Casey (the “Seller Representative”), and OneMedNet Corporation, a Delaware corporation (the “Company”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which the stockholders of the Company will receive shares of the Purchaser’s Common Stock;

WHEREAS, as of the date hereof, Sponsor owns 3,415,275 shares of Purchaser Common Stock (all such shares of Purchaser Common Stock and any shares of Purchaser Common Stock of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce the Company and Purchaser to enter into the Merger Agreement, Sponsor is executing and delivering this Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Sponsor, the Company, and Purchaser hereby agree as follows:

1.Agreement to Vote. Sponsor, with respect to the Shares, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as Purchaser and/or the Company may reasonably request in connection therewith) to vote at any meeting of the stockholders of Purchaser, and in any action by written consent of the stockholders of Purchaser, to approve the Merger Agreement, all of the Shares (a) in favor of the approval and adoption of the Merger Agreement, the transactions contemplated by the Merger Agreement and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Purchaser (including the Purchaser Stockholder Approval Matters), (c) in favor of the approval and adoption of the Incentive Plan, (d) for the appointment, and designation of classes, of the members of the Post-Closing Purchaser Board and (e) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Purchaser or Merger Sub under the Merger Agreement or that would reasonably be expected to result in the failure of the transactions contemplated by the Merger Agreement from being consummated. Sponsor acknowledges receipt and review of a copy of the Merger Agreement.

2.Transfer of Shares. Sponsor agrees that it shall not, directly or indirectly, except as otherwise contemplated pursuant to the Merger Agreement, (a) sell, assign, transfer (including by operation of law), redeem, lien, pledge, distribute, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law), redemption or other disposition of any Shares (unless the transferee agrees to be bound by this Agreement) or (d) take any action that would have the effect of preventing or disabling Sponsor from performing its obligations hereunder. From time to time, at the request of Purchaser, Sponsor shall take all such further actions as may be necessary or appropriate to effect the purposes of this Agreement, and execute customary documents incident to the consummation of the Merger.

3.Representations and Warranties. Sponsor represents and warrants for and on behalf of itself to Purchaser and the Company as follows:

(a)The execution, delivery and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of Sponsor) or (iv) conflict with or result in a breach of or constitute a default under any provision of Sponsor’s Organizational Documents.

(b)Sponsor owns of record and has good, valid and marketable title to the Shares free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of Sponsor) and has the sole power (as currently in effect) to vote and has the full right, power and authority to sell, transfer and deliver such Shares. Sponsor does not own, directly or indirectly, any other shares of Purchaser capital stock other than the Shares, or any options, warrants or other rights to acquire any additional shares of the capital stock of Purchase or any security exercisable for or convertible into the capital stock of Purchaser.

(c)Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by Sponsor.

(d)There is no Action pending, or, to the knowledge of Sponsor, threatened, against Sponsor that would reasonably be expected to materially impair or materially adversely affect the ability of Sponsor to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.

4.Other Covenants and Agreements.

(a)At the Effective Time, Sponsor will deliver to Purchaser a duly executed copy of the Lock-Up Agreement and the Registration Rights Agreement in substantially the forms attached as Exhibits C and G to the Merger Agreement.

(b)Sponsor agrees to and shall be bound by and subject to Section 5.15 (Confidential Information) and Section 5.16 (Public Announcements), Section 5.6. (No Solicitation), and Section 9.1 (Waiver of Claims Against Trust) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, as if Sponsor is directly party thereto.

(c)Sponsor hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Sponsor may have by virtue of ownership of the Shares and agrees not to commence or participate in any claim, derivative or otherwise, against Purchaser relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.

5.Termination. This Agreement and the obligations of Sponsor under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; or (c) the mutual written agreement of the Company and Purchaser. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

6.Miscellaneous.

(a)Except as otherwise provided herein or in the Merger Agreement or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5(b)):

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If to the Purchaser, to:

Data Knights Acquisition Corp.

Unit G6, Frome Business Park,

Manor Road, Frome, BA11 4FN,

United Kingdom

Tel: +44 203 833 4000

Email: barry@dataknightsacuk.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave NW, Suite 900

Washington, DC 20001

Attention: Andy Tucker

Telephone: (202) 689-2987

E-mail: andy.tucker@nelsonmullins.com

If to the Sponsor, to:

Data Knights, LLC

Unit G6, Frome Business Park,

Manor Road, Frome, BA11 4FN,

United Kingdom

Tel: +44 203 833 4000

Email: barry@dataknightsacuk.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave NW, Suite 900

Washington, DC 20001

Attention: Andy Tucker

Telephone: (202) 689-2987

E-mail: andy.tucker@nelsonmullins.com

If to the Company, to:

OneMedNet Corporation

6385 Old Shady Oak Road

Suite 250

Eden Prairie, MN 55344

Attn: Paul Casey

Telephone No.: (808) 228-5998

E-mail: paul.casey@onemednet.com

with a copy to:

Rimôn, P.C.

1990 K Street NW, Suite 420

Washington, DC 20006

Attn: Debbie Klis; Debra Vernon

Telephone: (202) 971-9494; (650) 292-5910

E-mail: debbie.klis@rimonlaw.com; debra.vernon@rimonlaw.com

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(c)If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)This Agreement, the Merger Agreement and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e)This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f)The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(g)This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, suits or proceedings (collectively, “Action”) arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction within the State of Delaware. The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h)This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)This Agreement shall not be effective or binding upon Sponsor until such time as the Merger Agreement is executed by each of the parties thereto.

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(k)If, and as often as, there are any changes in Purchaser or the Purchaser Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to Purchaser, Sponsor and the Shares as so changed.

(l)Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (l).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DATA KNIGHTS ACQUISITION CORP.

By:
Name:
Title:

DATA KNIGHTS, LLC

By:
Name:
Title:

ONEMEDNET CORPORATION

By:
Name:
Title:

[Signature Page to Sponsor Support Agreement]

Exhibit C

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of the Closing Date (as defined in the Merger Agreement, as defined below) by and between (i) Data Knights Acquisition Corp., a Delaware corporation (including any successor entity thereto, the “Purchaser”), and (ii)                  (the “Subject Party”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on April 25, 2022, (i) the Purchaser, (ii) Data Knights Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Data Knights, LLC, a Delaware limited liability company (the “Purchaser Representative”), (iv) Paul Casey (the “Seller Representative”), and (v) OneMedNet Corporation, a Delaware corporation (the “Company”) entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which the parties thereto intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time shall be exchanged for the Stockholder Merger Consideration, all upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by the Subject Party thereunder, the parties desire to enter into this Agreement, pursuant to which the Purchaser Common Stock received by the Subject Party in the Merger (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.Lock-Up Provisions.

(a)The Subject Party hereby agrees not to, during the period commencing from the Closing and ending on the earliest of (x) six (6) months after the date of the Closing and (y) the date after the Closing on which the Purchaser consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction with an unaffiliated third party that results in all of the Purchaser’s stockholders having the right to exchange their shares of the Purchaser Common Stock for cash, securities, or other property (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”).

(b)The foregoing shall not apply to the transfer of any or all of the Restricted Securities (I) to any Permitted Transferee or (II) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in either of cases (I) or (II), it shall be a condition to such transfer that such transfer complies with the Securities Act of 1933, as amended, and other applicable law, and that the transferee executes and delivers to the Purchaser an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to the Subject Party, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of the Subject Party’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (2) any trust for the direct or indirect benefit of the Subject Party or the immediate family of the Subject Party, (3) if the Subject Party is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) in the case of an entity, officers, directors, general partners, limited partners, members, or stockholders of such entity that receive such transfer as a distribution, or related investment funds or vehicles controlled or managed by such persons or their respective affiliates, (5) to any affiliate of the Subject Party, and (6) any transferee whereby there is no change in beneficial ownership. The Subject Party further agrees to execute such agreements as may be reasonably requested by the Purchaser that are consistent with the foregoing or that are necessary to give further effect thereto.

(c)If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Purchaser shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose, and shall refuse to record any such purported transfer of the Restricted Securities in the books of the Company. In order to enforce this Section 1, the Purchaser may impose stop-transfer instructions with respect to the Restricted Securities of the Subject Party (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d)During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e)For the avoidance of any doubt, the Subject Party shall retain all of its rights as a stockholder of the Purchaser during the Lock-Up Period, including the right to vote any Restricted Securities.

(f)The foregoing notwithstanding, to the extent any Subject Party is granted a release or waiver from the restrictions contained in this Section 1 prior to the expiration of the Lock-Up Period, then all Subject Parties shall be automatically granted a release or waiver from the restrictions contained in this Section to the same extent, on substantially the same terms as and on a pro rata basis with, the Subject Party to which such release or waiver is granted.

2.Miscellaneous; No Third-Party Beneficiaries.

(a)Binding Effect; Assignment. This Agreement and all of the provisions herein shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all rights and obligations of a party are personal and may not be transferred or delegated at any time. Notwithstanding the foregoing, the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale, or otherwise) without obtaining the consent or approval of the Subject Party. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision herein be enforced by, any other person.

(b)Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c)Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Wilmington, Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(f). Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(d)WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY

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ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(e)Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(f)Notices. All notices, consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser before the Closing, to:	with copies to (which shall not constitute notice):

Data Knights Acquisition Corp.	Nelson Mullins Riley & Scarborough LLP
Unit G6, Frome Business Park,	101 Constitution Avenue, NW, Suite 900
Manor Road, Frome, BA11 4FN,	Washington, D.C. 20001
United Kingdom	Attn: Andrew M. Tucker, Esq.
Tel: +44 203 833 4000	Facsimile No.: (202) 689-2860
Email: barry@dataknightsacuk.com	Telephone No.: (202) 689-2987
Email: andy.tucker@nelsonmullins.com

If to the Company (or to the Purchaser after the Closing), to:	with copies to (which shall not constitute notice):

OneMedNet Corporation	Rimôn, P.C.
6385 Old Shady Oak Road	1990 K Street NW, Suite 420
Suite 250	Washington, D.C. 20006
Eden Prairie, Minnesota 55344	Attn: Debbie Klis; Debra Vernon
Attn: Paul Casey	Telephone: (202) 971-9494; (650) 292-5910
Telephone No.: (808) 228-5998	E-mail: debbie.klis@rimonlaw.com; debra.vernon@rimonlaw.com
E-mail: paul.casey@onemednet.com

If to the Subject Party, to: the address set forth below the Subject Party’s name on the signature page to this Agreement.

(g)Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser and the Subject Party. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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(h)Authorization on Behalf of the Purchaser. The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions, or other authorizations under this Agreement on behalf of the Purchaser, including enforcing the Purchaser’s rights and remedies under this Agreement, or providing any waivers with respect to the provisions hereof, shall solely be made, taken, and authorized by majority of the disinterested independent directors of the Purchaser’s board of directors. In the event that the Purchaser at any time does not have any disinterested directors, so long as the Subject Party has any remaining obligations under this Agreement, the Purchaser will promptly appoint one in connection with this Agreement. Without limiting the foregoing, in the event that an affiliate of a Subject Party serves as a director, officer, employee, or other authorized agent of the Purchaser or any of its current or future affiliates, neither the Subject Party nor its affiliate shall have authority, express or implied, to act or make any determination on behalf of the Purchaser or any of its current or future affiliates in connection with this Agreement or any dispute or Action with respect hereto.

(i)Severability. In case any provision in this Agreement shall be held invalid, illegal, or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality, or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties will substitute for any invalid, illegal, or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal, and enforceable, the intent and purpose of such invalid, illegal, or unenforceable provision.

(j)Specific Performance. Each party acknowledges that its obligations under this Agreement are unique, recognizes and affirms that, in the event of a breach of this Agreement, money damages will be inadequate and there will be no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the adversely affected party or parties shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security, this being in addition to any other right or remedy available under this Agreement, at law or in equity.

(k)Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies or any of the obligations of the parties hereto under any other agreement between a Subject Party and the Purchaser or any certificate or instrument delivered in connection with the Purchase, and nothing in any other agreement, certificate, or instrument shall limit any of the rights or remedies or any of the obligations under this Agreement.

(l)Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m)Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

The Purchaser:

DATA KNIGHTS ACQUISITION CORP.

By:
Name:
Title:

{Additional Signatures on the Following Pages}

The Subject Party:

The Baba One Irrevocable Trust dated March 26, 2021

By:
Name: Bradley Overby
Title: Trustee

Number of Shares and Type of Purchaser Common Stock:

Purchaser Common Stock:

Address for Notice:

Address:

Attention:
Email:

with a copy (which will not constitute notice) to:

Attn:
Telephone No.:
Email:

The Subject Party:

The Soph One Irrevocable Trust dated March 26, 2021

By:
Name: Bradley Overby
Title: Trustee

Number of Shares and Type of Purchaser Common Stock:

Purchaser Common Stock:

Address for Notice:

Address:

Attention:
Email:

with a copy (which will not constitute notice) to:

Attn:
Telephone No.:
Email:

The Subject Party:

Jeffrey Yu

Number of Shares and Type of Purchaser Common Stock:

Purchaser Common Stock:

Address for Notice:

Address:

Attention:
Email:

with a copy (which will not constitute notice) to:

Attn:
Telephone No.:
Email:

The Subject Party:

The Revocable Trust of Jerry M. Hiatt dated March 17, 1997, as amended

By:
Name: Jerry M. Hiatt
Title: Trustee

Number of Shares and Type of Purchaser Common Stock:

Purchaser Common Stock:

Address for Notice:

Address:

Attention:
Email:

with a copy (which will not constitute notice) to:

Attn:
Telephone No.:
Email:

The Subject Party:

Paul Casey

Number of Shares and Type of Purchaser Common Stock:

Purchaser Common Stock:

Address for Notice:

Address:

Attention:
Email:

with a copy (which will not constitute notice) to:

Attn:
Telephone No.:
Email:

The Subject Party:

Thomas Kosasa

Number of Shares and Type of Purchaser Common Stock:

Purchaser Common Stock:

Address for Notice:

Address:

Attention:
Email:

with a copy (which will not constitute notice) to:

Attn:
Telephone No.:
Email:

The Subject Party:

The Revocable Trust of Jerry M. Hiatt dated March 17, 1997, as amended, as Tenants in Common

By:
Name: Thomas Kosasa
Title: Trustee

By:
Name: Jerry M. Hiatt
Title: Trustee

Number of Shares and Type of Purchaser Common Stock:

Purchaser Common Stock:

Address for Notice:

Address:

Attention:
Email:

with a copy (which will not constitute notice) to:

Attn:
Telephone No.:
Email:

The Subject Party:

Erkan Akyuz

Number of Shares and Type of Purchaser Common Stock:

Purchaser Common Stock:

Address for Notice:

Address:

Attention:
Email:

with a copy (which will not constitute notice) to:

Attn:
Telephone No.:
Email:

The Subject Party:

Lisa Embree

Number of Shares and Type of Purchaser Common Stock:

Purchaser Common Stock:

Address for Notice:

Address:

Attention:
Email:

with a copy (which will not constitute notice) to:

Attn:
Telephone No.:
Email:

Exhibit D

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) has been executed, and is effective as of the Closing Date, by [     ], a [      ] and stockholder of the Company (defined below) (the “Subject Party”), in favor of and for the benefit of Data Knights Acquisition Corp., a Delaware corporation (including any successor entity thereto, the “Purchaser”), and each of the Purchaser’s Affiliates (as defined in the Merger Agreement (as defined below)), successors, and direct and indirect Subsidiaries (as defined in the Merger Agreement) (collectively with the Purchaser, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on April 25, 2021, (i) the Purchaser, (ii) Data Knights Merger Sub, Inc., Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Data Knights, LLC, a Delaware limited liability company (the “Purchaser Representative”), (iv) Paul Casey (the “Seller Representative”), and (v) OneMedNet Corporation, a Delaware corporation (the “Company”) entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which the parties thereto intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”);

WHEREAS, as of the Closing Date, the Company provides healthcare imaging solutions that provide regulatory-grade real world data for use in discovery, development, regulatory approval, and post-market surveillance in the life sciences industry (the “Business”);

WHEREAS, in connection with, and as a condition to the consummation of the Merger and the other transactions contemplated thereby (the “Transactions”), and to enable the Purchaser to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company, the Purchaser has required that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce the Purchaser to consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party, as a former stockholder of the Company, has contributed to the value of the Company and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company.

NOW, THEREFORE, in order to induce the Purchaser to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subject Party hereby agrees as follows:

1.Restriction on Competition.

(a)Restriction. The Subject Party hereby agrees that during the period from the Closing until the five (5) year anniversary of the Closing Date (the “Termination Date,” and such period from the Closing until the Termination Date, the “Restricted Period”), the Subject Party will not, and will cause its Affiliates not to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), (i) anywhere in the United States and (ii) in any other jurisdictions in which the Covered Parties are engaged, or are actively contemplating to become engaged, in the Business as of the Closing Date or during the Restricted Period (clauses (i) and (ii), collectively, the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance, or control, or participate in the ownership, management, financing, or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor, or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, the Subject Party and its Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Subject Party and its Affiliates and immediate family members are not involved in the management or control of such Competitor (“Permitted Ownership”).

(b)Acknowledgment. The Subject Party acknowledges and agrees, that (i) the Subject Party possesses knowledge of confidential information of the Company and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to the Purchaser to consummate the Transactions and to realize the goodwill of the Company, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit, and that the Purchaser would not have entered into the Merger Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement, (iii) it would substantially impair the goodwill of the Company and materially reduce the value of the assets of the Company and cause serious and irreparable injury if the Subject Party were to use its ability and knowledge by engaging in the

Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and its Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete, and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope, and duration, (viii) the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2.No Solicitation; No Disparagement.

(a)No Solicitation of Employees and Consultants. The Subject Party agrees that, during the Restricted Period, the Subject Party will not, and will not permit its Affiliates to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant, or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage, or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant, or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Party and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from the Subject Party or any of its Affiliates by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or any of its Affiliates (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel are not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant, or independent contractor of the Covered Parties, as of the Closing Date, at any time during the Restricted Period, or as of the relevant time of determination.

(b)Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party and its Affiliates will not, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), knowingly and for a purpose competitive with a Covered Party as it related to the Business: (i) solicit, induce, encourage, or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent, or other service provider of a Covered Party at the time of such interference or disruption. For purposes of this Agreement, a “Covered Customer” shall mean (x) any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party, as of the Closing Date, at any time during the Restricted Period, or as of the relevant time of determination.

(c)Mutual Non-Disparagement. The Subject Party and the Covered Parties each agrees that from and after the Closing until the fifth (5th) anniversary of the end of the Restricted Period, neither will, and each will cause its respective Affiliates not to, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports, or comments) that are disparaging, deleterious, or damaging to the integrity, reputation, or good will of the other or their respective management, officers, employees, independent contractors, or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict the Subject Party or the Covered Parties from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in

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connection with any legal action under this Agreement, the Merger Agreement, or any other Ancillary Document that is asserted in good faith.

3.Confidentiality. From and after the Closing Date, the Subject Party will, and will cause its Representatives (as defined in the Merger Agreement) to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer, or provide access to, any and all Covered Party Information without the prior written consent of the Purchaser (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the Business, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning, and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced, or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers, or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers, or customers to be kept in confidence. The obligations set forth in this Section 3 will not apply to any Covered Party Information where the Subject Party can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) the Subject Party cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4.Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5.Remedies. The covenants and undertakings contained in this Agreement relate to matters which are of a special, unique, and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. In the event of any breach or threatened breach of any covenant or obligation contained in this Agreement, the adversely affected party or parties will be entitled to seek the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Ancillary Documents that may be available, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order, or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of posting bond or security, which each party expressly waives; and (ii) recovery of attorneys’ fees and costs incurred in enforcing the party’s rights under this Agreement. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6.Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time periods during which the covenants contained in this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections.

7.Miscellaneous.

(a)Notices. All notices, consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three

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(3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser after the Closing, to:	with copies to (which shall not constitute notice):

Data Knights Acquisition Corp.	Nelson Mullins Riley & Scarborough LLP
Unit G6, Frome Business Park,	101 Constitution Avenue, NW, Suite 900
Manor Road, Frome, BA11 4FN,	Washington, D.C. 20001
United Kingdom	Attn: Andrew M. Tucker, Esq.
Tel: +44 203 833 4000	Telephone No.: (202) 689-2987
Email: barry@dataknightsacuk.com	Email: andy.tucker@nelsonmullins.com

If to the Subject Party, to: the address set forth below the Subject Party’s name on the signature page to this Agreement

(b)Integration and Non-Exclusivity. This Agreement, the Merger Agreement, and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights, remedies, obligations, and liabilities of the parties under this Agreement are in addition to their respective rights, remedies, obligations, and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party or its Affiliates and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights, or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between the Subject Party or its Affiliates and any of the Covered Parties limit or otherwise affect any right or remedy under this Agreement. If any covenant set forth in any other agreement between the Subject Party or its Affiliates and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party or its Affiliate, as applicable.

(c)Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal, or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal, and enforceable to the fullest possible extent, (ii) the invalidity, illegality, or unenforceability of such provision will not affect the validity, legality, or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality, or unenforceability of such provision will not affect the validity, legality, or enforceability of the remainder of such provision or the validity, legality, or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal, or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal, and enforceable, the intent and purpose of such invalid, illegal, or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered, or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d)Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party, the Purchaser, and a majority of the disinterested independent directors of the Purchaser’s board of directors (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, by a majority of the disinterested independent directors of the Purchaser’s board of directors) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition, or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)Dispute Resolution. Any dispute, difference, controversy, or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section

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7(e)) (a “Dispute”) shall be governed by this Section 7(e). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. Any Dispute that is not resolved within fifteen business days (the “Resolution Period”) after the delivery of such notice may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Delaware. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in Wilmington, Delaware. The language of the arbitration shall be English.

(f)Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Section 7(e), all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Wilmington, Delaware (or in any appellate courts thereof) (the “Specified Courts”). Subject to Section 7(e), each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(a). Nothing in this Section 7(f) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(g)WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(g). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h)Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon, and will inure to the benefit of the parties, and their respective successors and assigns. No Covered Party may assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person without first obtaining the consent or approval of the Subject Party (which consent shall not be unreasonably withheld, conditioned or delayed). The Subject Party agrees that the obligations of the Subject Party under this Agreement are specific to each of them and will not be assigned by the Subject Party.

(i)Disinterested Director Majority Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that the majority of the disinterested independent directors of the Purchaser’s board of directors is authorized and shall have the sole right to act on behalf of Purchaser and the other Covered Parties under this Agreement, including the right to enforce the Purchaser’s rights

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and remedies under this Agreement. Without limiting the foregoing, in the event that the Subject Party or Affiliate thereof serves as a director, officer, employee, or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(j)Construction. The Subject Party acknowledges that the Subject Party has been represented by counsel, or had the opportunity to be represented by counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified, or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(k)Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned, and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(l)Effectiveness. This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Pages Follows]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

The Subject Party:

By:
Name:
Title:

[Signature Page to the Non-Competition Agreement]

Acknowledged and accepted as of the date first written above:

The Purchaser:

DATA KNIGHTS ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to the Non-Competition Agreement]

Exhibit E

Form Letter of Transmittal
for Securities of
OneMedNet Corporation
Surrendered for Payment

Pursuant to the Agreement and Plan of Merger
By and Among

Data Knights Acquisition Corp.,
Data Knights Merger Sub, Inc.,
Data Knights, LLC,

Paul Casey,
and

OneMedNet Corporation

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY, BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. IF SECURITIES ARE REGISTERED IN MORE THAN ONE NAME, A SEPARATE LETTER OF TRANSMITTAL MUST BE SUBMITTED FOR EACH SEPARATE REGISTERED HOLDER OF SUCH SECURITIES.

BY SIGNING THIS LETTER OF TRANSMITTAL, YOU AGREE TO THE PROVISIONS CONTAINED HEREIN AND MAKE THE ACKNOWLEDGEMENTS AND REPRESENTATIONS PROVIDED HEREIN.

Ladies and Gentlemen:

This Letter of Transmittal is being sent to you because you are a OneMedNet Corporation Security Holder in connection with that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among (i) Data Knights Acquisition Corp., a Delaware corporation (the “Purchaser”), (ii) Data Knights Merger Sub, Inc., Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Data Knights, LLC, a Delaware limited liability company (the “Purchaser Representative”), (iv) Paul Casey (the “Seller Representative”), and (v) OneMedNet Corporation, a Delaware corporation (the “Company”, and collectively with the foregoing, referred to herein as the “Parties”). Capitalized terms used herein without definition shall have the meanings specified in the Merger Agreement.

You have received this Letter of Transmittal because the Company’s records indicate that you own shares of Company Stock of the Company and unexercised options to purchase Common Stock (“Options”), and/or warrants to purchase shares of Common Stock (“Warrants”). In order to receive payment for your shares of Company Stock, Options or Warrants you must (a) complete and sign this Letter of Transmittal and Consent (“Letter of Transmittal”) in the space provided below and (b) mail or deliver the completed Letter of Transmittal evidencing your surrender and delivery of your shares of Company Stock, the option agreements (“Option Agreements”) evidencing your Options and/or the warrant agreements (“Warrant Agreements”) evidencing your Warrants (collectively, the “Surrendered Securities”) to Continental Stock Transfer & Trust Company. We have set forth on the signature page to this Letter of Transmittal the number of shares of Company Stock and/or the number of Options and/or Warrants that our records indicate are held by you.

You must complete, sign and return this Letter of Transmittal, the Form W-9 and, as applicable, your Option Agreements to the Exchange Agent at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor | New York, NY 10004-1561
212.509.4000 | cstmail@continentalstock.com

PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS CAREFULLY

In accordance with the Merger Agreement, by and among the Parties, the undersigned (the “Holder”) hereby delivers this Letter of Transmittal and surrenders to the Exchange Agent all shares of Company Stock owned by the undersigned, any Option Agreements evidencing Options and any Warrant Agreements evidencing Warrants, in each case, in exchange for the right to receive the shares of Purchaser Common Stock payable to such Holder pursuant to and in accordance with the terms set forth in the Merger Agreement (the “Holder’s Payment”). Unless otherwise defined in this Letter of Transmittal, capitalized terms contained in this Letter of Transmittal will have the meanings set forth in the Merger Agreement.

Merger Consideration.

Pursuant to the Merger Agreement, the Parties intend to effect a business combination through, among other transactions, the merger of the Merger Sub with and into the Company, with the Company continuing as the surviving company and wholly owned subsidiary of Data Knights Acquisition Corp. after which the Merger Sub will no longer exist. See Art. I, Merger of the Merger Agreement.

At the Effective Time, by virtue of the Merger and without any further action on the part of the Parties, any Company Security Holder or any other Person, subject to any applicable withholding pursuant to the Merger Agreement, each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be automatically converted into the right to receive, upon delivery of this properly completed and duly executed Letter of Transmittal (together with duly executed IRS Form(s) W-8 (and any attachments thereto) and/or W-9, as applicable) its allocable share of the Stockholder Merger Consideration (the “Merger Consideration”).

The undersigned hereby acknowledges and agrees that all descriptions of the payment of the Merger Consideration and other matters related to the Merger and the other transactions contemplated by the Merger Agreement are set forth in summary form in this Letter of Transmittal for the undersigned’s convenience only and are qualified in their entirety by the terms of the Merger Agreement. For the avoidance of doubt, the undersigned hereby acknowledges and agrees that his, her or its agreements, acknowledgements and covenants herein are supplemental to and are not intended to call into doubt the existing validity or effectiveness of any of the matters set forth herein by virtue of the prior adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement by the requisite stockholders of the Company and other actions and operation of applicable Law.

Without limitation to the matters set forth in this Letter of Transmittal or the Merger Agreement, the undersigned hereby acknowledges and agrees that (i) the undersigned has received a copy of the Merger Agreement and has reviewed and understands the matters set forth therein, and (ii) the undersigned has been urged to and has been given the opportunity to consult with the undersigned’s legal and tax advisors regarding the legal and tax consequences of the transactions contemplated by the Merger Agreement.

For the avoidance of doubt and without limitation of the foregoing, the undersigned hereby acknowledges and agrees that any payments made to the undersigned pursuant to the Merger Agreement shall be final and in no event shall Purchaser or the Surviving Corporation or any of their respective Affiliates have any liability to the undersigned for payment or disbursement by any Person (including Purchaser and the Surviving Corporation and their respective Affiliates and representatives (including the Exchange Agent) in accordance with the Merger Agreement. For the avoidance of doubt, the undersigned hereby acknowledges and agrees that the undersigned shall bear liability for any stock transfer taxes applicable to the delivery of the portion of the Merger Consideration due and payable to the undersigned pursuant to the Merger Agreement in exchange for the Surrendered Securities (defined below).

The undersigned acknowledges that the Exchange Agent or Purchaser, as applicable, may not deliver the applicable portion of the Merger Consideration otherwise due and payable to the undersigned pursuant to the Merger Agreement unless the undersigned delivers to the Exchange Agent: (i) this Letter of Transmittal, completed in full, (ii) (a) original share certificates or instruments for the Surrendered Securities or (b) a completed Affidavit and Indemnification Concerning Lost Certificate(s) relating to the Surrendered Securities, and (iii) a completed W-9 or W-8, as applicable.

Notice of Action by Stockholders and Appraisal Rights; Affirmation of Consent.

Pursuant to the Delaware General Corporation Law (the “DGCL”), the Merger and the Merger Agreement must be approved by the board of directors of the Company (the “Board of Directors”) and the requisite vote of the stockholders of the Company under the Company’s Organization Documents (in each case, the “Majority Holders”). If the Majority Holders approve the Merger Agreement and Merger by written consent, but not all stockholders sign the written consent, then the DGCL requires that notice of such action be given to the stockholders that did not sign the written consent. The Board of Directors and holders of a majority of the outstanding shares of the voting Company Stock have approved the Merger Agreement and the Merger pursuant to a written consent. A copy of the written consent of the Company’s stockholders is attached hereto as Exhibit A. The undersigned has reviewed the written consent and hereby affirms its consent to the matters set forth therein.

This Letter of Transmittal constitutes notice to the undersigned of the approval of the Merger and the Merger Agreement by written consent of the Company’s stockholders in accordance with Section 228 of the DGCL. In addition, pursuant to the DGCL, holders of capital stock of a corporation engaged in a transaction such as the Merger are entitled to exercise appraisal rights pursuant to Section 262 of the DGCL. This Letter of Transmittal also provides the undersigned with information regarding appraisal rights pursuant to DGCL, 8 Del. C. § 262, Appraisal Rights, a copy of which is attached hereto as Exhibit B.

Acknowledgments and Agreements of the Undersigned with Respect to the Merger.

Consent to Merger Agreement and Other Documents. The undersigned hereby (a) consents to and approves the execution and performance of the Merger Agreement and all of the documents related thereto by the Exchange Agent and the Company and the completion of the transactions contemplated thereby, (b) forever waives, to the extent not otherwise waived, all appraisal rights or dissenter’s rights which might otherwise be available to the undersigned pursuant to Section 262 of the DGCL, and (c) agrees that other than the undersigned’s right to receive the Holder’s Payment for its stock, warrants, and options, the undersigned shall have no further rights arising out of any stock, warrants or options that it owns, and upon the completion of the Merger such stock, warrants or options shall be automatically cancelled and of no further force or effect without any further action required on the part of the undersigned.

Termination of Options and Warrants. If the undersigned is an optionholder or warrantholder, the undersigned understands and, by execution of this Letter of Transmittal, agrees that, effective as of the Closing, each of (i) the Options and Warrants issued by the Company in favor of the undersigned and (ii)the Option Agreements and Warrant Agreements by and between the Company and the undersigned, shall automatically terminate and the Company shall not have any further or continuing obligation or responsibility to the undersigned pursuant to the Option(s), Warrant(s), Option Agreements and/or Warrant Agreements.

Incorporation of Merger Agreement. The undersigned understands and, by execution of this Letter of Transmittal agrees, that this Letter of Transmittal and all Payment payable to the undersigned as a Company Security Holder as a result of the Merger are subject to, and governed by, the terms and conditions of the Merger Agreement and the documents related thereto.

The Exchange

Agreements with Respect to Exchange of Shares and Option Agreements and Warrant Agreements. The undersigned understands that the surrender of Company Stock, Option Agreements and/or Warrant Agreements will not be deemed to be in acceptable form until the Exchange Agent has received this Letter of Transmittal properly completed and signed, together with all required documents, in form satisfactory to the Exchange Agent. The undersigned understands that (i) unless and until the undersigned surrenders this Letter of Transmittal properly completed and signed, and all other required documents to the Exchange Agent at its address set forth on the cover of this Letter of Transmittal, no Payment pursuant to the Merger Agreement shall be paid to the undersigned and (ii) no interest will accrue on any Payment due. All questions as to the documents, validity, form, eligibility and acceptance for Payment of any shares of Company Stock, Option Agreements and/or Warrant Agreements surrendered pursuant to any of the procedures described in this Letter of Transmittal will be determined by the Exchange Agent, and such determination will be final and binding. Delivery and surrender of Company Stock, Option Agreements and/or Warrant Agreements will be effected, and risk of loss and title to such shares of Company Stock, Option Agreements and/or Warrant Agreements will pass only upon proper delivery of this Letter of Transmittal to the Exchange Agent and, with respect to the Company Stock, surrender of the certificates evidencing ownership thereof. The undersigned has duly and validly executed and delivered this Letter of Transmittal, and it constitutes the undersigned’s legal, valid and binding obligation, enforceable against the undersigned in accordance with its terms.

Attorney-in-Fact. The undersigned hereby irrevocably appoints and constitutes the Exchange Agent, or its designee or appointee, as the undersigned’s true and lawful agent and attorney-in-fact with respect to the Company Stock, options, warrants, option agreements and/or warrant agreements surrendered herewith, to take all actions contemplated by the Merger Agreement including, without limitation, delivering this Letter of Transmittal and the undersigned’s Company Stock, option agreements and/or warrant agreements together with all accompanying evidences of authority, in the Exchange Agent’s sole discretion, to the Purchaser in connection with the completion of the Closing. This power is irrevocable and coupled with an interest, and shall not be affected by the undersigned’s death, incapacity, illness, dissolution or other inability to act. See also the section below entitled “The Exchange Agent” for additional information regarding the Exchange Agent.

Representations of the Undersigned. The name and address of the registered holder(s) of the Company Stock, Options and/or Warrants set forth on the signature page hereto are as they appear on the stock ledger with respect to Company Stock, Option Agreements with respect to Options, and/or Warrant Agreements with respect to Warrants. The undersigned represents and warrants to the Purchaser, the Company, the Exchange Agent and the other Company Security Holders that the undersigned (a) is the sole record and beneficial owner of each share of each class of Company Stock, each Option and/or each Warrant identified on the signature page to this Letter of Transmittal and the Company Stock, Option Agreements and/or Warrant Agreements surrendered herewith, (b) has good title to such shares of Company Stock, (c) has full right, power, legal capacity and authority to execute this Letter of Transmittal and sell, assign, transfer and surrender such Company Stock, Options and/or Warrants, (d) needs no consent or approval of, and need not give notice to, any third party in order to validly sell, assign, transfer and surrender such Company Stock, Warrants and/or Options, (e) holds such shares of Company Stock, Warrants and/or Options free and clear of all liens, claims and encumbrances and such shares are not subject to any adverse claim or any limitation or restriction on sale, transfer or delivery, and (f) is not party to any voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital stock or other equity securities of the Company. The undersigned further represents and acknowledges that the undersigned (a) has read the Merger Agreement and this Letter of Transmittal; (b) agrees to be bound by this Letter of Transmittal freely, voluntarily and without coercion, with full knowledge of its significance and the legal consequences thereof; (c) has had an adequate opportunity to review and consider the terms of the Merger Agreement and this Letter of Transmittal; (d) has fully informed itself of the terms, contents, conditions and effects of the Merger Agreement and this Letter of Transmittal; and (e) has relied solely and completely upon its own judgment in executing this Letter of Transmittal.

Additional Documents. The undersigned shall, upon request, execute and deliver any additional documents deemed appropriate or necessary by the Exchange Agent in connection with the surrender of the Company Stock, the Options and the Option Agreements, and/or the Warrants and the Warrant Agreements. All authority conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned will be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.

Survival of Representations, Warranties and Agreements. The representations, warranties, covenants, agreements, confirmations, appointments and releases made herein by the undersigned shall survive the execution and delivery hereof and the Closing.

The Exchange Agent

Appointment of Exchange Agent. The undersigned hereby irrevocably appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact, with full power and authority to act for and on behalf of the undersigned for all purposes of the Merger Agreement and the documents related thereto and agrees to be bound by the provisions of the Letter of Transmittal and such documents, pursuant to which, among other matters, the undersigned agrees to indemnify and hold the Exchange Agent harmless from any losses, claims, damages and expenses the Exchange Agent may suffer or incur in connection with any action taken by the Exchange Agent.

Authority of Exchange Agent. The undersigned hereby acknowledges and agrees that all decisions and actions by the Exchange Agent are binding upon all Company Security Holders, and no Company Security Holder has the right to object, dissent, protest or otherwise contest the same. The undersigned further acknowledges and agrees that the Exchange Agent, pursuant to the Merger Agreement and this Letter of Transmittal, has the exclusive authority to act on the undersigned’s behalf in connection with the Merger Agreement and the documents related thereto.

Consent and Release

Release by the Undersigned. Effective as of the Closing, the undersigned (a) hereby completely and irrevocably releases and forever discharges the Seller Representative and its directors, officers, managers, members, partners, stockholders, principals, employees, agents, representatives, predecessors, successors and assigns from any and all claims, damages, losses, demands, actions, causes of action, promises and/or liabilities whatsoever, including, but not limited to, any claims arising out of or in any way related, directly or indirectly, with the undersigned having been an equityholder, optionholder, warrantholder and/or employee of the Company or any of its Subsidiaries, (b) completely and irrevocably releases and forever discharges the Company and its Affiliates and Subsidiaries, and their respective directors, officers, managers, members, stockholders, principals, employees, agents, representatives, predecessors, successors and assigns from any and all claims, damages, losses, demands, actions, causes of action, promises and/or liabilities arising out of or in any way related, directly or indirectly, with the undersigned having been an equityholder, warrantholder or optionholder of the Company or any of its Subsidiaries, and (c) waives any and all claims the undersigned may have to any additional shares of stock, warrants or options of the Company or any of its Subsidiaries; provided, however, that such release shall not extend to the undersigned’s rights (i) expressly set forth in the Merger Agreement or the exhibits thereto, and if the undersigned is an employee of the Company or any of its Subsidiaries, under any Contract or agreement between the undersigned and the Company or any of its Subsidiaries, (ii) under any contract of insurance or other indemnification obligations covering or otherwise in favor of the managers, directors or officers of the Company or any of its Subsidiaries prior to the Closing, or (iii) to receive accrued but unpaid compensation (including pursuant to any employment agreement or other arrangement) or health, disability or life insurance benefits to which the undersigned is entitled, if any.

Confidentiality.

Except as may be required by Law or the rules of any stock exchange, or as otherwise permitted or expressly contemplated herein, the undersigned and his, her or its agents and representatives shall not disclose to any third party the existence of this agreement, the Merger Agreement or the subject matter or terms hereof and thereof; provided, however, that the undersigned shall be permitted to (a) disclose such information to his, her or its attorneys, advisors, representatives, directors, members, or investors, and (b) disclose and use such information in connection with enforcing their rights and fulfilling their obligations under this agreement or any other agreement entered into in connection with this agreement or the Merger Agreement. Notwithstanding the foregoing, nothing in this agreement shall restrict the ability of any of Exchange Agent from providing (i) the financial results achieved by any of the Exchange Agent entities with respect to their beneficial interest in the Purchaser and its subsidiaries, (ii) a description of the Purchaser and its subsidiaries (including their financial performance, and the Exchange Agent’s investment and role therein), or (iii) such other information as the Exchange Agent provide to such third parties in the ordinary course of its business to the current or prospective limited partners, financing sources or other business associates of the Exchange Agent and their respective advisors in the ordinary course of business.

INSTRUCTIONS

1.Delivery of Letter of Transmittal and Certificates. Certificate(s) representing shares of stock of the undersigned, as applicable, as well as a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be delivered to the Exchange Agent at its address set forth on the cover of this Letter of Transmittal. Please do not send the Option Agreements directly to the Company or the Purchaser. The surrender of Company Stock, Option Agreements and/or Warrant Agreements will be deemed made only when this Letter of Transmittal and any other documents are received by the Exchange Agent. The method of delivery of the documents is at the election and risk of the undersigned. If such delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

2.Signature on Letter of Transmittal, Stock Powers and Endorsements. This Letter of Transmittal should be signed by the registered holder of Company Stock, Warrants and/or Options surrendered hereby without any correction or change in the name of the registered holder, the signature must correspond exactly with the name as written on the stock ledger for the Company Stock and/or on the face of the Option Agreements and/or Warrant Agreements without any change whatsoever. In the event the name of the registered holder(s) needs to be corrected or has changed (by marriage or otherwise), please print such correction or change on the form itself and provide evidence of such change or correction as requested by the Exchange Agent, in its sole discretion. If (a) the surrendered Company Stock is registered in the name of a person other than the signer of this Letter of Transmittal, (b) the wire transfer of a Holder’s Payment is to be made to a person other than the signer of this Letter of Transmittal, or (c) the wire transfer of a Holder’s Payment is to be made to a person other than the registered owner(s) of the Company Stock surrendered hereby, then the surrendered Company Stock must be accompanied by duly executed stock or other power(s), signed exactly as the name(s) of the registered owner(s) appears on the Company’s stock ledger as registered or stock or other power(s), with the signatures on the stock or other power(s) guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program. If any of the Securities surrendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

3.Payment and Delivery Instructions. The undersigned understands that delivery of a wire transfer or check representing the Holder’s Payment will be made after the Closing and after the surrender of the Certificate(s), Option Agreements and/or Warrant Agreements is made and this Letter of Transmittal and any other necessary documents are completed in acceptable form. The form of delivery (either wire or check) will be determined in the sole discretion of the Exchange Agent. The undersigned understands that with respect to Options, such amount representing the Holder’s Payment shall be made via the Company’s next regularly scheduled payroll following the Closing Date. The undersigned understands that the amount of any wire transfer or check representing any portion of the

Holder’s Payment will be reduced by any applicable withholding taxes. No interest shall accrue on any cash payments to be delivered hereunder except as provided in the Escrow Agreement, if at all.

4.Lost, Stolen or Destroyed Stock Certificate. In the event that the undersigned is unable to deliver any certificate(s) representing his, her or its Company Stock due to the loss or destruction of such certificate(s), such fact should be indicated on the face of this Letter of Transmittal. In such case, the holder should also contact the Exchange Agent to report the lost, stolen or destroyed certificate(s). An Affidavit of Lost Certificate must be completed in order to effectively surrender such lost, stolen or destroyed certificate(s). Surrenders hereunder regarding such lost certificate(s) will be processed only after such Affidavit of Lost Certificate has been submitted to and approved by the Exchange Agent.

5.IRS Form W-9 or IRS Form W-8. Under U.S. federal income tax laws, the Exchange Agent may be required to “backup withhold” a portion of the amount of any payments made to certain Company Security Holders, as applicable. To avoid such backup withholding, each Company Security Holder that is a United States person (for U.S. federal income tax purposes), must provide the Exchange Agent with such Company Security Holder’s correct taxpayer identification number (“TIN”) and certify that such Company Security Holder is not subject to such backup withholding by completing the attached IRS Form W-9. In general, if a Company Security Holder is an individual, the TIN is the Social Security number of such individual. If the Exchange Agent is not provided with the correct TIN, the Company Security Holder may be subject to a penalty imposed by the IRS. For further information concerning backup withholding and instructions for completing the IRS Form W-9 (including how to obtain a TIN if you do not have one and how to complete the IRS Form W-9 if the Stock Certificates are held in more than one name), consult the enclosed IRS Form W-9 and the instructions thereto.

a.Certain Company Security Holders (including, among others, certain corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements, but such Company Security Holders should certify their exemption by completing either the IRS Form W-9 or the appropriate IRS Form W-8, as applicable. A Company Security Holder who is a foreign individual or a foreign entity should complete, sign and submit to the Exchange Agent the appropriate IRS Form W-8. An IRS Form W-8BEN or W- 8BEN-E or other applicable IRS Form W-8 may be obtained from the Exchange Agent or downloaded from the IRS’s website at the following address: http://wwwirs.gov. Failure to complete the IRS Form W-9 or applicable IRS Form W-8 may require the Exchange Agent to withhold a portion of the amount of any payments made to a Company Security Holder.

b.If backup withholding applies under Applicable Law, the Exchange Agent is required to withhold a portion of any payments of the purchase price made to the Company Security Holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is furnished to the IRS.

Please consult your accountant or tax advisor for further guidance regarding the completion of the IRS Form W-9 or the appropriate IRS Form W-8, as applicable, to claim exemption from backup withholding or contact the Exchange Agent.

6.Miscellaneous. The Exchange Agency anticipates that it will provide notification of any defects in the deposit and surrender of any Company Stock, Option Agreements or Warrant Agreements, but neither the Purchaser nor the Exchange Agent shall incur any liability for failure to give such notice.

7.Stock Transfer Taxes. If payment for surrendered securities is to be made by wire transfer to any person(s) other than the registered holder(s) of the surrendered securities, it shall be a condition of such payment that the amount of any transfer taxes (whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer (or transfers) of the surrendered securities shall be delivered to the Purchaser or deducted from such payment if satisfactory evidence of the payment of such taxes or nonapplicability thereof is not submitted to the Purchaser or the Exchange Agent before such payment is made.

ALL STOCKHOLDERS AND HOLDERS OF OPTIONS MUST SIGN HERE

(Also Complete the Form W-9)

The undersigned acknowledges that the undersigned has thoroughly read this Letter of Transmittal and agrees to be bound by the terms and conditions set forth herein and in the accompanying materials.

The wire transfer or check representing the Holder’s Payment will be issued only in the name of the person submitting this Letter of Transmittal and will be mailed to the address set forth below.

Signature of Holder

Dated:                  , 2022

(Must be signed by registered holder exactly as the name appears on the stock ledger or option agreement. If signature is by an officer of a corporation, attorney-in-fact, executor, administrator, trustee, guardian or other person(s) acting in a fiduciary or representative capacity, then please set forth full title.)

Name of Holder:

(Please print)

Tax Identification or Social Security No.:

Address of Holder:

Area Code and Tel. No.:

Number and Class of Shares of Company Stock to be Delivered:

[Attach sheet for additional entries]

Number of Options:

Date of Option Agreement:

Exercise Price Per Share:

Number of Warrants:

Date of Warrant Agreement:

Exercise Price Per Warrant:

[SIGNATURE PAGE TO LETTER OF TRANSMITTAL]

Wire instructions:

Account Name:
Account Number:
Bank Name:
ABA Number:

Lost Certificates

☐I have lost my Certificate(s) that represented shares of Company Stock (class:         ) of the Company. I have completed the Affidavit and Indemnification Concerning Lost Certificate(s) attached hereto.

AFFIDAVIT AND INDEMNIFICATION CONCERNING LOST CERTIFICATE(S)

Re: Certificate(s) representing shares of Company Stock

Class of Stock

Certificate Number(s)	(the “Certificate(s)”),

Number of Shares	(the “Shares”),

Stockholder Name	, being duly sworn, affirms the following:

1.My name is                               . I am the legal and beneficial owner of the Certificate(s) and the Shares evidenced thereby and am entitled to the possession of the Certificate(s). This Affidavit is executed by me in such capacities. I am of lawful age and have personal knowledge of the facts and circumstances hereinafter set out.

2.This Affidavit is made in connection with the redemption of the Certificate(s) referenced above.

3.I have made, or caused to be made, a diligent search for the Certificate(s) and have been unable to locate such Certificate(s). None of the Certificate(s), the Shares or any interest in the Certificate(s) or Shares has been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, canceled or disposed of in any manner by me. No person, entity, or governmental authority, other than me, has or has asserted any right, title, claim, equity, or interest in, to, or respecting the Certificate(s) or the Shares.

4.In the event that the original Certificate(s) comes into my possession, I will deliver it or cause it to be delivered to Exchange Agent, or its successor, in order that the same may be canceled.

5.I hereby agree to indemnify and defend the Data Knights Acquisition Corp. and its successors and assigns, to hold each harmless from and against any and all cost, claim, liability, loss, or damage whatsoever which each may suffer or incur as a result of my inability to locate the Certificate(s), including but not limited to that which may result from any claim of ownership of the Certificate(s), the Shares, or any interest in the Certificate(s) or the Shares.

IN WITNESS WHEREOF, the undersigned has executed this Affidavit and Indemnification Concerning Lost Certificate(s) as of the           day of           , 2022.

OWNER:

Printed Name:

IMPORTANT TAX INFORMATION

Under the federal tax law, a holder who transmits Certificate(s) and/or Option Agreements hereby is required by law to provide the Representative with such holder’s correct TIN on the Form W-9 below. If such holder is an individual, then the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, then the holder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder or other payee with respect to Certificates and/or Option Agreements may be subject to backup withholding.

Payments subject to regular wage withholding and reporting (such as payments to employees on payroll) are not also subject to backup withholding. Notwithstanding the foregoing, a holder who transmits an Option Agreement receiving such a payment still must provide its TIN on the attached Form W-9.

Certain persons (including, among others, all foreign corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. A foreign corporation or individual may qualify as an exempt recipient or other payee by submitting to the Exchange Agent a properly completed IRS Form W-8BEN, W-8BEN-E, W-8ECI or other applicable IRS Form W-8, signed under penalty of perjury attesting to such holder’s exempt status. IRS Forms W-8 may be obtained at www.irs.gov.

If backup withholding applies, then the Exchange Agent is required to withhold 24% of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, then a refund may be obtained from the Internal Revenue Service.

Purpose of Form W-9

To prevent backup withholding on payments made to a holder or other payee with respect to Certificates and/or Option Agreements, the holder is required to notify the Exchange Agent of the holder’s correct TIN by completing the form below, certifying that the TIN provided on the Form W-9 is correct (or that such holder is awaiting a TIN) and that (1) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (2) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding.

What Number to Give the Exchange Agent

The holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the record owner of Certificates, Option Agreements and/or Warrant Agreements.

NOTE: Failure to complete and return the Form W-9 may result in backup withholding of 24% of any payments made to you pursuant to the Merger. Please review the enclosed guidelines for certification of taxpayer identification number on the Form W-9 for additional details.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE

W-9

W-8

EXHIBIT A

ACTION BY WRITTEN CONSENT

OF THE STOCKHOLDERS OF

ONEMEDNET CORPORATION

[Insert]

EXHIBIT B

APPRAISAL RIGHTS

8 Del. C. § 262, Appraisal Rights.

[insert]

Exhibit F

DATA KNIGHTS ACQUISITION CORP.1 2022 EQUITY INCENTIVE PLAN

1.Purpose. The purpose of the Data Knights Acquisition Corp. 2022 Equity Incentive Plan (the “Plan”) is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby Directors, officers, Employees, and Consultants (and prospective Directors, officers, Employees, and Consultants) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.Definitions. The following definitions shall be applicable throughout the Plan:

(a)“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under the Plan.

(c)“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant

(d)“Board” means the Board of Directors of the Company.

(e)“Business Combination” has the meaning given such term in the definition of “Change in Control.”

(f)“Cause” means, in the case of a particular Award, unless the applicable Award Agreement or the Participant’s employment agreement with the Company states otherwise, the Company’s termination of the Participant’s employment with the Company as a result of: (i) fraud, embezzlement or other willful act of material dishonesty by the Participant in connection with or relating to the Participant’s employment with the Company; (ii) theft or misappropriation of property, information or other assets by the Participant in connection with the Participant’s employment with the Company which results in or could reasonably be expected to result in material loss, damage or injury to the Company, its goodwill, business or reputation; (iii) the Participant’s commission, guilty plea, no contest plea or similar plea for any felony or crime involving moral turpitude; (iv) the Participant’s use of alcohol or drugs while working that materially interferes with the Participant’s duties under this Agreement; (v) material breach of a material Company policy, or material breach of a Company policy that results in or could reasonably be expected to result in material loss, damage or injury to the Company, its goodwill, business or reputation; (vi) the Participant’s material breach of any of Participant’s obligations under this Agreement; or (vii) the Participant’s repeated insubordination, or refusal (other than as a result of a Disability or physical or mental illness) to carry out or follow specific reasonable and lawful instructions, duties or assignments given by the Board which are consistent with the Participant’s position with the Company. Additionally, in the event that the basis for Cause is, in the reasonable good faith determination of the Company not reasonably subject to cure, then such thirty (30) days’ prior notice of termination for Cause shall not be required, and such termination shall be effective on the date the Company delivers notice of such termination for Cause.

1Company name to be changed to OneMedNet Corporation upon stockholder approval.

(g)“Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company;

(ii)Any “Person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2(f)(ii), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company principally for bona fide equity financing purposes, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(f)(iv)(A) and 2(f)(iv)(B), and (V) any acquisition involving beneficial ownership of less than 50% of the then- outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii)During any period of not more than two (2) consecutive years, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(iv)Consummation of a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(v)Stockholder approval of a plan of complete liquidation of the Company.

(vi)A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Code Section 409A, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

2

(h)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i)“Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(j)“Common Shares” means shares of the Company’s Class A common stock (and any stock or other securities into which such ordinary shares may be converted or into which they may be exchanged).

(k)“Company” means Data Knights Acquisition Corp.2, a Delaware corporation.

(l)“Consultant” means any person, including an advisor, consultant or agent, engaged by the Company or a Parent or Subsidiary to render services to such entity or who renders, or has rendered, services to the Company, or any Parent, Subsidiary or affiliate and is compensated for such services.

(m)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n)“Director” means a member of the Board.

(o)“Disability” means, for the purpose of Incentive Stock Options, total and permanent disability as defined in Code Section 22(e)(3); and for the purpose of Awards other than Incentive Stock Options, means the inability of the Participant to perform the Participant’s material duties hereunder with a reasonable accommodation due to a physical or mental injury, infirmity or incapacity for one hundred and twenty (120) days (including weekends and holidays) in any three hundred sixty-five (365) day period. The Participant shall reasonably cooperate with the Company if a question arises as to whether the Participant has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists reasonably selected by the Company and authorizing such medical doctors and other health care specialists to discuss the Participant’s condition with the Company).

(p)“Effective Date” means the date means the date on which the Plan is approved by the stockholders of the Company.

(q)“Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(r)“Eligible Person” with respect to an Award denominated in Common Shares, means any (i) Employee; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement which includes rules regarding equity entitlement or in an agreement or instrument relating thereto; (ii) Director of the Company or an Affiliate; (iii) Consultant to the Company or an Affiliate; provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

2Company named to be changed to OneMedNet Corporation upon stockholder approval.

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(s)“Employee” means any person, including officers and Directors, employed by the Company or any Affiliate or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company

(t)“Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(u)“Exchange Program” means a program under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (i) Awards with a lower Exercise Price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (A) any action taken in connection with Section 13 or with a Change in Control transaction nor (B) any transfer or other disposition permitted under Section 15(c). For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without approval by the Company’s stockholders.

(v)“Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(w)“Fair Market Value” means, as of any date, the value of Common Shares determined as follows:

(i)If the Common Shares are listed on any established stock exchange or a national market system will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)If the Common Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Common Share will be the mean between the high bid and low asked prices for the Common Shares on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)In the absence of an established market for the Common Shares, the Fair Market Value will be determined in good faith by the Committee.

(x)“Good Reason” means, in the case of a particular Award, unless the applicable Award Agreement or the Participant’s employment agreement with the Company states otherwise, the occurrence of any of the following events, without the express written consent of the Participant: (i) the Company’s material breach of any of its obligations under the Participant’s employment agreement with the Company or this Agreement, (ii) reduction in the Participant’s total annual cash compensation opportunity (i.e., base salary and target annual bonus) as described in the Participant’s employment agreement with the Company, (iii) a material relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the current principal place of employment approved by the Company, or (iv) the failure of a successor to the Company to assume the Company’s obligations under the Participant’s employment agreement with the Company or this Agreement, provided, that, for (i) – (iv) above, the Participant has given written notice to the Company of the condition giving rise to Good Reason within ninety (90) days after its initial occurrence and the Company fails to cure such condition within thirty (30) days following the receipt of such written notification by the Participant to the Company.

(y)“Immediate Family Members” shall have the meaning set forth in Section 16(b) of the Plan.

(z)“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Code Section 422 and otherwise meets the requirements set forth in the Plan.

(aa)“Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(bb)“Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a tax or deduction obligation of the Participant.

(cc)“Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

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(dd)“Option” means an Award granted under Section 7 of the Plan.

(ee)“Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ff)“Other Cash-Based Award” shall mean a right or other interest granted to a Participant pursuant to Section 11 of the Plan other than an Other Stock-Based Award.

(gg)“Other Stock-Based Award” shall mean a right or other interest granted to a Participant, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock pursuant to Section 11 of the Plan including but not limited to (i) unrestricted Common Stock awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan, and (ii) a right granted to a Participant to acquire Common Stock from the Company containing terms and conditions prescribed by the Committee.

(hh)“Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(ii)“Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(jj)“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(kk)“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ll)“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(mm)“Performance Formula” shall mean, for a Performance Period, the one or more formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(nn)“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(oo)“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(pp)“Permitted Transferee” shall have the meaning set forth in Section 16(b) of the Plan.

(qq)“Person” has the meaning given such term in the definition of “Change in Control.”

(rr)“Plan” means this Data Knights Acquisition Corp.3 2022 Equity Incentive Plan, as amended from time to time.

[3]	Company name to be changed to OneMedNet Corporation upon stockholder approval.

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(ss)“Qualifying Termination” means, except as otherwise provided by the Committee as set forth in the Award, the occurrence of either a termination of a Participant’s employment by the Company without Cause or for Good Reason, in either case, occurring on or within the 12-month period (or such other period specified in the applicable Award Agreement) following the consummation of a Change in Control.

(tt)“Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(uu)“Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(vv)“Restricted Stock” means Common Shares, subject to certain specified performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ww)“Retirement” means, in the case of a particular Award, the definition set forth in the applicable Award Agreement.

(xx)“SAR Period” has the meaning given such term in Section 8(b) of the Plan.

(yy)“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(zz)“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(aaa) “Stock Bonus Award” means an Award granted under Section 10 of the Plan.

(bbb) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(ccc) “Subsidiary” means, with respect to any specified Person:

(i)any corporation, association or other business entity of which more than 50% of the total voting power of shares (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)any partnership (or any comparable foreign entity (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(iii)“Substitute Award” has the meaning given such term in Section 5(e) of the Plan.

3.Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

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4.Administration.

(a)The Committee shall administer the Plan. To the extent required to comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b)Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan or by the Board, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the form of Award Agreement and the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, including, but not limited to, upon a Qualifying Termination; (x) to institute and determine the terms and conditions of an Exchange Program; provided, however, that the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company’s stockholders; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.

(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

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(f)Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.Grant of Awards; Shares Subject to the Plan; Limitations.

(a)The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b)Subject to Section 13 of the Plan, Awards granted under the Plan shall be subject to the following limitations: (i) the Committee is authorized to deliver under the Plan an aggregate of [  ]4 Common Shares; provided, that total number of Common Shares that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2023, by a number of Common Shares equal to five percent (5%) of the total outstanding Common Shares on the last day of the prior calendar year (subject to a maximum annual increase of 1,000,000 Common Shares), (ii) in no event shall the maximum aggregate number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the aggregate number of Common Shares set forth in Section 5(b)(i) of the Plan plus, to the extent allowable under Code Section 422 and the regulations promulgated thereunder, any Common Shares that again become available for issuance pursuant to Section 5(c) of the Plan and (iii) the maximum number of Common Shares that may be granted under the Plan during any single fiscal year to any Participant who is a non-employee director, when taken together with any cash fees paid to such non-employee director during such year in respect of his or her service as a non-employee director (including service as a member or chair of any committee of the Board), shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided that the non-employee directors who are considered independent (under the rules of The NASDAQ Stock Market or other securities exchange on which the Common Shares are traded) may make exceptions to this limit for a non-executive chair of the Board, if any, in which case the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation. Notwithstanding the automatic annual increase set forth in (i) above, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Common Shares than would otherwise occur pursuant to the stipulated percentage.

(c)In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, or (ii) tax or deduction liabilities arising from such Option or other Award are satisfied by the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, then in each such case the Common Shares so tendered or withheld shall be added to the Common Shares available for grant under the Plan on a one-for-one basis. Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan.

(d)Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e)Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

6.Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

4To equal 10% of basic Class A shares outstanding.

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7.Options.

(a)Generally. Each Option granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1); provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)Exercise Price. Except with respect to Substitute Awards, the exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)), the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further, that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c)Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)); provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the Option Period or (B) ninety (90) days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is thirty (30) calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Code Section 409A); provided, that in no event shall such expiration date be extended beyond the expiration of the Option Period.

(d)Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any taxes required to be withheld or paid. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares valued at the fair market value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided that such Common Shares are not subject to any pledge or other security interest and are Mature Shares and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, on a case by case basis, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to

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which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a fair market value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two (2) years after the Date of Grant of the Incentive Stock Option or (B) one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f)Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.Stock Appreciation Rights.

(a)Generally. Each SAR granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)Exercise Price. The Exercise Price per Common Share for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c)Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the SAR Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and (ii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause. If the SAR would expire at a time when the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be automatically extended to a date that is thirty (30) calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Code Section 409A); provided, that in no event shall such expiration date be extended beyond the expiration of the SAR Period.

(d)Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the fair market value exceeds the Strike Price, the Participant has not exercised

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the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e)Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the fair market value of one Common Share on the exercise date over the Strike Price, less an amount equal to any taxes required to be withheld or paid. The Company shall pay such amount in cash, in Common Shares valued at fair market value, or any combination thereof, as determined by the Committee. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

9.Restricted Stock and Restricted Stock Units.

(a)Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award Agreement the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d)Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a fair market value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii)Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the

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amount of such payment shall be equal to the fair market value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any taxes required to be withheld or paid.

10.Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

11.Performance Compensation Awards.

(a)Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award. Unless otherwise determined by the Committee, all Performance Compensation Awards shall be evidenced by an Award Agreement.

(b)Discretion of Committee with Respect to Performance Compensation Awards. The Committee shall have the discretion to establish the terms, conditions and restrictions of any Performance Compensation Award. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal (s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula.

(c)Performance Criteria. The Committee may establish Performance Criteria that will be used to establish the Performance Goal(s) for Performance Compensation Awards which may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of rollouts of new products and services; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. Any Performance Criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

(d)Modification of Performance Goal(s). The Committee is authorized at any time to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect any specified circumstance or event that occurs during a Performance Period, including but not limited to the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the

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applicable year; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Company’s fiscal year.

(e)Terms and Conditions to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals. Following the completion of a Performance Period, the Committee shall determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period.

(f)Timing of Award Payments. Except as provided in an Award Agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the Committee’s determination in accordance with Section 11(e).

12.Other Stock-or Cash-Based Awards. The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. To the extent necessary to satisfy the short-term deferral exception to Code Section 409A, unless the Committee shall determine otherwise, the Awards shall provide that payment shall be made within 2 ½ months after the end of the year in which the Participant has a legally binding vested right to such Award. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards as it deems appropriate, to the extent not inconsistent with the Plan.

13.Changes in Capital Structure and Similar Events. In the event of (i) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (ii) unusual or infrequently occurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(a)adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(b)providing for a substitution or assumption of Awards in a manner that substantially preserves the applicable terms of such Awards;

(c)accelerating the exercisability or vesting of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

(d)modifying the terms of Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the exercisability or vesting of or lapse of restrictions thereon will accelerate;

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(e)deeming any performance measures (including, without limitation, Performance Criteria and Performance Goals) satisfied at target, maximum or actual performance through closing or such other level determined by the Committee in its sole discretion, or providing for the performance measures to continue (as is or as adjusted by the Committee) after closing;

(f)providing that for a period prior to the Change in Control determined by the Committee in its sole discretion, any Options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Common Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control; and

(g)canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the fair market value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

14.Amendments and Termination.

(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no amendment to Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b)Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 13 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR where the Fair Market Value of the Common Shares underlying such Option or SAR is less than its Exercise Price and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

15.General.

(a)Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

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(b)Nontransferability.

(i)Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c)Tax Withholding and Deductions.

(i)A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to deduct and withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required taxes (up to the maximum statutory rate under applicable law as in effect from time to time as determined by the Committee) and deduction in respect of an Award, its grant, vesting or exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii)Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, determined on a case by case basis, permit a Participant to satisfy, in whole or in part, the foregoing tax and deduction liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares, except as otherwise determined by the Committee) owned by the Participant having a fair market value equal to such liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such liability.

(d)No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or

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not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)Addenda/International Participants. The Committee may adopt such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards, which Awards may contain such terms and conditions as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f)Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h)Leaves of Absence/Transfer Between Locations. The Committee shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and during any unpaid leave (unless otherwise required by applicable Laws). A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Participant’s employer or (b) transfers between locations of the Company or between the Company or any Subsidiary. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonstatutory Stock Option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

(i)No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares or other securities that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j)Government and Other Regulations.

(i)The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares or other securities pursuant to an Award unless such

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shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares or other securities to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares or other securities to the Participant, the Participant’s acquisition of Common Shares or other securities from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award denominated in Common Shares in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate fair market value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k)Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(l)Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(m)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(n)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

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(o)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(p)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in Wilmington, Delaware (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Plan, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Plan.

(q)Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(r)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(s)Status under ERISA. It is the intent of the Company that the Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(t)Code Section 409A.

(i)Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Code Section 409A.

(ii)If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of service, no amount that is nonqualified deferred compensation subject to Code Section 409A and that becomes payable by reason of such termination of service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (x) the first business day after the date that is six months following the date of the Participant’s termination of service, and (y) within 30 days following the date of the Participant’s death. For purposes of Code Section 409A, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination of service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Code Section 409A, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Code Section 409A. If any Award is or becomes subject to Code Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.

(iii)Any adjustments made pursuant to Section 13 to Awards that are subject to Code Section 409A shall be made in compliance with the requirements of Code Section 409A, and any adjustments made pursuant to Section 13 to Awards that

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are not subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (x) continue not to be subject to Code Section 409A or (y) comply with the requirements of Code Section 409A.

(u)Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(v)Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares or other securities under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(w)Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares or other securities under any Award made under the Plan.

(x)Erroneously Awarded Compensation. All Awards shall be subject (including on a retroactive basis) to (i) any clawback, forfeiture or similar incentive compensation recoupment policy established from time to time by the Company, including, without limitation, any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, (ii) applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (iii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the Common Shares or other securities are listed or quoted, and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements.

(y)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(z)Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

[Signature page follows]

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IN WITNESS WHEREOF, this Data Knights Acquisition Corp.5 2022 Equity Incentive Plan has been duly approved and adopted by the Company and the stockholders as of the dates set forth below.

Adopted by consent of the Board:                                  , 2022

Stockholder Approved:                                 , 2022

DATA KNIGHTS ACQUISITION CORP.6

By:

Title:

Date:

[Signature page to Data Knights Acquisition Corp. 2022 Equity Incentive Plan]

[5]	Company name to be changed to OneMedNet Corporation upon stockholder approval.

Exhibit G

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [·], 2022 (the “Effective Date”) by and among (i) Data Knights Acquisition Corp., a Delaware corporation (including its successors, the “Purchaser”), and (ii) and the undersigned parties listed on Exhibit A hereto (each such party, together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, a “Holder” and collectively the “Holders”).

WHEREAS, on April 25, 2022, Purchaser, Data Knights Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), Data Knights, LLC, a Delaware limited liability company (the “Purchaser Representative”), Paul Casey (the “Seller Representative”), and (v) OneMedNet Corporation, a Delaware corporation (the “Company”), entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser, and with the Holders, as stockholders of the Purchaser, receiving shares of the Purchaser’s Class A common stock (the “Merger Shares”), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of applicable law;

WHEREAS, the Company is a party to that certain Investors’ Rights Agreement dated as of December 31, 2009, entered into with certain investors listed therein (the “Company Investors”) holding shares of Company capital stock to be exchanged into shares of Purchaser’s Class A common stock in the Merger (the “Prior Agreement”), and that certain Founders Registration Rights Agreement with the Founders with regard to the Founder Securities (each as such term is defined below) (together with the Prior Agreement, the “Existing Agreements”); and

WHEREAS, the parties desire to enter into this Agreement, and terminate the Existing Agreements, to provide the Holders and Founders with certain rights relating to the registration of the Merger Shares and Founder Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly through one or more entities, controls or is controlled by, or is under common control with, such specified Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination” means the acquisition of direct or indirect ownership through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar type of transaction, of one or more businesses or entities.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange

Act.

“Common Stock” means the Class A common stock, par value $0.000001 per share, of the Purchaser and the Class B common stock, par value $0.000001 per share of the Purchaser, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Company” is defined in the preamble to this Agreement. “Demand Registration” is defined in Section 2.2.1. “Demanding Holder” is defined in Section 2.2.1.

“Effectiveness Date” means, with respect to the Initial Registration Statement, the 90th calendar day following the Filing Date (or in the event the Registration Statement receives a “full review” by the Commission, the 120th day following the Filing Date) and with respect to any additional Registration Statements which may be required pursuant to Sections 2.2 and 2.3, the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Purchaser is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Business Day following the date on which the Purchaser is so notified if such date precedes the dates otherwise required above; provided, further, that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

“Effectiveness Period” shall have the meaning set forth in Section 2.1.1

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 30th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Sections 2.2 and 2.3, the earliest practical date on which the Purchaser is permitted by Commission Guidance to file such additional Registration Statement related to the Registrable Securities; provided, however, that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

“Form S-3” is defined in Section 2.4.

“Founder Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of May 6, 2021, by and among Purchaser, Data Knights, LLC and certain directors of Purchaser.

“Founder Securities” means all shares of Common Stock, and all securities convertible into or exercisable for shares of Common Stock, held by the Founders as of the Effective Date of this Agreement.

“Founders” means Data Knights, LLC, Barry Anderson, Firdauz Edmin Bin Mokhtar, Syed Musheer Ahmed, Julianne Huh and Annie Damit Undikai, and any successors in interest thereto with respect to any Founder Securities.

“Holder” is defined in the preamble to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Initial Registration Statement” means the Registration Statement required to be filed pursuant to Section 2.1.

“Holder Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.2.4.

“Merger Shares” means the shares of Common Stock of the Purchaser issued or issuable to the Holders pursuant to the terms of the Merger Agreement.

“Notices” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Pro Rata” is defined in Section 2.2.4.

“Purchaser” is defined in the preamble to this Agreement.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

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“Registrable Securities” means (i) the Shares and any shares of Common Stock held by the Holders and Founders immediately following the closing of the Business Combination, and (ii) any warrants, shares of capital stock or other securities of the Purchaser acquired by a Holder or Founder after the Closing, or issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Purchaser and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Purchaser with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Shares” means the Merger Shares and the Founder Securities.

“Underwriter” means, solely for the purposes of this Agreement, a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2.REGISTRATION RIGHTS.

2.1Shelf Registration.

2.1.1On or prior to each Filing Date, the Purchaser shall prepare and file with the Commission a Registration Statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by SEC Guidance (provided that, the Purchaser shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-1 (except if the Purchaser is then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on Form S-3 in accordance herewith). Subject to the terms of this Agreement, the Purchaser shall use its commercially reasonable efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Purchaser to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Purchaser pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Purchaser shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Business Day. The Purchaser shall promptly notify the Holders by e-mail of the effectiveness of a Registration Statement on the same Business Day that the Purchaser telephonically confirms effectiveness with the Commission. The Purchaser shall, no later than the second Business Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.

2.1.2Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Purchaser used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), the number of Registrable Securities to be registered shall be reduced on a on a pro rata basis based on the total number of Registrable Securities held by such Holders (such proportion is referred to herein as “Pro Rata”). In the event of a reduction hereunder, the Purchaser shall give the Holder and Founders, as applicable, at least five (5) Business Days prior written notice along with the calculations as to such Holder’s or Founder’s allotment. Promptly after such SEC Guidance is no longer applicable

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with respect to some or all of the remaining unregistered Registrable Securities, the Purchaser shall file an additional Registration Statement in accordance with this Section 2 to with respect to such shares.

2.1.3Each Holder agrees to furnish to the Purchaser a completed Selling Stockholder Questionnaire within five (5) Business Days following the date of this Agreement. Each Holder further acknowledges and agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time unless such Holder has returned to the Purchaser a completed and signed Selling Stockholder Questionnaire. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire after the deadline specified in the previous sentence, the Purchaser shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire; provided that the Purchaser shall not be required to file an additional Registration Statement solely for such shares. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire will be used by the Purchaser in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

2.2Demand Registration.

2.2.1Request for Registration. At any time and from time to time on or after the date of this Agreement, the Holders of twenty-five percent (25%) of the Registrable Securities may make a written demand for registration under the Securities Act of all or part of their Registrable Securities, as the case may be (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Purchaser will within twenty (20) days of the Purchaser’s receipt of the Demand Registration notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Purchaser within ten (10) days after the receipt by the holder of the notice from the Purchaser. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Purchaser shall not be obligated to effect no more than an aggregate of three (3) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

2.2.2Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Purchaser has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Purchaser shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Purchaser as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering; provided that the total offering price is reasonably expected to exceed, in the aggregate, $50 million. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.2.4Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering, in good faith, advises the Purchaser and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Purchaser desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Purchaser who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering

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without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares” ), then the Purchaser shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (Pro Rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), shares of Common Stock or other securities that the Purchaser desires to sell that can be sold without exceeding the Maximum Number of Shares.

2.2.5Withdrawal. If, prior to filing of the applicable “red herring prospectus” or prospectus supplement used for marketing such registration, a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Purchaser and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.3Piggy-Back Registration.

2.3.1Piggy-Back Rights. If at any time on or after the date of this Agreement the Purchaser proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Purchaser for its own account or for shareholders of the Purchaser for their account (or by the Purchaser and by shareholders of the Purchaser including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Purchaser’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Purchaser or (iv) for a dividend reinvestment plan, then the Purchaser shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than twenty (20) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration” ). The Purchaser shall, in good faith, cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Purchaser and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. Notwithstanding the provisions set forth in the immediately preceding sentences, the right to a Piggy-Back Registration set forth under this Section 2.2.1 with respect to the Registrable Securities shall terminate on the seventh anniversary of the Effective Date.

2.3.2Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Purchaser and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Purchaser desires to sell, taken together with the shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the terms hereof exceeds the Maximum Number of Shares, then the Purchaser shall include in any such registration:

a)If the registration is undertaken for the Purchaser’s account: (A) first, the shares of Common Stock or other securities that the Purchaser desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities as to which registration has been requested pursuant to the terms hereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of

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Common Stock or other securities for the account of other persons that the Purchaser is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

b)If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that the Purchaser desires to sell that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Purchaser is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Purchaser of such request to withdraw prior to the effectiveness of the Registration Statement. The Purchaser (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Purchaser shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3.4Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof. The Holders shall have unlimited Piggy-Back Registration Rights.

2.3.5Registrations on Form S-3. The holders of Registrable Securities may at any time and from time to time, request in writing that the Purchaser register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Purchaser shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Purchaser will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Purchaser, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Purchaser; provided, however, that the Purchaser shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Purchaser entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4Block Trades; Other Coordinated Offerings.

2.4.1Notwithstanding any other provision of this Section 2,4, at any time and from time to time when an effective Shelf Registration is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering (whether firm commitment or otherwise) not involving a “road show” or other substantial marketing efforts prior to pricing (commonly referred to as a “Block Trade”) or (b) an otherwise coordinated “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, with a total offering price reasonably expected to exceed, in the aggregate, either (x) $10 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify the Purchaser of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is expected to commence, and the Purchaser shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Purchaser and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

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2.4.2The Purchaser may facilitate a Block Trade or Other Coordinated Offering if it determines that sufficient shares shall be traded by any Holder or Holders that would be more efficiently traded as a block trade.

2.4.3Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a notice to the Purchaser and the Underwriter(s) if any, of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall be responsible for the Registration Expenses incurred in connection with a block trade prior to its withdrawal under this Section 2.4.3.

2.4.4Notwithstanding anything to the contrary in this Agreement, Section 2.3 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Section 2.4.

2.4.5The Purchaser shall have the right to select the Underwriters, and brokers, sale agents or placement agents (if any) for such Block Trade or Other Coordinated Offering, in each case, which shall consist of one or more reputable nationally recognized investment bank.

2.4.6A Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.4 in any twelve (12) month period.

3.REGISTRATION PROCEDURES.

3.1Filings; Information. Whenever the Purchaser is required to effect the registration of any Registrable Securities pursuant to Section 2, the Purchaser shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1Filing Registration Statement. The Purchaser shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Purchaser then qualifies or which counsel for the Purchaser shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Purchaser shall have the right to defer any Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Purchaser shall furnish to the holders a certificate signed by Chief Executive Officer or Chairman of the Purchaser stating that, in the good faith judgment of the Board of Directors of the Purchaser, it would be materially detrimental to the Purchaser and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Purchaser shall not have the right to exercise the right set forth in this provision more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2Copies. The Purchaser shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3Amendments and Supplements. The Purchaser shall prepare and file with the Commission such amendments, including post- effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.4Notification. After the filing of a Registration Statement, the Purchaser shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business

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days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Purchaser shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Purchaser shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Purchaser shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5State Securities Laws Compliance. The Purchaser shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Purchaser and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Purchaser shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6Agreements for Disposition. The Purchaser shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Purchaser in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7Cooperation. The principal executive officer of the Purchaser, the principal financial officer of the Purchaser, the principal accounting officer of the Purchaser and all other officers and members of the management of the Purchaser shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential Holders.

3.1.8Records. The Purchaser shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Purchaser, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Purchaser’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9Opinions and Comfort Letters. Upon request, the Purchaser shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Purchaser delivered to any Underwriter and (ii) any comfort letter from the Purchaser’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Purchaser shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion

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of counsel to the Purchaser to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10Earnings Statement. The Purchaser shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11Listing. The Purchaser shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Purchaser are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $50,000,000, the Purchaser shall use its reasonable efforts to make available senior executives of the Purchaser to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2Obligation to Suspend Distribution. Upon receipt of any notice from the Purchaser of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Purchaser, pursuant to a written insider trading compliance program adopted by the Purchaser’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Purchaser’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Purchaser’s securities is removed, as applicable, and, if so directed by the Purchaser, each such holder will deliver to the Purchaser all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3Registration Expenses. The Purchaser shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.2, any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form S-3 effected pursuant to Section 2.4, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (v) Financial Industry Regulatory Authority fees; (vi) fees and disbursements of counsel for the Purchaser and fees and expenses for independent certified public accountants retained by the Purchaser (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); and (viii) the reasonable fees and expenses of any special experts retained by the Purchaser in connection with such registration. The Purchaser shall have no obligation to pay (i) any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders, or (ii) the fees and expenses of any legal counsel representing any Holders. Additionally, in an underwritten offering, all selling shareholders and the Purchaser shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Purchaser, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Purchaser’s obligation to comply with Federal and applicable state securities laws. In addition, the holders of Registrable Securities shall comply with all prospectus delivery requirements under the Securities Act and applicable SEC regulations.

3.5Legend Removal Obligations. In connection with the written request of any Holder, the Purchaser shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing such Holder’s and/or its affiliates’ or permitted transferee’s ownership of Registrable Securities, and promptly issue a certificate (or evidence of the issuance of securities in book-entry form) without such restrictive legend or any other restrictive legend to the holder of the applicable shares of Registrable Securities upon which it is stamped, if (i) such Registrable Securities are registered for resale under the Securities Act and such Registration Statement for such Registrable Securities has not been suspended under the Securities Act, the Exchange Act or the rules and regulations of the Commission promulgated thereunder, (ii) such Registrable Securities are

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sold or transferred pursuant to Rule 144, or (iii) such Registrable Securities are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions. Following the earlier of (A) the effective date of a Registration Statement registering such Registrable Securities or (B) Rule 144 becoming available for the resale of such Registrable Securities without volume or manner-of-sale restrictions, the Purchaser upon the written request of the Holder or its permitted transferee, shall instruct the Purchaser’s transfer agent to remove the legend from such Registrable Securities (in whatever form) and shall cause the Purchaser’s counsel to issue any legend removal opinion required by the transfer agent. Any reasonable and documented fees (with respect to the transfer agent, the Purchaser’s counsel, or otherwise) associated with the removal of such legend shall be borne by the Purchaser. If a legend is no longer required pursuant to the foregoing, the Purchaser will, as soon as practicable following the delivery by any Holder or its permitted transferee to the Purchaser or the transfer agent (with notice to the Purchaser) of a legended certificate (if applicable) representing such Registrable Securities and, to the extent such sale is not pursuant to an effective registration statement, such other documentation as reasonably requested by the Purchaser, deliver or cause to be delivered to the holder of such Registrable Securities a certificate representing such Registrable Securities (or evidence of the issuance of such Registrable Securities in book-entry form) that is free from all restrictive legends; provided that, notwithstanding the foregoing, the Purchaser will not be required to deliver any opinion, authorization, certificate or direction to remove the restrictive legend pursuant to this Section 3.5 if (x) removal of the legend would result in or facilitate transfer of securities in violation of applicable law or (y) following receipt of instruction from the Purchaser, the transfer agent refuses to remove the legend.

4.INDEMNIFICATION AND CONTRIBUTION.

4.1Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold harmless each Holder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Holder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Holder Indemnified Party” ), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Purchaser of the Securities Act or any rule or regulation promulgated thereunder applicable to the Purchaser and relating to action or inaction required of the Purchaser in connection with any such registration; and the Purchaser shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Purchaser will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Purchaser, in writing, by such selling Holder expressly for use therein. The Purchaser also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2Indemnification by Holders of Registrable Securities. Each selling Holder will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless the Purchaser, each of its directors and officers and each Underwriter (if any), and each other selling Holder and each other person, if any, who controls another selling Holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Purchaser by such selling Holder expressly for use therein, and shall reimburse the Purchaser, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder.

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4.3Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party” ) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4Contribution.

4.4.1If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.5        Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

5.         RULE 144.

5.1        Rule 144. The Purchaser covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent

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required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6.           MISCELLANEOUS.

6.1        Other Registration Rights. The Purchaser represents and warrants that no person, other than the holders of the Registrable Securities, has any right to require the Purchaser to register any shares of the Purchaser’s capital stock for sale or to include shares of the Purchaser’s capital stock in any registration filed by the Purchaser for the sale of shares of capital stock for its own account or for the account of any other person. Further, the Purchaser represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.2        Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Purchaser hereunder may not be assigned or delegated by the Purchaser in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Holders or holder of Registrable Securities or of any assignee of the Holders or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

6.3        Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices” ) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Purchaser before the Closing:

Data Knights Acquisition Corp

Unit G6, Frome Business Park,

Manor Road, Frome, BA11 4FN,

United Kingdom

Tel: +44 203 833 4000

Email: barry@dataknightsacuk.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, DC 20001

Attn: Andrew M. Tucker, Esq.

Facsimile No.: (202) 689-2860

Telephone No.: (202) 689-2987

E-mail: andy.tucker@nelsonmullins.com

To the Purchaser after the Closing:

OneMedNet Corporation

6385 Old Shady Oak Road

Suite 250

Eden Prairie, Minnesota 55344

Attn: Paul Casey

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Telephone No.: (808) 228-5998

E-mail: paul.casey@onemednet.com

with a copy to:

Rimôn, P.C.

1990 K Street NW, Suite 420

Washington, D.C. 20006

Attn: Debbie Klis; Debra Vernon

Telephone: (202) 971-9494; (650) 292-5910

E-mail: debbie.klis@rimonlaw.com; debra.vernon@rimonlaw.com

To a Holder, to the address set forth below such Holder’s name on Exhibit A hereto.

6.4Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including but not limited to the Existing Agreements.

6.7Modifications and Amendments; Termination. No amendment, modification or termination of this Agreement shall be binding upon the Purchaser unless executed in writing by the Purchaser. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of the majority Registrable Securities. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Article IV shall survive any termination.

6.8Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.11Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Holder in the negotiation, administration, performance or enforcement hereof.

6.12Termination of Existing Agreements. The Existing Agreements are hereby terminated in their entirety.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

PURCHASER:

DATA KNIGHTS ACQUISITION CORP.

By:
Name:
Title:

HOLDERS:
[ ]

Exhibit A

Schedule of Holders

Exhibit H

EXTENSION ESCROW AGREEMENT

THIS EXTENSION ESCROW AGREEMENT (this “Escrow Agreement”) is entered into and effective the 25th day of April 2022, by and among Data Knights Acquisition Corp., a Delaware corporation (the “Purchaser”), OneMedNet Corporation, a Delaware corporation (the “Company” and together with Purchaser, the “Parties”, and each, individually, a “Party”) and Truist Bank, a North Carolina banking corporation, as escrow agent (“Escrow Agent”).

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of April 25, 2022, by and among Purchaser, Data Knights Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), Data Knights, LLC, a Delaware limited liability company (the “Purchaser Representative”), Paul Casey, an individual, solely in his capacity as the seller representative from and after the effective date of this Escrow Agreement on behalf of the Company’s stockholders, (the “Seller Representative”), and the Company (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which the parties thereto intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”);

WHEREAS, the Parties desire for the Escrow Agent to open an account (the “Escrow Account”) into which the Company will deposit funds to be held, disbursed and invested by the Escrow Agent in accordance with this Escrow Agreement; and

WHEREAS, the Parties acknowledge that the Escrow Agent is not a party to, and has no duties or obligations under, the Merger Agreement, that all references in this Escrow Agreement to the Merger Agreement are for convenience only, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

NOW, THEREFORE, in consideration of the premises herein, the Parties and the Escrow Agent agree as follows:

I.Terms and Conditions

1.1.The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

1.2.The Company shall remit $1,150,000 (the “Escrow Fund”) to the Escrow Agent, using the wire instructions set forth below, to be held by the Escrow Agent and invested and disbursed as provided in this Escrow Agreement.

Truist Bank ABA: 061000104
Account: 9443001321
Account Name: Escrow Services
Reference:
Attention: Charles.Henderson@truist.com

1.3.Within two Business Days of receipt of (a) an Extension Notice (as defined below), (b) joint written instructions (“Joint Instructions”), signed by an authorized representative of the each of the Parties set forth on such Party’s Certificate of Incumbency provided to the Escrow Agent pursuant to Section 4.13, or (c) a Final Decision (as defined below), in each case specifying the amount of the disbursement and containing instructions for payment of the disbursement, the Escrow Agent shall disburse funds as provided in the Extension Notice, Joint Instructions or Final Decision, as the case may be, but only to the extent that funds are collected and available. For purposes of this Escrow Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth in Section 4.5 is authorized or required by law or executive order to remain closed. For purposes of this Escrow Agreement, “Final Decision” shall mean a written final order of a court of competent jurisdiction delivered by a Party to the Escrow Agent and accompanied by a written opinion from legal counsel for such Party to the effect that such order is final and not subject to further proceedings or appeal and a written instruction from such Party to the Escrow Agent to effectuate such order. The Escrow Agent shall be entitled conclusively to rely upon any such opinion and instruction and shall have no responsibility to make any determination as to whether such order is from a court of competent jurisdiction or is a final order.

If the Purchaser elects to extend the Applicable Deadline, as defined in that certain Investment Management Trust Agreement dated as of May 6, 2021 (the “Trust Agreement”), by and between the Purchaser and Continental Stock Transfer & Trust Company, LLC (the “Trustee”), pursuant to the terms of the Trust Agreement, Purchaser may deliver to the Escrow Agent an extension notice substantially in the form attached hereto as Exhibit D (each, an “Extension Notice”) directing the Escrow Agent to disburse to the

Trustee the amount of $1,150,000 with respect to the related Extension (as defined in the Trust Agreement) and attaching a copy of the Extension Letter (as defined in the Trust Agreement). If the Purchaser does not elect to extend the first Applicable Deadline by its due date of May 10, 2022, the Escrow Agent shall return the Escrow Funds to the Company.

1.4.Upon the distribution of any portion of the Escrow Funds by the Escrow Agent pursuant to the first Extension Notice, Purchaser shall use commercially reasonable efforts to replenish the Escrow Funds to fund the second Extension. In the event Purchaser is unable to replenish the Escrow Funds, Purchaser shall give written notice to the Company to replenish the Escrow Funds so that the balance of the Escrow Funds is at least $1,150,000. The Company shall only be obligated to so replenish the Escrow Funds only one time after the first Extension and not after the second or any subsequent Extension. If the Purchaser does not elect to extend the second Applicable Deadline by its due date of August 10, 2022, the Escrow Agent shall return the Escrow Funds to the Company.

1.5.On the date that is two Business Days following the earlier of either the date of termination of the Merger Agreement in accordance with its terms or the Effective Date (as defined in the Merger Agreement) (such earlier date being the “Expiration Date”), the Escrow Agent shall distribute to the Company the balance (if any) of the Escrow Fund. The Parties shall cooperate to certify the Expiration Date to the Escrow Agent, including but not limited to providing Joint Instructions relating to the distribution of the balance of the Escrow Fund upon such Expiration Date.

1.6.Purchaser hereby acknowledges and agrees that any and all Escrow Funds paid by the Company under this Escrow Agreement to facilitate Purchaser’s ability to exercise one or both Extension Notices are deemed a loan to Purchaser. Accordingly, Purchaser further covenants and agrees that in the event of the termination of the Merger Agreement in accordance with its terms, Purchaser shall repay all Escrow Funds paid by the Company under this Escrow Agreement within thirty (30) days of the event of the termination of the Merger Agreement.

II.Provisions as to Escrow Agent

2.1.This Escrow Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto, which duties shall be deemed purely ministerial in nature, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall in no event be deemed to be a fiduciary to any Party or any other person or entity under this Escrow Agreement. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties. In performing its duties under this Escrow Agreement, or upon the claimed failure to perform its duties, the Escrow Agent shall not be liable for any damages, losses or expenses other than damages, losses or expenses which have been finally adjudicated by a court of competent jurisdiction to have directly resulted from the Escrow Agent’s willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent shall not be responsible or liable for the failure of any Party to take any action in accordance with this Escrow Agreement. Any wire transfers of funds made by the Escrow Agent pursuant to this Escrow Agreement will be made subject to and in accordance with the Escrow Agent’s usual and ordinary wire transfer procedures in effect from time to time as provided in Exhibit C, the Truist Wealth Management Addendum for Wire Transfers, for which the Parties shall execute on or before the release of any wire transfer of funds. The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent in accordance with the provisions of this Escrow Agreement. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Escrow Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings.

2.2.The Parties acknowledge and agree that the Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part thereof, or of any person executing or depositing such subject matter. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

2.3.This Escrow Agreement constitutes the entire agreement between the Escrow Agent and the Parties in connection with the subject matter of this Escrow Agreement, and no other agreement entered into between the Parties, or any of them, including, without limitation, the Unit Purchase Agreement, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof.

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2.4.The Escrow Agent shall in no way be responsible for nor shall it be its duty to notify any Party or any other person or entity interested in this Escrow Agreement of any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited herewith unless such notice is explicitly provided for in this Escrow Agreement.

2.5.The Escrow Agent shall be protected in acting upon any written instruction, notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Escrow Agreement and items amending the terms of this Escrow Agreement. The Escrow Agent shall be under no duty or obligation to inquire into or investigate the validity, accuracy or content of any such notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document. The Escrow Agent shall have no duty or obligation to make any formulaic calculations of any kind hereunder.

2.6.The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent shall be entitled to seek the advice of legal counsel with respect to any matter arising under this Escrow Agreement and the Escrow Agent shall have no liability and shall be fully protected with respect to any action taken or omitted pursuant to the advice of such legal counsel. The Parties shall be jointly and severally liable for and shall promptly pay upon demand by the Escrow Agent the reasonable and documented fees and expenses of any such legal counsel.

2.7.In the event of any disagreement between any of the Parties, or between any of them and any other person or entity, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any Party or other person or entity for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of the Parties and all other interested persons and entities shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been settled and all doubt resolved by agreement among all of the Parties and all other interested persons and entities, and the Escrow Agent shall have been notified thereof in writing signed by the Parties and all such persons and entities. Notwithstanding the preceding, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of an agency of the United States or any political subdivision thereof, or of any agency of any State of the United States or of any political subdivision of any thereof, and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. The rights of the Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

In the event of any disagreement or doubt, as described above, the Escrow Agent shall have the right, in addition to the rights described above and at the election of the Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all funds and property held under this Escrow Agreement, and the Escrow Agent shall have the right to take such other legal action as may be appropriate or necessary, in the sole discretion of the Escrow Agent. Upon such tender, the Parties agree that the Escrow Agent shall be discharged from all further duties under this Escrow Agreement; provided, however, that any such action of the Escrow Agent shall not deprive the Escrow Agent of its compensation and right to reimbursement of expenses hereunder arising prior to such action and discharge of the Escrow Agent of its duties hereunder.

2.8.The Parties jointly and severally agree to indemnify, defend and hold harmless the Escrow Agent and each of the Escrow Agent’s officers, directors, agents and employees (the “Indemnified Parties”) from and against any and all losses, liabilities, claims made by any Party or any other person or entity, damages, expenses and costs (including, without limitation, attorneys’ fees and expenses) of every nature whatsoever (collectively, “Losses”) which any such Indemnified Party may incur and which arise directly or indirectly from this Escrow Agreement or which arise directly or indirectly by virtue of the Escrow Agent’s undertaking to serve as Escrow Agent hereunder; provided, however, that no Indemnified Party shall be entitled to indemnity with respect to Losses that have been finally adjudicated by a court of competent jurisdiction to have been directly caused by such Indemnified Party’s gross negligence or willful misconduct. The provisions of this section shall survive the termination of this Escrow Agreement and any resignation or removal of the Escrow Agent.

2.9.Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business of the Escrow Agent may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

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2.10. The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Parties. Such resignation shall be effective on the date set forth in such written notice, which shall be no earlier than thirty (30) days after such written notice has been furnished. In such event, the Parties shall promptly appoint a successor escrow agent. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all funds and other property then held by the Escrow Agent hereunder and the Escrow Agent shall thereupon be relieved of all further duties and obligations under this Escrow Agreement; provided, however, that any such action of the Escrow Agent shall not deprive the Escrow Agent of its compensation and right to reimbursement of expenses hereunder arising prior to such action and discharge of the Escrow Agent of its duties hereunder. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.

2.11. The Escrow Agent and any director, officer or employee of the Escrow Agent may become financially interested in any transaction in which any of the Parties may be interested and may contract with and lend money to any Party and otherwise act as fully and freely as though it were not escrow agent under this Escrow Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for any Party.

III.Compensation of Escrow Agent

3.1.The Parties jointly and severally agree to pay to the Escrow Agent compensation, and to reimburse the Escrow Agent for costs and expenses, all in accordance with the provisions of Exhibit B hereto, which is incorporated herein by reference and made a part hereof. The fees agreed upon for the services rendered hereunder are intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement or any material modification hereof, or if any dispute or controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Parties jointly and severally agree to compensate the Escrow Agent for such extraordinary services and reimburse the Escrow Agent for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such event. In the event the Escrow Agent is authorized to make a distribution of funds to any Party (or at the direction of any Party) pursuant to the terms of this Escrow Agreement, and fees or expenses are then due and payable to the Escrow Agent pursuant to the terms of this Escrow Agreement (including, without limitation, amounts owed under this Section 3.1 and Section 2.8) by the Party receiving or directing such distribution, the Escrow Agent is authorized to offset and deduct such amounts due and payable to it from such distribution. The Escrow Agent shall have, and is hereby granted, a prior lien upon and first priority security interest in the Escrow Fund (and the earnings and interest accrued thereon) with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and without judicial action to foreclose such lien and security interest, and the Escrow Agent shall have and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Fund (and the earnings and interest accrued thereon). The provisions of this section shall survive the termination of this Escrow Agreement and any resignation or removal of the Escrow Agent.

IV.Miscellaneous

4.1.Escrow Agent shall make no disbursement, investment or other use of funds until and unless it has collected funds. The Escrow Agent shall not be liable for collection items until the proceeds of the same in actual cash have been received or the Federal Reserve has given the Escrow Agent credit for such funds.

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4.2.The Escrow Agent shall invest all funds held pursuant to this Escrow Agreement in the Truist Bank Deposit Option. The investments in the Truist Bank Deposit Option are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”), in the standard FDIC insurance amount of $250,000, including principal and accrued interest, and are not secured. The Truist Bank Deposit Option is more fully described in materials which have been furnished to the Parties by the Escrow Agent, and the Parties acknowledge receipt of such materials from the Escrow Agent. Instructions to make any other investment must be in writing and signed by each of the Parties. The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to the investment of moneys held hereunder or the purchase, sale, retention or other disposition of any investment, and the Escrow Agent shall not be liable to any Party or any other person or entity for any loss incurred in connection with any such investment. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging any applicable agency fee in connection with each transaction. The Escrow Agent shall use its best efforts to invest funds on a timely basis upon receipt of such funds; provided, however, that the Escrow Agent shall in no event be liable for compensation to any Party or other person or entity related to funds which are held un-invested or funds which are not invested timely. The Escrow Agent is authorized and directed to sell or redeem any investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. Any investment earnings and income on the Escrow Fund shall become part of the Escrow Fund and shall be disbursed in accordance with this Escrow Agreement.

4.3.The Escrow Agent shall provide monthly reports of transactions and holdings to the Parties as of the end of each month, at the addresses provided by the Parties in Section 4.5.

4.4.The Parties agree that all interest and income from the investment of the funds shall be reported as having been earned by the Company, as of the end of each calendar year whether or not such income was disbursed during such calendar year and to the extent required by the Internal Revenue Service. On or before the execution and delivery of this Escrow Agreement, each of the Parties shall provide to the Escrow Agent a correct, duly completed, dated and executed current United States Internal Revenue Service Form W-9 or Form W-8, whichever is appropriate, or any successor forms thereto, in a form and substance satisfactory to the Escrow Agent including appropriate supporting documentation and/or any other form, document, and/or certificate required or reasonably requested by the Escrow Agent to validate the form provided. Notwithstanding anything to the contrary herein provided, except for the delivery and filing of tax information reporting forms required pursuant to the Internal Revenue Code of 1986, as amended, to be delivered and filed with the Internal Revenue Service by the Escrow Agent, as escrow agent hereunder, the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return with respect to any funds held pursuant to this Escrow Agreement or any income earned thereon. With respect to the preparation, delivery and filing of such required tax information reporting forms and all matters pertaining to the reporting of earnings on funds held under this Escrow Agreement, the Escrow Agent shall be entitled to request and receive written instructions from Purchaser, and the Escrow Agent shall be entitled to rely conclusively and without further inquiry on such written instructions. The Parties jointly and severally agree to indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Fund or any earnings or interest thereon unless such tax, late payment, interest, penalty or other cost or expense was finally adjudicated by a court of competent jurisdiction to have been directly caused by the gross negligence of willful misconduct of the Escrow Agent. The indemnification provided in this section is in addition to the indemnification provided to the Escrow Agent elsewhere in this Escrow Agreement and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

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4.5.Any notice, request for consent, report, or any other communication required or permitted in this Escrow Agreement shall be in writing and shall be deemed to have been given when delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by electronic mail to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of the transmission, (iv) by overnight delivery by a reputable national overnight delivery service, or (v) by United States mail, postage prepaid, or by certified mail, return receipt requested and postage prepaid, in each case to the appropriate address set forth below or at such other address as any party hereto may have furnished to the other parties hereto in writing :

If to Escrow Agent:	Truist Bank
Attn: Escrow Services
919 East Main Street, 2nd Floor
Richmond, Virginia 23219
Client Manager: Charles Henderson
Phone: (804) 782-7087
Email: Charles.Henderson@Truist.com

If to the Purchaser:	Data Knights Acquisition Corp.
Unit G6, Frome Business Park,
Manor Road, Frome, BA11 4FN,
United Kingdom
Tel: +44 203 833 4000
Email: barry@dataknightsacuk.com
Tax identification #:

If to the Company:	OneMedNet Corporation
6385 Old Shady Oak Road
Suite 250
Eden Prairie, Minnesota 55344
Attn: Paul Casey
Facsimile No.:
Telephone No.: (800) 918-7189
E-mail:
Tax identification #:

Any party hereto may unilaterally designate a different address by giving notice of each change in the manner specified above to each other party hereto. Notwithstanding anything to the contrary herein provided, the Escrow Agent shall not be deemed to have received any notice, request, report or other communication hereunder prior to the Escrow Agent’s actual receipt thereof.

4.6.This Escrow Agreement is being made in and is intended to be construed according to the laws of the State of North Carolina. Except as permitted in Section 2.9, neither this Escrow Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of each of the other Parties hereto. This Escrow Agreement shall inure to and be binding upon the Parties and the Escrow Agent and their respective successors, heirs and permitted assigns.

4.7.The terms of this Escrow Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by all the Parties and the Escrow Agent.

4.8.This Escrow Agreement is for the sole benefit of the Indemnified Parties, the Parties and the Escrow Agent, and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to nor shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

4.9.No party to this Escrow Agreement shall be liable to any other party hereto for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

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4.10. This Escrow Agreement shall terminate on the first to occur of either (i) the date on which all of the funds and property held by the Escrow Agent under this Escrow Agreement have been disbursed or (ii) January 1, 2023 at which time the Escrow Agent is authorized and directed to disburse all of the remaining funds and property held hereunder in accordance with the Joint Instructions of the Parties. Upon the termination of this Escrow Agreement and the disbursement of all of the funds and property held hereunder, this Escrow Agreement shall be of no further effect except that the provisions of Sections 2.8, 3.1 and 4.4 shall survive such termination.

4.11. All titles and headings in this Escrow Agreement are intended solely for convenience of reference and shall in no way limit or otherwise affect the interpretation of any of the provisions hereof.

4.12. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.13. Contemporaneously with the execution and delivery of this Escrow Agreement and, if necessary, from time to time thereafter, each of the Parties shall execute and deliver to the Escrow Agent a Certificate of Incumbency substantially in the form of Exhibits A-1 and A-2 hereto, as applicable (a “Certificate of Incumbency”), for the purpose of establishing the identity and authority of persons entitled to issue notices, instructions or directions to the Escrow Agent on behalf of each such party. Until such time as the Escrow Agent shall receive an amended Certificate of Incumbency replacing any Certificate of Incumbency theretofore delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on the most recent Certificate of Incumbency furnished to the Escrow Agent. Whenever this Escrow Agreement provides for joint written notices, joint written instructions or other joint actions to be delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on any joint written notice, instructions or action executed by persons named in such Certificate of Incumbency.

4.14. Each Party to this Escrow Agreement represents and warrants that it has the full power and authority to enter into this Escrow Agreement and to carry out the transactions contemplated by it and that it has taken all action necessary to authorize the execution, delivery, and performance of this Escrow Agreement.

[Signatures on following page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

Purchaser:

Data Knights Acquisition Corp.

By:
Name:
Title:

Company:

OneMedNet Corporation

By:
Name:
Title:

Escrow Agent:

Truist Bank, as Escrow Agent

By:
Name:
Title:

EXHIBIT A-1

TRUIST BANK – CORPORATE TRUST AND ESCROW SERVICES

INCUMBENCY CERTIFICATE AND CLIENT NOTICE

INDIVIDUAL(S) AUTHORIZED TO DIRECT TRUIST BANK AND SIGN DOCUMENTS ON BEHALF OF [CLIENT NAME] (“CLIENT”) WITH REGARD TO [ACCOUNT NUMBER/NAME]

Name:	Phone #1:	Phone #2:
Title:	Email #1:	Email #2:
Sign:	Fax:	Account View Access (Y/N):
Notes: 1	Notes:	Notes:

Name:	Phone #1:	Phone #2:
Title:	Email #1:	Email #2:
Sign:	Fax:	Account View Access (Y/N):
Notes: 1	Notes:	Notes:

Name:	Phone #1:	Phone #2:
Title:	Email #1:	Email #2:
Sign:	Fax:	Account View Access (Y/N):
Notes: 1	Notes:	Notes:

INDIVIDUAL(S) AUTHORIZED TO RECEIVE ONLINE ACCESS  —  ONLY

Name:	Phone #1:	Phone #2:
Title:	Email #1:	Email #2:
Sign:	Fax:	Account View Access (Y/N):
Notes:	Notes:	Notes:

NOTE	SPECIAL INSTRUCTIONS (e.g., Limitations of Authority)
1	Authorized to perform all Client actions contemplated under the governing documents.
2
3

The below undersigned individual hereby certifies: (i) to possess familiarity with documents and records that govern the above-referenced account and the operation and management of Client, (ii) to have the power and authority on behalf of Client to execute this Incumbency Certificate, and (iii) that the afore- referenced individuals (along with the undersigned, as noted) are duly authorized to instruct Truist Bank Corporate Trust on behalf of Client, and/or authorized to view bank statements regarding the above-referenced account.

Date:	By:
		Signature	Title

Truist Bank shall be entitled to rely upon any instructions from the individuals listed herein until notified in writing otherwise, or until termination of the above-referenced account. Client’s failure to submit an updated Incumbency Certificate shall deem the Certificate of Incumbency (or similar signatory and/or Notices disclosure) on file as its Evergreen Incumbency Certificate and all current trust accounting access as approved. All current trust accounting access, including paper statements, online statements and online transaction review access, shall be approved, as applicable. Client shall promptly advise Truist Bank Corporate Trust and Escrow Services of any changes affecting this Incumbency Certificate.

EXHIBIT A-2

TRUIST BANK – CORPORATE TRUST AND ESCROW SERVICES

INCUMBENCY CERTIFICATE AND CLIENT NOTICE

INDIVIDUAL(S) AUTHORIZED TO DIRECT TRUIST BANK AND SIGN DOCUMENTS ON BEHALF OF [CLIENT NAME] (“CLIENT”) WITH REGARD TO [ACCOUNT NUMBER/NAME]

Name:	Phone #1:	Phone #2:
Title:	Email #1:	Email #2:
Sign:	Fax:	Account View Access (Y/N):
Notes: 1	Notes:	Notes:

Name:	Phone #1:	Phone #2:
Title:	Email #1:	Email #2:
Sign:	Fax:	Account View Access (Y/N):
Notes: 1	Notes:	Notes:

Name:	Phone #1:	Phone #2:
Title:	Email #1:	Email #2:
Sign:	Fax:	Account View Access (Y/N):
Notes: 1	Notes:	Notes:

INDIVIDUAL(S) AUTHORIZED TO RECEIVE ONLINE ACCESS  —  ONLY

Name:	Phone #1:	Phone #2:
Title:	Email #1:	Email #2:
Sign:	Fax:	Account View Access (Y/N):
Notes:	Notes:	Notes:

NOTE	SPECIAL INSTRUCTIONS (e.g., Limitations of Authority)
1	Authorized to perform all Client actions contemplated under the governing documents.
2
3

The below undersigned individual hereby certifies: (i) to possess familiarity with documents and records that govern the above-referenced account and the operation and management of Client, (ii) to have the power and authority on behalf of Client to execute this Incumbency Certificate, and (iii) that the afore- referenced individuals (along with the undersigned, as noted) are duly authorized to instruct Truist Bank Corporate Trust on behalf of Client, and/or authorized to view bank statements regarding the above-referenced account.

Date:	By:
		Signature	Title

Truist Bank shall be entitled to rely upon any instructions from the individuals listed herein until notified in writing otherwise, or until termination of the above-referenced account. Client’s failure to submit an updated Incumbency Certificate shall deem the Certificate of Incumbency (or similar signatory and/or Notices disclosure) on file as its Evergreen Incumbency Certificate and all current trust accounting access as approved. All current trust accounting access, including paper statements, online statements and online transaction review access, shall be approved, as applicable. Client shall promptly advise Truist Bank Corporate Trust and Escrow Services of any changes affecting this Incumbency Certificate.

EXHIBIT B

Truist Bank, as Escrow Agent

Schedule of Fees & Expenses

Acceptance Fee:$1,000.00 – one time only payable at the time of signing the Escrow Agreement

The Acceptance Fee includes review of all related documents and accepting the appointment of Escrow Agent on behalf of Truist Bank. The fee also includes setting up the required account(s) and accounting records, document filing, and coordinating the receipt of funds/assets for deposit to the Escrow Account. This is a one-time fee payable upon execution of the Escrow Agreement.

Legal Review Fee:$1,000.00 – one time only payable at the time of signing the Escrow Agreement

(Fee is waived if no legal review is needed)

The Legal Review Fee includes review of all related documents on behalf of Truist Bank as Escrow Agent. As soon as Truist Bank’s attorney begins to review the Escrow Agreement, the Legal Review Fee is subject to payment regardless if the Parties decide to appoint a different escrow agent or a decision is made that the Escrow Agreement is not needed.

Administration Fee:$2,500.00 – payable at the time of signing the Escrow Agreement and on the anniversary date thereafter, if applicable

The Administration Fee includes providing routine and standard services of an Escrow Agent. The fee includes administering the escrow account, performing investment transactions, processing cash transactions (including wires and check processing), disbursing funds in accordance with the Agreement (note any pricing considerations below), and providing trust account statements to the Parties for a twelve (12) month period. If the account remains open beyond the twelve (12) month term, the Parties will be invoiced each year on the anniversary date of the execution of the Escrow Agreement. Extraordinary expenses, including legal counsel fees, will be billed as out-of-pocket. The Administration Fee is due upon execution of the Escrow Agreement. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the agreement.

Out-of-Pocket Expenses:At Cost

Out-of-pocket expenses such as, but not limited to, postage, courier, overnight mail, wire transfer, travel, legal (out-of-pocket to counsel) or accounting, will be billed at cost.

Note: This fee schedule is based on the assumption that the escrowed funds will be invested in the Truist Non-Interest Deposit Option. If any other investment options are chosen, this fee schedule will become subject to change.

Deborah Spitale
Senior Vice President
404-844-7533
Deb.Sptiale@truist.com

EXHIBIT C

Addendum for Wire Transfers

EXHIBIT D

Form of Extension Notice

Annex B

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DATA KNIGHTS ACQUISITION CORP.

[          ], 2022

Data Knights Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.The name of the Corporation is “Data Knights Acquisition Corp.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 8, 2021, was amended and restated on March 8, 2021 by the First Amended and Restated Certificate, and was amended and restated on April 6, 2021 by the Second Amended and Restated Certificate (the “Certificate”).

2.This Third Amended and Restated Certificate of Incorporation (this “Third Amended and Restated Certificate”), which both restates and amends the provisions of the Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3.This Third Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

4.The texts of the Certificate, as amended to the date hereof, is hereby restated and amended in their entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is OneMedNet Corporation (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE IV

CAPITAL STOCK

Section 4.1 The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 101,000,000 shares, consisting of (a) 100,000,000 shares of common stock (the “Common Stock”), (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2 Shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to provide from time to time by resolution or resolutions for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more classes or series of Preferred Stock by filing a certificate (a “Certificate of Designation”) pursuant to the DGCL, setting forth such resolution and, with respect to each such series, establishing the designation of such class or series and the number of shares to be included in such class or series and fixing the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such class or series. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of Preferred Stock may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the Preferred Stock of any other class or series. The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations, or restrictions thereof, if any, may be different from those of any and all other classes or series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any class or series of the Preferred Stock so authorized in accordance with this Third Amended and Restated Certificate. Unless otherwise provided in the Certificate of Designation establishing a class or series of Preferred Stock, the Board of Directors may, by resolution or resolutions, increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of such class or series and, if the number of shares of such class or series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

Section 4.3 The Corporation has the authority to create and issue rights, warrants, and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by or in instrument(s) approved by the Board of Directors. The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.4

(a) Except as otherwise required by law or this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), the holders of Common Stock shall exclusively possess all voting power with respect to the Corporation. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The holders of shares of the Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(b) Except as otherwise required by law or this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), at any annual or special meetings of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), the holders of the Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder) that relates solely to the terms of one or more outstanding class or series of the Preferred Stock if the holders of such affected class or series of Preferred Stock are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder) or the DGCL.

(c) Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of the Preferred Stock, the holders of the shares of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(d) Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

ARTICLE V

BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

Section 5.1

(a) The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors of the Corporation shall be nine (9), which number may be increased or decreased by one or more resolutions adopted from time to time by the Board of Directors, subject to Sections 5.1(c) and 5.1(d). The Board of Directors shall be classified, with respect to the term for which the directors hold office, into three classes, one class serving for a term expiring at the annual meeting of stockholders to be held in 2023, the second class serving for a term expiring at the annual meeting of stockholders to be held in 2024, and the third class serving for a term expiring at the annual meeting of stockholders to be held in 2025. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death, or removal. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the entire Board shall shorten the term of any incumbent director. No reduction in the number of directors shall cause the removal of any director from office prior to the expiration of his or her term.

(b) Except as may otherwise be provided in the terms of any Preferred Stock issued by the Corporation, the Board of Directors or any individual director may be removed from office at any time but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation with the power to vote at an election of directors (the “Voting Stock”) and, in addition to and without limitation of the foregoing only for cause.

(c) Except as may otherwise be provided in the terms of any Preferred Stock issued by the Corporation and subject to Section 5.1(d) below, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the vacancy to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement, or removal.

(d) Effective as of the date of filing of this Third Amended and Restated Certificate, the Board of Directors of the Corporation shall consist of nine (9) members, constituted as follows:

(i) in the director class whose term expires at the annual meeting held in 2023, three (3) directors nominated by OneMedNet [Technologies] Corporation, f/k/a OneMedNet Corporation, a Delaware corporation (“OneMedNet [Technologies]”), one of whom shall qualify as an independent director under the rules of The Nasdaq Stock Market (an “Independent Director”);

(ii) in the director class whose term expires at the annual meeting held in 2024, (A) two (2) directors designated by OneMedNet [Technologies], one (1) of whom shall be an Independent Director, and (B) one (1) director designated by Data Knights, LLC, a Delaware limited liability company and the Corporation’s sponsor (the “Sponsor”), who shall be an Independent Director; and

(iii) in the director class whose term expires at the annual meeting held in 2025, (A) two (2) directors designated by OneMedNet [Technologies], one (1) of whom shall be an Independent Director, and (B) one (1) director designated by the Sponsor.

Section 5.2

(a) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, alter, or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Third Amended and Restated Certificate (including any Certificate of Designation in respect of one or more classes or series of Preferred Stock), the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class; provided that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted.

(b) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI

STOCKHOLDERS

Section 6.1 Subject to the special rights of the holders of one or more classes or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meetings of the stockholders of the Corporation, and the taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied.

Section 6.2 Subject to the special rights of the holders of one or more classes or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes as is a proper matter for stockholder action under the DGCL, by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Such special meetings may not be called by stockholders or any other person or persons.

Section 6.3 Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VII

LIABILITY AND INDEMNIFICATION; CORPORATE OPPORTUNITY

Section 7.1 To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.

Section 7.2 The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Section 7.3 The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.

Section 7.4 Neither any amendment nor repeal of this Article VII, nor the adoption by amendment of this Third Amended and Restated Certificate of any provision inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

ARTICLE VIII

BUSINESS COMBINATIONS

Section 8.1 The Corporation will be subject to Section 203 of the DGCL.

Section 8.2 Notwithstanding Section 8.1, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s common stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three years following the time that such stockholder of the Corporation became an interested stockholder, unless:

(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers of the Corporation or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 8.3 For the purposes of this Article VIII:

(a) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c) “business combination,” when used in reference to the Corporation and any interested stockholder, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Article XI is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C)-(E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees or pledges (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article VIII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (A) the Principal Stockholder or Principal Stockholder Transferees or any “group” (within the meaning of Rule 13d-5 of the Exchange Act) that includes any Principal Stockholder or Principal Stockholder Transferee or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person specified in this clause (B) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(g) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(h) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(i) “Principal Stockholder” means, collectively, (i) the Sponsor and (ii) any affiliate or successor of a person referenced in clauses (i) and (ii) of this definition.

(j) “Principal Stockholder Transferee” means any Person who acquires voting stock of the Corporation from the Principal Stockholder (other than in connection with a public offering) and who is designated in writing by the Principal Stockholder as a “Principal Stockholder Transferee.”

(k) “voting stock” means stock of any class or series entitled to vote generally in matters submitted for stockholders’ approval other than the election of directors.

ARTICLE IX

EXCLUSIVE FORUM

Section 9.1 Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the DGCL or this Third Amended and Restated Certificate or the Bylaws of the Corporation, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction, shall be brought in the federal district court for the district of Delaware; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. Notwithstanding any other provisions of law, this Third Amended and Restated Certificate or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Section 9.2 If any action the subject matter of which is within the scope of Section 9.1 is filed in a court other than within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts of the State of Delaware in connection with any action brought in any such court to enforce Section 9.1 (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 9.3 If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE X

AMENDMENTS

Notwithstanding any other provisions of this Third Amended and Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by this Third Amended and Restated Certificate (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII, VIII, IX and this Article X.

IN WITNESS WHEREOF, Data Knights Acquisition Corp. has caused this Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

DATA KNIGHTS ACQUISITION CORP.

By:
	Name:	Barry Anderson
	Title:	Chief Executive Officer

Annex C

DATA KNIGHTS ACQUISITION CORP.1 2022 EQUITY INCENTIVE PLAN

1.Purpose. The purpose of the Data Knights Acquisition Corp. 2022 Equity Incentive Plan (the “Plan”) is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby Directors, officers, Employees, and Consultants (and prospective Directors, officers, Employees, and Consultants) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.Definitions. The following definitions shall be applicable throughout the Plan:

(a)“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under the Plan.

(c)“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant

(d)“Board” means the Board of Directors of the Company.

(e)“Business Combination” has the meaning given such term in the definition of “Change in Control.”

(f)“Cause” means, in the case of a particular Award, unless the applicable Award Agreement or the Participant’s employment agreement with the Company states otherwise, the Company’s termination of the Participant’s employment with the Company as a result of: (i) fraud, embezzlement or other willful act of material dishonesty by the Participant in connection with or relating to the Participant’s employment with the Company; (ii) theft or misappropriation of property, information or other assets by the Participant in connection with the Participant’s employment with the Company which results in or could reasonably be expected to result in material loss, damage or injury to the Company, its goodwill, business or reputation; (iii) the Participant’s commission, guilty plea, no contest plea or similar plea for any felony or crime involving moral turpitude; (iv) the Participant’s use of alcohol or drugs while working that materially interferes with the Participant’s duties under this Agreement; (v) material breach of a material Company policy, or material breach of a Company policy that results in or could reasonably be expected to result in material loss, damage or injury to the Company, its goodwill, business or reputation; (vi) the Participant’s material breach of any of Participant’s obligations under this Agreement; or (vii) the Participant’s repeated insubordination, or refusal (other than as a result of a Disability or physical or mental illness) to carry out or follow specific reasonable and lawful instructions, duties or assignments given by the Board which are consistent with the Participant’s position with the Company. Additionally, in the event that the basis for Cause is, in the reasonable good faith determination of the Company not reasonably subject to cure, then such thirty (30) days’ prior notice of termination for Cause shall not be required, and such termination shall be effective on the date the Company delivers notice of such termination for Cause.

1Company name to be changed to OneMedNet Corporation upon stockholder approval.

(g)“Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company;

(ii)Any “Person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2(f)(ii), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company principally for bona fide equity financing purposes, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(f)(iv)(A) and 2(f)(iv)(B), and (V) any acquisition involving beneficial ownership of less than 50% of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii)During any period of not more than two (2) consecutive years, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(iv)Consummation of a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(v)Stockholder approval of a plan of complete liquidation of the Company.

(vi)A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Code Section 409A, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(h)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i)“Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(j)“Common Shares” means shares of the Company’s Class A common stock (and any stock or other securities into which such ordinary shares may be converted or into which they may be exchanged).

(k)“Company” means Data Knights Acquisition Corp.2, a Delaware corporation.

(l)“Consultant” means any person, including an advisor, consultant or agent, engaged by the Company or a Parent or Subsidiary to render services to such entity or who renders, or has rendered, services to the Company, or any Parent, Subsidiary or affiliate and is compensated for such services.

(m)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n)“Director” means a member of the Board.

(o)“Disability” means, for the purpose of Incentive Stock Options, total and permanent disability as defined in Code Section 22(e)(3); and for the purpose of Awards other than Incentive Stock Options, means the inability of the Participant to perform the Participant’s material duties hereunder with a reasonable accommodation due to a physical or mental injury, infirmity or incapacity for one hundred and twenty (120) days (including weekends and holidays) in any three hundred sixty-five (365) day period. The Participant shall reasonably cooperate with the Company if a question arises as to whether the Participant has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists reasonably selected by the Company and authorizing such medical doctors and other health care specialists to discuss the Participant’s condition with the Company).

(p)“Effective Date” means the date means the date on which the Plan is approved by the stockholders of the Company.

(q)“Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(r)“Eligible Person” with respect to an Award denominated in Common Shares, means any (i) Employee; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement which includes rules regarding equity entitlement or in an agreement or instrument relating thereto; (ii) Director of the Company or an Affiliate; (iii) Consultant to the Company or an Affiliate; provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(s)“Employee” means any person, including officers and Directors, employed by the Company or any Affiliate or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company

2Company named to be changed to OneMedNet Corporation upon stockholder approval.

(t)“Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(u)“Exchange Program” means a program under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (i) Awards with a lower Exercise Price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (A) any action taken in connection with Section 13 or with a Change in Control transaction nor (B) any transfer or other disposition permitted under Section 15(c). For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without approval by the Company’s stockholders.

(v)“Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(w)“Fair Market Value” means, as of any date, the value of Common Shares determined as follows:

(i)If the Common Shares are listed on any established stock exchange or a national market system will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)If the Common Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Common Share will be the mean between the high bid and low asked prices for the Common Shares on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)In the absence of an established market for the Common Shares, the Fair Market Value will be determined in good faith by the Committee.

(x)“Good Reason” means, in the case of a particular Award, unless the applicable Award Agreement or the Participant’s employment agreement with the Company states otherwise, the occurrence of any of the following events, without the express written consent of the Participant: (i) the Company’s material breach of any of its obligations under the Participant’s employment agreement with the Company or this Agreement, (ii) reduction in the Participant’s total annual cash compensation opportunity (i.e., base salary and target annual bonus) as described in the Participant’s employment agreement with the Company, (iii) a material relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the current principal place of employment approved by the Company, or (iv) the failure of a successor to the Company to assume the Company’s obligations under the Participant’s employment agreement with the Company or this Agreement, provided, that, for (i) – (iv) above, the Participant has given written notice to the Company of the condition giving rise to Good Reason within ninety (90) days after its initial occurrence and the Company fails to cure such condition within thirty (30) days following the receipt of such written notification by the Participant to the Company.

(y)“Immediate Family Members” shall have the meaning set forth in Section 16(b) of the Plan.

(z)“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Code Section 422 and otherwise meets the requirements set forth in the Plan.

(aa)“Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(bb)“Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a tax or deduction obligation of the Participant.

(cc)“Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(dd)“Option” means an Award granted under Section 7 of the Plan.

(ee)“Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ff)“Other Cash-Based Award” shall mean a right or other interest granted to a Participant pursuant to Section 11 of the Plan other than an Other Stock-Based Award.

(gg)“Other Stock-Based Award” shall mean a right or other interest granted to a Participant, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock pursuant to Section 11 of the Plan including but not limited to (i) unrestricted Common Stock awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan, and (ii) a right granted to a Participant to acquire Common Stock from the Company containing terms and conditions prescribed by the Committee.

(hh)“Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(ii)“Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(jj)“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(kk)“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ll)“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(mm)“Performance Formula” shall mean, for a Performance Period, the one or more formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(nn)“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(oo)“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(pp)“Permitted Transferee” shall have the meaning set forth in Section 16(b) of the Plan.

(qq)“Person” has the meaning given such term in the definition of “Change in Control.”

(rr)“Plan” means this Data Knights Acquisition Corp.3 2022 Equity Incentive Plan, as amended from time to time.

(ss)“Qualifying Termination” means, except as otherwise provided by the Committee as set forth in the Award, the occurrence of either a termination of a Participant’s employment by the Company without Cause or for Good Reason, in either case, occurring on or within the 12-month period (or such other period specified in the applicable Award Agreement) following the consummation of a Change in Control.

3Company name to be changed to OneMedNet Corporation upon stockholder approval.

(tt)“Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(uu)“Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(vv)“Restricted Stock” means Common Shares, subject to certain specified performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ww) “Retirement” means, in the case of a particular Award, the definition set forth in the applicable Award Agreement.

(xx)“SAR Period” has the meaning given such term in Section 8(b) of the Plan.

(yy)“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(zz)“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(aaa) “Stock Bonus Award” means an Award granted under Section 10 of the Plan.

(bbb) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(ccc) “Subsidiary” means, with respect to any specified Person:

(i)any corporation, association or other business entity of which more than 50% of the total voting power of shares (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)any partnership (or any comparable foreign entity (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(iii)“Substitute Award” has the meaning given such term in Section 5(e) of the Plan.

3.Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.Administration.

(a)The Committee shall administer the Plan. To the extent required to comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b)Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan or by the Board, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the form of Award Agreement and the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, including, but not limited to, upon a Qualifying Termination; (x) to institute and determine the terms and conditions of an Exchange Program; provided, however, that the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company’s stockholders; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.

(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.Grant of Awards; Shares Subject to the Plan; Limitations.

(a)The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b)Subject to Section 13 of the Plan, Awards granted under the Plan shall be subject to the following limitations: (i) the Committee is authorized to deliver under the Plan an aggregate of [   ]4 Common Shares; provided, that total number of Common Shares that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2023, by a number of Common Shares equal to five percent (5%) of the total outstanding Common Shares on the last day of the prior calendar year (subject to a maximum annual increase of 1,000,000 Common Shares), (ii) in no event shall the maximum aggregate number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the aggregate number of Common Shares set forth in Section 5(b)(i) of the Plan plus, to the extent allowable under Code Section 422 and the regulations promulgated thereunder, any Common Shares that again become available for issuance pursuant to Section 5(c) of the Plan and (iii) the maximum number of Common Shares that may be granted under the Plan during any single fiscal year to any Participant who is a non-employee director, when taken together with any cash fees paid to such non-employee director during such year in respect of his or her service as a non-employee director (including service as a member or chair of any committee of the Board), shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided that the non-employee directors who are considered independent (under the rules of The NASDAQ Stock Market or other securities exchange on which the Common Shares are traded) may make exceptions to this limit for a non-executive chair of the Board, if any, in which case the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation. Notwithstanding the automatic annual increase set forth in (i) above, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Common Shares than would otherwise occur pursuant to the stipulated percentage.

(c)In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, or (ii) tax or deduction liabilities arising from such Option or other Award are satisfied by the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, then in each such case the Common Shares so tendered or withheld shall be added to the Common Shares available for grant under the Plan on a one-for-one basis. Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan.

(d)Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e)Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

6.Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

4To equal 10% of basic Class A shares outstanding.

7.Options.

(a)Generally. Each Option granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1); provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)Exercise Price. Except with respect to Substitute Awards, the exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)), the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further, that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c)Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)); provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the Option Period or (B) ninety (90) days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is thirty (30) calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Code Section 409A); provided, that in no event shall such expiration date be extended beyond the expiration of the Option Period.

(d)Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any taxes required to be withheld or paid. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares valued at the fair market value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided that such Common Shares are not subject to any pledge or other security interest and are Mature Shares and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, on a case by case basis, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or

(B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a fair market value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two (2) years after the Date of Grant of the Incentive Stock Option or (B) one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f)Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.Stock Appreciation Rights.

(a)Generally. Each SAR granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)Exercise Price. The Exercise Price per Common Share for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c)Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the SAR Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and (ii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause. If the SAR would expire at a time when the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be automatically extended to a date that is thirty (30) calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Code Section 409A); provided, that in no event shall such expiration date be extended beyond the expiration of the SAR Period.

(d)Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the fair market value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e)Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the fair market value of one Common Share on the exercise date over the Strike Price, less an amount equal to any taxes required to be withheld or paid. The Company shall pay such amount in cash, in Common Shares valued at fair market value, or any combination thereof, as determined by the Committee. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

9.Restricted Stock and Restricted Stock Units.

(a)Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award Agreement the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d)Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a fair market value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii)Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common

Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the fair market value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any taxes required to be withheld or paid.

10.Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

11.Performance Compensation Awards.

(a)Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award. Unless otherwise determined by the Committee, all Performance Compensation Awards shall be evidenced by an Award Agreement.

(b)Discretion of Committee with Respect to Performance Compensation Awards. The Committee shall have the discretion to establish the terms, conditions and restrictions of any Performance Compensation Award. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal (s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula.

(c)Performance Criteria. The Committee may establish Performance Criteria that will be used to establish the Performance Goal(s) for Performance Compensation Awards which may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii)  revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi)  customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of rollouts of new products and services; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. Any Performance Criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

(d)Modification of Performance Goal(s). The Committee is authorized at any time to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect any specified circumstance or event that occurs during a Performance Period, including but not limited to the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Company’s fiscal year.

(e)Terms and Conditions to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals. Following the completion of a Performance Period, the Committee shall determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period.

(f)Timing of Award Payments. Except as provided in an Award Agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the Committee’s determination in accordance with Section 11(e).

12.Other Stock-or Cash-Based Awards. The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. To the extent necessary to satisfy the short-term deferral exception to Code Section 409A, unless the Committee shall determine otherwise, the Awards shall provide that payment shall be made within 2 ½ months after the end of the year in which the Participant has a legally binding vested right to such Award. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards as it deems appropriate, to the extent not inconsistent with the Plan.

13.Changes in Capital Structure and Similar Events. In the event of (i) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (ii) unusual or infrequently occurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(a)adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(b)providing for a substitution or assumption of Awards in a manner that substantially preserves the applicable terms of such Awards;

(c)accelerating the exercisability or vesting of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

(d)modifying the terms of Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the exercisability or vesting of or lapse of restrictions thereon will accelerate;

(e)deeming any performance measures (including, without limitation, Performance Criteria and Performance Goals) satisfied at target, maximum or actual performance through closing or such other level determined by the Committee in its sole discretion, or providing for the performance measures to continue (as is or as adjusted by the Committee) after closing;

(f)providing that for a period prior to the Change in Control determined by the Committee in its sole discretion, any Options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Common Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control; and

(g)canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the fair market value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

14.Amendments and Termination.

(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no amendment to Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b)Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 13 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR where the Fair Market Value of the Common Shares underlying such Option or SAR is less than its Exercise Price and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

15.General.

(a)Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

(b)Nontransferability.

(i)Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c)Tax Withholding and Deductions.

(i)A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to deduct and withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required taxes (up to the maximum statutory rate under applicable law as in effect from time to time as determined by the Committee) and deduction in respect of an Award, its grant, vesting or exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii)Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, determined on a case by case basis, permit a Participant to satisfy, in whole or in part, the foregoing tax and deduction liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares, except as otherwise determined by the Committee) owned by the Participant having a fair market value equal to such liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such liability.

(d)No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)Addenda/International Participants. The Committee may adopt such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards, which Awards may contain such terms and conditions as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f)Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h)Leaves of Absence/Transfer Between Locations. The Committee shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and during any unpaid leave (unless otherwise required by applicable Laws). A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Participant’s employer or (b) transfers between locations of the Company or between the Company or any Subsidiary. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonstatutory Stock Option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

(i)No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares or other securities that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j)Government and Other Regulations.

(i)The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares or other securities pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares or other securities to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares or other securities to the Participant, the Participant’s acquisition of Common Shares or other securities from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award denominated in Common Shares in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate fair market value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k)Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(l)Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(m)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(n)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(o)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(p)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in Wilmington, Delaware (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Plan, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Plan.

(q)Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(r)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(s)Status under ERISA. It is the intent of the Company that the Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(t)Code Section 409A.

(i)Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Code Section 409A.

(ii)If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of service, no amount that is nonqualified deferred compensation subject to Code Section 409A and that becomes payable by reason of such termination of service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (x) the first business day after the date that is six months following the date of the Participant’s termination of service, and (y) within 30 days following the date of the Participant’s death. For purposes of Code Section 409A, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination of service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Code Section 409A, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Code Section 409A. If any Award is or becomes subject to Code Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.

(iii)Any adjustments made pursuant to Section 13 to Awards that are subject to Code Section 409A shall be made in compliance with the requirements of Code Section 409A, and any adjustments made pursuant to Section 13 to Awards that are not subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (x) continue not to be subject to Code Section 409A or (y) comply with the requirements of Code Section 409A.

(u)Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(v)Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares or other securities under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(w)Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares or other securities under any Award made under the Plan.

(x)Erroneously Awarded Compensation. All Awards shall be subject (including on a retroactive basis) to (i) any clawback, forfeiture or similar incentive compensation recoupment policy established from time to time by the Company, including, without limitation, any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, (ii) applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (iii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the Common Shares or other securities are listed or quoted, and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements.

(y)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(z)Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

[Signature page follows]

IN WITNESS WHEREOF, this Data Knights Acquisition Corp.5 2022 Equity Incentive Plan has been duly approved and adopted by the Company and the stockholders as of the dates set forth below.

Adopted by consent of the Board: , 2022
Stockholder Approved: , 2022

DATA KNIGHTS ACQUISITION CORP.[6]

By:

Title:

Date:

[Signature page to Data Knights Acquisition Corp. 2022 Equity Incentive Plan]

5 Company name to be changed to OneMedNet Corporation upon stockholder approval.

Annex D

June 23, 2022	File Reference: 34-36-63301

Mr. Barry Anderson

Chairman and Chief Executive Officer

Data Knights Acquisition Corp.

Unit G6, Frome Business Park

Manor Road, Frome,

Somerset, BA11 4FN

United Kingdom

To the Board of Directors:

Marshall & Stevens Transaction Advisory Services LLC (referred to herein as “Marshall & Stevens” or “we,” “us,” or “our”) has been engaged by Data Knights Acquisition Corp. (“Data Knights” or the “SPAC”) for the benefit of and to advise the board of directors (the “Board”) in connection with the consideration by the Board of a possible acquisition of OneMedNet Corporation (“OneMedNet”). We have been engaged to perform a fairness analysis and issue our opinion as to the fairness to Data Knights, from a financial point of view, of the consideration to be received by Data Knights in consideration of the issuance of its equity securities to the equity holders of OneMedNet in connection with the anticipated acquisition by Data Knights of one hundred percent of the equity and equity equivalents (“equity”) and/or all or substantially all of the assets and business (the “business”) of OneMedNet (the “Acquired Business). This opinion (our “Opinion”) is being delivered pursuant to our Engagement Letter dated May 6, 2022 and the General Contractual Conditions thereto (collectively, the “Engagement Agreement”). All assumptions and limitations stated below are either as provided in the Engagement Agreement or made with the consent or approval of the Board, as specifically set out below.

We are advised, and have relied upon such advice with your approval, that the Transaction will be consummated as set forth in the Agreement and Plan of Merger by and among Data Knights, Data Knights Merger Sub, Inc., Data Knights LLC, Paul Casey and OneMedNet (the “Merger Agreement”) provided to us by the Company and dated April 25, 2022. We understand that the Transaction is expected to close on or about October 15, 2022 (the “Transaction Date”). We are further advised, and have relied upon such advice with your approval, that the Transaction consists of a business combination between OneMedNet and the Company pursuant to which the Company will acquire the Acquired Business in consideration of the issuance by the Company to the equity holders of OneMedNet of approximately 20,000,000 shares of its authorized but unissued common stock, par value $0.0001 per share (“Common Stock”) with an aggregate stated value as per the Merger Agreement of $200,000,000 (referred to in the Merger Agreement after certain adjustments for working capital balances and transaction costs as the “Merger Consideration”) to be issued at the closing of the Transaction (the “Closing”), such shares of Common Stock to be valued at the “Redemption Price” for such shares (as defined in the Merger Agreement). We have assumed for purposes of our analysis and Option that the Redemption Price will be $10.32 per share of Common Stock and, as the Company is a special purpose acquisition company with only a limited trading history and no material operations or assets other than cash or cash equivalents and the yet to be approved Merger Agreement, we have also assumed that this $10.32 per share of Common Stock Redemption Price represents the fair market value of such shares of Common Stock for purposes of this fairness analysis and Opinion. Accordingly, we have not performed an independent analysis regarding the fair market value of the Common Stock to be issued in the Transaction at the Closing.

350 Fifth Avenue, Suite 4100, New York, NY 10118

212.425.4300 • 212.344.9731 fax • www.marshall-stevens.com

Chicago	Los Angeles	New York	Tampa

As used herein, the term “Purchase Price” means, and is limited to, the fair market value of the Common Stock to be issued at the Closing (valued at the Redemption Price). The Purchase Price assumes that, at the Closing, the Acquired Business on a consolidated basis has no debt after deducting any excess cash on the balance sheet (“Net Debt”) and a normalized level of net working capital. We understand that the Merger Agreement provides for an adjustment up or down of the Purchase Price, if these assumptions are not satisfied at the Closing.

As stated above, we have been retained only to advise the Board as to the fairness, from a financial point of view, to the Company of the Purchase Price to be paid by the Company in the Transaction. We have not been engaged to render any opinion with respect to the fairness of the Purchase Price to any other person or entity or as to any other aspect of the Transaction, and we specifically render no such opinion. We have not been engaged to serve as the financial advisor to the Board; we were not involved in the negotiation or structuring of the Transaction; we have not been engaged to do, and have not done, any legal or contract review or (except as is customary in engagements of this type) any other due diligence review of the Transaction, OneMedNet and/or the Acquired Business or any projections related thereto; and we have not been asked to consider any non-financial elements of the Transaction or any other alternatives that might be available to the Board.

In valuing the Acquired Business for purposes of our Opinion, we have looked solely at the enterprise value of Acquired Business as a going concern and on a standalone basis immediately prior to the Transaction Date and have not considered any impact on value (positive or negative) of the consummation of the Transaction on the value of the Acquired Business.

We understand that incident to the Transaction, certain employees of OneMedNet may enter into employment agreements with the surviving entity, and that certain equity of the Company will be reserved for issuance pursuant to stock bonus arrangements to be entered into as a part of the Transaction. Our Opinion does not address the fairness of such agreements or stock bonus arrangements. We further understand that, in conjunction with the Transaction, the Company is making certain commitments with respect to the future financing or funding of the Acquired Business. Our Opinion has assigned no value to such future financing or funding commitments.

In connection with this opinion, we have made such reviews, analysis and inquiry as we, in the exercise of our professional judgment, have deemed necessary and appropriate under the circumstances.

With your consent, we have i) relied upon the accuracy and completeness of the financial and supplemental information (a) provided by or on behalf of the Board, the Company or OneMedNet or (b) which we have otherwise obtained from public sources or from private sources and which we believe, in the exercise of our professional judgment, to be reasonably dependable, ii) not assumed responsibility for independent verification of such information, iii) not conducted any independent valuation or appraisal of any specific assets of the Company or OneMedNet or any appraisal or estimate of any specific liabilities of the Company or OneMedNet, and iv) assumed that there are no contingent or off-balance sheet assets or liabilities of the Company or OneMedNet that have not been disclosed in writing to us. With respect to the financial forecasts relating to OneMedNet, with your consent, we have assumed that such forecasts have been reasonably prepared on the basis of and reflect the best currently available estimates and judgments of the management of OneMedNet as to the future financial performance of that company and, accordingly, take no responsibility for, and express no view as to, such financial forecasts or the assumptions on which they are based. With the Board’s approval, we have assumed that the management of OneMedNet executes on its business plan in accordance with its projections, and that all documents related to the Transaction filed with the Securities and Exchange Commission comply with all applicable laws and regulations.

D-2

Except as otherwise provide herein, our Opinion is based upon economic, market and other conditions as they exist and can reasonably be evaluated on the date hereof and does not address the fairness of the Transaction as of any other date. Likewise, our Opinion, is based on the factual circumstances, agreements and terms, as they exist and are known to us at the date of our Opinion. It is understood that financial markets are subject to volatility, and our opinion does not purport to address potential developments in applicable financial markets.

Our Opinion expressed herein has been prepared for the Board in connection with its consideration of the Transaction and may not be relied upon by any other person or entity or for any other purpose. Our Opinion does not constitute a recommendation to the Board or the shareholders of the Company, the equity holders of OneMedNet or any other person or entity as to any action the Board, the shareholders of Company, the equity holders of OneMedNet or any other person or entity should take, or omit to take, in connection with the Transaction or any aspect thereof. Our opinion does not address the merits of the Transaction or the underlying decision by the Board to engage in the Transaction or the relative merits of any alternatives that may be available to Company. Our Opinion addresses only certain financial aspects of the Transaction and does not address any other aspect of the Transaction. Our Opinion does not represent any advice as to the fairness of any matters of management compensation or of any fees paid or expenses incurred. Furthermore, our Opinion is not to be construed or deemed to be a solvency opinion or provide any advice as to legal, accounting or tax matters.

Subject to the foregoing, it is our opinion that, as of the date hereof, the Purchase Price to be paid by the Company to the equity holders of OneMedNet in the Transaction for the Acquired Business as provided in the Merger Agreement is fair to the Company from a financial point of view.

Sincerely,

Marshall & Stevens Transaction Advisory Services LLC

File No. 34-36-63301

D-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by the DGCL and Data Knights’ bylaws, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, Data Knights has entered or will enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require Data Knights, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 21.    Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 25, 2022, by and among Data Knights, Merger Sub, Sponsor, OneMedNet, and Paul Casey.(1)
3.1	Second Amended and Restated Certificate of Incorporation.(2)
3.2	Form of Third Amended and Restated Certificate of Incorporation (included as Annex B to the proxy statement/prospectus).
3.3	Bylaws.(3)
3.4**	Form of Certificate of Merger
4.1	Specimen Unit Certificate.(4)
4.2	Specimen Class A Common Stock Certificate.(5)
4.3	Specimen Warrant Certificate.(6)
4.4	Warrant Agreement, dated May 6, 2021, by and between Continental Stock Transfer & Trust Company and the Company.(7)
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP.
8.1*	Opinion of Nelson Mullins Riley & Scarborough regarding certain tax matters.
10.1	Letter Agreement, dated May 6, 2021, by and between the Company, the initial security holders and the officers and directors of the Company.(8)
10.2	Investment Management Trust Account Agreement, dated May 6, 2021, by and between Continental Stock Transfer & Trust Company and the Company.(9)
10.3	Registration Rights Agreement, dated May 6, 2021, by and among the Company and the initial security holders.(10)
10.4	Placement Unit Purchase Agreement, dated May 6, 2021, between the Registrant and Data Knights, LLC(11)
10.5	Form of Indemnification Agreement.(12)
10.6	Administrative Support Agreement, dated May 7, 2021, by and among the Company and Data Knights, LLC.(13)
10.7	Underwriting Agreement, dated May 6, 2021, by and between the Company and EF Hutton, division of Benchmark Investments LLC, as representatives of the several underwriters.(14)
10.8	Form of 2022 Equity Incentive Plan (included as Annex C to the proxy statement/prospectus).
10.9	Form of Voting Agreement(included as Exhibit A to Annex A to the proxy statement/prospectus).
10.10	Form of Sponsor Support Agreement (included as Exhibit B to Annex A to the proxy statement/prospectus).
10.11	Form of Lock-Up Agreement (included as Exhibit C to Annex A to the proxy statement/prospectus).
10.12	Form of Non-Competition and Non-Solicitation Agreement (included as Exhibit D to Annex A to the proxy statement/prospectus).
10.13	Form of Registration Rights Agreement (included as Exhibit G to Annex A to the proxy statement/prospectus).
10.14	Extension Escrow Agreement (included as Exhibit F to Annex A to the proxy statement/prospectus).
10.15**	Executive Employment Agreement with Paul Casey
10.16**	Employment Agreement with Doug Arent
10.17**	Employment Agreement with Saurabh Mathur
10.18††	Data License Agreement dated September 16, 2021
10.19††	Master Reseller Agreement dated May 22, 2015
14.1	Code of Ethics.(15)

21.1*	List of Subsidiaries.

23.1	Consent of Marcum LLP

23.2*	Consent of Nelson Mullins Riley & Scarborough LLP (included as part of Exhibit 5.1).

23.3	Consent of BF Borgers CPA PC
23.4	Consent of Marshall & Stevens Transaction Advisory Services LLC

24.1*	Power of Attorney (contained on the signature page to this registration statement).

99.1*	Form of Proxy Card for Stockholders.

Exhibit No.	Description
99.2*	Consent of Erkan Akyuz to be named as a director.
99.3*	Consent of Eric Casaburi to be named as a director.
99.4*	Consent of Robert Golden to be named as a director.
99.5*	Consent of Dr. Julianne Huh to be named as a director
99.6*	Consent of Dr. Thomas Kosasa to be named as a director
99.7*	Consent of Dr. Christoph Zindel to be named as a director
101.SCH*	XBRL Taxonomy Extension Schema Document.
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.
107*	Filing Fee Table
*	Previously filed.
**	To be filed by amendment.
†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

††Certain portions of this Exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

(1)	Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on April 25, 2022.
(2)	Incorporated by reference to Exhibit 3.1 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021.
(3)	Incorporated by reference to Exhibit 3.2 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021.
(4)	Incorporated by reference to Exhibit 4.1 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021.
(5)	Incorporated by reference to Exhibit 4.2 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021.
(6)	Incorporated by reference to Exhibit 4.3 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021.
(7)	Incorporated by reference to Exhibit 4.4 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021.
(8)	Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed with the SEC on May 11, 2021.
(9)	Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed with the SEC on May 11, 2021.
(10)	Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed with the SEC on May 11, 2021.
(11)	Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed with the SEC on May 11, 2021.
(12)	Incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, filed with the SEC on May 11, 2021.
(13)	Incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K, filed with the SEC on May 11, 2021.
(14)	Incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K, filed with the SEC on May 11, 2021.
(15)	Incorporated by reference to Exhibit 14.1 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021.

Item 22.    Undertakings.

(b)The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)

That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frome, United Kingdom, on the 10th day of April 2023.

DATA KNIGHTS ACQUISITION CORP.

By:	/s/ Barry Anderson
	Name:	Barry Anderson
	Title:	Chief Executive Officer and Director

	Name	Position	Date
	/s/ Barry Anderson	Chief Executive Officer, Director	April 10, 2023
	Barry Anderson	(Principal Executive Officer)

	/s/ Firdauz Edmin Bin Mokhtar	Chief Financial Officer	April 10, 2023
	Firdauz Edmin Bin Mokhtar	(Principal Financial and Accounting Officer)

	/s/ Julianne Hu*	Director	April 10, 2023
Julianne Hu

	/s/ Syed Musheer Ahmed*	Director	April 10, 2023
Syed Musheer Ahmed

	/s/ Annie Damit Undikai*	Director	April 10, 2023
Annie Damit Undikai

*By:	/s/ Barry Anderson
Barry Anderson
Attorney-in-fact